UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ION Acquisition Corp 1
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROXY STATEMENT/PROSPECTUS

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF
ION ACQUISITION CORP. 1 LTD.

PROSPECTUS FOR UP TO 32,343,750 ORDINARY SHARES,
AND 12,350,000 ORDINARY SHARES UNDERLYING WARRANTS
OF
TABOOLA.COM LTD.
The board of directors of ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (“ION”), has unanimously approved the agreement and plan of merger (“Merger Agreement”), dated as of January 25, 2021, by and among ION, Taboola.com Ltd., a company organized under the laws of the State of Israel (the “Company” or “Taboola”), and Toronto Sub Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into ION, with ION surviving the merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”), ION will become a wholly owned subsidiary of Taboola, with the securityholders of ION becoming securityholders of Taboola.
Pursuant to the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”), (a) each issued and outstanding unit of ION (an “ION Unit”), consisting of one Class A ordinary share of ION, par value $0.0001 per share, of ION (“Class A Ordinary Shares”) and one-fifth of one warrant of ION entitling the holder to purchase one Class A Ordinary Share per warrant at a price of $11.50 per share (“ION Warrants”), will be automatically separated and the holder thereof will be deemed to hold one Class A Ordinary Share and one-fifth of one ION Warrant, (b) each Class A Ordinary Share outstanding immediately prior to the Effective Time will be exchanged for one ordinary share no par value per share of Taboola (“Taboola Ordinary Shares”), (c) each Class B ordinary shares, par value $0.0001 per share, of ION (“Class B Ordinary Shares” and, together with Class A Ordinary Shares, “ION Ordinary Shares”), outstanding immediately prior to the Effective Time, will be exchanged for one Taboola Ordinary Share and (d) each ION Warrant outstanding immediately prior to the Effective Time, will be assumed by Taboola and will become a warrant of Taboola (“Taboola Warrants”).
Prior to the Effective Time, each outstanding Taboola convertible preferred share will be converted into Taboola Ordinary Shares in accordance with Taboola’s organizational documents and Taboola intends to effect a 1-for-2.7007 forward stock split to cause the value of the outstanding Taboola Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share (the “Stock Split”).
Concurrently with and following the execution of the Merger Agreement, Taboola and certain accredited investors (“PIPE Investors”) entered into a series of subscription agreements (“Subscription Agreements”), providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 13,500,000 Taboola Ordinary Shares (“PIPE Shares”) at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds to Taboola of $135,000,000 (collectively, the “PIPE”). The closing of the PIPE is conditioned upon the consummation of the Transactions.
Concurrently with and following the execution of the Merger Agreement, Taboola and certain accredited investors (the “Secondary Investors”) entered into share purchase agreements with certain shareholders of Taboola (the “Secondary Share Purchase Agreements”) pursuant which the Secondary Investors committed to purchase Taboola Ordinary Shares from certain shareholders of Taboola, and, under certain circumstances, from Taboola, an aggregate of up to 15,120,000 Taboola Ordinary Shares (the “Secondary Shares”) at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds up to of $151,200,000 (the “Secondary Purchases”).
This proxy statement/prospectus covers the Taboola Ordinary Shares issuable to the securityholders of ION as described above. Accordingly, we are registering up to an aggregate of 32,343,750 Taboola Ordinary Shares and 12,350,000 Taboola Ordinary Shares issuable upon the exercise of the Taboola Warrants. We are not registering the Taboola Ordinary Shares held by or issuable to Taboola securityholders or the PIPE Investors.
Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the extraordinary general meeting of ION shareholders scheduled to be held on June 28, 2021, in virtual format.
Although Taboola is not currently a public reporting company, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Business Combination, Taboola will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Taboola intends to apply for listing of the Taboola Ordinary Shares and Taboola Warrants on the Nasdaq Global Market (“Nasdaq”) under the proposed symbols “TBLA” and “TBLAW,” respectively, to be effective at the consummation of the Business Combination. It is a condition of the consummation of the Transactions that the Taboola Ordinary Shares are approved for listing on Nasdaq (subject only to official notice of issuance thereof and round lot holder requirements). While trading on Nasdaq is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that Taboola’s securities will be listed on Nasdaq or that a viable and active trading market will develop. See “Risk Factors” beginning on page 17 for more information.
Taboola will also be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Taboola’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Taboola will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
The accompanying proxy statement/prospectus provides ION shareholders with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of ION. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 17 of the accompanying proxy statement/prospectus.
None of the Securities and Exchange Commission, any state securities commission or the Israel Securities Authority has approved or disapproved of the securities to be issued in connection with the Business Combination, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated June 8, 2021, and is first being mailed to ION shareholders on or about June 8, 2021.

ION ACQUISITION CORP 1 LTD.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
NOTICE OF
EXTRAORDINARY GENERAL MEETING
TO BE HELD ON JUNE 28, 2021
TO THE SHAREHOLDERS OF ION ACQUISITION CORP 1 LTD.
NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “meeting”) of ION Acquisition Corp 1 Ltd., a Cayman Islands exempted company (“ION”), will be held at 11:00 a.m. Eastern time, on June 28, 2021, at https://www.cstproxy.com/ionacquisitioncorp1/sm2021. In light of ongoing developments related to the coronavirus (COVID-19) pandemic, after careful consideration, ION has determined that the meeting will be a virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. For the purposes of Cayman Islands law and the amended and restated memorandum and articles of association of ION (the “ION Articles”), the physical location of the meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. You or your proxyholder will be able to attend and vote at the meeting online by visiting https://www.cstproxy.com/ionacquisitioncorp1/sm2021 and using a control number assigned by Continental Stock Transfer & Trust Company, the transfer agent to ION. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the attached proxy statement/prospectus of which this notice forms a part. You are cordially invited to attend the meeting, in order to consider and vote on proposals to:
(1)
Proposal No. 1 — The Business Combination Proposal — An Ordinary Resolution to approve, ratify and adopt the Merger Agreement, dated as of January 25, 2021 (as it may be amended and/or restated from time to time, the “Merger Agreement” and to which the form of Plan of Merger required by the Companies Act (as amended) of the Cayman Islands (the “Plan of Merger”) is appended) by and among ION, Taboola.com Ltd. (“Taboola”) and Toronto Sub Ltd. (“Merger Sub”), a copy of which is attached to the proxy statement as Annex A, and approve the transactions contemplated thereby (the “Business Combination”); and

(2)
Proposal No. 2 — The Merger Proposal — A Special Resolution to approve the Plan of Merger and to authorize the merger of Merger Sub with and into ION, with ION surviving the merger as a wholly owned subsidiary of Taboola, and the issuance of ordinary shares of Taboola to ION shareholders as merger consideration; and

(3)
Proposal No. 3 — The Share Capital Proposal — An Ordinary Resolution to approve the alteration of the authorized share capital of ION at the effective time of the Merger (upon its becoming a wholly owned subsidiary of Taboola); and

(4)
Proposal No. 4 — The Adjournment Proposal — An Ordinary Resolution to approve, if necessary, the adjournment of the meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Merger Proposal. This proposal will only be presented at the meeting if there are not sufficient votes to approve the Business Combination Proposal and the Merger Proposal.

These items of business and the full text of the resolutions to be voted upon are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Class A ordinary shares, par value $0.0001 per share, of ION (“Class A Ordinary Shares”) at the close of business on May 7, 2021 are entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.
After careful consideration, ION’s board of directors has determined that the Business Combination Proposal, the Merger Proposal and the Share Capital Proposal are fair to and in the best interests of ION and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Share Capital Proposal, and “FOR” the Adjournment Proposal, if presented.
i

Consummation of the Business Combination is conditioned on the approval of the Business Combination Proposal and the Merger Proposal.
All ION shareholders are cordially invited to attend the meeting, which will be held virtually over the Internet at https://www.cstproxy.com/ionacquisitioncorp1/sm2021. To ensure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record of Class A Ordinary Shares, you may also cast your vote at the meeting. If your Class A Ordinary Shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your Class A Ordinary Shares or, if you wish to attend the meeting and vote, obtain a proxy from your broker or bank.
Your vote is important regardless of the number of Class A Ordinary Shares you own. Whether you plan to attend the meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Class A Ordinary Shares you beneficially own are properly counted.
Thank you for your participation. We look forward to your continued support.
By Order of the Board of Directors

/s/ Jonathan Kolber
Jonathan Kolber
Chairman of the Board of Directors
June 8, 2021
IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR CLASS A ORDINARY SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD YOUR CLASS A ORDINARY SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING CLASS A ORDINARY SHARES AND WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE CLASS A ORDINARY SHARES, AND (2) ELECT TO HAVE ION REDEEM YOUR CLASS A ORDINARY SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TRANSMIT YOUR CLASS A ORDINARY SHARES TO ION’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE MEETING. YOU MAY TENDER YOUR CLASS A ORDINARY SHARES BY EITHER DELIVERING YOUR CLASS A ORDINARY SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS (AS APPLICABLE) TO THE TRANSFER AGENT OR BY DELIVERING YOUR CLASS A ORDINARY SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THOSE CLASS A ORDINARY SHARES YOU HAVE TENDERED FOR REDEMPTION WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE CLASS A ORDINARY SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE CLASS A ORDINARY SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF ION SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.
The attached proxy statement/prospectus is dated June 8, 2021 and is first being mailed to ION shareholders on or about June 8, 2021.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the Securities and Exchange Commission, or SEC, by Taboola, constitutes a prospectus of Taboola under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the Taboola Ordinary Shares to be issued to ION shareholders in connection with the Business Combination, as well as the Taboola Ordinary Shares underlying the Taboola Warrants. This document also constitutes a proxy statement of ION under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder, and a notice of meeting with respect to the extraordinary general meeting of ION shareholders to consider and vote upon, among other things, the proposals to adopt the Merger Agreement and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Merger Agreement.
This proxy statement/prospectus also constitutes a proxy statement of ION under Section 14(a) of the Securities Exchange Act, and the rules promulgated thereunder, and a notice of meeting with respect to the extraordinary general meeting of ION shareholders to consider and vote upon the proposals to adopt the Merger Agreement, approve the Business Combination and alteration of ION’s authorized share capital and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Merger Agreement.
Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the terms “Taboola” and the “Company” refer to Taboola.com Ltd., together with its subsidiaries. All references in this proxy statement/prospectus to “ION” refer to ION Acquisition Corp. 1 Ltd.
INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained in this proxy statement/prospectus concerning Taboola’s industry, including Taboola’s general expectations and market position, market opportunity and market share, is based on information obtained from various independent publicly available sources and reports as well as management estimates. Taboola has not independently verified the accuracy or completeness of any third-party information. While Taboola believes that the market data, industry forecasts and similar information included in this proxy statement/prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of Taboola’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors—Risks Related to Taboola’s Business and Our Industry,” “Cautionary Statement Regarding Forward-Looking Statements” and “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.
TRADEMARKS, TRADE NAMES AND SERVICE MARKS
ION, Merger Sub and Taboola and its subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

SELECTED DEFINITIONS
In this proxy statement/prospectus, unless we indicate otherwise or the context requires, the following terms have the meanings set forth below.
“Board” means the board of directors of ION.
“Business Combination” means the merger pursuant to the Merger Agreement, whereby Merger Sub will merge with and into ION, with ION surviving the merger, and the other transactions contemplated by the Merger Agreement.
“Class A Ordinary Shares” means each Class A ordinary share of ION, par value $0.0001 per share.
“Class B Ordinary Shares” means each Class B ordinary share of ION, par value $0.0001 per share.
“Effective Time” means the effective time of the closing of the Business Combination.
“Founder Shares” means 6,468,750 Class B Ordinary Shares purchased by the Sponsors, directors and executive officers of ION for an aggregate of $25,000 (including the 718,750 Class B Ordinary Shares issued to the Founders in connection with the share capitalization effected on October 1, 2020), which immediately prior to the Effective Time will automatically convert into 6,468,750 Class A Ordinary Shares.
“Investors’ Rights Agreement” means the Amended and Restated Investors’ Rights Agreement, to be effective as of the Effective Time, pursuant to which each of the Sponsors, and certain of Taboola’s shareholders will be granted certain resale registration rights with respect to any Taboola Ordinary Shares or Taboola Warrants.
“ION” means ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company.
“ION Ordinary Shares” means Class A Ordinary Shares and Class B Ordinary Shares.
“ION Unit” means each issued and outstanding unit of ION, consisting of one Class A Ordinary Share and one-fifth of one ION Warrant.
“ION Warrants” means each warrant of ION entitling the holder to purchase one Class A Ordinary Shares per warrant at a price of $11.50 per share
“Merger Agreement” means the agreement and plan of merger, dated as of January 25, 2021, by and among ION, Taboola and Merger Sub.
“Merger Sub” means Toronto Sub Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Company.
“PIPE” means the entry by the PIPE Investors into the Subscription Agreements.
“PIPE Investment” means the commitment by the PIPE Investors to purchase an aggregate of 13,500,000 PIPE Shares from Taboola at a price per share of $10.00, for gross proceeds to Taboola of $135,000,000.
“PIPE Investors” means certain accredited investors that entered into the Subscription Agreements providing for the purchase of an aggregate of 13,500,000 PIPE Shares at a price per share of $10.00.
“PIPE Shares” means an aggregate of 13,500,000 Taboola Ordinary Shares to be purchased by the PIPE Investors pursuant to the Subscription Agreements at a price per share of $10.00.
“Secondary Investors” means certain accredited investors that entered into the Secondary Purchase Agreements providing for the purchase of an aggregate of up to 15,120,000 Secondary Shares at a price per share of $10.00.
“Secondary Purchase Agreements” means the purchase agreements entered into by the Secondary Investors providing for the purchase by the Secondary Investors at the Effective Time of an aggregate of up to 15,120,000 Secondary Shares at a price per share of $10.00.
“Secondary Purchases” means the commitment by the Secondary Investors to purchase Taboola Ordinary Shares from certain employees and shareholders of Taboola, and, under certain circumstances, from Taboola, in an aggregate of 15,120,000 Secondary Shares at a price per share of $10.00, for gross proceeds of $151,200,000.
“Secondary Shares” mean an aggregate of up to 15,120,000 Taboola Ordinary Shares to be purchased by the Secondary Investors pursuant to the Secondary Purchase Agreements at a price per share of $10.00.
v

“Sponsor Support Agreement” means the agreement pursuant to which the Sponsors agreed to undertake certain actions in support of the Business Combination, including, but not limited to, delivering a voting proxy pursuant to which the Sponsors will vote in favor of the proposals presented for approval herein.
“Sponsors” means ION Holdings 1, LP and ION Co-Investment LLC.
“Stock Split” means the forward stock split to cause the value of the outstanding Taboola Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share.
“Subscription Agreements” means the subscription agreements entered into by the PIPE Investors providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 13,500,000 PIPE Shares at a price per share of $10.00.
“Taboola” means Taboola.com Ltd., a company organized under the laws of the State of Israel.
“Taboola Ordinary Shares” means each ordinary share of Taboola, no par value per share.
“Taboola Shareholder Support Agreement” means the agreement pursuant to which certain Taboola shareholders parties thereto agreed, among other things, to undertake certain actions in support of the Business Combination, including, but not limited to, delivering a voting proxy pursuant to which Taboola’s shareholders parties thereto constituting the requisite majority or supermajority will vote in favor of the proposals presented for approval at Taboola’s shareholder meeting.
“Taboola Warrant” means a warrant of Taboola to be issued to ION Warrant holders and the Taboola Ordinary Shares underlying such warrants.
“Transactions” means the Business Combination and the other transactions contemplated by the Merger Agreement.

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTION
The descriptions below of the material terms of the Transactions are intended to be summaries of such terms. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the terms of the agreements themselves.
Pursuant to the Merger Agreement, Merger Sub will merge with and into ION, with ION continuing as the surviving company, as a result of which (a) ION will become a wholly-owned subsidiary of Taboola, (b) each issued and outstanding ION Unit, consisting of one Class A Ordinary Share and one-fifth of one ION Warrant, will be automatically separated and the holder thereof will be deemed to hold one Class A Ordinary Share and one-fifth of one ION Warrant and (c) each Class B Ordinary Share will be automatically be converted into one Class A Ordinary Share. See the section entitled “The Merger Agreement and Ancillary Documents.”
Concurrently with the consummation of the Business Combination, each issued and outstanding ION Class A Ordinary Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share after giving effect to the Stock Split. Each outstanding ION Warrant will be assumed by Taboola and will become exercisable for Taboola Ordinary Shares.
The Merger Agreement also contemplates the execution by the parties of various agreements at the Effective Time, including, among others, the agreements described below.
Sponsor Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, ION, Taboola, and ION Holdings 1, LP (“ION Holdings”) and ION Co-Investment LLC entered into the Sponsor Support Agreement pursuant to which the Sponsors agreed to undertake certain actions in support of the Business Combination, including, but not limited to, voting the ION Covered Shares (as defined below) in favor of the proposals presented for approval herein.
Taboola Shareholder Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, Taboola, ION, and certain of Taboola’s shareholders entered into the Taboola Shareholder Support Agreement pursuant to which certain shareholders agreed, among other things, to undertake certain actions in support of the Business Combination, including, but not limited to, voting Taboola shares representing the requisite majority or supermajority in favor of the proposals presented for approval at Taboola’s shareholder meeting.
Investors’ Rights Agreement
Concurrently with the execution and delivery of the Merger Agreement, each of the Sponsors and certain of Taboola’s shareholders entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), to be effective as of the Effective Time, pursuant to which Taboola agreed to file a registration statement as soon as practicable upon receipt of a request from certain significant shareholders of Taboola to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Taboola has also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Taboola has also agreed to file a resale shelf registration statement to register the resale of Taboola Warrants held by the Sponsors. In addition, in connection with the execution of the Investors’ Rights Agreement, ION has agreed to terminate the existing ION registration rights agreement.
The Investors’ Rights Agreement also imposes certain resale restrictions on the Taboola Ordinary Shares and the Taboola Warrants held by the shareholders of Taboola or the Sponsors parties to the Investors’ Rights Agreement. See section entitled “Taboola Ordinary Shares Eligible for Future Sale.”
Subscription Agreements
Concurrently with the execution of the Merger Agreement, Taboola and the PIPE Investors have entered into the Subscription Agreements pursuant to which the PIPE Investors have committed to purchase an aggregate of 13,500,000 PIPE Shares from Taboola at a price per share of $10.00, for gross proceeds to Taboola of $135,000,000. Pursuant to the Subscription Agreements, Taboola has agreed to file a registration statement registering the resale of the PIPE Shares within thirty (30) days after consummation of the Transactions.

Secondary Share Purchase Agreements and Letter Agreements
Concurrently with the execution of the Merger Agreement, Taboola and the Secondary Investors have entered into the Secondary Purchase Agreements pursuant to which the Secondary Investors have committed to purchase Taboola Ordinary Shares from certain employees and shareholders of Taboola, and, under certain circumstances, from Taboola, an aggregate of 15,120,000 Secondary Shares at a price per share of $10.00, for gross proceeds of $151,200,000. Pursuant to a letter agreement entered into between Taboola and each Secondary Investor, Taboola has agreed to file a registration statement registering the resale of the Secondary Shares within thirty (30) days after consummation of the Transactions.
In addition to voting on the Business Combination Proposal, the Merger Proposal and the Share Capital Proposal the shareholders of ION will also vote on a proposal to approve, if necessary, an adjournment of the meeting. See the sections entitled “Proposal No. 1—The Business Combination Proposal,” “Proposal No. 2—The Merger Proposal,” “Proposal No. 3—The Share Capital Proposal” and “Proposal No. 4—The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the meeting and the proposals to be presented at the meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to ION shareholders. ION shareholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the Business Combination and the voting procedures for the meeting.
Q.	Why am I receiving this proxy statement/prospectus?
A.
ION and Taboola have agreed to a Business Combination under the terms of the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A, and ION encourages its shareholders to read it in its entirety. ION’s shareholders are being asked to consider and vote upon (i) an Ordinary Resolution to approve, ratify and adopt the Merger Agreement and approve the transactions contemplated thereby (the “Business Combination Proposal”) and (ii) a Special Resolution to approve the Plan of Merger and to authorize the merger of Merger Sub with and into ION, with ION surviving the merger as a wholly owned subsidiary of Taboola, and the issuance of ordinary shares of Taboola to ION shareholders as merger consideration (the “Merger Proposal”). See the sections entitled “Proposal No. 1—The Business Combination Proposal” and “Proposal No. 2—The Merger Proposal”.

Q.	Are there any other matters being presented to shareholders at the meeting?
A.
In addition to voting on the Business Combination, the shareholders of ION are being asked to consider and vote on (i) an Ordinary Resolution to approve the alteration of the authorized share capital of ION at the Effective Time (upon its becoming a wholly owned subsidiary of Taboola) (the “Share Capital Proposal”) and (ii) an Ordinary Resolution to approve, if necessary, the adjournment of the meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Merger Proposal (the “Adjournment Proposal”), which proposal will only be presented at the meeting if there are not sufficient votes to approve the Business Combination Proposal and the Merger Proposal. See the sections entitled “Proposal No. 3—The Share Capital Proposal” and “Proposal No. 4—The Adjournment Proposal.”

ION will hold the meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the meeting. Shareholders should read it carefully.
Consummation of the Business Combination is conditional on approval of the Business Combination Proposal and the Merger Proposal.
The vote of shareholders is important. Shareholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.
Q.	I am an ION warrant holder. Why am I receiving this proxy statement/prospectus?
A.
Upon consummation of the Business Combination, the ION Warrants will, by their terms, be assumed by Taboola and thereby entitle the holders to purchase Taboola Ordinary Shares (and not Class A Ordinary Shares) at a purchase price of $11.50 per share. This proxy statement/prospectus includes important information about Taboola and the business of Taboola and its subsidiaries following consummation of the Business Combination. ION urges you to read the information contained in this proxy statement/prospectus carefully.

Q.	Why is ION proposing the Business Combination?
A.	ION was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
On October 6, 2020, ION completed its initial public offering of ION Units, with each unit consisting of one Class A Ordinary Share and one-fifth of one ION Warrant, with each whole ION Warrant entitling the holder thereof to purchase one Class A Ordinary Share at a price of $11.50, raising total gross proceeds of approximately $258,750,000. Since the IPO, ION’s activity has been limited to the evaluation of business combination candidates.

Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence-based, algorithmic engine developed over the 13 years since the company’s founding in 2007. Taboola partners with websites, devices, and mobile apps, collectively referred to as digital properties, to recommend editorial content and advertisements on the Open Web, outside of the closed ecosystems of the “walled gardens” such as Facebook, Google, and Amazon. Digital properties use Taboola’s recommendation platform to achieve their business goals, such as driving new audiences to their sites and apps, or increasing engagement with existing audiences. Taboola also provides monetization opportunities to digital properties by surfacing paid recommendations by advertisers. Unlike walled gardens, Taboola is a business-to-business company with no competing consumer interests. Taboola empowers advertisers to leverage its AI-powered recommendation platform to reach targeted audiences utilizing effective, native ad-formats across digital properties. Taboola generates revenues when people click on or, in some cases, view the ads that appear within its recommendation platform. Advertisers pay Taboola for those clicks or impressions, and Taboola shares a portion of the resulting revenue with the digital properties who display those ads. Based on its due diligence investigation of Taboola and the industries in which it operates, including the financial and other information provided by Taboola in the course of their negotiations in connection with the Merger Agreement, ION believes that Taboola has the opportunity to grow its business due to the size of the Open Web advertising market and is well-positioned to be the market leader in a rapidly growing market for recommendation systems among Open Web participants. As a result, ION believes that a business combination with Taboola will provide ION shareholders with an opportunity to participate in the ownership of a company with significant growth potential. See the section entitled “Proposal No. 1—The Business Combination Proposal—ION’s Reasons for the Business Combination and Recommendation of the Board of Directors.”
Q.	Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?
A.
The Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. ION’s management, including its directors and officers, has many years of experience in both operational management and investment and financial management and analysis. In the opinion of the Board, ION’s management, including its directors and officers, was suitably qualified to conduct the due diligence review and other investigations required in connection with the search for a business combination partner and to evaluate the operating and financial merits of companies like Taboola. The Board believed, based on the operational, investment and financial experience and background of its directors, that the Board was qualified to conclude that the Business Combination was fair, from a financial point of view, to ION’s shareholders and to make other necessary assessments and determinations regarding the Business Combination. The Board also determined, without seeking a valuation from a financial advisor, that Taboola’s fair market value was at least 80% of the assets held in the Trust Account (excluding the amount of any marketing fee held in trust). Accordingly, investors will be relying solely on the judgment of the Board and ION’s management in valuing Taboola’s business.

Q.	Do I have redemption rights?
A.
If you are a holder of Class A Ordinary Shares, you have the right to demand that ION redeem such shares for a pro rata portion of the cash held in ION’s trust account, including interest earned on the trust account. ION sometimes refers to these rights to demand redemption of the Class A Ordinary Shares as “redemption rights.”

Notwithstanding the foregoing, a holder of Class A Ordinary Shares, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption with respect to more than 20% of the issued and outstanding Class A Ordinary Shares. Accordingly, all Class A Ordinary Shares in excess of 20% held by a shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.
Under the amended and restated memorandum and articles of association of ION (the “ION Articles”), the Business Combination may be consummated only if ION has at least $5,000,001 of net tangible assets after giving effect to all redemptions of Class A Ordinary Shares. If redemptions exceed the maximum redemption scenario described herein, ION will need to seek additional debt or equity financing, which may only be obtained with the prior written consent of Taboola.
x

Q.	Will how I vote on the Business Combination Proposal and the Merger Proposal affect my ability to exercise redemption rights?
A.
No. You may exercise your redemption rights irrespective of whether you vote your Class A Ordinary Shares for or against the Business Combination Proposal and the Merger Proposal or any other proposal described in this proxy statement/prospectus. As a result, the Merger Agreement can be approved by shareholders who will redeem their Class A Ordinary Shares and no longer remain shareholders, leaving shareholders who choose not to redeem their Class A Ordinary Shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of NYSE or Nasdaq.

Q.	How do I exercise my redemption rights?
A.
If you are a holder of Class A Ordinary Shares or ION Units and wish to exercise your redemption rights, you must (i) if you hold your Class A Ordinary Shares through ION Units, elect to separate your ION Units into the underlying Class A Ordinary Shares and ION Warrants and (ii) prior to 11:00 a.m., Eastern time, on June 24, 2021, (a) submit a written request to the Transfer Agent that ION redeem your Class A Ordinary Shares for cash and (b) deliver your share certificates (if any) and other redemption forms (as applicable) to the Transfer Agent physically or electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit and Withdrawal at Custodian) System. Any holder of Class A Ordinary Shares will be entitled to demand that such holder’s Class A Ordinary Shares be redeemed for a full pro rata portion of the amount then held in the trust account, including interest earned on the trust account (which, for illustrative purposes, was approximately $259 million, or $10 per Class A Ordinary Share, as of June 1, 2021). Such amount, less any owed but unpaid taxes on the funds in the trust account, will be paid promptly upon consummation of the Business Combination.

Any request for redemption, once made by a holder of Class A Ordinary Shares, may not be withdrawn once submitted to the Transfer Agent unless the Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). If you deliver your share certificates (if any) and other redemption forms (as applicable) for redemption to the Transfer Agent and later decide to withdraw such request prior to the deadline for submitting redemption requests, you may request that the Transfer Agent return the shares and share certificates (if any) (physically or electronically). You may make such request by contacting the Transfer Agent at the address listed at the end of this section.
Any corrected or changed proxy card or written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the Business Combination Proposal and the Merger Proposal at the meeting. No demand for redemption will be honored unless the holder’s certificates for their Class A Ordinary Shares (if any) and any other redemption forms (as applicable) have been delivered (either physically or electronically) to the Transfer Agent prior to the deadline for submitting redemption requests.
If the redemption demand is properly made as described above and the Business Combination is consummated, ION will redeem these Class A Ordinary Shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your Class A Ordinary Shares for cash and will not be entitled to ordinary shares of Taboola upon consummation of the Business Combination.
If you are a holder of Class A Ordinary Shares and you exercise your redemption rights, it will not result in the loss of any ION Warrants that you may hold. Your ION Warrants will become exercisable to purchase Taboola Ordinary Shares in lieu of Class A Ordinary Shares for a purchase price of $11.50 upon consummation of the Business Combination.
Q.	Do I have appraisal rights if I object to the proposed Business Combination?
A.
None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act (as amended) of the Cayman Islands as the same may be amended from time to time (the “Companies Act”). ION shareholders may be entitled to give notice to ION prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her ION shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. It is ION’s view that such fair market value would equal the amount which ION shareholders would obtain if they exercise their redemption rights as described herein. See the section entitled “Extraordinary General Meeting of ION Shareholders—Appraisal Rights.”
Q.	What happens to the funds deposited in the trust account after consummation of the Business Combination?
A.
Upon consummation of the IPO, ION deposited $258,750,000 in the trust account. Upon consummation of the Business Combination, the funds in the trust account will be used to pay holders of the Class A Ordinary Shares who properly exercise redemption rights and to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of up to $9,056,259 as marketing fees). Any remaining cash will be used for Taboola’s working capital and general corporate purposes.

Q.	What happens if the Business Combination is not consummated?
A.
If ION does not complete the Business Combination for any reason, ION would search for another target business with which to complete a business combination. If ION does not complete an initial business combination by October 6, 2022, ION must redeem 100% of the outstanding Class A Ordinary Shares, at a per-share price, payable in cash, equal to the amount then held in the trust account, including interest earned on the funds held in the trust account and not previously released to ION (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of outstanding Class A Ordinary Shares. The Sponsors and the directors and executive officers of ION have no redemption rights in respect of their Class A Ordinary Shares contained in the private placement ION Units or their Class B Ordinary Shares in the event a business combination is not effected in the required time period, and, accordingly, such shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to ION’s outstanding ION Warrants, and accordingly, such ION Warrants will be worthless.

Q.	How does the Sponsor intend to vote on the proposals?
A.
The Sponsors are record holders and are entitled to vote an aggregate of approximately 19.77% of the issued and outstanding ION Ordinary Shares. The Sponsors have agreed to vote any ION Ordinary Shares held by them, as of the record date, in favor of the Business Combination.

Q.	When do you expect the Business Combination to be completed?
A.
It is currently anticipated that the Business Combination will be consummated promptly following the meeting which is set for 11:00 a.m., Eastern time, on June 28, 2021; however, such meeting could be adjourned, as described above. For a description of the conditions to the completion of the Business Combination, see the section entitled “The Merger Agreement and Ancillary Documents — Conditions to Closing.”

Q.	What do I need to do now?
A.
ION urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder and/or warrant holder of ION. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?
A.
If you are a holder of record of ION Ordinary Shares on the record date, you may vote at the meeting or by submitting a proxy for the meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. Any shareholder wishing to attend the hybrid virtual meeting should register for the meeting by June 23, 2021. To register for the meeting, please follow these instructions as applicable to the nature of your ownership of ION Ordinary Shares:

•
If your shares are registered in your name with Continental Stock Transfer & Trust Company, the transfer agent to ION (the “Transfer Agent”) and you wish to attend the hybrid virtual meeting, go to https://www.cstproxy.com/ionacquisitioncorp1/sm2021, enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.
•
Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the hybrid virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the hybrid virtual meeting. After contacting the Transfer Agent, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the hybrid virtual meeting. Beneficial shareholders should contact the Transfer Agent at least five (5) business days prior to the meeting date in order to ensure access.

Q.	If my ION Ordinary Shares are held in “street name,” will my broker, bank or nominee automatically vote my ION Ordinary Shares for me?
A.
No. Your broker, bank or other nominee cannot vote your ION Ordinary Shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the four proposals described in this proxy statement, if a beneficial owner of ION Ordinary Shares held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present or by represented proxy at the meeting.

Q.	May I change my vote after I have mailed my signed proxy card?
A.
Yes. Shareholders may send a later-dated, signed proxy card to the Transfer Agent at the address set forth at the end of this section so that it is received prior to the vote at the meeting or attend the meeting and vote. Shareholders also may revoke their proxy by sending a notice of revocation to ION’s Secretary, which must be received prior to the vote at the meeting.

Q.	What constitutes a quorum for the meeting?
A.
A quorum is the minimum number of ION Ordinary Shares that must be present to hold a valid meeting. A quorum will be present at the meeting if the holders of a majority of all the ION Ordinary Shares entitled to vote at the meeting are represented at the hybrid virtual meeting or by proxy. Abstentions will be counted as present for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. The Sponsors are record holders and are entitled to vote an aggregate of approximately 19.77% of the issued and outstanding ION Ordinary Shares. The Sponsors have agreed to appear at an ION shareholder meeting to establish a quorum for the purpose of approving the ION transaction proposals. In addition to the ION Ordinary Shares held by the Sponsors, ION would need 9,809,859 shares, or approximately 30.33%, of the 32,343,750 issued and outstanding ION Ordinary Shares to appear at an ION shareholder meeting in order to establish a quorum.

Q.	What shareholder vote thresholds are required for the approval of each proposal brought before the meeting?
A.
The approval of the Merger Proposal requires a Special Resolution, being a resolution passed by the affirmative vote of at least two-thirds of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, as set out above as a matter of Cayman Islands law. The approval of the Business Combination Proposal, the Share Capital Proposal and the Adjournment Proposal requires an Ordinary Resolution, being a resolution passed by the affirmative vote of a simple majority of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, as set out in the ION Articles.

Accordingly, assuming that a quorum is present, an ION shareholder’s failure to vote, as well as an abstention and a broker non-vote, will have no effect on the outcome of the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal.
The Sponsors are record holders and are entitled to vote an aggregate of approximately 19.77% of the issued and outstanding ION Ordinary Shares. The Sponsors have agreed to vote any ION Ordinary Shares held by them, as of the record date, in favor of the Business Combination. Assuming only a majority of all the ION Ordinary Shares entitled to vote at the meeting are represented at the hybrid virtual meeting or by proxy, in addition to the ION Ordinary Shares held by the Sponsors, ION would need 4,408,453 shares, or approximately 13.63%, of the 32,343,750 issued and outstanding ION Ordinary Shares to be voted in favor of the Merger Proposal and 1,707,750 shares, or approximately 5.28%, of the 32,343,750 issued and outstanding ION Ordinary Shares to be voted in favor of the Business Combination Proposal, the Share Capital Proposal and the Adjournment Proposal in order for them to be approved. Assuming all of the ION Ordinary Shares entitled to vote at the meeting are represented at the hybrid virtual meeting or by proxy, in addition to the ION Ordinary Shares held by the Sponsors, ION would need 15,169,219 shares, or approximately 46.90%, of the 32,343,750 issued and outstanding ION Ordinary Shares to be voted in favor of the Merger Proposal and 9,809,859 shares, or approximately 30.33%, of the 32,343,750 issued and outstanding ION Ordinary Shares to be voted in favor of the Business Combination Proposal, the Share Capital Proposal and the Adjournment Proposal in order for them to be approved.
Q.	What happens if I fail to take any action with respect to the meeting?
A.
If you fail to take any action with respect to the meeting and the Business Combination is approved by shareholders and consummated, you will become a shareholder of Taboola and/or your ION Warrants will be assumed by Taboola and will entitle you to purchase Taboola Ordinary Shares on the same terms as your ION Warrants. If you fail to take any action with respect to the meeting and the Business Combination Proposal and the Merger Proposal are not approved, you will continue to be a shareholder and/or warrant holder of ION.

Q.	What should I do with my share and/or warrants certificates?
A.
Those shareholders who do not elect to have their Class A Ordinary Shares redeemed for their pro rata share of the trust account should not submit their share certificates now. After the consummation of the Business Combination, Taboola will send instructions to ION shareholders regarding the exchange of their Class A Ordinary Shares for Taboola Ordinary Shares. ION shareholders who exercise their redemption rights must deliver their share certificates (if any) and any other redemption forms (as applicable) to the Transfer Agent (either physically or electronically) prior to the deadline for submitting redemption requests described above.

Upon consummation of the Business Combination, the ION Warrants, by their terms, will be assumed by Taboola and thereby entitle holders to purchase Taboola Ordinary Shares (and not Class A Ordinary Shares) on the same terms as your ION Warrants. Therefore, warrant holders need not deliver their ION Warrants to ION or Taboola at that time.
Q.	What should I do if I receive more than one set of voting materials?
A.
Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your ION Ordinary Shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold ION Ordinary Shares. If you are a holder of record and your ION Ordinary Shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ION Ordinary Shares.

Q.	Who can help answer my questions?
A.	If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:
ION Acquisition Corp 1 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Tel: +972 (9) 970-3620
Email: anthony@ion-am.com
or:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: IACA.info@investor.morrowsodali.com, as proxy solicitor
You may also obtain additional information about ION from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Class A Ordinary Shares and you intend to seek redemption of your Class A Ordinary Shares, you will need to deliver your share certificates (if any) and any other redemption forms (as applicable) (either physically or electronically) to the Transfer Agent at the address below prior to the vote at the meeting. If you have questions regarding the certification of your position or delivery of your share certificates (if any) and any other redemption forms (as applicable), please contact:
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
(212) 509-4000
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes and exhibits, to fully understand the Merger Agreement, the Business Combination and the other matters being considered at the extraordinary general meeting of ION shareholders. For additional information, see “Where You Can Find More Information” beginning on page 233. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
Information About the Companies
Taboola.com Ltd.
Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence-based, algorithmic engine developed over the 13 years since the company’s founding in 2007. Taboola partners with websites, devices, and mobile apps, collectively referred to as digital properties, to recommend editorial content and advertisements on the Open Web, outside of the closed ecosystems of the “walled gardens” such as Facebook, Google, and Amazon. Digital properties use Taboola’s recommendation platform to achieve their business goals, such as driving new audiences to their sites and apps, or increasing engagement with existing audiences. Taboola also provides monetization opportunities to digital properties by surfacing paid recommendations by advertisers. Unlike walled gardens, Taboola is a business-to-business company with no competing consumer interests. Taboola empowers advertisers to leverage its AI-powered recommendation platform to reach targeted audiences utilizing effective, native ad-formats across digital properties. Taboola generates revenues when people click on or, in some cases, view the ads that appear within its recommendation platform. Advertisers pay Taboola for those clicks or impressions, and Taboola shares a portion of the resulting revenue with the digital properties who display those ads.
The mailing address of Taboola’s principal executive office is 16 Madison Square West, 7th fl., New York, NY, 10010 and its telephone number is (212) 206-7663.
Toronto Sub Ltd.
Toronto Sub Ltd., is a newly formed Cayman Islands exempted company and a wholly owned subsidiary of Taboola. Merger Sub was formed solely for the purpose of effecting the proposed Merger with ION and has not carried on any activities other than in connection with the proposed Merger. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Taboola.
ION Acquisition Corp 1 Ltd.
ION was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
On October 6, 2020, ION completed its initial public offering of ION Units, with each unit consisting of one Class A Ordinary Share and one-fifth of one ION Warrant, with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at a price of $11.50, raising total gross proceeds of approximately $258,750,000. Since the IPO, ION’s activity has been limited to the evaluation of business combination candidates.
The mailing address of ION Acquisition Corp 1 Ltd.’s principal executive office is 89 Medinat Hayehudim, Herzliya 4676672, Israel, and its telephone number is +972 (9) 970-3620. After the consummation of the Merger, ION’s principal executive office will be that of Taboola.
The Business Combination
The terms and conditions of the Business Combination are contained in the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Business Combination Agreement carefully, as it is the legal document that governs the Business Combination.
If the business combination proposal is approved and adopted and the Business Combination is subsequently completed, Merger Sub will merge with and into ION with ION surviving the merger as a wholly owned subsidiary of Taboola.

Merger Consideration
Immediately prior to the Effective Time, (i) each preferred share, with no par value, of Taboola (each, a “Taboola Preferred Share”) will be converted into a Taboola Ordinary Share in accordance with Taboola’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, Taboola will effect a stock split of each Taboola Ordinary Share into such number of Taboola Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Taboola Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of Taboola Preferred Shares, the “Capital Restructuring”).
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each (i) Class B Ordinary Share will be automatically converted into one (1) Class A Ordinary Share in accordance with the terms of ION’s organizational documents and, after giving effect to such automatic conversion, at the Effective Time and as a result of the Business Combination, each issued and outstanding Class A Ordinary Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share after giving effect to the Capital Restructuring and (ii) issued and outstanding ION Warrant will automatically and irrevocably be assumed by Taboola and converted into a corresponding Taboola Warrant exercisable for Taboola Ordinary Shares. Immediately prior to the Effective Time, the Class A Ordinary Shares and the ION Warrants comprising each issued and outstanding ION Unit, consisting of one Class A Ordinary Share and one-fifth of one ION Warrant, will be automatically separated and the holder thereof will be deemed to hold one Class A Ordinary Share and one-fifth of one ION Warrant. No fractional ION Warrants will be issued in connection with such separation such that if a holder of such ION Units would be entitled to receive a fractional ION Warrant upon such separation, the number of ION Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of ION Warrants and no cash will be paid in lieu of such fractional ION Warrants.
The authorized share capital of ION will be altered at the Effective Time to US$50,000 divided into 500,000,000 shares with a nominal or par value of US$0.0001 each, to reflect its becoming a wholly owned subsidiary of Taboola pursuant to the Merger Agreement.
ION’s Reasons for the Business Combination and Recommendation of the Board
At a meeting of the Board held on January 24, 2021, the Board unanimously determined that the form, terms and provisions of the Merger Agreement, including all exhibits and schedules attached thereto, including the Sponsor Support Agreement and the Taboola Shareholder Support Agreement, are in the best interests of ION, adopted and approved the Merger Agreement and the Transactions, determined to recommend to ION’s shareholders that they approve and adopt the Merger Agreement, the Sponsor Support Agreement and the Taboola Shareholder Support Agreement and approve the Business Combination and the other matters proposed in this proxy statement/prospectus and determined that the foregoing be submitted for consideration by ION’s shareholders at the extraordinary general meeting of ION’s shareholders. When you consider the Board’s recommendation, you should be aware that ION’s directors may have interests in the Business Combination that may be different from, or in addition to, the interests of ION’s shareholders generally. These interests are described in the section entitled “—Interests of Certain Persons in the Business Combination.”
The Board unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Share Capital Proposal, and “FOR” the Adjournment Proposal if the Adjournment Proposal is presented to the meeting.
Certain factors considered by the Board in reaching its unanimous resolution as described above can be found in the section entitled “Proposal No. 1—The Business Combination Proposal—ION’s Reasons for the Business Combination and Recommendation of the Board of Directors” beginning on page 69.
Related Agreements
Sponsor Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, ION, Taboola, and the Sponsors entered into the Sponsor Support Agreement pursuant to which the Sponsors agreed to, among other things, (i) appear at an ION shareholder meeting to establish a quorum for the purpose of approving the ION transaction proposals; (ii) execute a written consent in favor of the ION transaction proposals; (iii) vote Class B Ordinary Shares, Class A Ordinary Shares, and Class A Ordinary Shares underlying ION Warrants (collectively, the “ION Covered Shares”)

in favor of the ION transaction proposals, including the approval of the Business Combination and the other Transactions; and (iv) vote all ION Covered Shares against (A) any other business combination transaction with ION or any other action or agreement that will reasonably be expected to (1) frustrate the purposes of the Transactions (including consummation thereof) or adversely affect the Transactions, (2) result in a breach any covenant, representation, or warranty of ION under the Merger Agreement or cause any of the conditions to Closing set forth in the Merger Agreement not to be fulfilled, or (3) result in a breach any covenant, representation, or warranty of the Sponsors under the Sponsor Support Agreement; and (B) any merger agreement or merger, combination, or sale of substantial assets other than the Business Combination and any change in the business, management or board of directors of ION.
Pursuant to the Sponsor Support Agreement, the Sponsors are required to deliver a voting proxy in the form attached to the Sponsor Support Agreement pursuant to which the Sponsors will vote in favor of the proposals included therein on (or effective as of) the fifth (5th) day following delivery of notice of the ION shareholder meeting.
Taboola Shareholder Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, Taboola, ION, and certain of Taboola’s shareholders entered into the Taboola Shareholder Support Agreement pursuant to which each of those Taboola shareholders will agree, among other things, to (i) appear at a Taboola shareholder meeting to establish a quorum for the purpose of approving the Taboola transaction proposals; (ii) execute a written consent in favor of the Taboola transaction proposals; (iii) vote all Taboola shares in favor of the Taboola transaction proposals, including the approval of the Business Combination and the other Transactions; and (iv) vote all Taboola shares against (A) any other business combination transaction with Taboola or any other action or agreement that will reasonably be expected to (1) frustrate the purposes of the Transactions (including consummation thereof) or adversely affect the Transactions, (2) result in a breach any covenant, representation, or warranty of Taboola under the Merger Agreement or cause any of the conditions to Closing set forth in the Merger Agreement not to be fulfilled, or (3) result in a breach any covenant, representation, or warranty of Taboola shareholders under the Taboola Shareholder Support Agreement; and (B) any merger agreement or merger, combination, or sale of substantial assets other than the Business Combination.
The shareholders of Taboola that are parties to the Taboola Shareholder Support Agreement have further agreed to deliver a voting proxy in the form attached to the Taboola Shareholder Support Agreement pursuant to which shareholders representing the requisite majority or supermajority will vote in favor of the proposals included therein on (or effective as of) the fifth (5th) day following delivery of notice of the Taboola shareholder meeting.
Investors’ Rights Agreement
Concurrently with the execution and delivery of the Merger Agreement, each of the Sponsors, and certain of Taboola’s shareholders, entered into the Investors’ Rights Agreement, to be effective as of the Effective Time, pursuant to which Taboola agreed to file a registration statement as soon as practicable upon a request from certain significant shareholders of Taboola to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Taboola has also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Taboola has also agreed to file a resale shelf registration statement to register the resale of Taboola Warrants held by the Sponsors. In addition, in connection with the execution of the Investors’ Rights Agreement, ION has agreed to terminate the existing ION registration rights agreement.
The Investors’ Rights Agreement also provides that (a) the Taboola Ordinary Shares held by shareholders of Taboola that held such shares prior to the Closing (excluding the PIPE Shares, the Secondary Shares and publicly listed Taboola Ordinary Shares acquired after the Closing) and any Taboola Ordinary Shares issuable upon the exercise of Taboola Warrants and any other securities convertible or exercisable for Taboola Ordinary Shares held by security holders prior to the Closing will be locked-up for one hundred eighty (180) days following the Closing (except any party to the Investors’ Rights Agreement that is an employee of Taboola may sell Taboola Ordinary Shares to the extent permitted by Taboola’s Articles of Association to be adopted in connection with the Transactions), (b) the Taboola Shares held by the Sponsors after the Closing (other than the PIPE Shares, the Secondary Shares (as defined below), any Taboola Ordinary Shares underlying Taboola Warrants issued in exchange for ION Warrants held by the Sponsors at the Closing and publicly listed Taboola Ordinary Shares acquired after the

Closing) will be locked-up until the earlier of (i) one (1) year from the Closing and (ii) the date on which the closing price of Taboola Ordinary Shares equals or exceeds $12.00 per share for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred fifty (150) days following the Closing and (c) the Taboola Warrants issued in exchange for ION Warrants at the Closing and any Taboola Ordinary Shares underlying such warrants that are held by the Sponsors will be locked-up for thirty (30) days following the Closing.
The Investors’ Rights Agreement also provides that Taboola will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their Taboola securities or ION securities, and all such prior agreements shall be terminated.
Subscription Agreements
Concurrently with the execution of the Merger Agreement, Taboola and the PIPE Investors have entered into the Subscription Agreements pursuant to which the PIPE Investors have committed to purchase an aggregate of 13,500,000 PIPE Shares from Taboola at a price per share of $10.00, for gross proceeds to Taboola of $135,000,000. The price per share to be paid by the PIPE Investors pursuant to the Subscription Agreements assumes that Taboola has effected the Stock Split. The closing of the PIPE Investment is conditioned upon, among other things, the consummation of the Transactions. The PIPE Investors are not obligated to consummate the PIPE Investment in the event that ION asserts that any of the conditions to ION’s obligation to close (but not mutual conditions) set forth in the Merger Agreement has not been or will not be satisfied. However, unless the Subscription Agreements have been earlier terminated, if ION and Taboola subsequently consummate the Transaction, the PIPE Investors will be obligated to consummate the PIPE Investment.
Taboola has agreed to file a registration statement registering the resale of the PIPE Shares within thirty (30) days after consummation of the Transactions.
Secondary Share Purchase Agreements and Letter Agreements
Concurrently with the execution of the Merger Agreement, Taboola and the Secondary Investors have entered into the Secondary Purchase Agreements pursuant which the Secondary Investors have committed to purchase Taboola Ordinary Shares from certain employees and shareholders of Taboola, and, under certain circumstances, from Taboola, an aggregate of up to 15,120,000 Secondary Shares at a price per share of $10.00, for gross proceeds of up to $151,200,000. In the event that the sum of the funds contained in the Trust Account, after giving effect to the ION Shareholder Redemptions and the payment of ION’s transaction costs, Taboola’s transaction costs and ION’s unpaid liabilities, plus the PIPE Investment is less than $200,000,000, then a portion of the Secondary Purchases in an amount equal to such shortfall will be reallocated to investments by institutional Secondary Investors into Taboola on a pro rata basis.
Each Secondary Investor agreed to fund the purchase price for its Secondary Shares at least two (2) business days prior to the anticipated closing date of the Transactions. The price per share to be paid by the Secondary Investors pursuant to the Secondary Purchase Agreements assumes that Taboola has effected the Stock Split. The closing of the Secondary Purchases is conditioned upon, among other things, the consummation of the Transactions. The Secondary Investors are not obligated to consummate the Secondary Purchases in the event that ION asserts that any of the conditions to ION’s obligation to close (but not mutual conditions) set forth in the Merger Agreement have not been or will not be satisfied. However, unless the Secondary Share Purchase Agreements have been earlier terminated, if ION and Taboola subsequently consummate the Transaction, the Secondary Investors will be obligated to consummate the Secondary Purchases.
Pursuant to a letter agreement entered into between Taboola and each Secondary Investor, Taboola has agreed to file a registration statement within thirty (30) days after consummation of the Transactions registering the resale of the Secondary Shares.
Certain Material U.S. Federal Income Tax Considerations
For a description of certain U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of Class A Ordinary Shares and the ownership and disposition of Taboola Ordinary Shares and/or Taboola Warrants, please see the information set forth in “Certain Material U.S. Federal Income Tax Considerations” beginning on page 94.

Certain Material Israeli Tax Considerations
For a description of certain Israeli tax consequences of the Business Combination and the ownership and disposition of Taboola Ordinary Shares and/or Taboola Warrants, please see the information set forth in “Certain Material Israeli Tax Considerations” beginning on page 113.
Redemption Rights
Pursuant to the ION Articles, a holder of Class A Ordinary Shares may demand that ION redeem such shares for cash if the business combination is consummated; provided that ION may not consummate the Business Combination if it has less than $5,000,001 of net tangible assets upon consummation of the Business Combination. Holders of Class A Ordinary Shares will be entitled to receive cash for these shares only if they deliver their shares to the Transfer Agent no later than two (2) business days prior to the meeting. Holders of Class A Ordinary Shares do not need to affirmatively vote on the Business Combination Proposal or be a holder of such Class A Ordinary Shares as of the record date to exercise redemption rights. If the Business Combination is not consummated, these shares will not be redeemed for cash. If a holder of Class A Ordinary Shares properly demands redemptions, delivers his, her or its shares to the Transfer Agent as described above, and the Business Combination is consummated, ION will convert each Class A Ordinary Shares into a full pro rata portion of the trust account, calculated as of two (2) business days prior to the date of the meeting. It is anticipated that this would amount to approximately $10 per share. If a holder of Class A Ordinary Shares exercises his, her or its redemption rights, then it will be exchanging its shares of Class A Ordinary Shares for cash and will not become a shareholder of Taboola. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of ION Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares for cash. The ION Articles provide that in no event will ION redeem Class A Ordinary Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, if a “group” of ION shareholders are deemed to hold in excess of 20% of its Class A Ordinary Shares, such shareholders will lose the ability to redeem all such shares in excess of 20% of Class A Ordinary Shares.
Holders of ION Warrants do not have redemption rights with respect to such securities.
Appraisal Rights
None of the ION shareholders or warrant holders have appraisal rights in connection with the Business Combination under the Companies Law.
For further details, see “Appraisal Rights”.
The Proposals
At the extraordinary general meeting, ION is asking its shareholders:
(1)
Proposal No. 1 — The Business Combination Proposal — An Ordinary Resolution to approve, ratify and adopt the Merger Agreement (to which the form of Plan of Merger required by the Companies Act (as amended) of the Cayman Islands (the “Plan of Merger”) is appended), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby; and

(2)
Proposal No. 2 — The Merger Proposal — A Special Resolution to approve the Plan of Merger and to authorize the merger of Merger Sub with and into ION, with ION surviving the merger as a wholly owned subsidiary of Taboola, and the issuance of Taboola Ordinary Shares to ION shareholders as merger consideration; and

(3)
Proposal No. 3 — The Share Capital Proposal — An Ordinary Resolution to approve the alteration of the authorized share capital of ION at the effective time of the Business Combination (upon its becoming a wholly owned subsidiary of Taboola); and

(4)
Proposal No. 4 — The Adjournment Proposal — An Ordinary Resolution to approve, if necessary, the adjournment of the meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Merger Proposal. This proposal will only be presented at the meeting if there are not sufficient votes to approve the Business Combination Proposal and the Merger Proposal.

Comparison of Rights of Shareholders of ION and Shareholders of Taboola
If the Business Combination is successfully completed, holders of ION Ordinary Shares will become holders of Taboola Ordinary Shares, and their rights as shareholders will be governed by Taboola’s organizational documents. There are also differences between the laws governing ION, a Cayman Islands exempted company, and Taboola, an Israeli company. Please see “Comparison of Rights of Taboola Shareholders and ION Shareholders”.
Summary Risk Factors
You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 17. Such risks include, but are not limited to:
•
If Taboola is unable to attract new digital properties and advertisers, sell additional offerings to its existing digital properties and advertisers, or maintain enough business with its existing digital properties and advertisers;

•
If Taboola’s performance under contracts with digital properties where Taboola is obligated to pay a specified minimum guaranteed amount per thousand impressions does not meet the minimum guarantee requirements, its Gross profit could be negatively impacted and its results of operations and financial condition could be harmed;

•	Taboola may not be able to compete successfully against current and future competitors;
•
Taboola’s future growth and success depends on its ability to continue to scale its existing offerings and to introduce new solutions that gain acceptance and that differentiate it from its competitors;

•
If Taboola fails to make the right investment decisions in its offerings and technology platform, or if Taboola is unable to generate or otherwise obtain sufficient funds to invest in them, Taboola may not attract and retain digital properties and advertisers;

•	If Taboola’s ability to personalize its advertisements and content to users is restricted or prohibited due to various privacy regulations, Taboola could lose digital properties and advertisers;
•
If Taboola’s AI powered platform fails to accurately predict what ads and content would be of most interest to users or if Taboola fail to continue to improve on its ability to further predict or optimize user engagement or conversion rates for its advertisers, its performance could decline and Taboola could lose digital properties and advertisers;

•	Taboola’s business depends on continued engagement by users who interact with its platform on various digital properties;
•	The effects of health epidemics, such as the recent global COVID-19 pandemic, have had and could in the future have an adverse impact on Taboola’s revenue, its employees and results of operations;
•
Historically, the majority of Taboola’s agreements with digital properties have typically required them to provide it exclusivity for the term of the agreement; to the extent that such exclusivity is reduced or eliminated for any reason, digital properties could elect to implement competitive platforms or services that could be detrimental to its performance;

•
Taboola’s business depends on strong brands and well-known digital properties, and failing to maintain and enhance its brands and well-known digital properties would hurt its ability to expand its number of advertisers and digital properties;

•	Taboola is a multinational organization faced with complex and changing laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters;
•	Conditions in Israel could adversely affect Taboola’s business;
•
Directors of ION have potential conflicts of interest in recommending that ION shareholders vote in favor of approval of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, and approval of the other proposals described in this proxy statement/prospectus;

•
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of, prior to the Business Combination, ION’s securities or, following the Business Combination, Taboola’s securities, may decline;

•	The Board has not obtained and will not obtain a third-party valuation or financial opinion in determining whether or not to proceed with the Business Combination;
•	If ION shareholders fail to properly demand redemption rights, they will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the trust account; and
•	The other matters described in the section titled “Risk Factors” beginning on page 17.
Recent Developments
Selected Unaudited Financial Results as of and for the Three Months Ended March 31, 2021
Set forth below are our selected unaudited financial results as of and for the three months ended March 31, 2021 and the corresponding amounts for the three months ended March 31, 2020. We are only presenting selected unaudited financial results and we are not presenting complete financial results for the three months ended March 31, 2021 or 2020 because we are a “foreign private issuer” for SEC reporting purposes. This selected unaudited financial information included below does not present and is not required to present all of the information that would be required to be included in a Form 10-Q filed with the SEC, does not include notes, and should not be viewed as a substitute for complete interim financial statements prepared in accordance with the SEC requirements for quarterly financial reports. The selected unaudited financial results set forth below have been prepared by, and are the responsibility of, management and are based on a number of assumptions. Neither the Taboola’s independent auditors, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to the selected unaudited financial results, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the selected unaudited financial results. In addition, the selected unaudited financial results set forth below are not necessarily indicative of the results we may achieve in any future periods. For additional information, see “Risk Factors.”
The following tables present selected historical consolidated financial data for our business. You should read this information in conjunction with “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated audited financial statements and related notes and the other information included elsewhere in this proxy statement/prospectus. We derived the consolidated balance sheet data as of December 31, 2020 from our audited consolidated financial statements that are included elsewhere in this proxy statement/prospectus.
Key Financial and Operating Metrics
We regularly monitor a number of metrics in order to measure our current performance and project our future performance. These metrics aid us in developing and refining our growth strategies and making strategic decisions.
	Three Months Ended March 31,
(dollars in thousands)	2021	2020
	Unaudited
Revenues	$302,950	$279,346
Gross profit	$89,499	$52,776
Net income (loss)	$18,587	$(23,853)
Net income (loss) Margin	6.14%	(8.54)%
Ratio of Net income (loss) to Gross profit	20.77%	(45.20%)
Net cash provided by (used in) operating activities	$(9,103)	$11,008
Cash, cash equivalents and short-term deposits	$229,287	$118,644

Non-GAAP Financial Data*
ex-TAC Gross Profit	$105,914	$68,968
Adjusted EBITDA	$33,543	$(1,720)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	31.67%	(2.49)%
Free Cash Flow	$(14,640)	$4,031
*
Non-GAAP measures. Refer to “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non- GAAP Financial Measures” for information on how we compute these measures and “Reconciliation of GAAP to non-GAAP Financial Measures” below for reconciliation to GAAP metrics.

Consolidated Balance Sheets as of March 31, 2021 and December 31, 2020
	March 31, 2021	December 31, 2020
(dollars in thousands)	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$229,287	$242,811
Restricted deposits	60	3,664
Trade receivables, net	125,609	158,050
Prepaid expenses and other current assets	32,317	21,609
Total current assets	387,273	426,134
NON-CURRENT ASSETS
Long-term prepaid expenses	18,490	5,289
Restricted deposits	4,250	3,300
Deferred tax assets	1,556	1,382
Right of use assets	65,008	68,058
Property and equipment, net	59,207	52,894
Intangible assets, net	3,266	3,905
Goodwill	19,206	19,206
Total non-current assets	170,983	154,034
Total assets	$558,256	$580,168

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payable	$152,924	$189,352
Lease liability	15,622	15,746
Accrued expenses and other current liabilities	85,587	95,135
Total current liabilities	254,133	300,233

LONG TERM LIABILITIES
Deferred tax liabilities	995	45
Lease liability	58,891	63,044
Total long-term liabilities	59,886	63,089
CONVERTIBLE PREFERRED SHARES
Preferred A, B, B-1, B-2, C, D and E shares with no par value - Authorized: 45,688,037 shares at March 31, 2021 (unaudited) and December 31, 2020; Issued and outstanding: 44,978,000 shares at March 31, 2021 (unaudited) and December 31, 2020: Aggregate liquidation preference of 314,680 and 308,765 as of March 31, 2021 and December 31, 2020, respectively.	170,206	170,206

SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 330,000,000 and 65,366,595 shares as of March 31, 2021 (unaudited) and December 31, 2020 respectively; 16,364,539 and 15,313,447 shares issued and outstanding as of March 31, 2021 (unaudited) and December 31, 2020, respectively	—	—
Additional paid-in capital	86,941	78,137
Accumulated deficit	(12,910)	(31,497)
Total shareholders' equity	74,031	46,640
Total liabilities, convertible preferred shares, and shareholders' equity	$558,256	$580,168

Consolidated Statements of Income (Loss) for the three months ended March 31, 2021 and 2020
	Three Months Ended March 31,
	2021	2020
(dollars in thousands)	Unaudited
Revenues	$302,950	$279,346
Cost of revenues:
Traffic acquisition cost	197,036	210,378
Other cost of revenues	16,415	16,192
Total cost of revenues	213,451	226,570
Gross profit	89,499	52,776
Operating expenses:
Research and development expenses	23,893	21,999
Sales and marketing expenses	34,308	35,436
General and administrative expenses	9,676	15,179
Total operating expenses	67,877	72,614
Operating income (loss) before finance expenses	21,622	(19,838)
Finance income (expenses), net	(798)	448
Income (loss) before income taxes	20,824	(19,390)
Provision for income taxes	2,237	4,463
Net income (loss)	$18,587	$(23,853)

Less: Undistributed earnings allocated to participating securities	(5,915)	(5,582)
Net income (loss) attributable to ordinary shares – basic and diluted	12,672	(29,435)

Net income (loss) per share attributable to ordinary shareholders, basic	$0.78	$(1.78)
Weighted-average shares used in computing net income (loss) per share attributable to ordinary shareholders, basic	16,344,356	16,491,783

Net income (loss) per share attributable to ordinary shareholders, diluted	$0.46	$(1.78)
Weighted-average shares used in computing net income (loss) per share attributable to ordinary shareholders, diluted	27,819,375	16,491,783
Consolidated Statements of Cash Flows for the three months ended March 31, 2021 and 2020
	Three Months Ended March 31,
	2021	2020
(dollars in thousands)	Unaudited
Cash flows from operating activities:

Net income (loss)	$18,587	$ (23,853)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	8,244	9,751
Share based compensation expenses	5,131	2,270
Net loss from financing expenses	1,613	1,341
Increase (decrease) in deferred taxes, net	776	(566)
Accrued interest, net	—	177

Change in operating assets and liabilities:
Decrease in trade receivables	32,441	25,048
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	(16,759)	5,916
Decrease in trade payable	(47,522)	(4,813)
Change in operating lease Right of use assets	3,632	3,296

	Three Months Ended March 31,
	2021	2020
(dollars in thousands)	Unaudited
Change in operating Lease liabilities	(4,859)	(5,314)
Decrease in accrued expenses and other current liabilities	(10,387)	(2,245)
Net cash provided by (used in) operating activities	(9,103)	11,008

Cash flows from investing activities:
Purchase of property and equipment, including capitalized platform costs	(5,537)	(6,977)
Cash paid in connection with acquisitions	—	(202)
Decrease (increase) in restricted deposits	2,654	(4)
Decrease in short-term deposits	—	12,963
Net cash provided by (used in) investing activities	(2,883)	5,780

Cash flows from financing activities:
Exercise of options	3,551	277
Payment of deferred offering cost	(3,476)	—
Net cash provided by financing activities	75	277

Exchange differences on balances of cash, cash equivalents	(1,613)	(1,341)

Increase (decrease) in cash, cash equivalents	(13,524)	15,724
Cash, cash equivalents - at the beginning of the period	242,811	86,920
Cash, cash equivalents - at end of the period	$229,287	$102,644

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1,329	$588

Supplemental disclosures of noncash investing and financing activities:
Deferred offering costs incurred during the period included in the Long-term prepaid expenses	$3,674	$—
Purchase of property, plant and equipment	$10,138	$1,446
Reconciliation of GAAP to non-GAAP Financial Measures
The following table provides a reconciliation of Gross profit to ex-TAC Gross Profit, a non-GAAP measure.
	Three Months Ended March 31,
	2021	2020
(dollars in thousands)	Unaudited
Revenues	$302,950	$279,346
Traffic acquisition cost	(197,036)	(210,378)
Other cost of revenues	(16,415)	(16,192)
Gross profit	$89,499	$52,776
Adjusted to include the following:
Other cost of revenues	16,415	16,192
ex-TAC Gross Profit	$105,914	$68,968

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDA, a non-GAAP measure.
	Three Months Ended March 31,
	2021	2020
(dollars in thousands)	Unaudited
Net income (loss)	$18,587	$ (23,853)
Adjusted to exclude the following:
Financial expenses (income)	798	(448)
Tax expenses	2,237	4,463
Depreciation and amortization	8,244	9,751
Share-based compensation expenses	5,131	2,270
M&A costs (reimbursements)(1)	(1,454)	6,097
Adjusted EBITDA	$33,543	$(1,720)
(1)	Costs and reimbursements primarily related to the proposed strategic transaction with Outbrain Inc., which we elected not to consummate.
We calculate Ratio of Net income (loss) to Gross profit as Net income (loss) divided by Gross profit. We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit, a non-GAAP measure, as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of Net income (loss) to Gross Profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown.
	Three Months Ended March 31,
	2021	2020
(dollars in thousands)	Unaudited
Gross profit	$89,499	$52,776
Net income (loss)	$18,587	$ (23,853)
Ratio of Net income (loss) to Gross profit	20.77%	(45.20)%

ex-TAC Gross Profit	$105,914	$68,968
Adjusted EBITDA	$33,543	$(1,720)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	31.67%	(2.49)%
The following table provides a reconciliation of Net cash provided by operating activities to Free Cash Flow, a non-GAAP measure.
	Three Months Ended March 31,
	2021	2020
(dollars in thousands)	Unaudited
Net cash provided by (used in) operating activities	$(9,103)	$ 11,008
Purchases of property and equipment, including capitalized platform costs	(5,537)	(6,977)
Free Cash Flow	$ (14,640)	$4,031
Comparison of the Three Months Ended March 31, 2021 and 2020
Revenues increased $23.6 million, or 8.4%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. New digital property partners within the first 12 months that were live on our network contributed approximately $22 million of new Revenues. Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by them when they are first on-boarded) contributed the remainder of the increase in revenues.
Gross profit increased $36.7 million, or 69.6%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The improvement in Gross profit was driven primarily by strong yield, the revenue we make per advertising placement. The year-over-year growth was unusually high due to lower advertising demand in the three months ended March 31, 2020 at the beginning of the COVID-19 pandemic.
Ex-TAC Gross Profit, a non-GAAP measure, increased $36.9 million, or 53.6%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The improvement in Ex-TAC Gross Profit was also driven primarily by strong yield, the revenue we make per advertising placement. The year-over-year growth was unusually high due to lower advertising demand in the three months ended March 31, 2020 at the beginning of the COVID-19 pandemic.
Cost of revenues decreased $13.1 million, or 5.8%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. This decrease was primarily attributed to Traffic acquisition cost, which decreased $13.3 million, or 6.3%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. Revenues increased while Traffic acquisition cost decreased due to a mix shift to higher margin digital properties and increased yield on digital properties with guarantee obligations. The cost of guarantees (total payments due under guarantee arrangements in excess of amounts we would otherwise be required to pay under revenue sharing arrangements) as a percentage of Traffic acquisition cost were approximately 10% for the three months ended March 31, 2021.
Research and development expenses increased by $1.9 million, or 8.6%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020, primarily as a result of an increase of $3.5 million in employee related costs attributable to higher compensation, partially offset by $1.2 million lower depreciation expenses.
Sales and marketing expenses decreased by $1.1 million, or 3.2%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020, primarily as a result of a decrease of $1.9 million in marketing event costs, partially offset by an increase of $0.5 million in employee related costs attributable to higher compensation.
General and administrative expenses decreased by $5.5 million, or 36.3%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020, primarily as a result of a $7.0 million decrease in acquisition related expenses related to our terminated acquisition of Outbrain, partially offset by an increase of $0.9 million in employee related costs attributable to higher compensation.
Finance income (expenses), net decreased by $1.2 million, or 278.1%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020, primarily as a result of $1.0 million higher foreign currency exchange loss, partially offset by an increase of $0.2 million in interest income from investments.
Income (loss) before income taxes increased by $40.2 million, or 207.4%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020, primarily due to an increase in revenues of $23.6 million, a decrease in Traffic acquisition cost of $13.3 million and a decrease in acquisition related expenses of $7.0 million, partially offset by $4.7 million increase in employee related costs.
Tax expense decreased by $2.2 million, or 49.9%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020, primarily driven by lower taxes in foreign jurisdictions of $3.4 million, partially offset by higher valuation allowance for deferred tax assets of $1.2 million.
Net income increased $42.4 million, or 177.9%, for the three months ended March 31, 2021 compared to the three months ended March 31, 2020. The increase was primarily a result of an increase in revenues of $23.6 million, a decrease in Traffic acquisition cost of $13.3 million and a decrease in acquisition related expenses of $7.0 million related to our terminated acquisition of Outbrain in 2020, partially offset by a $4.7 million increase in employee related costs.
Liquidity and Capital Resources
Our primary cash needs are for working capital, possible future acquisitions, contractual obligations and other commitments. To date, we have financed our operations primarily through private equity financings and, more recently, cash generated by operations. Cash used in operations was $9.1 million in the three months ended March 31, 2021.
As of March 31, 2021, we had $229.3 million of cash and cash equivalents and $4.3 million in restricted deposits, used as security for our lease commitments. We believe that this, together with net proceeds from our engagements with advertisers, clients and digital property partners, will provide us with sufficient liquidity to meet our working capital and capital expenditure needs for at least the next 12 months. In the future, we may be required to obtain additional equity or debt financing in order to support our continued capital expenditures and operations. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies, this could reduce our ability to compete successfully and harm our business, growth, and results of operations.
In light of the recent worldwide COVID-19 pandemic, we are closely monitoring the effect that current economic conditions may have on our working capital requirements. To date, the pandemic has not had a material negative impact on our cash flow or liquidity. We cannot provide any assurance regarding future possible COVID-19-related impacts on our business.
Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors.”
Operating Activities
During the three months ended March 31, 2021, Net cash used in operating activities of $9.1 million was due to net cash outflows of $43.5 million, partially offset by positive adjustments for non-cash charges of $15.8 million and our net income of $18.6 million.
The $15.8 million of non-cash charges primarily consisted of depreciation and amortization of $8.2 million and share-based compensation of $5.1 million, $1.6 million of finance expenses and $0.8 million increase in deferred taxes.
The $43.5 million decrease in cash resulting from changes in working capital primarily consisted of $47.5 million decrease in trade payables, a $16.8 million increase in other current assets (including prepaid expenses), $10.4 million decrease in other current liabilities, and a $1.2 million decrease due to changes in operating lease liabilities and right of use assets, partially offset by a $32.4 million decrease in accounts receivable. The changes in working capital were driven primarily by timing of digital property partner payments, including some extraordinary COVID-19 related guarantee repayments in the three months ended March 31, 2021 and seasonal collections trends.
During the three months ended March 31, 2020, Net cash provided by operating activities of $11.0 million was due to net cash inflows of $21.9 million, positive adjustments for non-cash charges of $13.0 million, partially offset by our net loss of $23.9 million.
The $13.0 million of non-cash charges primarily consisted of depreciation and amortization of $9.8 million and share-based compensation of $2.3 million, $1.3 million of finance expenses, $0.2 million of accrued interest, partially offset by $0.6 million increase in deferred taxes.
The $21.9 million increase in cash resulting from changes in working capital primarily consisted of $25.0 million decrease in accounts receivable and a $5.9 million decrease in other current assets (including prepaid expenses), partially offset by a $4.8 million decrease in trade payables, $2.2 million decrease in other current liabilities, and a $2.0 million decrease due to changes in operating lease liabilities and right of use assets. The changes in working capital were driven primarily by seasonal collections trends.
Investing Activities
During the three months ended March 31, 2021, Net cash used in investing activities was $2.9 million, consisting of $5.5 million purchases of property and equipment, including capitalized platform costs, partially offset by $2.7 million of proceeds from restricted deposits.
During the three months ended March 31, 2020, Net cash provided by investing activities was $5.8 million, consisting of $13.0 million of proceeds from short term deposits,partially offset by $7.0 million purchases of property and equipment, including capitalized platform costs and $0.2 million acquisition cost.
Financing Activities
During the three months ended March 31, 2021, Net cash provided by financing activities was $0.1 million, resulting from $3.6 million proceeds received from share option exercises, partially offset by $3.5 million payment of deferred offering cost.

During the three months ended March 31, 2020, Net cash provided by financing activities was $0.3 million, resulting from proceeds received from share option exercises.
Amendment to Merger Agreement
On April 27, 2021, the parties to the Merger Agreement amended the Merger Agreement to permit as a closing condition the listing of the Taboola Ordinary Shares on Nasdaq in addition to NYSE and to extend the Outside Date (as defined herein) from June 25, 2021, to July 9, 2021. The amendment to the Merger Agreement is filed as Exhibit 2.2 hereto.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED
PER SHARE DATA OF ION AND TABOOLA
The following table sets forth summary historical comparative share and unit information for ION and Taboola and unaudited pro forma combined per share information of Taboola after giving effect to the Transactions (as defined in the section titled “Unaudited Pro Forma Combined Financial Information”), assuming two redemption scenarios as follows:
•	Assuming No Redemptions: This presentation assumes that no ION shareholders exercise redemption rights with respect to their Class A Ordinary Shares.
•
Assuming Maximum Redemptions: This presentation assumes that ION shareholders holding approximately 20,189,024 Class A Ordinary Shares will exercise their redemption rights with respect to their portion of the aggregate of approximately $259 million of funds in ION’s trust account. Taboola’s obligations under the Merger Agreement are subject to the funds contained in the trust account (after giving effect to the ION redemptions), together with the aggregate amount of proceeds under the Subscription Agreements for the PIPE Investment and the Secondary Purchase Agreements for the Secondary Purchases, equaling or exceeding $450 million (the “Minimum Cash Condition”). Furthermore, ION will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination.

The unaudited pro forma book value information reflects the Transactions as if they had occurred on December 31, 2020. The weighted average shares outstanding and net earnings per share information reflect the Transactions as if they had occurred on January 1, 2020.
This information is only a summary and should be read together with the summary historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of ION and Taboola and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of ION and Taboola is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement/consent solicitation statement/prospectus.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of ION and Taboola would have been had the companies been combined during the periods presented.
				Combined Pro Forma and Equivalent Pro Forma(4)(5)(6)
	ION	Taboola	Taboola Post-Split(3)	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the Year Ended December 31, 2020(1)
Book value per share(2)	$0.6	$3.12	$1.16	$2.45	$1.66
Weighted average shares outstanding—basic and diluted	8,358,653	14,934,590	40,333,847	212,569,808	192,380,784
Net income (loss) per share—basic and diluted	$(2.51)	$(0.97)	$(0.36)	$(0.08)	$(0.10)
(1)	No cash dividends were declared under the periods presented.
(2)
Book value per share equals total equity excluding convertible preferred shares and shares subject to possible redemption divided by total weighted shares outstanding. The ION historical weighted average shares outstanding excludes the shares subject to redemption for ION at December 31, 2020.

(3)
Calculated for standalone Taboola after giving effect to the Stock Split based on a forward stock split ratio of 1:2.7007 but without giving effect to the consummation of the Business Combination or the conversion of Taboola preferred shares to Taboola Ordinary Shares.

(4)
In connection with the Business Combination, shareholders of ION will receive one Taboola Ordinary Share for every ION Ordinary Share held, after giving effect to the assumed 1-for-2.7007 forward share split to be effectuated by Taboola for the purpose of causing the value of the outstanding Taboola Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share.

(5)
Equivalent pro forma per share amounts were calculated by multiplying the pro forma book value per share and pro forma loss per share by the exchange ratio of one Taboola Ordinary Share for one ION Ordinary Share (the “Exchange Ratio”).

(6)	Because the Exchange Ratio is 1:1, the pro forma book value per share and pro forma per share is equal to the Equivalent Pro Forma.

PRICE RANGE OF SECURITIES AND DIVIDENDS
ION
ION Units, Class A Ordinary Shares and ION Warrants are currently listed on NYSE under the symbols “IACA.U”, “IACA” and “IACA WS”, respectively. Each ION Unit consists of one Class A Ordinary Share and one-fifth of one redeemable ION Warrant and each whole warrant entitles its holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. ION Units commenced trading on NYSE on October 2, 2020. Class A Ordinary Shares and ION Warrants commenced trading on NYSE on October 27, 2020.
Holders
At the close of business on the record date, there were 4 holders of record of ION Units, 1 holder of record of Class A Ordinary Shares and 3 holders of record of ION Warrants. These numbers are not representative of the number of beneficial holders of our shares, nor is it representative of where such beneficial holders reside, since all of these shares held of record in the United States were held through CEDE & Co., the nominee company of the Depository Trust Company, on behalf of hundreds of firms of brokers and banks in the United States, who in turn held such shares on behalf of several thousand clients and customers.
Dividends
ION has not paid any dividends to its shareholders.
Taboola
Market Price of Taboola Ordinary Shares
Historical market price information regarding Taboola is not provided because there is no public market for their securities. Taboola is applying to list its ordinary shares and warrants on Nasdaq upon the Effective Time under the ticker symbols “TBLA” and “TBLAW,” respectively.
Holders
As of the date of this proxy statement/prospectus, Taboola had sixty-one holders of record.
Dividends
Taboola has not paid any dividends to its shareholders. Following the completion of the Business Combination, Taboola’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that Taboola will retain its earnings for use in business operations and, accordingly, it is not anticipated that Taboola’s board of directors will declare dividends in the foreseeable future.

RISK FACTORS
If the Business Combination is completed, the combined company will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. ION Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement/prospectus.
Risks Related to Taboola’s Business and Our Industry
If we are unable to attract new digital properties and advertisers, sell additional offerings to our existing digital properties and advertisers, or maintain enough business with our existing digital properties and advertisers, our revenue growth prospects will be adversely affected.
We must add new digital properties and advertisers, and encourage existing digital properties and advertisers to add additional offerings from us, in order to sustain or increase our revenue. As the digital advertising industry matures and as competitors introduce more competitive pricing or differentiated products or services that compete with or are perceived to compete with ours, our ability to sell our solutions to new and existing digital properties and advertisers could be impaired. In addition, we may reach a point of saturation at which we cannot continue to grow our revenue from existing digital properties and advertisers because of internal limits they may place on the allocation of space on their sites, allocation of their advertising budgets to digital media, to particular campaigns, to a particular provider, or other reasons. We may also lose revenues if our existing digital properties and advertisers reduce the amount of business they do with us for any reason, including nonrenewal of their agreements with us. If we are unable to attract new digital properties and advertisers or obtain new business from existing digital properties and advertisers or maintain enough business with our existing digital properties and advertisers, our revenue, our revenue growth prospects and business will be adversely affected.
If our performance under contracts with digital properties, where we are obligated to pay a specified minimum guaranteed amount per thousand impressions, do not meet the minimum guarantee requirements, our gross profit could be negatively impacted and our results of operations and financial condition could be harmed.
A significant amount of our revenue comes from contracts with digital properties where we are obligated to pay a specified minimum guaranteed amount per thousand impressions to the digital property. In each of the years ended December 31, 2018 through 2020, our guarantee costs, which we calculate as total payments due under guarantee arrangements in excess of amounts we otherwise would have been required to pay under revenue sharing arrangements, as a percentage of our total payments to digital properties, or TAC, was approximately 15% or less. Although we focus on achieving sufficient revenue per impression through the improvement of our algorithms and using our scale to exceed the minimum guarantees made to digital properties, we may not succeed in doing so. In addition, due to unfavorable macroeconomic, competitive or other conditions, we may be unable to perform as expected under arrangements that provide for such minimum guarantees, in which case our gross profit could be negatively impacted and our results of operation and financial condition could be adversely affected.
We may not be able to compete successfully against current and future competitors because competition in our industry is intense and many competitors, such as Google and Facebook, have substantially more resources than we do. Our competitors may also offer solutions that are perceived by our digital properties and advertisers to be more attractive than our platform. These factors could result in declining revenue or inhibit our ability to grow our business.
Competition for our clients’ advertising budgets is intense. We compete for a share of total advertising budgets with online search and display advertising, including large “walled garden” advertising platforms such as Google and Facebook, and with traditional advertising media, such as direct mail, television, radio, cable and print. Many current and potential competitors have competitive advantages relative to us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising inventory on premium websites and significantly greater financial, technical, sales and marketing resources. Thus, increased competition may result in the loss of business or the inability to win new business, which could negatively affect our revenue and future operating results and our ability to grow our business.

We also expect competition on the digital property side to continue increasing as the industry grows. Increased competition may require us to increase the revenue share with our digital properties, charge less for our solutions, or offer other pricing models that are less attractive to us, any of which could decrease our revenues and margins and harm our results of operations.
Our future growth and success depends on our ability to continue to scale our existing offerings and to introduce new solutions that gain acceptance from digital properties and advertisers and that differentiate us from our competitors.
Our future success depends on our ability to effectively scale our offerings as our business grows to keep pace with demand for our solutions, and achieve long-term profitability. If we fail to implement these changes on a timely basis, or if we are unable to implement them effectively or at all due to factors beyond our control or other reasons, our business may suffer. We may not be successful in addressing these and other challenges we may face in the future. As a growing company in a rapidly evolving industry, our business prospects depend in large part on our ability to:
•	develop and offer a competitive technology platform and offerings that meet our digital properties’ and advertisers’ needs as they change;
•	continuously innovate and improve on the algorithms underlying our technology in order to deliver positive results for our advertisers and digital properties;
•	build a reputation for superior solutions and create trust and long-term relationships with digital properties and advertisers;
•	distinguish ourselves from strong competitors in our industry;
•	maintain and expand our relationships with advertisers who can provide quality content and advertisements;
•	respond to evolving industry and government oversight, standards and regulations that impact our business, particularly in the areas of native advertising, data collection and consumer privacy;
•	prevent or otherwise mitigate failures or breaches of security or privacy; and
•	attract, hire, integrate and retain qualified and motivated employees.
If we are unable to meet one or more of these objectives or otherwise adequately address the risks and difficulties that we face, our business may suffer, our revenue may decline and we may not be able to achieve further growth or long-term profitability.
If we do not manage our growth effectively, the quality of our platform or our relationships with our digital properties and advertisers may suffer, and our operating results may be negatively affected.
Our business has grown rapidly. We rely heavily on information technology, or IT, systems to manage critical functions such as content recommendation, campaign management and operations, payment from advertisers and to digital properties, data storage and retrieval, revenue recognition, budgeting, forecasting, financial reporting and other administrative functions. To manage our growth effectively, we must continue to improve and expand our infrastructure, including our IT, financial and administrative systems and controls. We must also continue to manage our employees, operations, finances, research and development and capital investments efficiently. Our productivity and the quality of our platform may be adversely affected if we do not integrate and train our new employees, particularly our research and development, sales and account management personnel, quickly and effectively and if we fail to appropriately coordinate across our executive, finance, human resources, legal, marketing, sales, operations and advertiser support teams. If we continue our rapid growth, we will incur additional expenses, and our growth may place a strain on our resources, infrastructure and ability to maintain the quality of our platform. If we do not adapt to meet these evolving growth challenges, and if the current and future members of our management team do not effectively scale with our growth, the quality of our platform may suffer and our corporate culture may be harmed. Failure to manage our future growth effectively could cause our business to suffer, which, in turn, could have an adverse impact on our financial condition and results of operations.

If we fail to make the right investment decisions in our offerings and technology platform, or if we are unable to generate or otherwise obtain sufficient funds to invest in them, we may not attract and retain digital properties and advertisers and our revenue and results of operations may decline.
Our industry is subject to rapid changes in standards, regulations, technologies, products and service offerings, as well as in digital property and advertiser demands and expectations. We continuously need to make decisions regarding which offerings and technology to invest in to meet such demands and evolving industry standards and regulatory requirements. We may make wrong decisions regarding these investments. If new or existing competitors offer more attractive offerings, we may lose digital property and/or advertisers, or advertisers may decrease their spending on our platform. New digital property or advertiser demands, superior competitive offerings, new industry standards or regulations could render our existing solutions unattractive, unmarketable or obsolete and require us to make substantial unanticipated changes to our technology platform or business model. Our failure to adapt to a rapidly changing market or to anticipate digital property and/or advertiser demands could harm our business and our financial performance.
We have had, and may in the future continue to have, significant fluctuations in our operating results, which make our future results difficult to predict and could cause our operating results to fall below investors’ expectations.
Our quarterly and annual operating results have fluctuated significantly in the past. Similarly, we expect our future operating results to fluctuate for the foreseeable future due to a variety of factors, many of which are beyond our control. Our fluctuating results could cause our performance to fall below the expectations of investors, and adversely affect the price of our ordinary shares. Because our business is changing and evolving rapidly, our historical operating results may not be useful in predicting our future operating results and it is difficult for us to accurately predict future results. In addition, our rapid growth has limited our ability to reliably track key business metrics and so we have limited understanding of certain aspects of our operations. For example, we do not have good visibility into the seasonality of our business due to the fact that our rapid growth may have masked seasonality. Factors that may increase the volatility of our operating results include the following:
•	the addition or loss of new digital properties;
•	changes in demand and pricing for our platform;
•	the seasonal nature of advertisers’ spending on digital advertising campaigns;
•	changes in our pricing policies or the pricing policies of our competitors;
•	the introduction of new technologies, product or service offerings by our competitors;
•	changes in advertisers’ budget allocations or marketing strategies;
•	changes and uncertainty in the regulatory environment for us or advertisers;
•
changes in the economic prospects of our digital properties and advertisers or the economy generally, which could alter current or prospective advertisers’ spending priorities, or could increase the time or costs required to complete sales with digital properties or advertisers;

•	changes in the availability of advertising inventory or in the cost to reach end consumers through digital advertising;
•	changes in our capital expenditures as we acquire the hardware, equipment and other assets required to support our business;
•	costs related to acquisitions of people, businesses or technologies; and
•	traffic patterns.
Based upon all of the factors described above and others that we may not anticipate, including those beyond our control, we have a limited ability to forecast our future revenue, costs and expenses. As a result, our operating results may from time to time fall below our estimates or the expectations of investors.

If the use of “third party cookies” is rejected by Internet users, subject to unfavorable legislation or regulation, restricted, blocked or limited by technical changes on end users’ devices or Internet browsers, or our ability to use cookie data is otherwise restricted and we are unable to track users in some other way, our performance could decline and we could lose digital properties and advertisers and as a result, revenue.
We use “cookies” (small text files) to gather important data to help deliver our solutions. These cookies are placed through an Internet browser on an Internet user’s computer and correspond to a data set that we keep on our servers. Some of our cookies are “third party” cookies where we do not have a direct relationship with the Internet user. Our cookies collect information, such as when an Internet user views an internet site, clicks on an ad, or visits one of our digital properties. We use these cookies to help us achieve our digital property or advertisers’ campaign goals, to help us ensure that the same Internet user does not unintentionally see the same recommendations too frequently, to report aggregate information to our advertisers regarding the performance of their campaigns and to detect and prevent fraudulent activity. We also use data from cookies to help us decide on an opportunity to place a recommendation in a certain location, at a given time, in front of a particular Internet user. A lack of data associated with cookies may detract from our ability to make decisions about an advertiser’s campaign, and undermine the effectiveness of our solutions.
Cookies may easily be deleted or blocked by Internet users. All of the most commonly used Internet browsers (including Chrome, Firefox, Internet Explorer, Edge and Safari) allow Internet users to prevent cookies from being accepted by their browsers. Internet users can also delete cookies from their computers at any time. Some Internet users also download “ad blocking” software that prevents cookies from being stored on a user’s computer. If more Internet users adopt these settings or delete their cookies more frequently than they currently do, our business could be harmed. Recently, there has been a general trend among Internet users to refuse to accept cookies on their Internet browsers. In addition, the Safari, Firefox and Edge browsers block cookies by default, and other browsers may do so in the future. Unless such default settings in browsers were altered by Internet users, we would be able to set fewer of our cookies in browsers, which could adversely affect our business. In addition, companies such as Google have publicly disclosed their intention to move away from cookies to another form of persistent unique identifier, or ID, to indicate Internet users in the bidding process on advertising exchanges. If such companies do not use shared IDs across the entire digital advertising ecosystem, this could have a negative impact on our ability to find the same anonymous user across different web properties, and reduce the effectiveness of our solutions. These web browser developers have significant resources at their disposal and command substantial market share, and any restrictions they impose could foreclose our ability to understand the preferences of a substantial number of consumers.
In addition, in the European Union, or EU, Directive 2009/136/EC, commonly referred to as the “Cookie Directive,” directs EU member states to ensure that accessing information on an Internet user’s computer, such as through a cookie, is allowed only if the Internet user has given his or her consent. As there were different transpositions of the Cookie Directive in domestic laws across the EU Member States, there are currently different interpretations of what constitutes valid consent (e.g., explicit versus implied consent) across the EU, posing a risk of regulatory divergence and creating legal uncertainty for businesses. The EU also has released a proposed replacement to the Cookie Directive, commonly known as the “ePrivacy Regulation,” to, among other things, better align EU member states and the rules governing online tracking technologies and electronic communications, such as unsolicited marketing and cookies, with the requirements of the European General Data Protection Regulation (GDPR). While the ePrivacy Regulation was originally intended to be adopted on May 25, 2018 (alongside the GDPR), it is currently going through the European legislative process, and commentators now expect it to be adopted in the coming years. Like the GDPR, the proposed ePrivacy Regulation has extra-territorial application as it applies to businesses established outside the EU who provide publicly-available electronic communications services to, or gather data from the devices of, users in the EU. The ePrivacy Regulation may impose burdensome requirements around obtaining consent and impose fines for violations that are materially higher than those imposed under the European Union’s current ePrivacy Directive and related EU member state legislation. Additionally, the use of cookies, as well as the use of the data collected using cookies, may be subject to further legislation or regulation. The United States and other governments have enacted or are considering legislation that regulate the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools.
Limitations on the use or effectiveness of cookies, or other limitations on our ability to collect and use data for advertising, whether imposed by EU member state implementations of the Cookie Directive, by the new ePrivacy Regulation, or otherwise, may impact the performance of our platform. We may be required to, or otherwise may determine that it is advisable to, make significant changes in our business operations and product and services to obtain user opt-in for cookies and use of cookie data, or develop or obtain additional tools and technologies to compensate for a lack of cookie data. We may not be able to make the necessary changes in our business operations and products and services to obtain user opt-in for cookies and use of cookie data, or develop, implement or acquire additional tools that compensate for the lack of data associated with cookies. Moreover, even if we are able to do so, such additional products and tools may be subject to further legislation or regulation, time consuming to develop or costly to obtain, and less effective than our current use of cookies.
If Taboola’s ability to personalize its advertisements and content to users is restricted or prohibited due to various privacy regulations, we could lose digital properties and advertisers, which could cause our financial condition, results of operations and revenues to decline.
The efficacy of our platform for both advertisers and digital properties relies, in part, on our ability to personalize the recommendations we serve to Internet users. If we are unable to personalize due to changes in various privacy regulations or for some other reason beyond our control, the efficacy of our platform may be negatively affected causing our business to suffer, which, in turn, could have an adverse impact on our financial condition, results of operations and revenues.
If Taboola’s AI powered platform fails to accurately predict what ads and content would be of most interest to users or if we fail to continue to improve on our ability to further predict or optimize user engagement or conversion rates for our advertisers, our performance could decline and we could lose digital properties and advertisers, which could cause our results of operations and revenues to decline.
The effective delivery of our solution depends on the ability of Taboola’s AI powered platform to predict what ads and content would be of most interest to users so that our advertisers can achieve desirable returns on their advertising spend. We need to continuously deliver satisfactory results for our advertisers and digital properties in terms of predicting user engagement and conversion rates in order to maintain and increase revenue, which in turn depends in part on the optimal functioning of Taboola’s AI powered platform. In addition, as we have increased the number of advertisers and digital properties that use our offerings on a global basis, we have experienced significant growth in the amount and complexity of data processed by Taboola’s AI and the number of ad and content impressions we deliver. As the amount of data and number of variables processed by Taboola’s AI powered platform increase, the risk of errors in the type of data collected, stored, generated or accessed also increases. In addition, the calculations that the algorithms must compute become increasingly complex and the likelihood of any defects or errors increases. If we were to experience significant errors or defects in Taboola’s AI powered platform, our solution could be impaired or stop working altogether, which could prevent us from generating any revenue until the errors or defects were detected and corrected. Other negative consequences from significant errors or defects in Taboola’s AI powered platform could include:
•	a loss of advertisers and digital properties;
•	fewer user visits to our digital properties;
•	lower click-through rates;
•	lower conversion rates;
•	lower profitability per impression, up to and including negative margins;
•	lower return on advertising spend for advertisers;
•	lower price for the advertising inventory we are able to offer to digital properties;
•	delivery of advertisements that are less relevant or irrelevant to users;
•	liability for damages or regulatory inquiries or lawsuits; and
•	harm to our reputation.
Furthermore, the ability of Taboola’s AI powered platform to accurately predict engagement by a user depends in part on our ability to continuously innovate and improve the algorithms underlying Taboola’s AI powered platform in order to deliver positive results for our advertisers and digital properties that can be clearly attributed to the services we provide. The failure to do so could result in delivering poor performance for our advertisers and a reduced ability to secure advertising inventory. If failures in Taboola’s AI powered platform or our inability to innovate and improve the algorithms underlying Taboola’s AI powered platform result in advertisers and digital properties ceasing to partner with us, we cannot guarantee that we will be able to replace, in a timely or effective manner, departing advertisers with new advertisers that generate comparable revenue or departing digital properties with new digital properties. As a result, the failure by Taboola’s AI powered platform to accurately predict user engagement or conversion rates and to continue to do so over time could result in significant costs to us and our results of operation and financial condition could be adversely affected.
Our business depends on continued engagement by users who interact with our platform on various digital properties. If users begin to ignore our platform or direct their attention to other elements on the digital property, our performance could decline and we could lose digital properties and advertisers, which could cause our results of operations and revenues to decline.
Our ability to sustain continued engagement by users who interact with our platform on various digital properties depends on our ability to continue to provide attractive content to users. If users begin to ignore our platform or direct their attention to other elements on the digital property, our performance could decline and digital property and advertiser satisfaction with our platform may decrease. Technological and other developments may also cause changes in consumer behavior that could affect the attractiveness of our content and ads to users.
While we have adopted a number of strategies and initiatives to address these challenges, there can be no guarantee that our efforts will be successful. If we are unable to demonstrate the continuing value of our platform to advertisers and digital properties, our results may suffer. A decrease in advertising expenditures by our advertisers could lead to a reduction in our ability to obtain high-quality content from digital properties, which in turn could have an adverse effect on our results of operations and revenues.
The effects of health epidemics, such as the recent global COVID-19 pandemic, have had and could in the future have an adverse impact on our revenue, our employees and results of operations.
Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our clients and partners operate, and are significantly impacting economic activity and financial markets. Many marketers have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which we may not be able to accurately predict. For instance, we experienced a notable decline in advertising rates soon after the onset of the COVID-19 pandemic, and we attribute a 12% reduction in our second quarter of 2020 revenue to the pandemic. We took certain steps to address the reduction in advertising rates, which resulted in a gradual recovery in revenue that continued throughout the remainder of the year. See “Taboola's Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Factors and Trends Affecting our Performance—Impact of COVID-19.” In addition, our advertisers’ businesses or cash flows have been and may continue to be negatively impacted by COVID-19, which has and may continue to lead them to seek adjustments to payment terms or delay making payments or default on their payables, any of which may impact the timely receipt and/or collectability of our receivables.
Our operations are subject to a range of external factors related to the COVID-19 pandemic that are not within our control. We have taken precautionary measures intended to minimize the risk of the spread of the virus to our employees, partners and clients, and the communities in which we operate. A wide range of governmental restrictions has also been imposed on our employees’ and clients’ physical movement to limit the spread of COVID-19. There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, and client service efforts, delay and lengthen our sales cycles, decrease our employees’ and clients’ productivity, or create operational or other challenges, any of which could harm our business and results of operations.
The economic uncertainty caused by the COVID-19 pandemic may continue to make it difficult for us to forecast revenue and operating results and to make decisions regarding operational cost structures and investments. We have committed, and we plan to continue to commit, resources to grow our business, including to expand our international presence, employee base, and technology development, and such investments may not yield anticipated returns, particularly if worldwide business activity continues to be impacted by COVID-19. The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

We have historically relied, and expect to continue to rely, on a small number of partners and their respective affiliates for a significant percentage of our revenue. The loss of all or a significant part of their business or an adverse change in the terms of our agreements could significantly harm our reputation, business, financial condition and results of operations.
In 2020, our largest digital property, Microsoft and affiliates, accounted for approximately 20% of our gross revenues generated from advertisers on digital properties, and our top five digital properties accounted for approximately 30% of our gross revenues. We have long-term contracts with our large digital properties, which, in general, contain minimum guarantee requirements. The typical contract length with our large digital properties is over two years (without any right by these properties to terminate earlier than that absent cause).
The loss of all or a significant part of our business with our largest partners, particularly Microsoft and its affiliates, or unfavorable changes in the terms of our agreements with these partners could significantly harm our reputation, business, financial condition and results of operations.
We do not have long-term commitments from our advertisers, and we may not be able to retain advertisers or attract new advertisers that provide us with revenue that is comparable to the revenue generated by any advertisers we may lose.
Most of our advertisers do business with us by placing insertion orders for particular advertising campaigns. If we perform well on a particular campaign, then the advertiser may place new insertion orders with us for additional advertising campaigns. We rarely have any commitment from an advertiser beyond the campaign governed by a particular insertion order and, even then, each particular insertion order may not be completed since advertisers can typically terminate a campaign at any time on twenty-four hours’ notice. As a result, our success is dependent upon our ability to outperform our competitors and win repeat business from existing advertisers, while continually expanding the number of advertisers for whom we provide services. In addition, it is relatively easy for advertisers to seek an alternative provider for their campaigns because there are no significant switching costs. In addition, advertising agencies, with whom we do business, often have relationships with many different providers, each of whom may be running portions of the same campaign. Because we generally do not have long-term contracts, it may be difficult for us to accurately predict future revenue streams. We cannot provide assurance that our current advertisers will continue to use our solutions, or that we will be able to replace departing advertisers with new advertisers that provide us with comparable revenue.
We may not be able to retain digital properties or attract new digital properties that provide us with digital space that is sufficient for our volume of sponsored content or comparable to the digital space provided by any digital properties we may lose.
We do business with our partners by allowing them to share in the revenues we receive from advertisers from campaigns that are placed on their digital properties. If the content we place on the digital property is successful, and the partner is satisfied with our performance and ability to generate revenue, the digital property partner may continue to want us to place content on their website. Alternatively, if we cannot maintain the quality of the content, digital property satisfaction with our platform may decrease. As our advertiser content may appear on multiple digital properties, any decrease in quality may rapidly affect many digital properties in a short period of time. Our commitments from digital properties are for various periods of time, but our success is dependent upon our ability to successfully execute campaigns using available digital space and maintaining partner satisfaction, while continually expanding the number of digital properties from whom we purchase digital space as needed to meet content volume. In addition, after expiration of our agreements, it is easy for digital properties to seek an alternative supplier of content for their digital space because there are no switching costs. We also face a risk that digital property contract renewals decrease our margins as digital properties may seek to negotiate a higher revenue share. Thus, we cannot provide assurance that our current partners will continue to want us to place content on their digital properties, or that we will be able to replace departing digital properties with new digital properties that provide us with sufficient or comparable digital space. In addition, certain trends in the industry designed to achieve a different user experience may significantly impact our business. For example, a partner may redesign its digital property causing us to have less real estate for our content or placing us in less profitable locations of the website.
If our access to quality digital properties or content from advertisers is diminished or if we fail to acquire new content, our revenue could decline and our growth prospects could be impeded.
We must maintain a consistent supply of attractive content and quality digital properties on which we place content. If our access to attractive content diminishes, our ability to pay digital properties will diminish, and if access to quality digital properties diminishes then advertisers may not want to work with us. Thus, our success depends both on our ability to secure quality content and digital real estate.
The amount, quality and cost of supply available to us can change over time. Our digital properties’ contracts are for various periods. As a result, we cannot provide any assurance that we will have ongoing access to a consistent supply of quality digital real estate. Moreover, the number of competitors in our industry is substantial and continues to increase, which could negatively affect the terms of doing business with our digital property partners and ultimately our gross margin. If we are unable to compete favorably for digital properties, we may not be able to place content at competitive rates or find alternative sources of supply with comparable traffic patterns and consumer demographics in a timely manner. Similarly, if we are unable to maintain a consistent supply of quality content from advertisers for any reason, our business, digital property partners retention and loyalty, financial condition and results of operations would be harmed.
If we are successful in attracting more advertising inventory from digital properties than we can satisfy with demand from advertisers, our relationship with certain digital properties, our revenues and our business could be adversely impacted.
Our business model depends on our ability to coordinate the supply of advertising inventory from our digital property partners with demand for that inventory from advertisers. Any material failure to effectively maintain a sufficient number of advertisers relative to the inventory we have available could cause digital properties not to utilize our platform or impair Taboola’s AI’s ability to accurately predict user engagement. As a result, our relationships with certain digital properties, our revenues and our business could be adversely impacted.
If Taboola fails to maintain the quality of content or to prevent low quality, offensive or other non-compliant content from appearing on the digital properties, we could lose digital properties and advertisers, which could cause our results of operations and revenues to decline.
Advertiser and digital property satisfaction with our solution depends on our ability to place high quality advertiser content with content from digital properties that is well-suited to the advertiser’s product or service. If we are unable to keep our advertisers’ content from being placed with low quality, offensive or other non-compliant editorial content, or if we are unable to keep low quality, offensive or other non-compliant ads off of our network of digital properties, our reputation and business may suffer. As we grow our business to serve a larger number of advertisers and digital properties, it could become more challenging to prevent low quality, offensive or other non-compliant content from being shown. In addition, the categories of content that our digital properties accept may change over time and as these categories are removed from our inventory, we could suffer a decrease in cost-per-click and overall revenue. If we are unable to maintain the quality of our advertiser and digital properties, our reputation and business may suffer and we may not be able to retain or secure additional advertiser or digital property relationships.
Historically, the majority of our agreements with digital properties have typically required them to provide us with exclusivity for the term of the agreement. To the extent that such exclusivity is reduced or eliminated for any reason, including due to changes in market practice or changes in or in response to laws, rules or regulations, digital properties could elect to implement competitive platforms or services that could be detrimental to our performance, thereby reducing our revenues and harming our business.
Although the majority of our agreements with digital properties have historically required digital properties to provide us with exclusivity for the term of the agreement, there is no guarantee that we will be able to continue to obtain such exclusive arrangements or to renew existing arrangements on similar terms in the future. To the extent that such exclusivity is reduced or eliminated for any reason, including due to changes in market practice or changes in or in response to laws, rules or regulations, our partners could elect to implement other platforms or services on their digital properties or to seek out other third parties with which to do business, which could be detrimental to our performance, thereby reducing our revenues and having an adverse effect on our business.
If we fail to detect fraudulent clicks, including non-human traffic, serve advertisements on undesirable websites, or serve content that is inappropriate to certain of our digital properties, our reputation will suffer, which would harm our brand and reputation and negatively impact our business, financial condition and results of operations.
Our business depends in part on providing our advertisers and digital properties with a service that they trust, and we have contractual commitments to take reasonable measures to prevent click fraud or distributing content on undesirable digital properties. We use proprietary technology to detect click fraud and block inventory that we know or suspect to be fraudulent. Preventing and combating fraud requires constant vigilance, and we may not always be successful in our efforts to do so. In addition, as we continue to improve our click fraud detection mechanisms, we may find that a portion of our traffic is the result of click fraud, and eliminating this fraudulent traffic would reduce our revenues. We also use proprietary technology to prevent our advertisers’ content from appearing on undesirable digital properties, but we may not be successful in doing so, which would harm our relationship with advertisers. Any of these things would harm our brand and reputation and negatively impact our business, financial condition and results of operations.
Our platform and business are subject to a wide variety of risks from individuals from inside and outside our company. Our policies and procedures may be inadequate to protect us from material losses or other harm caused by these bad actors, which could negatively impact our business, results of operations and reputation.
Our platform and business are subject to a wide variety of risks from individuals both inside and outside our company. We have established policies and procedures to manage our exposure to risk, including risks arising from the actions of our employees. These policies may not be adequate or effective in managing our future risk exposure or protecting us against unidentified or unanticipated risks. Although we regularly update our policies and procedures, including with respect sanctions, bribery, money laundering and insider trading, we may fail to predict future risks due to rapid changes in the market and regulatory conditions and in new markets we enter. Although we have established internal controls to ensure our risk management policies and procedures are adhered to by our employees as we conduct our business, our internal controls may not effectively prevent or detect any non-compliance of our policies and procedures. In particular, these measures may not adequately address or prevent all illegal, improper, or otherwise inappropriate activity from occurring and such conduct could expose us to liability, including through litigation, or adversely affect our brand or reputation. Further, any negative publicity related to the foregoing, whether such an incident occurred on our platform or on our competitors’ platforms, could adversely affect public perception of our industry as a whole, which could negatively affect demand for platforms like ours, and potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could negatively impact our business, results of operations and reputation.
Our business depends on strong brands and well-known digital properties, and failing to maintain and enhance our brands and well-known digital properties would hurt our ability to expand our number of advertisers and digital properties.
Building and maintaining market awareness, brand recognition and goodwill in a cost-effective manner is important to our overall success in achieving widespread acceptance of our existing and future solutions. In particular, our business depends on access to strong brands and well-known digital properties, such as prominent media outlets, and failing to maintain and enhance our relationships with such brands and digital properties would hurt our ability to strengthen our own brand and to expand our current number of advertisers and digital properties. Our efforts in developing our brand may be hindered by the marketing efforts of our competitors, to the degree our competitors are able to decrease the number of high-profile digital properties we are able to work with. Alternatively, if a significant number of well-known digital properties ceased to do business with us due to changing market conditions or for other reasons, our own brand image and reputation could suffer and our business and results of operations could be adversely affected.
The widespread use of technologies that can block or limit the display of our ads could adversely affect our financial results and business.
Technologies have been developed, and will likely continue to be developed, that can block the display of our ads or content or block our ad measurement tools, particularly for advertising displayed on personal computers. We generate substantially all of our revenue from advertising, including revenue resulting from the display of ads via our platform on personal computers. Revenue generated from the display of ads on personal computers has been impacted by these technologies from time to time. As a result, these technologies may have an adverse effect on our financial results and, if such technologies continue to proliferate, in particular with respect to mobile platforms, our future financial results may be harmed.

Our business depends on continued and unimpeded access to the Internet and digital properties by us and our users. Internet access providers, device manufacturers, browser developers or owners of digital properties may be able to restrict, block, degrade, or charge for access to certain of our products and services, which could lead to significant degradation of our service or additional expenses and the loss of users and advertisers.
Our products and services depend on the ability of consumers to access the Internet. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers may take measures that could degrade, disrupt, or increase the cost of user access by restricting or prohibiting the use of their infrastructure to support our platform, by charging increased fees to us or our users, or by providing our competitors preferential access. Some jurisdictions have adopted regulations prohibiting certain forms of discrimination by internet access providers; however, substantial uncertainty exists in the United States and elsewhere regarding such protections. For example, in 2018 the United States Federal Communications Commission repealed net neutrality rules, which could permit internet access providers to restrict, block, degrade, or charge for access. In addition, our platform may be subject to government-initiated restrictions or blockages. COVID-19 has also resulted in quarantines, shelter in place orders, and work from home directives, all of which have increased demands for internet access and may create access challenges. These could result in a decrease of users interacting with our platform, and could impair our ability to attract new advertisers and digital properties.
In addition, we rely on data signals from user activity on websites that we do not control in order to deliver relevant and effective ads on behalf of our advertisers. Our advertising revenue is dependent on targeting and measurement tools that incorporate these signals, and any changes in our ability to use such signals will adversely affect our business. For example, legislative and regulatory changes, such as the GDPR and CCPA, may impact our ability to use such signals in our ad products. In addition, mobile operating system and browser providers, such as Apple and Google, have announced product changes as well as future plans to limit the ability of application developers to use these signals to target and measure advertising on their platforms. These developments may limit our ability to target and measure the effectiveness of ads on our platform, and any additional loss of such signals in the future will adversely affect our targeting and measurement capabilities and negatively impact our advertising revenue.
Large and established internet and technology companies may be able to independently transform the marketplace for data and native advertising and significantly impair our ability to operate.
Large and established internet and technology companies such as Amazon, Apple, Facebook and Google may have the power to significantly change the very nature of the internet display advertising marketplace, and these changes could materially disadvantage us. For example, Amazon, Apple, Facebook and Google have substantial resources and have a significant share of widely adopted industry platforms such as web browsers, mobile operating systems and advertising exchanges and networks. In addition, these or other companies may bundle other services alongside the services that compete with our solutions, thus potentially creating a more competitive platform than ours. Therefore, these companies could leverage their position to make changes to their web browsers, mobile operating systems, platforms, exchanges, networks or other products or services that could be significantly harmful to our business and results of operations.
From time to time certain of our digital properties, typically small and medium digital properties, have, and in the future may continue to, violate the terms of their agreements with us by depriving us of their contractually required advertising inventory.
If a significant number of these digital properties violate their agreements, it could be impractical for us to pursue remedies against all of them and as a result we may lack sufficient or timely advertising inventory for our advertiser clients. As a result, advertisers may be less likely to contract with us in the future. The combined effect of this disruption to our anticipated advertising inventory, and related supply and demand dynamics, could have an adverse effect on our revenue, business operations and reputation.
We may invest in or acquire other businesses, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our financial condition and results of operations.
As part of our business strategy, we have made and may make future investments in or acquisitions of complementary companies, products or technologies. These activities involve significant risks to our business. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, they may not ultimately strengthen our competitive position. Any acquisitions we complete could be viewed negatively by our partners and clients, which could have an adverse impact on our business. In addition, if we are unsuccessful at integrating employees or technologies acquired, our financial condition and results of operations, including revenue growth, could be adversely affected. Any acquisition and subsequent integration will require significant time and resources. We may not be able to successfully evaluate and use the acquired technology or employees, or otherwise manage the acquisition and integration processes successfully. We will be required to pay cash, incur debt and/or issue equity securities to pay for any such acquisition, each of which could adversely affect our financial condition. Our use of cash to pay for acquisitions would limit other potential uses of our cash, including investments in our sales and marketing and product development organizations, and in infrastructure to support scalability. The issuance or sale of equity or convertible debt securities to finance any such acquisitions would result in dilution to our stockholders. If we incur debt, it would result in increased fixed obligations and could also impose covenants or other restrictions that could impede our ability to manage our operations.
If we do not effectively grow and train our sales team and account managers, we may be unable to add new digital properties and advertisers or increase sales to our existing digital properties and advertisers, and our business would be adversely affected.
We continue to be substantially dependent on our sales team and account managers to obtain new digital properties and advertisers and to drive sales from our existing digital properties and advertisers. We believe that there is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training, integrating and retaining sufficient numbers of sales personnel to support our growth. New hires require significant training and it may take significant time before they achieve full productivity. Our recent hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. In addition, if we continue to grow rapidly, a large percentage of our sales team will be new to the company and our solutions. If we are unable to hire and train sufficient numbers of effective sales personnel, or the sales personnel are not successful in obtaining new digital properties and advertisers or increasing sales to our existing digital property and advertiser base, our business would be adversely affected. Finally, managing our sales team and account managers, particularly in light of our growth, and enforcing compliance with our sales policies is a challenge for us.
If we do not effectively maintain and grow our research and development team with top talent, including employees who are trained in artificial intelligence, machine learning and advanced algorithms, we may be unable to continue to improve on our artificial intelligence, our performance could decline and we could lose digital properties and advertisers, which could cause our results of operations and revenues to decline.
Our future success depends on our ability to continue to attract, retain and motivate highly skilled employees, software engineers and other employees with the technical skills in artificial intelligence, machine learning and advanced algorithms that will enable us to deliver effective advertising and content solutions. Competition for highly skilled employees in our industry is intense, in particular in the fields of artificial intelligence and data science, and we expect certain of our key competitors, who generally are larger than us and have access to more substantial resources, to pursue top talent even more aggressively.
We may be unable to attract or retain such highly skilled personnel who are critical to our success, which could hinder our ability to keep pace with innovation and technological change in our industry or result in harm to our key advertiser and digital property relationships, loss of key information, expertise or proprietary knowledge and unanticipated recruitment and training costs. The loss of the services of such key employees could make it more difficult to successfully operate our business and pursue our business goals.
Our growth depends, in part, on the success of our strategic relationships with third parties, including ready access to hardware in key locations to facilitate the delivery of our platform and reliable management of Internet traffic.
We anticipate that we will continue to depend on various third-party relationships in order to grow our business. We continue to pursue additional relationships with third parties, such as technology and content providers, content delivery networks, data partnerships, co-location facilities and other strategic partners. Identifying, negotiating and documenting relationships with third parties requires significant time and resources, as does integrating third-party data and services. Our agreements with providers of technology, computer hardware, co-location facilities, and content are typically non-exclusive, do not prohibit them from working with our competitors or from offering competing services and do not typically have minimum purchase commitments. Our competitors may be effective in providing incentives to third parties to favor their products or services over ours or to otherwise prevent or reduce purchases of our solutions. In addition, these third parties may go out of business, no longer offer their services to us or not perform as expected under our agreements with them, and we may have disagreements or disputes with such third parties, which could negatively affect our brand and reputation.
In particular, our continued growth depends on our ability to source computer hardware, including servers built to our specifications, and the ability to locate those servers and related hardware in co-location facilities in the most desirable locations to facilitate the timely delivery of our services. Disruptions in the services provided at co-location facilities that we rely upon can degrade the level of services that we can provide, which could harm our business. We also rely on our integration with many third-party technology providers to execute our business on a daily basis. We rely on a third-party domain name service, or DNS, to direct traffic to our closest data center for efficient processing. If our DNS provider experiences disruptions or performance problems, this could result in inefficient balancing of traffic across our servers as well as impairing or preventing web browser connectivity to our site, which could harm our business.
Our future success depends on the continuing efforts of our key employees, including our founder, and on our ability to hire, train, motivate and retain additional employees, including key employees.
Our future success depends heavily upon the continuing services of our key employees, including our founder and CEO, Adam Singolda, and on our ability to attract and retain members of our management team and other highly skilled employees, including software engineers, analytics and operations employees and sales professionals. The market for talent in our key areas of operations, including New York, Tel Aviv, California, Bangkok, Sao Paulo and London, is intensely competitive. Our competitors may provide more generous benefits, more diverse opportunities and better chances for career advancement than we do. Some of these advantages may be more appealing to high-quality candidates than those we have to offer. Any of our employees may terminate his or her employment with us at any time.
New employees often require significant training and, in many cases, take significant time before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. In addition, as we move into new geographies, we will need to attract and recruit skilled employees in those areas.
Even if we are successful in hiring qualified new employees, we may be subject to allegations that we have improperly solicited such employees while they remained employed by our competitors, that such employees have improperly solicited other colleagues of theirs employed by the same competitors or that such employees have divulged proprietary or other confidential information to us in violation of their agreements with such competitors. If we are unable to attract, integrate and retain suitably qualified individuals, our business, financial position and results of operations would be harmed.
Our corporate culture has contributed to our success. If we cannot maintain it as we grow, we could lose the innovation, creativity and teamwork fostered by our culture, and our business could be harmed.
We are undergoing rapid growth and we intend to further expand our overall headcount and operations both domestically and internationally and through acquisitions, and we may not be able to do so while effectively maintaining our corporate culture. We believe our corporate culture has been a critical component of our success as we believe it fosters innovation, teamwork, passion for partners and clients and focus on execution, while facilitating knowledge sharing across our organization. As we grow and change, we may find it difficult to preserve our corporate culture, which could reduce our ability to innovate and operate effectively. In turn, the failure to preserve our culture could negatively affect our ability to attract, recruit, integrate and retain employees, continue to perform at current levels and effectively execute our business strategy.

Many advertisers typically spend less in the first quarter and more in the fourth quarter of each calendar year. Our historical revenue growth has mitigated the impact of these seasonal fluctuations in advertising activity. If our growth declines or these typical advertising patterns become more pronounced, seasonality could have a material impact on our revenue, cash flows and operating results.
Our revenue, cash flow and other key operating and performance metrics may vary from quarter to quarter due to the seasonal nature of our advertiser clients’ spending on advertising campaigns. For example, many advertisers tend to devote more of their advertising budgets to the fourth calendar quarter to coincide with consumer holiday spending and correspondingly to spend less in the first quarter. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for it. Our historical revenue growth has masked the impact of seasonality in the past, but if our growth rate declines or seasonal spending becomes more pronounced, seasonality could have a more significant impact on our revenue, cash flow and results of operations from period to period.
We usually incur the cost of an advertiser’s campaign before we bill for services. Such advertisers may have or develop high-risk credit profiles, which may result in credit risk.
We usually incur the cost of an advertiser’s campaign before we bill for services. A portion of our advertiser-side business is sourced through advertising agencies, and we contract with these agencies as agent for a disclosed principal, which is the advertiser. Typically, the advertising agency pays for our services once it has received payment from the advertiser for our services. Our agreements with these agencies typically provide that if the advertiser does not pay the agency, the agency is not liable to us, and we must seek payment solely from the advertiser.
In addition, contracting with advertisers who have or develop high-risk credit profiles, subjects us to credit risk. This credit risk may vary depending on the nature of the advertiser’s business and the advertiser’s monetization of the traffic generated. Any inability to collect costs we have advanced or other amounts due to us, including write-offs of accounts receivable, could have a materially negative effect on our results of operations.
We often pay our digital properties their share of the revenue generated by an advertiser’s campaigns whether or not we have received payment from the advertisers and even if we never receive payment from such advertiser. In addition, we agree with digital properties on a fixed cost for the digital space but a large portion of our revenue from advertisers is tied to the performance of the campaign. As a result, our results of operations and financial condition could be adversely impacted if we do not receive timely payment from our advertisers or if our campaigns do not perform as expected.
Risks Related to Laws and Regulations
We are a multinational organization faced with complex and changing employment regulation in many jurisdictions and are therefore subject to a large number of risks relating to our employees. Failure to appropriately manage these risks can result in a material disruption of our operations, revenues and business.
Various foreign and domestic labor laws govern our relationship with our employees and affect our operating costs. These laws include overtime and sick pay, paid time off, work scheduling, healthcare reform, unemployment tax rates, workers’ compensation rates and applicable local labor or works council laws. A number of factors could adversely affect our operating results, including additional government-imposed increases in overtime and sick pay, paid leaves of absence, mandated health benefits, and changing regulations from the National Labor Relations Board in the United States or similar agencies in other jurisdictions. Complying with any new legislation or reversing changes implemented under existing law could be time-intensive and expensive and may adversely affect our business.
We are a multinational organization faced with complex and changing laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user engagement, or otherwise harm our business.
We are subject to a variety of laws and regulations in the United States and other countries that involve matters central to our business, including privacy, data protection, content, competition, consumer protection, and other matters. The expansion of our activities in certain jurisdictions, or other actions that we may take may subject us to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States. For additional discussion of data privacy and data protection laws applicable to our business, see “Risk

Factors—Risks Related to Laws and Regulations—Legislation and regulation of online businesses, including privacy and data protection regimes, could create unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change our technology platform or business model, which could have a material adverse effect on our business.”
Laws and regulations of the countries and their legal subdivisions in which we operate or conduct business or in which our employees reside, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. For example, regulatory or legislative actions affecting the manner in which we display content to our users could adversely affect user growth and engagement. Such actions could affect the manner in which we provide access to our platform or adversely affect our financial results.
These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions, have in the past led to, and may in the future lead to, unfavorable outcomes including increased compliance costs, delays or impediments in the development of new products, negative publicity and reputational harm, increased operating costs, diversion of management time and attention, and remedies that harm our business, including fines or demands or orders that we modify or cease existing business practices.
Legislation and regulation of online businesses, including privacy and data protection regimes, could create unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change our technology platform or business model, which could have a material adverse effect on our business.
Government regulation could increase the costs of doing business online. U.S. and many other governments have enacted or are considering legislation and regulation related to online advertising to which we are or may become subject, and we expect to see an increase in legislation and regulation related to digital advertising, the collection and use of Internet user data and unique device identifiers, such as IP address or unique mobile device identifiers, and other data protection and privacy regulation. The regulatory environment related to privacy and data protection is increasingly rigorous, with new and constantly changing requirements applicable to our business, and enforcement practices are likely to remain uncertain for the foreseeable future. Such legislation and regulation could affect the costs of doing business online, and could reduce the demand for our solutions or otherwise harm our business, financial condition and results of operations. These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on our results of operations, financial condition and cash flows. For example, a wide variety of provincial, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. While we generally have not collected data from Internet users that is traditionally considered personally identifiable data, such as name, email address, address, phone numbers, social security numbers, credit card numbers, financial or health data, we typically do collect and store IP addresses, other device identifiers that are or may be considered personal data in some jurisdictions or otherwise may be the subject of legislation or regulation.
For example, in the United States, various federal and state regulators, including governmental agencies like the Federal Trade Commission, or the FTC, have adopted, or are considering adopting, laws and regulations concerning privacy and data protection. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act of 2018, or the CCPA, which increases privacy rights for California residents and imposes obligations on companies that process their personal information (including device identifiers, IP addresses, cookies and geo-location), came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. Additionally, voters approved a new privacy law, the California Privacy Rights Act, or the CPRA, in November 2020. Beginning on January 1, 2023, the CPRA will significantly modify the CCPA, including by expanding consumers’ rights with respect to certain sensitive personal information. State laws are changing rapidly and there is discussion in Congress of a new comprehensive federal data privacy law to which we would become subject if it is enacted.

Internationally, laws, regulations and standards in many jurisdictions apply broadly to the collection, use, retention, security, disclosure, transfer and other processing of personal data. For example, the GDPR, which became effective in May 2018, greatly increased the European Commission’s jurisdictional reach of its laws and adds a broad array of requirements for handling personal data (including online identifiers and location data). EU member states are tasked under the GDPR to enact, and have enacted, certain implementing legislation that adds to and/or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations. The GDPR, together with national legislation, regulations and guidelines of the EU member states and the United Kingdom governing the processing of personal data, impose strict obligations and restrictions on the ability to collect, use, retain, protect, disclose, transfer and otherwise process personal data. In particular, the GDPR includes obligations and restrictions concerning the consent and rights of individuals to whom the personal data relates, the transfer of personal data out of the European Economic Area or the United Kingdom, security breach notifications and the security and confidentiality of personal data. The GDPR authorizes fines for certain violations of up to 4% of global annual revenue or €20 million, whichever is greater. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.
Evolving and changing definitions of personal data, within the EU, the United States and elsewhere, especially relating to classification of IP addresses, machine or device identifiers and other information, have in the past and could cause us in the future, to change our business practices, expend significant costs to modify our data processing practices or policies, distract management or divert resources from other initiatives and project, or limit or inhibit our ability to operate or expand our business. Data protection and privacy-related laws and regulations are evolving and could result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. While we currently take steps to avoid collecting personal data that would enable the direct identification of Internet users, we may inadvertently receive this information from advertisers or advertising agencies or through the process of delivering our service. Additionally, while we take measures to protect the security of information that we collect, use and disclose in the operation of our business, and to offer certain privacy protections with respect to such information, such measures may not always be effective. Our advertising clients or digital property partners have or may in the future impose new restrictions relating to the GDPR, the CCPA and other privacy and data protection laws and regulations with which we must adapt and comply. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement or litigation action against us, including fines, sanctions, penalties, judgments, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and results of operations. Even the perception of privacy concerns, whether or not valid, could harm our reputation and inhibit adoption of our solutions by current and future clients and partners.
Potential “Do Not Track” standards or government regulation could negatively impact our business by limiting our access to the user data that informs the advertising campaign we run, and as a result could degrade our performance for our digital properties and advertisers.
As the use of cookies has received ongoing media attention in recent years, some government regulators and privacy advocates have suggested creating a “Do Not Track” standard that would allow Internet users to express a preference, independent of cookie settings in their web browser, not to have their website browsing recorded. All the major Internet browsers have implemented some version of a “Do Not Track” setting. Microsoft’s Internet Explorer includes a “Do Not Track” setting that is selected “on” by default. However, there is limited guidance, consensus and industry standards regarding the definition of “tracking,” what message is conveyed by a “Do Not Track” setting and how to respond to a “Do Not Track” preference. We could face competing policy standards, or standards that put our business model at a competitive disadvantage to other companies that collect data from Internet users, standards that reduce the effectiveness of our solutions, or standards that require us to make costly changes to our solutions. The FTC has stated that it will pursue a legislative solution if the industry cannot agree upon a standard. “Do Not Track” has seen renewed emphasis from proponents of the CCPA, and the CCPA, in certain circumstances, requires browser-based or similar “do not sell” signals. If a standard is imposed by state or federal legislation, or agreed upon by standard setting groups, that requires us to recognize a “Do Not Track” signal and prohibits us from using data as we currently do, then that could hinder growth of advertising and content production on the web generally, and limit the quality and amount of data we are able to store and use, which would cause us to change our business practices and adversely affect our business.

Potential regulation or oversight over native advertising disclosure standards could negatively impact our business by affecting click through rates, which in turn affects the profitability of our digital properties and advertisers.
As “native” advertising, or advertising content designed to blend in with editorial content, increases in popularity among advertisers, digital properties, marketers and regulators are still considering varying approaches and guidelines relating to the labelling of such content. In the United States, the FTC requires that all online advertising must meet a few basic principles: it must be truthful and not misleading, it must substantiate any express or implied claims, it cannot be unfair or deceptive, and any disclosures necessary to make an ad accurate must be clear and conspicuous. The FTC clarified those requirements in March 2013 with a document titled “Dot Com Disclosures: Information about Online Advertising.” Although open to interpretation, those guidelines suggested paid online ads must be disclosed and adequately labeled to users. In December 2013, the FTC held a workshop to discuss whether media outlets are adequately identifying sponsored stories. No clear answers were derived from the workshop, as the FTC did not offer specific guidance on exactly how that content should be labeled. However, failing to clearly disclose something material in an advertisement would, in the views of some participants, be a violation of Section 5 of the Federal Trade Commission Act of 1914. Also, in May 2019, the Interactive Advertising Bureau (IAB), a self-regulatory agency, released its “Native Advertising Playbook 2.0” with the aim of providing a framework for native advertising, including how to clearly and prominently disclose the material as an advertisement. The playbook explains that native advertising must plainly disclose that the ad has been paid for in a conspicuous manner, but does not provide much in the way of additional disclosure guidance. Similarly, self-regulatory bodies such as the National Advertising Division (“NAD”), the investigative unit of the advertising industry’s system of self-regulation administered by the Council of Better Business Bureaus, which has in the past year investigated several advertisers for their native advertising practices in the print and digital space as part of its routine monitoring program, has not provided specific guidance to digital properties and marketers. The NAD’s guidance has relied on the FTC’s advice to search engine companies, which emphasizes the need for visual cues, labels or other techniques to effectively distinguish advertisements in order to avoid misleading consumers, but does not specify what cues, labels or techniques should be used. In the past, both NAD and Advertising Standards Authority, the UK’s independent regulator of advertising, have handled complaints filed against us with respect to our labeling. While those complaints have since been resolved and we seek to comply with respect to the clear labeling rules and guidance issued by NAD and ASA, it is possible that the FTC or one of these self-regulatory bodies could disagree and find that our disclosures are not sufficiently clear or conspicuous to avoid misleading consumers and should be modified. Similar or more stringent standards and self-regulatory principals have been or could be implemented in other countries as well.
If we make mistakes in the implementation of such guidance, or our commitments with respect to these principles, we could be subject to negative publicity, government investigation, government or private litigation, or investigation by self-regulatory bodies or other accountability groups. Any such action against us could be costly and time consuming, require us to change our business practices, cause us to divert management’s attention and our resources and be damaging to our reputation and our business. Moreover, additional or different disclosures may lead to a reduction in end-user’s interaction with sponsored content we distribute resulting in reduced profitability to our digital properties and ourselves.
We are a multinational organization faced with complex and changing advertising regulation in many jurisdictions in which we operate, and we are obligated to comply with such advertising regulations in connection with the advertising we distribute on behalf of our advertiser clients. If we fail to comply with these advertising regulations we or our advertisers could be subject to liability or forced to reduce or suspend operations until we are able to comply, which could reduce our revenues.
We are subject to complex and changing advertising regulations in many jurisdictions in which we operate, and we are obligated to comply with such advertising regulations in connection with the advertising we distribute on behalf of our advertiser clients. For example, much of the federal oversight on digital advertising in the U.S. currently comes from the FTC, which has primarily relied upon Section 5 of the Federal Trade Commission Act, which prohibits companies from engaging in “unfair” or “deceptive” trade practices, including alleged violations of representations concerning privacy protections and acts that allegedly violate individuals’ privacy interests. If we or our advertiser clients are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to alter our business strategy, which would negatively affect our business, financial condition and results of operations.

We are a multinational organization and could be held liable in some jurisdictions in which we operate for the content or advertisements that we distribute on behalf of our advertiser clients, which could expose us to damages or other legal liability.
Our platform allows our advertisers’ advertisements to be displayed on the digital properties of our partners. Although Section 230 of the Communications Decency Act provides immunity, subject to certain conditions, to certain online platforms from claims related to third-party content, the law relating to the liability of online service providers for others’ activities on their services may change. Congressional efforts to restrict the scope of the protections available to online platforms under Section 230, and our current protections from liability for third-party content in the United States, could decrease or change as a result. Claims may be brought against us for defamation, negligence, breach of contract, copyright and trademark infringement, unfair competition, unlawful activity, torts, fraud, or other legal theories based on the nature and content of information available on or via our platform.
We may be subject to claims by virtue of our involvement in hosting, transmitting or providing access to content created by third parties. Defense of any such actions could be costly and involve significant time and attention of our management and other resources, may result in monetary liabilities or penalties, or may require us to change our business in an adverse manner. If the content or ads displayed on our platform are found to be illegal under applicable local law, we may be exposed to fines, civil penalties or consent decrees for such violations of law, which could adversely affect our revenue, reputation and results of operations. In extreme cases, false advertising could lead not only to civil penalties and fines, but also allegations of criminal wrongdoing.
From time to time we are subject to litigation, administrative inquiries and similar governmental procedures, which may be extremely costly to defend, could result in substantial judgment or settlement costs or subject us to other remedies. Litigation and other disputes can also divert management’s attention from our operations and hurt our reputation.
From time to time we are involved in various legal proceedings or government investigations, including, but not limited to, actions relating to breach of contract, intellectual property infringement, competition law or other issues. For example, in April 2021, we became aware that the Antitrust Division of the U.S. Department of Justice is conducting a criminal investigation of hiring activities in our industry, including us. We are cooperating with the Antitrust Division. While there can be no assurances as to the ultimate outcome, we do not believe that our conduct violated applicable law. Claims may be expensive to defend, may divert management’s time away from our operations, and may affect the availability and premiums of our liability insurance coverage, regardless of whether they are meritorious or ultimately lead to a judgment against us. We cannot assure you we will be able to successfully defend or resolve any current or future litigation matters, in which case those litigation matters could have a material and adverse effect on our business, financial condition, operating results, cash flows, reputation and prospects.
We are a multinational organization faced with increasingly complex tax issues in many jurisdictions, and we could be obligated to pay additional taxes in various jurisdictions as a result of new taxes and related laws, which may materially affect our business and results of operations.
As a multinational organization, operating in multiple jurisdictions such as Israel, the United States, the European Union, United Kingdom, Turkey, Brazil, China, Japan, South Korea, India and Thailand, among others, we may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which may be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have a material adverse effect on our liquidity and results of operations. In addition, as internet commerce and globalization continue to evolve, increasing regulation by government authorities becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to digital advertising. The cost to comply with such laws or regulations could be significant, and we may be unable to pass along those costs to our clients in the form of increased fees, which may negatively affect our business and results of operation. We are subject to regular review and audit by Israeli, US and other foreign tax authorities. Although we believe our tax estimates are reasonable, the authorities in these jurisdictions could review our tax returns and impose additional taxes, interest and penalties, and the authorities could claim that various withholding requirements apply to us or our subsidiaries or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which could materially affect our income tax provision, net income, or cash flows in the period or periods for which such determination and settlement is made.

Our tax rate may vary significantly depending on our stock price.
The tax effects of the accounting for stock-based compensation may significantly impact our effective tax rate from period to period. In periods in which our stock price is higher than the grant price of the stock-based compensation vesting in that period, we will recognize excess tax benefits that will decrease our effective tax rate, while in periods in which our stock price is lower than the grant price of the stock-based compensation vesting in that period, our effective tax rate may increase. The amount and value of stock-based compensation issued relative to our earnings in a particular period will also affect the magnitude of the impact of stock-based compensation on our effective tax rate. These tax effects are dependent on our stock price, which we do not control, and a decline in our stock price could significantly increase our effective tax rate and adversely affect our financial results.
We could be required to collect additional sales, use, value added, digital services or other similar taxes or be subject to other liabilities that may increase the costs our clients would have to pay for our products and adversely affect our results of operations.
We collect value added and other similar taxes in a number of jurisdictions. One or more countries or U.S. states may seek to impose incremental or new sales, use, value added, digital services, or other tax collection obligations on us. A successful assertion by one or more U.S. states or foreign countries or change of law requiring us to collect taxes where we presently do not do so, or to collect more taxes in a jurisdiction in which we currently do collect some taxes, could result in substantial liabilities, including taxes on past sales, as well as interest and penalties. Furthermore, certain jurisdictions, such as the United Kingdom, France, India and Italy have recently introduced a digital services tax, which is generally a tax on gross revenue generated from users or customers located in those jurisdictions, and other jurisdictions have enacted or are considering enacting similar laws. A successful assertion by a U.S. state or local government, or other country or jurisdiction that we should have been or should be collecting additional sales, use, value added, digital services or other similar taxes could, among other things, result in substantial tax payments, create significant administrative burdens for us, discourage potential customers from subscribing to our platform due to the incremental cost of any such sales or other related taxes, or otherwise harm our business.
The Israeli tax benefits we currently receive require us to meet several conditions and may be terminated or reduced in the future, which would likely increase our taxes, possibly with a retroactive effect.
Some of our operations in Israel, referred to as “Privileged Enterprise” for FY 2018-2019 and “Preferred Technological Enterprise” commencing FY 2020 carry certain tax benefits under the Law for the Encouragement of Capital Investments, 5719-1959 (the “Investment Law”). In order to be eligible for tax benefits under the Investment Law, our Privileged/Preferred Technological Enterprises must comply with various conditions set forth in the Investment Law, as well as periodic reporting obligations. If we do not meet the requirements for maintaining these benefits or if our assumptions regarding the key elements affecting our tax rates are rejected by the Israeli tax authorities, they may be reduced or cancelled and the relevant operations would be subject to Israeli corporate tax at the standard rate, which is 23% in 2018 and thereafter.
In addition to being subject to the standard corporate tax rate, we could be required to refund any tax benefits we have already received, plus interest and penalties thereon under this program or similar programs we have utilized in the past. Even if we continue to meet the relevant requirements, the tax benefits our current “Privileged/Preferred Technological Enterprise” receive may not be continued in the future at their current levels or at all. If these tax benefits were reduced or eliminated, the amount of taxes we pay would likely increase, as all of our Israeli operations would consequently be subject to corporate tax at the standard rate, which could adversely affect our results of operations. Additionally, if we increase our activities outside of Israel, for example, by way of acquisitions, our increased activities may not be eligible for inclusion in Israeli tax benefit programs. If Israel discontinues or modifies these programs and potential tax benefits, our business, financial condition and results of operations could be adversely affected.
Transfer pricing rules may adversely affect our corporate income tax expense.
Many of the jurisdictions in which we conduct business have detailed transfer pricing rules, which require contemporaneous documentation establishing that all transactions with non-resident related parties be priced using arm’s length pricing principles. The tax authorities in these jurisdictions could challenge our related party transfer pricing policies and as a consequence the tax treatment of corresponding expenses and income. International transfer pricing is an area of taxation that depends heavily on the underlying facts and circumstances and generally involves a significant degree of judgment. If any of these tax authorities were to be successful in challenging our transfer pricing policies, we may be liable for additional corporate income tax, and penalties and interest related thereto, which may have a significant impact on our results of operations and financial condition.
We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act and other U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions and other trade laws and regulations, and any determination that we violated these laws could have a material adverse effect on our business.
We are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. We are also subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the United Kingdom Bribery Act 2010, the Proceeds of Crime Act 2002, Chapter 9 (sub-chapter 5) of the Israeli Penal Law, 1977, the Israeli Prohibition on Money Laundering Law—2000 and possibly other anti-bribery and anti-money laundering laws in countries outside of the United States in which we conduct our activities. Compliance with these laws has been the subject of increasing focus and activity by regulatory authorities, both in the United States and elsewhere, in recent years. Anti-corruption laws are interpreted broadly and prohibit companies and their employees and third-party intermediaries from authorizing, promising, offering, providing, soliciting or accepting, directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. Although we endeavor to conduct our business in accordance with applicable laws and regulations, we cannot guarantee compliance.
Noncompliance with anti-corruption, anti-money laundering, export control, sanctions and other trade laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage and other collateral consequences. If subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. Responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense and compliance costs and other professional fees. In addition, regulatory authorities may seek to hold us liable for successor liability for violations committed by companies in which we invest or that we acquire. As a general matter, enforcement actions and sanctions could harm our business, results of operations and financial condition.
Risks Related to Our Intellectual Property and Technology
Our proprietary rights may be difficult to enforce, particularly because in many instances we rely on trade secrets rather than patents or similar registered legal protections. This could enable others to copy or use aspects of our platform without compensating us, which could erode our competitive advantages and harm our business.
Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop under the intellectual property laws of Israel, the United States and other countries, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business could be adversely affected. We rely on trademark, copyright, trade secret and confidentiality procedures and contractual provisions to protect our proprietary methods and technologies. We have not received any patents covering our proprietary methods or technologies.
Unauthorized parties may attempt to copy aspects of our technology or obtain and use information we regard as proprietary. We generally enter into confidentiality and/or license agreements with our employees, consultants, vendors and advertisers, and generally limit access to and distribution of our proprietary information. However, any steps taken by us may not prevent misappropriation of our technology and proprietary information. Policing unauthorized use of our technology is difficult. In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those of the United States, and mechanisms for enforcement of our proprietary rights in such countries may be inadequate. From time to time, legal action by us may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement. Although we rely on trade secret laws to protect our intellectual property, we may encounter difficulties enforcing our rights given the lack of patent protection. Such litigation could result in substantial costs and the diversion of limited resources and could negatively affect our business, financial condition and results of operations. If we are unable to protect our proprietary rights, including aspects of our technology platform, we may find ourselves at a competitive disadvantage to others who have not incurred the same level of expense, time and effort to create and protect their intellectual property.
We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.
Third parties may assert claims of infringement of intellectual property rights in proprietary technology against us or against our digital properties or advertisers for which we may be held liable or have an indemnification obligation. Our risk of third-party claims may be increased to the extent we rely on unaffiliated persons or firms, over whom we have less control than we would have over our own employees, to develop code. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from operating our business.
Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and ultimately may not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, including treble damages if we are found to have willfully infringed such claimant’s patents or copyrights, royalties or other fees. Any of these events could seriously harm our business financial condition and results of operations.
Legal claims against us resulting from the actions of our advertisers or digital properties could damage our reputation and be costly to defend.
We receive representations from advertisers that the content we place on their behalf does not infringe on any third-party rights. We also rely on representations from our digital properties that they maintain adequate privacy policies that allow us to place pixels on their properties and collect data from users that visit those websites to aid in delivering our solutions. However, we do not independently verify whether we are permitted to deliver advertising to our digital properties’ Internet users or that the content we deliver is legally permitted. If any of our advertisers’ or digital properties’ representations are untrue and our advertisers or digital properties do not abide by foreign, federal, state or local laws or regulations governing their content or privacy practices, we could become subject to legal claims against us, we could be exposed to potential liability (for which we may or may not be indemnified by our advertisers or digital properties), and our reputation could be damaged. Even in those instances where our advertisers and digital properties do indemnify us, it is possible these entities may not be willing or able to cover the claims and we will be responsible for the cost of litigation or required to pay substantial damages.
Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
Our agreements with digital properties, advertiser and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products, services, or other contractual obligations. The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments would harm our business, financial condition and results of operations.
Our solution relies on third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to sell our platform.
Our platform, including our computational infrastructure, relies on software licensed to us by third-party authors under “open-source” licenses. The use of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open-source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open-source software we use. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar solutions with less development effort and time and ultimately put us at a competitive disadvantage.
Although we monitor our use of open-source software to avoid subjecting our products to conditions we do not intend, the terms of many open-source licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our services. Moreover, we cannot guarantee our processes for controlling our use of open-source software will be effective. If we are held to have breached the terms of an open-source software license, we could be required to seek licenses from third parties to continue operating our platform on terms that are not economically feasible, to re-engineer our platform or the supporting computational infrastructure to discontinue use of certain code, or to make generally available, in source code form, portions of our proprietary code, any of which could adversely affect our business, financial condition and results of operations.
We may experience cybersecurity breaches, attacks or threats, or other outages or disruptions of our services, including scheduled or unscheduled downtime, which could harm our brand and reputation and negatively impact our revenue and results of operations.
As we grow our business, we expect to continue to invest in technology services, hardware and software, including data centers, network services, storage and database technologies. Creating the appropriate support for our technology platform, including large-scale serving infrastructure and big data transmission, storage and computation infrastructure, is expensive and complex, and our execution could result in inefficiencies or operational failures and increased vulnerability to cyber-attacks or breaches, which, in turn, could diminish the quality of our services and our performance for our digital properties and our advertisers. Cyber-attacks could include denial-of-service attacks impacting service availability (including the ability to deliver ads) and reliability; the exploitation of software vulnerabilities in Internet facing applications; phishing attacks or social engineering of system administrators (tricking company employees into releasing control of their systems to a hacker); or the introduction of computer viruses, ransomware or malware into our systems with a view to steal confidential or proprietary data. Cyber-attacks of increasing sophistication may be difficult to detect and could result in the theft of our intellectual property and our data or our digital properties’ or advertisers’ data. In addition, we are vulnerable to unintentional errors as well as malicious actions by persons with authorized access to our systems that exceed the scope of their access rights, or unintentionally or intentionally alter parameters or otherwise interfere with the intended operations of our platform.
A hack into our system or a technology glitch may cause a catastrophic effect where a large number of digital properties will stop using our service in a short period of time. While we take measures to protect the security of the systems and information used in the operation of our business, and to implement certain privacy protections with respect to such information, such measures may not always be effective. The steps we take to increase the reliability, integrity and security of our systems as they scale may be expensive and may not prevent system failures, unintended vulnerabilities or other cybersecurity incidents, including those resulting from the increasing number of persons with access to our systems, complex interactions within our technology platform and the increasing number of connections with third party partners and vendors’ technology. Furthermore, because the methods of cyber-attack and deception change frequently, are increasingly complex and sophisticated, and can originate from a wide variety of sources, including nation-state actors, despite our reasonable efforts to ensure the integrity of our systems, we may not be able to anticipate, detect, appropriately react and respond to, or implement effective preventative measures against, all cybersecurity incidents. In addition to our own systems, we use third-party vendors to store, transmit and otherwise process certain of our confidential or proprietary data on our behalf. Due to applicable laws and regulations or contractual obligations, we may be held responsible for any cybersecurity incident attributed to our service providers as they relate to the information we share with them. Although we contractually require these service providers to implement and use reasonable security measures, we cannot control third parties and cannot guarantee a security breach will not occur in their systems.
We may be required to expend significant capital and other resources to protect against, respond to, and recover from any potential, attempted, or existing cybersecurity incidents. As cybersecurity incidents continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities. In addition, our remediation efforts may not be successful. The inability to implement, maintain and upgrade adequate safeguards could have a material adverse effect on our results of operations, financial condition and cash flow. Operational errors or failures or successful cyber-attacks, media reports about such an incident, whether accurate or not, or our failure to make adequate or timely disclosures to the public or law enforcement agencies following any such event, whether due to delayed discovery or a failure to follow existing protocols, could result in damage to our reputation, loss of current and new digital properties or advertisers and other partners and clients, the disclosure of personal, confidential, sensitive or proprietary data, interruptions to our operations and distraction to our management, and significant legal, regulatory and financial liabilities and lost revenues, which could harm our business.
While we currently maintain cybersecurity insurance, such insurance may not be sufficient in type or amount to cover us against claims related to breaches, failures or other cybersecurity-related incidents, and we cannot be certain that cyber insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our results of operations, financial condition and cash flows.
Defects, errors or failures in our technology platform, including our software and systems, could adversely affect our business, operating results and growth prospects.
We depend upon the sustained and uninterrupted performance of our technology platform to operate fundamental aspects of our business. If our technology platform cannot scale to meet demand, or if there are defects or errors in our execution of any of these functions on our platform, then our business could be harmed. Our software and systems are complex and may contain defects or errors, or may experience failures when implemented or when new functionality is released, as we may modify, enhance, upgrade and implement new software, systems, procedures and controls to reflect changes in our business, technological advancements and changing industry trends. Undetected errors and failures may occur, especially when new versions or updates are made. Despite testing by us, errors or bugs in our software have in the past, and may in the future, not be found until the software is in our live operating environment. Any defects, errors, failures or other similar performance problems or disruptions in our software or systems could materially and adversely affect our business, financial condition and results of operations. Defects, errors, failures or other similar performance problems or disruptions, whether in connection with day-to-day operations or otherwise, could damage our clients’ businesses and result in negative publicity, damage to our brand and reputation, loss of or delay in market acceptance of our solutions, increased costs or loss of revenue, loss of competitive position or claims by advertisers for losses sustained by them. In such an event, we may be required or choose to expend additional resources to help mitigate any problems resulting from defects, errors or failures in our software or systems. Alleviating problems resulting from defects, errors or failures in our software or systems could require significant expenditures of capital and other resources and could cause interruptions, delays or the cessation of our business, any of which would adversely impact our financial position, results of operations and growth prospects. In addition, if we experience any defects, errors, failures or other performance problems, our partners could seek to terminate or elect not to renew their contracts, delay or withhold payment or make claims against us. Any of these actions could result in liability, lost business, increased insurance costs, difficulty in collecting accounts receivable, costly litigation or adverse publicity, which could materially and adversely affect our business, financial condition and results of operations. Additionally, our software utilizes open-source software and any defects or errors in such open-source software could materially and adversely affect our business, financial condition and results of operations.
We rely on third-party service providers for many aspects of our business, and any disruption of service experienced by such third-party service providers or our failure to manage and maintain existing relationships or identify other high-quality, third-party service providers could harm our business, results of operations and growth prospects.
We rely on a variety of third-party service providers in connection with the operation of our solutions. Any performance issues, errors, bugs or defects in third-party software or services could result in errors, defects or a failure of our solutions, which could materially and adversely affect our business, financial condition and results of operations. Many of our third-party service providers attempt to impose limitations on their liability for such performance issues, errors, bugs or defects, and if enforceable, we may have additional liability to our clients or to other third parties that could harm our reputation and increase our operating costs. Additionally, in the future, we might need to license other software or services to enhance our solutions and meet evolving client demands and requirements, which may not be available to us on commercially reasonable terms or at all. Any limitations in our ability to use or obtain third-party software or services could significantly increase our expenses and otherwise result in delays, a reduction in functionality or errors or failures of our solutions until equivalent technology or content is either developed by us or, if available, identified, obtained through purchase or licensed and integrated into our solutions, which could adversely affect our business. In addition, third-party software and services may expose us to increased risks, including risks associated with the integration of new technology, the diversion of resources from the development of our own proprietary technology and our inability to generate revenue from new technology sufficient to offset associated acquisition and maintenance costs, all of which may increase our expenses and materially and adversely affect our business, financial condition and results of operations. We will need to maintain our relationships with third-party service providers and obtain software and services from such providers that do not contain any errors or defects. Any failure to do so could adversely affect our ability to deliver effective solutions to our clients and adversely affect our business.
Risks Related to Being a Public Company
Our management team has limited experience managing a public company.
Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company, we are subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These obligations and scrutiny will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.
It is possible that our internal control over financial reporting is not effective because it cannot detect or prevent material errors at a reasonable level of assurance. Our past or future financial statements may not be accurate and we may not be able to timely report our financial condition or results of operations, which may adversely affect investor confidence in us and the price of our ordinary shares.
As a private company, we have not been required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes Oxley Act, or Section 404. As a public company, we will have significant requirements for enhanced financial reporting and internal controls. The process of designing, implementing, testing and maintaining effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing whether such controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting.
It is possible that our internal control over financial reporting is not effective because it cannot detect or prevent material errors at a reasonable level of assurance. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and adversely affect our operating results. In addition, we will be required, pursuant to Section 404, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation and testing. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. In addition, pursuant to Section 404, we will be required to include in the annual reports that we file with the SEC an attestation report on our internal control over financial reporting issued by our independent registered public accounting firm.
Furthermore, as a public company, we may, during the course of our testing of our internal controls over financial reporting, or during the subsequent testing by our independent registered public accounting firm, identify deficiencies which would have to be remediated to satisfy the SEC rules for certification of our internal controls over financial reporting. As a consequence, we may have to disclose in periodic reports we file with the SEC significant deficiencies or material weaknesses in our system of internal controls. The existence of a material weakness would preclude management from concluding that our internal controls over financial reporting are effective, and would preclude our independent auditors from issuing an unqualified opinion that our internal controls over financial reporting are effective. In addition, disclosures of this type in our SEC reports could cause investors to lose confidence in the accuracy and completeness of our financial reporting and may negatively affect the trading price of our ordinary shares, and we could be subject to sanctions or investigations by regulatory authorities. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our disclosure controls and procedures or internal controls over financial reporting, it could negatively impact our business, results of operations and reputation.
We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although we are subject to Israeli laws and regulations with regard to certain of these matters and intend to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.
We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.
As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2021. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.
As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. We intend to rely on this “foreign private issuer exemption” with respect to Nasdaq rules for shareholder meetings quorums and rules requiring shareholder approval. We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.
As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and could also make it more difficult for us to attract and retain qualified members of our board.
We continue to evaluate these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.
We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of control over financial reporting. Though we will be required to disclose material changes in internal control over financial reporting on an annual basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting.
We currently have limited accounting personnel and we have begun the process of evaluating the adequacy of our accounting personnel staffing level and other matters related to our internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. As a result, the market price of our ordinary shares could be negatively affected, and we could become subject to litigation including shareholder suits or investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.
Risks Related to Our Ordinary Shares
Our share price may be volatile, and you may lose all or part of your investment.
The market price of our ordinary shares could be highly volatile and may fluctuate substantially as a result of many factors, including:
•	actual or anticipated fluctuations in our results of operations;
•	variance in our financial performance from the expectations of market analysts or others;
•	announcements by us or our competitors of significant business developments, changes in significant customers, acquisitions or expansion plans;
•	our involvement in litigation;
•	our sale of ordinary shares or other securities in the future;
•	market conditions in our industry;
•	changes in key personnel;

•	the trading volume of our ordinary shares;
•	changes in the estimation of the future size and growth rate of our markets; and
•	general economic and market conditions.
In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of our ordinary shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation we could incur substantial costs and our management’s attention and resources could be diverted.
An active trading market for our ordinary shares may not be sustained to provide adequate liquidity.
An active trading market may not be sustained for our ordinary shares. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling ordinary shares and may impair our ability to acquire other companies by using our shares as consideration.
The market price of our ordinary shares could be negatively affected by future issuances or sales of our ordinary shares.
Immediately following completion of the Business Combination and the other Transactions, we will have 213,228,286 ordinary shares outstanding, assuming no redemptions. Sales by us or our shareholders of a substantial number of ordinary shares, the issuance of ordinary shares as consideration for acquisitions, or the perception that these sales might occur, could cause the market price of our ordinary shares to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.
As of December 31, 2020, after giving pro forma effect to the Merger and the other Transactions, we would have had 32,150,000 shares available for future grant under our share option plans and 75,446,042 ordinary shares that were subject to share options and restricted share units. Of this amount, after giving pro forma effect to the Business Combination and the other Transactions, 59,958,770 would have been vested and exercisable as of December 31, 2020. Subsequent to December 31, 2020, we granted additional options and restricted share units to certain employees as more fully described in “Unaudited Pro Forma Combined Financial Information—Basis of Presentation” and “Management Following the Business Combination — Aggregate Compensation of Executive Officers and Directors”.
We do not expect to pay any dividends in the foreseeable future.
We have never declared or paid any dividends on our ordinary shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business.
Our board of directors has sole discretion over whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant. In addition, the Israel Companies Law imposes restrictions on our ability to declare and pay dividends. Payment of dividends may also be subject to Israeli withholding taxes.
If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.
The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our results of operations fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our amended and restated articles of association to be effective upon the closing of the Business Combination provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act which may impose additional litigation costs on our shareholders.
Our amended and restated articles of association to be effective upon the closing of the Business Combination provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any claims arising under the Securities Act or the Federal Forum Provision. However, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act. While the Federal Forum Provision does not restrict the ability of our shareholders to bring claims under the Securities Act, nor does it affect the remedies available thereunder if such claims are successful, we recognize that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs which may discourage the filing of claims under the Securities Act against the Company, its directors and officers. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies' organizational documents has been challenged in legal proceedings and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our amended and restated articles of association. If a court were to find the choice of forum provision contained in our amended and restated articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.
Risks Relating to Our Incorporation and Location in Israel
Conditions in Israel could adversely affect our business.
We are incorporated under the laws of the State of Israel, and our principal research and development facilities, including our major data centers, are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect our business. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. In the event that our facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of its facilities, our ability to deliver products to advertisers could be materially adversely affected.
Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturn in the economic or financial condition of Israel, could adversely affect our operations and product development, and could cause our sales to decrease.
In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, particularly if such call-ups include the call-up of members of our management. Such disruption could materially adversely affect our business, financial condition and results of operations.
Investors’ rights and responsibilities as our shareholders will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of non-Israeli companies.
We were incorporated under Israeli law and the rights and responsibilities of our shareholders are governed by our articles of association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S. and other non-Israeli corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in the company has a duty to act in fairness towards the company. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.
Provisions of Israeli law and our amended and restated articles of association to be effective upon the closing of the Business Combination may delay, prevent or make undesirable an acquisition of all or a significant portion of our shares or assets.
Provisions of Israeli law and our amended and restated articles of association to be effective upon the closing of the Business Combination could have the effect of delaying or preventing a change in control and may make it more difficult for a third-party to acquire us or our shareholders to elect different individuals to our board of directors, even if doing so would be considered to be beneficial by some of our shareholders, and may limit the price that investors may be willing to pay in the future for our ordinary shares. Among other things:
•	Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased;
•
Israeli corporate law requires special approvals for certain transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions;

•	Israeli corporate law does not provide for shareholder action by written consent for public companies, thereby requiring all shareholder actions to be taken at a general meeting of shareholders;
•	our amended and restated articles of association to be effective upon the closing of the Business Combination divide our directors into three classes, each of which is elected once every three years;
•
our amended and restated articles of association to be effective upon the closing of the Business Combination generally require a vote of the holders of a majority of our outstanding ordinary shares entitled to vote present and voting on the matter at a general meeting of shareholders (referred to as simple majority), and the amendment of a limited number of provisions, such as the provision empowering our board of directors to determine the size of the board, the provision dividing our directors into three classes, the provision that sets forth the procedures and the requirements that must be met in order for a shareholder to require the Company to include a matter on the agenda for a general meeting of the shareholders and the provisions relating to the election and removal of members of our board of directors and empowering our board of directors to fill vacancies on the board, require a vote of the holders of 65% of our outstanding ordinary shares entitled to vote at a general meeting;

•
our amended and restated articles of association to be effective upon the closing of the Business Combination do not permit a director to be removed except by a vote of the holders of at least 65% of our outstanding shares entitled to vote at a general meeting of shareholders; and

•	our amended and restated articles of association to be effective upon the closing of the Business Combination provide that director vacancies may be filled by our board of directors.
Further, Israeli tax considerations may make potential transactions undesirable to us or some of our shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including, a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

Our amended and restated articles of association to be effective upon the closing of the Business Combination provide that unless the Company consents otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between the Company and its shareholders under the Companies Law and the Israeli Securities Law, which could limit its shareholders ability to brings claims and proceedings against, as well as obtain favorable judicial forum for disputes with the Company, its directors, officers and other employees.
Unless we agree otherwise, the competent courts of Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. Such exclusive forum provision in our amended and restated articles of association will not relieve the Company of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of the Company will not be deemed to have waived the Company’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholders’ ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors or other employees which may discourage lawsuits against the Company, its directors, officers and employees. The foregoing exclusive forum provision is intended to apply to claims arising under Israeli Law and would not apply to claims for which the federal courts of the United States would have exclusive jurisdiction, whether by law or pursuant to our amended and restated articles of association, including claims under the Securities Act for which there is a separate exclusive forum provision in our amended and restated articles of association. See “—Our amended and restated articles of association to be effective upon the closing of the Business Combination provide that unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act which may impose additional litigation costs on our shareholders.”
General Risks
Fluctuations in the exchange rates of foreign currencies could result in currency transaction losses that negatively impact our financial results.
We currently have sales denominated in currencies other than the US dollar. In addition, we incur a portion of our operating expenses in British pounds, Euro, Israeli shekels, Turkish lira, Japanese Yen and Thai baht, among others. Any fluctuation in the exchange rates of these foreign currencies could negatively impact our business, financial condition and results of operations. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets. In addition, those activities may be limited in the protection they provide us from foreign currency fluctuations and can themselves result in losses.
Economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations.
Our business depends on the overall demand for advertising and on the economic health of our current and prospective advertisers. Economic downturns or instability in political or market conditions may cause current or new advertisers to reduce their advertising budgets. Adverse economic conditions and general uncertainty about economic recovery are likely to affect our business prospects. This could expose us to increased credit risk on advertiser insertion orders, which, in turn, could negatively impact our business, financial condition and results of operations. In addition, continued geopolitical turmoil in many parts of the world have, and may continue to, put pressure on global economic conditions, which could lead to reduced spending on advertising.
We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our existing stockholders. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.
We are exposed to the risk of natural disasters, political events, war, terrorism and pandemics, each of which could disrupt our business and adversely affect our results of operations.
Events beyond our control could have an adverse effect on our business, financial condition, results of operations and cash flows. Disruption to our platform resulting from natural disasters, political events, war, terrorism, pandemics or other reasons could impair our ability to continue to provide uninterrupted platform service to our advertisers and digital properties. Similarly, disruptions in the operations of our key third-parties, such as data centers, servers or other technology providers, could have a material adverse effect on our business.
While we have disaster recovery arrangements in place, they have not been tested under actual disasters or similar events and may not effectively permit us to continue to provide our platform. If any of these events were to occur to our business, our business, results of operations, or financial condition could be adversely affected.
Expansion of current and new partners and clients in our existing international markets is important to our long-term success, and our limited experience in operating our business in certain locations increases the risk that our international operations will not be successful.
As of December 31, 2020, we have offices in Israel, the United States, the United Kingdom, Brazil, Turkey, Thailand, India, Japan, China, South Korea, Australia, Mexico, Germany, Spain and France. Expansion into new international markets requires additional management attention and resources in order to tailor our solutions to the unique aspects of each country. In addition, we face the following additional risks associated with our expansion into international locations:
•	challenges caused by distance, language and cultural differences;
•	longer payment cycles in some countries;
•	credit risk and higher levels of payment fraud;
•
compliance with applicable foreign laws and regulations, including laws and regulations with respect to privacy, consumer protection, spam and content, and the risk of penalties to our users and individual members of management if our practices are deemed to be out of compliance;

•	unique or different market dynamics or business practices;
•	currency exchange rate fluctuations;
•	foreign exchange controls;
•	political and economic instability and export restrictions;
•	potentially adverse tax consequences; and
•	higher costs associated with doing business internationally.
These risks could harm our international expansion efforts, which could have a materially adverse effect on our business, financial condition or results of operations.
Risks Related to ION and the Business Combination
Directors of ION have potential conflicts of interest in recommending that ION shareholders vote in favor of approval of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, and approval of the other proposals described in this proxy statement/prospectus.
When considering the recommendation of the board of directors of ION that ION shareholders vote in favor of the approval of the Business Combination, ION shareholders should be aware that ION’s directors and executive officers, and entities affiliated with them, have interests in the Business Combination that may be different from, or in addition to, the interests of ION shareholders. These interests include:
•	the anticipated appointment of Gilad Shany, ION’s Chief Executive Officer, as a member of the board of directors of Taboola;

•	the continued indemnification of former and current directors and officers of ION and the continuation of directors’ and officers’ liability insurance after the Business Combination;
•	the fact that the Sponsors and directors of ION have waived their right to redeem any of their Class A Ordinary Shares in connection with a shareholder vote to approve the Business Combination;
•
the fact that the Sponsors and directors of ION beneficially own or have an economic interest in ION Warrants that they purchased in a private placement prior to, or simultaneously with, the initial public offering of Class A Ordinary Shares (the “IPO”) for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

•
the fact that the Sponsors and directors of ION paid an aggregate of $25,000 for Class B Ordinary Shares (i.e., the ION founder shares), which immediately prior to the Effective Time will convert into 6,468,750 Class A Ordinary Shares, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, based on the reported closing price of $9.97 per Class A Ordinary Share on NYSE on June 1, 2021;

•
the fact that the Sponsors and directors of ION paid $7,175,000 for the 7,175,000 ION Warrants that they purchased in a private placement, and each ION Warrant will be assumed by Taboola at the closing of the Business Combination and will be exercisable commencing 30 days following the closing of the Business Combination for one Taboola Ordinary Share at $11.50 per share; and

•
if the trust account is liquidated, including in the event ION is unable to complete an initial business combination within the required time period, ION Holdings 1, LP (the “ION Sponsor”) has agreed that it will be liable to ION if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per Class A Ordinary Share and (ii) the actual amount per Class A Ordinary Share sold as part of the ION Units in the IPO held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Class A Ordinary Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

These financial interests of ION’s officers and directors, and entities affiliated with them, may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the proposal to vote in favor of the Business Combination and other proposals to be presented to ION shareholders.
If the PIPE Investment and the Secondary Purchases are not consummated and Taboola does not waive the Minimum Cash Condition, the Business Combination may be terminated.
As a condition to closing the Business Combination, the Merger Agreement provides that the amount in the trust account (after giving effect to ION shareholder redemptions) and the proceeds from the PIPE Investment and the Secondary Purchases must equal or exceed $450,000,000 (the “Minimum Cash Condition”). Since the amount in the trust account is less than $450,000,000, the funds from the PIPE Investment and the Secondary Purchases are required in order to consummate the Business Combination, unless such condition is waived. While the PIPE Investors and Secondary Investors have entered into the Subscription Agreements and the Secondary Purchase Agreements to purchase an aggregate of up to approximately $286,200,000 immediately prior to the Closing, there can be no assurance that such parties to the Subscription Agreements and the Secondary Purchase Agreements will perform their obligations under the Subscription Agreements and the Secondary Purchase Agreements. If the PIPE Investment and the Secondary Purchases are not consummated and Taboola does not waive the Minimum Cash Condition, the Business Combination may be terminated.

Subsequent to the consummation of the Business Combination, Taboola may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.
Although ION has conducted due diligence on Taboola, there can be no assurance that this diligence revealed all material issues that may be present in Taboola’s businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of ION’s or Taboola’s control will not later arise. As a result, Taboola may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Taboola’s preliminary risk assessment. Even though these charges may be non-cash items and not have an immediate impact on Taboola’s liquidity, the fact that Taboola reports charges of this nature could contribute to negative market perceptions about Taboola or its securities. In addition, charges of this nature may cause Taboola to violate net worth or other covenants to which it may be subject. Accordingly, any ION shareholders that choose to remain shareholders following the Business Combination could suffer a reduction in the value of their Taboola Ordinary Shares. Such ION shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Taboola’s officers or directors of a fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials relating to the Business Combination contained an actionable material misstatement or material omission.
Taboola may redeem your unexpired Taboola Warrants received in exchange for your ION Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your ION Warrants or Taboola Warrants worth less.
Under the terms of the public ION Warrants, ION will have the ability to redeem outstanding public ION Warrants at any time after they become exercisable and prior to their expiration. The Taboola Warrants to be issued in exchange for outstanding ION Warrants are expected to be exercisable 30 days after the closing of the Business Combination. When the Taboola Warrants become redeemable by Taboola, Taboola may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Taboola Warrants could force holders (i) to exercise the Taboola Warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the Taboola Warrants at the then-current market price when the holder might otherwise wish to hold its Taboola Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Taboola Warrants are called for redemption, is likely to be substantially less than the market value of the Taboola Warrants. The Taboola Warrants exchanged for ION Warrants that were issued in a private placement are not expected to be redeemable by Taboola so long as they are held by the Sponsors or their permitted transferees.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of, prior to the Business Combination, ION’s securities or, following the Business Combination, Taboola’s securities, may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Class A Ordinary Shares prior to the consummation of the Business Combination may decline. The trading prices of the Class A Ordinary Shares at the time of the Business Combination may vary significantly from their trading prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which ION shareholders vote to approve the Business Combination. Because the number of Taboola Ordinary Shares to be issued pursuant to the Merger Agreement will not be adjusted to reflect any changes in the market price of the Class A Ordinary Shares, the trading price of Taboola Ordinary Shares issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.
In addition, following the Business Combination, fluctuations in the trading price of Taboola Ordinary Shares could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Taboola Ordinary Shares. Accordingly, the valuation ascribed to Taboola in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for Taboola’s securities develops and continues, the trading price of Taboola Ordinary Shares following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Taboola’s control. Any of the factors listed below could have a material adverse effect on your investment in Taboola Ordinary Shares and Taboola Ordinary Shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Taboola Ordinary Shares may not recover and may experience a further decline.
Factors affecting the trading price of Taboola Ordinary Shares may include:
•	actual or anticipated fluctuations in Taboola’s quarterly and annual financial results or the quarterly or annual financial results of companies perceived to be similar to Taboola;
•	changes in the market’s expectations about Taboola’s operating results;
•	success of competitors;
•	Taboola’s operating results failing to meet the expectation of securities analysts or investors in a particular period;
•	changes in financial estimates and recommendations by securities analysts concerning Taboola or the industries in which Taboola operates in general;
•	operating and share price performance of other companies that investors deem comparable to Taboola;
•	Taboola’s ability to market new and enhanced products and services on a timely basis;
•	changes in laws and regulations affecting Taboola’s business;
•	commencement of, or involvement in, litigation involving Taboola;
•	changes in Taboola’s capital structure, such as future issuances of securities or the incurrence of additional debt;
•	volume of Taboola Ordinary Shares available for public sale;
•	any major change in Taboola’s board or management;
•	sales of substantial amounts of Taboola Ordinary Shares by Taboola’s directors, executive officers or significant shareholders or the perception that such sales could occur;
•	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism; and
•	occurrence of natural disasters, pandemics or other unanticipated catastrophes.
Broad market and industry factors may materially harm the trading price of Taboola Ordinary Shares irrespective of Taboola’s operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Taboola Ordinary Shares, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to Taboola could depress its share price regardless of its business, prospects, financial conditions, or results of operations. A decline in the trading price of Taboola Ordinary Shares also could adversely affect Taboola’s ability to issue additional securities and its ability to obtain additional financing in the future.
ION’s Sponsors, directors, officers, advisors and their affiliates may elect to purchase Class A Ordinary Shares or ION Warrants from other ION shareholders, which may influence the vote to approve the Business Combination and reduce the public “float” of Class A Ordinary Shares.
ION’s Sponsors, directors, officers, advisors or their affiliates may purchase Class A Ordinary Shares or ION Warrants in privately negotiated transactions or in the open market either before or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of securities ION’s Sponsors, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase Class A Ordinary Shares or ION Warrants in such transactions.
In the event that ION’s Sponsors, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from other ION shareholders who have already elected to exercise their redemption rights, such selling ION shareholders would be required to revoke their prior elections to redeem their Class A Ordinary Shares. The purpose of any such purchases of Class A Ordinary Shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy a closing condition in the Merger Agreement that requires ION to have a certain amount of cash at the consummation of the Business Combination, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of ION Warrants could be, among other things, to reduce the number of ION Warrants outstanding. Any such purchases of ION’s securities may result in the completion of the Business Combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of Class A Ordinary Shares and the number of beneficial holders of ION’s securities may be reduced, possibly making it difficult to maintain the quotation, listing, or trading of ION’s securities on the NYSE or another national securities exchange, or a lack of liquidity, which could impair ION’s ability to fund its operations and adversely affect its business, financial condition and results of operations.
ION’s Sponsor, officers and directors have agreed to vote in favor of the Business Combination, regardless of how ION’s public shareholders vote. As a result, approximately 20% of the ION voting securities outstanding, representing the ION voting securities held by ION’s Sponsor, officers and directors, will be contractually obligated to vote in favor of the Business Combination subject to the terms and conditions of their respective support agreements.
ION’s Sponsor, officers and directors have agreed to vote their shares in favor of the Business Combination. ION’s Sponsor, officers and directors own all of the Class B Ordinary Shares outstanding prior to the Business Combination which, when converted to Class A Ordinary Shares will comprise approximately 20% of the Class A Ordinary Shares. Accordingly, it is more likely that the necessary shareholder approval for the Business Combination will be received than would be the case if the Sponsor agreed to vote their shares in accordance with the majority of the votes cast by other ION shareholders.
Even if ION consummates the Business Combination, there can be no assurance that Taboola Warrants received by holders of ION Warrants in the Business Combination will be in the money at the time they become exercisable or otherwise, and they may expire worthless.
The exercise price of the Taboola Warrants to be issued in exchange for the outstanding ION Warrants is $11.50 per Class A Ordinary Share. There can be no assurance that the Taboola Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Taboola Warrants may expire worthless.
If ION is unable to complete the Business Combination with Taboola or another business combination by October 6, 2022 (or such later date as ION shareholders may approve), ION will cease all operations except for the purpose of winding up, dissolving and liquidating and ION will redeem its Class A Ordinary Shares and liquidate the trust account, in which case ION shareholders may only receive approximately $10.00 per share and its ION Warrants will expire worthless. In such event, third parties may also bring claims against ION and, as a result, the proceeds held in the trust account could be reduced and the per share liquidation price received by ION shareholders could be less than $10.00 per share.
Under the terms of the ION Articles, ION must complete the Business Combination or another business combination by October 6, 2022, or ION must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Class A Ordinary Shares and, subject to the approval of the remaining ION shareholders and the Board, dissolving and liquidating. In such event, third parties may bring claims against ION. Although ION has obtained waiver agreements from certain vendors and service providers (other than its independent auditors) it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of other ION shareholders.
The ION Sponsor has agreed that it will be liable to ION if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which ION has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per Class A Ordinary Share or (ii) the actual amount per Class A Ordinary Share sold as part of the ION Units in the IPO held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under ION’s indemnity of the underwriters in the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. ION has not asked the ION Sponsor to reserve for its indemnification obligations, it has not independently verified whether the ION Sponsor has sufficient funds to satisfy such obligations, and it believes that the Sponsor’s only assets are securities of ION. As a result, if any such claims were successfully made against the trust account, the funds available for ION’s initial business combination and redemptions could be reduced to less than $10.00 per Class A Ordinary Share. In such event, ION may not be able to complete its initial business combination, and you would receive such lesser amount per Class A Ordinary Share in connection with any redemption of your Class A Ordinary Shares.
ION’s directors may decide not to enforce the indemnification obligations of the ION Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to ION shareholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per Class A Ordinary Share or (ii) the actual amount per Class A Ordinary Share sold as part of the ION Units in the IPO held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and ION Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, ION’s independent directors would determine whether to take legal action against the ION Sponsor to enforce its indemnification obligations.
While ION currently expects that its independent directors would take legal action on its behalf against the ION Sponsor to enforce its indemnification obligations to ION, it is possible that ION’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If ION’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to ION shareholders may be reduced below $10.00 per share.
If, before distributing the proceeds in the trust account to ION shareholders, ION files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of ION shareholders and the per share amount that would otherwise be received by ION shareholders in connection with its liquidation may be reduced.
If, before distributing the proceeds in the trust account to ION shareholders, ION files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in ION’s bankruptcy estate and subject to the claims of third-parties with priority over the claims of ION shareholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by ION shareholders in connection with ION’s liquidation may be reduced. There will be no liquidating distributions with respect to ION Warrants, which will expire worthless.
ION shareholders may be held liable for claims by third parties against ION to the extent of distributions received by such ION shareholders upon redemption of their shares.
If ION is unable to complete the Business Combination with Taboola or another business combination within the required time period, ION will cease all operations except for the purpose of winding up, liquidating and dissolving, subject to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There can be no assurance that ION will properly assess all claims that may be potentially brought against it. As such, ION shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of ION shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, there can be no assurance that third parties will not seek to recover from ION shareholders amounts owed to them by ION.
If ION is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by ION shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by ION shareholders. Furthermore, because ION intends to distribute the proceeds held in the trust account to ION shareholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to ION shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to ION’s creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying ION shareholders from the trust account before addressing the claims of creditors. There can be no assurance that claims will not be brought against it for these reasons.
The ability of ION shareholders to exercise redemption rights with respect to a large number of outstanding Class A Ordinary Shares could increase the probability that the Business Combination would not occur and that ION shareholders would have to wait for liquidation to redeem their Class A Ordinary Shares.
At the time ION entered into the agreements for the Business Combination, it did not know how many ION shareholders will exercise their redemption rights, and therefore it structured the Business Combination based on its expectations as to the number of Class A Ordinary Shares that will be submitted for redemption. If a larger number of Class A Ordinary Shares are submitted for redemption than it initially expected, this could lead to a failure to consummate the Business Combination, a failure to maintain the listing of its securities on a national securities exchange, or a lack of liquidity, which could adversely affect its business, financial condition and results of operations.
The unaudited pro forma combined financial information included in this proxy statement/prospectus may not be indicative of what ION’s actual financial position or results of operations would have been or indicative of what ION’s or Taboola’s actual financial position or results of operations will be in the future.
The unaudited pro forma combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what ION’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, or indicative of what ION’s or Taboola’s actual financial position or results of operation will be in the future. See the section entitled “Unaudited Pro Forma Combined Financial Information” for more information.
ION’s warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on ION’s financial results and Taboola’s financial results upon assuming the warrants in connection with the Business Combination.
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, ION reevaluated the accounting treatment of our 5,175,000 public warrants and 7,175,000 private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.
As a result, included on ION’s balance sheet as of December 31, 2020 contained elsewhere in this registration statement are derivative liabilities related to our warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate after the Business Combination, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants after the Business Combination and that the amount of such gains or losses could be material.

ION has identified a material weakness in its internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.
Following this issuance of the SEC Statement, on April 12, 2021, ION’s management and audit committee concluded that, in light of the SEC Statement, it was appropriate to restate its previously issued audited financial statements as of and for the period ended December 31, 2020 (the “Restatement”). See “—ION’s warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on ION’s financial results and Taboola’s financial results upon assuming the warrants in connection with the Business Combination.” As part of such process, ION identified a material weakness in its internal controls over financial reporting.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.
Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.
If ION identifies any new material weaknesses in the future, any such newly identified material weakness could limit their ability to prevent or detect a misstatement of their accounts or disclosures that could result in a material misstatement of their annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in their financial reporting and their stock price may decline as a result. We cannot assure you that the measures ION has taken to date, or any measures it may take in the future, will be sufficient to avoid potential future material weaknesses.
We may face litigation and other risks as a result of the material weakness in ION’s internal control over financial reporting.
Following the issuance of the SEC Statement, ION’s management and audit committee concluded that it was appropriate to restate ION’s previously issued audited financial statements as of December 31, 2020 and for the period from August 6, 2020 (inception) through December 31, 2020. See “—ION’s warrants are accounted for as liabilities and the changes in value of ION’s warrants could have a material effect on ION’s financial results and Taboola’s financial results upon assuming the warrants in connection with the Business Combination.” As part of the Restatement, ION identified a material weakness in its internal controls over financial reporting.
As a result of such material weakness, the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in ION’s internal control over financial reporting and the preparation of ION’s financial statements. As of the date of this registration statement, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete a Business Combination.
The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.
The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by ION shareholders is not obtained or that there are not sufficient funds in the trust account, in each case, subject to certain terms specified in the Merger Agreement (as described under “The Merger Agreement and Ancillary Documents—Conditions to Closing”), or that other closing conditions are not satisfied. If ION does not complete the Business Combination, it could be subject to several risks, including:
•	the parties may be liable for damages to one another under the terms and conditions of the Merger Agreement;

•
negative reactions from the financial markets, including declines in the price of Class A Ordinary Shares due to the fact that current trading prices may reflect a market assumption that the Business Combination will be completed; and

•	the attention of its management will have been diverted to the Business Combination rather than the pursuit of other opportunities that could have been beneficial to ION.
If the Business Combination does not qualify as a “reorganization” under Section 368(a) of Title 26 of the U.S. Internal Revenue Code (the “Code”), is taxable under Section 367(b) of the Code, or is otherwise taxable to U.S. holders of Class A Ordinary Shares and ION Warrants, then the Business Combination would be taxable with respect to such holders.
It is intended that the Business Combination will qualify as a “reorganization” under the provisions of Section 368(a) of the Code, although, depending on the facts and circumstances, the Business Combination may fail to so qualify. There are many requirements that must be satisfied in order for the Business Combination to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and the reorganization treatment could be adversely affected by events or actions that occur or are taken after the Business Combination. One such requirement, among others, is that the acquiring corporation continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as ION, the qualification of the Business Combination as a reorganization is not free from doubt. In addition, the treatment of the Merger as a reorganization would depend on whether sufficient stockholders of ION exchange their Class A Ordinary Shares for Taboola Ordinary Shares rather than redeem it for cash. If a significant number of stockholders of ION decide to redeem their Class A Ordinary Shares, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Sections 368(a)(1)(B) and 368(a)(2)(E) of the Code may not be satisfied and the requirement that ION retain “substantially all” of its assets to qualify as a reorganization under Section 368(a)(2)(E) of the Code may not be satisfied. The Company has undertaken to use reasonable best efforts to comply with certain covenants intended to support the qualification of the Business Combination as a “reorganization” under the provisions of Section 368(a) of the Code, but no assurances can be given that compliance with such covenants will be sufficient to ensure the Business Combination qualifies as a “reorganization”. Due to the absence of guidance bearing directly on whether an acquisition of a corporation with no active business can qualify as a “reorganization” under Section 368(a) of the Code, legal counsel to ION on U.S. federal income tax matters is not rendering an opinion regarding whether the Business Combination qualifies as a “reorganization” under Section 368(a) of the Code. No ruling has been, or will be, sought by ION or the Taboola from the IRS with respect to the Business Combination and there can be no assurance that the IRS will not challenge the qualification of the Business Combination as a “reorganization” under Section 368(a) of the Code or that a court would not sustain such a challenge.
If the Business Combination qualifies as a reorganization under Section 368(a) of the Code, a U.S. holder who owns Class A Ordinary Shares and exchanges such Class A Ordinary Shares for Taboola Ordinary Shares pursuant to the Business Combination or who owns ION Warrants, which become exercisable for Taboola Warrants in connection with the Business Combination generally should not be expected to recognize gain or loss on such exchange, subject to the discussion with respect to the rules applicable to passive foreign investment companies, PFICs, (see “Certain Material U.S. Federal Income Tax Considerations—I. U.S. Holders—A. Tax Effects of the Business Combination to U.S. Holders —4. PFIC Considerations”) and certain rules under Section 367 of the Code (see “Certain U.S. Federal Income Tax Considerations—I. U.S. Holders—A. Tax Effects of the Business Combination to U.S. Holders —3. Effects of Section 367 to U.S. Holders of ION Securities”).
If the Business Combination fails to qualify as a reorganization under Section 368(a) of the Code, holders of Class A Ordinary Shares would be treated as if they sold their Class A Ordinary Shares in a taxable transaction and would be taxable on the receipt of the Taboola Ordinary Shares in the Business Combination. Further, if the Business Combination fails to qualify as a reorganization under Section 368(a) of the Code, Holders of ION Warrants may be treated be treated as if they sold their ION Warrants in a taxable transaction in exchange for Taboola Warrants, but, as further discussed below in “Certain Material U.S. Federal Income Tax Considerations—I. U.S. Holders—A. Tax Effects of the Business Combination to U.S. Holders —2. Additional Analysis for ION Warrants”, ION Warrants, which become exercisable for Taboola Warrants may not be considered to have been exchanged in a taxable transaction. U.S. holders of Class A Ordinary Shares and U.S. holders of ION Warrants should consult with their tax advisors regarding the tax consequences of the Business Combination and the requirements that must be satisfied in order for the Business Combination to qualify as a reorganization under Section 368(a) of the Code.
For additional information, please read the section entitled “Certain Material U.S. Federal Income Tax Considerations”. The tax consequences to you of the Business Combination will depend on your particular facts and circumstances. Please consult your own tax advisor as to the tax consequences of the Business Combination in your particular circumstances, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws.
If Taboola is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders may suffer adverse tax consequences.
If Taboola is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year (or portion thereof) during which a U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”) holds Taboola Ordinary Shares or Taboola Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder.
Whether Taboola is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, ION is unable to determine whether Taboola will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that Taboola will not be treated as a PFIC for any taxable year. Moreover, Taboola does not expect to provide a PFIC annual information statement for 2021 or going forward. Please see the section entitled “Certain Material U.S. Federal Income Tax Considerations” for a more detailed discussion with respect to Taboola’s potential PFIC status. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the Taboola Ordinary Shares or Taboola Warrants.
The Board has not obtained and will not obtain a third-party valuation or financial opinion in determining whether or not to proceed with the Business Combination.
The Board did not obtain a third-party valuation or financial opinion in connection with its determination to approve the Business Combination. In analyzing the Business Combination, the Board and management conducted a due diligence review of Taboola and researched the industry in which Taboola operates and concluded that the Business Combination was in the best interests of ION shareholders. Accordingly, investors will be relying solely on the judgment of the Board in valuing Taboola’s businesses, and the Board may not have properly valued such businesses. The lack of a third-party valuation or financial opinion may also lead an increased number of ION shareholders to vote against the Business Combination or demand redemption of their Class A Ordinary Shares for cash, which could potentially impact ION’s ability to consummate the Business Combination.
Future resales of Taboola Ordinary Shares and/or Taboola Warrants may cause the market price of such securities to drop significantly, even if its business is doing well.
If following the Business Combination any of Taboola’s large shareholders or members of its management were to sell substantial amounts of Taboola Ordinary Shares and/or Taboola Warrants in the public markets, or the market perceives that such sales may occur, this could have the effect of increasing the volatility in, and put significant downward pressure on, the trading price of Taboola Ordinary Shares and/or Taboola Warrants. Any such volatility or decrease in the trading price of Taboola Ordinary Shares and/or Taboola Warrants could also adversely affect Taboola’s ability to raise capital through an issue of equity securities in the future.
Current ION shareholders will own a smaller proportion of Taboola Ordinary Shares than they currently own of ION Ordinary Shares. Additionally, such ION shareholders will not have a controlling interest in the post-combination company either through ownership of Taboola Ordinary Shares or through representation on the Taboola board of directors.
After the completion of the Business Combination, ION shareholders will own a smaller proportion of Taboola than they currently own of ION. Upon completion of the Business Combination, it is anticipated that ION shareholders (including the Sponsors and directors of ION), will own approximately 15.21% of Taboola Ordinary Shares outstanding immediately after the consummation of the Business Combination. This percentage is calculated based on a number of assumptions, including that none of ION shareholders exercise their redemption rights. In addition, of the current directors of ION, only Gilad Shany is expected to be elected as a member of the board of directors of Taboola. Consequently, ION shareholders, as a group, will not have a controlling interest in Taboola through their ownership and voting power in Taboola and, similarly, ION shareholders will not have a controlling interest in Taboola through representation on the board of directors of Taboola.
Taboola may issue additional Taboola Ordinary Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Taboola Ordinary Shares. Additionally, actions taken by existing ION shareholders to increase the likelihood of approval of the Business Combination and other proposals could have a depressive effect on Class A Ordinary Shares.
Taboola may issue additional Taboola Ordinary Shares or other equity securities in the future in connection with, among other things, future capital raising and transactions and future acquisitions, without your approval in many circumstances. Taboola’s issuance of additional Taboola Ordinary Shares or other equity securities would have the following effects:
•	Taboola’s existing shareholders’ proportionate ownership interest in Taboola may decrease;
•	the amount of cash available per share, including for payment of dividends in the future, may decrease;
•	the relative voting strength of each previously outstanding Taboola Ordinary Share may be diminished; and
•	the trading price of Taboola Ordinary Shares may decline.
At any time prior to the meeting of ION shareholders, during a period when they are not then aware of any material nonpublic information regarding ION or its securities, the Sponsors, directors and executive officers of ION and/or their respective affiliates may purchase Class A Ordinary Shares from institutional and other investors that vote, or indicate an intention to vote, against the Business Combination Proposal and the Merger Proposal, or execute agreements to purchase Class A Ordinary Shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire or vote their shares in favor of the Business Combination Proposal and the Merger Proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal and the Merger Proposal is approved. Entering into any such arrangements may have a depressive effect on the Class A Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Class A Ordinary Shares at a price lower than market and may therefore be more likely to sell the Class A Ordinary Shares it owns, either prior to or immediately after the Meeting of ION shareholders.
If ION shareholders fail to properly demand redemption rights, they will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the trust account.
ION shareholders holding Class A Ordinary Shares may demand that ION redeem their Class A Ordinary Shares for a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination. ION shareholders that seek to exercise this redemption right must deliver their share certificates (if any) and other redemption forms (as applicable) (either physically or electronically) to the Transfer Agent prior to the vote at the meeting of ION shareholders. ION shareholders who fail to properly demand redemption rights will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the trust account. See the section entitled “Extraordinary General Meeting of ION Shareholders —Redemption Rights” for the procedures to be followed if you wish to redeem your Class A Ordinary Shares for cash.
ION shareholders, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding Class A Ordinary Shares.
An ION shareholder, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding Class A Ordinary Shares. Accordingly, if you hold more than 20% of the issued and outstanding Class A Ordinary Shares and the Business Combination Proposal and the Merger Proposal are approved, you will not be able to seek redemption rights with respect to the full amount of your Class A Ordinary Shares and may be forced to hold the Class A Ordinary Shares in excess of 20% or sell them in the open market. There can be no assurance that the value of such excess Class A Ordinary Shares will appreciate over time following the Business Combination or that the market price of the Class A Ordinary Shares will exceed the per-share redemption price.

The exercise of ION’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in ION shareholders’ best interests.
In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Merger Agreement, could result in ION agreeing to amend the Merger Agreement, to consent to certain actions taken by Taboola or to waive rights that ION is entitled to under the Merger Agreement. Such events could arise because of, among other events, changes in the course of Taboola’s businesses, a request by Taboola to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Taboola’s business. In any of such circumstances, it would be at ION’s discretion, acting through the Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for ION and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, ION does not believe there will be any material changes or waivers that ION’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. ION will circulate a new or amended proxy statement/prospectus if changes to the terms of the Merger Agreement would have a material impact on ION shareholders are required prior to the vote on the Business Combination Proposal and the Merger Proposal.
Because ION is incorporated under the laws of the Cayman Islands and Taboola is a corporation organized under the laws of the State of Israel, you may face difficulties in protecting your interests, including in the event the Business Combination is not completed, and your ability to protect your rights through the U.S. federal courts may be limited.
ION is an exempted company incorporated under the laws of the Cayman Islands and Taboola is a corporation organized under the laws of the State of Israel. As a result, it may be difficult for investors to effect service of process within the United States upon ION’s and/or Taboola’s directors or officers, or enforce judgments obtained in the United States courts against ION’s and/or Taboola’s directors or officers.
ION’s corporate affairs are governed by its amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. ION is also subject to the federal securities laws of the United States. The rights of ION shareholders to take action against ION’s directors, actions by minority ION shareholders and the fiduciary responsibilities of ION’s directors to ION shareholders under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of ION shareholders and the fiduciary responsibilities of ION’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.
ION has been advised by Maples Group, ION’s Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against it judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against it predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Taboola was incorporated under Israeli law and the rights and responsibilities of our shareholders are governed by Taboola’s amended and restated articles of association (as the same may be supplemented or amended from time to time) and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S. and other non-Israeli corporations. See “Risks Factors— Risks Relating to Our Incorporation and Location in Israel—Investors’ rights and responsibilities as our shareholders will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of non-Israeli companies.”
Taboola has been advised by its legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law. See “Enforceability of Civil Liability.”
As a result of all of the above, ION shareholders and shareholders of Taboola may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.
Taboola may be subject to securities litigation, which is expensive and could divert management’s attention.
The trading prices of Taboola Ordinary Shares and Taboola Warrants may be volatile and, in the past, companies that have experienced volatility in the trading price of their securities have been subject to securities class action litigation. Taboola may be the target of this type of litigation in the future. Securities litigation against Taboola could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect Taboola’s business.
It may be difficult to enforce a U.S. judgment against ION or Taboola, or their respective directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.
A number of ION and Taboola directors and executive officers are not residents of the United States, and the majority of ION’s and Taboola’s assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon ION and/or Taboola within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides. See “Enforceability of Civil Liability.”
Risks Related to the Redemption
ION does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial portion of ION shareholders do not agree.
ION’s amended and restated memorandum and articles of association provide that in no event will ION redeem Class A Ordinary shares in an amount that would cause ION’s net tangible assets to be less than $5,000,001. However, the Merger Agreement provides that the parties’ obligation to consummate the Business Combination is conditioned on the amount in the trust account (after giving effect to ION shareholder redemptions) and the proceeds from the PIPE Investment and the Secondary Purchases equaling or exceeding $450,000,000. As a result, the Business Combination may be completed even though a substantial portion of ION shareholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their Class A Ordinary Shares. Based on the amount of approximately $259 million in the trust account as of June 1, 2021, and taking into account the anticipated gross proceeds of up to approximately $286,200,000 from the PIPE Investment and the Secondary Purchases, approximately 9,520,000 Class A Ordinary Shares may be redeemed and still enable ION to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement.

In the event the aggregate cash consideration that ION would be required to pay for all Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, it is possible that ION may not complete the Business Combination or redeem any shares, in that case all Class A Ordinary Shares submitted for redemption will be returned to the holders thereof, and ION instead may search for an alternate business combination. However, Taboola may, at its discretion, elect to waive the cash closing condition set forth in the Merger Agreement and the Business Combination may be completed even if the Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us.
There is no guarantee that an ION shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put such ION shareholder in a better future economic position.
There can be no assurance as to the price at which an ION shareholder may be able to sell its Taboola Ordinary Shares in the future following the completion of the Business Combination. Certain events following the consummation of the Business Combination may cause an increase in the trading price of Taboola Ordinary Shares, and may result in a lower value realized now than an ION shareholder might realize in the future had the shareholder not redeemed its Class A Ordinary Shares. Similarly, if an ION shareholder does not redeem its Class A Ordinary Shares, the ION shareholder will bear the risk of ownership of Taboola Ordinary Shares after the consummation of Business Combination, and there can be no assurance that the ION shareholder can sell its Taboola Ordinary Shares in the future for a greater amount than the redemption price set forth for Class A Ordinary Shares in this proxy statement/prospectus. An ION shareholder should consult the ION shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
ION shareholders who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If such ION shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus prior to the deadline, they will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the funds held in the trust account.
ION shareholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things, (i) submit a request in writing and (ii) deliver their share certificates (if any) and other redemption forms (as applicable) to the Transfer Agent electronically through the DWAC system at least two business days prior to the meeting of ION shareholders. In order to obtain a physical share certificate, an ION shareholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is ION’s understanding that ION shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because ION does not have any control over this process or over the brokers it may take significantly longer than two weeks to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, ION shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
ION shareholders electing to redeem their Class A Ordinary Shares will receive their pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Extraordinary General Meeting of ION Shareholders—Redemption Rights” for additional information on how to exercise redemption rights.
If an ION shareholder fails to receive notice of ION’s offer to redeem Class A Ordinary Shares in connection with the Business Combination, or fails to comply with the procedures for tendering Class A Ordinary Shares, such shares may not be redeemed.
If, despite ION’s compliance with the proxy rules, an ION shareholder fails to receive ION’s proxy materials, such ION shareholder may not become aware of the opportunity to redeem its Class A Ordinary Shares. In addition, the proxy materials that ION is furnishing to holders of its Class A Ordinary Shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem Class A Ordinary Shares. In the event that an ION shareholder fails to comply with these procedures, its Class A Ordinary Shares may not be redeemed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Taboola’s forward-looking statements include, but are not limited to, statements regarding Taboola or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:
•	our financial performance following the Business Combination;
•	the impact of the COVID-19 pandemic on our business and the actions we may take in response thereto; and
•	the outcome of any known and unknown litigation and regulatory proceedings.
These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination;
•	the outcome of any legal proceedings that may be instituted against ION or Taboola, the combined company or others following the announcement of the Business Combination;
•	the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of ION or to satisfy other conditions to closing;
•
changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination;

•	the ability to meet stock exchange listing standards following the consummation of the Business Combination;
•	the risk that the Business Combination disrupts current plans and operations of ION or Taboola as a result of the announcement and consummation of the Business Combination;
•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees;

•	costs related to the Business Combination;
•	changes in applicable laws or regulations;
•	Taboola’s estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments;

•	ability to attract new digital properties and advertisers or maintain enough business with existing digital properties and advertisers;
•	ability to meet minimum guarantee requirements in contracts with digital properties;
•	intense competition in the digital advertising space, including with competitors who have significantly more resources;
•	ability to grow and scale Taboola’s ad and content platform through new relationships with advertisers and digital properties;
•	ability to secure high quality content from advertisers;
•	ability to make continued investments in Taboola’s AI-powered technology platform;
•	the need to attract, train and retain highly-skilled technical workforce;
•	changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising;
•	continued engagement by users who interact with Taboola’s platform on various digital properties;
•	the impact of the ongoing COVID-19 pandemic;
•	changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising;
•	ability to enforce, protect and maintain intellectual property rights;
•	risks related to the fact that we are incorporated in Israel and governed by Israeli law; and
•	and other risks and uncertainties set forth in the section entitled “Risk Factors” in this proxy statement/prospectus.

EXTRAORDINARY GENERAL MEETING OF ION SHAREHOLDERS
General
ION is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the Board for use at the extraordinary general meeting (the “meeting”) of ION shareholders and at any adjournment or postponement thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the meeting.
Date, Time and Place of Extraordinary General Meeting of ION’s Shareholders
The meeting will be held at 11:00 a.m. Eastern time, on June 28, 2021, at https://www.cstproxy.com/ionacquisitioncorp1/sm2021. In light of ongoing developments related to the coronavirus (COVID-19) pandemic, after careful consideration, ION has determined that the meeting will be a hybrid virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. For the purposes of Cayman Islands law and the ION Articles, the physical location of the meeting will be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. You or your proxyholder will be able to attend and vote at the meeting online by visiting https://www.cstproxy.com/ionacquisitioncorp1/sm2021 and using a control number assigned by Continental Stock Transfer & Trust Company, the transfer agent to ION. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement.
Purpose of the Meeting
At the meeting, ION is asking its shareholders to consider and vote on:
(1)
Proposal No. 1 — The Business Combination Proposal — An Ordinary Resolution to approve, ratify and adopt the Merger Agreement (to which the form of Plan of Merger is appended), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby; and

(2)
Proposal No. 2 — The Merger Proposal — A Special Resolution to approve the Plan of Merger and to authorize the merger of Merger Sub with and into ION, with ION surviving the merger as a wholly owned subsidiary of Taboola, and the issuance of ordinary shares of Taboola to ION shareholders as merger consideration; and

(3)
Proposal No. 3 — The Share Capital Proposal — An Ordinary Resolution to approve the alteration of the authorized share capital of ION at the effective time of the Merger (upon its becoming a wholly owned subsidiary of Taboola); and

(4)
Proposal No. 4 — The Adjournment Proposal — An Ordinary Resolution to approve, if necessary, the adjournment of the meeting to a later date or dates to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Merger Proposal. This proposal will only be presented at the meeting if there are not sufficient votes to approve the Business Combination Proposal and the Merger Proposal.

Recommendation of ION’s Board of Directors
At a meeting of the Board held on January 24, 2021, the Board unanimously determined that the form, terms and provisions of the Merger Agreement, including all exhibits and schedules attached thereto, including the Sponsor Support Agreement and the Taboola Shareholder Support Agreement, are in the best interests of ION, adopted and approved the Merger Agreement and the Transactions, determined to recommend to ION’s shareholders that they approve and adopt the Merger Agreement, the Sponsor Support Agreement and the Taboola Shareholder Support Agreement and approve the Business Combination and the other matters proposed in this proxy statement/prospectus and determined that the foregoing be submitted for consideration by ION’s shareholders at the extraordinary general meeting of ION’s shareholders. The Board unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Share Capital Proposal, and “FOR” the Adjournment Proposal if the Adjournment Proposal is presented to the meeting.

Record Date; Persons Entitled to Vote
ION shareholders will be entitled to vote or direct votes to be cast at the meeting if they owned ION Ordinary Shares at the close of business on May 7, 2021, which is the record date for the meeting. Shareholders will have one vote for each ION Ordinary Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. ION’s Warrants do not have voting rights. On the record date, there were 32,343,750 ION Ordinary Shares outstanding, of which 25,875,000 were Class A Ordinary Shares.
Quorum
The presence or representation by proxy (which would include presence at the virtual meeting), of the holders of a majority of all the ION Ordinary Shares entitled to vote constitutes a quorum at the meeting. Abstentions will be counted as present for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.
Vote Required
The approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting. The approval of the Business Combination Proposal, the Share Capital Proposal and the Adjournment Proposal requires the affirmative vote of a simple majority of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting. Accordingly, assuming that a quorum is present, an ION shareholder’s failure to vote, as well as an abstention and a broker non-vote, will have no effect on the outcome of the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal.
Voting Your Shares
Each Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Ordinary Shares you beneficially own are properly counted.
There are two ways to vote your Ordinary Shares at the meeting:
•
You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your Ordinary Shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your Ordinary Shares, your Ordinary Shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal, if presented. Votes received after a matter has been voted upon at the meeting will not be counted.

•	You Can Attend the Meeting and Vote.
•
If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the hybrid virtual meeting, go to https://www.cstproxy.com/ionacquisitioncorp1/sm2021, enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•
Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the hybrid virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the hybrid virtual meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the hybrid virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.
Abstentions and Broker Non-Votes
An abstention occurs when a shareholder attends a meeting, or is represented by proxy, but abstains from voting. At the meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Assuming that a quorum is present, an ION shareholders' abstention will have no effect on the outcome of the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be treated as an abstention and will have no effect on the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the four proposals described in this proxy statement/prospectus, if a beneficial owner of shares of Ordinary Shares held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be permitted under NYSE rules to be voted at the meeting, and thus will not be counted as present or represented by proxy at the meeting. The vote to approve the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal are based on the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, not just the shares that are counted as present or represented by proxy at the meeting. As a result, assuming that a quorum is present, if you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal.
Failure to Vote
If you are a shareholder of record and you do not sign and return your proxy card by mail or vote at the meeting, your shares will not be voted at the meeting, will not be counted as present or represented by proxy at the meeting and will not be counted as present for purposes of determining whether a quorum exists.
As discussed above, under NYSE rules, brokers, banks and other nominees do not have discretionary voting authority with respect to any of the four proposals described in this proxy statement/prospectus. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the meeting and will not be counted as present or represented by proxy at the meeting or counted as present for purposes of determining whether a quorum exists.
The vote to approve the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal is based on the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, not just the shares that are counted as present or represented by proxy at the meeting. As a result, assuming that a quorum is present, if you fail to vote your shares, it will have no effect on the outcome of the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal and the Adjournment Proposal.
Revoking Your Proxy
If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•	you may send another proxy card with a later date;
•	you may notify ION’s Secretary in writing before the meeting that you have revoked your proxy; or
•	you may attend the hybrid virtual meeting, revoke your proxy, and vote, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have any questions about how to vote or direct a vote in respect of your ION Ordinary Shares, you may call Morrow Sodali LLC, ION’s proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing IACA.info@investor.morrowsodali.com.
Redemption Rights
Any holder of Class A Ordinary Shares as of the record date may demand that ION redeem such Class A Ordinary Shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $10 per Class A Ordinary Share as of June 1, 2021), calculated as of two business days prior to the consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination with Taboola is consummated, ION will redeem these Class A Ordinary Shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these Class A Ordinary Shares following the Business Combination.
Notwithstanding the foregoing, a holder of Class A Ordinary Shares, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will be restricted from seeking redemption rights with respect to more than 20% of the issued and outstanding Class A Ordinary Shares. Accordingly, all Class A Ordinary Shares in excess of 20% held by a shareholder, together with any affiliate or any other person with whom he or she is acting in concert or as a partnership, syndicate, or other group, will not be redeemed for cash.
Our Sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any Class A Ordinary Shares they may hold in connection with the completion of the Business Combination.
Holders of Class A Ordinary Shares or ION Units who wish to exercise their redemption rights must (i) if they hold their Class A Ordinary Shares through ION Units, elect to separate their ION Units into the underlying Class A Ordinary Shares and ION Warrants and (ii) prior to 11:00 a.m., Eastern time, on June 24, 2021, (a) submit a written request to the Transfer Agent that ION redeem their share certificates (if any) and other redemption forms (as applicable) for cash and (b) deliver their Class A Ordinary Shares to the Transfer Agent physically or electronically using the DTC’s DWAC (Deposit and Withdrawal at Custodian).
If the shareholder holds its Class A Ordinary Shares in “street name,” they will have to coordinate with their broker to have their Class A Ordinary Shares certificated or delivered electronically. Class A Ordinary Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the Class A Ordinary Shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their Class A Ordinary Shares.
Any request for redemption, once made by a holder of public ordinary shares, may not be withdrawn once submitted to the Transfer Agent unless the Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). A shareholder that has delivered its Class A Ordinary Shares to the Transfer Agent in connection with a redemption request who subsequently decides not to exercise redemption rights may withdraw the redemption request any time prior to the deadline for submitting redemption requests and thereafter, with our consent, until the Closing, by contacting the Transfer Agent and requesting that it return the Class A Ordinary Shares (physically or electronically) to such shareholder.
If the Business Combination is not approved or completed for any reason, then shareholders who elected to exercise their redemption rights will not be entitled to redeem their Class A Ordinary Shares for a pro rata portion of the trust account. In such case, ION will promptly return any Class A Ordinary Shares and share certificates (if any) delivered by such holders.
The closing price of the Class A Ordinary Shares on June 1, 2021, was $9.97. The cash held in the trust account on such date was approximately $259 million (approximately $10 per Class A Ordinary Shares). Prior to exercising redemption rights, shareholders should verify the market price of the Class A Ordinary Shares as they may receive higher proceeds from the sale of their Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per Class A Ordinary Share is higher than the redemption price. ION cannot assure its shareholders that they will be able to sell their Class A Ordinary Shares in the open market, even if the market price per Class A Ordinary Share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their Class A Ordinary Shares.
If a holder of Class A Ordinary Shares exercises its redemption rights, then it will be exchanging its Class A Ordinary Shares for cash and will no longer own those Class A Ordinary Shares. A redeeming shareholder will be entitled to receive cash for these Class A Ordinary Shares only if, prior to the deadline for submitting redemption requests, it (a) properly demands redemption and (b) delivers its share certificates (if any) and other redemption forms (as applicable) (either physically or electronically) to the Transfer Agent, and the Business Combination is consummated.
If the number of redemptions exceeds the maximum redemption scenario described herein, ION may need to obtain additional debt or equity financing to the complete the Business Combination. Any such financing would require the prior written consent of Taboola.
Appraisal Rights
None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act. ION shareholders may be entitled to give notice to ION prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her ION shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. ION believes that such fair market value would equal the amount which ION shareholders would obtain if they exercise their redemption rights as described herein.
Proxy Solicitation Costs
ION is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or on the Internet. ION and its directors, officers and employees may also solicit proxies by telephone or by other electronic means. ION will bear the cost of the solicitation.
ION has hired Morrow Sodali LLC to assist in the proxy solicitation process. ION has agreed to pay Morrow Sodali a fee of $32,500 plus disbursements.
ION will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ION will reimburse them for their reasonable expenses.
Other Matters
As of the date of this proxy statement/prospectus, the Board does not know of any business to be presented at the meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.
Interests of ION’s Officers and Directors in the Transactions
When considering the recommendation of the Board that ION shareholders vote in favor of the approval of the Business Combination, ION shareholders should be aware that ION’s directors and executive officers, and entities affiliated with them, have interests in the Business Combination that may be different from, or in addition to, the interests of ION shareholders. These interests include:
•	the anticipated appointment of Gilad Shany, ION’s Chief Executive Officer, as a member of the board of directors of Taboola;
•	the continued indemnification of former and current directors and officers of ION and the continuation of directors’ and officers’ liability insurance after the Business Combination;
•	the fact that the Sponsors and directors of ION have waived their right to redeem any of their Class A Ordinary Shares in connection with a shareholder vote to approve the Business Combination;

•
the fact that the Sponsors and directors of ION beneficially own or have an economic interest in Class A Ordinary Shares and in ION Warrants that they purchased in a private placement prior to, or simultaneously with, the IPO for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

•
the fact that the Sponsors and directors of ION paid an aggregate of $25,000 for the Class B ordinary shares (i.e., the ION founder shares), which immediately prior to the Effective Time will convert into 6,468,750 Class A Ordinary Shares, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, estimated based on the reported closing price of $9.97 per Class A Ordinary Share on NYSE on June 1, 2021;

•
the fact that the Sponsors and directors of ION paid $7,175,000 for the 7,175,000 ION Warrants that they purchased in a private placement, and each ION Warrant will be assumed by Taboola at the closing of the Business Combination and will be exercisable commencing 30 days following the closing of the Business Combination for one Taboola Ordinary Share at $11.50 per share; and

•
if the trust account is liquidated, including in the event ION is unable to complete an initial business combination within the required time period, ION Holdings 1, LP (the “ION Sponsor”) has agreed that it will be liable to ION if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per Class A Ordinary Share and (ii) the actual amount per Class A Ordinary Share sold as part of the ION Units in the IPO held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Class A Ordinary Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

These financial interests of the officers and directors, and entities affiliated with them, may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the proposal to vote in favor of the Business Combination and other proposals to be presented to ION shareholders.
Purchases of ION Shares
At any time prior to the meeting, during a period when they are not then aware of any material nonpublic information regarding ION or its securities, the Sponsors, Taboola and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal and the Merger Proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Class A Ordinary Shares or vote their Class A Ordinary Shares in favor of the Business Combination Proposal and the Merger Proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the Business Combination Proposal and the Merger Proposal is approved. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their Class A Ordinary Shares, including the granting of put options and, with ION’s consent, the transfer to such investors or holders of Class A Ordinary Shares or ION Warrants owned by the Sponsors for nominal value.
Entering into any such arrangements may have a depressive effect on the Class A Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Class A Ordinary Shares at a price lower than market and may therefore be more likely to sell the Class A Ordinary Shares he owns, either prior to or immediately after the meeting.
If such transactions are effected, the consequence could be to cause the Business Combination Proposal and the Merger Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Class A Ordinary Shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and the Merger Proposal and other proposals to be presented at the meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the Sponsors, Taboola or any of their respective affiliates. ION will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal and the Merger Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

PROPOSAL NO. 1 —THE BUSINESS COMBINATION PROPOSAL
The following is a discussion of the proposed Business Combination and the Merger Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. ION shareholders are urged to read this entire proxy statement/prospectus carefully, including the Merger Agreement, for a more complete understanding of the Business Combination. A detailed description of the Merger Agreement and the other ancillary agreements is included in the section of this proxy statement/prospectus entitled “The Merger Agreement and Ancillary Documents.”
General
Transaction Structure
The Merger Agreement provides for the merger of Merger Sub with and into ION, with ION surviving the merger as a wholly owned subsidiary of Taboola.
Pro Forma Capitalization
The pro forma equity valuation of Taboola upon consummation of the Transactions is estimated to approximate $2.6 billion. We estimate that at the Effective Time assuming none of ION’s public shareholders demand redemption of their Class A Ordinary Shares pursuant to the ION Articles, the existing Taboola shareholders will own approximately 75% of the outstanding Taboola Ordinary Shares and the existing ION shareholders and certain accredited investors purchasing PIPE Shares and Secondary Shares will own the remaining Taboola Ordinary Shares.
Merger Consideration
Immediately prior to the Effective Time, (i) each Taboola Preferred Share will be converted into Taboola Ordinary Shares in accordance with Taboola’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, Taboola will effect a stock split of each Taboola Ordinary Share into such number of Taboola Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Taboola Ordinary Share will have a value of $10.00 per share after giving effect to such stock split.
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each (i) Class B Ordinary Share will be automatically converted into one (1) Class A Ordinary Share in accordance with the terms of ION’s organizational documents and, after giving effect to such automatic conversion, at the Effective Time and as a result of the Merger, each issued and outstanding Class A Ordinary Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share after giving effect to the Capital Restructuring and (ii) issued and outstanding ION Warrants will automatically and irrevocably be assumed by Taboola and converted into a corresponding Taboola Warrants exercisable for Taboola Ordinary Shares. Immediately prior to the Effective Time, the Class A Ordinary Shares and the ION Warrants comprising each issued and outstanding ION Unit, consisting of one Class A Ordinary Share and one-fifth of one ION Warrant, will be automatically separated and the holder thereof will be deemed to hold one (1) Class A Ordinary Share and one-fifth of one ION Warrant. No fractional ION Warrants will be issued in connection with such separation such that if a holder of such ION Units would be entitled to receive a fractional ION Warrant upon such separation, the number of ION Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of public ION Warrants and no cash will be paid in lieu of such fractional ION Warrants.
The authorized share capital of ION will be altered at the Effective Time to US$50,000 divided into 500,000,000 shares with a nominal or par value of US$0.0001 each, to reflect its becoming a wholly owned subsidiary of Taboola pursuant to the Merger Agreement.
Background of the Business Combination
ION is a blank check company incorporated on August 6, 2020 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more business entities. The proposed Business Combination was the result of an extensive search for potential transactions utilizing the network of ION’s management team and the Board.
On October 6, 2020, ION completed its initial public offering (the “IPO”) of 25,875,000 ION Units at a price of $10.00 per unit generating gross proceeds of $258,750,000 before underwriting discounts and expenses, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,375,000 ION Units. Each unit consisted of one Class A Ordinary Share and one-fifth of one ION Warrant. Each whole ION Warrants entitles the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to certain adjustments. Prior to the consummation of the IPO, the Sponsors purchased 6,468,750 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. Simultaneously with the consummation of the IPO, ION consummated the private sale of 7,175,000 private placement ION Warrants to the Sponsors, each of which entitles the holder to purchase one share of Class A Ordinary Shares at an exercise price of $11.50 per share, at a price of $1.00 per ION Warrant, generating gross proceeds of approximately $7,175,000.
Prior to the consummation of the IPO, neither ION, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target regarding an initial business combination with ION.
Since the completion of the IPO, ION considered a number of potential target businesses with the objective of consummating a business combination. Representatives of ION contacted, and were contacted by, a number of individuals and entities with respect to potential business combination opportunities, including financial advisors and other companies and entrepreneurs. ION primarily considered businesses with compelling growth potential where ION could leverage its relationships with leading technology company founders, executives of private and public companies, venture capitalists and growth equity funds in sourcing potential targets that would materially benefit from ION’s unique expertise and extensive network, particularly in the Israel-related technology private company landscape.
Specifically, ION’s management looked to identify targets that match their investment philosophy and exhibit the following characteristics: (a) an Israel-related technology driven company that can benefit from ION’s extensive network and insights; (b) an experienced, ambitious and dynamic management team; (c) an ability to withstand the fast and accelerating pace of disruption; (d) a promising growth trajectory in a very large addressable market; (e) an ability to add operational value through mentorship of management, knowledge of operating challenges, experience with industry dynamics, expertise in navigating public markets, and strategic relationships with investors; and (f) management and stakeholders that aspire to have their company become a public entity and generate substantial growth.
Promptly following its IPO, ION’s management team sought out potential target businesses based on internal research and through ION’s relationships with leading technology company founders, executives of private and public companies, venture capitalists and growth equity funds. ION evaluated, conducted preliminary due diligence based on publicly available information and other market research regarding, and engaged in various levels of discussions with, a number of different potential business combination targets. In connection with such evaluation, preliminary due diligence and discussions, ION entered into discussions or negotiations with representatives of more than 10 potential business combination targets. In each case, following these additional discussions, negotiations and due diligence, ION ultimately determined to abandon each of its other potential acquisition opportunities either because (i) the potential target pursued an alternative transaction or strategy or (ii) ION concluded that the target business would not be a suitable acquisition for ION at that time.
On October 6, 2020, representatives of ION and representatives of Taboola discussed, on a preliminary basis, whether Taboola had an interest in seeking access to the public markets through a business combination with ION.
On October 13, 2020, representatives of ION and representatives of Taboola discussed entering into a confidentiality agreement and a potential process for conducting preliminary business and financial due diligence. On October 19, 2020, ION and Taboola entered into a confidentiality agreement and Taboola subsequently provided representatives of ION with access to an online data room and certain other information for purposes of ION conducting a preliminary business, legal and financial due diligence review of Taboola.
From October 19, 2020 to November 19, 2020, representatives of Taboola hosted a number of virtual meetings with representatives of ION to discuss Taboola’s business and operations, including its products, the competitive environment in which Taboola operates, its capital structure, certain financial aspects of its business and growth opportunities. Taboola and ION also discussed potential structures for a business combination between Taboola and ION. As these discussions progressed, both parties agreed that a business combination between Taboola and ION was intriguing and the parties further explored the possibility of a potential business combination transaction.

Between November 20, 2020 and December 3, 2020, ION conducted preliminary business, legal and financial due diligence with respect to Taboola and researched Taboola’s industry and outlook.
On November 26, 2020, representatives of ION provided representatives of Taboola with a form of non-binding letter of intent with respect to a potential business combination transaction. The non-binding letter of intent was provided as a framework for preliminary discussions regarding specific terms of a potential business combination transaction and contemplated that the parties would agree to binding exclusivity from the execution of the non-binding letter of intent. Such form of non-binding letter of intent did not provide an indication of enterprise value for Taboola.
On November 30, 2020, representatives of ION, together with representatives of White & Case LLP (“W&C”) and Goldfarb Seligman & Co. (“Goldfarb”), ION’s outside legal counsel, and representatives of Taboola, together with representatives of Latham & Watkins LLP (“L&W”), Davis Polk & Wardwell LLP (“Davis Polk”) and Meitar Law Offices (“Meitar”), Taboola’s outside legal counsel, held a virtual meeting to continue discussions regarding how a business combination with ION would be potentially structured. In addition, between November 30, 2020 and December 9, 2020, representatives of ION, Taboola and Taboola’s financial advisor held a number of discussions regarding the proposed pre-money enterprise value of Taboola. These discussions included an evaluation of the potential enterprise value for Taboola as a new public market entrant and publicly available trading metrics of companies of a similar size as Taboola with operations in the industry in which Taboola operates, smaller advertising industry technology companies and software companies with similar growth profiles, in each case taking into account such companies’ relative maturity in the public market. Through the course of these discussions the range of valuations was narrowed to between $1.8 billion to $2 billion.
On December 1, 2020, a representative of Taboola provided an overview of the proposed steps for effecting the proposed business combination between ION and Taboola.
On December 3, 2020, representatives of ION provided representatives of Taboola with a revised draft of a non-binding letter of intent with respect to a potential business combination transaction. The non-binding letter of intent contemplated a binding exclusivity period through 60 days from the execution of the non-binding letter of intent and indicated a pre-money enterprise value for Taboola of $2 billion on a preliminary basis while ION and Taboola continued to discuss the merits of exploring a pre-money enterprise value for Taboola at a different point in the range of $1.8 billion to $2 billion. Later that same day, representatives of ION and Taboola, together with, as applicable, their respective outside legal counsels and financial advisors, held a virtual meeting to discuss the proposed terms of the potential business combination transaction.
Between December 3, 2020 and December 9, 2020, representatives of ION, W&C and Goldfarb, on the one hand, and representatives of Taboola, L&W, Davis Polk and Meitar, on the other hand, exchanged multiple drafts of the non-binding letter of intent. The principal terms that were negotiated included the valuation of Taboola, the terms of exclusivity, closing conditions, the ability of the Board to change its recommendation to ION’s shareholders and the structure of the PIPE and Secondary Purchases.
On December 6, 2020, ION convened a special meeting of the Board to discuss the potential business combination with Taboola and moving toward a non-binding letter of intent. During the meeting, ION’s management provided the Board with an update on the status of negotiations with Taboola, including the principal terms of the proposed business combination, the proposed timing and related information. Management of ION continued to apprise the Board regularly of any material developments regarding negotiations with Taboola, including developments in the principal terms of the proposed business combination, and any material matters relating to ION’s business, legal and financial due diligence review of Taboola.
On December 9, 2020, ION and Taboola agreed on, and executed, a non-binding letter of intent, which provided for, among other things, a binding exclusivity period through February 7, 2021, subject to certain exceptions. Such executed non-binding letter of intent (i) indicated a pre-money enterprise value for Taboola of $2 billion and a pre-money equity value for Taboola of $2.2178 billion assuming no debt of Taboola as of the execution of a definitive transaction agreement for the proposed business combination and (ii) contemplated subscriptions by certain investors to purchase an aggregate of $150 million of Taboola Ordinary Shares at $10.00 per share from Taboola and agreements of certain investors to purchase an aggregate of $100 million of Taboola Ordinary Shares at $10.00 per share from existing Taboola employees. Given its exclusivity obligations, ION ceased contact with other potential business combination targets.

On December 10, 2020, representatives of Taboola provided representatives of ION and its outside legal counsel with access to further information in the online data room for purposes of conducting further due diligence review of Taboola.
Between December 10, 2020 and January 24, 2021, representatives of ION conducted further financial and operational due diligence review of Taboola and, over the same period, ION’s legal, tax, financial and other advisors conducted additional due diligence review of Taboola, in each case, based on information made available in the data room and through due diligence calls with the management team of Taboola.
On December 14, 2020, representatives of L&W delivered to advisors of ION a draft of the investor presentation for the PIPE Investors and Secondary Purchasers. From December 14, 2020 to December 21, 2020, ION, Taboola and their respective advisors held various calls and meetings to discuss and revise the investor presentation for the PIPE Investors and Secondary Purchasers.
On December 17, 2020, Taboola entered into an engagement letter with Credit Suisse Securities (USA) LLC (“Credit Suisse”) to provide financial advice on the potential transaction and the industry generally, to assist with Taboola’s preparation of a financial model and to help negotiate the transaction, and also to serve as Taboola’s placement agent for the PIPE and the Secondary Purchases. Further, on December 19, 2020, Taboola entered into an engagement letter with Cowen and Company, LLC (“Cowen”) as Taboola’s placement agent for the PIPE and the Secondary Purchases. Cowen served as sole underwriter in connection with the IPO and ION previously engaged Cowen to assist ION with marketing its initial business combination to current and potential shareholders of ION and the combined company. ION’s management consulted with Cowen from time to time on certain financial aspects of Taboola and certain terms and other financial aspects of the potential transaction. On January 4, 2021, Taboola entered into a Letter Agreement with J.P. Morgan Securities LLC (“JPM”) to amend and restate a prior agreement between JPM and Taboola pursuant to which JPM was engaged to render certain financial advisory services to Taboola. The Letter Agreement provided that JPM would act as Taboola’s non-exclusive financial advisor in connection with the Business Combination.
Beginning in mid-December 2020, Taboola, ION, Credit Suisse and Cowen held conversations with prospective investors to determine the demand for the PIPE and the Secondary Purchases. L&W and W&C subsequently exchanged drafts of the form of Subscription Agreement and Share Purchase Agreements to be used in the PIPE and the Secondary Purchases. In late December 2020, Credit Suisse and Cowen made a draft Subscription Agreement available to prospective investors with respect to the PIPE and, in mid-January 2021, made draft Share Purchase Agreements available to prospective investors with respect to the Secondary Purchases. From the date such agreements were made available to prospective investors until January 24, 2021, representatives of Taboola and L&W negotiated the terms of the Subscription Agreements and Share Purchase Agreements with the prospective investors, including with respect to the registration rights set forth therein. During this period, the prospective investors conveyed to Credit Suisse and Cowen their initial proposed subscription amounts. On January 25, 2021, the prospective investors that had chosen to participate in the PIPE indicated their final subscription amounts and delivered executed Subscription Agreements and Share Purchase Agreements, as applicable.
On December 23, 2020, on behalf of ION, representatives of W&C delivered to representatives of L&W an initial draft of the Merger Agreement. Also on December 23, 2020, certain rumors of discussions between Taboola and ION regarding a potential business combination were reported by media outlets. Until January 25, 2021, L&W and W&C, on behalf of Taboola and ION, respectively, exchanged revised drafts of the Merger Agreement and the related ancillary agreements, and engaged in negotiations of such documents and agreements. Over the same period, representatives of ION and Taboola, together with, as applicable, their respective outside legal counsels and financial advisors, held numerous conference calls and came to agreement on various outstanding terms regarding the potential business combination, including, among others: (i) closing conditions; (ii) the timing of Taboola’s shareholder meeting to approve the Transactions; (iii) limitations on Taboola’s conduct of its business between the date of the Merger Agreement and the Closing; (iv) the overall suite of representations, warranties and covenants to be provided by each party under the Merger Agreement; (v) registration rights for certain shareholders of ION and (vi) corporate governance matters. For further information related to the final resolution of items (i) through (vi), please see the sections entitled “—Effects of the Transactions on Equity Interests of ION and Taboola in the Business Combination”, “—Conditions to the Closing”, “—Representations and Warranties”, “—Covenants and Agreements” and “—Investors’ Rights Agreement”.

On January 24, 2021, a special meeting of the Board was held. At the invitation of the Board, representatives of ION’s management, together with representatives of W&C and Maples Group (“Maples”), counsel to ION with respect to matters of Cayman Islands law, were in attendance. At the meeting, Maples advised the Board regarding directors’ fiduciary duties under Cayman Islands law, and the Board was provided with a detailed overview of the Business Combination (including the potential benefits and the risks related thereto) and the key terms of the definitive documentation related thereto by representatives of ION’s management and W&C. Based on the factors cited in “— ION’s Reasons for the Business Combination and Recommendation of the Board of Directors,” the Board then adopted, among other things, resolutions (i) determining that the form, terms and provisions of the Merger Agreement, including all exhibits and schedules attached thereto, including the Sponsor Support Agreement and the Taboola Shareholder Support Agreement, are in the best interests of ION, (ii) adopting and approving the Merger Agreement and the Transactions (including the Business Combination), (iii) recommending to ION’s shareholders that they approve and adopt the Merger Agreement, the Sponsor Support Agreement and the Taboola Shareholder Support Agreement and approve the Business Combination and the other matters proposed in this proxy statement/prospectus, and (iv) determining that the foregoing be submitted for consideration by ION’s shareholders at the Extraordinary General Meeting.
On January 25, 2021, the Taboola board of directors adopted resolutions by unanimous written consent approving the execution and delivery of the Merger Agreement, the ancillary agreements and the Transactions (including the Business Combination).
On January 25, 2021, the parties entered into the Merger Agreement and certain ancillary agreements, including the Sponsor Support Agreement and the Taboola Shareholder Support Agreement, and Taboola and certain investors entered into definitive documentation with respect to (i) the PIPE, which provide for binding subscriptions to purchase an aggregate of 13,500,000 Taboola Ordinary Shares at $10.00 per share from Taboola, and (ii) the Secondary Purchases, which provide for binding agreements to purchase an aggregate of 15,120,000 Taboola Ordinary Shares from existing Taboola shareholders and employees at $10.00 per share.
On January 25, 2021, Taboola issued a press release announcing the execution of the Merger Agreement and ION filed a Current Report on Form 8-K with an investor presentation providing information on Taboola and a summary of certain key terms of the Business Combination and other ancillary agreements.
ION’s Reasons for the Business Combination and Recommendation of the Board of Directors
At a meeting of the Board held on January 24, 2021, the Board unanimously determined that the form, terms and provisions of the Merger Agreement, including all exhibits and schedules attached thereto, including the Sponsor Support Agreement and the Taboola Shareholder Support Agreement, are in the best interests of ION, adopted and approved the Merger Agreement and the Transactions, determined to recommend to ION’s shareholders that they approve and adopt the Merger Agreement, the Sponsor Support Agreement and the Taboola Shareholder Support Agreement and approve the Business Combination and the other matters proposed in this proxy statement/prospectus and determined that the foregoing be submitted for consideration by ION’s shareholders at the meeting. When you consider the Board’s recommendation, you should be aware that ION’s directors may have interests in the Business Combination that may be different from, or in addition to, the interests of ION’s shareholders generally. These interests are described in the section entitled “—Interests of Certain Persons in the Business Combination.”
The Board unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Share Capital Proposal, and “FOR” the Adjournment Proposal if the Adjournment Proposal is presented to the meeting.
In evaluating the Business Combination, the Board consulted with ION’s management and legal and market research advisors and discussed with ION’s management various industry and other financial information. In addition, ION’s management, with the assistance of ION’s legal, market research and financial advisors, conducted an extensive financial, operational, market research and legal due diligence review of Taboola, including the following:
•	participated in multiple meetings with Taboola’s management;
•	reviewed industry-related financial information and consulted with industry experts and Open Web digital properties;
•	reviewed Taboola’s business model and historical audited and unaudited financial statements, among other financial information;

•	reviewed financial projections provided by Taboola’s management and the assumptions underlying those projections;
•	reviewed Taboola’s readiness to operate as a publicly-traded company, including Taboola’s information technology systems; and
•	reviewed other financial aspects of Taboola and the Business Combination.
ION’s management, including its directors and officers, has many years of experience in both operational management and investment and financial management and analysis. In the opinion of the Board, ION’s management, including its directors and officers, was suitably qualified to conduct the due diligence review and other investigations required in connection with the search for a business combination partner and to evaluate the operating and financial merits of companies like Taboola. The Board believed, based on the operational, investment and financial experience and background of its directors, that the Board was qualified to conclude that the Business Combination was fair, from a financial point of view, to ION’s shareholders and to make other necessary assessments and determinations regarding the Business Combination. A detailed description of the experience of ION’s executive officers and directors is included in the section of this proxy statement/prospectus entitled “ION’s Business—Directors and Executive Officers.”
In reaching its unanimous resolution as described above, the Board considered a variety of factors, including, but not limited to, the following:
•	Large market. The size of the Open Web advertising market provides Taboola the opportunity to grow its business;
•	Unique Market Position. Taboola is well-positioned to be the market leader in a rapidly growing market for recommendation systems among Open Web participants, such as digital properties;
•
Strong product offering. Taboola provides access to significant proprietary assets for its customers in the form of access to a broad scale of users across the Taboola ecosystem, a scalable technology platform and access to multiple advertisers, enabling Taboola to be competitive for ad dollars with the “walled gardens” like Google, Facebook and Amazon;

•	Existing Customer and Supplier Relationships. Taboola has established relationships with multiple digital properties and advertisers, including some of the best known Open Web participants;
•	Financial performance. Taboola’s management’s track record of significantly scaling a business in a capital efficient manner;
•	Experienced Leadership Team. Taboola is led by an experienced management team that has been working together for many years;
•
Platform for Future Development and Expansion. Taboola’s potential public company status following the consummation of the Business Combination, together with the capital to be provided to Taboola in connection with the Business Combination, is expected to provide Taboola with an optimal platform for further developing and expanding its software solutions for digital properties, the types of monetization solutions which it can offer Open Web participants and the scale of its advertisers and the number of digital properties working with it. Additionally, the capital raised in connection with the Business Combination will provide Taboola with a strong financial foundation upon which it can undertake inorganic growth in the form of acquisitions;

•
Attractive Valuation. The Board’s belief that Taboola’s implied valuation following the Business Combination relative to certain selected publicly-traded companies in the advertising and marketing technology sector is favorable for ION;

•	Due Diligence. ION’s due diligence review of Taboola and discussions with Taboola’s management and financial and legal advisors;
•
Other Alternatives. The Board’s belief, after a review of other business combination opportunities reasonably available to ION, that the Business Combination represents the best potential business combination reasonably available to ION and an attractive opportunity for ION’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential combination targets, and the Board’s belief that such process has not presented a better alternative;

•
Negotiated Transaction. The financial and other terms of the Merger Agreement, including the ability of the Board’s ability to change its recommendation under certain circumstances, the fact that such terms and conditions were the product of arm’s-length negotiations between ION and Taboola and the relative certainty of consummation of the Transaction; and

•
Shareholder Approval. The Board considered the fact that in connection with the Business Combination, shareholders have the option to (i) remain shareholders of the Company, (ii) sell their shares on the open market or (iii) subject to certain shareholders that have agreed not to exercise redemption rights, redeem their shares for the per share amount held in the trust account.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
•	Market Adoption. Whether recommendation feeds will continue to take market share among digital properties and to be used in additional real-estate within digital properties;
•	Systems Update. The need to complete the readiness of Taboola’s financial systems and operations to the standard necessary for a public company;
•	Competition. Competition in Taboola’s industry is intense, which may cause reductions in the price Taboola can charge for its products and services, thereby potentially lowering Taboola’s profits;
•	Loss of Key Personnel. Key personnel in the technology industry is vital and competition for such personnel is intense. The loss of any key personnel could be detrimental to Taboola’s operations;
•	Macroeconomic Risks. Macroeconomic uncertainty and the effects it could have on Taboola’s revenues;
•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;
•	ION Shareholders Receiving Minority Position. The fact that existing ION shareholders will hold a minority position in Taboola following consummation of the Business Combination;
•
Closing Uncertainty. The risk that the Business Combination might not be consummated in a timely manner or that consummation of the Business Combination might not occur despite ION’s efforts, including by reason of a failure to obtain requisite shareholder approval; and

•	Other Risks. Various other risks associated with Taboola’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.
While the Board considered potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the Business Combination, but includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the Board collectively reached the unanimous decision to reach the determinations described above in light of the foregoing factors and other factors that the members of the Board felt were appropriate. Portions of this explanation of the Board’s reasons for the Business Combination and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Industry and Market Data.”
Unaudited Prospective Financial Information of Taboola
Taboola does not as a matter of course make public projections as to future revenues, earnings or other results. However, Taboola management prepared and provided to Taboola board of directors, Taboola financial advisors, the Board and potential PIPE investors certain internal, unaudited prospective financial information in connection with the evaluation of the Business Combination. Taboola management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Taboola. The inclusion of the below information should not be regarded as an indication that Taboola or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.
Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP or as alternatives historical or future measures of financial performance, financial position or cash flows calculated in accordance with GAAP. Non-GAAP financial measures as used by Taboola may not be comparable to similarly titled amounts used by other companies. For reconciliations of the non-GAAP financial measures below to the most comparable GAAP financial measure, see “Unaudited Prospective Financial Information of Taboola.” For information on how we compute these measures and certain limitations of each such non-GAAP financial measure, see “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”
The following table sets forth certain summarized prospective financial information regarding Taboola for the years shown. The 2020E information contained in the presentation deck prepared for PIPE Investors and Secondary Investors, which was previously filed with the SEC under Rule 425, is superseded in its entirety by the actual 2020 results contained elsewhere in this joint proxy statement/prospectus:
	Prospective Year Ending December 31,
	2021E(1)	2022E	2023E
	(dollars in millions)

Revenues	$ 1,277	$ 1,450	$ 1,647
Gross profit(2)	$365	$419	$485
ex-TAC Gross Profit(3)	$445	$516	$597
Adjusted EBITDA(4)	$127	$143	$167
Free Cash Flow(5)	$33	$89	$108
(1)	On May 17, 2021 we issued guidance that supersedes these historical projections, see “Recent Developments.”
(2)	Gross profit projections were not included in the presentation deck prepared for PIPE Investors and Secondary Investors, but are included in this filing for completeness.
(3)
We calculate prospective ex-TAC Gross Profit as Gross profit adjusted to include Other cost of revenues. For more information about ex-TAC Gross Profit, Adjusted EBITDA and Free Cash Flow, see “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations –Non-GAAP Financial Measures.”

(4)
We calculate prospective Adjusted EBITDA as prospective Operating income (loss) before prospective net financial expenses, income tax provision and depreciation and amortization, further adjusted to exclude prospective share-based compensation and other noteworthy income and expense items such as certain merger or acquisition related costs, which may vary from period-to-period. Although we provided projections for Adjusted EBITDA in our presentation deck prepared for PIPE Investors and Secondary investors, we were not able to provide guidance for projected Net income (loss), the most directly comparable GAAP measure. Certain elements of Net income (loss), including share-based compensation expenses, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide projections on Net Income (loss) without unreasonable efforts.

(5)	We calculate prospective Free Cash Flow as prospective Net cash provided by operating activities minus prospective purchases of property, plant and equipment, including capitalized platform costs.
Satisfaction of 80% Test
It is a requirement under the ION’s organizational documents that any business acquired by ION have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the marketing fee and taxes payable) at the time of the execution of a definitive agreement for an initial business combination. The balance of the funds in the trust account (excluding marketing fees and taxes payable) at the time of the execution of the Merger Agreement with Taboola was approximately $259 million and 80% thereof represents approximately $207 million. In determining whether the 80% requirement was met, rather than relying on any one factor, the Board concluded that it was appropriate to base such valuation on a number of qualitative factors, such as management strength and depth, competitive positioning, customer relationships and technical skills, as well as quantitative factors, such as the anticipated implied equity value of the combined company being approximately $2.6 billion with no material debt expected to be outstanding, ION’s assessment that Taboola’s valuation was attractive compared to its competitive peers, the historical performance of Taboola and the potential for future growth in revenues and profits of Taboola. Based on the qualitative and quantitative information used to approve the Business Combination described herein, the Board determined that the foregoing 80% fair market value requirement was met. The Board believes that the financial skills and background of its members qualify it to conclude that the acquisition met the 80% requirement.
Certain Persons in the Business Combination
When considering the recommendation of the Board that ION shareholders vote in favor of the approval of the Business Combination, ION shareholders should be aware that ION’s directors and executive officers, and entities affiliated with them, have interests in the Business Combination that may be different from, or in addition to, the interests of ION shareholders. These interests include:
•	the anticipated appointment of Gilad Shany, ION’s Chief Executive Officer, as a member of the board of directors of Taboola;
•	the continued indemnification of former and current directors and officers of ION and the continuation of directors’ and officers’ liability insurance after the Business Combination;
•	the fact that the Sponsors and directors of ION have waived their right to redeem any of their Class A Ordinary Shares in connection with a shareholder vote to approve the Business Combination;
•
the fact that the Sponsors and directors of ION beneficially own or have an economic interest in Class A Ordinary Shares and in ION Warrants that they purchased in a private placement prior to, or simultaneously with, the IPO for which they have no redemption rights in the event an initial business combination is not effected in the required time period;

•
the fact that the Sponsors and directors of ION paid an aggregate of $25,000 for the Class B ordinary shares (i.e., the ION founder shares), which immediately prior to the Effective Time will convert into 6,468,750 Class A Ordinary Shares, subject to adjustment, and such securities will have a significantly higher value at the time of the Business Combination, based on the reported closing price of $9.97 per Class A Ordinary Share on NYSE on June 1, 2021;

•
the fact that the Sponsors and directors of ION paid $7,175,000 for the 7,175,000 ION Warrants that they purchased in a private placement, and each ION Warrant will be assumed by Taboola at the closing of the Business Combination and will be exercisable commencing 30 days following the closing of the Business Combination for one Taboola Ordinary Share at $11.50 per share; and

•
if the trust account is liquidated, including in the event ION is unable to complete an initial business combination within the required time period, ION Holdings 1, LP (the “ION Sponsor”) has agreed that it will be liable to ION if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which it has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per Class A Ordinary Share and (ii) the actual amount per Class A Ordinary Share sold as part of the ION Units in the IPO held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per Class A Ordinary Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

These financial interests of the officers and directors, and entities affiliated with them, may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation of the proposal to vote in favor of the Business Combination and other proposals to be presented to ION shareholders.
Anticipated Accounting Treatment
The Transaction is comprised of a series of transactions pursuant to the Merger Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Transaction will be effectuated in three main steps:

(1)	The exchange of shares held by Taboola shareholders, which is accounted for as a recapitalization, in accordance with GAAP.
(2)
The merger of Merger Sub with and into ION results in the exchange of shares held by ION shareholders with newly issued shares of Taboola. The merger is not within the scope of ASC 805 (“Business Combination”) because ION does not meet the definition of a business in accordance with ASC 805. Any difference between the fair value of Taboola Ordinary Shares issued and the fair value of ION’s identifiable net assets should be recorded as additional paid-in capital. For purposes of the unaudited pro forma combined financial information, it is assumed that the fair value of each individual Taboola Ordinary Share issued to ION shareholders is equal to the fair value of each individual Taboola Ordinary Share held by a Taboola shareholder resulting from the equity value assigned to Taboola in the Merger Agreement.

(3)
The Subscription Agreements related to the PIPE, which were executed concurrently with and following the Merger Agreement, will result in the issuance of Taboola Ordinary Shares, leading to an increase in share capital and additional paid in capital.

Regulatory Matters
The Business Combination is not subject to any U.S. federal or state regulatory requirements or approvals.
Upon Closing, ION shall execute the Plan of Merger and shall file the Plan of Merger and such other documents as required by the Companies Law with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Companies Law. The Business Combination shall become effective at Closing when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands.
Resolutions to be Voted Upon
The full text of the resolutions to be voted upon is as follows:
“RESOLVED, as an ordinary resolution, that the entry by ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (“ION”), into the Merger Agreement, dated as of January 25, 2021 (the “Merger Agreement”), by and among ION, Taboola and Merger Sub, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated thereby (the “Business Combination”), be approved, ratified and confirmed in all respects.”
Vote Required for Approval
The approval of the Business Combination Proposal will require an Ordinary Resolution, being a resolution passed by the affirmative vote of a simple majority of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, as set out in the ION Articles. Accordingly, assuming that a quorum is present, an ION shareholder’s failure to vote, as well as an abstention and a broker non-vote, will have no effect on the outcome of the Business Combination Proposal. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purposes of establishing a quorum. The approval of the Business Combination Proposal and the Merger Proposal is a condition to the consummation of the Business Combination.
Recommendation of the ION Board of Directors
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE ION SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of ION’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he, she or they may believe is in the best interests of ION and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. See the section above entitled “Proposal No. 1 —Business Combination Proposal— Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 2 – THE MERGER PROPOSAL
Overview
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, at the closing of the Business Combination, Merger Sub will merge with and into ION, with ION surviving as a wholly-owned subsidiary of Taboola. See the section entitled “The Business Combination Proposal” for a description of this merger and its structure as it relates to the Business Combination.
Resolutions to be Voted Upon
The full text of the resolutions to be voted upon is as follows:
“RESOLVED, as a special resolution, that:
(1)
ION be authorized to merge with Merger Sub (the “Merger”) so that ION be the surviving company (surviving the Merger as a wholly owned subsidiary of Taboola, in accordance with the terms and subject to the conditions of the Merger Agreement and Plan of Merger) and all the undertaking, property and liabilities of Merger Sub shall vest in ION by virtue of the Merger pursuant to the provisions of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”);

(2)
the Merger Agreement and Plan of Merger in the form annexed hereto and approved by resolution of the Directors of ION on January 25, 2021 and submitted to the members of ION for their approval (the “Plan of Merger”), be approved, ratified and confirmed in all respects;

(3)	ION be authorized to enter into the Plan of Merger;
(4)
there being no holders of any outstanding security interest granted by ION immediately prior to the Effective Time (as defined in the Plan of Merger), the Plan of Merger be executed by any one director on behalf of ION and any director or delegate or agent thereof be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands;

(5)	as at the Effective Time (as defined in the Plan of Merger), the Memorandum and Articles of Association of ION will be in the form attached to the Plan of Merger; and
(6)
all actions taken and any documents or agreements executed, signed or delivered prior to or after the date of these Resolutions by any Director or officer of ION in connection with the transactions contemplated by these resolutions be approved, ratified and confirmed in all respects.”

Vote Required for Approval
The approval of the Merger Proposal will require a Special Resolution, being a resolution passed by the affirmative vote of at least two-thirds of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, as set out above as a matter of Cayman Islands law. Accordingly, assuming that a quorum is present, an ION shareholder’s failure to vote, as well as an abstention and a broker non-vote, will have no effect on the outcome of the Merger Proposal. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purposes of establishing a quorum. The approval of the Business Combination Proposal and the Merger Proposal is a condition to the consummation of the Business Combination.
Recommendation of the ION Board of Directors
THE BOARD RECOMMENDS THAT THE ION SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL
The existence of financial and personal interests of one or more of ION’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he, she or they may believe is in the best interests of ION and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. See the section above entitled “Proposal No. 1 —Business Combination Proposal— Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 3 – THE SHARE CAPITAL PROPOSAL
Overview
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, the authorized share capital of ION will be altered at the Effective Time. See the section entitled “The Business Combination Proposal” for a description of this change as it relates to the Business Combination.
Resolutions to be Voted Upon
The full text of the resolutions to be voted upon is as follows:
“RESOLVED, as an ordinary resolution, that as at the Effective Time (as defined in the Merger Agreement), the authorized share capital of ION be amended:
FROM: US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.
TO: US$50,000 divided into 500,000,000 shares with a nominal or par value of US$0.0001 each, by:
(a)	cancelling 5,000,000 preference shares of a par value of US$0.0001 each;
(b)	cancelling 50,000,000 Class B ordinary shares of a par value of US$0.0001 each; and
(c)	re-designating 500,000,000 Class A ordinary shares as “shares” (including the one such share to be issued to Taboola at the Effective Time pursuant to the Merger).”
Vote Required for Approval
The approval of the alteration of the authorized share capital at the Effective Time will require an Ordinary Resolution, being a resolution passed by the affirmative vote of at least a simple majority of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting, as set out in the ION Articles. Accordingly, assuming that a quorum is present, an ION shareholder’s failure to vote, as well as an abstention and a broker non-vote, will have no effect on the outcome of the Share Capital Proposal. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purposes of establishing a quorum.
Recommendation of the ION Board of Directors
THE BOARD RECOMMENDS THAT THE ION SHAREHOLDERS VOTE “FOR” THE SHARE CAPITAL PROPOSAL
The existence of financial and personal interests of one or more of the Company’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he, she or they may believe is in the best interests of the Company and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. See the section above entitled “Proposal No. 1 —Business Combination Proposal— Interests of Certain Persons in the Transactions” for a further discussion.

PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow the Board to adjourn the meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Merger Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our shareholders, the Board may not be able to adjourn the meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Merger Proposal or any other proposal.
Resolutions to be Voted Upon
The full text of the resolutions to be voted upon is as follows:
“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates to be determined by the chairman of the meeting to permit further solicitation and votes of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the Merger Proposal be approved in all respects.”
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of a simple majority of the votes cast by the shareholders present or represented by proxy and entitled to vote at the meeting. Accordingly, assuming that a quorum is present, an ION shareholder’s failure to vote, as well as an abstention and a broker non-vote, will have no effect on the outcome of the Adjournment Proposal. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for the purposes of establishing a quorum.
Recommendation of the ION Board of Directors
THE BOARD RECOMMENDS THAT THE ION SHAREHOLDERS VOTE “FOR” THE
ADJOURNMENT PROPOSAL
The existence of financial and personal interests of one or more of ION’s directors or officers may result in a conflict of interest on the part of such director(s) or officer(s) between what he, she or they may believe is in the best interests of the Company and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. See the section above entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Transactions” for a further discussion.

THE MERGER AGREEMENT AND ANCILLARY DOCUMENTS
This section of the proxy statement/prospectus describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read carefully the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination. The legal rights and obligations of the parties to the Merger Agreement are governed by the specific language of the Merger Agreement, and not this summary.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by such parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure letter, which is referred to herein as the “Taboola Disclosure Letter,” which is not filed publicly and which is subject to a contractual standard of materiality different from that generally applicable to shareholders and was used for the purpose of allocating risk among the parties to the Merger Agreement rather than for the purpose of establishing matters as facts. ION and Taboola do not believe that the Taboola Disclosure Letter contains information that is material to an investment decision. Moreover, certain representations and warranties in the Merger Agreement may, may not have been or may not be, as applicable, accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about ION or Taboola or any other matter.
Overview of the Transactions Contemplated by the Merger Agreement
Pursuant to the Merger Agreement, the parties to the Merger Agreement have agreed that Merger Sub will merge with and into ION (the “Business Combination”), with ION continuing as the surviving company after the Business Combination. As a result of the Business Combination (together with the other transactions contemplated by the Merger Agreement, the “Transactions”), ION will become a direct, wholly-owned subsidiary of Taboola. The time at which the Business Combination becomes effective is sometimes referred to in this proxy statement/prospectus as the “Effective Time.”
Closing of the Business Combination
Unless ION and Taboola otherwise mutually agree or the Merger Agreement is otherwise terminated pursuant to its terms, the consummation of the Business Combination (the “Closing”) will take place no later than the third (3rd) business day after the date on which all of the closing conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing of the Merger) (such date, the “Closing Date”). See “–Conditions to Closing” for a more complete description of the conditions that must be satisfied prior to Closing.
As of the date of this proxy statement/prospectus, the parties expect that the Business Combination will be effective during the second quarter of 2021. However, there can be no assurance as to when or if the Business Combination will occur.
If the Transactions are not completed by June 25, 2021, the Merger Agreement may be terminated by either ION or Taboola. However, a party may not terminate the Merger Agreement pursuant to the provision described in this paragraph if such party’s action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such termination date and such action or failure to act constitutes a material breach of the Merger Agreement. See “–Termination”.
Effects of the Transactions on Equity Interests of ION and Taboola in the Business Combination
Immediately prior to the Effective Time (i) each preferred share, with no par value, of Taboola will be converted into ordinary shares, with no par value, of Taboola (each, a “Taboola Ordinary Share”) in accordance with Taboola’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, Taboola will effect a forward stock split of each Taboola Ordinary Share into such number of Taboola Ordinary Shares calculated in accordance with the terms of the Merger Agreement (the “Stock Split” and, together with the conversion of Taboola preferred shares, the “Capital Restructuring”), such that, immediately following the Stock Split, each Taboola Ordinary Share will have a value of $10.00 per share.
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each (i) Class B ordinary share, par value $0.0001 per share, of ION (“Class B Ordinary Shares”) will be automatically converted into one (1) Class A ordinary share, par value $0.0001 per share, of ION (“Class A Ordinary Shares”) in accordance with the terms of ION’s organizational documents and, after giving effect to such automatic conversion, at the Effective Time and as a result of the Business Combination, each issued and outstanding Class A Ordinary Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share and (ii) issued and outstanding ION Warrants sold to the public and to ION Holdings, LP and ION Co-Investment LLC (together with ION Holdings 1, LP, the “Sponsors”) in connection with ION’s initial public offering (collectively, “ION Warrants”) will automatically and irrevocably be assumed by Taboola and become a warrant of Taboola (“Taboola Warrants”) exercisable for Taboola Ordinary Shares in accordance with the terms of the Amended and Restated Warrant Agreement entered into immediately prior to the Effective Time.
Immediately prior to the Effective Time, the Class A Ordinary Shares and the public ION Warrants comprising each issued and outstanding ION unit, consisting of one Class A Ordinary Share and one-fifth of one public ION Warrant, will be automatically separated and the holder thereof will be deemed to hold one (1) Class A Ordinary Share and one-fifth of one public ION Warrant. No fractional public ION Warrants will be issued in connection with such separation such that if a holder of such ION Units will be entitled to receive a fractional public ION Warrant upon such separation, the number of public ION Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of public ION Warrants.
Covenants and Agreements
Conduct of Taboola Business Prior to the Completion of the Business Combination
Taboola has agreed that, during the period from the date of the Merger Agreement until the earlier of its termination or Closing, Taboola and its direct and indirect subsidiaries (the “Taboola Group”) will carry on in the ordinary course of business except to the extent otherwise agreed in writing or required by applicable law or as reasonably necessary in light of COVID-19, or as expressly permitted by the Merger Agreement or the Taboola Disclosure Letter.
In addition to the general covenant above, Taboola has agreed that, except as required or expressly permitted by the Merger Agreement or the Taboola Disclosure Letter or as required by applicable law, or as reasonably necessary in light of COVID-19, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, Taboola will not, and will cause each of its subsidiaries not to, do any of the following:
•
except as otherwise required by existing company benefit plans or contracts listed on the Taboola Disclosure Letter, (i) grant any change in control pay in excess of a specified amount or (ii) adopt, enter into or materially amend any equity or equity-based compensation plan;

•
(i) transfer, sell, assign, exclusively license, exclusively sublicense, covenant not to assert, encumber, grant any security interest in, to or under, impair, transfer or otherwise dispose of any right, title or interest of the Taboola Group in any material owned intellectual property; or (ii) divulge, furnish to, or make accessible any material trade secrets constituting owned intellectual property to any third person who is not subject to a written agreement to maintain the confidentiality of such trade secrets other than, in the case of (i) and (ii), in the ordinary course of business;

•
except for certain specified exceptions provided under the Merger Agreement: (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for any capital stock or warrant or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests in the Taboola Group except in connection with the termination or resignation of any employees, directors or officers of the Taboola Group; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities of the Taboola Group, any securities convertible into or exchangeable for shares of capital stock or other equity securities of the Taboola Group, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities of the Taboola Group, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, equity securities or convertible or exchangeable securities, in each case, except (A) to employees, independent contractors, officers and directors of the Taboola Group in the ordinary course of business or (B) upon the exercise or vesting of Taboola options;
•	amend its organizational documents (other than the adoption of Taboola’s amended articles of association in substantially the form attached to the Merger Agreement);
•
sell, lease, license, sublicense, abandon, divest, transfer, cancel or permit to lapse or expire or dedicate to the public, or otherwise dispose of, tangible assets or properties, or agree to do any of the foregoing, other than in each case, (A) in the ordinary course of business, (B) in an aggregate amount less than a specified amount or (C) with respect to obsolete assets;

•	incur any indebtedness, except in the ordinary course of business, in an aggregate amount in excess of a specified amount;
•
except for certain litigation related to the Transactions, commence, release, assign, compromise, settle or agree to settle any legal proceeding that is material to the Taboola Group, except in the ordinary course of business or where such legal proceedings are covered by insurance or involve only the payment of monetary damages less than a specified amount;

•
except in the ordinary course of business or as otherwise required by applicable legal requirements: (i) make or rescind any material tax election; (ii) change (or request to change) any material method of accounting for tax purposes; (iii) file any material amended tax return; (iv) knowingly surrender any claim for a material refund of taxes; or (v) enter into any “closing agreement” as described in Section 7121 of the Internal Revenue Code of 1986 with any governmental entity;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of Taboola;
•	incur any leakage, other than as permitted under the Merger Agreement; or
•	agree in writing or otherwise agree, commit or resolve to take any actions prohibited by the foregoing restrictions.
In addition, during the period from the date of the Merger Agreement until the earlier of its termination or the Closing, subject to applicable legal requirements, Taboola has agreed to reasonably consult with ION and consider ION’s input in good faith, in respect of any matters brought to Taboola’s board of directors, subject to certain limitations set forth in the Merger Agreement.
Conduct of ION Business Prior to the Completion of the Business Combination
ION has agreed that, during the period from the date of the Merger Agreement until the earlier of the Merger Agreement’s termination or Effective Time, ION will carry on in the ordinary course of business except to the extent otherwise agreed in writing or required by applicable law or as reasonably necessary in light of COVID-19, or as expressly permitted by the Merger Agreement.
In addition to the general covenant above, ION has agreed that, except as required or expressly permitted by the Merger Agreement, or as required by applicable law, or as reasonably necessary in light of COVID-19, during the period from the date of the Merger Agreement and continuing until the earlier of the termination the Merger Agreement or the Effective Time, ION will not do any of the following:
•
declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or warrants or split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any similar change in capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of ION;

•
grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

•	amend its organizational documents or form or establish any subsidiary;
•
acquire or agree to acquire (whether by merger, consolidation or acquisition of securities or a substantial portion of the assets of) any corporation, partnership, association or other business organization or division or assets thereof;

•
(i) incur any indebtedness; (ii) create any material liens on any material property or assets of ION in connection with any indebtedness other than permitted liens; (iii) cancel or forgive any indebtedness owed to ION; (iv) make, incur or commit to make or incur any capital expenditures; (v) incur transaction costs that are not reasonable; or (vi) otherwise incur liabilities that are not reasonable;

•	other than certain litigation related to the Transactions, commence, release, assign, compromise, settle or agree to settle any legal proceeding;
•	except as required by GAAP (or any interpretations thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;
•
except in the ordinary course of business or as otherwise required by applicable legal requirements: (i) make or rescind any material tax election; (ii) change (or request to change) any material method of accounting for tax purposes; (iii) file any material amended tax return; (iv) knowingly surrender any claim for a material refund of taxes; or (v) enter into any “closing agreement” as described in Section 7121 of the Internal Revenue Code of 1986 (or any similar applicable legal requirement) with any governmental entity;

•
(i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of ION or (ii) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of ION;

•	enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, shareholders or other affiliates;
•	engage in any material new line of business;
•
amend that certain Investment Management Trust Agreement (the “Trust Agreement”), effective as of October 1, 2020, by and between ION and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) or any other agreement related to the trust account established by ION for the benefit of its public shareholders pursuant to the Trust Agreement (the “Trust Account”); or

•	agree in writing or otherwise agree to, commit or resolve to take any of the actions prohibited by the foregoing restrictions.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, including covenants related to:
•
ION agreeing to, as promptly as practicable following the date this proxy statement/prospectus is declared effective by the SEC, establish a record date for, duly call and give notice of, convene and hold a meeting of ION shareholders solely for the purpose of (i) providing ION shareholders with the opportunity to redeem Class A Ordinary Shares, (ii) obtaining all requisite approvals and authorizations from the ION shareholders in connection with the Transactions, and (iii) related and customary procedural and administrative matters;

•
ION agreeing to recommend, through unanimous approval of its board of directors, to the ION shareholders the adoption and approval of the Transactions and related proposals by the ION shareholders and agreeing not to change, withdraw, withhold, qualify or modify such recommendation (a) except if ION’s board of directors determines in good faith, after consultation with its outside legal counsel, that a failure to so change its recommendation will constitute a breach of fiduciary duties under applicable law and (b) as a result of an offer, proposal or inquiry relating to any merger, sale of ownership interests and/or assets, recapitalization or similar transaction involving ION;
•
Taboola agreeing to, as promptly as practicable following the date this proxy statement/prospectus is declared effective by the SEC, establish a record date for, duly call and give notice of a general meeting of the Taboola shareholders and to convene and hold the meeting for the purpose of obtaining all requisite approvals and authorizations from the Taboola shareholders in connection with the Transactions;

•
Taboola agreeing to recommend, through unanimous approval of its board of directors, to the Taboola shareholders the adoption and approval of the Transactions and related proposals by the Taboola shareholders;

•
each of ION and Taboola agreeing to use its reasonable best efforts to, among other things, obtain all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities and third parties, and to make all necessary registrations, declarations and filings;

•
ION agreeing to use its reasonable best efforts to (i) ensure ION remains listed as a public company on the NYSE, (ii) cause Class A Ordinary Shares and ION Warrants to be listed on the NYSE, and (iii) keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable legal requirements;

•
Taboola agreeing to use its reasonable best efforts to (i) cause Taboola’s initial listing application with the NYSE in connection with the Transactions to be approved, (ii) to satisfy all applicable listing requirements of the NYSE, and (iii) cause the Taboola Ordinary Shares and the Taboola Warrants issuable in accordance with the Merger Agreement to be approved for listing on the NYSE, in each case as promptly as reasonably practicable after the date the Merger Agreement, and in any event prior to the Effective Time;

•	each of ION and Taboola agreeing to not solicit, discuss, or negotiate any other business combination that will interfere with the Business Combination;
•
each of ION and Taboola agreeing that all rights to exculpation, indemnification and advancement of expenses existing as of the date of the Merger Agreement in favor of the current or former directors or officers of ION as provided in ION’s organizational documents or under any indemnification agreement such parties may have with ION, will survive the Effective Time and will continue in full force and effect for a period of six (6) years from the Closing Date;

•
ION agreeing to purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy providing liability insurance coverage with respect to matters occurring on or prior to the Effective Time;

•
Taboola agreeing to use commercially reasonable efforts to ensure that effective immediately after the Effective Time, (i) the current officers of Taboola will remain officers of Taboola, (ii) the board of directors of Taboola will be divided into three (3) classes, designated as Class I, II and III, and (iii) one (1) person designed by ION will be elected and appointed as a director of Class II of the board of directors of Taboola (which class will not be subject to re-election until the second annual meeting of the shareholders of Taboola following the consummation of the Transactions);

•
ION agreeing to, immediately prior to the Effective Time, assign to Taboola all of its rights, interests, and obligations in and under that certain Warrant Agreement, dated as of October 1, 2020, between Continental and ION (the “Warrant Agreement”) and the terms and conditions of the Warrant Agreement will be amended and restated to, among other things, reflect the assumption of the ION Warrants by Taboola;

•	ION and Taboola cooperating on the preparation and efforts to make effective this proxy statement/prospectus;
•
Taboola agreeing to approve and adopt, prior to the Closing Date and subject to receipt of the required approval by the ordinary shareholders of Taboola (the “Taboola Shareholder Approval”), an incentive equity plan and an employee stock purchase plan in substantially the form attached to the Merger Agreement;

•
ION and Taboola agreeing that nothing in the Merger Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of ION, Taboola or their respective affiliates to amend, terminate or otherwise modify any Taboola benefit plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon person that is not a party to the Merger Agreement any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever;

•
each of Taboola and ION providing access, subject to certain specified restrictions and conditions, to the other party and its respective representatives reasonable access to Taboola’s and ION’s (as applicable) and its subsidiaries’ books, records and personnel during the period prior to the Closing;

•	confidentiality and publicity relating to the Merger Agreement and the Transactions;
•	Taboola waiving claims, rights, titles or interests to the Trust Account or any funds distributed from the Trust Account;
•
ION agreeing to, at the Closing, (i) cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be delivered; and (ii) make all appropriate arrangement to cause Continental to distribute the Trust Account as directed in a termination letter;

•
Taboola agreeing to bear and pay all transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar taxes and fees that become payable by Taboola, ION or Merger Sub in connection or by reason of the execution of the Merger Agreement or the Transactions;

•	ION taking all reasonable steps to cause any acquisition of ION shares to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder;
•	ION agreeing to terminate certain specified affiliate contracts;
•	subject to obtaining the Taboola Shareholder Approval, Taboola agreeing to adopt amended articles of association substantially in the form attached to the Merger Agreement;
•	each of Taboola and ION cooperating in the event of any shareholder litigation related to the Merger Agreement or the Transactions;
•	Taboola agreeing to deliver to ION, as promptly as reasonable practicable following the Effective Time, certain specified financial statements of the Taboola Group;
•
ION agreeing to use reasonable best efforts (i) to assist Taboola in preparation of any financial information or statements that are required to be included in this proxy statement/prospectus and any other filings to be made by Taboola with SEC in connection with the Transactions and (ii) to obtain the consents of its auditors in accordance with applicable legal requirements or requested by the SEC; and

•
Taboola agreeing not to amend the Subscription Agreements (as defined below) or the Secondary Share Purchase Agreements (as defined below) or waive any related provision in any manner that is material and adverse to ION without ION’s prior written consent.

Representations and Warranties
Under the Merger Agreement, Taboola made customary representations and warranties to ION relating to, among other things: organization and qualification; validly existing subsidiaries; capitalization; authorization; absence of conflicts; governmental consents; compliance with laws; requisite approvals; financial statements; absence of undisclosed liabilities; absence of certain changes; litigation; employee compensation and benefit matters; labor relation matters; real property and tangible property; tax matters; broker’s and finder’s fees; intellectual property; privacy and data security; material contracts; insurance; affiliate matters; accuracy of provided information; and the PIPE Investment (as defined below).
Under the Merger Agreement, ION made customary representations and warranties to Taboola relating to among other things: organization and qualification; absence of subsidiaries; capitalization; requisite authority; absence of conflicts; governmental consents; compliance with laws; SEC filings; absence of certain changes; litigation; business activities; material contracts; registration of shares; absence of undisclosed liabilities, the Trust Account; tax matters;

accuracy of provided information; employee benefit plans; board of directors’ approval; title to assets; affiliate transactions; business categorization; and broker’s and finder’s fees.
None of the representations or warranties in the Merger Agreement survive the Closing and all rights, claims, and causes of action with respect thereto terminate at the Closing.
Material Adverse Effect for Taboola and ION
Under the Merger Agreement, certain representations and warranties of Taboola, Merger Sub, and ION are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of Taboola, Merger Sub, and ION are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Material Adverse Effect” for Taboola means any change, event, state of facts, development or occurrence that, individually or in the aggregate, (a) has had a material adverse effect on the business, assets, financial condition or results of operations of the Taboola Group or (b) is reasonably likely to prevent or materially delay or materially impede the ability of Taboola to consummate the Transactions.
In the case of clause (a) in the above paragraph, however, none of the following will be taken into account in determining whether a Material Adverse Effect for Taboola has occurred or will occur:
(i)	acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions in countries in which the Taboola Group operates;
(ii)	earthquakes, hurricanes, tornados, pandemics (including COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof) or other natural or man-made disasters;
(iii)	changes attributable to the public announcement or pendency of the Transactions;
(iv)	any changes or proposed changes in applicable legal requirements after the date of the Merger Agreement;
(v)	any change or proposed change in GAAP (or any interpretation thereof) after the date of the Merger Agreement;
(vi)
any change in interest rates or economic, political, business or financial market conditions in the United States, Israel or anywhere else in the world that affect the principal industries and markets in which the Taboola Group operates;

(vii)	any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (in and of itself);
(viii)	any actions required to be taken, or required not to be taken, pursuant to the terms of the Merger Agreement; or
(ix)	any action taken by, or at the request of, ION;
provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i), (ii) and (iv) through (vi) may be taken into account in determining whether a Material Adverse Effect for Taboola has occurred to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Taboola Group, taken as a whole, relative to other participants operating in the industries, but only to the extent of the incremental disproportionate effect on the Taboola Group.
Under the Merger Agreement, certain representations and warranties of ION are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Material Adverse Effect” for ION means any change, event, state of facts, development or occurrence, that, individually or when aggregated with other changes, events, states of facts, developments or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of ION; or (b) is reasonably likely to prevent or materially delay or materially impede the ability of ION to consummate the Transactions.
In the case of clause (a) in the above paragraph, however, none of the following will be taken into account in determining whether a Material Adverse Effect for ION has occurred or will occur:
•	changes attributable to the public announcement or pendency of the Transactions;
•	changes or proposed changes in applicable legal requirements after the date of the Merger Agreement;

•	changes or proposed changes in GAAP (or any interpretation thereof) after the date of the Merger Agreement;
•
any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; or

•	any failure to meet any projections, forecasts, guidance, estimates, milestones or financial predictions of cash position.
Conditions to Closing
The completion of the Business Combination is subject to various conditions. There can be no assurance as to whether or when all of the conditions will be satisfied or waived.
Conditions to Each Party’s Obligation
The respective obligations of each party to the Merger Agreement to effect the Business Combination and the other Transactions are subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, to the extent permitted by applicable legal requirements, in writing, by any of the parties:
•
receipt of the Taboola Shareholder Approval, the required approval by Taboola in its capacity as the sole shareholder of Merger Sub (“Merger Sub Shareholder Approval”), and the required approval by the shareholders of ION (“ION Shareholder Approval”);

•
ION having at least $5,000,001 of net tangible assets immediately after giving effect to the redemptions of Class A Ordinary Shares prior to the Closing pursuant to the ION Articles (the “ION Shareholder Redemptions”) upon the Closing;

•
the absence of any provision of any applicable legal requirement and any temporary, preliminary or permanent restraining order prohibiting, enjoining or making illegal the consummation of the Transactions;

•
the approval for listing on the NYSE or Nasdaq of Taboola Ordinary Shares and Taboola Warrants to be issued in connection with the Closing upon the Closing Date, subject only to official notice of issuance thereof;

•
effectiveness of this proxy statement/prospectus in accordance with the provisions of the Securities Act, the absence of any stop order issued by the SEC which remains in effect with respect to this proxy statement/prospectus, and the absence of any proceeding seeking such a stop order having been threatened or initiated by the SEC which remains pending;

•	completion by Taboola of the Capital Restructuring in accordance with the terms of the Merger Agreement and Taboola’s organizational documents; and
•	receipt of a required ruling issued by the Israel Tax Authority pursuant to Section 104H of the Israeli Income Tax Ordinance (the “104H Tax Ruling”).
The obligations of Taboola and Merger Sub to consummate, or cause to be consummated, and effect the Business Combination and the other Transactions are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by applicable legal requirements, in writing, exclusively by Taboola:
•	the accuracy of the representations and warranties of ION (subject to certain materiality standards set forth in the Merger Agreement);
•	material compliance by ION with its pre-Closing covenants and agreements;
•
ION’s delivery of a certificate, signed by an executive officer of ION and dated as of the Closing Date, certifying that the conditions set forth in the two immediately preceding bullets points have been satisfied; and

•
the funds contained in the Trust Account (after giving effect to the ION Shareholder Redemptions), together with the aggregate amount of proceeds from the purchase of Taboola Ordinary Shares by PIPE Investors and the purchase of Taboola Ordinary Shares from certain Taboola employees and institutional shareholders by Secondary Investors, equaling or exceeding $450,000,000.

The obligations of ION to consummate and effect the Business Combination and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by applicable legal requirements, in writing, exclusively by ION:
•	the accuracy of the representations and warranties of Taboola (subject to certain materiality standards set forth in the Merger Agreement);
•	material compliance by Taboola with its pre-Closing covenants and agreements;
•
the absence of any change, event, state of facts, development or occurrence since the date of the Merger Agreement that, individually or in the aggregate with all other changes, events, states of facts, developments or occurrences, has had or will reasonably be expected to have a Material Adverse Effect for Taboola that is continuing; and

•
Taboola’s delivery of a certificate, signed by an executive officer of Taboola and dated as of the Closing Date, certifying that the conditions set forth in the three immediately preceding bullets points have been satisfied.

Termination
Mutual Termination Rights:
The Merger Agreement may be terminated:
•	by mutual written consent of ION and Taboola;
•
by either ION or Taboola if the closing of the Transactions has not occurred by June 25, 2021 (the “Outside Date”), except that the right to so terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement;

•
by either ION or Taboola if a governmental entity has issued an order or decree or has taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Business Combination, which order, decree or other action is final and nonappealable;

•
by either ION or Taboola, if, at the ION meeting held to approve the Transactions (including any adjournments thereof), the Merger Agreement, the Business Combination, and the other ION transaction proposals contemplated by the Merger Agreement are not duly adopted by ION’s shareholders by the requisite vote under applicable legal requirements and ION’s organizational documents; and

•
by either ION or Taboola, if, at the Taboola general shareholder meeting held to approve the Transactions (including any adjournments thereof), the Merger Agreement, the Business Combination, and the other Taboola transaction proposals contemplated by the Merger Agreement are not duly adopted by Taboola’s shareholders by the requisite vote under applicable legal requirements and Taboola’s organizational documents.

Additional Termination Rights of ION:
The Merger Agreement may be terminated by ION if Taboola has breached any of its covenants or representations and warranties in any material respect and has not cured such breach within the time periods provided for in the Merger Agreement.
Additional Termination Rights of Taboola:
The Merger Agreement may be terminated by Taboola if:
•	ION has breached any of its covenants or representations and warranties in any material respect and has not cured such breach within the time periods provided for in the Merger Agreement;

•
prior to receipt of the ION Shareholder Approval, the board of directors of ION changes its recommendation with respect to the ION transaction proposals contemplated by the Merger Agreement as permitted by the Merger Agreement; and

•	at the Closing, the condition regarding the aggregate amount of available funds described above is incapable of being satisfied.
Miscellaneous
Enforcement of Agreement
The parties have agreed that each party shall be entitled to enforce specifically the terms and provisions of the Merger Agreement and to immediate injunctive relief to prevent breaches of the Merger Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Taboola has also agreed that, with respect to the Subscription Agreements and the Secondary Share Purchase Agreements, ION will be entitled to bring an action for specific performance to cause Taboola to enforce the provisions of the Subscription Agreements and the Secondary Share Purchase Agreements.
Ancillary Agreements
Sponsor Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, ION, Taboola, and the Sponsors entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsors agreed to, among other things, (i) appear at an ION shareholder meeting to establish a quorum for the purpose of approving the ION transaction proposals; (ii) execute a written consent in favor of the ION transaction proposals; (iii) vote Class B Ordinary Shares, Class A Ordinary Shares, and Class A Ordinary Shares underlying ION Warrants (collectively, the “ION Covered Shares”) in favor of the ION transaction proposals, including the approval of the Business Combination and the other Transactions; and (iv) vote all ION Covered Shares against (A) any other business combination transaction with ION or any other action or agreement that will reasonably be expected to (1) frustrate the purposes of the Transactions (including consummation thereof) or adversely affect the Transactions, (2) result in a breach any covenant, representation, or warranty of ION under the Merger Agreement or cause any of the conditions to Closing set forth in the Merger Agreement not to be fulfilled, or (3) result in a breach any covenant, representation, or warranty of the Sponsors under the Sponsor Support Agreement; and (B) any merger agreement or merger, combination, or sale of substantial assets other than the Business Combination and any change in the business, management or board of directors of ION.
Pursuant to the Sponsor Support Agreement, the Sponsors are required to deliver a voting proxy in the form attached to the Sponsor Support Agreement pursuant to which the Sponsors will vote in favor of the proposals included therein on (or effective as of) a specified day following delivery of notice of the ION shareholder meeting.
Taboola Shareholder Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, Taboola, ION, and certain of Taboola’s shareholders entered into a Company Shareholder Support Agreement (“Taboola Shareholder Support Agreement”), pursuant to which certain Taboola shareholders representing the requisite majority or supermajority will agree, among other things, to (i) appear at a Taboola shareholder meeting to establish a quorum for the purpose of approving the Taboola transaction proposals; (ii) execute a written consent in favor of the Taboola transaction proposals; (iii) vote all Taboola shares in favor of the Taboola transaction proposals, including the approval of the Business Combination and the other Transactions; and (iv) vote all Taboola shares against (A) any other business combination transaction with Taboola or any other action or agreement that will reasonably be expected to (1) frustrate the purposes of the Transactions (including consummation thereof) or adversely affect the Transactions, (2) result in a breach any covenant, representation, or warranty of Taboola under the Merger Agreement or cause any of the conditions to Closing set forth in the Merger Agreement not to be fulfilled, or (3) result in a breach any covenant, representation, or warranty of Taboola shareholders under the Taboola Shareholder Support Agreement; and (B) any merger agreement or merger, combination, or sale of substantial assets other than the Business Combination.
The shareholders of Taboola that are parties to the Taboola Shareholder Support Agreement have further agreed to deliver a voting proxy in the form attached to the Taboola Shareholder Support Agreement pursuant to which shareholders representing the requisite majority or supermajority will vote in favor of the proposals included therein on (or effective as of) the fifth (5th) day following delivery of notice of the Taboola shareholder meeting.

Investors’ Rights Agreement
Concurrently with the execution and delivery of the Merger Agreement, each of the Sponsors, and certain of Taboola’s shareholders entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), to be effective as of the Effective Time, pursuant to which Taboola agreed to file a registration statement as soon as practicable upon request from certain significant shareholders of Taboola to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Taboola has also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Taboola has also agreed to file a resale shelf registration statement to register the resale of Taboola Warrants held by the Sponsors. In addition, in connection with the execution of the Investors’ Rights Agreement, ION has agreed to terminate the existing ION registration rights agreement.
The Investors’ Rights Agreement also provides that (a) the Taboola Ordinary Shares held by shareholders of Taboola that held such shares prior to the Closing (excluding the PIPE Shares, the Secondary Shares and publicly listed Taboola Ordinary Shares acquired after the Closing) and any Taboola Ordinary Shares issuable upon the exercise of Taboola Warrants and any other securities convertible or exercisable for Taboola Ordinary Shares held by security holders prior to the Closing will be locked-up for one hundred eighty (180) days following the Closing (except that any party to the Investors’ Rights Agreement who is an employee of Taboola may sell Taboola Ordinary Shares to the extent permitted by Taboola’s Articles of Association to be adopted in connection with the Transactions), (b) the Taboola Shares held by the Sponsors after the Closing (other than the PIPE Shares, the Secondary Shares (as defined below), any Taboola Ordinary Shares underlying Taboola Warrants issued in exchange for ION Warrants held by the Sponsors at the Closing and publicly listed Taboola Ordinary Shares acquired after the Closing) will be locked-up until the earlier of (i) one (1) year from the Closing and (ii) the date on which the closing price of Taboola Ordinary Shares equals or exceeds $12.00 per share for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred fifty (150) days following the Closing and (c) the Taboola Warrants issued in exchange for ION Warrants at the Closing and any Taboola Ordinary Shares underlying such warrants that are held by the Sponsors will be locked-up for thirty (30) days following the Closing.
The Investors’ Rights Agreement also provides that Taboola will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their Taboola securities or ION securities, and all such prior agreements shall be terminated.
Subscription Agreements
Concurrently with the execution of the Merger Agreement, Taboola and the PIPE Investors have entered into a series of subscription agreements (“Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase an aggregate of 13,500,000 Taboola Ordinary Shares (the “PIPE Shares”) from Taboola at a price per share of $10.00, for gross proceeds to Taboola of $135,000,000 (the “PIPE Investment”). The price per share to be paid by the PIPE Investors pursuant to the Subscription Agreements assumes that Taboola has effected the Stock Split. The closing of the PIPE Investment is conditioned upon, among other things, the consummation of the Transactions. The PIPE Investors are not obligated to consummate the PIPE Investment in the event that ION asserts that any of the conditions to ION’s obligation to close (but not mutual conditions) set forth in the Merger Agreement has not been or will not be satisfied. However, unless the Subscription Agreements have been earlier terminated, if ION and Taboola subsequently consummate the Transaction, the PIPE Investors will be obligated to consummate the PIPE Investment.
Taboola has agreed to file a registration statement registering the resale of the PIPE Shares within thirty (30) days after consummation of the Transactions.
Secondary Share Purchase Agreements and Letter Agreements
Concurrently with the execution of the Merger Agreement, Taboola and the Secondary Investors have entered into share purchase agreements with certain employees and shareholders of Taboola (the “Secondary Share Purchase Agreements”) pursuant which the Secondary Investors have committed to purchase Taboola Ordinary Shares from certain employees and shareholders of Taboola, and, under certain circumstances, from Taboola, an aggregate of up to 15,120,000 Taboola Ordinary Shares (the “Secondary Shares”) at a price per share of $10.00, for gross proceeds of up to $151,200,000 (the “Secondary Purchases”). In the event that the sum of the funds contained in the Trust Account, after giving effect to the ION Shareholder Redemptions and the payment of ION’s transaction costs, Taboola’s transaction costs and ION’s unpaid liabilities, plus the PIPE Investment is less than $200,000,000, then a portion of the Secondary Purchases in an amount equal to such shortfall will be reallocated to investments by institutional Secondary Investors into Taboola on a pro rata basis.
Each Secondary Investor agreed to fund the purchase price for its Secondary Shares at least two (2) business days prior to the anticipated closing date of the Transactions. The price per share to be paid by the Secondary Investors pursuant to the Secondary Share Purchase Agreements assumes that Taboola has effected the Stock Split. The closing of the Secondary Purchases is conditioned upon, among other things, the consummation of the Transactions. The Secondary Investors are not obligated to consummate the Secondary Purchases in the event that ION asserts that any of the conditions to ION’s obligation to close (but not mutual conditions) set forth in the Merger Agreement have not been or will not be satisfied. However, unless the Secondary Share Purchase Agreements have been earlier terminated, if ION and Taboola subsequently consummate the Transaction, the Secondary Investors will be obligated to consummate the Secondary Purchases.
Pursuant to a letter agreement entered into between Taboola and each Secondary Investor, Taboola has agreed to file a registration statement within thirty (30) days after consummation of the Transactions registering the resale of the Secondary Shares.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
The following discussion is a summary of certain U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of Class A Ordinary Shares and ION Warrants (each, an “ION Security”) (other than the Sponsor or any of its affiliates) of (i) electing to have their Class A Ordinary Shares redeemed for cash if the Business Combination is completed, (ii) the Business Combination, and/or (iii) the ownership and disposition of Taboola Ordinary Shares and Taboola Warrants after the Business Combination. This section applies only to Holders that hold their ION Securities, Taboola Ordinary Shares, and Taboola Warrants, as the case may be, as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). For purposes of this discussion, because the components of an ION unit are generally separable at the option of the Holder, the Holder of an ION unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A Ordinary Shares and ION Warrant components of the ION unit. Accordingly, the separation of an ION unit into the Class A Ordinary Share and the one-fifth of one ION Warrant underlying the ION unit generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of ION Securities are urged to consult their tax advisors concerning the U.S. federal, state, local and any non-U.S. tax consequences of the transactions contemplated by the Business Combination (including any redemption of the ION Ordinary Shares) with respect to any Class A Ordinary Shares and ION Warrants held through ION Units (including alternative characterizations of ION Units).
This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in Taboola prior to the Business Combination. With respect to consequences of holding Taboola Ordinary Shares, this discussion is limited to holders who acquire such Taboola Ordinary Shares in connection with the Business Combination or as a result of the exercise of a Taboola Warrant, and with respect to Taboola Warrants, this discussion is limited to holders who hold such Taboola Warrants as a result of their ownership of ION Warrants prior to and through the Business Combination. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:
•	financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that are subject to the mark-to-market accounting rules with respect to the ION Securities, Taboola Ordinary Shares and/or Taboola Warrants, as the case may be;
•
persons required to accelerate the recognition of any item of gross income with respect to ION Securities, Taboola Ordinary Shares and/or Taboola Warrants, as the case may be, as a result of such income being recognized on an applicable financial statement;

•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	mutual funds;
•	pension plans;
•	regulated investment companies or real estate investment trusts;
•	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);
•	U.S. expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more (by vote or value) of Class A Ordinary Shares, or, following the Business Combination, Taboola Ordinary Shares (except as specifically provided below);

•	the Sponsor or its affiliates, officers or directors;
•	S corporations;
•	trusts and estates;
•
persons that acquired their ION Securities, Taboola Ordinary Shares or Taboola Warrants, as the case may be, pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons who purchase Taboola Ordinary Shares as part of the PIPE Investment;
•
persons that hold their ION Securities or who will hold Taboola Ordinary Shares or Taboola Warrants as part of a straddle, constructive sale, constructive ownership transaction, hedging, wash sale, synthetic security, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or
•	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.
If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ION Securities, Taboola Ordinary Shares and/or Taboola Warrants, as the case may be, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any ION Securities, Taboola Ordinary Shares and/or Taboola Warrants, and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them. This discussion also assumes that any distribution made (or deemed made) on Class A Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Class A Ordinary Shares will be in U.S. dollars.
This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.
We have not sought, and do not intend to, seek any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE BUSINESS COMBINATION, EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO THE CLASS A ORDINARY SHARES AND THE OWNERSHIP AND DISPOSITION OF TABOOLA ORDINARY SHARES AND TABOOLA WARRANTS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE FOREGOING, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

I.	U.S. HOLDERS
As used herein, a “U.S. Holder” is a beneficial owner of an ION Security, Taboola Ordinary Share, and/or Taboola Warrants, as the case may be, who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

A.	Tax Effects of the Business Combination to U.S. Holders
1.	Generally
The U.S. federal income tax consequences of the Business Combination will depend primarily upon whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368 of the Code.
The Business Combination is intended to qualify as a “reorganization” within the meaning of Section 368 of the Code, and the parties to the Business Combination Agreement have agreed to report the Business Combination in a manner consistent with such tax treatment to the extent permitted under applicable law. There are many requirements that must be satisfied in order for the Business Combination to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, including, among others, that the acquiring corporation continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as ION, the qualification of the Business Combination as a reorganization is not free from doubt. In addition, the treatment of the Merger as a reorganization would depend on whether sufficient stockholders of ION exchange their Class A Ordinary Shares for Taboola Ordinary Shares rather than redeem it for cash. If a significant number of stockholders of ION decide to redeem their Class A Ordinary Shares, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Sections 368(a)(1)(B) and 368(a)(2)(E) of the Code may not be satisfied and the requirement that ION retain “substantially all” of its assets to qualify as a reorganization under Section 368(a)(2)(E) of the Code may not be satisfied. In addition, the reorganization treatment could be adversely affected by events or actions that occur or are taken after the Business Combination. The Company has undertaken to use reasonable best efforts to comply with certain covenants intended to support the qualification of the Business Combination as a “reorganization” under the provisions of Section 368(a) of the Code. No assurances can be given, however, that compliance with such covenants will be sufficient to ensure the Business Combination qualifies as a “reorganization”. No ruling has been requested, nor is one intended to be request, from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. Holder of ION Securities is urged to consult its tax advisor with respect to the particular tax consequence of the Business Combination to such U.S. Holder.
If the Business Combination qualifies as a “reorganization” within the meaning of Section 368 of the Code, U.S. Holders of ION Securities generally should not recognize gain or loss for U.S. federal income tax purposes on the Business Combination, except as provided below under the sections entitled “—3. Effects of Section 367 to U.S. Holders of ION Securities” and “—4. PFIC Considerations”, the aggregate adjusted tax basis of a U.S. Holder in the Taboola Ordinary Shares received as a result of the Business Combination generally should equal the aggregate adjusted tax basis of the Class A Ordinary Shares surrendered in exchange therefor, and the U.S. Holder’s holding period for the Taboola Ordinary Shares received in the exchange by such U.S. Holder should include the holding period for the Class A Ordinary Shares surrendered in the exchange that were held by such U.S. Holder. It is unclear whether the redemption rights with respect to the Class A Ordinary Shares have suspended the applicable holding period for this purpose.

Subject to the discussion below under the section entitled “—2. Additional Analysis for ION Warrants,” and “—4. PFIC Considerations,” if the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368 of the Code, a U.S. Holder of Class A Ordinary Shares generally would recognize gain or loss with respect to its Class A Ordinary Shares in an amount equal to the difference, if any, between the fair market value of the Taboola Ordinary Shares received in the Business Combination and the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares surrendered. Such gain or loss will be long-term capital gain or loss provided that a U.S. Holder’s holding period for Class A Ordinary Shares is more than one year at the date of the Business Combination. Long-term capital gains recognized by U.S. Holders that are not corporations generally are eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to certain limitations. A U.S. Holder should have a tax basis in the Taboola Ordinary Shares received equal to the fair market value on the date of the exchange, and the U.S. Holder’s holding period with respect to such Taboola Ordinary Shares should begin on the day after the Business Combination.
Notwithstanding the foregoing, if a U.S. Holder exercises its redemption rights to receive cash from the trust account in exchange for a portion of its Class A Ordinary Shares, such redemption may be treated as integrated with the Business Combination rather than as a separate transaction. In such case, cash received by such U.S. Holder in the redemption may also be treated as taxable boot received in a “reorganization” (which, depending on the circumstances applicable to such U.S. Holder, may be treated as capital gain or dividend income to the extent of ION’s accumulated earnings and profits, in each case, taxable as described below under the heading “— B. Tax Effects to U.S. Holders of Exercising Redemption Rights”). Under this characterization, such U.S. Holder may be required to recognize more gain or income than if the redemption of Class A Ordinary Shares was treated as a separate transaction from the exchange pursuant to the Business Combination, and would not be entitled to recognize any loss with respect to its redeemed Class A Ordinary Shares. In addition, if a U.S. Holder that elects to participate in a redemption with respect to all its Class A Ordinary Shares maintains its ownership of ION Warrants, such redemption also may be treated as integrated with the Business Combination rather than as a separate transaction (with the same taxation effects described above). Under this characterization, such U.S. Holder generally is expected to recognize capital gain (but not loss) on such exchange in an amount equal to the difference between the amount of cash received and such U.S. Holder’s adjusted basis in the Class A Ordinary Shares exchanged therefor. If the IRS were to assert, and a court were to sustain such a contrary position, such U.S. Holder may be required to recognize more gain or income than if the redemption of Class A Ordinary Shares was treated as a separate transaction from the exchanges pursuant to the Business Combination.
U.S. Holders who hold different blocks of ION Securities (generally, ION Securities purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of ION Securities.
U.S. Holders who actually or constructively own at least five percent (5%) (or, if Class A Ordinary Shares is not then publicly traded, at least one percent (1%)) or more of Taboola Ordinary Shares may be subject to special reporting requirements with respect to the Business Combination, and such holders should consult with their tax advisors with respect to their reporting requirements. We expect that Taboola Ordinary Shares will be treated as publicly traded for this purpose.
2.	Additional Analysis for ION Warrants
The ION Warrants becoming exercisable for Taboola Ordinary Shares, and the ION warrant agreements being assigned to, and assumed by, Taboola, may also constitute a tax-deferred transaction in which no gain or loss is recognized by the U.S. Holders of ION Warrants. The basis for this position is that the terms of the ION Warrants are not otherwise being changed pursuant to the Business Combination and because the terms of the ION Warrants, when originally issued, contemplated, among other things, the ION Warrants becoming exercisable into shares of another corporation under circumstances similar to the Business Combination or, alternatively, that the Business Combination constitutes a tax-deferred “reorganization” under Section 368 of the Code. However, due to a lack of clear authority, the issue is not free from doubt, and there is a risk that the warrant exchange transaction would be treated as a taxable exchange of ION Warrants for Taboola Warrants, and no assurance can be given that the IRS would not assert, or that a court would not sustain, such a contrary position.
If the ION Warrants becoming exercisable for Taboola Ordinary Shares constitutes a tax-deferred transaction, the adjusted tax basis of the Taboola Warrants of such a U.S. Holder immediately after the Business Combination generally should be the same as the adjusted tax basis of such U.S. Holder’s ION Warrants immediately prior to the

Business Combination. In addition, the holding period of the Taboola Warrants of such a U.S. Holder immediately after the Business Combination would include the period during which such U.S. Holder held such U.S. Holder’s ION Warrants immediately prior to the Business Combination.
If the ION Warrants becoming exercisable for Taboola Ordinary Shares constitutes a taxable exchange of ION Warrants for Taboola Warrants, U.S. Holder of ION Warrants would recognize gain, but not loss, equal to the lesser of (i) such U.S. “realized gain” from the exchange (generally the excess of the sum of the fair market value of the Taboola Ordinary Shares received and Taboola Warrants treated as having been received over such stockholder’s aggregate tax basis in the Class A Ordinary Shares exchanged and ION Warrants treated as having been exchanged), or (ii) the fair market value of the Taboola Warrants treated as having been received by such U.S. Holder. Any such gain would generally be long-term capital gain if the U.S. Holder’s holding period in the ION Warrants is more than one year at the time of the Business Combination. In that case, the U.S. Holder’s tax basis in the Taboola Warrants after the Business Combination would be equal to the fair market value of such Taboola Warrants at the time of the Business Combination and the U.S. Holder would start a new holding period in the Taboola Warrants at such time.
U.S. Holders who hold different blocks of ION Securities (generally, ION Securities purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of ION Securities.
3.	Effects of Section 367 to U.S. Holders of ION Securities
Section 367(a) of the Code and the Treasury Regulations promulgated thereunder, in certain circumstances described below, impose additional requirements for a U.S. Holder to qualify for tax-deferred treatment under Section 368 of the Code with respect to the exchange of Class A Ordinary Shares and/or ION Warrants in the Business Combination. Specifically, a U.S. Holder that is a “five-percent transferee shareholder” with respect to the Company is required to enter into a gain recognition agreement with respect to the transfer of its ION Securities in order to obtain non-recognition treatment in the Business Combination.
In general, a “five-percent transferee shareholder” is a U.S. Holder who holds ION Securities and will own directly, indirectly or constructively through attribution rules, at least five percent of either the total voting power or total value of Taboola Ordinary Shares immediately after the Business Combination. The attribution rules for determining ownership are complex, and neither ION nor the Company can offer any assurance that you will not be a five percent transferee shareholder based on your particular facts and circumstances. If you believe you could become a five-percent transferee shareholder of the Company, you are urged to consult your tax advisor about the special rules and time-sensitive tax procedures, including the requirement to file a gain recognition agreement under Section 367(a) of the Code, that may be required to obtain non-recognition treatment in the Business Combination. Such a shareholder may be subject to adverse U.S. federal income tax rules that cause income to be recognized as a result of the Business Combination and is urged to consult with its tax advisor regarding the application of such rules.
In addition, Section 367(b) of the Code may impose U.S. federal income tax on certain United States persons in connection with transactions that would otherwise be tax-deferred. U.S. Holders are urged to consult their tax advisor regarding whether they may be subject to U.S. federal income tax under Section 367(b) of the Code in connection with the Business Combination based on their particular facts and circumstances.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.
4.	PFIC Considerations
Regardless of whether the Business Combination qualifies as a “reorganization” under Section 368(a) of the Code (and, if the Business Combination qualifies as a “reorganization” under Section 368(a) of the Code, in addition to the discussion under the section entitled “—3. Effects of Section 367 to U.S. Holders of ION Securities” above), the Business Combination could be a taxable event to U.S. Holders under the passive foreign investment company (“PFIC”) provisions of the Code if ION is considered a PFIC.
a.	Definition of a PFIC
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business received from unrelated persons) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually. Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “startup year”) if (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.
b.	PFIC Status of ION
Based upon the composition of its income and assets, and upon a review of its financial statements, ION believes that it likely will not be eligible for the startup exception and therefore likely has been a PFIC since its first taxable year and will likely be considered a PFIC for the taxable year which includes the Business Combination.
c.	Effects of PFIC Rules on the Business Combination
Even if the Business Combination qualifies as a “reorganization” under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC (including for this purpose exchanging warrants of a PFIC for newly issued warrants in connection with a “reorganization” under Section 368(a) of the Code) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition to U.S. Holders of ION Securities as a result of the Business Combination if:
(i)	ION were classified as a PFIC at any time during such U.S. Holder’s holding period in such Class A Ordinary Shares or ION Warrants; and
(ii)
the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such Class A Ordinary Shares or in which ION was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) an MTM Election (as defined below) with respect to such Class A Ordinary Shares. Currently, applicable Treasury Regulations provide that neither a QEF Election nor an MTM Election can be made with respect to warrants.

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of ION. Under these rules:
•	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Class A Ordinary Shares or ION Warrants;
•
the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which ION was a PFIC, will be taxed as ordinary income;

•
the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

In addition, the proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the U.S. Holder to include an amount in income as a deemed dividend deemed paid by ION, the gain realized on the transfer is taxable as an excess distribution under these rules, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under these rules is taxable as provided under Section 367(b). As noted above, U.S. Holders should consult their tax advisor regarding whether they may be subject to U.S. federal income tax under Section 367 of the Code in connection with the Business Combination based on their particular facts and circumstances.
It is unclear whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. Therefore, U.S. Holders of Class A Ordinary Shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election (each as defined below) may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Business Combination with respect to their Class A Ordinary Shares and ION Warrants under the PFIC rules in the manner set forth above. A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election with respect to its Class A Ordinary Shares is referred to herein as an “Electing Shareholder” and a U.S. Holder that is not an Electing Shareholder is referred to herein as a “Non-Electing Shareholder.”
The application of the PFIC rules to U.S. Holders of ION Warrants is unclear. Proposed Treasury Regulations issued under the PFIC rules generally treats an “option” (which would include an ION Warrant) to acquire the stock of a PFIC as stock of the PFIC, while final Treasury Regulations issued under the PFIC rules provide that the QEF Election does not apply to options and no MTM Election (as defined below) is currently available with respect to options. Therefore, it is possible that the proposed Treasury Regulations if finalized in their current form would apply to cause gain recognition on the exchange of ION Warrants for Taboola Warrants in connection with the Business Combination.
Any gain recognized by a Non-Electing Shareholder of Class A Ordinary Shares or a U.S. Holder of ION Warrants as a result of the Business Combination pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash. As noted above, the Business Combination could be a taxable event under the PFIC rules regardless of whether the Business Combination qualifies as a “reorganization” under Section 368(a) of the Code if ION is considered a PFIC. If the Business Combination fails to qualify as a “reorganization” under Section 368(a) of the Code, absent a QEF Election (or a QEF Election along with a purging election) or an MTM Election, a U.S. Holder would be taxed under the PFIC rules in the manner set forth above.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE BUSINESS COMBINATION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
d.	QEF Election and Mark-to-Market Election
The impact of the PFIC rules on a U.S. Holder of Class A Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat ION as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Class A Ordinary Shares during which ION qualified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Class A Ordinary Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its Class A Ordinary Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Class A Ordinary Shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.
A U.S. Holder’s ability to make a timely and effective QEF Election (or a QEF Election along with a purging election) with respect to ION is contingent upon, among other things, the provision by ION of a “PFIC Annual Information Statement” to such U.S. Holder. ION will endeavor to provide PFIC Annual Information Statements, upon written request, to U.S. Holders of Class A Ordinary Shares with respect to each taxable year for ION which determines it is a PFIC. There is no assurance, however, that ION will timely provide such information. As discussed further above, a U.S. Holder is not able to make a QEF Election with respect to ION Warrants under applicable final Treasury Regulations. An Electing Shareholder generally would not be subject to the adverse PFIC rules discussed above with respect to their Class A Ordinary Shares. As a result, such an Electing Shareholder generally should not recognize income, gain or loss as a result of the Business Combination except to the extent described above under

“—3. Effects of Section 367 to U.S. Holders of ION Securities” and subject to the discussion above under “—1. Tax Effects of the Business Combination to U.S. Holders,” but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of ION, whether or not such amounts are actually distributed.
The impact of the PFIC rules on a U.S. Holder of Class A Ordinary Shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC (an “MTM Election”). No assurance can be given that the Class A Ordinary Shares are considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders will generally not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect their Class A Ordinary Shares in connection with the Business Combination. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over its adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income. However, if the MTM Election is not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to, Class A Ordinary Shares, including in connection with the Business Combination. An MTM Election is not available with respect to warrants, including the ION Warrants.
e.	Reporting
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or MTM election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS and may result in significant penalties.
THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES AND THE SECTION 367 RULES AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), AN MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.
B.	Tax Effects to U.S. Holders of Exercising Redemption Rights
1.	Generally
The U.S. federal income tax consequences to a U.S. Holder of Class A Ordinary Shares that exercises its redemption rights with respect to its Class A Ordinary Shares to receive cash in exchange for all or a portion of its Class A Ordinary Shares will depend on whether the redemption qualifies as a sale of Class A Ordinary Shares under Section 302 of the Code or is treated as a distribution under Section 301 of the Code.
If the redemption qualifies as a sale of Class A Ordinary Shares by a U.S. Holder, the tax consequences to such U.S. Holder are as described below under the section entitled “—3. Taxation of Redemption Treated as a Sale of Class A Ordinary Shares.” If the redemption does not qualify as a sale of Class A Ordinary Shares, a U.S. Holder will be treated as receiving a corporate distribution with the tax consequences to such U.S. Holder as described below under the section entitled “—2. Taxation of Redemption Treated as a Distribution.”
Whether a redemption of Class A Ordinary Shares qualifies for sale treatment will depend largely on the total number of Class A Ordinary Shares treated as held by the redeemed U.S. Holder before and after the redemption

(including any stock constructively owned by the U.S. Holder, as a result of owning ION Warrants or due to the ownership of Class A Ordinary Shares by certain related individuals or entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder) relative to all of the Class A Ordinary Shares outstanding both before and after the redemption. The redemption of Class A Ordinary Shares generally will be treated as a sale of Class A Ordinary Shares (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in ION, or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a U.S. Holder takes into account not only Class A Ordinary Shares actually owned by the U.S. Holder, but also Class A Ordinary Shares that are constructively owned by it under certain attribution rules set forth in the Code. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Ordinary Shares which could be acquired pursuant to the exercise of ION Warrants.
In order to meet the substantially disproportionate test, the percentage of ION’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Class A Ordinary Shares must, among other requirements, be less than eighty percent (80%) of the percentage of ION’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption (taking into account redemptions by other holders of Class A Ordinary Shares). There will be a complete termination of a U.S. Holder’s interest if either (1) all of the Class A Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (2) all of the Class A Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Class A Ordinary Shares (including any stock constructively owned by the U.S. Holder as a result of owning ION Warrants). The redemption of Class A Ordinary Shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in ION. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in ION will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption of Class A Ordinary Shares will be treated as a corporate distribution to the redeemed U.S. Holder and the tax effects to such a U.S. Holder will be as described below under the section entitled “—2. Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Class A Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its ION Warrants or possibly in other Class A Ordinary Shares constructively owned by it.
2.	Taxation of Redemption Treated as a Distribution
Subject to the PFIC rules discussed below under the heading “— 4. Passive Foreign Investment Company Rules,” if the redemption of a U.S. Holder’s shares of Class A Ordinary Shares is treated as a corporate distribution, as discussed above under the section entitled “—1. Generally,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from ION’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of ION’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale of Class A Ordinary Shares and will be treated as described below under the section entitled “—3. Taxation of Redemption Treated as a Sale of Class A Ordinary Shares.”
3.	Taxation of Redemption Treated as a Sale of Class A Ordinary Shares
Subject to the PFIC rules discussed below under the heading “—4. Passive Foreign Investment Company Rules,” if the redemption of a U.S. Holder’s Class A Ordinary Shares is treated as a sale, as discussed above under the section entitled “—1. Generally,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Ordinary Shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
U.S. Holders who hold different blocks of Class A Ordinary Shares (including as a result of holding different blocks of Class A Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
U.S. Holders who actually or constructively own at least five percent (5%) (or, if Class A Ordinary Shares is not then publicly traded, at least one percent (1%)) or more of Class A Ordinary Shares may be subject to special reporting requirements with respect to a redemption of Class A Ordinary Shares, and such holders should consult with their tax advisors with respect to their reporting requirements.
4.	Passive Foreign Investment Company Rules
As discussed above under the heading “—A. Tax Effects of the Business Combination to U.S. Holders— 4. PFIC Considerations,” ION believes that it likely has been a PFIC since its first taxable year and will likely be considered a PFIC for the taxable year which includes the Business Combination.
Assuming ION is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A Ordinary Shares and, that the U.S. Holder did not make either an applicable PFIC election (or elections), as described above under the heading “—A. Tax Effects of the Business Combination to U.S. Holders— 5. PFIC Considerations— d. QEF Election and Mark-to-Market Election,” for the first taxable year of ION in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such Class A Ordinary Shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares (such as gain described above under the heading “—3. Taxation of Redemption Treated as a Sale of Class A Ordinary Shares”) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares), including potentially a distribution described above under the heading “—2. Taxation of Redemption Treated as a Dividend”.
Under these rules:
•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Class A Ordinary Shares;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which ION was a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

As discussed above, the impact of the PFIC rules on a U.S. Holder of Class A Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat ION as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Class A Ordinary Shares during which ION qualified as a PFIC (or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election) or if the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. See the discussion above under the heading “—A. Tax Effects of the Business Combination to U.S. Holders— 5. PFIC Considerations— d. QEF Election and Mark-to-Market Election,” for a description of the consequences to a U.S. Holder of making the foregoing elections, which may mitigate the adverse consequences under the PFIC rules as a result of the redemption of a U.S. Holder’s Class A Ordinary Shares.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF Election or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS and may result in significant penalties.
THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), AN MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER IT WOULD BE DESIRABLE TO MAKE SUCH AN ELECTION.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR CLASS A ORDINARY SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS.
C.	Tax Consequences to U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants
1.	Dividends and Other Distributions on Taboola Ordinary Shares
Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Taboola Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Taboola Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Taboola Ordinary Shares and will be treated as described below under the heading “— 2. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Taboola Ordinary Shares and Taboola Warrants.” If Taboola does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent). Amounts treated as dividends that the Company pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Taboola Ordinary Shares are readily tradable on an established securities market in the United States or the Company is eligible for benefits under an applicable tax treaty with the United States, and, in each case, the Company is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Taboola Ordinary Shares.
The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. Holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. Notwithstanding the foregoing, if

(a) the Company is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of the Company’s earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of the Company’s dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of the Company’s earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of the Company’s earnings and profits for such taxable year.
2.	Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Taboola Ordinary Shares and Taboola Warrants.
Subject to the PFIC rules discussed below under the heading “— 5. Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Taboola Ordinary Shares or Taboola Warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Taboola Ordinary Share or Taboola Warrant (determined as described above or below), in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Taboola Ordinary Share or Taboola Warrant exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.
Any gain or loss recognized on the sale, exchange or other taxable disposition of Taboola Ordinary Shares or Taboola Warrants generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of Taboola Ordinary Shares or Taboola Warrants unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange or other taxable disposition of Taboola Ordinary Shares or Taboola Warrants.
3.	Exercise, Lapse or Redemption of Taboola Warrants
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Taboola Warrant, a U.S. Holder generally will not recognize taxable gain or loss on the exercise of a Taboola Warrant. The U.S. Holder’s tax basis in the Taboola Ordinary Share received upon exercise of a Taboola Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the ION Warrant in respect of which the exercised Taboola Warrant was received (assuming the Business Combination is not a taxable transaction under Section 368(a) of the Code, Section 367 of the Code or the PFIC rules, as discussed above) and the exercise price of such Taboola Warrant. It is unclear whether the U.S. Holder’s holding period for the Taboola Ordinary Shares received upon exercise of the Taboola Warrants will begin on the date following the date of exercise or on the date of exercise of the Taboola Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Taboola Warrants. If a Taboola Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Taboola Warrant.
The tax consequences of a cashless exercise of a Taboola Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Taboola Ordinary Shares received generally should equal the U.S. Holder’s basis in the Taboola Warrants exercised therefor. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether a U.S. Holder’s holding period in the Taboola Ordinary Shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the Taboola Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Taboola Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Taboola Ordinary Shares would include the holding period of the Taboola Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Taboola Warrants with an aggregate fair market value equal to the exercise price for the total number of Taboola Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Taboola Warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such Taboola Warrants. In this case, a U.S. Holder’s tax basis in the Taboola Ordinary Shares received would equal the sum of the U.S. Holder’s tax basis in the Taboola Warrants exercised and the exercise price of such Taboola Warrants. It is unclear whether a U.S. Holder’s holding period for Taboola Ordinary Shares would commence on the date following the date of exercise or on the date of exercise of the Taboola Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Taboola Warrants. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Taboola Ordinary Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If the Company redeems Taboola Warrants for cash pursuant to the redemption provisions described in the section entitled “Description of Taboola Warrants” or if we purchase Taboola Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “ —Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Taboola Ordinary Shares and Taboola Warrants.”
The tax consequences of a cashless exercise of a Taboola Warrant occurring after our giving notice of an intention to redeem the Taboola Warrant are unclear under current law. Such cashless exercise may be treated either as if we redeemed such Taboola Warrant for Taboola Ordinary Shares or as an exercise of the Taboola Warrant. If the cashless exercise of a Taboola Warrant for Taboola Ordinary Shares is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the Taboola Ordinary Shares received should equal the U.S. Holder’s basis in the Taboola Warrant and the holding period of the Taboola Ordinary Shares would include the holding period of the Taboola Warrant. If the cashless exercise of a Taboola Warrant is treated as such, the tax consequences generally should be as described under the heading “—U.S Federal Income Taxation of U.S. Holders—Exercise, Lapse or Redemption of a Taboola Warrant.” Due to the lack of clarity under current law regarding the treatment of a cashless exercise of a Taboola Warrant after our giving notice of an intention to redeem the Taboola Warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a Taboola Warrant occurring after our giving notice of an intention to redeem the Taboola Warrant as described above.
4.	Possible Constructive Distributions
The terms of each Taboola Warrant provide for an adjustment to the number of Taboola Ordinary Shares for which the Taboola Warrant may be exercised or to the exercise price of the Taboola Warrant in certain events, as discussed in the section of this proxy statement/prospectus entitled “Description of Taboola Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Taboola Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such Taboola Ordinary Shares received upon exercise of the Taboola Warrants or to the exercise price of the Taboola Warrants increases the proportionate interest of the U.S. Holder of Taboola Warrants in the Company’s assets or earnings and profits (e.g., through an increase in the number of Taboola Ordinary Shares that would be obtained upon exercise or through a decrease in the exercise price of a Taboola Warrant) as a result of a distribution (or a transaction treated as a distribution) of cash or other property, such as other securities, to the holders of Taboola Ordinary Shares, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax in the same manner as if the U.S. Holders of the Taboola Warrants received a cash distribution from us equal to the fair market value of such increased interest.
5.	Passive Foreign Investment Company Rules
The treatment of U.S. Holders of Taboola Ordinary Shares and Taboola Warrants could be materially different from that described above if the Company is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether the Company will be a PFIC in 2021 or for any future taxable year, in particular because the Company’s PFIC status for any taxable year will generally be determined in part by reference to the value of the Company’s assets and the Company’s revenues. In addition, our U.S. counsel expresses no opinion with respect to the Company’s PFIC status for 2021 or future taxable years.
Although the Company’s PFIC status is determined annually, an initial determination that the Company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Taboola Ordinary Shares or Taboola Warrants while the Company was a PFIC, whether or not the Company meets the test for PFIC status in those subsequent years. If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Taboola Ordinary Shares or Taboola Warrants and, in the case of Taboola Ordinary Shares, the U.S. Holder did not make either an applicable PFIC election (or elections), as further described below under the heading “ — PFIC Elections,” for the first taxable year of the Company in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such Taboola Ordinary Shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Taboola Ordinary Shares or Taboola Warrants (which may include gain realized by reason of transfers of Taboola Ordinary Shares or Taboola Warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Taboola Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Taboola Ordinary Shares).
Under these rules:
•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Taboola Ordinary Shares or Taboola Warrants;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company is a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

6.	PFIC Elections.
In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Taboola Ordinary Shares (but not Taboola Warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the Company’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
It is not entirely clear how various aspects of the PFIC rules apply to the Taboola Warrants. However, a U.S. Holder may not make a QEF election with respect to its Taboola Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Taboola Warrants (other than upon exercise of such Taboola Warrants for cash) and the Company was a PFIC at any time during the U.S. Holder’s holding period of such Taboola Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Taboola Warrants properly makes and maintains a QEF election with respect to the newly acquired

Taboola Ordinary Shares (or has previously made a QEF election with respect to Taboola Ordinary Shares), the QEF election will apply to the newly acquired Taboola Ordinary Shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Taboola Ordinary Shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Taboola Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, the Company will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of the Company’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, the Company must also be determined to be a “controlled foreign corporation” as defined by the U.S. Tax Code. As a result of either purging election, the U.S. Holder will have a new basis and holding period in the Taboola Ordinary Share acquired upon the exercise of the Taboola Warrants solely for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we currently intend to endeavor to provide, upon written request from a U.S. Holder of Taboola Ordinary Shares, such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or that the required information will in fact be provided.
If a U.S. Holder has made a QEF election with respect to its Taboola Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Taboola Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if the Company is a PFIC for any taxable year, a U.S. Holder of Taboola Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. Holder.
The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to Taboola Ordinary Shares for such a taxable year.
Alternatively, if the Company is a PFIC and Taboola Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Taboola Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Taboola Ordinary Shares at the end of such year over its adjusted basis in its Taboola Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Taboola Ordinary Shares over the fair market value of its Taboola Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its

Taboola Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Taboola Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Taboola Warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Taboola Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Taboola Ordinary Shares under their particular circumstances.
7.	Related PFIC Rules.
If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, the Company will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that the Company will have timely knowledge of the status of any such lower-tier PFIC. In addition, the Company may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance the Company will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Taboola Ordinary Shares and Taboola Warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to Taboola securities under their particular circumstances.
8.	Additional Reporting Requirements
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to the Company. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. In addition, certain U.S. Holders (and to the extent provided in IRS guidance, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Taboola Ordinary Shares, subject to certain exceptions (including an exception for Taboola Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Taboola Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Taboola Ordinary Shares.
D.	Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding.
Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
II.	NON-U.S. HOLDERS
As used herein, a “Non-U.S. Holder” is a beneficial owner of an ION Security, Taboola Ordinary Share or Taboola Warrant, as the case may be, who or that is, for U.S. federal income tax purposes:
•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
•	a foreign corporation; or
•	an estate or trust that is not a U.S. Holder.
The following describes U.S. federal income tax considerations relating to the (i) Business Combination, (ii) exercise of redemption rights and (iii) ownership and disposition of Taboola Ordinary Shares and Taboola Warrants by a Non-U.S. Holder after the Business Combination.
A.	Effects of the Business Combination to Non-U.S. Holders
The U.S. federal income tax consequences of the Business Combination to Non-U.S. Holder generally will correspond to the U.S. federal income tax consequences of the Business Combination to U.S. Holder, as described under “—1. U.S. Holders—A. Tax Consequences to U.S. Holders of the Business Combination” above, although to the extent the Business Combination results in a taxable exchange of Class A Ordinary Shares or ION Warrants, the consequences would be similar to those described below under the heading “B. Tax Effects to Non-U.S. Holders of Exercising Redemption Rights—1. Taxation of Redemptions Treated as a Sale or Exchange of Class A Ordinary Shares” for a Non-U.S. Holder’s gain on the redemption of Class A Ordinary Shares.
B.	Tax Effects to Non-U.S. Holders of Exercising Redemption Rights
The U.S. federal income tax consequences to a Non-U.S. Holder of Class A Ordinary Shares that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its Class A Ordinary Shares will depend on whether the redemption qualifies as a sale of the Class A Ordinary Shares redeemed, as described above under “I. U.S. Holders—B. Tax Effects to U.S. Holders of Exercising Redemption Rights—1. Generally.” If such a redemption qualifies as a sale of Class A Ordinary Shares, the U.S. federal income tax consequences to the Non-U.S. Holder will be as described below under “—1. Taxation of Redemptions Treated as a Sale or Exchange of Class A Ordinary Shares.” If such a redemption does not qualify as a sale of Class A Ordinary Shares, the Non-U.S. Holder will be treated as receiving a corporate distribution, the U.S. federal income tax consequences of which are described below under “—2. Taxation of Redemptions Treated as Distributions.”
1.	Taxation of Redemptions Treated as a Sale or Exchange of Class A Ordinary Shares.
Subject to the discussion below concerning backup withholding, if such a redemption qualifies as a sale of shares of Class A Ordinary Shares, Non- U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the redemption of Class A Ordinary Shares, unless either:
(i)
the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

(ii)
the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the redemption generally in the same manner as discussed in the section above under “ — I. U.S. Holders — C. Tax Consequences to U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants — 2. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Taboola

Ordinary Shares and Taboola Warrants,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
2.	Taxation of Redemptions Treated as Distributions.
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on redemptions treated as distributions from ION on Class A Ordinary Shares unless the income from such distributions is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States), in which case, a Non-U.S. Holder will be subject to regular federal income tax on such distribution generally in the same manner as discussed in the section above under “ — I. U.S. Holders — C. Tax Consequences to U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants — 1. Dividends and Other Distributions on Taboola Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such distribution, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
C.	Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants
1.	Dividends and Other Distributions on Taboola Ordinary Shares.
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions, as further described under the heading “ — I. U.S. Holders — C. Tax Consequences to U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants — 4. Possible Constructive Distributions”) received from the Company on Taboola Ordinary Shares (or, with respect to constructive distributions, on Taboola Warrants) unless the income from such dividends is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States), in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “ — I. U.S. Holders — C. Tax Consequences to U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants — 1. Dividends and Other Distributions on Taboola Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
3.	Gain or Loss on Sale, Taxable Exchange or other Taxable Disposition of Taboola Ordinary Shares and Taboola Warrants.
Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Taboola Ordinary Shares or Taboola Warrants, unless either:
(i)
the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

(ii)
the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the section above under “ — I.

U.S. Holders — C. Tax Consequences to U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants — 2. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Taboola Ordinary Shares and Taboola Warrants,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
4.	Exercise, Lapse or Redemption of Taboola Warrants.
The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Taboola Warrant, or the lapse of a Taboola Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Taboola Warrant by a U.S. Holder, as described under “— I. U.S. Holders— C. Tax Consequences to U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants —3. Exercise, Lapse or Redemption of Taboola Warrants,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under the heading “— II. Non- U.S. Holders— C. Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Taboola Ordinary Shares and Taboola Warrants —3. Gain or Loss on Sale, Exchange, or other Taxable Disposition of Taboola Ordinary Shares and Taboola Warrants” for a Non-U.S. Holder’s gain on the sale or other disposition of Taboola Warrants.
D.	Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding.
A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE DISPOSITION OF CLASS A ORDINARY SHARES AND ION WARRANTS IN CONNECTION WITH THE BUSINESS COMBINATION, AND OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF TABOOLA ORDINARY SHARES AND TABOOLA WARRANTS INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Taboola ordinary shares and Warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.
Israeli tax considerations
The following is a brief summary of the material Israeli tax laws applicable to Taboola, and certain Israeli Government programs that benefit Taboola. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of Taboola ordinary shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, Taboola cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.
SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.
General corporate tax structure in Israel
Israeli companies are generally subject to corporate tax on their taxable income. The corporate tax rate is 23% as of 2018 and thereafter. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise or a Technology Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to corporate tax rate.
Law for the Encouragement of Industry (Taxes), 5729-1969
The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.
The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.
Following are the main tax benefits available to Industrial Companies:
•
amortization of the cost of purchased patent, rights to use a patent, and know-how, which were purchased in good faith and are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

•	under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies;
•	expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.
Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development
Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:
•	the expenditures are approved by the relevant Israeli government ministry, determined by the field of research;
•	the research and development must be for the promotion of the company; and
•	the research and development is carried out by or on behalf of the company seeking such tax deduction.
The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.
From time to time we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we are not be able to deduct research and development expenses during the year of the payment, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses.
Law for the Encouragement of Capital Investments, 5719-1959
The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets).
The Investment Law was significantly amended effective as of April 1, 2005, as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.
Tax benefits under the 2011 amendment
The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.
Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations–0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals–20% (iii) non-Israeli residents (individuals and corporations) – subject to the receipt in advance of a valid certificate from the Israel Tax Authority (“ITA”) allowing for a reduced tax rate.
Taboola currently does not intend to implement the 2011 Amendment.

New tax benefits under the 2017 amendment that became effective on January 1, 2017
The 2017 Amendment provides new tax benefits for two types of “Technology Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.
The 2017 Amendment provides that a technology company satisfying certain conditions will qualify as a “Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technology Enterprise located in development zone “A”. In addition, a Preferred Technology Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.
The 2017 Amendment further provides that a technology company satisfying certain conditions (group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technology Income” regardless of the company’s geographic location within Israel. It should be noted that the proportion of income that may be considered Preferred Technology Income and enjoy the tax benefits described above, should be calculated according to the Nexus Formula, which is based on the proportion as that of qualifying expenditures in the IP compared to overall expenditures. In addition, a Special Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technology Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.
Dividends distributed by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technology Income, are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4% (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate).
Taboola believes that it may be eligible to the tax benefits under the 2017 Amendment.
Taxation of our shareholders
Capital gains taxes applicable to Israeli resident shareholders
An Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23% (in 2021). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest and linkage differences expenses in connection with the purchase and holding of such shares or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in Section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2021). Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.
Capital gains taxes applicable to non-Israeli resident shareholders
A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.
Capital gains taxes applicable to Israeli resident shareholders
A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.
Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year; or (vi) the U.S. Resident is not holding the shares as a capital asset. If any such case occurs, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable. However, under the United States Israel Tax Treaty, such U.S. Resident should be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the United States Israel Tax Treaty.
In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require shareholders who are not liable for Israeli tax to sign declarations in forms specified by the ITA or obtain a specific exemption from the ITA to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.
A detailed return, including a computation of the tax due, must be filed and an advance payment must be paid on January 31 and July 30 of each tax year for sales of securities traded on a stock exchange made within the previous six months. However, if all tax due was withheld at the source according to applicable provisions of the Ordinance and the regulations promulgated thereunder, the return does not need to be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made, and (iii) the taxpayer is not obligated to pay excess tax (as further explained below). Capital gains are also reportable on an annual income tax return.
Taxation of Israeli shareholders on receipt of dividends
An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Technology Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Ordinance is exempt from tax on dividend.
Taxation of non-Israeli shareholders on receipt of dividends
Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% or 30% if the dividends recipient is a “substantial shareholder” at the time of distribution or at any time during the preceding 12 months period, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. Such dividends are generally subject to Israeli withholding tax at a rate of 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Technology Enterprise or a reduced rate provided under an applicable tax treaty, in each case subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise or Technology Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. If the dividend is attributable partly to income derived from a Preferred Enterprise or Technology Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.
A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be generally exempt from filing a tax return in Israel, provided that (1) such income was not generated from business conducted in Israel by the foreign resident, (ii) the foreign resident has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the foreign resident is not liable to additional Surtax (see below) in accordance with Section 121B of the Ordinance.
Surtax
Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.
Estate and Gift Tax
Israeli law presently does not impose estate or gift taxes.
Israeli Tax Ruling
ION intends to file an application with the ITA for a tax ruling (the “Tax Ruling”), which is intended, if and when it is obtained, to provide, among other things, the following: (i) the obligation of Israeli resident shareholders of ION to pay capital gains tax on the exchange of the Class A Ordinary Shares for Taboola Ordinary Shares will be deferred in accordance with the provisions of Section 104H of the Ordinance until the actual sale of the Taboola Ordinary Shares (less favorable tax deferral provisions and certain limitations may apply to the Sponsors of ION who are Israeli tax residents); (ii) the exchange of ION Warrants for Taboola Warrants will not be a taxable event in Israel (which ruling may be subject to customary conditions regularly associated with such a ruling); and (iii) Taboola will not be required to withhold Israeli tax on any consideration paid to the ION shareholders.
The main conditions, limitations and restrictions under Section 104H on the Ordinance that are applicable to the Tax Ruling are expected to be as follows: (1) the ratio between the market value of the transferred Class A Ordinary Shares and the market value of the combined group immediately after the exchange of shares is equal to the ratio between the market value of the issued Taboola Ordinary Shares and the market value of all rights in the combined group immediately after the exchange of shares; (2) the Taboola ordinary shares issued to all of the transferors grant equal rights to all of such transferors; and (3) all of the shares and all of the rights of a transferor (and of parties associated with it) to purchase shares in ION are transferred as part of the exchange of shares, unless the ITA approves otherwise.
There is no assurance that the Tax Ruling will be obtained, and if obtained, it may contain such provisions, terms and conditions as the ITA may prescribe, which may be different from those detailed above. Certain categories of shareholders may be excluded from the scope of any eventual ruling granted by the ITA, and the final determination of the types of holders of ION Shares who will be included in those categories will be based on the outcome of ongoing discussions with the ITA. Issuance of the Tax Ruling is a condition to the consummation of the Business Combination Agreement.

INFORMATION ABOUT THE COMPANIES
Taboola.com Ltd.
Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence-based, algorithmic engine developed over the 13 years since the company’s founding in 2007. Taboola partners with websites, devices, and mobile apps, collectively referred to as digital properties, to recommend editorial content and advertisements on the Open Web, outside of the closed ecosystems of the “walled gardens” such as Facebook, Google, and Amazon. Digital properties use Taboola’s recommendation platform to achieve their business goals, such as driving new audiences to their sites and apps, or increasing engagement with existing audiences. Taboola also provides monetization opportunities to digital properties by surfacing paid recommendations by advertisers. Unlike walled gardens, Taboola is a business-to-business company with no competing consumer interests. Taboola empowers advertisers to leverage its AI-powered recommendation platform to reach targeted audiences utilizing effective, native ad-formats across digital properties. Taboola generates revenues when people click on or, in some cases, view the ads that appear within its recommendation platform. Advertisers pay Taboola for those clicks or impressions, and Taboola shares a portion of the resulting revenue with the digital properties who display those ads.
The mailing address of Taboola’s principal executive office is 16 Madison Square West, 7th fl., New York, NY, 10010 and its telephone number is (212) 206-7663.
Toronto Sub Ltd.
Toronto Sub Ltd., (“Merger Sub”) is a newly formed Cayman Islands exempted company and a wholly owned subsidiary of Taboola. Merger Sub was formed solely for the purpose of effecting the proposed Business Combination with ION and has not carried on any activities other than in connection with the proposed Business Combination. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Taboola.
ION Acquisition Corp 1 Ltd.
ION was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
On October 6, 2020, ION completed its initial public offering of ION Units, with each unit consisting of one Class A Ordinary Share and one-fifth of one ION Warrant, with each whole ION Warrant entitling the holder thereof to purchase one Class A Ordinary Share at a price of $11.50, raising total gross proceeds of approximately $258,750,000. Since the IPO, ION’s activity has been limited to the evaluation of business combination candidates.
The mailing address of ION Acquisition Corp 1 Ltd.’s principal executive office is 89 Medinat Hayehudim, Herzliya 4676672, Israel, and its telephone number is +972 (9) 970-3620. After the consummation of the Business Combination, ION’s principal executive office will be that of Taboola.

ION’S BUSINESS
Introduction
ION was incorporated on August 6, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. ION’s efforts to identify a prospective target business were not limited to any particular industry, sector or geographic region. Prior to executing the Business Combination Agreement, ION’s efforts were limited to organizational activities, completion of the IPO and the evaluation of business combination candidates.
IPO and Simultaneous Private Placement
On October 6, 2020, ION consummated the IPO of 25,875,000 ION Units, including the issuance of 3,375,000 ION Units as a result of the underwriters’ exercise of their over-allotment option in full. Each unit consists of one Class A Ordinary Share and one-fifth of one ION Warrants, with each ION Warrants entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment. The ION Units were sold at a price of $10.00 per unit, generating gross proceeds to ION of $258,750,000. Simultaneously with the consummation of the IPO, ION consummated the private placement of 7,175,000 private placement ION Warrants to the ION Sponsors at a price of $1.00 per private placement ION Warrants, generating total proceeds of $7,175,000.
The proceeds of the sale of ION Units issued in connection with the IPO and the proceeds of the sale of the private placement ION Units were placed into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in the prospectus for the IPO and this proxy statement/prospectus, these proceeds will not be released until the earlier of the completion of an initial business combination and ION’s redemption of 100% of the outstanding Class A Ordinary Shares upon its failure to consummate a business combination within the required time period. As of December 31, 2020, there was $258,794,822 in investments and cash held in the trust account and $1,076,872 of cash held outside the trust account available for working capital purposes. As of December 31, 2020, none of the funds had been withdrawn from the trust account to fund ION’s working capital expenses.
Effecting the Initial Business Combination
Fair Market Value of Target Companies
The target business or businesses that ION acquires must collectively have a fair market value equal to at least 80% of the net assets held in the trust account (excluding the amount of any marketing fee held in trust) at the time of the execution of a definitive agreement for its initial business combination, although ION may acquire a target business whose fair market value significantly exceeds 80% of the net assets held in the trust account. The Board has determined that this test is met in connection with the Business Combination with Taboola as described in the section titled “Proposal No. 1 – The Business Combination Proposal.”
Shareholder Approval of Business Combination
ION is seeking shareholder approval of the Business Combination at the extraordinary general meeting, at which shareholders may elect to redeem their shares into their pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the trust account and not previously released to ION (less taxes payable and up to $100,000 of interest to pay dissolution expenses). The Business Combination will only be consummated if net tangible assets of Taboola are at least $5,000,001 upon such consummation and the ION transaction proposals are approved.
Voting Restrictions in Connection with Shareholder Meeting
In connection with any vote for a proposed business combination, including the vote with respect to the Merger Agreement and Business Combination Proposal, the Sponsors, directors and executive officers of ION have agreed to vote their Ordinary Shares in favor of the Business Combination.
At any time prior to the meeting, during a period when they are not then aware of any material nonpublic information regarding ION or its securities, the Sponsors, Taboola and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Agreement and Business Combination Proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Class A Ordinary Shares or vote their Class A Ordinary Shares in favor of the Merger Agreement and Business Combination Proposal. The purpose of such purchases and other transactions would be to increase the likelihood that the Merger Agreement and Business Combination Proposal is approved. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their Class A Ordinary Shares, including the granting of put options and, with ION’s consent, the transfer to such investors or holders of Class A Ordinary Shares or ION Warrants owned by the Sponsors for nominal value.
Entering into any such arrangements may have a depressive effect on the Class A Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Class A Ordinary Shares at a price lower than market and may therefore be more likely to sell the Class A Ordinary Shares he owns, either prior to or immediately after the meeting.
If such transactions are effected, the consequence could be to cause the Merger Agreement and Business Combination Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Class A Ordinary Shares by the persons described above would allow them to exert more influence over the approval of the Merger Agreement and Business Combination Proposal and other proposals to be presented at the meeting and would likely increase the chances that such proposals would be approved.
As of the date of this proxy statement/prospectus, no agreements dealing with the above have been entered into by the Sponsors, Taboola or any of their respective affiliates. ION will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Merger Agreement and Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Liquidation if No Business Combination
Under ION’s amended and restated memorandum and articles of association, if ION does not complete a business combination by October 6, 2022, ION shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A Ordinary Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust fund, including interest earned on the funds held in the trust fund and not previously released to ION (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then Class A Ordinary Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of ION’s remaining shareholders and the Board, liquidate and dissolve, subject in the case of clauses (i) and (ii) to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. At such time, ION’s outstanding ION Warrants will expire. Holders of ION Warrants will receive nothing upon a liquidation with respect to such rights and the ION Warrants will be worthless.
The Sponsors, directors and executive officers of ION have each agreed to waive their rights to participate in any distribution from ION’s trust account or other assets with respect to the Class B Ordinary Shares and private placement shares.
If, before distributing the proceeds in the trust account to its public shareholders, ION files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in ION’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by ION’s shareholders in connection with ION’s liquidation may be reduced.
If ION is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by ION shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by ION shareholders. Furthermore, because ION intends to distribute the proceeds held in the trust account to ION shareholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to ION shareholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to ION’s creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying ION shareholders from the trust account before addressing the claims of creditors. There can be no assurance that claims will not be brought against it for these reasons.
Employees
ION has three executive officers. These individuals are not obligated to devote any specific number of hours to ION’s matters and intend to devote only as much time as they deem necessary to tend to its affairs. ION does not intend to have any full time employees prior to the closing of the Business Combination.
Facilities
ION utilizes office space at 89 Medinat Hayehudim Street, Herzliya 4676672, Israel from the ION Sponsor as its executive offices. The cost for this space, as well as for utilities, administrative services and remote support services provided to members of ION’s management team, is provided by the Sponsor at a rate of $10,000 per-month pursuant to a letter agreement between ION and the Sponsor. ION considers this office space adequate for its current operations.
Upon the closing of the Business Combination, the principal executive offices of Taboola will be those of ION.
Directors and Executive Officers
Our officers, directors and director nominees are as follows:
Name	Age	Position
Jonathan Kolber	58	Chairman of the Board
Gilad Shany	44	Chief Executive Officer and Director
Avrom Gilbert	47	President and Chief Operating Officer
Anthony Reich	56	Chief Financial Officer
Gabriel Seligsohn	54	Director
Rinat Gazit	51	Director
Lior Shemesh	51	Director
Jonathan Kolber has been ION’s Chairman of the Board since August 2020. Mr. Kolber has extensive experience across the technology ecosystem in Israel and has served as Chairman, Chief Executive Officer and Director of over 80 public and private companies in Israel and North America. Mr. Kolber currently divides his time between managing his family office in Canada and serving as a Partner and Senior Advisor of Viola Growth, a technology buyout and growth capital fund (an affiliate of the Viola Group which has over $3.0 billion under management and where he served as a General Partner of Viola Growth from 2008 to 2018). Additionally, Mr. Kolber currently serves as the Chairman of the board of directors of ION Asset Management Ltd., an Israeli investment management group, Panaxia Pharmaceutical Industries Ltd, and Panaxia Labs Israel Ltd. (TASE: PNAX). He also sits on the board of Itamar Medical Ltd. (NASDAQ: ITMR) and Optimax Investments Ltd. (known as GlassesUSA.com), both of which are Viola Group portfolio companies, as well as on the board of Fiverr International Ltd. (NYSE: FVRR). Mr. Kolber is an active angel investor and has invested in numerous Israeli tech companies, including Eyeclick Ltd., Vi Labs, REAL Matters Inc. (TSX: REAL) and Moon Active Ltd. In 1998, Mr. Kolber became Chief Executive Officer of Koor Industries (NYSE: KOR), one of Israel’s largest conglomerates, leading multiple mergers, acquisitions and divestitures, including the sale of Telrad Network’s public switching systems to Nortel Networks, the acquisition of multiple companies by ADAMA Ltd. (formerly known as Makhteshim-Agan Chemicals) and the sale of Elisra Electronic Systems to Elbit Systems. While Chief Executive Officer of Koor Industries, he also led the privatization of Tadiran Communications (and subsequent sales of its subsidiaries to numerous private equity and industry buyers) and the sale of its stake in Sheraton Moriah Israel Ltd. Prior to that, working with the Canadian Bronfman family, Mr. Kolber founded and managed Claridge Israel from 1986 to 1998. For many years, Claridge Israel was the largest foreign private equity firm in Israel, having made a series of highly successful investments in Teva Pharmaceutical Industries Ltd. (NYSE: TEVA), ECI Telecom Group Ltd. (NASDAQ: ECI), Osem Investments Ltd. (TASE: OSEM) and Optrotech Ltd. (NASDAQ: ORBK). Mr. Kolber holds a B.A. in Near Eastern Language and Literature from Harvard University in Cambridge, Massachusetts.

Gilad Shany has been ION’s Chief Executive Officer and director since August 2020. In 2018, Mr. Shany co-founded ION Crossover Partners, an Israeli-based crossover fund, where he currently serves as the Managing Partner. Prior to co-founding ION Crossover Partners Ltd., Mr. Shany served as General Partner of Magma Venture Partners. He previously served as Vice President of Baron Capital, where he gained over 10 years of experience investing in innovative growth companies in public and private markets. He led investments with various international companies, including Tesla Inc. (NASDAQ: TSLA), Mobileye N.V. (NYSE: MBLY) (acquired by Intel Corporation (NASDAQ: INTC) $15.3 billion), Mellanox Technologies (acquired by Nvidia $6.9 billion), Varonis Systems Inc. (NASDAQ: VRNS), Fiverr (NYSE: FVRR), BlueVine Capital Inc. and Monday.com Ltd, among others. Prior to that, Mr. Shany spent 14 years with the Israel Air Force and served as Head of Aerial Defense in the Israel Air Force from 2007 to 2008. Mr. Shany holds a B.S. in Physics, Astronomy and Philosophy from Tel Aviv University in Israel and an MBA from the Wharton School at the University of Pennsylvania in Philadelphia, Pennsylvania.
Avrom Gilbert has been ION’s President and Chief Operating Officer since August 2020. Mr. Gilbert has over 20 years of business experience as an operational leader, startup founder and equities analyst. Since November 2020, he has served as a director of GettaCar Inc. and GettaCar Ltd. In addition, Mr. Gilbert has served as a director since January 2019 and the Chief Operating Officer since October 2018 of Coin Sciences Ltd., a blockchain technology company. Prior to joining Coin Sciences Ltd., Mr. Gilbert served as the Chief Operating Officer of Similar Web from 2015 to 2018. He previously served as the Chief Operating Officer of Seeking Alpha from November 2008 to August 2014, where he worked with the marketing, growth, business development and technology teams to help drive the growth of the company. In addition, he previously held roles as a venture capitalist and equities analyst at investment banks, including UBS and Flemings (now J.P. Morgan). Mr. Gilbert holds a B.A. in Natural Sciences from the University of Cambridge in England.
Anthony Reich CA(SA) has been ION’s Chief Financial Officer since August 2020. Mr. Reich has over 30 years of finance and business development experience. He has served as the Chief Financial Officer and Compliance Officer of ION Asset Management, an Israeli-based fund manager for approximately 15 years. Prior to joining ION Asset Management, Mr. Reich served as an independent consultant in the telecommunications, hi-tech and software sectors from 2000 to 2006. He previously held several key finance and business development roles at Cable & Wireless in London and Israel from 1990 to 2000. Mr. Reich holds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an Honours degree in Information Systems from the University of Cape Town in South Africa. He is a member of the South African Institute of Chartered Accountants.
Gabriel Seligsohn has been a director of ION since October 2020. Mr. Seligsohn has served as a board member of Radware Ltd. (NASDAQ: RDWR) since May 2020, PubPlus since August 2019 and DSP Group, Inc. (NASDAQ: DSPG) since July 2013. In addition, Mr. Seligsohn has served as a board member of Kornit Digital (NASDAQ: KRNT), a technology company specializing in digital printing on textiles, since March 2015. Mr. Seligsohn led Kornit’s successful IPO in 2015 while serving as Kornit’s Chief Executive Officer from April 2014 until August 2018. During his tenure, Kornit grew from a successful startup with revenues of $50 million to a highly profitable company with revenues of approximately $150 million. Prior to that, Mr. Seligsohn served as the President and Chief Executive Officer of Nova Measuring Instruments Ltd. (NASDAQ: NVMI), a designer, developer and producer of optical metrology solutions, from August 2006 to August 2014. In 2010, Mr. Seligsohn was voted Chief Executive Officer of the year by the Israeli Institute of Management for hi-tech industries in the large company category. Mr. Seligsohn holds an LL.B. from the University of Reading in England.
Rinat Gazit has been a director of ION since October 2020. Ms. Gazit has over 20 years of experience in private equity investments, mergers and acquisitions and international capital markets. Since 2015, she has served as head of mergers and acquisitions at Ormat Technologies Inc. (NYSE: ORA). While at Ormat, Ms. Gazit gained broad international experience working with large international investment groups on large cross-border transactions in the natural resources, renewable energy, water, technology and homeland security sectors. Prior to that, Ms. Gazit served as a vice president at Poalim Capital Markets from January 2008 to February 2010. Over the past 12 years, Ms. Gazit has also served as a board member for several public and private companies including Delta Galil Industries Ltd., Excellence Investment House Ltd., Melisron Ltd., Ratio Petroleum Energy Ltd., Aeronautics Ltd. and companies affiliated with the Caesarea Edmond Benjamin de Rothschild Development Asset Corp. Ms. Gazit holds an MSc. from the Coller School of Management — Leon Recanati Graduate School of Business Administration at Tel Aviv University in Israel and a B.A. in Political Science and B.A. in Sociology and Anthropology from Haifa University in Israel.

Lior Shemesh has been a director of ION since October 2020. Mr. Shemesh has served as Chief Financial Officer at Wix since March 2013. Since July 2012, Mr. Shemesh has served as a member of the board of directors, compensation committee and financial statements committee, as well as chairman of the audit committee of Aspen Group Ltd., a real estate company traded on the Tel-Aviv Stock Exchange. From December 2010 to January 2013, he served as Chief Financial Officer at Alvarion Ltd., a provider of optimized wireless broadband solutions. From October 2008 to December 2010 he served as Alvarion’s Vice President of Finance. From May 2003 to October 2008, Mr. Shemesh served as Vice President of Finance at Veraz Networks Inc., a provider of softswitch, media gateway and digital compression solutions. Prior to this, Mr. Shemesh served as Controller, and later as Associate Vice President of Finance of the Broadband division, for ECI Telecom Ltd., a network infrastructure provider. Mr. Shemesh holds a B.A. in Accounting and Economics and an MBA from Bar-Ilan University in Israel.
Executive Officer and Director Compensation
None of ION’s executive officers or directors have received any cash compensation for services rendered to ION. Commencing on the date that ION’s securities were first listed on the NYSE through the earlier of consummation of its initial business combination and its liquidation, ION will pay the Sponsor $10,000 per month for office space, utilities, administrative services and remote support services provided to members of ION’s management team. In addition, the Sponsor, ION’s executive officers and directors, or any of their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on ION’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. ION’s audit committee reviews on a quarterly basis all payments that are made to the Sponsor, ION’s executive officers or directors, or any of their respective affiliates. Any such payments prior to an initial business combination are made from funds held outside the trust account. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by ION to the Sponsor, ION’s executive officers and directors, or any of their respective affiliates, prior to completion of ION’s initial business combination.
For a discussion of executive compensation arrangements after the closing of the Business Combination, see the section entitled “Management Following the Business Combination—Compensation of Directors and Executive Officers.”
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending or, to ION’s knowledge, threatened against ION or any members of ION’s management team in their capacity as such.
Periodic Reporting and Audited Financial Statements
ION has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. ION has filed with the SEC its annual reports on Form 10-K for the year ended December 31, 2020.

TABOOLA’S BUSINESS
The following summary highlights selected information about our company and this offering that is included elsewhere in this proxy statement/prospectus in greater detail. It does not contain all of the information you should consider before voting on the Merger or deciding to invest in our ordinary shares. Before investing in our ordinary shares, you should read this entire proxy statement/prospectus carefully, including the information presented under the headings “Risk Factors,” “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto.
In this proxy statement/prospectus, unless we indicate otherwise or the context requires, “Taboola,” “the company,” “our company,” “the registrant,” “we,” “our,” “ours” and “us” refer to Taboola.com Ltd. and its consolidated subsidiaries.
Our Mission
We power recommendations for the Open Web, helping people all around the world discover things they may like, but never knew existed.
Our Company
Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence, or AI-based, algorithmic engine that we have developed over the past 13 years.
We think of ourselves as a search engine, but in reverse — instead of expecting people to search for information, we recommend information to people. You’ve seen us before: we partner with websites, devices, and mobile apps, which we collectively refer to as digital properties, to recommend editorial content and advertisements on the Open Web, outside of the closed ecosystems of the walled gardens such as Facebook, Google, and Amazon.
Digital properties use our recommendation platform to achieve their business goals, such as driving new audiences to their sites and apps, or increasing engagement on site — and we don’t charge them for these services. We also provide a meaningful monetization opportunity to digital properties by surfacing paid recommendations by advertisers. Unlike walled gardens, we are a business-to-business, or B2B, company with no competing consumer interests. We only interact with consumers through our partners’ digital properties, hence we do not compete with our partners for user attention. Our motivations are aligned. When our partners win, we win, and we grow together.
We empower advertisers to leverage our proprietary AI-powered recommendation platform to reach targeted audiences utilizing effective, native ad formats across digital properties. We generate revenues when people click on or, in some cases, view the ads that appear within our recommendation platform. Advertisers pay us for those clicks or impressions and we share the resulting revenue with the digital properties who display those ads.
Our powerful recommendation platform was built to address a technology challenge of significant complexity: predicting which recommendations users would be interested in, without explicit intent data or social media profiles. Search advertising platforms have access, at a minimum, to users’ search queries which indicate intent, while social media advertising platforms have access to rich personal profiles created by users. In contrast, we base our recommendations on an extensive dataset of context and user behavior derived from the intersection of thousands of digital properties and millions of recommended items, including ads and editorial content.
Our annual Revenues grew to $1,188.9 million in 2020, from $1,093.8 million in 2019 and $909.2 million in 2018. Over the same three years our Gross profit grew to $319.5 million, from $232.0 million and $234.2 million, and our ex-TAC Gross Profit grew to $382.4 million, from $295.8 million and $281.5 million, respectively. Our Net income (loss) for the same three years was $8.5 million, ($28.0) million and $10.7 million, respectively, while our Adjusted EBITDA was $106.2 million, $34.1 million and $66.9 million, respectively. For more information about ex-TAC Gross Profit and Adjusted EBITDA, see “Taboola’s Management’s Business Discussion and Analysis of Financial Condition and Results of Operations- Non-GAAP Financial Measures.”
Industry Trends
Advertising Budgets Shift to Digital Marketing. Over the last decade, advertising budgets have been shifting from traditional media, such as print newspapers, magazines and television, to digital channels. This trend has been driven by a shift in consumer attention to digital properties, and access to vast amounts of consumer data, giving advertisers an opportunity to reach consumers at scale with precise targeting, thereby driving a higher return on their investment.

Walled Gardens Dominate Digital Advertising Spend. According to eMarketer, more than half of digital advertising budgets are spent within the closed ecosystems of tech giants like Google, Facebook and Amazon, which we refer to as “walled gardens”. With the proliferation of these walled gardens and the time spent by consumers within them, the Open Web is fighting for user attention and as a result for advertising dollars.
Highly Fragmented Open Web. According to a 2020 report by Jounce Media, advertisers spent approximately $64 billion advertising on the Open Web in 2020. Because the Open Web is, by definition, highly fragmented, it is harder for advertisers to access than the walled gardens.
The Technology behind Digital Advertising has become Increasingly Complex. Technologies for more automated and efficient buying and selling of digital advertising have been gaining traction for several years with both advertising buyers and digital properties. The ability to collect, collate and analyze intent data points using AI and machine-learning technology is a key differentiator for advertisers, digital properties and advertising intermediaries. Data insights can now be used to optimize digital advertising campaigns in ways that were not previously possible. This means that advertising intermediaries who do not have access to data or are not using AI to power their platforms may be at a disadvantage.
Native Format Proliferation. According to eMarketer, native ads - ads that match the look, feel and function of the media format in which they appear, such as those used by Taboola - accounted for approximately 63% of total U.S. display ad spending in 2020, and spending on native ads in the U.S. is forecasted to grow by approximately 21% in 2021. Native advertising is a format that has been popularized by social media and is now familiar to consumers.
Increasing Reliance by Consumers on Social Media, Apps and Mobile Devices as a Source of News. According to Pew Research, in 2018, social media sites surpassed print newspapers as a news source for Americans: one in five U.S. adults said they often get news via social media. Consumers continue to shift away from traditional media sources for their news and are increasingly moving towards social media and messaging services to find the news. This trend has led to a proliferation of mobile apps designed to deliver news in real time to consumers.
Increasing Focus on Privacy and the Disappearance of Third Party Cookies. Government regulators, consumers, and technology companies recently turned their attention toward the use of consumer data and related privacy practices. This led to increased regulation, such as the General Data Protection Regulation, or GDPR, and the California Consumer Privacy Act, or CCPA. In parallel, major internet browsers, including Safari, Chrome and Firefox, announced that by 2022, they will phase out third-party cookies. These changes pose a challenge for the digital marketing landscape, which currently relies extensively on third-party cookie data for personalization and must adapt to comply with increasing regulation of consumer data.
Our Market Opportunity
We believe the Open Web needs a technology partner that enables digital properties to compete effectively with the scale and technological advantages of the tech giants. We believe our recommendation technology is applicable to a wide range of digital properties, including websites, apps, devices, and in the future, connected TVs and other mediums.
Unlike walled gardens, we are a B2B company with no competing consumer interests. We do not compete with our digital property partners for users’ attention. Our motivations are aligned: when our partners win, we win, and we grow together. This win-win mentality applies to our relationships with digital property partners and our advertiser clients. Our advertiser clients typically utilize a performance-based pricing model, which means they only pay us after a desired event, typically a click, occurs. In addition, our deep relationships with digital properties offer a compelling value for advertisers, granting consolidated access to Open Web audiences and, thus, reducing the effects of fragmentation. In the fourth quarter of 2020, we worked with over 13,000 advertisers to serve ads to users across the Open Web and reached over 500 million daily active users, which, for this figure, we calculated as the average daily number of users that have been exposed to Taboola content recommendations at least twice in the preceding seven days. We and our digital property partners both benefit when users stay engaged with content on the digital property. To that end, we share advertising revenue as well as content-consumption data with digital properties, which they can use to make editorial decisions that best accommodate their audiences’ interests and increase user engagement.
What We Do: Our Recommendation Platform
At the core of the Taboola platform is our AI-powered predictive recommendation engine, which predicts what people may find interesting by employing unique Deep Learning technology and utilizing a broad range of inputs.

We serve two types of personalized recommendations: (1) editorial, or “organic”, content from the site that the user is currently visiting, in order to engage the user and increase their chances of staying on the site longer; and (2) third-party ads paid for by our advertiser partners. Our recommendations support text, image and video formats.
We generate revenue by enabling advertisers to place bids for the right to serve their ads to targeted audiences across the Taboola network of digital properties, including some of the most premium sites in the world.
Representative Product Implementation

Our Platform for Digital Properties
Through our technology, data and advertiser relationships, we help digital properties achieve three key goals:
•
Engagement: We keep users engaged with the digital property they are currently visiting, helping digital properties grow their business and not lose users to walled gardens. Digital properties work extremely hard to create engaging content and rely, in part, on Taboola to surface that content to the right user at the right time. To that end, the more content people read, the more time they spend on that digital property’s site, and the greater the opportunity for the digital property to monetize their business by, among other things, serving ads and offering subscriptions. In 2020, people clicked on Taboola recommendations tens of billions of times a year, and about half of those clicks were on editorial content, keeping users on the site that they were on.

•
Audience: Digital properties using our platform can grow their audience in five main ways: (1) using our Taboola Newsroom product, they can use the readership data we compile from across the Taboola network to inform editorial decisions and optimize their content strategy, ultimately bringing new users to their property; (2) creating audience exchange programs between their own sites and those of other digital properties on our network, diversifying their audiences and introducing their content to new users;

(3) acquiring new quality audiences from across the Taboola network of digital properties; (4) driving subscriptions to newsletters and paid subscriptions which, help bring loyal readers again and again to their site; and (5) distributing their editorial content onto devices, OEMs, mobile carriers and more.
•
Monetization: We enable digital properties to monetize their content with seamlessly integrated native ads, typically displayed in a feed format appearing at the end of an article, as well as other prime locations such as homepages, section fronts and middle of the articles. When people click on these ads, and in certain cases when they view the ads, advertisers pay us and we then share this revenue with the digital property on which the click or impression occurred.

Our Platform for Advertisers
Advertisers utilize Taboola’s platform and leverage our AI-powered recommendation engine to reach their audiences throughout the buyer journey, from building brand awareness to increasing customer loyalty. Using Taboola’s predictive engine, advertisers can engage consumers at the right time with the right content, using text, image or video formats. Taboola allows advertisers to run campaigns either directly through Taboola, using Taboola’s campaign management dashboard, or programmatically.
We believe we offer advertisers a compelling alternative, or complement, to the walled gardens:
•
Massive reach: With an average of over 500 million daily active users in the fourth quarter of 2020, our platform creates opportunities to reach people on the Open Web when they’re most receptive to brand messages and new content.

•
Targeting: Our recommendation platform allows advertisers to target their campaigns according to multiple parameters, such as context, user location, device and network connection type. Additionally, we use the advertiser’s own data to target demographics, interests, “lookalike audiences” and more. Our predictive engine and large readership dataset enable advertisers to reach their target audiences with the right message, at the right time and in the right context. In contrast with social networks, where advertisers reach users based on carefully curated personas as well as other signals, our advertisers reach users based on signals from what people are reading on the Open Web, which we believe is a more authentic representation of their true interests.

•
Impactful Native Ad Formats: Our close partnerships with premium digital properties allow us to develop highly impactful ad experiences that support a variety of ad formats and achieve diverse advertiser goals, from awareness, to consideration, to purchase.

•
Brand Safe: Ads distributed by Taboola are typically served on pages that display editorial content rather than the ubiquitous user-generated content of platforms such as YouTube or Facebook. In addition, our ad platform allows advertisers to control the properties and topics on which their content appears, ensuring that their ads are displayed within suitable environments.

Our Recommendation Technology
Our R&D team has spent over a decade developing our proprietary AI-based recommendation technology, solving an incredibly complex problem — how to construct a personalized recommendation feed from millions of available articles, videos and ads, in real-time, when you have over 500 million daily active users and need to optimize for diverse outcomes and support multiple pricing models.
Rather than rely on knowledge of what people are searching for or what they share on social media, our predictive algorithms employ unique Deep Learning technology to develop a powerful model of people’s interests across the Open Web. Our technology performs exceptionally well on diverse types of input data, such as text, images and video, and is designed to discover non-trivial relations between content and users in a specific context. We predict which recommendations users are most likely to engage with based on a broad set of ‘signals’ that fall into the following categories:
•
User Behavior. We are experts in analyzing pseudonymized user behavior across the Open Web. We gather a massive amount of content consumption data from users who visit our partners’ digital properties, which our Deep Learning engines then ingest.

•	Context. Our algorithms ingest contextual signals, such as geographic location of the user, what device the user is using, time of day, day of week, page layout, page language and more.

•
Analysis of Recommended Items. We analyze recommended items, including paid advertisements, editorial articles, images and videos, to identify signals such as topic, title, thumbnail image, semantics and sentiment.

Generating a Rich Recommendation Feed
We serve the majority of our recommendations within a feed that was modeled after widely popular social media feeds and adapted for the Open Web. While the feed format provides a good user experience, it requires technological expertise that is an order of magnitude more complex than optimizing a single ad.
This is both a competitive advantage and a technological challenge that requires our algorithms to optimize multiple placements simultaneously across an entire web page, while also supporting the unique objectives of our various partners. Indeed, any recommendation we generate takes into consideration the other advertisements and editorial content recommendations that we display in the same feed. The effect of the sum of these parts allows us to predict the user engagement in different contexts, and make algorithmic decisions concerning the content we serve the user next.
In order to populate recommendations within a feed, our technology must consider the whole page, and recommend content or ads within the context of that page. This has implications both on the algorithms to predict engagement, as well as on how ad auctions are conducted. We have built an efficient algorithm to estimate the incrementality of new items based on what is already in the feed, and taking into account both how strong the item is standalone, as well as how similar it is to the other items already in the feed.
Additionally, our Deep Learning engine allows us to optimize for multiple objectives simultaneously, which delivers efficacy to advertisers, increases user engagement and supports the achievement of many other business goals in tandem. As opposed to other digital ad intermediaries who optimize the placements of a single ad unit in an environment they do not control, we influence, and more often create, the setting in which ads appear as we control the entire feed of content and ads, and optimize across the entire feed, page or session.
Lastly, we have built a robust ability to conform our recommendation feeds to the design of our digital property partners’ pages and layouts. Presenting a variable mix of both editorial and paid content in this native format also mitigates the risk of user fatigue, commonly referred to as “banner blindness,” that has been noted in traditional display ads.
How we Recommend Editorial Content
Recommending editorial, or organic, content produced by digital properties enables us to help our publisher partners keep users active on their site for a longer period of time, increasing their exposure to more personalized editorial content — thus increasing overall satisfaction and loyalty.
To successfully recommend editorial content items, we developed algorithms that extract and analyze content consumption patterns from our entire network of digital properties. Our recommendations also rely on our deep understanding of reading habits based on our analysis of redundancy, recency, vertical, longevity, relevance device type and other factors.
In order to refine our ability to recommend editorial content even further, we have built multiple crawlers to ingest editorial content, categorize it, and extract named entities and topics using our Natural Language Understanding platform, which transforms human language into a machine-readable format. We also automated the assimilation, classification and generation of creatives, including images, videos, titles and descriptions.
We also take into consideration the optimization of recommendations to support our publishers’ goals, including subscriptions, pages per session, session duration, subscriptions to newsletters and more.
How We Recommend Ads
Recommending ads is particularly complex because the process requires accurately predicting multiple facets of the user’s interaction:
•	The probability the user will interact (click on an ad, or go to an advertiser’s site/app after seeing an ad), given a specific user and context.
•	The probability a user will convert (into a lead, sales or other KPIs the advertiser wishes to optimize) after she clicked/viewed an ad, given a specific user and context.

•	The price of a specific item (we support cost per click (“CPC”) and cost per thousand impressions (“CPM”).
Our ultimate measure of success in recommending ads is achieving the advertiser’s goals. In order to do so, Taboola’s algorithms are designed to select the right opportunity to engage the right user with the right ad, while at the same time optimizing pricing and selecting the best creative assets to use. Our technology is designed to predict the value of each item and optimize both the advertising creatives and the format mix in each auction.
As described above, in order to make effective recommendations, our technology must first predict a user’s engagement with a given advertisement. When combined with the bid for each item, and the prediction of the conversion, this allows us to calculate the relative value of each item available for recommendation. To create an efficient marketplace, our algorithms support diverse pricing models, including CPC and CPM, and are able to conduct efficient auctions between them in order to maximize available inventory for advertisers with diverse marketing objectives. We optimize bids for a particular ad, advertiser, user and context, while factoring in constraints, such as geographic location targeting or audience segment targeting, regardless of pricing model.
In order to assist advertisers in executing efficient and effective campaigns, we developed a pricing automation tool called Smart Bid. Smart Bid is an automated campaign bidding strategy that utilizes platform data to bid effectively in real-time on impressions that are most likely to lead to conversions.
To maximize the probability of a user engaging with an ad, we support flexible native ad formats that include images, videos, text and interactive elements; we also support specialized elements, such as product price, discount, number of items left in stock, mobile app rating and more. Selecting the optimal ad also involves determining the best version and format of the ad from a very large number of combinations; Taboola does so by running a scalable infrastructure of multi-variant testing, which in turn allows the algorithm to choose the best creative combination efficiently.
We are Built for the Open Web
In support of our win-win approach to partnerships, our recommendation technology is built to operate differently. Because we power editorial recommendations, digital properties typically embed our code directly on their web page. This means we can serve our own first-party cookie, much like what digital properties do on their own sites and applications.
Our recommendation platform allows both digital properties and advertisers to control their brand identity within Taboola's network. For example, digital properties can set “acceptance profiles” to determine which types of advertisers we will recommend, and advertisers can target or block selected digital properties. To consistently regulate the quality of our network, we also maintain a public content policy and employ a content review team that reviewed over eight million items in the fourth quarter of 2020. This combination of technology and human review is designed to create a consistently high level of brand safety and quality content within our network.
While developing our recommendation technology, privacy is always at the top of our mind. We have long established and adopted privacy-by-design as a central element of our technology, and product design and development cycles, with a strong commitment to ensuring best practices in privacy, security and safety for our partners and users. Since 2017, we have had a designated Data Privacy Officer along with a team of privacy specialists. These specialists are integrated within our R&D and Product organizations and processes, and consider all facets of user privacy as key elements in the design of any new technology, solution or feature of our recommendation platform. We also perform ongoing Privacy Impact Assessments to monitor potential risks during the product lifecycle and proactively mitigate those risks.
Infrastructure
To successfully deliver optimized recommendations to over 500 million daily active users, and 500,000 recommendation requests every second, we developed powerful software and hardware infrastructures from the ground up.
Our data infrastructure was designed and implemented with several principles to ensure both very high accuracy and high speed to process and ingest every new data input at a very high scale and throughput. This infrastructure continuously “feeds” the predictive Deep Learning models, granting access to rich user history and enabling enrichment of data.

In order to support the massive amount of text analysis, processing, named entities and general semantic understanding, we have built a Natural Language Understanding platform with a large scale knowledge graph. Designed to recognize multiple languages, topics, concepts, named entities and categories for the entire Taboola platform, this platform is built using Deep Learning technologies.
The ability to control the entire feed across multiple canvases is enabled by building state of the art client-side technologies to render and serve a rich feed of content across billions of devices, canvases and user touch points. This process operates within strict SLA and performance constraints, which requires us to develop our technology to work efficiently on low-end and high-end devices and canvases.
As of December 31, 2020, we utilized approximately 8,000 servers; three back-end data centers processing over 100TB of data per day to train our AI engine; and seven front-end global data centers that, together, have served up to one trillion recommendations monthly. We use around 330,000 CPU and GPU cores, 1.5PB of memory and around 10,000TB of storage overall.
Deployment of our code to the production environment is fully automated and includes execution of tens of thousands of automated tests for each code change, using AI to locate anomalies in the code to prevent errors. This allows our R&D to develop software quickly and enables us to continuously deliver reliable code and AI models to production. To address the extreme complexity of operating at such a massive scale, we use cutting-edge technologies, such as Tensorflow, Spark, Cassandra and Kafka, as well as highly sophisticated code we developed to allow these tools to meet our scale and reliability requirements.
Our Team
We have assembled a world class team of engineers and data scientists with a business-focused, innovative engineering culture. We have access to top talent in Israel, Europe, U.S. and Taiwan, including very strong talent in AI, Deep Learning, high-scale infrastructure and browser-based technologies. We believe our engineering culture plays a key role in our success: we assign business KPIs to R&D teams so technological decisions and priorities are aligned with business needs; we empower engineers to own features end-to-end, from ideation to full adoption; and we put special emphasis on collaboration. Our engineering culture relies strongly on experimentation and multi-variants testing. We continuously deploy and run hundreds of different AI models, UI variations and optimizations, in effect measuring hundreds of KPIs. We build our infrastructure such that it enables this culture of continuous improvement.
Our Competitive Strengths
We believe the following key strengths provide us with competitive advantages:
•
Performance of our AI Technology. We have spent 13 years developing our AI-powered recommendation technology to drive high yield for digital properties, high returns on advertising spend for advertisers, and relevant recommendations to consumers, who spend more time consuming content on digital properties.

•
More than Monetization. The value we provide to digital properties goes beyond monetization. Our technology helps digital properties grow their audience by optimizing audience exchange programs; recommending content created by the digital properties to increase the time consumers spend on these properties; helping editorial teams make data-driven decisions, and more. We work daily with our extensive network of global digital properties to improve our platform and create more value for the entire Taboola network.

•
Exclusive, Multi-Year Partnerships with Digital Properties. Over the last 13 years, we have established long-standing, exclusive relationships with digital properties on the Open Web. They have chosen to work with Taboola across all types of platforms, including desktop, mobile and tablet devices. This provides Taboola and Taboola advertisers with predictable access to audiences and supply.

•
Direct Relationships with Advertisers. We work directly with the majority of the advertisers that use our platform. This allows us to build strong relationships, help advertisers succeed on our platform, and evolve our technology based on direct feedback.

•	High Reach and Scale. We have more than 500 million daily active users across the globe, enabling advertisers to run campaigns at scale.

•
Network Effect. As more digital properties use our platform, we gather more content consumption data. More data makes our AI-driven algorithms more effective in making predictions, which in turn enables us to deliver better performance for advertisers, which drives higher yields for digital properties. These higher yields make it easier to retain digital properties and acquire new partners.

•
Founder-led Experienced Management Team. Our founder, Adam Singolda, has successfully led the company as CEO since its founding in 2007. Most of the company’s senior management has worked together with our founder for many years: the average tenure of our senior management is over eight years, demonstrating strong execution and achieving rapid growth.

•
Strong Financial Profile. We designed our business to be highly scalable, with a focus on sustainable long-term development. Since our inception in 2007, we have demonstrated consistent growth in revenues and were profitable in 2020.

•
Preparing for a World Without Third Party Cookies. Our direct integration with many digital properties has helped us navigate changes in the industry. Our engineers continue to work closely with industry stakeholders to ensure we will be prepared if third-party cookies are fully blocked, as many industry observers expect, and we continue to invest in innovative solutions that deliver relevant and engaging discovery experiences for our users.

Our Growth Opportunities
We intend to grow our business by focusing on the following key areas:
•
Continued Investment in AI. Continuously investing in our AI technology is at the heart of what we do. We believe AI is critical to engaging Open Web users and will ultimately provide better service and greater monetization to advertisers and digital properties, increasing our yields and accelerating our growth.

•
Grow our Core Digital Property and Advertiser Client Base. While we already have an extensive network of global digital properties and advertisers, we believe the efficacy of our recommendation platform gives us the opportunity to expand our partnerships and client base even further. We expect to continue investing in our technology, expanding our global presence, and growing our sales and client service teams to support further growth.

•
Add User Touchpoints. At our core, Taboola is a recommendation engine. We believe many types of digital properties need a recommendation engine to engage their consumers, find new audiences and monetize. This includes eCommerce websites, connected TVs, devices and more. In 2018, we launched Taboola News, an offering which seamlessly integrates premium content from our digital properties into connected devices. We believe our existing partnerships with leading device manufacturers and mobile carriers, as well as potential future partnerships with connected TV vendors and others, presents a substantial growth opportunity for both Taboola and our partners.

•
Add New Types of Recommendations. From experience, we know recommendation engines become better when they are able to recommend a greater variety of content. For example, in 2016, we predicted that video content presented a huge opportunity for advertisers to reach their audiences in a highly impactful way, for digital properties to drive better monetization and for users to engage with suggested videos, similar to how they are used on social networks such as Instagram. To that end, we added support for video formats in our recommendation platform and saw significant returns from doing so. From 2017 to 2020, we grew video revenues from approximately $20 million to approximately $90 million. Similarly, we believe there is opportunity to further diversify our recommendation offerings and intend to invest in new formats and advertising partnerships to improve both consumer experience and yield. The ability to display a variety of media formats in novel combinations is key to preventing “banner blindness” that plagues traditional display formats and making our recommendation engine even better.

•
Pursue Value-Enhancing Acquisition Opportunities. The Open Web remains highly fragmented, which presents attractive opportunities for us to grow through strategic and value-enhancing acquisitions. A key aspect of our long-term growth strategy is to continue to pursue acquisitions that expand our offerings into new and evolving digital properties and to capture more of the advertising spend within the Open Web. Consistent with that strategy, we are continually evaluating potential acquisition opportunities in light of changing industry trends and competitive conditions.

Our Partners and Clients
We primarily have two types of clients: digital properties that use Taboola to drive new audiences, engagement and monetization; and advertisers, and their agents, that use Taboola to achieve a variety of marketing objectives.
Digital Properties
Taboola had approximately 9,000 digital property partners in the fourth quarter of 2020, including many premium properties such as Microsoft, NBCUniversal, CBSi, The Independent and Daily Mail. These partners value our ability to drive new audiences to their sites, engage their users, and monetize their digital properties, while our data insights assist them in making informed editorial decisions. Our value is evidenced by our many multi-year, exclusive partnerships. As of December 31, 2020, our average contract term length with our digital properties was over two years as measured by contract duration at inception; some of our largest partners have even longer-term agreements.
Microsoft is our largest partner. Other than Microsoft, no other digital property partner accounted for 2.5% or more of our Revenues generated from advertisers on digital properties in 2020.
Advertisers
We had approximately 13,000 advertiser clients working with us directly, or through advertising agencies, worldwide during the fourth quarter of 2020. The vast majority of our Revenues comes from advertisers working with us directly, rather than via an agency. We support the leading programmatic channels via integrations with leading demand side platforms, or DSPs. Thanks to the effectiveness of our recommendation engine, many of our advertiser clients are considered “always on,” which means they continuously invest on our platform, rather than running finite campaigns.
Our advertiser customer base is highly diverse. Some of the verticals we have seen strong adoption in are health & fitness, finance, hobbies & interests, technology & computing, home & garden, shopping and automotive. Our ten largest advertisers accounted for less than 15% of total Revenues on our network in 2020, with none larger than 3%.
Sales and Marketing
To support our “win-win” approach to working with both digital properties and advertisers, we employ a global sales team tasked with signing new partners and growing existing implementations. Our team is deployed around the world with sales hubs in Bangkok, London, New York, and Sao Paulo, supported by regional satellite offices in order to best serve our geographically diverse client base.
Selling to Digital Properties
Our sales teams are responsible for adding new partnerships with digital properties. Once a digital property joins our network, our account management team works with the digital property’s stakeholders to understand their goals, help them reach those goals, and identify new opportunities for mutual growth on an ongoing basis.
Selling to Advertisers
We sell to advertisers through our global sales team and a “self-service” website. Our sales team onboards new customers, mostly large advertisers, through direct outreach from one of our international sales offices. Our account management teams provide ongoing guidance and data insights that inform campaign strategies and help advertisers learn how to maximize their return on investment with Taboola. Advertisers can also choose our self-service platform to launch and manage campaigns. We support advertisers through our online Help Center, in-product instructions, and a large number of video tutorials.
Marketing
To support our global sales force, our marketing team presents at industry conferences and hosts webinars and customer events. In addition, our marketing team invests in public relations, advertises online to build brand awareness and acquire new customers, creates case studies, sponsors third-party research, authors data insight reports, creates marketing collateral, publishes blog posts and creates and sponsors events online and in-person.

Competition
We operate in a highly competitive industry. Our main competition for advertising budgets and digital property partnerships are walled gardens and advertising intermediaries:
Walled Gardens. We compete for advertising dollars with the closed ecosystems of technology companies such as Google, Facebook and Amazon. In many cases we also compete with those companies, in particular Google, for real estate on digital properties. As described above, unlike the walled gardens, our business is based on a “win-win” model of partnership, where we do not compete with our partners and our goals are aligned.
Advertising Intermediaries. A large number of companies provide a solution to one or more of the steps involved in the buying and selling of advertisements online. These include The Trade Desk, Magnite, PubMatic, Xandr, Verizon Media, Outbrain, Plista, TripleLift, RevContent and others. While these companies may be in competition with us, some are also partners of ours.
When competing for advertiser business, we compete for budgets based on price, reach, speed, brand safety and performance. When competing for digital properties’ business, we are measured on our ability to generate revenue and support other business goals, such as audience development.
Intellectual Property
Our proprietary recommendation engine and associated algorithms and technologies are key to our success, and we rely upon a combination of trade secret, trademark, copyright, and patent laws in the United States and abroad as well as confidentiality agreements and technical measures to establish, maintain and protect our intellectual property and protect our proprietary recommendation engine and associated algorithms and technologies.
Historically, we have not patented our proprietary technology in order to keep our technology architecture, trade secrets, and engineering roadmap private; however, as of December 31, 2020, we had twenty patents issued. We register certain domain names, trademarks and service marks in the United States and in certain locations outside the United States. We also rely upon common law protection for certain trademarks. We generally enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with our partners and clients with whom we conduct business, in order to limit access to, and disclosure and use of, our proprietary information.
Our in-house know-how is also an important element of our intellectual property. The development and management of our platform requires sophisticated coordination among many specialized employees. We believe duplication of this coordination by competitors or individuals seeking to copy our platform would be difficult. The risk of a competitor effectively replicating the functionality of our platform is further mitigated by the fact that our service offerings are cloud-based and served through a third party content delivery network, which is designed to protect our core technology from being exposed or accessible to a user or a competitor. To protect our technology, we implement multiple layers of security and our protection measures are ISO 27001 certified.
Regulation
Privacy and data protection laws play a significant role in our business. International regulations for the collection and use of consumer data by advertising networks, advertisers and digital properties is frequently evolving. The U.S. and various other governments have enacted, considered or are considering legislation with respect to the collection, augmentation, use and sharing of data.
Our ability, to collect, augment, analyze, use and share data relies upon the ability to uniquely identify devices across websites and applications, and to collect data about user interactions with those devices for purposes such as serving relevant ads and measuring the effectiveness of ads. Laws, regulations and industry standards related to the collection of data and identification of those devices are constantly evolving. This includes those related to the level of consumer notice and consent required before a company can employ cookies or other electronic tools to collect data about interactions with users online.
Taboola’s General Privacy Practices
Taboola is committed to protecting personal data and providing users transparency and control over the use of their data in online advertising. We seek to strictly enforce our privacy and data protection policies, knowing this is important to our partners, clients, users and vendors.

Historically, we have not collected any data that would enable the direct identification of Internet users. As of December 31, 2020, we used only pseudonymous data about Internet users on our platform to manage and execute digital advertising campaigns. We either collect this data directly from users’ devices or it is passed to us by third parties. We provide consumers with notice about our use of cookies and our collection and use of data in connection with the delivery of targeted advertising and allow them to opt-out from the use of data we collect for the delivery of targeted advertising.
We are members of or participants in industry self-regulatory organizations, including the Digital Advertising Alliance, the Digital Advertising Alliance Canada, and the European Interactive Digital Advertising Alliance. Taboola also adheres to the Interactive Advertising Bureau’s Self-Regulatory Principles for Online Behavioral Advertising, and the IAB Europe OBA Framework. In addition, Taboola is a proud member in good standing of the Network Advertising Initiative, an association dedicated to responsible data collection use in digital advertising, and we adhere to the NAI Code of Conduct for Web and Mobile. Taboola also has partnerships with a number of industry groups, including the Coalition for Better Ads, the Trustworthy Accountability Group and the Future of Privacy Forum.
Our privacy team delivers company-wide privacy training, enforces our privacy policies and is integral to ensuring that we consider the privacy implications in all aspects of our proprietary platform. We regularly review and document our internal privacy policies, amend existing policies as necessary, and enforce these policies with our clients, publisher partners and vendors. Taboola’s operation of its platform and services is subject to global privacy regulations, including, without limitation, the following:
Privacy Regulation in the U.S.
In the United States, at both the federal and state level, there are laws that govern activities such as the collection and use of data by companies. At the federal level, online advertising activities are subject to regulation by the FTC, which has regularly relied upon Section 5 of the Federal Trade Commission Act to enforce against unfair and deceptive trade practices, including alleged violations of consumer privacy interests. Some proposed and newly enacted legislation has affected and will continue to affect our operations and those of our industry partners.
For example, the California Consumer Privacy Act of 2018, or CCPA, which went into effect January 1, 2020, defines “personal information” broadly enough to include online identifiers provided by individuals’ devices, such as IP addresses, and establishes a new privacy framework for covered businesses. The CCPA imposes more stringent obligations on companies regarding the level of information and control they provide to users about the collection and sharing of their data. Moreover, the California Privacy Rights Act, or CPRA, was approved by California voters in November 2020 and will further modify and expand the CCPA, including by expanding consumers’ rights with respect to certain personal information and creating a new state agency to oversee implementation and enforcement efforts.
Privacy Regulation in Europe
Our business activities are also subject to foreign legislation and regulation. In the European Economic Area or EEA, separate laws and regulations (and member states’ implementations thereof) govern the processing of personal data, and these laws and regulations continue to impact us. The General Data Protection Regulation, GDPR, came into effect on May 25, 2018. Like the CCPA, the GDPR defines “personal data” broadly, and it enhances data protection obligations for controllers of such data and for service providers, called “processors,” processing the data. It also provides certain rights, such as access and deletion, to the individuals about whom the personal data relates and we have adapted our services to accommodate such rights. The digital advertising industry has collaborated to create a user-facing framework, which we use as of December 31, 2020 for establishing and managing legal bases under the GDPR and other EEA privacy laws including the EU Directive 2002/58/EC (as amended by Directive 2009/136/EC).
For the transfer of personal data from the EEA to the U.S., we rely upon direct contractual agreements between Taboola’s European corporate entity, Taboola Europe Limited, and Taboola’s U.S. corporate entity, Taboola, Inc., based on the EU’s standard contractual clauses. These contractual agreements obligate Taboola’s U.S. operations to uphold adequate data protection measures (appropriate safeguards, enforceable data subject rights, and effective legal remedies for data subjects) on all data that Taboola transfers to the U.S. from the EEA on its own behalf and on behalf of its clients and partners. However, standard contractual clauses have been subjected to regulatory and judicial scrutiny and the legal bases for cross-border data transfers are constantly evolving. A recent decision of the Court of Justice of the European Union (“Schrems II”) ruled that standard contractual clauses are not sufficient, on their own, to provide appropriate safeguards for transfers of personal data from the European Union to the United States (and other non-EEA countries) and that companies that engage in these transfers, like Taboola, need to undertake data transfer risk assessments and implement any “supplementary measures” necessary to address any risks identified in order to ensure that the data they transfer continues to be protected to a standard that is essentially equivalent with the GDPR.
On January 31, 2020, the United Kingdom ceased to be a member state of the European Union. It remained subject to European Union laws however, including the GDPR, until December 31, 2020 throughout a Brexit “transition period”. Upon expiry of the Brexit transition period, European Union law ceased to apply to the UK and the GDPR was saved into United Kingdom domestic legislation by virtue of section 3 of the UK’s European Union (Withdrawal) Act 2018, creating a “UK GDPR”. The effect of this has been that, notwithstanding the expiry of the Brexit transition period, GDPR standards continue to apply in substance in the UK by virtue of the UK GDPR, and apply to Taboola’s UK operations and processing of personal data about individuals in the UK.
Privacy Regulation in the Asia-Pacific Region
Our business activities are also subject to legislation and regulation in the Asia-Pacific region. Following the implementation of the GDPR, many jurisdictions have moved to amend, release, review and strengthen their existing data privacy and cyber-security laws, and there has been a progressive effort in the region to work towards coordination of their otherwise disparate laws. Many countries have also sought out adequacy decisions from the EU. New Zealand’s updated Privacy Act and South Korea’s amendments to its Personal Information Protection Act, went into effect in 2020, largely aligning with requirements of the GDPR. Thailand and Japan’s new similar updates and regulations will also become effective in 2021 and 2022, respectively. Other jurisdictions, such as India, Singapore, Malaysia and Hong Kong, are reviewing their existing privacy regimes, with an eye toward similar data protection developments.
To address this range of developments, Taboola’s data protection program is largely rooted in the GDPR and ISO 27001 security standards, and any international data transfers from the Asia-Pacific region are governed by direct contractual agreements between the regional entities and Taboola’s Israeli parent corporate entity, Taboola.com Ltd. Otherwise, our privacy team works to oversee compliance with these Asia-Pacific regional requirements and to address compliance with our region-specific clients and business teams.
Human Capital
We strive to create a diverse, inclusive and ambitious environment where every employee can discover and unleash their potential to achieve individual and collective success. Our employees are our most valuable asset.
Employees
On December 31, 2020, we had 1,354 employees, the majority of which have been employed by Taboola for over two years. We have approximately 500 employees working in research and development, with an average tenure of three years.
As of December 31, 2020, our employees are not covered by a collective bargaining agreement, except as required by law under arrangements in France, Spain, and Brazil, covering a total of approximately 47 employees. We have never experienced a general strike or similar work stoppage.
Transparency
The ability to be transparent and share and discuss our business challenges and opportunities openly and broadly with all our employees is important to our success. We promote an open dialogue with our employees through all-hands meetings, usually twice a month, which include Q&A sessions with senior leadership. We conduct annual and topic-specific employee feedback surveys which consistently receive 80% or higher response rate. Survey results are shared publicly with our managers and employees. In 2020, over 85% of our employees expressed confidence in our leadership team. We continue to adjust our investment in human capital based on the feedback from our employees.
Talent Acquisition and Development
We are focused on recruiting and retaining talented employees across the organization, with a particular focus on unique talent in algorithms, product, customer relationship management and many other areas that are critical to our success. We continue to invest to hire and retain top talent in all of our offices. We were recognized by Dun &

Bradstreet as the 6th best high-tech company to work for in Israel in 2020. Our strong external reputation led to over 15,000 candidates applying to work at Taboola each quarter in 2020. For new hires, we developed an onboarding program tailored towards their roles and responsibilities. On an ongoing basis, we invest in training and development programs that help our employees achieve their career goals, build management skills and lead their organizations. We have two formal career feedback discussions per year where managers and their employees discuss progress and feedback for each other every year. We believe in developing and promoting top talent from within: in 2020, one out of every five of our employees was offered an opportunity for career advancement within the company.
Performance and Alignment
We have a “pay for performance” culture that we believe drives superior results. We invest in our workforce by offering competitive salaries, incentives, and benefits. We align the interests of our employees with those of Taboola through a broad-based equity award program, generally with a four-year vesting schedule. Typically, employee bonus plans are based on both personal and company goals.
Diversity, Equity and Inclusion
In 2020, we further formalized and elevated our existing diversity efforts by launching a global Diversity, Equity and Inclusion, or DEI, taskforce. The DEI task force works with our senior management team to address global DEI topics and develop relevant initiatives to ensure we continue to build a culture where every employee feels valued, seen, and heard. We created a mechanism for employees to anonymously voice concerns. We have a number of Employee Resource Groups and culture committees supporting our initiatives globally, including groups led by self-identified members of various ethnic, racial, gender, sexual orientation, and other identity groups. We are committed to building a long-term plan that will help foster a community that is diverse, equitable, and inclusive, both internally and externally.
Facilities
Our corporate headquarters is in New York City and our core research and development team is in Tel Aviv. We maintain offices in major cities around the world to serve our geographically diverse client base. Additionally, we operate data centers in the United States, Israel, Hong Kong, Singapore and Holland and have ten data centers which are operated under collocation agreements with seven third-party data center providers. Certain of our real property and other leases are further described in Note 8 of Notes to Consolidated Financial Statements elsewhere in this proxy statement/prospectus.
We lease all of our facilities. We do not own any real property. We believe our current facilities are adequate to meet our immediate needs.
Legal Proceedings
From time to time we are a party to various litigation matters incidental to the conduct of our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our consolidated business prospects, financial condition, liquidity, results of operation, cash flows or capital levels.

SELECTED HISTORICAL FINANCIAL DATA OF ION
ION is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.
The historical financial statements of ION have been prepared in accordance with U.S. GAAP.
ION's restated balance sheet data as of December 31, 2020 and restated statement of operations data for the period from August 6, 2020 (inception) to December 31, 2020 are derived from ION's restated audited financial statements included elsewhere in this proxy statement/prospectus. ION's balance sheet data as of August 13, 2020 and statement of operations data for the period from August 6, 2020 (inception) to August 13, 2020 are derived from ION's audited financial statements included elsewhere in this proxy statement/prospectus.
ION’s balance sheet data as of March 31, 2021 and statement of operations data for the three months ended March 31, 2021 are derived from ION’s unaudited financial statements included elsewhere in this proxy statement/prospectus.
The information is only a summary and should be read in conjunction with each of Taboola’s and ION’s consolidated financial statements and related notes and “ION’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of ION. All amounts are in US dollars.
ION’s Selected Financial Information
Income Statement Data:
	Period from August 6, 2020 (inception) to December 31, 2020 (As Restated)	Period from August 6, 2020 (inception) to August 13, 2020	Three Months Ended March 31, 2021
Revenue	$—	$—	$—
Loss from operations	(756,593)	(5,000)	(2,647,699)
Interest earned	42,308	—	22,250
Unrealized gain on marketable securities in Trust Account	2,514	—	—
Underwriting discounts and transactions costs attributed to warrant liability	(177,233)	—	—
Change in fair value of the warrant liability	(20,054,190)	—	14,417,471
Net income (loss) loss	(20,943,194)	(5,000)	11,792,022
Basic net income (loss) per non-redeemable ordinary share	(2.51)	(0.00)	0.97
Diluted net income (loss) per non-redeemable ordinary share	(2.51)	(0.00)	(0.21)
Basic-Weighted average shares outstanding excluding shares subject
to possible redemption and shares subject to forfeiture	8,358,653	5,625,000	12,154,726
Diluted-Weighted average shares outstanding excluding shares subject to possible redemption and shares subject to forfeiture	8,358,653	5,625,000	12,565,672
Balance Sheet Data:
	As of December 31, 2020 (As Restated)	As of August 13, 2020	As of March 31, 2021
Total Assets	260,182,392	120,000	259,869,862
Total Liabilities	53,257,176	100,000	41,152,624
Class A Ordinary shares subject to possible redemption at redemption values(1)	201,925,208	—	213,717,230
Total Shareholders’ Equity	5,000,008	20,000	5,000,008
Total Liabilities and Shareholders’ Equity	260,182,392	120,000	259,869,862
(1)	Class A Ordinary Shares subject to possible redemption, 20,189,024 and 21,366,185, shares at redemption value as of December 31, 2020 and March 31, 2021, respectively.

ION’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
The following discussion of ION’s financial condition and results of operations should be read in conjunction with ION’s financial statements and notes to those statements included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements” and “Industry and Market Data.” ION’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those described under “Risk Factors” and elsewhere in this proxy statement/prospectus.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. ION has not identified any critical accounting policies.
Recent Accounting Standards
Management of ION does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on ION’s financial statements.
Recent Developments
On January 25, 2021, ION entered into the Merger Agreement with Taboola, and Merger Sub, relating to a proposed business combination transaction between ION and Taboola.
Pursuant to the Merger Agreement, Merger Sub will merge with and into ION, with ION continuing as the surviving company. As a result of such merger and the other transactions contemplated by the Merger Agreement, ION will become a direct, wholly-owned subsidiary of Taboola.
Immediately prior to the Effective Time, (i) each Taboola Preferred Share will be converted into a Taboola Ordinary Share and (ii) immediately following such conversion but prior to the Effective Time, Taboola will effect a stock split of each Taboola Ordinary Share into such number of Taboola Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Taboola Ordinary Share will have a value of $10.00 per share after giving effect to such stock split.
The Business Combination will be consummated subject to the deliverables and provisions as further described in the Merger Agreement.
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each (i) Class B Ordinary Share of ION will be automatically converted into one (1) Class A Ordinary Share of ION in accordance with the terms of ION's organizational documents and, after giving effect to such automatic conversion, at the Effective Time and as a result of the Business Combination, each issued and outstanding Class A Ordinary Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share after giving effect to the Capital Restructuring and (ii) issued and outstanding ION Warrant will automatically and irrevocably be assumed by Taboola and converted into a corresponding Taboola Warrant exercisable for Taboola Ordinary Shares.
Immediately prior to the Effective Time, the Class A Ordinary Shares and the public ION Warrants comprising each issued and outstanding ION unit, consisting of one Class A Ordinary Share and one-fifth of one public ION Warrant, will be automatically separated and the holder thereof will be deemed to hold one Class A Ordinary Share and one-fifth of one public ION Warrant. No fractional public ION Warrants will be issued in connection with such separation such that if a holder of such public ION Units would be entitled to receive a fractional public ION Warrant upon such separation, the number of public ION Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of public ION Warrants and no cash will be paid in lieu of such fractional public ION Warrants.
Results of Operations
ION has neither engaged in any operations nor generated any operating revenues to date. ION’s only activities from inception through March 31, 2021 were organizational activities and those necessary to prepare for the IPO, identifying a target for the Business Combination and activities in connection with the proposed acquisition of Taboola. ION does not expect to generate any operating revenues until after the consummation of its IPO. ION expects to generate non-operating income in the form of interest income on marketable securities held after the IPO. ION expects that it will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, the Business Combination. Additionally, ION recognizes non-cash gains and losses within other income (expense) related to changes in recurring fair value measurement of ION warrant liabilities at each reporting period.
For the period from August 6, 2020 (inception) through December 31, 2021, ION had a net loss of $20,943,194, which consists of changes in fair value of warrant liabilities of $20,054,190, issuance costs of $177,233 and operating and formation costs of $756,593 offset by interest income on marketable securities held in the Trust Account of $42,308 and an unrealized gain on marketable securities held in the Trust Account of $2,514.
For the three months ended March 31, 2021, ION had net income of $11,792,022 which consists of changes in fair value of warrant liabilities of $14,417,471, and operating and formation costs of $2,647,699 offset by interest income on marketable securities held in the Trust Account of $22,250.
Liquidity and Capital Resources
On October 6, 2020, ION consummated the IPO of 25,875,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,375,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $258,750,000. Simultaneously with the closing of the IPO, ION consummated the sale of 7,175,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant generating gross proceeds of $7,175,000.
Following the IPO and the sale of the Private Placement Warrants, a total of $258,750,000 was placed in the Trust Account, and ION had no cash held outside of the Trust Account, after payment of costs related to the IPO, and available for working capital purposes. ION incurred $5,806,964 in transaction costs, including $5,175,000 of underwriting fees and $631,964 of other costs.
For the period from August 6, 2020 (inception) through December 31, 2020, ION had net loss of $20,943,194, which consists of changes in fair value of warrant liabilities of $20,054,190, issuance costs of $177,233 and operating and formation costs of $756,593 offset by interest income on marketable securities held in the Trust Account of $42,308 and an unrealized gain on marketable securities held in the Trust Account of $2,514.
For the three months ended March 31, 2021, ION had net income of $11,792,022 which consists of changes in fair value of warrant liabilities of $14,417,471, and operating and formation costs of $2,647,699 offset by interest income on marketable securities held in the Trust Account of $22,250.
As of December 31, 2020, ION had cash and marketable securities held in the Trust Account of $258,794,822 and as of March 31, 2021, ION had cash and marketable securities held in the Trust Account of $258,817,072. ION intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, which interest shall be net of taxes payable and excluding marketing fees, to complete the Business Combination. ION may withdraw interest from the Trust Account to pay taxes, if any. To the extent that ION’s share capital or debt is used, in whole or in part, as consideration to complete the Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue ION’s growth strategies.
As of December 31, 2020, ION had cash of $1,076,872 and as of March 31, 2021, ION had cash of $787,240. ION intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete the Business Combination.
In order to fund working capital deficiencies or finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan ION funds as may be required. If ION completes a Business Combination, ION may repay such loaned amounts out of the proceeds of the Trust Account released to ION. In the event that a Business Combination does not close, ION may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from ION’s Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into ION Warrants, at a price of $1.00 per ION Warrants, at the option of the lender. The ION Warrants would be identical to the private placement ION Warrants.
ION does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if ION’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, ION may have insufficient funds available to operate its business prior to the Business Combination. Moreover, ION may need to obtain additional financing either to complete the Business Combination or because ION becomes obligated to redeem a significant number of its Class A Ordinary Shares upon consummation of the Business Combination, in which case ION may issue additional securities or incur debt in connection with such Business Combination.
Off-Balance Sheet Financing Arrangements
ION has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2020 or as of March 31, 2021. ION does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. ION has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual Obligations
ION does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the ION Sponsor a monthly fee of $10,000 for office space, utilities, administrative services and remote support services provided to ION. ION began incurring these fees on October 2, 2020 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination and ION’s liquidation.
ION entered into forward purchase agreements on September 15, 2020, pursuant to which the forward purchase investors agreed to purchase an aggregate of up to 5,000,000 Class A Ordinary Shares, at a purchase price of $10.00 per share, or up to $50,000,000 in the aggregate, in private placements that will close substantially concurrently with the closing of a Business Combination. Any reduction in the number of forward purchase shares would have been made in ION’s sole discretion. The forward purchase shares were identical to the Class A Ordinary Shares, except that the holders thereof would have had certain registration rights. The forward purchase agreements and the registration rights agreement also provided that the forward purchase investors were entitled to registration rights with respect to the forward purchase shares. The proceeds from the sale of the forward purchase shares could have been used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for working capital in the post-business combination company. The forward purchases were required to be made regardless of whether any Class A Ordinary Shares are redeemed by the public shareholders and were intended to provide ION with a minimum funding level for a Business Combination. No forward purchase investor would have had the ability to approve the Business Combination prior to the signing of a material definitive agreement. The forward purchase shares would have been issued only in connection with the closing of a Business Combination. The forward purchase agreements were terminated in connection with the execution of the Merger Agreement.
ION engaged Cowen and Company, LLC as an advisor in connection with the Business Combination to assist it in holding meetings with its shareholders to discuss the potential Business Combination and the target business’s attributes, introduce ION to potential investors that are interested in purchasing its securities in connection with the potential Business Combination, assist ION in obtaining shareholder approval for the Business Combination and assist it with its press releases and public filings in connection with the Business Combination. Pursuant to the terms of the agreement, ION will pay Cowen and Company, LLC a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of IPO, or $9,056,250  (including proceeds from the full or partial exercise of the over-allotment option). No fee will be due to Cowen and Company, LLC if ION does not complete a Business Combination.

SELECTED HISTORICAL FINANCIAL DATA OF TABOOLA
The following tables present selected historical consolidated financial data for our business. You should read this information in conjunction with “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated audited financial statements and related notes and the other information included elsewhere in this proxy statement/prospectus. We derived the consolidated statements of income (loss) data and the consolidated statements of cash flows data for the years ended December 31, 2020 and 2019 and the consolidated balance sheets data as of December 31, 2020, 2019 and 2018 from our audited consolidated financial statements that are included elsewhere in this proxy statement/prospectus. Our historical results are not necessarily indicative of future results.
	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands, except share and per share data)
Consolidated Statements of income (loss) Data:
Revenues	$1,188,893	$1,093,830	$909,246
Cost of revenues:(1)
Traffic acquisition cost	806,541	798,001	627,720
Other cost of revenues	62,855	63,860	47,296
Total cost of revenues	869,396	861,861	675,016
Gross profit	319,497	231,969	234,230
Operating expenses:(1)
Research and development expenses	99,423	84,710	73,024
Sales and marketing expenses	133,741	130,353	109,671
General and administrative expenses	60,140	36,542	34,202
Total operating expenses	293,304	251,605	216,897
Operating income (loss) before finance expenses	26,193	(19,636)	17,333
Finance expenses, net	2,753	3,392	1,346
Income (loss) before income taxes	23,440	(23,028)	15,987
Provision for income taxes	14,947	4,997	5,326
Net income (loss)	$8,493	$(28,025)	$10,661
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.97)	$(3.00)	$(0.56)
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted(2)	14,934,590	16,412,119	16,084,650
Net income (loss) margin	0.7%	(2.6%)	1.2%
(1)	Amounts include share-based compensation expenses as follows:
Cost of revenues	788	420	656
Research and development expenses	16,491	3,166	3,401
Sales and marketing expenses	6,930	3,749	5,166
General and administrative expenses	4,068	914	1,228
Total share-based compensation expense	$28,277	$8,249	$10,451
(2)
See Notes 2 and 17 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for an explanation of the calculations of our basic and diluted net loss per share attributable to common shareholders and the weighted average number of shares used in computation of the per share amounts.

	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Non-GAAP Financial Data(3):
ex-TAC Gross Profit	$382,352	$295,829	$281,526
Free Cash Flow	$121,313	$(26,272)	$44,820

Adjusted EBITDA	$106,193	$34,082	$66,932
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	27.8%	11.5%	23.8%
(3)
ex-TAC Gross Profit, Free Cash Flow, Adjusted EBITDA and Ratio of Adjusted EBITDA to ex-TAC Gross Profit are Non-GAAP measures. For information on how we compute these measures and reconciliations to GAAP metrics, see “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”

	December 31,
	2020	2019
	(dollars in thousands)
Consolidated Balance Sheets Data:
Cash and cash equivalents	$242,811	$86,920
Short term deposits	—	28,963
Trade receivable, net	158,050	154,756
Total assets	580,168	482,098
Total liabilities	363,322	304,625
Convertible preferred shares	170,206	170,206
Total Shareholders’ equity	46,640	7,267
	Year Ended December 31,
	2020	2019	2018
Consolidated Statements of Cash Flows Data:
Net cash provided by operating activities	$139,087	$18,056	$76,977
Net cash provided by (used in) investing activities	10,883	(47,466)	(38,935)
Net cash provided by (used in) financing activities	2,603	991	(12,156)

TABOOLA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with “Selected Historical Consolidated Financial Information for Taboola,” Taboola’s audited consolidated financial statements and the related notes appearing elsewhere in this proxy statement/prospectus and the pro forma financial information as of and for the year ended December 31, 2020 under the heading “Unaudited Pro Forma Combined Financial Information” included elsewhere in this registration statement. Some of the information contained in this discussion and analysis is set forth elsewhere in this proxy statement/prospectus, including information with respect to Taboola’s plans and strategy for Taboola’s business, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” Taboola’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Throughout this section, unless otherwise noted or the context requires otherwise, “we,” “us,” “our” and the “Company” refer to Taboola and its consolidated subsidiaries, and in references to monetary amounts, “dollars” and “$” refer to U.S. Dollars, and “NIS” to refers to New Israeli Shekels.
Overview
Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence, or AI-based, algorithmic engine that we have developed over the past 13 years.
We think of ourselves as a search engine, but in reverse — instead of expecting people to search for information, we recommend information to people. You’ve seen us before: we partner with websites, devices, and mobile apps, which we collectively refer to as “digital properties’’, to recommend editorial content and advertisements on the Open Web, outside of the closed ecosystems of the walled gardens such as Facebook, Google, and Amazon.
Digital properties use our recommendation platform to achieve their business goals, such as driving new audiences to their sites and apps, or increasing engagement on site — and we don’t charge them for these services. We also provide a meaningful monetization opportunity to digital properties by surfacing paid recommendations by advertisers. Unlike walled gardens, we are a business-to-business, or B2B, company with no competing consumer interests. We only interact with consumers through our partners’ digital properties, hence we do not compete with our partners for user attention. Our motivations are aligned. When our partners win, we win, and we grow together.
We empower advertisers to leverage our AI-powered recommendation platform to reach targeted audiences, utilizing effective, native ad-formats across digital properties. We generate revenues when people click on or, in some cases, view the ads that appear within our recommendation platform. Advertisers pay us for those clicks or impressions and we share the resulting revenue with the digital properties who display those ads.
Our powerful recommendation platform was built to address a technology challenge of significant complexity: predicting which recommendations users would be interested in, without explicit intent data or social media profiles. Search advertising platforms have access, at a minimum, to users’ search queries, which indicates intent, while social media advertising platforms have access to rich personal profiles created by users. In contrast, we base our recommendations on an extensive dataset of context and user behavior derived from the intersection of thousands of digital properties and millions of recommended items, including ads and editorial content.
Our annual Revenues grew to $1,188.9 million in 2020, from $1,093.8 million in 2019 and $909.2 million in 2018. Over the same three years, our Gross profit grew to $319.5 million, from $232.0 million and $234.2 million, and our ex-TAC Gross Profit grew to $382.4 million, from $295.8 million and $281.5 million, respectively. Our Net income (loss) for the same three years was $8.5 million, ($28.0) million and $10.7 million, respectively, while our Adjusted EBITDA was $106.2 million, $34.1 million and $66.9 million, respectively. For more information about ex-TAC Gross Profit and Adjusted EBITDA, see “Taboola’s Management’s Business Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”
Merger Agreement
On January 25, 2021, we and one of our subsidiaries entered into a Merger Agreement with ION Acquisition Corp. 1 Ltd. Under that agreement, our subsidiary will merge with and into ION, with ION continuing as the surviving company and becoming our direct, wholly-owned subsidiary. The Merger Agreement and the related transactions were unanimously approved by both our board of directors and the Board. The Business Combination is currently expected to close in the second quarter of 2021 after receipt of the required approval by our shareholders and ION’s shareholders and the fulfillment of certain other conditions. In connection with the Merger Agreement, we also obtained commitments for the purchase in private transactions expected to close concurrently with the Business Combination of approximately $285 million of Taboola ordinary shares, of which approximately $150 million will be purchased directly from certain of our existing shareholders, primarily from early investors.
For further information please refer to the “Unaudited Pro Forma Combined Financial Information.”
Key Factors and Trends Affecting our Performance
We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors.”
Maintaining and Growing Our Digital Property Partners
We have a robust network of digital property partners under contracts that provide exclusivity and cover multiple years at inception. These agreements typically require that our code be integrated on the digital property web page because of the nature of providing both editorial and paid recommendations. This means that in the vast majority of our business, we do not bid for ad placements, as traditionally happens in the advertising technology space, but rather see all users that visit the pages on which we appear. This is true across all platforms and in all geographies. Due to our multi-year exclusive contracts and high retention rates, our supply is relatively consistent and predictable. We had approximately 9,000, 7,000 and 6,000 digital property partners in the fourth quarter of 2020, 2019 and 2018, respectively.
We have a strong record of growing the revenue generated from our digital property partners. We grow our digital property partner relationships in four ways. First, we grow the revenue from these partnerships by increasing our yield over time. We do this by improving our algorithms, expanding our advertiser base and increasing the amount of data that helps target our ads. Second, we continuously innovate with new product offerings and features that increase revenue. Third, we innovate by launching new advertising formats. Fourth, we work closely with our digital property partners to find new placements and page types where we can help them drive more revenue.
We have two primary models for sharing revenue with digital property partners. The most common model is a straight revenue share model. In this model, we agree to pay our partner a fixed percentage of the revenue that we generate from advertisements placed on their digital properties. The second model includes guarantees. Under this model, we pay our partners the greater of a fixed percentage of the revenue we generate and a guaranteed amount per thousand page views. In the past, we have and may continue to be required to make significant payments under these guarantees.
Growing Our Advertiser Client Base
We have a large and growing network of advertisers, across multiple verticals. We had approximately 13,000, 12,000 and 10,000 advertiser clients working with us directly, or through advertising agencies, worldwide during the fourth quarter of 2020, 2019 and 2018, respectively. A large portion of our revenue comes from advertisers with specific performance goals, such as obtaining subscribers for email newsletters or acquiring leads for product offerings. These performance advertisers use our service when they obtain a sufficient return on ad spend to justify their ad spend. We grow the revenue from performance advertisers in three ways. First, we improve the performance of our network by developing new product features, improving our algorithms and optimizing our supply. Second, we secure increased budgets from existing advertisers by offering new ad formats and helping them achieve additional goals. Third, we grow our overall advertiser base by bringing on new advertisers that we have not worked with previously. In addition to our core performance advertisers, video brand advertisers are a small but growing portion of our revenue.
Improving Network Yield
One way that we grow our revenue is by increasing the yield on our network, which is a general term for the revenue that we make per advertising placement. Because we generally fill close to 100% of advertising impressions available, yield is generally not affected by changing fill rates, but rather is impacted in four ways. First, we increase our yield by improving the algorithms that select the right ad for a particular user in a particular context.

These algorithms are based on Deep Learning technology and are a key competitive advantage. Second, we continuously innovate and develop new product offerings and features for advertisers, which help increase their success rates on our network and improve yield. Third, as we grow our advertiser base and mix of advertisers, including adding advertisers able to pay higher rates, our yields increase because of increasing competitive pressure in our auction. Finally, we increase our yield by optimizing the way we work with digital properties, including changing formats and placements. Increasing yield drives higher revenues on all digital property partners. Increasing yield also generally increases margins for ex-TAC Gross Profit, a non-GAAP measure, for those digital property partners to whom we are paying guarantees.
Product and Research & Development
We view research and development expenditures as investments that help grow our business over time. These investments, which are primarily in the form of employee salaries and related expenditures and hardware infrastructure, can be broken into two categories. This first category includes product innovations that extend the capabilities of our current product offerings and help us expand into completely new markets. This includes heavy investment in AI (specifically Deep Learning) in the form of server purchases and expenses for data scientists. This category of investment is important to maintain the growth of the business but can also generally be adjusted up or down based on management’s perception of the potential value of different investment options. The second category of investments are those that are necessary to maintain our core business. These investments include items such as purchasing servers and other infrastructure necessary to handle increasing loads of recommendations that need to be served, as well as the people necessary to maintain the value delivered to our customers and digital property partners, such as investments in code maintenance for our existing products. This type of investment scales at a slower rate than the growth of our core business.
Managing Seasonality
The global advertising industry has historically been characterized by seasonal trends that also apply to the digital advertising ecosystem in which we operate. In particular, advertisers have historically spent relatively more in the fourth quarter of the calendar year to coincide with the year-end holiday shopping season, and relatively less in the first quarter. We expect these seasonality trends to continue, and our operating results will be affected by those trends with revenue and margins being seasonally strongest in the fourth quarter and seasonally weakest in the first quarter.
Privacy Trends and Government Regulation
We are subject to U.S. and international laws and regulations regarding data privacy, digital advertising and the collection of user data. In addition, large Internet and technology companies such as Google and Apple are making their own decisions as to how to protect consumer privacy, which impacts the whole digital ecosystem. Because we power editorial recommendations, digital properties typically embed our code directly on their web pages. This makes us less susceptible to many of these regulations and industry trends because we are able to drop first party cookies. In addition, because of this integration on our partners’ pages, we have rich contextual information to use to further refine the targeting of our recommendations.
Impact of COVID-19
In December 2019, COVID-19 was first reported to the World Health Organization, or WHO, and in January 2020, the WHO declared the outbreak to be a public health emergency. In March 2020, the WHO characterized COVID-19 as a pandemic. The spread of COVID-19 initially significantly impacted the digital advertising industry, reducing advertising budgets, lowering ad rates and leading advertisers to defer planned ad campaigns.
We experienced a notable decline in advertising rates soon after the onset of the COVID-19 pandemic, and we attribute an approximately 12% reduction in our second quarter of 2020 revenue to the pandemic. We took three steps to address the reduction in advertising rates, which resulted in a gradual recovery in revenue that continued throughout the remainder of the year. First, we worked with our digital property partners to optimize yield by focusing on revenue-generating enhancements. Second, we focused our sales efforts on finding advertisers that were still spending online and trying to reach consumers who were sheltering at home. This effort, combined with a return of spend from certain types of advertisers, allowed us to grow our advertiser base and increase yield. Finally, we continued our investment in our algorithms that help improve yields. After the reduction in advertising and rates in the first two quarters of 2020, we saw a strong recovery in our network yield in the third quarter. We expect the improvement in yields, as well as our lower overall cost base, to carry forward to 2021.
As a result of the pandemic, we restricted employee travel, asked all non-essential personnel to work from home, cancelled physical participation in sales activities, meetings, events and conferences, which reduced our operating expenses. We also examined the efficiency and impact of expenditures across our business and found more efficient ways to work in many cases. This included imposing a hiring freeze while we worked to optimize the way we conducted business. As part of our close relationship with our digital property partners, certain of our partners that had guarantee compensation arrangements agreed to forgo their guarantee compensation and instead shift to 100% revenue share until yield recovered. In connection with these arrangements, for certain digital property partners, we extended their agreements. In the fourth quarter of 2020, we returned to guarantee arrangements with substantially all of the affected digital property partners and agreed with them to undo the 100% revenue share arrangement, reinstate the original payment terms, and receive payments, retroactively, of the guarantee under the original compensation terms.
The ultimate societal and economic impact of the COVID-19 pandemic remains unknown. In particular, we cannot predict whether any worsening or continuation of the pandemic, or any resulting recession, will adversely affect our business.
Key Financial and Operating Metrics
We regularly monitor a number of metrics in order to measure our current performance and project our future performance. These metrics aid us in developing and refining our growth strategies and making strategic decisions.
	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Revenues	$1,188,893	$1,093,830	$909,246
Gross profit	$319,497	$231,969	$234,230
ex-TAC Gross Profit(1)	$382,352	$295,829	$281,526
Net cash provided by operating activities	$139,087	$18,056	$76,977
Free Cash Flow(1)	$121,313	$(26,272)	$44,820
Net income (loss)	$8,493	$(28,025)	$10,661
Adjusted EBITDA(1)	$106,193	$34,082	$66,932
Net income (loss) Margin	0.7%	(2.6)%	1.2%
Ratio of Net income (loss) to Gross profit	2.7%	(12.1%)	4.6%
Ratio of Adjusted EBITDA to ex-TAC Gross Profit(1)	27.8%	11.5%	23.8%
Cash, cash equivalents and short-term deposits	$242,811	$115,883	$145,259
(1)	Non-GAAP measure. Refer to “Non-GAAP Financial Measures” below for an explanation and reconciliation to GAAP metrics.
Revenues
Substantially all of our Revenues are generated from advertisers. We enter into commercial arrangements with advertisers defining the terms of our service and the basis for our charges. Generally, our charges are based on a CPC or CPM basis. For campaigns priced on a CPC basis, we recognize these Revenues when a user clicks on an advertisement we deliver. For campaigns priced on a CPM basis, we recognize these Revenues when an advertisement is displayed.
Gross profit
Gross profit is calculated as presented on our consolidated statement of income (loss) for the periods presented.
ex-TAC Gross Profit
We calculate ex-TAC Gross Profit as Gross profit adjusted to include Other cost of revenues.

Net cash provided by operating activities
Net cash provided by operating activities is our Net income (loss) adjusted for non-cash charges and net cash provided by changes in our working capital.
Free Cash Flow
We calculate Free Cash Flow as Net cash provided by operating activities minus purchases of property, plant and equipment, including capitalized platform costs. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth.
Net income (loss)
Net income (loss) is calculated as presented on our consolidated statement of income (loss) for the periods presented.
Adjusted EBITDA
We calculate Adjusted EBITDA as Net income (loss) before net financial expenses, income tax provision and depreciation and amortization, further adjusted to exclude share-based compensation and other noteworthy income and expense items such as certain merger or acquisition related costs, which may vary from period-to-period.
Net income (loss) Margin
Net income (loss) Margin is Net income (loss) divided by Revenues.
Ratio of Net income (loss) to Gross profit
We calculate Ratio of Net income (loss) to Gross Profit as Net income (loss) divided by Gross profit.
Ratio of Adjusted EBITDA to ex-TAC Gross Profit
We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.
Cash, cash equivalents and short-term deposits
Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less. Short-term deposits are bank deposits with maturities of more than three months but less than one year.
Non-GAAP Financial Measures
We are presenting the following non-GAAP financial measures because we use them, among other things, as key measures for our management and board of directors in managing our business and evaluating our performance. We believe they also provide supplemental information that may be useful to investors. The use of these measures may improve comparability of our results over time by adjusting for items that may vary from period to period or not be representative of our ongoing operations.
These non-GAAP measures are subject to significant limitations, including those identified below. In addition, other companies may use similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Non-GAAP measures should not be considered in isolation or as a substitute for GAAP measures. They should be considered as supplementary information in addition to GAAP operating and financial performance measures.
ex-TAC Gross Profit
We believe that ex-TAC Gross Profit, which we calculate as Gross profit adjusted to include Other cost of revenues, is useful because traffic acquisition cost, or TAC, is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. We use ex-TAC Gross Profit as part of our business planning, for example in decisions regarding the timing and amount of investments in areas such as infrastructure.

Limitations on the use of ex-TAC Gross Profit include the following:
•	Traffic acquisition cost is a significant component of our Cost of revenues but is not the only component; and
•	ex-TAC Gross Profit is not comparable to our Gross profit and by definition ex-TAC Gross Profit presented for any period will be higher than our Gross profit for that period
The following table provides a reconciliation of Revenues and Gross profit to ex-TAC Gross Profit:
	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Revenues	$1,188,893	$1,093,830	$909,246
Traffic acquisition cost	806,541	798,001	627,720
Other cost of revenues	62,855	63,860	47,296
Gross profit	$319,497	$231,969	$234,230
Adjusted to include the following:
Other cost of revenues	62,855	63,860	47,296
ex-TAC Gross Profit	$382,352	$295,829	$281,526
Adjusted EBITDA and Ratio of Adjusted EBITDA to ex-TAC Gross Profit
We believe that Adjusted EBITDA is useful because it allows us and others to measure our performance without regard to items such as share-based compensation expense, depreciation and interest expense and other items that can vary substantially depending on our financing and capital structure, and the method by which assets are acquired. We use Adjusted EBITDA and GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors. We may also use Adjusted EBITDA as a metric for determining payment of cash or other incentive compensation.
Limitations on the use of Adjusted EBITDA include the following:
•
although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA excludes share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

•
Adjusted EBITDA does not reflect, to the extent applicable for a period presented: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or if applicable principal payments on debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us; and

•
the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

We calculate Adjusted EBITDA as Net income (loss) before net financial expenses, income tax provision and depreciation and amortization, further adjusted to exclude share-based compensation and other noteworthy income and expense items such as certain merger or acquisition related costs, which may vary from period-to-period.
The following table provides a reconciliation of Net income (loss) to Adjusted EBITDA.
	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Net income (loss)	$8,493	$(28,025)	$10,661
Adjusted to exclude the following:
Financial expenses	2,753	3,392	1,346
Tax expenses	14,947	4,997	5,326

	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Depreciation and amortization	33,957	39,364	35,272
Share-based compensation expenses	28,277	8,249	10,451
M&A costs(1)	17,766	6,105	—
Revaluation of contingent liability	—	—	3,876
Adjusted EBITDA	$106,193	$34,082	$66,932
(1)	Costs primarily related to the proposed strategic transaction with Outbrain Inc., which we elected not to consummate.
We calculate Ratio of Net income (loss) to as Gross profit is Net income (loss) divided by Gross profit. We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of Net income (loss) to Gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown:
	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Gross profit	$319,497	$231,969	$234,230
Net income (loss)	$8,493	$(28,025)	$10,661
Ratio of Net income (loss) to Gross profit	2.7%	(12.1%)	4.6%

ex-TAC Gross Profit	$382,352	$295,829	$281,526
Adjusted EBITDA	$106,193	$34,082	$66,932
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	27.8%	11.5%	23.8%
Free Cash Flow
We believe that Free Cash Flow, which we calculate as Net cash provided by operating activities minus purchases of property and equipment, including capitalized platform costs, is useful to provide management and others with information about the amount of cash generated from our operations that can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth. Limitations on the use of Free Cash Flow include the following:
•
it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. For example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets;

•
Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as Net cash provided by operating activities; and

•	this metric does not reflect our future contractual commitments.
The following table provides a reconciliation of Net cash provided by operating activities to Free Cash Flow.
	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Net cash provided by operating activities	$139,087	$18,056	$76,977
Purchases of property and equipment, including capitalized platform costs	17,774	44,328	32,157
Free Cash Flow	$121,313	$(26,272)	$44,820

Components of Our Results of Operations
Revenues
Substantially all of our Revenues are generated from advertisers. We enter into commercial arrangements with advertisers defining the terms of our service and the basis for our charges. Generally, our charges are based on a CPC or CPM basis. For campaigns priced on a CPC basis, we recognize these Revenues when a user clicks on an advertisement we deliver. For campaigns priced on a CPM basis, we recognize these Revenues when an advertisement is displayed.
Cost of revenues
Our cost of revenue primarily includes Traffic acquisition cost and other cost of revenue.
Traffic acquisition cost
Traffic acquisition cost or TAC consist primarily of cost related to digital property compensation for placing our platform on their digital property and cost for advertising impressions purchased from real-time advertising exchanges and other third parties. Traffic acquisition costs also include up-front payments, incentive payments, or bonuses paid to the digital property partners, which are amortized over the respective contractual term of the digital property arrangement. Taboola has two primary compensation models for digital properties. The most common model is a revenue share model. In this model, Taboola agrees to pay a fixed percentage of the revenue that it generates from advertisements placed on the digital properties. The second model includes guarantees. Under this model, Taboola pays a greater of a fixed percentage of the revenue generated and a committed guaranteed amount per thousand page views (“Minimum guarantee model”). Actual compensation is settled on a monthly basis. Expenses under both the revenue share model as well as the Minimum guarantee model are recorded as incurred, based on actual revenues generated by Taboola at the respective month.
Other cost of revenues
Other cost of revenues consist of data center and related costs, depreciation expense related to hardware supporting our platform, amortization expense related to capitalized internal use software and acquired technology, depreciation of communication equipment, personnel costs, and allocated facilities costs. Personnel costs include salaries, bonuses, share-based compensation, and employee benefit costs, and are primarily attributable to our operations group, which supports our platform and our clients.
Gross profit
Gross profit, calculated as revenues less cost of revenues, has been, and will continue to be, affected by various factors, including fluctuations in the amount and mix of revenue and the amount and timing of investments to expand our partner and client base. We hope to increase both our Gross profit in absolute dollars and as a percentage of revenue through enhanced operational efficiency and economies of scale.
Operating Expenses
Research and development expenses
Research and development expenses consist primarily of personnel costs, including salaries, bonuses, share-based compensation and employee benefits costs, allocated facilities costs, professional services and depreciation. We expect research and development expenses to increase in future periods to support our growth, including continuing to invest in optimization, accuracy and reliability of our platform and other technology improvements to support and drive efficiency in our operations. These expenses may vary from period to period as a percentage of revenue, depending primarily upon when we choose to make more significant investments.
Sales and marketing expenses
Sales and marketing expenses consist of payroll and other personnel related costs, including salaries, share-based compensation, employee benefits, and travel for our sales and marketing departments. We expect to increase selling and marketing expense to support the overall growth in our business.

General and administrative expenses
General and administrative expenses consist of payroll and other personnel related costs, including salaries, share-based compensation, employee benefits and expenses for executive management, legal, finance and others. In addition, general and administrative expense include fees for professional services and occupancy costs. We expect our general and administrative expense to increase as we scale up headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the Securities Exchange Commission, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.
Other income (expenses), net
Finance expenses, net
Finance expenses, net, primarily consists of interest income (expense), gains (losses) from foreign exchange fluctuations and bank fees.
Provision for income taxes
The statutory corporate tax rate in Israel was 23% for 2020, 2019 and 2018, although Taboola benefits from certain tax benefits under Israeli law (refer to the Note 14 to our audited consolidated financial statements included in this proxy statement/prospectus).
Pursuant to the Israeli Law for Encouragement of Capital Investments-1959 (the “Investments Law”) and its various amendments, under which the Company has been granted Privileged Enterprise” status, we were granted a tax exemption status for the years 2018 and 2019. The 2018 tax exemption resulted in approximately $10.4 million of potential tax savings. In 2019 we did not benefit from the Privileged Enterprise status because we did not have taxable income. The benefits available to a Privileged Enterprise in Israel relate only to taxable income attributable to the specific investment program and are conditioned upon terms stipulated in the Investment Law. The Company received a Tax Ruling from the Israeli Tax Authority that its activity is an industrial activity and therefore eligible for the status of a Privileged Enterprise, provided that the Company meets the requirements under the ruling. If Taboola does not fulfill these conditions, in whole or in part, the benefits can be revoked, and Taboola may be required to refund the benefits, in an amount linked to the Israeli consumer price index plus interest. As of December 31, 2020, management believes that the Company meets the aforementioned conditions.
For 2020 and subsequent tax years, we adopted The “Preferred Technology Enterprises” (“PTE”) Incentives Regime (Amendment 73 to the Investment Law) granting a 12% tax rate in central Israel on income deriving from benefited intangible assets, subject to a number of conditions being fulfilled, including a minimal amount or ratio of annual R&D expenditure and R&D employees, as well as having at least 25% of annual income derived from exports to large markets. PTE is defined as an enterprise which meets the aforementioned conditions and for which total consolidated revenues of its parent company and all subsidiaries are less than NIS 10 billion.
As of December 31, 2020, Taboola has an accumulated tax loss carry-forward of approximately $12 million. These tax losses in Israel can be offset indefinitely. Non-Israeli subsidiaries are taxed according to the tax laws in their respective countries of residence.

The following table provides consolidated statements of income (loss) data for the periods indicated:
				2020 vs. 2019		2019 vs. 2018
	Year Ended December 31,			$ Change	% Change	$ Change	% Change
	2020	2019	2018
	(dollars in thousands)			(thousands)		(thousands)
Revenues	$1,188,893	$1,093,830	$909,246	$95,063	8.7%	$184,584	20.3%
Cost of revenues:
Traffic acquisition cost	806,541	798,001	627,720	8,540	1.1%	170,281	27.1%
Other cost of revenues	62,855	63,860	47,296	(1,005)	(1.6)%	16,564	35.0%
Total cost of revenues	869,396	861,861	675,016	7,535	0.9%	186,845	27.7%
Gross profit	319,497	231,969	234,230	87,528	37.7%	(2,261)	(1.0)%
Operating expenses:
Research and development expenses	99,423	84,710	73,024	14,713	17.4%	11,686	16.0%
Sales and marketing expenses	133,741	130,353	109,671	3,388	2.6%	20,682	18.9%
General and administrative expenses	60,140	36,542	34,202	23,598	64.6%	2,340	6.8%
Total operating expenses	293,304	251,605	216,897	41,699	16.6%	34,708	16.0%
Operating income (loss) before finance expenses	26,193	(19,636)	17,333	45,829	(233.4)%	(36,969)	(213.3)%
Finance expenses, net	2,753	3,392	1,346	(639)	(18.8)%	2,046	152.0%
Income (loss) before income taxes	23,440	(23,028)	15,987	46,468	(201.8)%	(39,015)	(244.0)%
Provision for income taxes	14,947	4,997	5,326	9,950	199.1%	(329)	(6.2)%
Net income (loss)	$8,493	$(28,025)	$10,661	$36,518	(130.3)%	$(38,686)	(362.9)%
Comparison of the Years Ended December 31, 2020 and 2019
Revenues increased $95.1 million, or 8.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. New digital property partners within the first 12 months that were live on our network contributed approximately $84 million of new Revenues. Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by them when they are first on-boarded), contributed approximately $11 million.
Gross Profit increased $87.5 million, or 37.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Ex-TAC Gross Profit, a non-GAAP measure, increased $86.5 million, or 29.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by them when they are first on-boarded), contributed a majority of the increase in ex-TAC Gross Profit. New digital property partners within the first 12 months that were live on our network contributed the remainder of the increase in revenues.
Cost of revenues increased $7.5 million, or 0.9%, for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Traffic acquisition cost increased $8.5 million, or 1.1%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, reflecting the increase in Revenues. Revenues increased at a faster pace than Traffic acquisition cost due to increased yield on digital properties with guarantee obligations and a mix shift to higher margin digital properties. The cost of guarantees (total payments due under guarantee arrangements in excess of amounts the Company would otherwise be required to pay under revenue sharing arrangements) as a percentage of traffic acquisition costs were approximately 15% or less for both years.
Other cost of revenues decreased $1.0 million, or 1.6%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily as a result of a decrease in our data center costs attributable to improved efficiencies, and lower depreciation and amortization expenses.

Research and development expenses increased by $14.7 million, or 17.4%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily as a result of an increase of $23.3 million in employee related costs primarily attributable to higher compensation, partially offset by $3.5 million lower depreciation expenses, $3.2 million of higher capitalized costs related to new features and products and $1.9 million reduced IT related cost attributable to improved efficiencies.
Sales and marketing expenses increased by $3.4 million, or 2.6%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily as a result of an increase of $7.3 million in employee related costs primarily attributable to higher compensation, partially offset by an decrease of $2.9 million in marketing event costs.
General and administrative expenses increased by $23.6 million, or 64.6%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily as a result of an increase of $11.0 million in acquisition related expenses related to our terminated acquisition of Outbrain in 2020, an increase of $6.9 million in employee related costs primarily attributable to higher compensation and $2.2 million higher bad debt expenses.
Finance expenses, net decreased by $0.6 million, or 18.8%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily as a result of $1.8 million decrease in our foreign currency exchange loss, which was partially offset by $1.0 million increase in interest income from investments.
Income (loss) before income taxes increased by $46.5 million, or 201.8%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to increase in revenues of $95.1 million, partially offset by $37.5 increase in employee related cost and $11.0 million of acquisition related expenses related to the proposed strategic transaction with Outbrain Inc., which we elected not to consummate.
Tax expense increased by $9.9 million, or 199.1%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily driven by higher taxes in foreign jurisdictions of $9.8 million, an increase in our uncertain tax positions of $1.7 million, partially offset by a decrease in valuation allowance for deferred tax assets of $1.2 million.
Comparison of the Years Ended December 31, 2019 and 2018
Revenues increased $184.6 million, or 20.3%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. New digital property partners within the first 12 months that were live on our network contributed approximately $168 million of new Revenues. Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by them when they are first on-boarded), contributed approximately $17 million.
Gross Profit decreased $2.3 million, or 1.0%, for the year ended December 31, 2019 compared to the year ended December 31, 2018.
Ex-TAC Gross Profit, a non-GAAP measure, increased $14.3 million, or 5.1%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. Net growth of existing digital property partners, including the growth of new digital property partners (beyond the revenue contribution determined based on the run-rate revenue generated by them when they are first on-boarded), contributed a substantial majority of the increase in ex-TAC Gross Profit. New digital property partners within the first 12 months that were live on our network contributed the remainder of the increase in revenues.
Cost of revenues increased $186.8 million, or 27.7%, for the year ended December 31, 2019 compared to the year ended December 31, 2018.
Traffic acquisition cost increased $170.3 million, or 27.1%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, reflecting the increase in Revenues. Traffic acquisition cost rose at a faster pace than Revenues due to our strategic decision to offer enhanced guarantee obligations to attract certain new digital properties. The cost of guarantees as a percentage of traffic acquisition costs were approximately 15% or less for both years.
Other cost of revenues increased $16.6 million, or 35.0%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily as a result of a $5.9 million increase in our data center costs attributable to higher usage of our platform, $4.8 million of higher depreciation and amortization expenses and $3.2 million in employee related costs primarily attributable to an increase in headcount.

Research and development expenses increased by $11.7 million, or 16.0%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily as a result of an increase of $12.8 million in employee related costs primarily attributable to an increase in headcount additions to focus on development of our platform and investing in innovation, partially offset by $3.6 million of higher capitalized costs related to new features and products compared to the prior period.
Sales and marketing expenses increased by $20.7 million, or 18.9%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily as a result of an increase of $15.4 million in employee related costs primarily attributable to an increase in headcount to support our continued growth and expansion of our Digital Properties and Advertiser client base and an increase of $4.1 million in marketing event costs.
General and administrative expenses increased by $2.3 million, or 6.8%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase was primarily as a result of $6.1 million in acquisition related expenses related to our terminated acquisition of Outbrain in 2020. The 2018 General and administrative expenses of $34.2 million included $3.9 million related to the achievement of the earn out component of the acquisition of ConvertMedia in 2016.
Finance expenses increased by $2.0 million, or 152.0%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily as a result of $2.2 million increase in our foreign currency exchange loss, partially offset by $0.3 million increase in interest income from investments.
Income (loss) before income taxes decreased by $39 million, or 244.0%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to increase in employee related cost of $31.2 million and $6.1 million of acquisition related expenses related to the proposed strategic transaction with Outbrain Inc., which we elected not to consummate.
Tax expense decreased by $0.3 million, or 6.2%, for the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily driven by a decrease in our uncertain tax positions of $0.6 million, partially offset by an increase related to tax assessments in Israel and taxes in foreign jurisdictions of $0.3 million.
Liquidity and Capital Resources
Our primary cash needs are for working capital, acquisitions, contractual obligations and other commitments. To date, we have financed our operations primarily through private equity financings and, more recently, cash generated by operations. We generated cash from operations of $139.1 million in 2020, $18.1 million in 2019 and $77.0 million in 2018.
As part of our growth strategy, we have made and expect to continue to make significant investments in research and development and in our technology platform. We also plan to consider possible future acquisitions. To fund our growth, depending on the magnitude and timing of our growth investments and the size and structure of any possible future acquisition, we may supplement our available cash from operations with issuances of equity or debt securities and/or make other borrowings which could be material.
As of December 31, 2020, we had $242.8 million of cash and cash equivalents and $7.0 million in restricted deposits, used as security for our lease commitments. We believe that this, together with net proceeds from our engagements with advertisers, clients and digital property partners, will provide us with sufficient liquidity to meet our working capital and capital expenditure needs for at least the next 12 months. In the future, we may be required to obtain additional equity or debt financing in order to support our continued capital expenditures and operations. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies, this could reduce our ability to compete successfully and harm our business, growth, and results of operations.
In light of the recent worldwide COVID-19 pandemic, we are closely monitoring the effect that current economic conditions may have on our working capital requirements. To date, the pandemic has not had a material negative impact on our cash flow or liquidity. We cannot provide any assurance regarding future possible COVID-19-related impacts on our business.
Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors.”

Cash Flows
The following table summarizes our cash flows for the periods indicated:
	Year Ended December 31,
	2020	2019	2018
	(dollars in thousands)
Cash Flow Data:
Net cash provided by operating activities	$139,087	$18,056	$76,977
Net cash provided by (used in) investing activities	10,883	(47,466)	(38,935)
Net cash provided by (used in) financing activities	2,603	991	(12,156)
Effect of exchange rate changed on cash	3,318	454	(2,111)
Net increase (decrease) in cash, cash equivalents and restricted cash	$155,891	$(27,965)	$23,775
Operating Activities
During the year ended December 31, 2020, Net cash provided by operating activities of $139.1 million was due to our net income of $8.5 million and positive adjustments for non-cash charges of $56.1 million and net cash inflows of $74.5 million provided by changes in working capital.
The $56.1 million of non-cash charges primarily consisted of depreciation and amortization of $34.0 million and share-based compensation of $28.3 million which were partially offset by an aggregate of $(6.6) million of finance expenses and decrease in deferred taxes.
The $74.5 million increase in cash resulting from changes in working capital primarily consisted of a $34.3 million increase in other current liabilities, $23.4 million increase in trade payables, a $18.0 million decrease in other current assets (including prepaid expenses) and a $2.1 million increase due to changes in operating lease liabilities and right of use assets, partially offset by a $(3.3) million increase in account receivables. The changes in working capital were driven by increased payables due to the growth in operation, improved collections and higher employee compensation.
During the year ended December 31, 2019, Net cash provided by operating activities of $18.1 million was primarily due to our net loss of $(28.0) million and positive adjustments for non-cash charges of $46.8 million and net cash outflows of $(0.7) million used by changes in working capital.
The $46.8 million non-cash charges primarily consisted of depreciation and amortization of $39.4 million and share-based compensation of $8.3 million, which were partially offset by finance expenses, accrued interest and decrease in deferred taxes of $(0.9) million.
The $(0.7) million increase in cash resulting from changes in working capital primarily consisted of a $31.6 million increase in trade payables, a $5.2 million increase in accrued expenses and other current liabilities and a $2.6 million increase due to changes in operating lease liabilities and right of use assets, which were offset by a $(24.8) million decrease in other current assets (including prepaid expenses) and a $(15.3) million increase in account receivables. The change in working capital was primarily driven by increased revenues, timing of collections and our strategic decision to offer enhanced guarantee obligations to attract certain new digital properties.
During the year ended December 31, 2018, Net cash provided by operating activities of $77.0 million was primarily related to our net income of $10.7 million, positive adjustments for non-cash charges of $51.3 million and net cash inflows of $15.0 million used by changes in our operating assets and liabilities.
The $51.3 million non-cash charges primarily consisted of depreciation and amortization of $35.3 million, share-based compensation of $10.5 million, a revaluation of contingent consideration of $3.9 million and finance expenses, accrued interest and decrease in deferred taxes of $1.8 million.
The $15.0 million increase in cash resulting from changes in working capital primarily consisted of a $26.9 million increase in trade payable, and a $19.6 increase in accrued expenses and other current liabilities partially offset by a $(29.1) million increase in account receivables and a $(2.5) million decrease in other current assets (including prepaid expenses). The change in working capital was primarily driven by increased revenues.

Investing Activities
During the year ended December 31, 2020, Net cash provided by investing activities was $10.9 million, consisting of $29.0 million of proceeds from short-term and restricted deposits partially offset by $17.8 million purchases of property and equipment, including capitalized platform costs.
During the year ended December 31, 2019, Net cash used for investing activities was $47.5 million, consisting of $44.3 million purchases of property and equipment, including capitalized platform costs and $4.0 million business acquisition, partially offset by $0.8 million of proceeds from short term investments and restricted deposits.
During the year ended December 31, 2018, Net cash used for investing activities was $38.9 million, consisting of $32.2 million purchases of property and equipment, including capitalized platform costs and $7.4 million investments in short term investments and restricted deposits, partially offset by $0.5 million proceeds from sale of property and equipment.
Financing Activities
During the year ended December 31, 2020, Net cash provided by financing activities was $2.6 million, resulting from proceeds received from share option exercises.
During the year ended December 31, 2019, Net cash provided by financing activities was $1.0 million, resulting from proceeds received from share option exercises.
During the year ended December 31, 2018, Net cash used in financing activities was $12.2 million, primarily driven by payment of contingent consideration of $12.8 million, partially offset by $0.6 million proceeds of share option exercises.
Contractual Obligations
The following table discloses aggregate information about material contractual obligations and the periods in which they are due as of December 31, 2020. Future events could cause actual payments to differ from these estimates.
	Contractual Obligations by Period
	2021	2022	2023	2024	2025	Thereafter
	(dollars in thousands)
Operating Leases(1)	$17,953	$13,145	$6,716	$5,131	$3,754	$13,557
Non-cancellable purchase obligations(2)	4,445	1,571	883	1	—	—
Total Contractual Obligations	$22,398	$14,716	$7,599	$5,132	$3,754	$13,557
(1)	Represents future minimum lease commitments under non-cancellable operating lease agreements.
(2)	Primarily represents non-cancelable amounts for contractual commitments in respect of software and information technology.
The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty. The table above does not reflect any reduction for prepaid obligations as of December 31, 2020. As of December 31, 2020, we have a provision related to unrecognized tax benefit liabilities totaling $2.4 million and other provisions related to severance pay and contribution plans, which have been excluded from the table above as we do not believe it is practicable to make reliable estimates of the periods in which payments for these obligations will be made.
Other Commercial Commitments
In the ordinary course of our business, we enter into agreements with certain digital properties, under which, in some cases we agree to pay them a guaranteed amount, generally per thousand page views on a monthly basis. These agreements could cause a gross loss on digital property accounts in which the guarantee is higher than the actual revenue generated. These contracts generally range in duration from 2 to 5 years, though some can be shorter or longer. These contracts are not included in the table above.

Off-Balance Sheet Arrangements
As of December 31, 2020, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, such as the use of unconsolidated subsidiaries, structured finance, special purpose entities or variable interest entities.
Critical Account Policies and Estimates
Our discussion and analysis of financial condition results of operations are based upon our consolidated financial statements included elsewhere in this registration statement. The preparation of our consolidated financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. Actual results may differ from those estimates.
Our critical accounting policies are those that materially affect our consolidated financial statements and involve difficult, subjective or complex judgments by management. A thorough understanding of these critical accounting policies is essential when reviewing our consolidated financial statements. We believe that the critical accounting policies listed below involve the most difficult management decisions because they require the use of significant estimates and assumptions as described above.
See Note 2 to our audited financial statements included elsewhere in this registration statement for more information.
Revenue Recognition
We recognize revenues in accordance with ASC No. 606, “Revenue from Contracts with Customers.” Under this standard, we recognize revenue when the customer obtains control of promised goods or services in an amount that reflects the consideration we expect to receive in exchange for those goods or services. To determine revenue recognition for contracts that are within the scope of the standard, we perform the following five steps:
1.	Identify the contract with a customer;
2.	Identify the performance obligations in the contract, including whether they are distinct in the context of the contract;
3.	Determine the transaction price, including the constraint on variable consideration;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue as the Company satisfies the performance obligations.
Our customers are the advertisers that advertise on our platform. Advertisers accept our terms of service upon signature on an insertion order, or IO, and registration to the platform.
For campaigns priced on a cost-per-click, or CPC, basis, we bill the customers and recognize revenues when a user clicks on an advertisement displayed.
For campaigns priced on a cost-per-thousand impression, or CPM, basis, we will bill our customers and recognize revenues based on the number of times an advertisement is displayed to a user.
The determination of whether revenue should be reported gross of amounts billed to advertisers (gross basis) or net of payments to digital properties partners (net basis) requires significant judgment and is based on management assessment of whether we are acting as the principal or an agent in the transaction. We have determined that we act as principal in its arrangements because we have the ability to direct the services to our customers. We have contracts with our digital properties that provide exclusivity and cover multiple years at inception. These agreements typically require that our code be integrated on the digital property web page. Thus, in the vast majority of our business, we do not bid for ad placement, but rather we control the specified pages before they are transferred to the customer, see all users that visit the respective pages and are able to run a predictive auction and direct the ad placement to the relevant customer. We further concluded that (i) we are primarily responsible for fulfilling the promise to provide the service in the arrangement; and (ii) we have latitude in establishing the contract price with the advertisers. In addition, Taboola has inventory risk on a portion of our multi-year agreement with digital properties. Therefore, based on these and other factors, we report revenue earned on a gross basis.

Practical Expedients
We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.
We generally expense sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses.
Internal Use Software costs
According to ASC 350-40 we capitalize certain internal use software development costs associated with creating and enhancing internal use software related to its platform and technology infrastructure. These costs include personnel and related employee benefits expenses for employees who are directly associated with and who devote time to software projects, and services consumed in developing or obtaining the software. Software development costs that do not meet the criteria for capitalization are expensed as incurred and recorded in technology and development expenses in the consolidated statements of income (loss).
Software development activities generally consist of three stages, (i) the planning stage, (ii) the application and infrastructure development stage, and (iii) the post-implementation stage. Costs incurred in the planning and post implementation stages of software development, including costs associated with the post-configuration training and repairs and maintenance of the developed technologies, are expensed as incurred. We capitalize costs associated with software developed for internal use when both the preliminary project stage is completed and management has authorized further funding for the completion of the project. Costs incurred in the application and infrastructure development stages, including significant enhancements and upgrades, are capitalized. Capitalization ends once a project is substantially complete and the software and technologies are ready for their intended purpose. Internal use software development costs are amortized using a straight-line method over the estimated useful life of three years, commencing when the software is ready for its intended use.
Share-Based Compensation
Share-based compensation expense related to share-based awards is recognized based on the fair value of the awards granted and recognized as an expense over the requisite service period for share options and performance-based RSUs. We elect the straight-line recognition method for awards subject to graded vesting based only on a service condition and the accelerated method for awards that are subject to performance. The compensation expense associated with performance based RSUs is adjusted based on the probability in achieving performance targets. Forfeitures are accounted for as they occur instead of estimating the number of awards expected to be forfeited.
The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model.The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares, the expected term of the award, the expected volatility of the price of the Company’s ordinary shares, risk-free interest rates, and the expected dividend yield of ordinary shares. The fair value of each RSU award is based on the fair value of the underlying ordinary shares on the grant date. The assumptions used to determine the fair value of the share awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.
The fair value of each option award is estimated on the date of grant using the Black-Scholes model using the following assumptions:
	Year Ended December 31,
	2020	2019	2018
Volatility	50.0% - 54.0%	47.6% - 48.8%	51.1% - 52.5%
Risk-free interest	0.38% - 0.67%	1.65% - 2.34%	2.26% - 2.68%
Dividend yield	0%	0%	0%
Expected Term (in years)	6.25	6.25	6.25
Fair Value of Taboola Ordinary Shares. As Taboola Ordinary Shares have not been publicly traded, the fair value was determined by our board of directors, with input from management and valuation reports prepared by third-party valuation specialists.

Risk-Free Interest Rate. The risk-free rate for the expected term of the options is based on the Black-Scholes option-pricing model on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.
Expected Term. The expected term represents the period that options are expected to be outstanding. We determine the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.
Expected Volatility. Since we have no trading history of Taboola Ordinary Shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within our industry over a period equivalent to the option’s expected term.
Expected Dividend Yield. We have never declared or paid any cash dividends and do not presently plan to pay cash dividends in the foreseeable future. As a result, an expected dividend yield of zero percent was used.
Ordinary Shares Valuations
The fair value of the Taboola Ordinary Shares underlying our equity awards was determined by our board of directors, after considering contemporaneous third-party valuations and input from management. The valuations of Taboola Ordinary Shares were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
The assumptions we use in the valuation models were based on future expectations combined with management judgment, and considered numerous objective and subjective factors to determine the fair value of Taboola Ordinary Shares as of the date of each option grant, including the following factors:
•	the prices, rights, preferences, and privileges of our preferred shares relative to our common share;
•	our operating and financial performance;
•	current business conditions and projections;
•	the likelihood of achieving a liquidity event, such as an initial public offering or sale of our company, given prevailing market conditions;
•	any adjustment necessary to recognize a lack of marketability of the Taboola Ordinary Shares underlying the granted options; and
•	the market performance of comparable publicly-traded companies.
In valuing Taboola Ordinary Shares, absent an arm’s-length current/recent round of financing, the fair value of our business, or equity value, was determined using both the income approach and market approach. The income approach estimates value based on the expectation of future cash flows that the company will generate. These future cash flows are discounted to their present values using a discount rate based on the capital rates of return for comparable publicly traded companies and is adjusted to reflect the risks inherent in the company’s cash flows relative to those inherent in the companies utilized in the discount rate calculation. The market approach estimates value based on a comparison of the company to comparable public companies in a similar line of business.
We used the Hybrid method which is the combination of Probability Weighted Expected Return Method (“PWERM”) and option pricing method (“OPM”) to determine our Ordinary Share value.
The PWERM involves the estimation of the value of our company under multiple future potential outcomes and estimates the probability of each potential outcome. The per-share value of our Ordinary Shares as determined through the PWERM was ultimately based upon probability-weighted per share values resulting from the various future scenarios, which include an initial public offering and continued operation as a private company.
The OPM allocates the overall company value in one of the scenarios to the various share classes based on differences in liquidation preferences, participation rights, dividend policy, and conversion rights, using a series of call options.
After the value for Taboola Ordinary Shares was determined, a discount for lack of marketability (“DLOM”) was applied to arrive at the fair value of the Taboola Ordinary Shares on a non-marketable basis. A DLOM is applied in order to reflect the lack of a recognized market for a closely held interest and the fact that a non-controlling equity interest may not be readily transferable. A market participant purchasing this share would recognize this illiquidity associated with the shares, which would reduce the overall fair market value.
Upon completion of this transaction, the Taboola Ordinary Shares will be publicly traded, and we will rely on the closing price of the Taboola Ordinary Shares as reported on the date of grant to determine the fair value of the Taboola Ordinary Shares.
Leases
In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”), on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee.
We adopted the new standard as of January 1, 2019, which requires the recognition of the right-of-use assets, or ROU assets, and related lease liabilities on the balance sheet using a modified retrospective approach. The consolidated financial statements related to periods prior to January 1, 2019 were not restated and continue to be reported under ASC Topic 840—Leases (“ASC 840”), which did not require the recognition of operating lease liabilities on the balance sheet. As a result, the consolidated financial statements related to periods prior to January 1, 2019 are not entirely comparative with current and future periods. As permitted under ASC 842, we have elected not to recognize short-term leases on the balance sheet, nor separate lease and non-lease components.
The ROU asset and lease liability are initially measured at the present value of the lease payments, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, our incremental borrowing rate based on the information available at the date of adoption in determining the present value of the lease payments.
Our incremental borrowing rate is estimated to approximate the interest rate on similar terms and payments and in economic environments where the leased asset is located.
Some of our leases contain one or more options to extend. The exercise of lease renewal options is typically at our sole discretion. We consider various factors such as market conditions and the terms of any renewal options that may exist to determine whether it is reasonably certain to exercise the options to extend the lease.
Some of the real estate leases contain variable lease payments, including payments based on a Consumer Price Index (“CPI”). Variable lease payments based on a CPI are initially measured using the index in effect at lease adoption. Additional payments based on the change in a CPI are recorded as a period expense when incurred.
As of the adoption date, we recognized a lease liability of $80.1 million and a corresponding ROU asset of $74 million; there was no equity impact from the adoption. The difference between the lease liability and the ROU asset primarily represents the existing deferred rent liabilities balances before adoption, resulting from historical straight-lining of operating leases, which was effectively reclassified upon adoption to reduce the measurement of the ROU asset.
Income taxes
We are subject to income taxes in Israel, the U.S., and other foreign jurisdictions. These foreign jurisdictions may have different statutory rates than in Israel. Income taxes are accounted in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The financial effect of changes in tax laws or rates is accounted for in the period of enactment. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.
We recognize income tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained upon examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such uncertain tax positions are then measured based on the largest benefit that is more likely than not to be realized upon the ultimate settlement. Although we believe we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made. We classify interest and penalties on income taxes (which includes uncertain tax positions) as taxes on income.
Recent Accounting Pronouncements
See the section titled “Summary of Significant Accounting Policies” in Note 2 of the notes to our consolidated financial statements included elsewhere in this proxy statement/prospectus for more information.
Quantitative and Qualitative Disclosures about Market Risk
Market risk represents the risk of loss that may impact our financial position because of adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure resulting from potential changes in inflation, exchange rates or interest rates. We do not hold financial instruments for trading purposes.
Foreign Currency Exchange Risk
A 10% increase or decrease of the NIS, euro, British pound sterling, or the Japanese yen against the U.S. dollar would have impacted the Consolidated Statements of Income (loss) as follows:
	Operating income impact Year Ended December 31,
	2020		2019		2018
	(dollars in thousands)
	+10%	-10%	+10%	-10%	+10%	-10%
NIS/USD	$(5,488)	$5,488	$(5,481)	$5,481	$(7,529)	$7,529
EUR/USD	$4,250	$(4,250)	$3,671	$(3,671)	$4,395	$(4,395)
GBP/USD	$(4,935)	$4,935	$(5,072)	$5,072	$(3,875)	$3,875
JPY/USD	$1,692	$(1,692)	$1,765	$(1,765)	$1,780	$(1,780)
Interest Rate Risk
Interest rate risk is the risk that the value or yield of fixed-income investments may decline if interest rates change. Fluctuations in interest rates may impact the level of interest expense recorded on future borrowings. We do not enter into derivative financial instruments, including interest rate swaps, for hedging or speculative purposes.
Credit Risk
Credit risk with respect to accounts receivable is generally not significant, as we routinely assess the creditworthiness of our partners and clients. We generally have not experienced any material losses related to receivables from advertisers during the three years ended December 31, 2020. We do not require collateral. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be probable in our accounts receivable.
As of December 31, 2020, we maintained cash and cash equivalents primarily in banks in Israel, United States and United Kingdom. In the United States and United Kingdom, the Company deposits are maintained with commercial banks, which are insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) and Financial Services Compensation Scheme (“FSCS”), which is authorized by the Bank of England (acting in its capacity as the Prudential Regulation Authority (PRA), respectively. In Israel, commercial banks do not have government-sponsored deposit insurance. At various times, we have deposits in excess of the maximum amounts insured by the FDIC and FSCS. Historically we have not experienced losses related to these balances and believe our credit risk in this area is reasonable. As of December 31, 2020, we maintained balances of approximately $33.6 million and $41.8 million with U.S. banks in excess of the amounts insured by the FDIC and in the United Kingdom banks in excess of the amounts insured by the FSCS, respectively.

UNAUDITED PROSPECTIVE FINANCIAL INFORMATION OF TABOOLA
Taboola does not as a matter of course make public projections as to future revenues, earnings or other results. However, Taboola management prepared and provided to Taboola board of directors, the Board and potential PIPE Investors and Secondary Investors certain internal, unaudited prospective financial information in connection with the evaluation of the Business Combination. Taboola management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Taboola. The inclusion of the below information should not be regarded as an indication that Taboola or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.
The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.
While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Taboola management, including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Industry and Market Data” and “Risk Factors.” Taboola believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Taboola had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Taboola business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Taboola management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Taboola. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/consent solicitation statement/prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither Taboola’s independent auditors, nor any other independent accountants, have complied, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/consent solicitation statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.
EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, TABOOLA DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NEITHER TABOOLA NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAVE MADE OR MAKES ANY REPRESENTATION TO ANY TABOOLA SHAREHOLDER, ION SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT THE PROSPECTIVE FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.
Certain of the measures included in the prospective financial information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP or as alternatives historical or future measures of financial performance, financial position or cash flows calculated in accordance with GAAP. Non-GAAP financial measures as used by Taboola may not be comparable to similarly titled amounts used by other companies. See the footnotes to the tables below for reconciliations of these prospective non-GAAP financial measures to the most comparable prospective GAAP financial measure. For information on how we compute these measures and certain limitations of each such non-GAAP financial measure, see “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.”
The following table sets forth certain summarized prospective financial information regarding Taboola for the years shown. The 2020E information contained in the presentation deck prepared for PIPE Investors and Secondary Investors, which was previously filed with the SEC under Rule 425, is superseded in its entirety by the actual 2020 results contained elsewhere in this joint proxy statement/prospectus:
	Prospective Year Ending December 31,
	2021E(1)	2022E	2023E
	(dollars in millions)
Revenues	$ 1,277	$ 1,450	$ 1,647
Gross Profit(2)	$365	$419	$485
Ex-TAC Gross Profit(3)	$445	$516	$597
Adjusted EBITDA(4)	$127	$143	$167
Free Cash Flow(5)	$33	$89	$108
(1)	On May 17th, 2021 we issued guidance that supersedes these historical projections, see “Recent Developments.”
(2)	Gross Profit projections were not included in the presentation deck prepared for PIPE Investors and Secondary Investors, but are included in this filing for completeness.
(3)
For purposes of our unaudited prospective financial information, we calculate ex-TAC Gross Profit as Gross Profit adjusted to include Other cost of revenues. The following table provides a reconciliation of prospective Revenues to prospective ex-TAC Gross Profit:

	Prospective Year Ending December 31,
	2021E	2022E	2023E
	(dollars in millions)
Revenues	$ 1,277	$ 1,450	$ 1,647
Traffic acquisition cost	832	934	1,050
Other cost of revenues	80	97	112
Gross Profit	$365	$419	$485
Adjusted to include the following:
Other cost of revenues	80	97	112
Ex-TAC Gross Profit	$445	$516	$597
(4)
For purposes of our unaudited prospective financial information, we calculate Adjusted EBITDA as Operating income (loss) before net financial expenses, income tax provision and depreciation and amortization, further adjusted to exclude share-based compensation and other noteworthy income and expense items, such as certain merger or acquisition related costs, which may vary from period-to-period. Although we provided projections for Adjusted EBITDA in our presentation deck prepared for PIPE Investors and Secondary investors, we were not able to provide guidance for projected Net income (loss), the most directly comparable GAAP measure. Certain elements of Net income (loss), including share-based compensation expenses, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide projections on Net Income (loss) without unreasonable efforts. The following table provides a reconciliation of prospective Operating income (loss) to prospective Adjusted EBITDA:

	Prospective Year Ending December 31,
	2021E	2022E	2023E
	(dollars in millions)
Operating income (loss)	$(45)	$35	$62
Depreciation and amortization	38	46	55
Share-based compensation expenses	132	62	50
Other	2	—	—
Adjusted EBITDA	$ 127	$ 143	$ 167
(5)
For purposes of our unaudited prospective financial information, we calculate Free Cash Flow as Net cash provided by operating activities minus cash used in investing activities, including leasehold improvements and equipment, intangible assets and purchases of information technology equipment. The following table provides a reconciliation of prospective Net cash provided by operating activities to prospective Free Cash Flow:

	Prospective Year Ending December 31,
	2021E	2022E	2023E
	(dollars in millions)
Net cash provided by operating activities	$ 100	$ 128	$ 152
Cash used in investing activities:
Leasehold improvements and equipment	(9)	(4)	(4)
Intangible assets	(10)	(11)	(13)
Purchases of information technology equipment	(48)	(24)	(27)
Free Cash Flow	$33	$89	$108
The Taboola prospective financial information was prepared using several assumptions, including the following assumptions that Taboola management believed to be material:
•
projected Revenues are based on a variety of operational assumptions, including among others maintaining and growing our digital property partners by introducing new products and features that increase revenue, extending onto new page types and new placements, and increasing network yield by growing our advertiser base and improving our algorithms;

•
projected ex-TAC Gross Profit are driven by a multitude of factors, including, among others, maintaining and growing our digital property partners, increasing network yield through growing our advertiser client base and algorithm improvements, the growth in higher margin mix of digital properties and products, which result in Revenues growing at a faster pace than Traffic acquisition cost; and

•
Other key assumptions impacting projections include headcount, primarily in the form of employee salaries, benefits and other people related costs, and material investments in research and development, primarily expenditures in hardware infrastructure.

In making the foregoing assumptions, which imply ex-TAC Gross Profit compound annual growth of 16.2% between 2018 and 2023, and Adjusted EBITDA compound annual growth of 20.0% between 2018 and 2023, Taboola management relied on a number of factors, including:
•	its estimates and third party forecasts of the size and growth of the addressable market over the projected period;
•	its estimates of the timing for new product releases and overall product development process;
•	the relevant uses of Taboola products for different applications and market segments;
•	the historical patterns of Taboola existing digital property growth, churn and acquisitions, and network yield; and
•	a stable regulatory environment
In addition, the foregoing assumptions regarding ex-TAC Gross Profit and Adjusted EBITDA are based on Taboola management’s plan for continuing to partner with digital property partners and advertisers.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma combined financial information present the combination of the financial information of ION and Taboola, adjusted to give effect to the Business Combination and consummation of the Transactions and the completion of the PIPE transactions. The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
ION Acquisition Corp. 1 Ltd. (“ION”) is a blank check company formed under the laws of the Cayman Islands. ION was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. As of December 31, 2020, there was $259 million held in the Trust Account.
Taboola.com Ltd. (“Taboola”) was incorporated in the state of Israel on September 3, 2006. Taboola is a technology company that powers recommendations across the Open Web with an artificial intelligence-based, algorithmic engine developed over the thirteen years since the company’s founding. Taboola is headquartered in New York City.
The following unaudited pro forma combined balance sheet as of December 31, 2020 assumes that the Transactions occurred on December 31, 2020. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.
The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
This information should be read together with ION’s and Taboola’s audited financial statements and related notes, the sections titled “ION’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Taboola’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
Under both the no redemption and maximum redemption scenarios, the Business Combination will be accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. It has been determined, that Taboola will be the accounting acquirer based on evaluation of the following facts and circumstances:
•	Taboola's existing shareholders will have the greatest voting interest in the combined entity under the no redemption and maximum redemption scenarios.
•	Taboola's directors will represent the majority of the board of directors of the combined company following the consummation of the Business Combination;
•	Taboola’s senior management will be the senior management of the combined company following the consummation of the Business Combination;
•	Taboola is the larger entity based on historical operating activity and has the larger employee base.
Furthermore, under both the no redemption and maximum redemption scenarios the Subscription Agreements related to the PIPE, which are executed concurrently with and following the Merger Agreement, will result in the issuance of Taboola Ordinary Shares, leading to an increase in share premium.
The unaudited pro forma combined financial information has been prepared using the assumptions below:
•	Assuming No Redemptions: This presentation assumes that no ION shareholders exercise redemption rights with respect to their Class A Ordinary Shares.
•
Assuming Maximum Redemptions: This presentation assumes that ION shareholders holding approximately 20,189,024 Class A Ordinary Shares will exercise their redemption rights with respect to their portion of the aggregate $259 million of funds in ION’s trust account. Taboola’s obligations under the Merger Agreement are subject to the funds contained in the trust account (after giving effect to the ION redemptions), together with the aggregate amount of proceeds under the Subscription Agreements for the PIPE and the Secondary Share Purchase Agreements for the Secondary Purchases, equaling or exceeding $450 million (the “Minimum Cash Condition”). Furthermore, ION will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination.
Description of the Transactions
On January 25, 2021, Taboola entered into the Merger Agreement with ION and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will merge with and into ION, with ION surviving the merger. As a result of the Business Combination, and upon consummation of the Transactions, ION will become a wholly owned subsidiary of Taboola, with the securityholders of ION becoming securityholders of Taboola.
Merger Consideration
The pro forma equity valuation of the combined company upon consummation of the Transactions is estimated to approximate $2.6 billion. We estimate that, upon consummation of the Transactions, assuming none of ION’s public shareholders demand redemption (“SPAC Redemptions”) pursuant to the ION Articles, the securityholders of Taboola will own approximately 71% of the issued and outstanding (not on a fully-diluted basis) Taboola Ordinary Shares and the securityholders of ION and certain accredited investors purchasing PIPE Shares and Secondary Shares will own the remaining Taboola Ordinary Shares.
Pursuant to the Merger Agreement, immediately prior to at the effective time of the Business Combination (the “Effective Time”), (i) each preferred share, with no par value, of Taboola (each, a “Taboola Preferred Share”) will be converted into ordinary shares, with no par value, of Taboola (each, a “Taboola Ordinary Share”) in accordance with Taboola’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, Taboola will effect a stock split of each Taboola Ordinary Share into such number of Taboola Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Taboola Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of Taboola Preferred Shares, the “Capital Restructuring”).
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each (i) Class B ordinary share, par value $0.0001 per share, of ION (“Class B Ordinary Shares”) will be automatically converted into one (1) Class A ordinary share, par value $0.0001 per share, of ION (“Class A Ordinary Shares”) in accordance with the terms of ION’s organizational documents and, after giving effect to such automatic conversion, at the Effective Time and as a result of the Business Combination, each issued and outstanding Class A Ordinary Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share after giving effect to the Capital Restructuring and (ii) issued and outstanding ION Warrants warrant of ION sold to the public and to ION’s sponsors in a private placement in connection with ION’s initial public offering (“ION Warrants”) will automatically and irrevocably be assumed by Taboola and converted into a corresponding warrant for Taboola Ordinary Shares (“Taboola Warrants”) exercisable for Taboola Ordinary Shares. Immediately prior to the Effective Time, the Class A Ordinary Shares and the public ION Warrants comprising each issued and outstanding ION unit, consisting of one (1) Class A Ordinary Share and one-fifth (1/5th) of one (1) public ION Warrant, will be automatically separated and the holder thereof will be deemed to hold one (1) Class A Ordinary Share and one-fifth (1/5th) of one (1) public ION Warrant. No fractional public ION Warrants will be issued in connection with such separation such that if a holder of such ION Units would be entitled to receive a fractional public ION Warrant upon such separation, the number of public ION Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of public ION Warrants.
Concurrently with and following the execution of the Merger Agreement, Taboola and certain accredited investors (“PIPE Investors”) entered into a series of subscription agreements (“Subscription Agreements”), providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 13,500,000 Taboola Ordinary Shares (“PIPE Shares”) at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds to Taboola of $135,000,000 (collectively, the “PIPE”). The closing of the PIPE is conditioned upon the consummation of the Transactions.
Concurrently with and following the execution of the Merger Agreement, Taboola and certain accredited investors (the “Secondary Investors”) entered into share purchase agreements with certain shareholders of Taboola (the “Secondary Share Purchase Agreements”) pursuant which the Secondary Investors committed to purchase

Taboola Ordinary Shares from certain shareholders of Taboola, and, under certain circumstances, from Taboola, an aggregate of up to 15,120,000 Taboola Ordinary Shares (the “Secondary Shares”) at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds of up to $151,200,000 (the “Secondary Purchases”).
The following represents the aggregate merger consideration to be issued (excluding the Secondary Shares) by Taboola under the no redemption and maximum redemption scenarios, assuming the Minimum Cash Condition has not been waived:
	Assuming No Redemption		Assuming Maximum Redemption
(in thousands, other than share amounts)(1)	Purchase price	Shares Issued	Purchase price	Shares Issued
Share Consideration to ION	$258,795	32,343,750	$56,869	12,154,726
PIPE	$135,000	13,500,000	$135,000	13,500,000
(1)	The value of Taboola Ordinary Shares is reflected at $10 per share, assuming the consummation of the expected Stock Split.
The following summarizes the unaudited pro forma Taboola Ordinary Shares issued and outstanding (not on a fully-diluted basis) under the no redemption and maximum redemption scenarios for the identified categories of shareholders, assuming no Warrants have been exercised and assuming the Minimum Cash Condition has not been waived:
Ownership
	Assuming No Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%
Total Taboola
ION Shareholders	32,343,750	15.50%	12,154,726	6.45%
Existing Taboola Shareholders(1)	147,709,110	70.78%	147,709,110	78.37%
PIPE(2)	28,620,000	13.72%	28,620,000	15.18%
Total Taboola Ordinary Shares Outstanding at Closing	208,672,860		188,483,836
(1)
Calculated as of December 31, 2020 on the basis of 162,829,110 Taboola Ordinary Shares outstanding after giving effect to the Stock Split assuming a forward stock split ratio of 1:2.7007 and calculated in the manner set forth in “—Beneficial Ownership of Securities” below other than with respect to the date of such calculation, less the amount of 15,120,000 Taboola Ordinary Shares to be sold by Secondary Investors pursuant to the Secondary Purchase Agreements.

(2)
Calculated as the sum of 13,500,000 Taboola Ordinary Shares to be issued to PIPE Investors pursuant to the Subscription Agreements and 15,120,000 Taboola Ordinary Shares to be sold to Secondary Investors pursuant to the Secondary Purchase Agreements.

The following unaudited pro forma combined balance sheet as of December 31, 2020 and the unaudited pro forma combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of ION and Taboola. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(dollars in thousands, assuming no redemptions)
	As of December 31, 2020				As of December 31, 2020
	ION (Historical)	Taboola (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,077	$242,811	$355,608	(A)	$599,496
Short term deposits	—	—	—		—
Restricted deposits	—	3,664	—		3,664
Trade receivable, net	—	158,050	—		158,050
Prepaid expenses and other current assets	311	21,609	—		21,920
Cash and marketable securities held in trust account	258,795	—	(258,795)	(D)	—
Total current assets	260,183	426,134	96,813		783,130

Non-current assets:
Long-term prepaid expenses	—	5,289	(2,096)	(B)	3,193
Restricted deposits	—	3,300	—		3,300
Deferred tax assets	—	1,382	—		1,382
Right of use assets	—	68,058	—		68,058
Property and equipment, net	—	52,894	—		52,894
Intangible assets, net	—	3,905	—		3,905
Goodwill	—	19,206	—		19,206
Total assets	$260,183	$580,168	$94,717		$935,068

LIABILITIES
Current liabilities:
Trade payables	—	189,352	—		189,352
Lease liability	—	15,746	—		15,746
Accrued expenses and other current liabilities	655	95,135	(2,096)	(B)	93,694
Accrued offering cost	97	—	—		97
Advance from related party	—	—	—		—
Promissory note- related party	—	—	—		—
Total current liabilities	752	300,233	(2,096)		298,889

Warrants liability	52,506	—	—		52,506
Deferred tax liabilities	—	45	—		45
Lease liability	—	63,044	—		63,044
Total long-term liabilities	52,506	63,089	—		115,595

Convertible preferred shares	—	170,206	(170,206)	(F)	—
Class A Ordinary shares subject to possible redemption	201,925	—	(201,925)	(G)	—
Shareholders’ Equity
Ordinary shares	1	—	(1)		—
Additional paid-in capital	25,942	78,137	451,640	(H)	555,719
Accumulated deficit	(20,943)	(31,497)	17,305	(K)	(35,135)
Total shareholders’ equity	5,000	46,640	468,944		520,584
Total Liabilities, Convertible Preferred Shares And Shareholders’ Equity	$260,183	$580,168	$94,717		$935,068

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(dollars in thousands, assuming maximum redemption)
	As of December 31, 2020				As of December 31, 2020
	ION (Historical)	Taboola (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,077	$242,811	$153,683	(A)	$397,571
Short term deposits	—	—	—		—
Restricted deposits	—	3,664	—		3,664
Trade receivable, net	—	158,050	—		158,050
Prepaid expenses and other current assets	311	21,609	—		21,920
Cash and marketable securities held in trust account	258,795	—	(258,795)	(D)	—
Total current assets	260,183	426,134	(105,112)		581,205

Non-current assets:
Long-term prepaid expenses	—	5,289	(2,096)	(B)	3,193
Restricted deposits	—	3,300			3,300
Deferred tax assets	—	1,382			1,382
Right of use assets	—	68,058			68,058
Property and equipment, net	—	52,894			52,894
Intangible assets, net	—	3,905			3,905
Goodwill	—	19,206			19,206
Total assets	$260,183	$580,168	$(107,208)		$733,143

LIABILITIES
Current liabilities:
Trade payables	—	189,352			189,352
Lease liability	—	15,746			15,746
Accrued expenses and other current liabilities	655	95,135	(2,096)	(B)	93,694
Accrued offering cost	97	—			97
Advance from related party	—	—			—
Promissory note- related party	—	—			—
Total current liabilities	752	300,233	(2,096)		298,889

Warrants liability*	52,506	—	—		52,506
Deferred tax liabilities	—	45			45
Lease liability	—	63,044			63,044
Total long-term liabilities	52,506	63,089			115,595

Convertible preferred share	—	170,206	(170,206)	(F)	—
Ordinary shares subject to possible redemption	201,925	—	(201,925)	(G)	—
Shareholders’ Equity:
Ordinary shares	1	—	(1)		—
Additional paid-in capital	25,942	78,137	253,090	(I)	357,169
Accumulated deficit	(20,943)	(31,497)	13,930	(L)	(38,510)
Total shareholders’ equity	5,000	46,640	267,019		318,659
Total Liabilities, Convertible Preferred Shares And Shareholders’ Equity	$260,183	$580,168	$(107,208)		$733,143
*	Represents warrant liability as presented on ION's December 31, 2020 Balance Sheet (Restated). This presentation is subject to change following the consummation of the Business Combination.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2020

(dollars in thousands, assuming no redemption)
	For the year ended December 31, 2020
	Taboola (Historical)	ION (Historical)	Pro Forma Adjustments		Pro Forma Combined

Revenues	1,188,893	—			1,188,893
Cost of revenues:
Traffic acquisition cost	806,541	—			806,541
Other cost of revenues	62,855	—			62,855
Total cost of revenues	869,396	—			869,396
Gross profit	319,497	—			319,497
Operating expenses:
Research and development expenses	99,423	—			99,423
Sales and marketing expenses	133,741	—			133,741
General and administrative expenses	60,140	757	3,638	(B)(C)	64,535
Total Operating expenses	293,304	757	3,638		297,699
Operating income (loss) before finance expenses	26,193	(757)	(3,638)		21,798
Other income (loss), net	—	(20,231)			(20,231)
Finance income (expenses), net	(2,753)	45	(45)	(N)	(2,753)
Income (loss) before income taxes	23,440	(20,943)	(3,683)		(1,186)
Provision for income taxes	14,947	—			14,947
Net income (loss)	8,493	(20,943)	(3,683)	(M)	(16,133)
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2020

(dollars in thousands, assuming maximum redemption)
	For the year ended December 31, 2020
	Taboola (Historical)	ION (Historical)	Pro Forma Adjustments		Pro Forma Combined

Revenues	1,188,893	—			1,188,893
Cost of revenues:
Traffic acquisition cost	806,541	—			806,541
Other cost of revenues	62,855	—			62,855
Total cost of revenues	869,396	—			869,396
Gross profit	319,497	—			319,497
Operating expenses:
Research and development expenses	99,423	—			99,423
Sales and marketing expenses	133,741	—			133,741
General and administrative expenses	60,140	757	7,013	(B)(C)	67,910
Total Operating expenses	293,304	757	7,013		301,074
Operating income (loss) before finance expenses	26,193	(757)	(7,013)		18,423
Other income (loss), net	—	(20,231)			(20,231)
Finance income (expenses), net	(2,753)	45	(45)	(N)	(2,753)
Income (loss) before income taxes	23,440	(20,943)	(7,058)		(4,561)
Provision for income taxes	14,947	—			14,947
Net income (loss)	8,493	(20,943)	(7,058)	(O)	(19,508)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1.	Basis of Presentation
The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.
The historical consolidated financial statements of Taboola and the historical financial statements of ION have been adjusted in the pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable and (3) with respect to the pro forma combined statement of income (loss), expected to have a continuing impact on the combined results following the Transaction. The adjustments presented in the unaudited pro forma combined financial information are based on currently available information and certain information that management of Taboola and ION believe are reasonable under the circumstances. The unaudited pro forma adjustments may be revised as additional information becomes available.
Taboola and ION did not have any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma combined balance sheet as of December 31, 2020, assumes that the Transactions occurred on December 31, 2020. The unaudited pro forma combined statement of income for the year ended December 31, 2020 presents pro forma effect to the Transactions as if they had been completed on January 1, 2020.
The unaudited pro forma combined balance sheet as of December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•	ION’s audited balance sheet as of December 31, 2020 and the related notes included elsewhere in this proxy statement/prospectus; and
•	Taboola audited consolidated balance sheet as of December 31, 2020 and the related notes included elsewhere in this proxy statement/prospectus.
The unaudited pro forma combined statement of income (loss) for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•	ION’s audited statement of income for the period from August 6, 2020 (inception) through December 31, 2020 and the related notes included elsewhere in this proxy statement /prospectus; and
•	Taboola’s audited consolidated statements of income (loss) for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement/prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.
The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that ION believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ION believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.
In March, 2021, the Company’s Board of Directors approved a grant of 606,380 restricted share units and 529,930 options to its employees, and also approved grants of 532,169 restricted share units and 532,169 options to certain senior executive officers. The restricted share units and options vest quarterly over a 4-year period, except for options and restricted share units granted to certain senior executive, which vest over a 4-year period starting from January 1, 2022. All of the RSUs and options are subject to the Company’s shares commencing public trading no later than September 30, 2021, failing which the grants will be forfeited. The Company’s management has recommended to the board of directors an additional grant of 337,332 options and 624,721 restricted share units to certain of its employees and an additional 1,064,338 options and 1,064,338 restricted share units for certain executive officers to be made immediately prior to the consummation of the merger. The restricted share units and options vest quarterly over a 4-year period, except for options and restricted share units granted to certain senior executive officers, which vest over a 4-year period starting from January 1, 2022. In April 2021, the Company’s Board of Directors approved an additional grant of 102,997 restricted share units and 40,422 options to its employees. In addition, the Company's management has recommended to the board of directors an additional grant of 89,777 restricted share units and 31,500 options to certain of its employees. The restricted share units and options vest quarterly over a 4-year period. All of the RSUs and options are subject to the Company’s shares commencing public trading no later than September 30, 2021, failing which the grants will be forfeited. The foregoing option and restricted share unit amounts are presented prior to giving effect to the 1-for-2.7007 stock split.
The unaudited pro forma combined financial information set forth in this proxy statement / prospectus does not reflect such grant or the potential vesting of such RSUs and options.
The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of ION and Taboola.
2.	Accounting Policies
As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align ION’s and Taboola’s financial statement presentation. Upon completion of the Transactions, management will perform a comprehensive review of ION’s and Taboola’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company following consummation of the Business Combination. Based on its initial analysis, ION has identified the presentation differences, if any, that would have an impact on the unaudited pro forma combined financial information and recorded the necessary adjustments, if any.
3.	Adjustments to Unaudited Pro Forma Combined Financial Information
The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma combined financial information to give pro forma effect to events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of income (loss), expected to have a continuing impact on the results of the combined company following consummation of the Business Combination. ION and Taboola have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company following consummation of the Business Combination filed consolidated income tax returns during the periods presented.
The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of income (loss) are based upon the number of ION’s shares outstanding, that will be converted into Taboola shares in the Business Combination as well as the conversion of each outstanding Taboola convertible preferred share into Taboola Ordinary Shares in accordance with Taboola’s organizational documents, assuming the Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Combined Balance Sheets
The adjustments included in the unaudited pro forma combined balance sheets as of December 31, 2020 are as follows:
(A)	Represents pro forma adjustments to the cash balance to reflect the following:
In the case of no redemption.
	(in thousands)
Payment of estimated transaction fees by Taboola	$(24,050)	(B)
Payment of estimated transaction fees by ION	(14,137)	(C)
Reclassification of cash and investments held in ION trust account	258,795	(D)
Proceeds from PIPE	135,000	(E)
	$355,608	(A)
Or the following in case of maximum redemption
	(in thousands)
Payment of estimated transaction fees by Taboola	$(24,050)	(B)
Payment of estimated transaction fees by ION	(14,137)	(C)
Reclassification of cash and investments held in ION trust account	$56,869	(D)
Proceeds from PIPE	135,000	(E)
	$153,683	(A)
(B)
Represents estimated transaction costs of approximately $24,050 thousands incurred by Legacy Taboola in consummating the Business Combination, out of which $2,096 thousands were recorded as accrued expenses. Under the No redemption scenario an amount of $20,843 thousands is recognized as decrease of additional paid in capital as this is the amount attributed to the issuance of the shares and $3,207 thousands is recognized as G&A expenses as this is the amount attributed to the issuance of warrants. Under the maximum redemption scenario the amounts are $17,468 thousands and $6,582 thousands, respectively.

(C)
Represents estimated transaction costs of approximately $14,137 thousands incurred by ION in consummating the Business Combination. An amount of $13,706 thousands is recognized as decrease in additional paid in capital and $431 thousands is recognized as G&A expenses.

(D)
Reflects the reclassification of $258,795 thousands of cash and marketable securities held in the ION trust account that becomes available following the Business Combination under the no redemption scenario or $56,869 thousands under the maximum redemption scenario.

(E)	Reflects the proceeds of $135,000 thousands from the issuance and sale of 13,500,000 Taboola Ordinary Shares at $10.00 per share in a private placement pursuant to the Subscription Agreements.
(F)	Reflects the conversion of 44,978,000 shares of Taboola convertible preferred shares into 44,978,000 Taboola Ordinary Shares.
(G)
Reflects the reclassification of $201,925 thousands related to Class A Ordinary Shares subject to possible redemption to permanent equity, in case of no redemption, or the redeemed value in case of maximum redemption.

(H)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following should no redemptions occur:
	(in thousands)
Payment of estimated transaction fees by Taboola	$(20,843)	(B)
Payment of estimated transaction fees by ION	(13,706)	(C)
Issuance of Taboola Ordinary Shares from PIPE	135,000	(E)
Conversion of Taboola preferred share to Taboola Ordinary Shares	170,206	(F)
Reclassification of Class A Ordinary Shares subject to redemption	201,925	(G)
Reclassification of Class A Ordinary Shares par value that are not subject to redemption	1
Reclassification of ION expenses	(20,943)	(J)
	$451,640	(H)

(I)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following should a maximum redemption occur:
	(in thousands)
Payment of estimated transaction fees for Taboola	$(17,468)	(B)
Payment of estimated transaction fees by ION	(13,706)	(C)
Issuance of Taboola Ordinary Shares from PIPE	135,000	(E)
Conversion of Taboola preferred shares to Taboola Ordinary Shares	170,206	(F)
Reclassification of Class A Ordinary Shares par value that are not subject to redemption	1
Reclassification of ION expenses	(20,943)	(J)
	$253,090	(I)
(J)	Reclassification of ION expenses	20,943
(K)	Represents pro forma adjustments to accumulated deficit balance to reflect the following should no redemptions occur:
	(in thousands)
Payment of estimated transaction fees for Taboola	$(3,207)	(B)
Payment of estimated transaction fees by ION	(431)	(C)
Reclassification of ION expenses	20,943	(J)
	$17,305	(K)
(L)	Represents pro forma adjustments to accumulated deficit balance to reflect the following should maximum redemption occur:
	(in thousands)
Payment of estimated transaction fees for Taboola	$(6,582)	(B)
Payment of estimated transaction fees by ION	(431)	(C)
Reclassification of ION expenses	20,943	(J)
	$13,930	(L)
Adjustments to Unaudited Pro Forma Combined Statements of Income (loss)
(M)	Represents pro forma adjustments to statement of income (loss) to reflect the following should no redemption occur:
	(in thousands)
Elimination of interest earned on funds in ION Trust account	$(45)	(N)
Payment of estimated transaction fees by Taboola	(3,207)	(B)
Payment of estimated transaction fees by ION	(431)	(C)
	$(3,683)	(M)
(N)	Elimination of $45 thousand of interest earned on money in ION trust account based on pro forma assumption that the Transactions occurred on January 1, 2020.
(O)	Represents pro forma adjustments to statement of income (loss) to reflect the following should maximum redemption occur:
	(in thousands)
Elimination of interest earned on funds in ION Trust account	$(45)	(N)
Payment of estimated transaction fees by Taboola	(6,582)	(B)
Payment of estimated transaction fees by ION	(431)	(C)
	$(7,058)	(O)

4.	Net income (loss) per Share
Net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.
The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption for the year ended December 31, 2020:
•	Assuming No Redemptions: This presentation assumes that no ION shareholders exercise redemption rights with respect to their Class A Ordinary Shares.
•
Assuming Maximum Redemptions: This presentation assumes that all ION shareholders holding approximately 20,189,024 Class A Ordinary Shares will exercise their redemption rights with respect to their portion of the aggregate $259 million of funds in ION’s trust account. Taboola’s obligations under the Merger Agreement are subject to the funds contained in the trust account (after giving effect to the ION redemptions), together with the aggregate amount of proceeds under the Subscription Agreements for the PIPE and the Secondary Share Purchase Agreements for the Secondary Purchases, equaling or exceeding $450 million (the “Minimum Cash Condition”). Furthermore, ION will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination.

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination as well as the conversion of each outstanding Taboola convertible preferred share into Taboola Ordinary Shares in accordance with Taboola’s organizational documents, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.
	Year ended December 31, 2020
	Assuming no redemption	Assuming maximum redemption
Pro forma net income (loss) (in thousands)	(16,133)	(19,508)
Net income (loss) per share—basic and diluted(1)	(0.08)	(0.10)
Weighted average shares outstanding—basic and diluted(3)	212,569,808	192,380,784
ION Public Shareholders	32,343,750	12,154,726
PIPE	13,500,000	13,500,000
Secondary Investors	15,120,000	15,120,000
Taboola Shareholders(1)(2)	30,133,974	30,133,974
Taboola Legacy converted preferred shares(1)	121,472,085	121,472,085
(1)
The pro forma shares attributable to Taboola shareholders is calculated by applying the exchange ratio of 1 to 2.7007 to the historical Taboola Ordinary Shares and preferred shares of Taboola outstanding as of December 31, 2020, all of which will be converted into Taboola Ordinary Shares in accordance with Taboola’s organizational documents immediately before consummation of the Business Combination.

(2)	The pro forma basic and diluted shares of Taboola shareholders exclude 12,350,000 of warrants, as these are not deemed a participating security and their effect is antidilutive.
(3)
The weighted average shares outstanding and net earnings per share information reflect the Transactions as if they had occurred on January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The Company’s basic and diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The Weighted average number of shares in computing the basic and diluted loss per share is identical, since including some potential shares of ordinary shares (such as the outstanding share options) in the computation of the diluted net loss per share for the periods presented would have had an anti-dilutive effect.

(4)	On January 24, 2021, the shareholders of Taboola approved an increase in the registered capital of the company to accommodate the issuance of shares to ION shareholders.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION
Management and Board of Directors
ION and Taboola anticipate that the current executive officers and directors of Taboola, as of December 31, 2020, will remain as the executive officers and directors of Taboola following the Business Combination and one additional director from the Board will join the Taboola board of directors at such time. The following persons are expected to serve as Taboola’s executive officers and directors following the Business Combination. For biographical information concerning the executive officers and directors, see below.
Name	Age	Position
Adam Singolda	39	Founder, Chief Executive Officer and Director
Eldad Maniv	51	President and Chief Operating Officer
Lior Golan	50	Chief Technology Officer
Stephen Walker	52	Chief Financial Officer
Kristy Sundjaja	43	Senior Vice President, People Operations
Zvi Limon	62	Chairman of the Board
Erez Shachar	57	Director
Nechemia J. Peres	62	Director
Richard Scanlon	51	Director
Deirdre Bigley	56	Director
Lynda Clarizio	60	Director
Gilad Shany	44	Director
Executive Officers
Adam Singolda has been the Chief Executive Officer, as well as a director, of Taboola since its founding in 2007. He also serves as a member of the board of directors of K Health, the healthcare startup he co-founded in 2016. Prior to that Mr. Singolda studied Computer Science at The Open University of Israel and spent 6½ years serving in an advanced cyber technology unit of the Israel Defense Forces, serving as a research and development engineer and manager. He graduated IDF officers’ academy with honors. Mr. Singolda’s experience as the founder and Chief Executive Officer of Taboola makes him exceptionally well qualified to serve on our board of directors.
Eldad Maniv has been the President and Chief Operating Officer of Taboola since 2012. Mr. Maniv leads Taboola’s worldwide operations including Taboola’s sales, professional services, and human resources organizations. Mr. Maniv has spent approximately two decades building technology companies in the United States and Israel, having previously served in executive positions at BMC Software, Zend Technologies, and Identify Software. Earlier in his career, he founded NextNine which was acquired by Honeywell. Mr. Maniv holds a B.S. degree from the Talpiot program at the Hebrew University in Jerusalem, and served five years as a systems engineering officer in an intelligence unit of the Israel Defense Forces. He currently serves as a director on the boards of Verbit.ai and YouAppi.
Lior Golan has been Chief Technology Officer of Taboola since 2009 and is responsible for Taboola’s product and technical strategy worldwide. Prior to joining Taboola, Mr. Golan was co-founder, Chief Technology Officer, and Vice President of Research & Development of Cyota, a leader in consumer Internet security. After Cyota was acquired by RSA Security in 2005, Mr. Golan spent two years as Chief Technology Officer and Vice President of Strategy of the RSA Security Consumer Division and was responsible for leading the product and business direction of its consumer business. Mr. Golan holds a B.S. degree from the Talpiot program at the Hebrew University in Jerusalem and served eight years in an intelligence unit of the Israel Defense Forces.
Stephen Walker has been Chief Financial Officer for Taboola since June 2020. Prior to that, he served as Taboola’s Senior Vice President of Worldwide Sales Operations from 2015 to 2020 and as the General Manager of Taboola-X product between 2014 and 2015. From 2007 until 2014, he served as President and Chief Operating Officer of Perfect Market, until it was acquired by Taboola. Earlier, Mr. Walker held positions in Idealab’s New Ventures Group and led several of Idealab’s portfolio companies. Mr. Walker has a B.S. degree in Computer Science and Finance from Boston College and an MBA degree from Harvard Business School.
Kristy Sundjaja has been Senior Vice President of People Operations for Taboola since 2019. Prior to joining Taboola in 2017, she co-founded Exceptional Artists Foundation, a non-profit organization empowering the disabled community, and remains as its President. From 2012 to 2017, Ms. Sundjaja was the Chief of Staff and the Global Head of People at LivePerson. Between 2009 and 2012, Ms. Sundjaja was the Head of Industry Transformation Teams at New York City Economic Development Corporation. Prior to that, Ms. Sundjaja was an Associate Partner at Oliver Wyman where she worked between 1999 and 2009. Ms. Sundjaja graduated from the University of Pennsylvania with a B.S. degree in Economics from the Wharton School and a B.S. degree and an M.S. degree in Engineering. She also holds an MBA degree from Columbia University.
Directors
Zvi Limon has sat on Taboola’s board of directors since 2007 and served as its Chairman of the Board since 2018. Mr. Limon is a General Partner and co-founder of Magma Venture Partners. He has been an active investor in public and private technology companies in Israel and abroad since 1990. Prior to that, Mr. Limon was a management consultant at Bain & Co. in London and Shaldor Ltd. in Israel. Mr. Limon holds an MBA degree from the INSEAD Business School and a B.A. in Business Administration and Economics from Bar Ilan University. Mr. Limon brings extensive experience to our board due to his years of providing strategic and investment advisory services to companies and his deep understanding of our company from his years of service on our board of directors. He is also an experienced board member of various public and private companies.
Erez Shachar has sat on Taboola’s board of directors since 2007. Mr. Shachar is the co-founder and managing partner of Qumra Capital Management Ltd., a venture capital firm founded in 2014. Since 2004, Mr. Shachar has also served as managing partner of Evergreen Venture Partners Ltd., a venture capital firm, focusing on investment opportunities in technology companies. Mr. Shachar has served as a member of the board of directors of Fiverr, Varonis Systems, Peer 39, Traiana Inc., Identify, Itemfield Inc., eGlue Business Technologies Inc., and Aduva Inc. Also, as of December 31, 2020, Mr. Shachar serves as a member of the board of directors of several private companies, including Talkspace and Riskified. Prior to his Venture Capital career, Mr. Shachar was the CEO of Nur Macroprinters, (NASD: NURM) which was acquired by HP. Mr. Shachar holds a B.S. degree in Math and Computer Science from Tel Aviv University and an M.B.A. from the INSEAD Business School. Mr. Shachar’s brings to our board due to his extensive experience providing strategic and investment advisory services to companies, his understanding of our company acquired during his years of service on our board of directors, and his experience as a board member of various public and private companies.
Nechemia J. Peres has sat on Taboola’s board of directors since 2013. Mr. Peres is the managing general partner and co-founder of Pitango Venture Capital, Israel’s largest venture capital group since its inception in 1996. Mr. Peres serves on the boards of directors of numerous Pitango portfolio companies. Mr. Peres also founded the Mofet Israel Technology Fund in 1992, one of Israel’s first venture capital funds. Mr. Peres is chairman of the Peres Center for Peace and Innovation. He co-founded and chaired the Israel Venture Association (IATI—Israel Advanced Technology Industries) and he chaired the Israel America Chamber of Commerce from 2008 to 2011. He received a Bachelor of Science in industrial engineering and management and an M.B.A. degree from Tel Aviv University. Mr. Peres’s extensive experience providing strategic and investment advisory services to companies, his understanding of our company acquired during his years of service on our board of directors, and his experience as a board member of various public and private companies brings value to our board.
Richard (Rick) Scanlon has sat on Taboola’s board of directors since 2018 and has been an investor in our company since 2011. In addition to his work at Taboola, Mr. Scanlon is a founding partner of Innovation Endeavors which merged with Marker LLC in 2017, a New York and Israel-based venture capital firm he founded in 2011. At Marker LLC, Mr. Scanlon invested in a number of industry leading high-growth technology companies including Yext, Datorama, Dynamic Yield, Yotpo, Team8, Overwolf, Tufin, and Taboola. Prior to founding Marker LLC, Mr. Scanlon was a managing partner at Crescent Point, a Singapore-based venture and private equity firm he co-founded in 2003. Earlier in his career, Mr. Scanlon was an investment banker at Morgan Stanley and Credit Suisse. He earned a B.A. degree from Middlebury College, where he is currently a member of the Middlebury College Board of Trustees. Mr. Scanlon’s extensive experience providing strategic and investment advisory services to companies, his understanding of our company acquired during his years of service on our board of directors, and his experience as a board member of various public and private companies make him a valuable asset to our board.
Deirdre Bigley has served as a member of our board of directors since April 2021. Ms. Bigley currently serves as Chief Marketing Officer of Bloomberg, L.P., a global business and financial information and news leader, which she joined in 2009. Prior to joining Bloomberg, Ms. Bigley spent 13 years at IBM, where she held several executive positions, including Vice President of Worldwide Advertising and Interactive, and Vice President of Worldwide

Brand. Ms. Bigley currently serves as a member of the board of directors of Wix.com Ltd. and Shutterstock, Inc. She also serves as a member of the board of directors of MAKERS. Ms. Bigley holds a Bachelor of Arts degree in English Literature from West Chester University. Ms. Bigley’s extensive marketing leadership experience, together with her corporate background, enable her to advise our Board on key strategic and operational issues.
Lynda Clarizio has been a member of the Board since April 2021. Ms. Clarizio has over 20 years of experience in the media industry growing and scaling businesses with a focus on data and technology. She is the Co-Founder of Brilliant Friends Investing, a seed investment group of C-suite women funding women-led businesses, and is a Strategic Advisor to VidMob, Inc., a marketing creative platform. Ms. Clarizio previously served as President of U.S. Media at Nielsen Holdings plc, a global measurement and data analytics company, where she worked from 2013 to 2018. From 2012 to 2013 she served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of InVision, Inc., a provider of multi-platform advertising solutions. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL’s global advertising business) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm Arnold & Porter, where she practiced law from 1987 through 1999. Ms. Clarizio is a member of the Boards of Directors of CDW Corporation, Intertek Group plc, Emerald Holding, Inc., Simpli.fi Holdings, OpenSlate, Resonate and Cambri and is the Vice-Chair of Human Rights First. She is a graduate of Princeton University, where she earned an A.B., and of Harvard Law School, where she earned a J.D. Ms. Clarizio’s extensive media and data analytics industry leadership experience, together with her corporate development and legal background, enable her to advise our Board on key strategic and operational issues.
Gilad Shany will serve as a member of Taboola’s board of directors following the Business Combination. In 2018, Mr. Shany co-founded ION Crossover Partners Ltd., an Israeli-based crossover fund, where he currently serves as the Managing Partner. Prior to co-founding ION Crossover Partners, Mr. Shany served as General Partner of Magma Venture Partners. He previously served as Vice President of Baron Capital, where he gained over 10 years of experience investing in innovative growth companies in public and private markets. He led investments with various international companies, including Tesla Inc. (NASDAQ: TSLA), Mobileye NV (acquired by Intel $15.3BN), Mellanox Technologies (acquired by NVIDIA $6.9BN), Varonis Systems Inc. (VRNS), Fiverr (FVRR) and Monday.com, among others. Prior to that Mr. Shany spent 14 years with the Israel Air Force and served as Head of Aerial Defense in the Israel Air Force from 2007 to 2008. Mr. Shany holds a B.S. degree in Physics, Astronomy, and Philosophy from Tel Aviv University in Israel. Mr. Shany also holds an MBA from the Wharton School at the University of Pennsylvania. Mr. Shany’s extensive experience as an executive and investor, together with his educational background, will make him a valuable addition to our board of directors.
Family Relationships
There are no family relationships between any of our executive officers and our directors.
Arrangements for Election of Directors and Members of Management
Following the Business Combination, there will be no arrangements or understandings with major shareholders or others pursuant to which any of our executive officers or directors are selected.
Corporate Governance Practices
As an Israeli company, we are subject to various corporate governance requirements under the Israel Companies Law (the “Companies Law”). However, pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, may, subject to certain conditions, “opt out” from the requirements to appoint external directors and related rules concerning the composition of the audit committee and compensation committee of the board of directors, other than the gender diversification rule, which requires the appointment of a director from the other gender if, at the time a director is appointed, all members of the board of directors are of the same gender. In accordance with these regulations, we elected to “opt out” from these requirements of the Companies Law. Under these regulations, the exemptions from such Companies Law requirements will continue to be available to us so long as: (i) we do not have a “controlling shareholder”, as such term is defined under the Companies Law, (ii) our shares are traded on certain U.S. stock exchanges, including the NYSE and NASDAQ, and (iii) we comply with the director independence requirements and the audit committee and compensation committee composition requirements under U.S. laws, including the rules of the applicable exchange, that are applicable to U.S. domestic issuers.

After the closing of the Business Combination, we will be a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we will be permitted to comply with Israeli corporate governance practices instead of the corporate governance rules of Nasdaq, provided that we disclose which requirements we are not following and the equivalent Israeli requirement.
We intend to rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Whereas under the corporate governance rules of Nasdaq, a quorum requires the presence, in person or by proxy, of holders of at least 33 2∕3% of the total issued outstanding voting power of our shares at each general meeting of shareholders, pursuant to our Amended and Restated Articles of Association to be effective upon the closing of the Business Combination, and as permitted under the Companies Law, the quorum required for a general meeting of shareholders will consist of at least two shareholders present in person or by proxy in accordance with the Companies Law who hold or represent at least 33 2∕3% of the total outstanding voting power of our shares, except if (i) any such general meeting of shareholders was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting, we qualify as a “foreign private issuer,” in which case the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares (and if the meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting will be, subject to certain exceptions, any number of shareholders). We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.
Board of Directors
Under the Companies Law and our Amended and Restated Articles of Association, to be effective upon the closing of the Business Combination, our business and affairs will be managed under the direction of our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to executive management. Our Chief Executive Officer (referred to as a “general manager” under the Companies Law) is responsible for our day-to-day management. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by the Chief Executive Officer, subject to applicable corporate approvals, and are subject to the terms of any applicable employment or consulting agreements that we may enter into with them.
Under our Amended and Restated Articles of Association, to be effective upon the closing of the Business Combination, the number of directors on our board of directors will be no less than three and no more than eleven, divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election. Therefore, beginning with the annual general meeting of 2022, each year the term of office of only one class of directors will expire.
Our directors will be divided among the three classes as follows:
•	the Class I directors will be Erez Shachar, Deirdre Bigley and Lydia Clarizio, and their terms will expire at the annual general meeting of shareholders to be held in 2022;
•	the Class II directors, will be Gilad Shany, Nechemia Peres and Richard Scanlon, and their terms will expire at our annual meeting of shareholders to be held in 2023; and
•	the Class III directors will be Zvi Limon and Adam Singolda, and their term will expire at our annual meeting of shareholders to be held in 2024.
Our directors will generally be appointed by a simple majority vote of holders of Taboola Ordinary Shares, participating and voting (in person or by proxy) at an annual general meeting of our shareholders, provided that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors.
Each director will hold office until the annual general meeting of our shareholders for the year in which such director’s term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless such director is removed from office as described below.
Under our Amended and Restated Articles of Association, to be effective upon the closing of the Business Combination, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office or amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office. In addition, vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created. In the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our Amended and Restated Articles of Association, to be effective upon the closing of the Business Combination, the new director filling the vacancy will serve until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.
Chairperson of the Board
Our Amended and Restated Articles of Association, to be effective upon the closing of the Business Combination, provide that the board of directors shall appoint a member of the board to serve as the Chairperson. Under the Companies Law, the chief executive officer of a public company, or a relative of the chief executive officer, may not serve as the chairperson of the board of directors, and the chairperson of the board of directors, or a relative of the chairperson, may not be vested with authorities of the Chief Executive Officer unless approved by a special majority of the company’s shareholders. The shareholders’ approval can be effective for a period of five years following an initial public offering, and subsequently, for additional periods of up to three years.
In addition, a person who is subordinated, directly or indirectly, to the chief executive officer may not serve as the chairperson of the board of directors, the chairperson of the board of directors may not be vested with authorities that are granted to persons who are subordinated to the chief executive officer, and the chairperson of the board of directors may not serve in any other position in the company or in a controlled subsidiary, but may serve as a director or chairperson of a controlled subsidiary.
External Directors
Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on Nasdaq, are required to appoint at least two external directors. Pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, which do not have a “controlling shareholder,” may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors (other than the gender diversification rule under the Companies Law, which requires the appointment of a director from the other gender if at the time a director is appointed all members of the board of directors are of the same gender). In accordance with these regulations, we have elected to “opt out” from the Companies Law requirement to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of our board of directors.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the listed company). Our board of directors has determined that Zvi Limon, Erez Shachar, Nechemia Peres, Richard Scanlon, Deirdre Bigley, Lynda Clarizio, and Gilad Shany are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules.

Audit Committee
Companies Law Requirements
Under the Companies Law, the board of directors of a public company must appoint an audit committee. The audit committee must be comprised of at least three directors.
Listing Requirements
Under the corporate governance rules of Nasdaq, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.
Following the closing of the Business Combination, our audit committee will consist of Richard Scanlon, Gilad Shany, Deirdre Bigley and Zvi Limon. Richard Scanlon will serve as the chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the corporate governance rules of Nasdaq. Our board of directors has determined that Richard Scanlon is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the corporate governance rules of Nasdaq.
Our board of directors has determined that each member of our audit committee is “independent”, as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.
Audit Committee Role
Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the Companies Law, the SEC rules, and the corporate governance rules of Nasdaq. These responsibilities include:
•	retaining and terminating our independent auditors, subject to ratification by the board of directors, and in the case of retention, subject to ratification by the shareholders;
•	pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;
•	overseeing the accounting and financial reporting processes of our company;
•	managing audits of our financial statements
•	preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;
•	reviewing with management and our independent auditor our annual and quarterly financial statements prior to publication, filing, or submission to the SEC;
•
recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law, as well as approving the yearly or periodic work plan proposed by the internal auditor;

•	reviewing with our general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;
•
identifying irregularities in our business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•
reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between the Company and officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of the Company’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and

•	establishing procedures for handling employee complaints relating to the management of our business and the protection to be provided to such employees.

Compensation Committee
Companies Law Requirements
Under the Companies Law, the board of directors of a public company must appoint a compensation committee, which must be comprised of at least three directors.
Listing Requirements
Under the corporate governance rules of Nasdaq, we are required to maintain a compensation committee consisting of at least two independent directors.
Following the closing of the Business Combination, our compensation committee will consist of Erez Shachar, Nechemia J. Peres and Zvi Limon. Erez Shachar will serve as chairperson of the compensation committee. Our board of directors has determined that each member of our compensation committee is independent under the corporate governance rules of Nasdaq, including the additional independence requirements applicable to the members of a compensation committee.
Compensation Committee Role
In accordance with the Companies Law, the responsibilities of the compensation committee are, among others, as follows:
•
making recommendations to the board of directors with respect to the approval of the compensation policy for office holders and, once every three years, with respect to any extensions to a compensation policy that was adopted for a period of more than three years;

•	reviewing the implementation of the compensation policy and periodically making recommendations to the board of directors with respect to any amendments or updates to the compensation policy;
•	resolving whether to approve arrangements with respect to the terms of office and employment of office holders; and
•	exempting, under certain circumstances, a transaction with our Chief Executive Officer from the approval of our shareholders.
Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with the corporate governance rules of Nasdaq and include among others:
•
recommending to our board of directors for its approval a compensation policy, in accordance with the requirements of the Companies Law, as well as other compensation policies, incentive-based compensation plans, and equity-based compensation plans, overseeing the development and implementation of such policies, and recommending to our board of directors any amendments or modifications the committee deems appropriate, including as required under the Companies Law;

•
reviewing and approving the granting of options and other incentive awards to our Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;

•	approving and exempting certain transactions regarding office holders’ compensation pursuant to the Companies Law; and
•
administering our equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans, and the awards and agreements issued pursuant thereto, and making and determining the terms of awards to eligible persons under the plans.

Compensation Policy under the Companies Law
In general, under the Companies Law, the board of directors of a public company must approve a compensation policy after receiving and considering the recommendations of the compensation committee. In addition, our compensation policy must be approved at least once every three years, first, by our board of directors, upon recommendation of our compensation committee, and second, by a simple majority of Taboola Ordinary Shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:
•
the majority of such Taboola Ordinary Shares is comprised of shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

•
the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy voting against the policy does not exceed two percent (2%) of the aggregate voting rights in the company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds, and after discussing again with the compensation policy, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the company.
If a company adopts a compensation policy in advance of its initial public offering (or in this case, prior to the closing of the Business Combination) and describes such compensation policy in the prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with the aforementioned relief, then it will remain in effect for a term of five years from the date such company becomes a public company.
The compensation policy must be based on certain considerations include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification, or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:
•	the education, skills, experience, expertise, and accomplishments of the relevant office holder;
•	the office holder’s position and responsibilities;
•	prior compensation agreements with the office holder;
•
the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company; in particular the ratio between such cost to the average and median salary of such employees of the company, as well as possible impacts of compensation disparities between them on the work relationships in the company;

•
if the terms of employment include variable components, the possibility of reducing variable components at the discretion of the board of directors and setting a limit on the value of non-cash variable equity-based components; and

•
if the terms of employment include severance compensation, the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits, and the circumstances under which the office holder is leaving the company.

The compensation policy must also include, among other things:
•	with regards to variable components:
•
with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company; or

•
the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant.

•
a condition under which the office holder will refund to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

•	the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and
•	a limit to retirement grants.
Our compensation policy, which will become effective immediately prior to the closing of the Business Combination, is designed to retain and motivate our directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance, and provide a risk management tool. To that end, a portion of our executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. Our compensation policy also includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm the Company in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer, and minimum vesting periods for equity-based compensation.
Our compensation policy also addresses our executive officers’ individual characteristics (such as their respective position, education, scope of responsibilities, and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort, or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary.
An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers, other than our Chief Executive Officer, will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by our Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers, other than our Chief Executive Officer, may alternatively be based entirely on a discretionary evaluation. Furthermore, our Chief Executive Officer will be entitled to approve performance objectives for executive officers who report to him.
The measurable performance objectives of our Chief Executive Officer will be determined annually by our compensation committee and board of directors. A non-material portion of the Chief Executive Officer’s annual cash bonus, as provided in our compensation policy, may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by the compensation committee and the board of directors.
Under our compensation policy, our executive officers’ (including members of our board of directors) equity-based compensation is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with our then-current equity incentive plan. All equity-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of those executive officers. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role, and the personal responsibilities of the executive officer.

In addition, our compensation policy contains compensation recovery provisions which allow us, under certain conditions, to recover bonuses paid in excess, enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly him (provided that such changes are in accordance with our compensation policy), and allow us to exculpate, indemnify, and insure our executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.
Our compensation policy also provides for compensation to the members of our board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in our compensation policy.
Our compensation policy, which will be approved by our board of directors and shareholders prior to the closing of the Business Combination, will become effective immediately prior to the closing of the Business Combination and will be filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.
Nominating and Governance Committee
Following the closing of the Business Combination, our nominating and governance committee will consist of Nechemia J. Peres, Gilad Shany, Erez Shachar and Lynda Clarizio. Lynda Clarizio will serve as chairperson of the nominating and governance committee. Our board of directors has adopted a nominating and governance committee charter setting forth the responsibilities of the committee, which include:
•	overseeing and assisting our board in reviewing and recommending nominees for election of directors;
•	assessing the performance of the members of our board; and
•
establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board a set of corporate governance guidelines applicable to our business.

Compensation of Directors and Executive Officers
Directors
Under the Companies Law, the compensation of a public company’s directors requires the approval of (i) its compensation committee, (ii) its board of directors and, unless exempted under regulations promulgated under the Companies Law, (iii) the approval of its shareholders at a general meeting. In addition, if the compensation of a public company’s directors is inconsistent with the company’s compensation policy, then those inconsistent provisions must be separately considered by the compensation committee and board of directors, and approved by the shareholders by a special vote in one of the following two ways:
•
at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, vote in favor of the inconsistent provisions of the compensation package, excluding abstentions; or

•
the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the inconsistent provisions of the compensation package does not exceed two percent (2%) of the aggregate voting rights in the Company.

Executive Officers other than the Chief Executive Officer
The Companies Law requires the compensation of a public company’s office holders (other than the chief executive officer) be approved in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation).
However, there are exceptions to the foregoing approval requirements with respect to non-director office holders. If the shareholders of the company do not approve the compensation of a non-director office holder, the compensation committee and board of directors may override the shareholders’ disapproval for such non-director office holder provided that the compensation committee and the board of directors each document the basis for their decision to override the disapproval of the shareholders and approve the compensation.

An amendment to an existing compensation arrangement with a non-director office holder requires only the approval of the compensation committee, if the compensation committee determines that the amendment is immaterial. However, if the non-director office holder is subordinate to the chief executive officer, an amendment to an existing compensation arrangement shall not require the approval of the compensation committee if (i) the amendment is approved by the chief executive officer, (ii) the company’s compensation policy allows for such immaterial amendments to be approved by the chief executive officer and (iii) the engagement terms are consistent with the company’s compensation policy.
Chief Executive Officer
Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee, (ii) the company’s board of directors and (iii) the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation). However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision provided that they each document the basis for their decision and the compensation is in accordance with the company’s compensation policy.
In the case of a new chief executive officer, the compensation committee may waive the shareholder approval requirement with regard to the compensation of a candidate for the chief executive officer position if the compensation committee determines that: (i) the compensation arrangement is consistent with the company’s compensation policy, (ii) the chief executive officer candidate did not have a prior business relationship with the company or a controlling shareholder of the company and (iii) subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate. However, if the chief executive officer candidate will serve as a member of the board of directors, such candidate’s compensation terms as chief executive officer must be approved in accordance with the rules applicable to approval of compensation of directors.
Aggregate Compensation of Executive Officers and Directors1
The aggregate compensation, including share-based compensation, paid by us and our subsidiaries to our executive officers and directors as a group for the year ended December 31, 2020 was approximately $16.0 million. This does not include any amount set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, nor does it include business travel, relocation, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in Israel. The amount also does not include an extraordinary bonus in the aggregate amount of approximately $8.5 million paid to our executive officers in recognition of the Company’s exceptional 2020 financial results and their efforts during 2020 in preparation for and in connection with the anticipated Business Combination.
As of December 31, 2020, options to purchase 14,887,466 ordinary shares granted to our executive officers and directors as a group were outstanding under our equity incentive plans at a weighted average exercise price of $0.38 per ordinary share. As of December 31, 2020, 11,178,872 restricted share units granted to our executive officers were outstanding under our equity incentive plans at a weighted average exercise price of $0.04 per ordinary share. Of these outstanding restricted share units, a total of 8,200,565 will vest according to their terms due to the closing of the Business Combination.
For 2021, assuming targeted performance levels are achieved, we expect that the aggregate cash compensation payable by us and our subsidiaries to our executive officers as a group will be approximately $4.9 million and the aggregate share based compensation will be approximately $67 million, of which, approximately $55 million is attributable to the restricted share units that will vest according to their terms due to the closing of the Business Combination. This does not include any amount set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, nor does it include business travel, relocation, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in Israel.
In conjunction with the Business Combination, in March 2021, our Board of Directors approved an aggregate grant of 1,916,927 options and 1,479,090 restricted share units to our executive officers. All of the restricted share units and options are subject to the Company's shares commencing public trading no later than September 30, 2021, failing which the grants will be forfeited.
1	The share based compensation set forth in this section assumes a forward stock split ratio of 1:2.7007.

The Company’s management has recommended to the Board of Directors an additional aggregate grant of 2,874,458 options and 2,874,458 restricted share units to our executive officers to be made immediately prior to the consummation of the merger.
Following the closing of the Business Combination, we will pay each of our non-employee directors a board annual retainer of $35,000 (or $110,000 for the chairperson), with additional annual payment for service on board committees as follows: $10,000 (or $20,000 for the chairperson) per membership of the audit committee, $7,500 (or $15,000 for the chairperson) per membership of the compensation committee and $3,000 (or $7,500 for the chairperson) per membership of the nominating and governance committee or any other board committee.
In addition, upon election or appointment, non-employee directors will be granted with restricted share unit award under our equity incentive plan at a value of $360,000, which will vest over a period of one year, and thereafter, provided the director is still in office, an annual restricted share unit award of $180,000, which will vest over a period of one year.
Taboola.com, Ltd. Employee Stock Purchase Plan
We expect that the Taboola.com, Ltd. Employee Stock Purchase Plan (the “ESPP”) will become effective upon the date determined by the committee appointed by the Board to administer the ESPP (the “Committee”) following the completion of this offering. The ESPP will provide our employees and employees of participating subsidiaries with an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock. With respect to its employees in the United States, the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the ESPP will be interpreted in a manner that is consistent with that intent. However, in order to ensure our employees located in jurisdictions other than the United States may receive similar benefits under the ESPP, the Committee may, in its sole discretion, establish subplans to the ESPP that may not qualify under Section 423 of the Code.
Administration. Our ESPP will be administered by the Committee, which will have the authority to take any actions necessary or desirable for the administration of the ESPP, including adopting sub-plans applicable to particular participating subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code, or special rules applicable to participants in particular participating subsidiaries or particular locations. The Committee may change the minimum amounts of compensation (as defined in the ESPP) for payroll deductions, the frequency with which a participant may elect to change his or her rate of payroll deductions, the dates by which a participant is required to submit an enrollment form and the effective date of a participant’s withdrawal from the ESPP due to a termination or transfer of employment or change in employment status. The Committee may delegate some or all of its authority to the extent permitted by law to one or more officers of the Company or one or more committees of the Board.
Shares Reserved. The maximum number of shares of our common stock available for issuance under the ESPP will initially not exceed in the aggregate 6,386,580 ordinary shares of our common stock. The share pool will be increased on the first day of each fiscal year during the term of the ESPP in an amount equal to the lesser of (i) 6,386,580 ordinary shares of our common stock, (ii) 2% of the total number of shares of our common stock outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year and (iii) such number of shares as determined by the Board in its discretion.
Eligibility. With respect to employees who qualify to participate in an “employee stock purchase plan” pursuant to Section 423 of the Code, unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any employee of ours or a participating subsidiary who has been employed by us or a participating subsidiary for at least 6 months and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year is eligible to participate in an offering period, subject to the requirements of Section 423 of the Code. An eligible employee will not be granted an option if such grant would result in the employee owning 5% or more of the total combined voting power or value of all classes of our and our subsidiaries’ stock or if such grant would permit the employee to purchase our and our subsidiaries’ stock at a rate that exceeds $25,000 of the fair market value of the stock for each calendar year in which such option is outstanding at any time. The Committee may also determine additional employees to participate in sub-plans that are not subject to Section 423 of the Code.
Offering Periods. Unless otherwise determined by the Committee, each offering period under the ESPP will have a duration of six months commencing on January 1st or July 1st. The initial offering period under the ESPP will commence on a date to be specified by the Committee following the completion of this offering.

Participation. Participation in the ESPP is voluntary. Eligible employees may elect to participate in the ESPP by completing an enrollment form and submitting it in accordance with the enrollment procedures established by the Committee, upon which the employee authorizes payroll deductions from his or her paycheck on each payroll date during the offering period in an amount equal to at least 1% but not more than 5% of his or her compensation.
Participants may decrease or increase their rate of payroll deductions only once during an offering period by submitting a new enrollment form which must be submitted at least fifteen (15) days before the purchase date (as defined in the ESPP). The deduction rate selected for an offering period will remain in effect for subsequent offering periods unless the participant (i) submits a new enrollment form authorizing a new rate of payroll deductions, (ii) withdraws from the ESPP or (iii) terminates employment or otherwise becomes ineligible to participate in the ESPP.
Grant and Exercise of Options. Each participant will be granted, on the first trading day of each offering period, an option to purchase, on the last trading day of the offering period, a number of shares of our common stock determined by dividing the participant's accumulated payroll deductions by the applicable purchase price. The purchase price for the option will equal to 85% of the fair market value of a share on the purchase date. A participant's option will be exercised automatically on the purchase date to purchase the maximum number of whole shares of our common stock that can be purchased with the amounts in the participant's notional account.
Withdrawal. Participants may withdraw from an offering at any time prior to the last day of the offering period by submitting a revised enrollment form indicating his or her election to withdraw at least fifteen (15) days before the purchase date. The accumulated payroll deductions held on behalf of the participant in his or her notional account will be paid to the participant promptly following receipt of the participant’s revised enrollment form indicating their election to withdraw, and the participant's option will be automatically terminated.
Termination of Employment; Change in Employment Status; Transfer of Employment. On termination of a participant's employment for any reason, or a change in the participant's employment status following which the participant is no longer an eligible employee, the participant will be deemed to have withdrawn from the ESPP effective as of the date of such termination of employment or change in status, the accumulated payroll deductions remaining in the participant's notional account will be returned to the participant, and the participant's option will be automatically terminated.
Over-subscribed Offerings. If the Committee determines that, on a particular purchase date, the number of shares with respect to which options are to be exercised either exceeds the number of shares available under the ESPP, the shares will be allocated pro rata in a uniform manner as practicable and as the Committee deems equitable.
Adjustments Upon Changes in Capitalization; Corporate Transactions. In the event of any dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares or other securities of our company or other change in our company's structure affecting our common stock, then in order to prevent dilution or enlargement of the benefits intended to be made available under the ESPP, the Committee will make equitable adjustments to the number and class of shares that may be issued under the ESPP, the purchase price per share, and the number of shares covered by each outstanding option.
In the event of a corporate transaction (as defined in the ESPP), each outstanding option will be assumed (or an equivalent option substituted) by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute such option, the offering period will be shortened by setting a new purchase date on which the offering period will end. The new purchase date for the offering period will occur before the date of the corporate transaction.
Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of our company, any offering period in progress will be shortened by setting a new purchase date and the offering period will end immediately prior to the proposed dissolution or liquidation. Participants will be provided with written notice of the new purchase date and that the participant’s option will be exercised automatically on such date, unless before such time, the participant has withdrawn from the offering.
Amendment and Termination. The Committee may, in its sole discretion, amend, suspend or terminate the ESPP at any time and for any reason. The Committee may elect, upon termination of the ESPP, to terminate any outstanding offering period either immediately or once shares have been purchased on the next purchase date or permit the offering period to expire in accordance with its terms.

Equity Incentive Plans
General
Authorized Shares. As of April 11, 2021, there are a total of 32,150,000 Taboola Ordinary Shares reserved and available for issuance under Taboola’s existing share incentive plans described herein (excluding the 2021 Share Incentive Plan (the “2021 Plan”)) (such plans, the “Existing Plans”) (without giving effect to the Stock Split). Ordinary shares subject to awards granted under such plans that expire or become unexercisable without having been exercised in full will become available again for future grant under the 2021 Plan upon its adoption by Taboola’s board of directors and the receipt of shareholder approval. Following the effective date of this registration statement on Form F-4, Taboola will no longer grant any awards under the Existing Plans, though previously granted awards under such plans remain outstanding and governed by the applicable plan
Administration. Taboola’s board of directors, or a duly authorized committee of Taboola’s board of directors, administers each of the Existing Plans. Under the Existing Plans, the administrator has the authority, subject to applicable law, to interpret the terms of the Existing Plans and any notices of grant or options granted thereunder, designate recipients of option grants, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of a Taboola Ordinary Share, the time and vesting schedule applicable to an option grant or the method of payment for an award, accelerate or amend the vesting schedule applicable to an option grant and the applicability of an early exercise mechanism and take all other actions and make all other determinations necessary for the administration of the Existing Plans.
The administrator also has the authority to amend and rescind rules and regulations relating to the Existing Plans or terminate the Existing Plans at any time before their expiration.
Eligibility. The Existing Plans provide for granting awards under various tax regimes, including in compliance with Section 102 (“Section 102”) of the Israeli Income Tax Ordinance (New Version), 5721-1961, or the “Ordinance”, and Section 3(i) of the Ordinance, and for awards granted to our United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Code and Section 409A of the Code.
Section 102 allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options under certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track.”
Options granted under the Existing Plans to our employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of incentive stock options granted to certain significant shareholders).
Grants. All awards granted pursuant to the Existing Plans are evidenced by an award agreement that sets forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain awards under the Existing Plans may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.
Each award will expire ten years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the administrator.
Exercise. An award under the Existing Plans may be exercised by providing Taboola with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Existing Plans, the administrator may, in its discretion, among others, accept cash or otherwise provide for net withholding of shares. Some of the award agreements include an early exercise mechanism pursuant to which a grantee of options may elect at any time before the grantee's termination date to exercise all or part of the unvested portion of the options.
2007 Share Option Plan
Taboola’s 2007 Share Incentive Plan (the “2007 Plan”) was adopted by its board of directors on November 13, 2007 and amended on November 9, 2014 and on January 13, 2021, and the U.S. Appendix to the 2007 Plan was approved by Taboola’s shareholders on August 1, 2010. The 2007 Plan provides for the grant of options to employees, directors, office holders, service providers and consultants of Taboola and its subsidiaries.
Termination of Employment. In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within twelve months after such date of termination, unless otherwise determined by the administrator. After such twelve month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2007 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates due to such grantee’s death or “disability” (as defined in the 2007 Plan), all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve months period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2007 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
Notwithstanding any of the foregoing, if a grantee’s employment or services with Taboola or any of its affiliates is terminated for “cause” (as defined in the 2007 Plan), unless otherwise determined by Taboola’s board of directors, or a duly authorized committee of Taboola’s board of directors, all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2007 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan, and all shares issued upon previous exercise of options of such grantee shall be subject to repurchase at their nominal value.
Transactions. In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration Taboola (but not including the conversion of any convertible securities of Taboola), the administrator in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding award and to the number of shares reserved for issuance under the 2007 Plan, to the class and kind of shares subject to the 2007 Plan, as well as the exercise price per share of each outstanding award, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding awards, or any other terms that the administrator adjusts in its discretion, or the type or class of security, asset or right underlying the award (which need not be only that of Taboola, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share.
In the event of a merger or consolidation of Taboola, or a sale of all, or substantially all, of Taboola’s shares or assets or other transaction having a similar effect on Taboola, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, the administrator may, but is not required to, (i) cause any outstanding award to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay in cash, shares of Taboola, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.

2016 Share Incentive Plan
Taboola’s 2016 Share Incentive Plan (the “2016 Plan”) was adopted by its board of directors on September 1, 2016 and amended on January 13, 2021 and was approved by Taboola’s shareholders on April 2, 2017. The 2016 Plan provides for the grant of options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, restricted share units and other share-based awards to employees, directors, office holders, service providers and consultants of Taboola and its subsidiaries.
Termination of Employment. In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2016 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates due to such grantee’s death or “disability” (as defined in the 2016 Plan), all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve months period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2016 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
Notwithstanding any of the foregoing, if a grantee’s employment or services with Taboola or any of its affiliates is terminated for “cause” (as defined in the 2016 Plan), unless otherwise determined by Taboola’s board of directors, or a duly authorized committee of Taboola’s board of directors, all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2016 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
Transactions. In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration Taboola (but not including the conversion of any convertible securities of Taboola), the administrator in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding award and to the number of shares reserved for issuance under the 2016 Plan, to the class and kind of shares subject to the 2016 Plan, as well as the exercise price per share of each outstanding award, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding awards, or any other terms that the administrator adjusts in its discretion, or the type or class of security, asset or right underlying the award (which need not be only that of Taboola, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share.
In the event of a merger or consolidation of Taboola, or a sale of all, or substantially all, of Taboola’s shares or assets or other transaction having a similar effect on Taboola, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, the administrator may, but is not required to, (i) cause any outstanding award to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay in cash, shares of Taboola, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.
2017 Executive Share Incentive Plan
Taboola’s 2017 Executive Share Incentive Plan (the “Executive Plan”) was adopted by its board of directors on February 27, 2017 and amended on January 13, 2021, and was approved by Taboola’s shareholders on April 2, 2017. The Executive Plan provides for the grant of options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, restricted share units and other share-based awards to employees, directors, office holders, service providers and consultants of Taboola and its subsidiaries.
Termination of Employment. In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the Executive Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates due to such grantee’s death or “disability” (as defined in the Executive Plan), all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve months period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the Executive Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
Notwithstanding any of the foregoing, if a grantee’s employment or services with Taboola or any of its affiliates is terminated for “cause” (as defined in the Executive Plan), unless otherwise determined by Taboola’s board of directors, or a duly authorized committee of Taboola’s board of directors, all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the Executive Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
Transactions. In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration Taboola (but not including the conversion of any convertible securities of Taboola), the administrator in its sole discretion may, and where required by applicable law shall, without the need for a consent of any holder, make an appropriate adjustment in order to adjust (i) the number and class of shares reserved and available for the outstanding awards, (ii) the number and class of shares covered by outstanding awards, (iii) the exercise price per share covered by any award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, , and (vi) any other terms of the award that in the opinion of the administrator should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share.
In the event of a merger or consolidation of Taboola, or a sale of all, or substantially all, of Taboola’s shares or assets or other transaction having a similar effect on Taboola, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the administrator, any outstanding award will be assumed or substituted by such successor corporation, and (ii) regardless of whether or not the successor corporation assumes or substitutes the award, the administrator may (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, (b) cancel the award and pay in cash, shares of Taboola, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.
2020 Share Incentive Plan
Taboola’ 2020 Share Incentive Plan (the “2020 Plan”) was adopted by its board of directors on September 17, 2020 and amended on January 13, 2021 and was ratified by Taboola’s shareholders on November 22, 2020. The 2020 Plan provides for the grant of options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, restricted share units and other share-based awards to employees, directors, office holders, service providers and consultants of Taboola and its subsidiaries.
Termination of Employment. In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2020 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates due to such grantee’s death or “disability” (as defined in the 2020 Plan), all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve months period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2020 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
Notwithstanding any of the foregoing, if a grantee’s employment or services with Taboola or any of its affiliates is terminated for “cause” (as defined in the 2020 Plan), unless otherwise determined by Taboola’s board of directors, or a duly authorized committee of Taboola’s board of directors, all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and all shares issued upon previous exercise or vesting of awards of such grantee shall be subject to repurchase at their nominal value, for no value or for the exercise price previously received by Taboola, as the administrator deems fit, and the shares covered by such awards shall again be available for issuance under the 2020 Plan or, following the effective date of this registration statement on Form F-4, the 2021 Plan.
Transactions. In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration Taboola (but not including the conversion of any convertible securities of Taboola), the administrator in its sole discretion may, and where required by applicable law shall, without the need for a consent of any holder, make an appropriate adjustment in order to adjust (i) the number and class of shares reserved and available for the outstanding awards, (ii) the number and class of shares covered by outstanding awards, (iii) the exercise price per share covered by any award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, and (v) the type or class of security, asset or right underlying the award (which need not be only that of Taboola, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the award that in the opinion of the administrator should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share.
In the event of a merger or consolidation of Taboola, or a sale of all, or substantially all, of Taboola’s shares or assets or other transaction having a similar effect on Taboola, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the administrator, any outstanding award will be assumed or substituted by such successor corporation, and (ii) regardless of whether or not the successor corporation assumes or substitutes the award the administrator may (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, (b) cancel the award and pay in cash, shares of Taboola, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate, (c) terminate without payment of any consideration of any outstanding award that is not exercised in accordance with its terms upon or prior to the consummation of such transaction, or (d) provide that the terms of any award shall be otherwise amended, modified or terminated, as determined by the administrator to be fair in the circumstances.
2021 Share Incentive Plan
The Taboola.com Ltd. Share Incentive Plan, or the 2021 Plan, was adopted by its board of directors on January 25, 2021, and will be approved by the Taboola shareholders prior to the closing of the Transactions, under which it may grant equity linked awards to attract, motivate and retain the talent for which it competes. Following the effective date of this registration statement on Form F-4, of the 2021 Plan, Taboola will no longer grant any awards under the Existing Plans, though previously granted awards under such plans remain outstanding and governed by the applicable plan.

Authorized Shares. The maximum number of Taboola ordinary shares available for issuance under the 2021 Plan is equal to the sum of (i) 31,932,902 shares, (ii) any shares subject to awards under the 2007 Plan, 2016 Plan, Executive Plan, and 2020 Plan which have expired, or were cancelled, terminated, forfeited or settled in cash in lieu of issuance of shares or became unexercisable without having been exercised, and (iii) an annual increase on the first day of each year beginning in 2022 and on January 1st of each calendar year thereafter during the term of the Plan, equal to the lesser of (A) 5% of the outstanding shares on the last day of the immediately preceding calendar year and (B) such amount as determined by Taboola’s board of directors if so determined prior to January 1 of a calendar year. No more than 31,932,902 shares may be issued upon the exercise of incentive stock options, or ISOs. If permitted by Taboola, shares tendered to pay the exercise price or withholding tax obligations with respect to an award granted under the 2021 Plan or any Additional Plan may again be available for issuance under the 2021 Plan. Taboola’s board of directors may also reduce the number of ordinary shares reserved and available for issuance under the 2021 Plan in its discretion.
Administration. Taboola’s board of directors, or a duly authorized committee of Taboola’s board of directors, will administer the 2021 Plan. Under the 2021 Plan, the administrator has the authority, subject to applicable law, to interpret the terms of the 2021 Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of an ordinary share, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the 2021 Plan and take all other actions and make all other determinations necessary for the administration of the 2021 Plan.
The administrator also has the authority to amend and rescind rules and regulations relating to the 2021 Plan or terminate the 2021 Plan at any time before the date of expiration of its ten year term.
Eligibility. The 2021 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Ordinance, and Section 3(i) of the Ordinance and for awards granted to Taboola’s United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Code and Section 409A of the Code. Generally, any employee, director, officer, consultant, advisor or any other person or entity providing services to Taboola (including any prospective employee, director, officer, consultant, advisor) may be eligible to receive awards under the 2021 Plan subject to the Committee’s discretion and taking into account the qualification under each tax retime pursuant to which awards are granted.
Grants. All awards granted pursuant to the 2021 Plan will be evidenced by an award agreement, in a form approved, from time to time, by the administrator in its sole discretion. The award agreement will set forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain awards under the 2021 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.
Each award will expire 10 years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the administrator.
Awards. The 2021 Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, restricted share units, stock appreciation rights and other share-based awards.
Options granted under the 2021 Plan to Taboola’s employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders).
Exercise. An award under the 2021 Plan may be exercised by providing Taboola with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2021 Plan, the administrator may, in its discretion, accept cash, provide for net withholding of shares in a cashless exercise mechanism or direct a securities broker to sell shares and deliver all or a part of the proceeds to Taboola or the trustee.
Transferability. Other than by will, the laws of descent and distribution or as otherwise provided under the 2021 Plan, neither the options nor any right in connection with such options are assignable or transferable.
Termination of Employment. In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.
In the event of termination of a grantee’s employment or service with Taboola or any of its affiliates due to such grantee’s death or permanent disability, or in the event of the grantee’s death within the three month period (or such longer period as determined by the administrator) following his or her termination of service, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve months period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.
Notwithstanding any of the foregoing, if a grantee’s employment or services with Taboola or any of its affiliates is terminated for “cause” (as defined in the 2021 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2021 Plan.
Voting Rights. Except with respect to restricted share awards, grantees will not have the rights as a shareholder of Taboola with respect to any shares covered by an award until the award has vested and/or the grantee has exercised such award, paid any exercise price for such award and becomes the record holder of the shares. With respect to restricted share awards, grantees will possess all incidents of ownership of the restricted shares, including the right to vote and receive dividends on such shares.
Dividends. Grantees holding restricted share awards will be entitled to receive dividends and other distributions with respect to the shares underlying the restricted share award. Any stock split, stock dividend, combination of shares or similar transaction will be subject to the restrictions of the original restricted share award. Grantees holding restricted share units will not be eligible to receive dividend but may be eligible to receive dividend equivalents.
Transactions. In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of Taboola’s shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by Taboola (but not including the conversion of any convertible securities of Taboola), the administrator in its sole discretion may, and where required by applicable law shall, without the need for a consent of any holder, make an appropriate adjustment in order to adjust (i) the number and class of shares reserved and available for the outstanding awards, (ii) the number and class of shares covered by outstanding awards, (iii) the exercise price per share covered by any award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, and (v) the type or class of security, asset or right underlying the award (which need not be only that of Taboola, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the award that in the opinion of the administrator should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the administrator. In the event of a distribution of a cash dividend to all shareholders, the administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by Taboola, subject to applicable law.
In the event of a merger or consolidation of Taboola, or a sale of all, or substantially all, of Taboola’s shares or assets or other transaction having a similar effect on Taboola, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the administrator, any outstanding award will be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, (b) cancel the award and pay in cash, shares of Taboola, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances, or (c) provide that the terms of any award shall be otherwise amended, modified or terminated, as determined by the administrator to be fair in the circumstances. Unless otherwise determined by the administrator, to the extent any awards are not assumed or substituted by the successor corporation, such awards shall vest in full and be entitled to receive the consideration payable to shareholders generally (subject to any applicable exercise price and taxes in respect of any award) in such event. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.
Internal Auditor
Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor is, among other things, to review the company’s compliance with applicable law and orderly business procedure. Under the Companies Law, the internal auditor cannot be an interested party, an office holder, or a relative of an interested party or an office holder. Nor may the internal auditor be the company’s independent auditor or its representative. An “interested party” is defined in the Companies Law as (i) a holder of 5% or more of the issued share capital or voting power in a company, (ii) any person or entity who has the right to designate one or more directors or to designate the chief executive officer of the company, or (iii) any person who serves as a director or as chief executive officer of the company. The company will appoint an internal auditor following the closing of the Business Combination.
Approval of Related Party Transactions under Israeli Law
Fiduciary Duties of Directors and Executive Officers
The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director, and any other manager directly subordinate to the general manager. Each person listed in the table under “Management of Taboola After the Business Combination— Management and Board of Directors” is an office holder under the Companies Law.
An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would act under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, in light of the circumstances, to obtain:
•	information on the business advisability of a given action brought for the office holder’s approval or performed by virtue of the office holder’s position; and
•	all other important information pertaining to such action.
The duty of loyalty requires an office holder to act in good faith and in the best interests of the Company, and includes, among other things, the duty to:
•	refrain from any act involving a conflict of interest between the performance of the office holder’s duties in the company and the office holder’s other duties or personal affairs;
•	refrain from any activity that is competitive with the business of the company;
•	refrain from exploiting any business opportunity of the company for the purpose of gaining a personal advantage for the office holder or others; and
•	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of the office holder’s position.
Under the Companies Law, a company may approve an act, specified above, which would otherwise constitute a breach of the office holder’s fiduciary duty, provided that the office holder acted in good faith, neither the act nor its approval harms the company, and the personal interest of the office holder is disclosed t a sufficient time before the approval of such act. Any such approval is subject to the terms of the Companies Law setting forth, among other things, the appropriate bodies of the company required to provide such approval and the methods of obtaining such approval.
Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions
The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest and all related material information known to such office holder concerning any existing or proposed transaction with the company. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director, or general manager or in which such person has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to the officer holder’s vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.
If it is determined that an office holder has a personal interest in a non-extraordinary transaction (meaning any transaction that is in the ordinary course of business, on market terms or that is not likely to have a material impact on the company’s profitability, assets or liabilities), approval by the board of directors is required for the transaction unless the company’s articles of association provide for a different method of approval. Any such transaction that is adverse to the company’s interests may not be approved by the board of directors.
Approval first by the company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction (meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities) in which an office holder has a personal interest.
A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval is also required.
Certain disclosure and approval requirements apply under Israeli law to certain transactions with controlling shareholders, certain transactions in which a controlling shareholder has a personal interest, and certain arrangements regarding the terms of service or employment of a controlling shareholder. For these purposes, a controlling shareholder is any shareholder that has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder.
For a description of the approvals required under Israeli law for compensation arrangements of officers and directors, see “Management Following the Business Combination—Compensation of Directors and Executive Officers.”
Shareholder Duties
Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:
•	an amendment to the company’s articles of association;
•	an increase of the company’s authorized share capital;
•	a merger; or
•	interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.
Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.
Exculpation, Insurance and Indemnification of Office Holders
Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our Amended and Restated Articles of Association, to be effective upon the closing of the Business Combination, include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.
An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:
•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

•
reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent;

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law, 1968 (the “Israeli Securities Law”); and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:
•	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;
•	a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;
•	a financial liability imposed on the office holder in favor of a third-party;

•	a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding; and
•
expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:
•	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;
•	an act or omission committed with intent to derive illegal personal benefit; or
•	a fine, monetary sanction, or forfeit levied against the office holder.
Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.
Our Amended and Restated Articles of Association, to be effective upon the closing of the Business Combination, allow us to exculpate, indemnify, and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.
We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.
The maximum indemnification amount set forth in such agreements is limited to an amount equal to the higher of $300 million, 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made and 10% of our total market capitalization calculated based on the average closing price of Taboola Ordinary Shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment (other than indemnification for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering). The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.
In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships and Related Person Transactions—ION
Founder Shares
During the period ended August 13, 2020, the Sponsors and directors of ION paid $25,000 to cover certain offering and formation costs of ION in consideration for 5,750,000 Class B Ordinary Shares (the “Founder Shares”). On October 1, 2020, ION effected a share capitalization of 718,750 shares and, as a result, there are 6,468,750 Class B Ordinary Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization. The Founder Shares included an aggregate of up to 843,750 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of ION’s issued and outstanding ordinary shares after the IPO. As a result of the underwriters’ election to fully exercise their over-allotment option, 843,750 Founder Shares are no longer subject to forfeiture.
The Sponsors and directors of ION have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest of: (A) one year after the completion of the Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which ION completes a liquidation, merger, share exchange or other similar transaction that results in all of the holders of Class A Ordinary Shares having the right to exchange their Class A Ordinary Shares for cash, securities or other property.
Advance from Related Party
Subsequent to September 30, 2020, the ION Sponsor paid for certain offering costs in the amount of $325,000 on behalf of ION in connection with the IPO. As of December 31, 2020, advances amounting to $325,000 were repaid.
Related Party Promissory Note
On August 12, 2020, ION issued an unsecured promissory note (the “Promissory Note”) to the ION Sponsor, pursuant to which ION could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the IPO. As of June 1, 2021, there was nothing outstanding under the Promissory Note.
Administrative Services Agreement
ION entered into an agreement, commencing on October 2, 2020, to pay the Sponsor up to $10,000 per month for office space, utilities, administrative services and remote support services. Upon completion of the Business Combination or ION’s liquidation, ION will cease paying these monthly fees.
Related Party Loans
In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of ION’s officers and directors may, but are not obligated to, loan ION funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of the Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of the Business Combination into ION Warrants at a price of $1.00 per ION Warrants. Such ION Warrants would be identical to the ION Warrants that the Sponsors and directors of ION purchased in a private placement. In the event that the Business Combination does not close, ION may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 1, 2021, ION did not execute any promissory notes and had no outstanding borrowings under the Working Capital Loans.
Certain Relationships and Related Person Transactions—Taboola
For a description of the procedures governing the approval of related party transactions, see “Management of Taboola After the Business Combination—Approval of Related Party Transactions under Israeli Law.”

Investors’ Rights Agreement
In connection with the Business Combination, each of Taboola, ION Holdings 1, LP and ION Co-Investment LLC (together with ION Holdings 1, LP, the “Sponsors”), and certain of Taboola’s shareholders entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), to be effective as of the consummation of the closing of the Business Combination (the “Closing”), pursuant to which Taboola agreed to file a registration statement as soon as practicable upon a request from certain significant shareholders of Taboola to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Taboola also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, Taboola is required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Taboola also agreed to file a resale shelf registration statement within thirty (30) days of the Closing to register the resale of Taboola Warrants held by the Sponsors. The Investors’ Rights Agreement provides that Taboola will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.
Loans Granted to Members of the Board of Directors or Executive Management
As of the date of this proxy statement/prospectus, Taboola has no outstanding loan or guarantee commitments to members of the board of directors or management.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. See “Management of Taboola After the Business Combination—Approval of Related Party Transactions under Israeli Law—Exculpation, Insurance and Indemnification of Office Holders” for additional information.

DESCRIPTION OF TABOOLA ORDINARY SHARES
A summary of the material provisions governing the combined company’s share capital immediately following the completion of the Business Combination is described below. This summary is not complete and should be read together with the Taboola Articles, the form of which is appended to this proxy statement/prospectus as Annex B.
General
This section summarizes the material rights of the combined company shareholders under Israeli law, and the material provisions of the combined company’s amended articles that will become effective upon the effectiveness of the Business Combination.
Share Capital
The authorized share capital of the combined company upon the closing of the Business Combination will consist of 700,000,000 Taboola Ordinary Shares, no par value, of which 213,228,286 shares will be issued and outstanding assuming no redemptions following the completion of the Business Combination.
All of the outstanding Taboola Ordinary Shares are validly issued, fully paid and non-assessable. The Taboola Ordinary Shares are not redeemable and do not have any preemptive rights.
Taboola’s board of directors may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. Taboola may also issue and redeem redeemable securities on such terms and in such manner as Taboola’s board of directors shall determine.
The following descriptions of share capital and provisions of the Amended and Restated Articles of Association to be effective upon completion of the Business Combination are summaries and are qualified by reference to the Amended and Restated Articles of Association to be effective upon the closing of the Business Combination. Copies of these documents will be filed with the SEC as exhibits to this registration statement. The description of the Taboola Ordinary Shares reflects changes to Taboola’s capital structure that will occur upon the closing of the Business Combination.
Registration Number and Purposes of the Company
We are registered with the Israeli Registrar of Companies. Our registration number is 51-387068-3. Our affairs are governed by our Amended and Restated Articles of Association, applicable Israeli law and specifically, the Companies Law. Our purpose as set forth in our Amended and Restated Articles of Association to be effective upon the completion of the Business Combination is to engage in any lawful act or activity.
Voting Rights
All Taboola Ordinary Shares will have identical voting and other rights in all respects.
Transfer of Shares
Our fully paid Taboola Ordinary Shares are issued in registered form and may be freely transferred under our Amended and Restated Articles of Association to be effective upon the completion of the Business Combination, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of Taboola Ordinary Shares by non-residents of Israel is not restricted in any way by our Amended and Restated Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, have been, or will be, in a state of war with Israel.
Election of Directors
Under our Amended and Restated Articles of Association to be effective upon the completion of the Business Combination, our board of directors must consist of not less than three but no more than eleven directors. Pursuant to our amended and restated articles of association to be effective upon completion of the Business Combination, each of our directors will be appointed by a simple majority vote of holders of Taboola Ordinary Shares, participating and voting at an annual general meeting of our shareholders, provided that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors.
In addition, our directors are divided into three classes, one class being elected each year at the annual general meeting of our shareholders, and serve on our board of directors until the third annual general meeting following such election or re-election or until they are removed by a vote of 65% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events in accordance with the Companies Law and our amended and restated articles of association to be effective upon completion of the Business Combination. In addition, our Amended and Restated Articles of Association to be effective upon completion of the Business Combination provide that vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our amended and restated articles of association to be effective upon completion of the Business Combination, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.
Dividend and Liquidation Rights
Taboola may declare a dividend to be paid to the holders of Taboola Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Amended and Restated Articles of Association to be effective upon completion of the Business Combination will not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.
Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.
In the event of Taboola’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of Taboola Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.
Exchange Controls
There are currently no Israeli currency control restrictions on remittances of dividends on Taboola Ordinary Shares, proceeds from the sale of the Taboola Ordinary Shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are, or have been, in a state of war with Israel.
Registration Rights
Concurrently with the execution and delivery of the Merger Agreement, each of the Sponsors, and certain of Taboola’s shareholders entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), to be effective as of the Effective Time, pursuant to which Taboola agreed to file a registration statement as soon as practicable upon receipt of a request from certain significant shareholders of Taboola to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Taboola has also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Taboola has also agreed to file a resale shelf registration statement to register the resale of Taboola Warrants held by the Sponsors. In addition, in connection with the execution of the Investors’ Rights Agreement, ION has agreed to terminate the existing ION registration rights agreement.
The Investors’ Rights Agreement also provides that (a) the Taboola Ordinary Shares held by shareholders of Taboola that held such shares prior to the Closing (excluding the PIPE Shares and Secondary Shares (as defined below) and publicly listed Taboola Ordinary Shares acquired after the Closing) and any Taboola Ordinary Shares issuable upon the exercise of Taboola Warrants and any other securities convertible or exercisable for Taboola Ordinary Shares held by security holders prior to the Closing will be locked-up for one hundred eighty (180) days following the Closing (except that any party to the Investors’ Rights Agreement who is an employee of Taboola may sell Taboola Ordinary Shares to the extent permitted by Taboola’s Articles of Association to be adopted in connection with the Transactions), (b) the Taboola Shares held by the Sponsors after the Closing (other than the PIPE Shares, the Secondary Shares (as defined below), any Taboola Ordinary Shares underlying Taboola Warrants issued in exchange for ION Warrants held by the Sponsors at the Closing and publicly listed Taboola Ordinary Shares acquired after the Closing) will be locked-up until the earlier of (i) one (1) year from the Closing and (ii) the date on which the closing price of Taboola Ordinary Shares equals or exceeds $12.00 per share for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred fifty (150) days following the Closing and (c) the Taboola Warrants issued in exchange for ION Warrants at the Closing and any Taboola Ordinary Shares underlying such warrants that are held by the Sponsors will be locked-up for thirty (30) days following the Closing.
The Investors’ Rights Agreement also provides that Taboola will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their Taboola securities or ION securities, and all such prior agreements shall be terminated.
Shareholder Meetings
Under Israeli law, Taboola is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Amended and Restated Articles of Association as special general meetings. Our board of directors may call special general meetings of our shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting of our shareholders upon the written request of (i) any two or more of our directors, (ii) one-quarter or more of the serving members of our board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of Taboola’s issued and outstanding shares and 1% or more of Taboola’s outstanding voting power or (b) 5% or more of Taboola’s outstanding voting power.
Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Our Amended and Restated Articles of Association to be effective upon completion of the Business Combination contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:
•	amendments to the articles of association;
•	appointment, terms of service and termination of services of auditors;
•	appointment of directors, including external directors (if applicable);
•	approval of certain related party transactions;
•	increases or reductions of authorized share capital;
•	a merger; and

•
the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and our Amended and Restated Articles of Association to be effective upon the completion of the Business Combination, shareholders are not permitted to take action by way of written consent in lieu of a meeting.
Quorum
Pursuant to our Amended and Restated Articles of Association to be effective upon the completion of the Business Combination, holders of the Taboola Ordinary Shares have one vote for each Taboola Ordinary Share held on all matters submitted to a vote of the shareholders at a general meeting of shareholders. The quorum required for Taboola’s general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 33 1∕3% of the total outstanding voting power of our shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting we qualify as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “Description of Taboola Ordinary Shares—Shareholder Meetings.”
Vote Requirements
The Amended and Restated Articles of Association to be effective upon completion of the Business Combination provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Amended and Restated Articles of Association to be effective upon completion of the Business Combination. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain compensation-related matters described above under “Management Following the Business Combination—Compensation Committee” and “—Compensation Policy under the Companies Law.” Under our Amended and Restated Articles of Association to be effective upon completion of the Business Combination, the alteration of the rights, privileges, preferences or obligations of any class of Taboola’s shares (to the extent there are classes other than Ordinary Shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.
Under our Amended and Restated Articles of Association to be effective upon completion of the Business Combination, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office, to amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office, or certain other provisions regarding our staggered board, shareholder proposals, the size of our board and plurality voting in contested elections. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of a majority of the shareholders present and represented at the meeting, and holding at least 75% of the voting rights represented at the meeting and voting on the resolution.
Access to Corporate Records
Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document Taboola is required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. Taboola may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.
Anti-Takeover Provisions
Acquisitions under Israeli Law
Full Tender Offer
A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.
Special Tender Offer
The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).
In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.
If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.
In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.
Merger
The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.
For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.
Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.
In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures
The Companies Law allows us to create and issue shares having rights different from those attached to Taboola Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the completion of the Business Combination, no preferred shares will be authorized under our Amended and Restated Articles of Association to be effective upon completion of the Business Combination. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of Taboola Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to our Amended and Restated Articles of Association to be effective upon completion of the Business Combination, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended articles of association to be effective upon the completion of the Business Combination, as described above in “Description of Taboola Ordinary Shares—Shareholder Meetings.” In addition, as disclosed under “Description of Taboola Ordinary Shares—Election of Directors,” we will have a classified board structure upon completion of the Business Combination, which will effectively limit the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.
Borrowing Powers
Pursuant to the Companies Law and our Amended and Restated Articles of Association to be effective upon completion of the Business Combination, our board of directors may exercise all powers and take all actions that are not required under law or under our Amended and Restated Articles of Association to be effective upon completion of the Business Combination to be exercised or taken by our shareholders, including the power to borrow money for company purposes.
Changes in Capital
Our Amended and Restated Articles of Association to be effective upon completion of the Business Combination enable us to increase or reduce our share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.
Exclusive Forum
Our Amended and Restated Articles of Association to be effective upon the completion of the Business Combination provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Amended and Restated Articles of Association to be effective upon completion of the Business Combination also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.
Transfer Agent and Registrar
The transfer agent and registrar for Taboola Ordinary Shares is Broadridge Corporate Issuer Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, NY 11717, and its telephone number is 1-844-998-0339 .

DESCRIPTION OF TABOOLA WARRANTS
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each ION Warrant will automatically and irrevocably be assumed by Taboola and converted into a corresponding Taboola Warrant exercisable for Taboola Ordinary Shares. The following provides a summary of the material provisions governing the Taboola Warrants.
Public Warrants
Each whole warrant will entitle the registered holder to purchase one ordinary share of Taboola at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the date of the consummation of the transactions contemplated by the Merger Agreement, provided in each case that there is an effective registration statement under the Securities Act covering the Taboola Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or Taboola permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant assignment, assumption and amendment agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant assignment, assumption and amendment agreement, a warrant holder may exercise its warrants only for a whole number of Taboola Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants (other than the warrants held by ION Co-Investment LLC, which will expire five years from October 1, 2021) will expire five years after the date of the consummation of the transactions contemplated by the Business Combination Agreement or earlier upon redemption or liquidation. The warrants will not be exercisable until 30 days following the closing of the Business Combination.
Taboola will not be obligated to deliver any Taboola Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Taboola Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Taboola satisfying its registration obligations. See “The Merger Agreement and Ancillary Documents—Investors’ Rights Agreement.” No warrant will be exercisable and Taboola will not be obligated to issue Taboola Ordinary Shares upon exercise of a warrant unless Taboola Ordinary Shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. The combined company will not be required to net cash settle any warrant other than as set forth herein.
Taboola has agreed that the ordinary shares issuable upon exercise of the warrants will be registered on a registration statement on Form F-1. Taboola will use its best efforts to cause the same to be filed 30 days after the closing of the Business Combination and become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant assignment, assumption and amendment agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Taboola will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Notwithstanding the above, if Taboola Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Taboola may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Taboola so elects, it will not be required to file or maintain in effect a registration statement, and in the event Taboola does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Taboola ordinary share equals or exceeds $18.00. After the Effective Time and once the warrants become exercisable, Taboola may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•	in whole and not in part;

•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
•
if, and only if, the closing price of the Taboola Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before the notice of redemption is sent to the warrant holders.

After the Effective Time, if and when the warrants become redeemable by Taboola, Taboola may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Taboola will establish the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Taboola issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Taboola Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per Taboola ordinary share equals or exceeds $10.00. After the Effective Time and once the warrants become exercisable, Taboola may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•	in whole and not in part;
•	at a price of $0.10 per warrant;
•
upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of Taboola Ordinary Shares except as otherwise described below; and

•
if, and only if, the closing price of Taboola Ordinary Shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before the notice of redemption is sent to the warrant holders.

Beginning on the date the notice of redemption is given and until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Taboola Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by Taboola pursuant to this redemption feature, based on the “fair market value” of Taboola Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume-weighted average price of Taboola Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Taboola will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Redemption Procedures — Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Redemption Procedures — Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share prices multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Redemption Procedures — Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Redemption Procedures — Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share prices less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
Redemption Date	Fair Market Value of Taboola Ordinary Shares
(period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Taboola Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Taboola Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Taboola Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of Taboola Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Taboola Ordinary Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Taboola Ordinary Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Taboola pursuant to this redemption feature, since they will not be exercisable for any Taboola Ordinary Shares.
This redemption feature differs from the typical warrant redemption features used in many other blank check company offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Taboola Ordinary Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Taboola Ordinary Shares are trading at or above $10.00 per public share, which may be at a time when the trading price of Taboola Ordinary Shares is below the exercise price of the warrants. This redemption feature was established to provide the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per Taboola ordinary share equals or exceeds $18.00.”
As stated above, after the Effective Time Taboola can redeem the warrants when the Taboola Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Taboola capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Taboola chooses to redeem the warrants when the Taboola Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Taboola Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for Taboola Ordinary Shares if and when such Taboola Ordinary Shares were trading at a price higher than the exercise price of $11.50.
Redemption Procedures
After the Effective Time, a holder of a warrant may notify Taboola in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Taboola Ordinary Shares outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
After the Effective Time, if the number of outstanding Taboola Ordinary Shares is increased by a share capitalization payable in Taboola Ordinary Shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Taboola Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Taboola Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Taboola Ordinary Shares equal to the product of (i) the number of Taboola Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Taboola Ordinary Shares) and (ii) the quotient of (x) the price per Taboola ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Taboola Ordinary Shares, in determining the price payable for Taboola Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Taboola Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Taboola Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Taboola, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of all or substantially all Taboola Ordinary Shares on account of such Taboola Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of Taboola Ordinary Shares in connection with the Business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Taboola ordinary share in respect of such event.
If, after the Effective Time, the number of outstanding Taboola Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Taboola Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Taboola Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Taboola Ordinary Shares.
After the Effective Time, whenever the number of Taboola Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Taboola Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Taboola Ordinary Shares so purchasable immediately thereafter.
After the Effective Time, in case of any reclassification or reorganization of the outstanding Taboola Ordinary Shares (other than those described above or that solely affects the par value of such Taboola Ordinary Shares), or in the case of any merger or consolidation of Taboola with or into another corporation (other than a consolidation or merger in which Taboola is the continuing corporation and that does not result in any reclassification or reorganization of Taboola’s issued and outstanding Taboola Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Taboola as an entirety or substantially as an entirety in connection with which Taboola is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Taboola Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Taboola Ordinary Shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant assignment, assumption and amendment agreement based on the Black-Scholes Warrant Value (as defined in the warrant assignment, assumption and amendment agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
After the Effective Time, the warrants will be assumed by Taboola under a warrant assignment, assumption and amendment agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Taboola. The warrant assignment, assumption and amendment agreement will provide that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant assignment, assumption and amendment agreement to the description of the terms of the warrants and the warrant assignment, assumption and amendment agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant assignment, assumption and amendment agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant assignment, assumption and amendment agreement as the parties to the warrant assignment, assumption and amendment agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant assignment, assumption and amendment agreement, which will be substantially in the form filed as an exhibit to this proxy statement/prospectus, for a complete description of the terms and conditions applicable to the warrants.
After the Effective Time, the warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Taboola Ordinary Shares. After the issuance of Taboola Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Private Placement Warrants
After the Effective Time, the private placement warrants (including the Taboola Ordinary Shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of the

Business Combination (except, among other limited exceptions, to ION officers and directors and other persons or entities affiliated with the Sponsors) and they will not be redeemable by Taboola so long as they are held by the Sponsors, members of the Sponsors or their permitted transferees. The Sponsors or their permitted transferees, will have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants will have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsors or their permitted transferees, the private placement warrants will be redeemable by Taboola and exercisable by the holders on the same basis as the public warrants.
After the Effective Time, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Taboola Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Taboola Ordinary Shares underlying the warrants, multiplied by the excess of the fair market value of Taboola Ordinary Shares over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Taboola Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding (i) the actual beneficial ownership of ION Ordinary Shares as of the date of this proxy statement/prospectus prior to the consummation of the Business Combination and (ii) the expected beneficial ownership of Taboola’s Ordinary Shares immediately following consummation of the PIPE Investment, the Secondary Purchases and the Business Combination, assuming that no shares of Class A Ordinary Shares are redeemed, and alternatively the maximum number of shares of Class A Ordinary Shares are redeemed by:
•	each of the current executive officers and directors of ION, and such persons as a group;
•	each person who is the beneficial owner of more than 5% of any class of the outstanding ION Ordinary Shares;
•	each person who will become an executive officer or director of Taboola post-Business Combination, and such persons as a group; and
•	each person who is expected to be the beneficial owner of more than 5% of Taboola Common Shares post-Business Combination;
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying options that are currently exercisable or exercisable within 60 days.
The beneficial ownership of ION Ordinary Shares pre-Business Combination is based on 32,343,750 shares of ION Ordinary Shares issued and outstanding, which includes an aggregate of 25,875,000 Class A Ordinary Shares and 6,468,750 Class B Ordinary Shares. Immediately prior to the Effective Time each Class B Ordinary Share will automatically be converted into one Class A Ordinary Share. As of the date of this proxy statement/prospectus, Taboola has 32 shareholders of record located in the United States that owned approximately 40.9% of Taboola's Ordinary Shares (on an as-converted basis).
Unless otherwise indicated, we believe that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to all shares of ION Ordinary Shares beneficially owned, or Taboola’s ordinary shares to be beneficially owned, by them.
	Beneficial Ownership Of ION Ordinary Shares			Beneficial Ownership Of Taboola’s Ordinary Shares After Consummation of the Business Combination*
				No Redemption Scenario		Maximum Redemption Scenario
Name and Address of Beneficial Owner	Number of Shares		Percentage of ION Ordinary Shares	Number of Company Ordinary Shares	Percentage of Company Ordinary Shares	Number of Company Ordinary Shares	Percentage of Company Ordinary Shares
	Class A	Class B
ION Officers, Directors and 5% Holders Pre-Business Combination
ION Holdings 1, LP	—	5,783,147	17.88%	5,783,147	2.7%	5,783,147	3.1%
ION Co-Investment LLC	—	610,603	1.89%	610,603	—	610,603	—
Jonathan Kolber	—	—	—	—	—	—	—
Gilad Shany	—	—	—	—	—	—	—
Avrom Gilbert	—	—	—	—	—	—	—
Anthony Reich	—	—	—	—	—	—	—
Gabriel Seligsohn	—	25,000	—	25,000	—	25,000	—
Rinat Gazit	—	25,000	—	25,000	—	25,000	—
Lior Shemesh	—	25,000	—	25,000	—	25,000	—

Taboola Officers, Directors and 5% Holders Post-Business Combination
Evergreen(1)				24,275,364	11.6%	24,275,364	12.8%
Marker(2)				15,044,523	7.2%	15,044,523	7.9%
Pitango(3)				12,387,639	5.9%	12,387,639	6.5%

	Beneficial Ownership Of ION Ordinary Shares			Beneficial Ownership Of Taboola’s Ordinary Shares After Consummation of the Business Combination*
				No Redemption Scenario		Maximum Redemption Scenario
Name and Address of Beneficial Owner	Number of Shares		Percentage of ION Ordinary Shares	Number of Company Ordinary Shares	Percentage of Company Ordinary Shares	Number of Company Ordinary Shares	Percentage of Company Ordinary Shares
	Class A	Class B
Adam Singolda(4)(9)				13,049,554	6.0%	13,049,554	6.6%
Eldad Maniv(9)				6,975,430	3.3%	6,975,430	3.6%
Lior Golan(5)				5,668,173	2.6%	5,668,173	2.9%
Stephen Walker(9)**				—	—	—	—
Kristy Sundjaja**				—	—	—	—
Zvi Limon				2,580,991	1.2%	2,580,991	1.4%
Erez Shachar(6)				24,275,364	11.6%	24,275,364	12.8%
Nechemia J. Peres(7)				12,387,639	5.9%	12,387,639	6.5%
Richard Scanlon(8)				15,044,523	7.2%	15,044,523	7.9%
Gilad Shany**				—	—	—	—
All Company directors and executive officers as a group				81,064,645	38.22%	81,064,645	42.25%
*	The information set forth in the table above and in the corresponding notes below assume a forward stock split ratio of 1:2.7007.
**	Less than 1%.
(1)
Consists of 21,822,617 ordinary shares held by Evergreen V, L.P and 2,452,747 ordinary shares held by Evergreen VA, L.P (the “Evergreen Entities”) after giving effect to the sale of 6,100,000 Secondary Shares in aggregate pursuant to the Secondary Share Purchase Agreements. Evergreen 5 G.P. Ltd. is the General Partner of the General Partner of the Evergreen Entities. Erez Shachar, Boaz Dinte, Amichai Hammer, Adi Gan and Ronit Bendori are the principals of Evergreen Venture Partners Ltd., the sole shareholder of Evergreen 5 GP Ltd., and hold the voting and dispositive power for the Evergreen Entities. Investment and voting decisions with respect to the shares held by the Evergreen Entities are made by the principals of Evergreen Venture Partners Ltd. The address for Evergreen V, L.P and Evergreen VA, L.P. is Museum Building, 7th Floor; 4 Berkovich St.; Tel Aviv 6133002, Israel.

(2)
Consists of 11,463,181 ordinary shares held by Marker Lantern II Ltd., 1,816,532 ordinary shares held by Marker TA Investments Ltd., 1,254,299 ordinary shares held by Marker II LP. Taboola Series E LP, and 510,512 ordinary shares held by Marker Follow-On Fund, LP. The address for Marker Lantern II Ltd., Marker TA Investments Ltd., Marker II LP. Taboola Series E LP and Marker Follow-On Fund, LP is 110 E 59th St. 28th Floor, New York, NY 10022 after giving effect to the sale of 3,800,000 Secondary Shares pursuant to the Secondary Share Purchase Agreements.

(3)
Consists of 10,746,727 ordinary shares held by Pitango Venture Capital Fund VI L.P. (the “Pitango Entities”) after giving effect to the sale of 3,100,000 Secondary Shares in aggregate pursuant to the Secondary Share Purchase Agreements. Pitango V.C. Fund VI, L.P. is the General Partner of the Pitango Entities and Pitango GP Capital Holdings Ltd. is the General Partner of the General Partner of the Pitango Entities. Messrs. Zeev Binman, Aaron Mankovski, Isaac Hillel, Nechemia (Chemi) Peres and Rami Kalish are the managing partners of Pitango GP Capital Holdings Ltd. and hold the voting and dispositive power for the Pitango Entities. Investment and voting decisions with respect to the shares held by the Pitango Entities are made by the managing partners of Pitango GP Capital Holdings Ltd. 1,384,469 ordinary shares held by Pitango Venture Capital Fund VIA, L.P and 256,444 ordinary shares held by Pitango Venture Capital Principals Fund VI L.P, The address for Pitango Venture Capital Fund VI L.P, Pitango Venture Capital Fund VIA, L.P and Pitango Venture Capital Principals Fund VI L.P is 11 HaMenofim St. Bldg. B Herzliya 4672562, Israel.

(4)	Consists of 6,217,824 ordinary shares and 7,781,730 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of May 15, 2021.
(5)	Consists of 133,118 ordinary shares and 5,535,055 ordinary shares underlying options to acquire ordinary shares exercisable with 60 days of May 15, 2021.
(6)
Erez Shachar is a Managing Partner of Evergreen Venture Partners and may be deemed to share voting and dispositive power of the shares held by the Evergreen entities described above. Mr. Shahchar otherwise disclaims beneficial ownership over the shares beneficially owned by the Evergreen entities described above.

(7)
Nechemia J. Peres is a Managing Partner and Co-Founder of Pitango Venture Capital and may be deemed to share voting and dispositive power of the shares held by the Pitango entities described above. Mr. Peres otherwise disclaims beneficial ownership over the shares beneficially owned by the Pitango entities described above.

(8)
Richard Scanlon is a Managing Partner and Founder of Marker LLC and exercises voting and dispositive power of the shares held by the Marker entities described above. Mr. Scanlon otherwise disclaims beneficial ownership over the shares beneficially owned by the Marker entities described above.

(9)
The Beneficial Ownership of Taboola Ordinary Shares After Consummation of the Business Combination is presented after giving effect to the sale of 950,000 Secondary Shares by Adam Singolda, 540,000 Secondary Shares by Eldad Maniv and 250,000 shares by Stephen Walker, respectively, pursuant to the Secondary Share Purchase Agreements.

TABOOLA ORDINARY SHARES ELIGIBLE FOR FUTURE SALE
Upon completion of the Business Combination, Taboola will have 700,000,000 ordinary shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 213,228,286 ordinary shares issued and outstanding, assuming no ION Ordinary Shares are redeemed in connection with the Business Combination. All of Taboola’s Ordinary Shares issued in connection with the Business Combination will be freely transferable by persons other than by Taboola’s “affiliates” without restriction or further registration under the Securities Act, except 6,468,750 Taboola Ordinary Shares issued to the Sponsors, which are subject to the lock-up described below, and the PIPE Shares and Secondary Shares. The remaining Taboola Ordinary Shares held by existing Taboola shareholders are subject to the lock-up restrictions described below. Taboola Warrants will be come exercisable 30 days following the closing of the Business Combination and we expect the Taboola Ordinary Shares underlying such Taboola Warrants to be freely transferable upon such exercise. Sales of substantial amounts of Taboola’s Ordinary Shares in the public market could adversely affect prevailing market prices of Taboola’s Ordinary Shares.
Lock-up Periods and Registration Rights
IRA Lock-up
In connection with the Business Combination, each of Taboola, ION Holdings 1, LP and ION Co-Investment LLC (together with ION Holdings 1, LP, the “Sponsors”), and certain of Taboola’s shareholders entered into an Amended and Restated Investors’ Rights Agreement (the “IRA”), to be effective as of the consummation of the closing of the Business Combination (the “Closing”). Pursuant to its terms, the IRA provides for the following lock-up periods: (a) the Taboola Ordinary Shares held by shareholders of Taboola prior to the Closing (excluding the PIPE Shares, Secondary Shares and publicly listed Taboola Ordinary Shares acquired after the Closing) and any Taboola Ordinary Shares issuable upon the exercise of Taboola Warrants and any other securities convertible or exercisable for Taboola Ordinary Shares held by security holders prior to the Closing will be locked-up for one hundred eighty (180) calendar days following the Closing (except that any party to the IRA that is an employee or service provider of Taboola or one of its subsidiaries may sell Taboola Ordinary Shares to the extent permitted by Taboola’s Articles of Association to be adopted in connection with the Closing, as described below), (b) the Taboola Ordinary Shares held by the Sponsors after the Closing (other than the PIPE Shares, the Secondary Shares, any Taboola Ordinary Shares underlying Taboola Warrants issued in exchange for ION Warrants held by the Sponsors at the Closing and publicly listed Taboola Ordinary Shares acquired after the Closing) will be locked-up until the earliest of (i) one (1) year from the Closing, (ii) the date on which the closing price of Taboola’s Ordinary Shares equals or exceeds $12.00 per share for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred fifty (150) calendar days following the Closing and (iii) the date on which Taboola completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Taboola’s shareholders having the right to exchange their Taboola Ordinary Shares for cash, securities or other property and (c) with respect to the Taboola Warrants issued in exchange for ION Warrants at the Closing and any Taboola Ordinary Shares underlying such warrants that are held by the Sponsors will be locked-up for thirty (30) calendar days following the Closing.
IRA Registration Rights
Subject to the lockup periods described above, certain shareholders are also entitled to registration rights pursuant to the terms of the IRA. Taboola has agreed to file a registration statement as soon as practicable upon a request from certain significant shareholders of Taboola to register the resale of certain registrable securities under the Securities Act (such request, a “demand registration”), subject to required notice provisions to other shareholders party thereto. Taboola has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Subject to certain circumstances, Taboola is also required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Finally, Taboola has agreed to file a resale shelf registration statement within thirty (30) calendar days after the Closing to register the resale of Taboola Warrants held by the Sponsors. The IRA provides that Taboola will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.
Articles of Association Lock-up
In connection with the consummation of the Business Combination, Taboola will adopt a revised Articles of Association. The Articles of Association provide that each shareholder of Taboola’s Ordinary Shares immediately prior to Closing will not, unless Taboola consents in writing and subject to certain customary exceptions, be permitted to transfer or sell any Taboola Ordinary Shares owned by such shareholder for one hundred eighty (180) calendar days following the Closing, provided that shareholders who are employees or service providers of Taboola or its subsidiaries may transfer or sell up to 15%, in the aggregate, during the Lock-up period, of Taboola Ordinary Shares held by or for the benefit of such shareholder as of February 28, 2021, calculated assuming the exercise of all outstanding options and vesting of all outstanding restricted stock units, less any Secondary Shares transfered by such shareholder pursuant to the Secondary Share Purchase Agreements.
PIPE Resale Shelf
Pursuant to the Subscription Agreements relating to the PIPE, Taboola has agreed that, within thirty (30) calendar days after the consummation of the Business Combination, it will file with the SEC (at Taboola’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “Resale Registration Statement”), and Taboola will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to certain conditions.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Taboola Ordinary Shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Taboola at the time of, or at any time during the three months preceding, a sale and (ii) Taboola has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Taboola was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Taboola Ordinary Shares for at least six months but who are affiliates of Taboola at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•	1% of the total number of Taboola’s Ordinary Shares then outstanding; or
•	the average weekly reported trading volume of the Taboola Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates of Taboola under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Taboola.

COMPARISON OF RIGHTS OF TABOOLA SHAREHOLDERS AND ION SHAREHOLDERS
The rights of the shareholders of Taboola and the relative powers of the Taboola board of directors are governed by the laws of the State of Israel and the Taboola Amended and Restated Articles of Association. As a result of the Transactions, securities held by the ION shareholders will be canceled and automatically converted into the right to receive Taboola Ordinary Shares and/or Taboola Warrants. Each Taboola Ordinary Share will be issued in accordance with, and subject to the rights and obligations of, the Taboola Articles which will be effective upon the consummation of the Transactions, in substantially the form attached hereto as Annex B. Because Taboola will be, at the Effective Time, a company organized under the laws of the State of Israel, the rights of the shareholders of ION will be governed by Israeli law and the Taboola Articles.
Many of the principal attributes of Taboola Ordinary Shares and ION Ordinary Shares will be similar. However, there are differences between the rights of shareholders of Taboola under Israeli law and the rights of shareholders of ION, as in effect prior to the consummation of the Transactions under the laws of the Cayman Islands. In addition, there are differences between the Taboola Articles as such will be in effect from and after the consummation of the Transactions and the ION Articles.
The following is a summary comparison of the material differences between the rights of ION securityholders under the ION Articles and the laws of the Cayman Islands, and the rights of Taboola shareholders under Israeli law and the Taboola Articles to be effective upon consummation of the Transactions. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or NYSE listing requirements or of Taboola’s or ION’s governance or other policies.
The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Companies Law, the Taboola Articles, the Cayman Islands’ Companies Act (2020 Revision) and the ION Articles and bylaws of ION as they will be in effect from and after the Effective Time. The ION Articles are filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You are also urged to carefully read the relevant provisions of the Companies Law and the Cayman Islands’ Companies Act (2020 Revision) for a more complete understanding of the differences between being a shareholder of Taboola and a shareholder of ION.
	Taboola	ION
Authorized and Outstanding Capital Stock
Upon the closing of the Business Combination, Taboola’s authorized capital shall include only one class of ordinary shares, of no par value. The aggregate share capital of Taboola is 700,000,000 Taboola Ordinary Shares.

ION's authorized share capital consists of US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

Special Meetings of Shareholders or Stockholders
Pursuant to the Companies Law, the Taboola board of directors may whenever it thinks fit convene an extraordinary general meeting, and, as provided in the Companies Law, it shall be obliged to do so upon the written request of (i) any two or more of its directors, (ii) one-quarter or more of the serving shareholders of its board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of Taboola’s issued and outstanding shares and 1% or more of Taboola’s outstanding voting power or (b) 5% or more of Taboola’s outstanding voting power.

The Amended and Restated Memorandum and Articles of Association of ION provide that the Board of Directors, the Chief Executive Officer or the Chairman of the Board of Directors may call general meetings, and, for the avoidance of doubt, shareholders shall not have the ability to call general meetings.

	Taboola	ION
Action by Written Consent	The Companies Law prohibits shareholder action by written consent in public companies such as Taboola.	The Amended and Restated Memorandum and Articles of Association of ION permit the shareholders to approve resolutions by way of unanimous written resolution.

Quorum
The quorum required for Taboola’s general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 33 1∕3% of the total outstanding voting power of Taboola’s shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting Taboola qualifies as a “foreign private issuer,” in which case the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of Taboola’s shares. The requisite quorum shall be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

The Amended and Restated Memorandum and Articles of Association of ION provide that:

the holders of a majority of the shares in issue being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

a person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

if a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Shareholders present shall be a quorum.

	Taboola	ION
Notice of Meetings
Pursuant to the Companies Law and the regulations promulgated thereunder, Taboola shareholder meetings generally require prior notice of not less than 21 days and, for certain matters specified in the Companies Law (including the appointment or removal of directors), not less than 35 days. Pursuant to Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Transactions, Taboola is not required to deliver or serve prior notice of general meetings of Taboola shareholders or of any adjournments thereof to any Taboola shareholder, and notice by Taboola which is published on its website and on the SEC’s EDGAR database or similar publication via the internet shall be deemed to have been duly given on the date of such publication to all Taboola shareholders.

The Amended and Restated Memorandum and Articles of Association of ION provide that:

at least five clear days' notice shall be given of any general meeting. every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting.

Advance Notice Provisions
Pursuant to the Companies Law and the regulations promulgated thereunder, the holder(s) of at least one percent of Taboola’s voting rights may propose any matter appropriate for deliberation at a Taboola shareholder meeting to be included on the agenda of a Taboola shareholder meeting, including nomination of candidates for directors, generally by submitting a proposal within seven days of publicizing the convening of a Taboola shareholder meeting, or, if Taboola publishes a preliminary notice at least 21 days prior to publicizing the convening of a Taboola shareholder meeting stating its intention to convene such meeting and the agenda thereof, within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Transactions.
No equivalent provision.

Amendments to the Articles of Association	According to Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the	The Amended and Restated Memorandum and Articles of Association of ION provide that the

	Taboola	ION

Business Combination, Taboola’s shareholder resolutions, including amendments to Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Business Combination, generally require a majority of the voting power represented at the meeting and voting thereon. In addition, the affirmative vote of the holders of at least 65% of the voting power of Taboola’s shareholders shall be required to amend or alter Article 25 (relating to the shareholders proposals); Article 38 (relating to the number of directors); Article 39 (relating to the election and removal of Directors); and Article 41 and Article 42 (relating to board vacancies).

Amended and Restated Memorandum and Articles of Association of ION may only be amended by a Special Resolution of the shareholders. “Special Resolution” means a resolution passed by a majority of at least two-thirds of the Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution.

Size of Board of Directors, Election of Directors
Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Business Combination provide that the number of directors shall be not less than three or more than eleven, including any external directors, if any are elected. There are currently seven directors serving on the Taboola board of directors.

Under Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Transactions, the directors of Taboola (except for any external director that may be elected under the Companies Law, whose term is determined in accordance with the Companies Law) are divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that from

There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

 The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the

	Taboola	ION

the annual general meeting of 2022 and after, each year the term of office of only one class of directors will expire.

Under the Companies Law, generally, a public company must have at least two external directors who meet certain independence and non-affiliation criteria. In addition, although not required by Israeli law, Taboola may classify directors as “independent directors” pursuant to the Companies Law if they meet certain conditions provided in the Companies Law. However, pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors. In accordance with these regulations, Taboola has elected to “opt out” from the Companies Law requirement to appoint external directors.

Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

“Ordinary Resolution” means a resolution passed by a simple majority of the Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution.

Removal of Directors	The Taboola shareholders may, by a vote of least 65% of the total voting power of the Taboola’s shareholders, remove any director from office, and elect a new director instead.
Prior to the closing of a Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Ordinary Shares appoint any person to be a Director or may by Ordinary Resolution of the holders of the Class B Ordinary Shares remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination, holders of Class A Ordinary Shares shall have no right to vote on the appointment or removal of any Director.

The Directors may appoint any person to be a Director, either to fill a

	Taboola	ION

vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

After the closing of a Business Combination, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

Board of Director Vacancies and Newly Created Directorships
Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Business Combination provide that in the event that one or more vacancies are created on the Taboola board of directors, however arising, including a situation in which the number of directors is less than the maximum number permitted, the continuing directors may continue to act in every matter and the board of directors may appoint directors to temporarily fill any such vacancy. If not filled by the board of directors, any vacancy may be filled by a shareholder resolution.

In the event that the vacancy creates a situation where the number of directors is less than three, the continuing directors may only act (i) in an emergency, or (ii) to fill the office of a director which has become vacant, or (iii) in order to call a general meeting of the Taboola shareholders for the purpose of electing directors to fill any and all vacancies. Each director appointed as a result of a vacancy shall hold office for the remaining period of time during which the director whose service has ended would have held office, or in case of a vacancy due to the number of directors serving being less than the maximum number, the board of directors shall determine at the time of appointment the class to which the additional director shall be assigned.
See previous responses.

	Taboola	ION
Corporate Opportunity	No equivalent provision.	No similar doctrine.

Exclusive Forum
Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Business Combination provide that unless Taboola consents in writing to the selection of an alternative forum, (i) the federal district courts of the United States of America shall be the for the resolution of any complaint asserting a cause of action arising under the Securities Act, and (ii) the competent courts in Tel Aviv, Israel shall be the exclusive forum for (a) any derivative action or proceeding brought on behalf of Taboola, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Taboola to Taboola or its shareholders, or (c) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law 5728-1968 and the regulations promulgated thereunder.
No equivalent provision.

Limitation of Liability
Taboola’s Amended and Restated Articles of Association to be effective upon the closing of the Business Combination provide that Taboola may, subject and pursuant to the provisions of the Companies Law or other additionally applicable law, exempt Taboola directors and officers from and against all liability for damages due to any breach of such director’s or officer’s duty of care.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud, wilful neglect or wilful default. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, wilful neglect or wilful default. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify

	Taboola	ION
our officers and directors. We also intend to enter in indemnity agreements with them.

Indemnification and Advancement
Taboola’s Amended and Restated Articles of Association that Taboola may, subject and pursuant to the provisions of the Companies Law, the Israeli Securities Laws and the Israeli Economic Competition Law, 5748-1988, or any other additionally applicable law, indemnify and insure a director or officer of Taboola for all liabilities and expenses incurred by him or her arising from or as a result of any act (or omission) carried out by him or her as a director or officer of Taboola and which is indemnifiable pursuant to applicable law, to the fullest extent permitted by law. The Companies Law provides that undertakings to indemnify a director or officer for such liabilities (but not for such legal expenses) be limited to specified foreseeable events and to reasonable maximum amounts.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

SHAREHOLDER PROPOSALS AND NOMINATIONS
The Board is aware of no other matter that may be brought before the meeting. Under Cayman Islands law, only business that is specified in the notice of meeting may be transacted at the meeting.

APPRAISAL RIGHTS
None of the unit holders or warrant holders have appraisal rights in connection the Business Combination under the Companies Act. ION shareholders may be entitled to give notice to ION prior to the meeting that they wish to dissent to the Business Combination and to receive payment of fair market value for his or her ION shares if they follow the procedures set out in the Companies Act, noting that any such dissention rights may be limited pursuant to Section 239 of the Companies Act which states that no such dissention rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. ION believes that such fair market value would equal the amount which ION shareholders would obtain if they exercise their redemption rights as described herein.

OTHER SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of 89 Medinat Hayehudim Street, Herzliya 4676672, Israel. Following the Business Combination, such communications should be sent to Taboola at 16 Madison Square West, 7th fl., New York, NY, 10010. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS
The legality of the Taboola Ordinary Shares and warrants offered by this proxy statement/prospectus and certain other Israeli legal matters will be passed upon for Taboola by Meitar Law Offices, Ramat Gan, Israel. Certain legal matters relating to U.S. law will be passed upon for Taboola by Latham & Watkins LLP, New York, New York and Davis Polk & Wardwell LLP, New York, New York. Certain legal matters will be passed upon for ION by White & Case LLP, New York, New York. Certain legal matters as to Israeli law will be passed upon for ION by Goldfarb Seligman & Co., Tel Aviv, Israel.
EXPERTS
The financial statements of ION Acquisition Corp 1 Ltd. as of December 31, 2020 and for the period from August 6, 2020 (inception) through December 31, 2020 and as of August 13, 2020 and for the period from August 6, 2020 (inception) through August 13, 2020 appearing in this proxy statement, have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of the Taboola.com Ltd. and its subsidiaries as of December 31, 2020, December 31, 2019 and December 31, 2018, and for each of the three years in the period ended December 31, 2020 appearing in this proxy statement/prospectus, have been so included in reliance on the report of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, ION and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of ION’s proxy statement. Upon written or oral request, ION will deliver a separate copy of proxy statement to any shareholder at a shared address to which a single copy was delivered and who wishes to receive a separate copy. Shareholders receiving multiple copies of ION’s proxy statement may likewise request that ION deliver single copies of such documents in the future. Shareholders may notify ION of their requests by calling +972 (9) 970-3620 or writing ION at its principal executive offices at 89 Medinat Hayehudim Street, Herzliya 4676672, Israel. Following the Business Combination, such requests should be made by calling +1 (212) 206-7663 or writing Taboola at 16 Madison Square West, 7th fl., New York, NY, 10010.

ENFORCEABILITY OF CIVIL LIABILITY
We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, who reside outside the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and certain of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Taboola, Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 16 Madison Square West, 7th fl., New York, NY, 10010.
We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.
Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:
•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.
Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:
•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);
•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;
•	the judgment was obtained by fraud;
•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.
If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.
TRANSFER AGENT AND REGISTRAR
The transfer agent for Taboola’s securities is Broadridge Corporate Issuer Solutions, Inc.

WHERE YOU CAN FIND MORE INFORMATION
Taboola has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.
ION files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) as required by the Exchange Act, as applicable to foreign private issuers. You may read and copy reports, proxy statements and other information filed by ION with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on ION at the SEC web site containing reports, proxy statements and other information.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.
All information contained in this proxy statement/prospectus relating to ION has been supplied by ION, and all such information relating to Taboola has been supplied by Taboola. Information provided by one another does not constitute any representation, estimate or projection of the other.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the business combination, you should contact via phone or in writing:
ION Acquisition Corp 1 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Tel.: +972 (9) 970-3620
Email: avrom@ion-am.com
or:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: IACA.info@investor.morrowsodali.com, as proxy solicitor

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of TABOOLA.COM LTD.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Taboola.com Ltd. and subsidiaries (together “Taboola” or the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of income (loss), statement of convertible preferred shares and shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Title	Revenue Recognition-principle versus agent
Description of the Matter
As described in note 2 to the consolidated financial statements, the Company follows the guidance provided in ASC 606, Revenue from Contracts with Customers, for determining whether the Company is the principal or an agent in arrangements with its customers. This determination depends on the facts and circumstances of each arrangement and, in some instances involves significant judgment. The Company has determined that it acts as principal in its arrangements because it has the ability to control and direct the specified ad placements before they are transferred to the customers. The Company further concluded that (i) it is primarily responsible for fulfilling the promise to provide the service in the arrangement; and (ii) it has latitude in establishing the contract price with the advertisers. In addition, the Company has inventory risk on a portion of its multi-year agreement with digital properties.

Auditing the Company's determination of whether revenue should be reported gross of amounts billed to advertisers (gross basis) or net of payments to digital properties partners (net basis) requires a high degree of auditor judgment due to the subjectivity in determining whether the Company is principal in its arrangements. These judgments have a significant impact on the presentation and disclosure of the Company's revenue in its financial statements.

How WeAddressed the Matter in Our Audit
Our audit procedures related to the Company’s revenue transactions included, among other, evaluating the Company's assessment of the indicators of control over the promised service, which included determining whether the Company was primarily responsible for fulfilling the promised service, has discretion in establishing pricing and has inventory risk on a portion of its contracts with digital properties. We also reviewed on a sample basis, the arrangement terms, both with customers and digital properties vendors for traffic acquisition and assessed the impact of those terms and attributes on revenue presentation. In addition, we assessed the appropriateness of the related disclosures in the consolidated financial statements.

/s/ KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
We have served as the Company’s auditor since 2014.
Tel-Aviv, Israel
March 24, 2021

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data
	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$242,811	$86,920
Short term deposits	—	28,963
Restricted deposits	3,664	6,177
Trade receivables (net of allowance for credit losses of $ 4,096 and $ 2,845 as of December 31, 2020, and 2019, respectively)	158,050	154,756
Prepaid expenses and other current assets	21,609	36,172
Total current assets	426,134	312,988
NON-CURRENT ASSETS
Long-term prepaid expenses	5,289	7,125
Restricted deposits	3,300	683
Deferred tax assets	1,382	673
Right of use assets	68,058	67,181
Property and equipment, net	52,894	67,777
Intangible assets, net	3,905	6,465
Goodwill	19,206	19,206
	154,034	169,110
Total assets	$580,168	$482,098
LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payable	$189,352	$167,178
Lease liability	15,746	12,826
Accrued expenses and other current liabilities	95,135	58,897
Total current liabilities	300,233	238,901
LONG TERM LIABILITIES
Deferred tax liabilities	45	2,716
Lease liability	63,044	63,008
Total long-term liabilities	63,089	65,724
COMMITMENTS AND CONTINGENCIES (Note 10)
CONVERTIBLE PREFERRED SHARES
Preferred A, B, B-1, B-2, C, D and E shares with no par value - Authorized: 45,688,037shares at December 31, 2020 and 2019; Issued and outstanding: 44,978,000 shares at December 31, 2020 and 2019: Aggregate liquidation preference of 308,765 and 285,833 as of December 31, 2020 and 2019, respectively.	170,206	170,206
SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 65,366,595 shares as of December 31, 2020 and 2019, 15,313,447and 16,626,522 shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	78,137	47,257
Accumulated deficit	(31,497)	(39,990)
Total shareholders' equity	46,640	7,267
Total liabilities, convertible preferred shares, and shareholders' equity	$580,168	$482,098
The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
U.S. dollars in thousands, except share and per share data
	Year ended December 31,
	2020	2019	2018

Revenues	$1,188,893	$1,093,830	$909,246
Cost of revenues:
Traffic acquisition cost	806,541	798,001	627,720
Other cost of revenues	62,855	63,860	47,296
Total cost of revenues	869,396	861,861	675,016
Gross profit	319,497	231,969	234,230
Operating expenses:
Research and development expenses	99,423	84,710	73,024
Sales and marketing expenses	133,741	130,353	109,671
General and administrative expenses	60,140	36,542	34,202
Total operating expenses	293,304	251,605	216,897
Operating income (loss) before finance expenses	26,193	(19,636)	17,333
Finance expenses, net	2,753	3,392	1,346
Income (loss) before income taxes	23,440	(23,028)	15,987
Provision for income taxes	14,947	4,997	5,326
Net income (loss)	$8,493	$(28,025)	$10,661
Less: Undistributed earnings allocated to participating securities	(22,932)	(21,173)	(19,604)
Net loss attributable to ordinary shares – basic and diluted	(14,439)	(49,198)	(8,943)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.97)	$(3.00)	$(0.56)
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	14,934,590	16,412,119	16,084,650
The accompanying notes are an integral part of these consolidated financial statements.

STATEMENT OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
U.S. dollars in thousands, except share and per share data
	Convertible Preferred shares		Ordinary shares		Additional paid-in Capital	Accumulated deficit	Total Shareholders’ equity
	Number	Amount	Number	Amount
Balance as January 1, 2018	44,978,000	$170,206	15,851,936	$—	$26,969	$ (22,626)	$4,343
Share based compensation expenses	—	—	—	—	10,451	—	10,451
Exercise of options	—	—	398,920	—	597	—	597
Net income	—	—	—	—	—	10,661	10,661
Balance as of December 31, 2018	44,978,000	170,206	16,250,856	—	38,017	(11,965)	26,052
Share based compensation expenses	—	—	—	—	8,249	—	8,249
Exercise of options	—	—	375,666	—	991	—	991
Net loss	—	—	—	—	—	(28,025)	(28,025)
Balance as of December 31, 2019	44,978,000	170,206	16,626,522	—	47,257	(39,990)	7,267

Cancellation of dormant restricted shares	—	—	(2,744,357)	—	—	—	—
Share based compensation expenses	—	—	—	—	28,277	—	28,277
Exercise of options	—	—	1,431,282	—	2,603	—	2,603
Net Income	—	—	—	—	—	8,493	8,493

Balance as of December 31, 2020	44,978,000	$170,206	15,313,447	$—	$78,137	$(31,497)	$46,640
The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands, except share and per share data
	Year ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$8,493	$(28,025)	$10,661
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	33,957	39,364	35,272
Loss from sale of property and equipment	—	—	184
Share based compensation expenses	28,277	8,249	10,451
Revaluation of contingent consideration	—	—	3,876
Net loss (gain) from financing expenses	(3,318)	(454)	2,111
Decrease in deferred taxes, net	(3,380)	(239)	(359)
Accrued interest, net	520	(161)	(205)

Change in operating assets and liabilities:
Increase in trade receivables	(3,294)	(15,326)	(29,115)
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	17,975	(24,757)	(2,461)
Increase in trade payable	23,434	31,622	26,926
Change in operating lease Right of use assets	13,758	12,452	—
Change in operating Lease liabilities	(11,679)	(9,893)	—
Increase in accrued expenses and other current liabilities	34,344	5,224	19,636
Net cash provided by operating activities	139,087	18,056	76,977
Cash flows from investing activities
Purchase of property and equipment, including capitalized platform costs	(17,774)	(44,328)	(32,157)
Proceeds from sale of property and equipment	—	—	455
Cash paid in connection with acquisitions (see note 1c)	(202)	(3,966)	—
Decrease (increase) in restricted deposits	(104)	(583)	179
Decrease (increase) in short-term deposits	28,963	1,411	(7,412)
Net cash provided by (used in) investing activities	10,883	(47,466)	(38,935)
Cash flows from financing activities
Exercise of options	2,603	991	597
Payment of contingent consideration		—	(12,753)
Net cash provided by (used in) financing activities	2,603	991	(12,156)
Exchange differences on balances of cash, cash equivalents	3,318	454	(2,111)
Increase (decrease) in cash, cash equivalents	155,891	(27,965)	23,775
Cash, cash equivalents - at the beginning of the period	86,920	114,885	91,110
Cash, cash equivalents - at end of the period	$242,811	$86,920	$114,885
The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands, except share and per share data
	Year ended December 31,
	2020	2019	2018
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$9,980	$7,947	$6,146
Supplemental disclosures of noncash investing and financing activities:
Deferred offering costs incurred during the period included in the Long-term prepaid expenses	$ 2,096	$—	$—
Purchase of property, plant and equipment	$1,879	$3,139	$2,032
Acquisition of Celltick activity (see note 1c)	$—	$202	$—
The accompanying notes are an integral part of these consolidated financial statements.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 1:-	GENERAL
a.
Taboola.com Ltd. a privately held Israeli company, was incorporated and commenced its operations on September 3, 2006. Taboola has twenty-four subsidiaries worldwide (together with its subsidiaries, collectively, the “Company” or “Taboola”).

Taboola is a technology company that empowers advertisers to leverage its Artificial Intelligence, or AI, powered platform to reach targeted audiences with an effective, native ad-format across websites, devices and services such as mobile apps and games (collectively referred to as “digital properties”). Digital properties use Taboola’s recommendation platform to monetize their content, increase user engagement and build new audiences.
b.
On August 22, 2016 (the “Closing Date”), the Company acquired 100% of the outstanding shares of ConvertMedia Ltd. (“CML”) (the “Acquisition”). CML provides video advertising solutions that enable advertisers to reach audiences on a wide range of platforms and devices and enable publishers to monetize their traffic.

Under the terms of the Acquisition, the total consideration was comprised of: (i) upfront cash consideration of $20,403 and (ii) up to $15,000 of earn-out cash considerations, payable over 24 months following the Closing Date, upon attainment of certain milestones.
The fair value of the earn-out amount (the “Contingent Consideration”) was estimated at $4,645 by utilizing the income approach, taking into account the potential cash payments discounted to arrive at a present value amount, based on the Company's expectation as to future operational milestones.
On August 22, 2018 the final earn-out was set to $12,753 based on certain milestones. The earn-out was fully paid during November 2018. There has been a change of $3,876 to the estimated fair value of the Contingent Consideration for the year ended on December 31, 2018. The change in the estimated fair value of the Contingent Consideration was recorded as part of the operating expenses.
c.	On March 2, 2019 the Company entered into an agreement to acquire certain assets of Celltick Technologies Ltd. for approximate net consideration of $4,168 (the “Celltick Acquisition”).
The Company determined that the acquired assets were obtained on April 4, 2019, date on which the Company obtained control. The Company accounted for the Celltick Acquisition as a business combination in accordance with ASC 805 “Business Combinations”. The effects on the Company’s consolidated total revenue and net loss were immaterial. As a result, pro forma results of operations for this acquisition have not been presented.
The following table summarizes, the estimated fair values of the assets acquired with respect to the Celltick acquisition, which are included in the consolidated financial statements:
Intangibles	$3,556
Goodwill	597
Total assets acquired	4,153
Net tangible assets	15
Net asset acquired	$4,168

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 1:-
GENERAL(continued)
In performing the purchase price allocation, the Company considered, among other factors, the intention for future use of acquired assets, analyses of historical financial performance and estimates of future performance of the assets purchased in the Celltick Acquisition. The following table sets forth the components of intangible assets associated with the acquisition:
	Fair value	Useful life	Amortization method
Customer relationships	3,196	5 years	Straight-Line method
Technology	360	3 years	Straight-Line method
	3,556
Goodwill of $597, which is deductible for tax purposes, was recorded in connection with the Celltick acquisition, and was primarily attributed to synergies arising from the acquisition of Celltick.
The Company incurred transaction costs in connection with the acquisition of $125. These transaction costs were included in general and administrative expenses in the consolidated statements of income (loss).
d.	On October 3, 2019 the Company entered into a merger agreement with Outbrain Inc. (the “Outbrain Merger Agreement”) for cash consideration of $250,000 and 29.6% of the shares of Taboola.com Ltd.
On November 25, 2019, the Company and one of its subsidiaries entered into a credit agreement (the "Credit Agreement") with a consortium of banks for a $250,000 loan facility to be used in connection with consummation of the Outbrain Merger Agreement. The loan was conditional on, and was to be funded only upon, closing of the Outbrain Merger Agreement.
On August 7, 2020 the Company terminated the Credit Agreement. In connection with termination of the Credit Agreement, the Company paid penalties and legal fees amounting to $3,236 recognized as part of the general and administrative expenses in the Company's consolidated statements of income (loss).
On October 3, 2020, the Outbrain Merger Agreement expired and was not renewed.
e.	Merger Agreement
On January 25, 2021, the Company and Toronto Sub Ltd., a Cayman Islands exempted company and wholly owned subsidiary of the Taboola (“Merger Sub”) entered into a merger agreement (“Merger Agreement”), with ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (“ION”). Pursuant to the Merger Agreement, Merger Sub will merge with and into ION, with ION surviving the merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”), ION will become a wholly owned subsidiary of Taboola, with the securityholders of ION becoming security holders of Taboola.
Pursuant to the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”), (a) each issued and outstanding unit of ION, consisting of one Class A ordinary share of ION, par value $0.0001 per share, of ION (“Class A Ordinary Shares”) and one-fifth of one warrant of ION entitling the holder to purchase one Class A Ordinary Share per warrant at a price of $11.50 per share (“ION Warrants”), will be automatically separated and the holder thereof will be deemed to hold one Class A Ordinary Share and one-fifth of one ION Warrant, (b) each Class A Ordinary Share outstanding immediately prior to the Effective Time will be exchanged for one ordinary share no par value per share of Taboola (“Taboola Ordinary

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 1:-
GENERAL(continued)
Shares”), (c) each Class B ordinary shares, par value $0.0001 per share, of ION (“Class B Ordinary Shares” and, together with Class A Ordinary Shares, “ION Ordinary Shares”), outstanding immediately prior to the Effective Time, will be exchanged for one Taboola Ordinary Share and (d) each ION Warrant outstanding immediately prior to the Effective Time, will be assumed by Taboola and will become a warrant of Taboola.
Prior to the Effective Time, each outstanding Taboola convertible preferred share will be converted into Taboola Ordinary Shares in accordance with Taboola’s organizational documents and Taboola intends to effect a stock split to cause the value of the outstanding Taboola Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share (the “Stock Split”).
Concurrently with and following the execution of the Merger Agreement, Taboola and certain accredited investors (“PIPE Investors”) entered into a series of subscription agreements (“Subscription Agreements”), providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 13,500,000 Taboola Ordinary Shares (“PIPE Shares”) at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds to Taboola of $135,000,000 (collectively, the “PIPE”). The closing of the PIPE is conditioned upon the consummation of the Transactions.
Concurrently with and following the execution of the Merger Agreement, Taboola and certain accredited investors (the “Secondary Investors”) entered into share purchase agreements with certain shareholders of Taboola (the “Secondary Share Purchase Agreements”) pursuant which the
Secondary Investors committed to purchase Taboola Ordinary Shares from certain shareholders of Taboola, and, under certain circumstances, from Taboola, an aggregate of up to 15,120,000 Taboola Ordinary Shares (the “Secondary Shares”) at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds up to of $151,200,000 (the “Secondary Purchases”).
NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S GAAP”) and include the accounts of Tabbola.com Ltd. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of estimates
The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions. The Company's management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Company's management evaluates estimates, including those related to accounts receivable and allowance for credit losses, acquired intangible assets and goodwill, the useful life of intangible assets and property and equipment, fair values of share-based awards, deferred taxes and uncertain tax positions, and contingent liabilities. Such estimates are based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
The novel coronavirus (“COVID-19”) pandemic has created, and may continue to create, significant uncertainty in macroeconomic conditions, and the extent of its impact on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers and its sales cycles. The Company considered the impact of COVID-19 on the estimates and assumptions and determined that there were no material adverse impacts on the consolidated financial statements for the period ended December 31, 2020.
As events continue to evolve and additional information becomes available, the Company’s estimates and assumptions may change materially in future periods.
Financial statements in U.S. dollars
Most of the Company's revenues and costs of revenues are denominated in United States dollars (“dollars”).
While some of the Company's revenues and operational costs are incurred in other currencies, the Company's management believes that the dollar is the primary currency of the economic environment in which the Company and its subsidiaries operates and therefore, is the Company's functional and reporting currency. Accordingly, transactions denominated in currencies other than the functional currency are re-measured to the functional currency in accordance with ASC No. 830, “Foreign Currency Matters” at the exchange rate at the date of the transaction or the average exchange rate in the month. At the end of each reporting period, monetary assets and liabilities are re-measured to the functional currency using exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are re-measured at historical exchange rates. Gains and losses related to re-measurement are recorded as financial income (expense) in the consolidated statements of income (loss) as appropriate.
Cash and cash equivalents
Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.
Short-term deposits
Short-term deposits are bank deposits with maturities of more than three months but less than one year. The short-term deposits as of December 31, 2019 are denominated primarily in USD and bear interest at an average annual rate of 2.56%.
Restricted deposits
Restricted deposits are primarily invested in certificates of deposit and are used as security for the Company's lease commitments.
Fair Value Measurements
Fair value is defined as the exchange price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company measures financial assets and liabilities at fair value at each reporting period using a fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
Three levels of inputs may be used to measure fair value:
Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 -	Includes other inputs that are directly or indirectly observable in the marketplace.
Level 3 -	Unobservable inputs which are supported by little or no market activity.
The carrying amounts of cash and cash equivalents, trade receivables, short-term deposits, trade payables approximate their fair value due to the short-term maturity of such instruments.
Trade receivables and allowance for credit losses
Trade receivables are recorded at the invoiced amount and amounts for which revenue has been recognized but not invoiced, net of allowance for credit losses. Payment terms and conditions vary by contract type, although terms generally include a requirement to pay within 30 days of the invoice.
The Company’s expected loss allowance methodology for accounts receivable is developed using historical collection experience and current and future economics and market conditions. The estimate of the amount that may not be collected is based on the geographic location, aging and customer financial condition. Additionally, specific allowance amounts are established to record the appropriate provision for customers that have a higher probability of default. The Company writes off receivables when they are deemed uncollectible, having exhausted all collection efforts.
Concentrations of credit risks
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, short-term deposits, restricted deposit, and trade receivables.
The Company’s cash, cash equivalents, short-term deposits and restricted deposits are invested in major banks mostly in Israel, in addition to the United States and United Kingdom. The Company maintains cash and cash equivalents with diverse financial institutions and monitors the amount of credit exposure to each financial institution. In the United States and United Kingdom, the Company deposits are maintained with commercial banks, which are insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) and Financial Services Compensation Scheme (“FSCS”), which is authorized by the Bank of England (acting in its capacity as the Prudential Regulation Authority (PRA). At various times the Company has deposits in excess of the maximum amounts insured by the FDIC and FSCS. In Israel, commercial banks do not have government-sponsored deposit insurance. As of December 31, 2020 the Company has not experienced credit losses related to these balances.
As of December 31, 2020, the Company maintained balances of approximately $33,652 and $41,818 with U.S. banks in excess of the amounts insured by the FDIC and in United Kingdom banks in excess of the amounts insured by the FSCS, respectively.
The Company’s trade receivables are geographically diversified and derived mainly from sales in the United States. Concentration of credit risk with respect to trade receivables is limited by credit limits, ongoing credit evaluation and account monitoring procedures. The Company performs ongoing credit evaluations of its accounts receivables and establishes an allowance for expected losses as necessary.
As of December 31, 2020, and 2019, no single customer represented 10% or more of accounts receivable. No single customer accounted for more than 10% of total revenue for the periods presented.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
Deferred Offering Costs
Deferred offering costs consist primarily of accounting, legal, and other fees related to the Company’s Merger agreement. Upon consummation of the Business combination and related Transactions, the deferred offering costs will be reclassified to shareholders’ equity and recorded against the proceeds from the Transaction. In the event the Business Combination and the related Transaction is aborted, deferred offering costs will be expensed. The Company capitalized $2,096 of deferred offering costs within the long-term prepaid expenses in the consolidated balance sheets as of December 31, 2020. No offering costs were capitalized as of December 31, 2019.
Property and equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:
%
Computer equipment and licenses	33
Platform Cost	33
Office furniture and equipment	6 – 15
Leasehold improvements	Over the shorter of expected lease or estimated useful life
Internal Used Software costs
According to ASC 350-40 The Company capitalizes certain internal use software development costs associated with creating and enhancing internal use software related to its platform and technology infrastructure. These costs include personnel and related employee benefits expenses for employees who are directly associated with and who devote time to software projects, and services consumed in developing or obtaining the software. Software development costs that do not meet the criteria for capitalization are expensed as incurred and recorded in research and development expenses in the consolidated statements of income (loss).
Software development activities generally consist of three stages, (i) the planning stage, (ii) the application and infrastructure development stage, and (iii) the post implementation stage. Costs incurred in the planning and post implementation stages of software development, including costs associated with the post configuration training and repairs and maintenance of the developed technologies, are expensed as incurred. The Company capitalizes costs associated with software developed for internal use when both the preliminary project stage is completed, and management has authorized further funding for the completion of the project. Costs incurred in the application and infrastructure development stages, including significant enhancements and upgrades, are capitalized. Capitalization ends once a project is substantially complete, and the software and technologies are ready for their intended purpose.
Internal use software development costs are amortized using a straight-line method over the estimated useful life of three years, commencing when the software is ready for its intended use.
The Company capitalized platform costs of $ 9,205 and $5,970 for the years ended December 31, 2020 and 2019 respectively. The Company's capitalized platform amortization is included in cost of revenues in the Company's consolidated statements of income (loss) and totaled to $ 1,486, $1,273 and $1,056 for the years ended December 31, 2020, 2019 and 2018, respectively.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
Intangible Assets
Intangible assets consist of identifiable intangible assets that the Company has acquired from previous business combinations, namely customer relationships and developed technology. Intangible assets are recorded at fair value, net of accumulated amortization. The Company amortizes its intangible assets reflecting the pattern in which the economic benefits of the intangible assets are consumed. When a pattern cannot be reliably determined, the Company uses a straight-line amortization method.
Impairment of long-lived assets
The Company's long-lived assets are reviewed for impairment in accordance with ASC No, 360 "Property, Plant and Equipment" whenever events or changes in circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. Recoverability of assets (or asset group) to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During 2020, 2019 and 2018, no impairment losses have been recorded.
Goodwill
Goodwill represents the excess of the purchase price over the estimated fair value of net tangible and identifiable intangible assets acquired in business combinations. The Company’s annual impairment assessment of its single reporting unit is performed as of the fourth quarter of each year. Assessments are performed at other times if events or circumstances indicate it is more likely than not that the asset is impaired. Events or changes in circumstances which could trigger an impairment review include a significant adverse change in legal factors or in the business climate, an adverse action or assessment by a regulator, unanticipated competition, a loss of key personnel, significant changes in the manner of the Company’s use of the acquired assets, or the strategy for the Company’s overall business, significant negative industry or economic trends, or significant underperformance relative to expected historical or projected future results of operations. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then the Company prepares a quantitative analysis to determine whether the carrying value of a reporting unit exceeds its estimated fair value. If the carrying value of a reporting unit exceeds its estimated fair value, the Company recognizes an impairment of goodwill for the amount of this excess. There were no impairment charges to goodwill during the periods presented.
Segment Information
Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the Company’s chief operating decision maker in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker is its Chief Operations Officer. The Chief Operations Officer reviews financial information presented on a consolidated basis, for purposes of allocating resources and evaluating financial performance.
The Company has one business activity and there are no segment managers accountable for operations, operating results beyond revenue or gross profit, or plans for levels or components below the consolidated unit level. Accordingly, the Company has a single reporting segment.
Revenue recognition
On January 1, 2018, the Company adopted Accounting Standards Update 2014-09, “Revenue from Contracts with Customers (“ASC 606”) using a modified retrospective approach applied to all contracts. The adoption of ASC 606 did not result in a change in timing or amount of revenue recognized.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
Under the standard, the Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for contracts that are within the scope of the standard, the Company perform the following five steps:
(i)	Identify the contract with a customer;
(ii)	Identify the performance obligations in the contract, including whether they are distinct in the context of the contract;
(iii)	Determine the transaction price, including the constraint on variable consideration;
(iv)	Allocate the transaction price to the performance obligations in the contract;
(v)	Recognize revenue as the Company satisfies the performance obligations.
The Company’s customers are the advertisers that advertise on the Company's platform. Advertisers accept the Company’s terms of service upon signature on an IO (insertion order) and registration to the platform.
For campaigns priced on a cost-per-click (“CPC”) basis, the Company bills the customers and recognizes revenues when a user clicks on an advertisement displayed. For campaigns priced on a cost-per-thousand impression basis (“CPM”), the Company will bill its customers and recognize revenues based on the number of times an advertisement is displayed to a user.
The determination of whether revenue should be reported gross of amounts billed to advertisers (gross basis) or net of payments to digital properties partners (net basis) requires significant judgment and is based on management assessment of whether Taboola is acting as the principal or an agent in the transaction. Taboola has determined that it acts as principal in its arrangements because it has the ability to direct the services to its customers. The Company has contracts with its digital properties that provide exclusivity and cover multiple years at inception. These agreements typically require that the Company's code be integrated on the digital property web page. Thus, in the vast majority of the Company's business, it does not bid for an ad placement, but rather it controls the specified pages before they are transferred to the customer, see all users that visit the respective pages and is able to run a predictive auction and direct the ad placement to the relevant customer. The Company further concluded that (i) Taboola is primarily responsible for fulfilling the promise to provide the service in the arrangement; and (ii) Taboola has latitude in establishing the contract price with the advertisers. In addition, Taboola has inventory risk on a portion of its multi-year agreement with digital properties. Therefore, based on these and other factors, Taboola reports revenue earned on a gross basis.
Practical Expedients
The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed.
The Company generally expenses sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses.
Cost of revenues
The Company’s cost of revenue primarily includes Traffic acquisition costs and other cost of revenue.
Traffic acquisition cost. Traffic acquisition cost, or TAC consists primarily of cost related to digital property compensation for placing Taboola’s platform on their digital property and cost for advertising impressions purchased from real-time advertising exchanges and other third parties. Traffic

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
acquisition costs also include up-front payments, incentive payments, or bonuses paid to the digital property partners, which are amortized over the respective contractual term of the digital property arrangement. Taboola has two primary compensation models for digital properties. The most common model is a revenue share model. In this model, Taboola agrees to pay a fixed percentage of the revenue that it generates from advertisements placed on the digital properties. The second model includes guarantees. Under this model, Taboola pays a greater of a fixed percentage of the revenue generated and a committed guaranteed amount per thousand page views ("Minimum guarantee model"). Actual compensation is settled on a monthly basis. Expenses under both the revenue share model as well as the Minimum guarantee model are recorded as incurred, based on actual revenues generated by Taboola at the respective month.
Other cost of revenue. Other cost of revenue consists of data center and related costs, depreciation expense related to hardware supporting Taboola’s platform, amortization expense related to capitalized internal use software and acquired technology, depreciation of communication equipment, personnel costs, and allocated facilities costs. Personnel costs include salaries, bonuses, share-based compensation, and employee benefit costs, and are primarily attributable to the operations group, which supports the Company’s platform and clients.
Research and development expenses
Research and development expenses consist primarily of personnel costs, including salaries, bonuses, share-based compensation and employee benefits costs, allocated facilities costs, professional services and depreciation.
Accounting for share-based compensation
Share-based compensation expense related to share-based awards is recognized based on the fair value of the awards granted and recognized as an expense over the requisite service period for share options and performance-based RSUs. The Company elects the straight-line recognition method for awards subject to graded vesting based only on a service condition and the accelerated method for awards that are subject to a performance condition. The compensation expense associated with performance based RSUs is adjusted based on the probability in achieving performance targets. Forfeitures are accounted for as they occur instead of estimating the number of awards expected to be forfeited.
The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares, the expected term of the award, the expected volatility of the price of the Company’s ordinary shares, risk-free interest rates, and the expected dividend yield of ordinary shares. The fair value of each RSU award is based on the fair value of the underlying ordinary shares on the grant date. The assumptions used to determine the fair value of the share awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.
The fair value of each option award is estimated using the following assumptions:
	Year ended December 31,
	2020	2019	2018
Volatility	50.0% - 54.0%	47.6% - 51%	51.1% - 52.5%
Risk-free interest rate	0.38% - 0.67%	2.31% - 2.59%	2.12% - 2.74%
Dividend yield	0%	0%	0%
Expected term (in years)	6.25	6.25	6.25

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
These assumptions and estimates were determined as follows:
Fair Value of Ordinary Shares. As the Company’s ordinary shares are not publicly traded, the fair value was determined by the Company’s board of directors, with input from management and valuation reports prepared by independent third-party valuation specialists.
Risk-Free Interest Rate. The risk-free rate for the expected term of the options is based on the Black-Scholes option-pricing model on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.
Expected Term. The expected term represents the period that options are expected to be outstanding. The Company determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.
Expected Volatility. Since the Company has no trading history of its ordinary shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within the Company’s industry that the Company considers to be comparable to its own business over a period equivalent to the option’s expected term.
Expected Dividend Yield. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. As a result, an expected dividend yield of zero percent was used.
Income taxes
The Company is subject to income taxes in Israel, the U.S., and other foreign jurisdictions. These foreign jurisdictions may have different statutory rates than in Israel and U.S.. Income taxes are accounted in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The financial effect of changes in tax laws or rates is accounted for in the period of enactment. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.
The Company recognizes income tax benefits from uncertain tax positions only if it believes that it is more likely than not that the tax position will be sustained upon examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such uncertain tax positions are then measured based on the largest benefit that is more likely than not to be realized upon the ultimate settlement. Although the Company believes that it has adequately reserved for its uncertain tax positions, it can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made. The Company classifies interest and penalties on income taxes (which includes uncertain tax positions) as taxes on income.
Net income (loss) Per Share Attributable to Ordinary Shareholders
The Company computes net income (loss) per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its convertible preferred shares to be participating securities as the holders of the convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all convertible preferred shares into ordinary shares. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.
Recently adopted accounting pronouncements
a.
In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”), on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee.

The Company adopted the new standard as of January 1, 2019, which requires the recognition of the right-of-use assets, or ROU assets, and related lease liabilities on the balance sheet using a modified retrospective approach. The consolidated financial statements related to periods prior to January 1, 2019 were not restated and continue to be reported under ASC Topic 840—Leases (“ASC 840”), which did not require the recognition of operating lease liabilities on the balance sheet. As permitted under ASC 842, the Company has elected not to recognize short-term leases on the balance sheet, nor separate lease and non-lease components.
The ROU asset and lease liability are initially measured at the present value of the lease payments, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's incremental borrowing rate based on the information available at the date of adoption in determining the present value of the lease payments.
The Company's incremental borrowing rate is estimated to approximate the interest rate on similar terms and payments and in economic environments where the leased asset is located.
Some of the Company's leases contain one or more options to extend. The exercise of lease renewal options is typically at the Company's sole discretion. The Company considers various factors such as market conditions and the terms of any renewal options that may exist to determine whether it is reasonably certain to exercise the options to extend the lease.
Some of the real estate leases contain variable lease payments, including payments based on a Consumer Price Index (“CPI”). Variable lease payments based on a CPI are initially measured using the index in effect at lease adoption. Additional payments based on the change in a CPI are recorded as a period expense when incurred.
As of the adoption date, the Company recognized a lease liability of $80,135 and a corresponding ROU asset of $74,041; there was no equity impact from the adoption. The difference between the lease liability and the ROU asset primarily represents the existing deferred rent liabilities balances before adoption, resulting from historical straight-lining of operating leases, which was effectively reclassified upon adoption to reduce the measurement of the ROU asset.
b.	Effective January 1, 2020, the Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) (“ASU”): Measurement of Credit Losses on Financial Instruments.
This ASU replaces the incurred loss impairment model with an expected credit loss impairment model for financial instruments. The ASU requires entities to consider forward-looking information to estimate expected credit losses, resulting in earlier recognition of losses for

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 2:-
SIGNIFICANT ACCOUNTING POLICIES(continued)
receivables that are current or not yet due, which were not considered under the previous accounting guidance. Adoption of this standard did not have a material impact on the Company's consolidated financial statements.
c.
In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment ("ASU 2017-04"), which simplifies the accounting for goodwill impairments by eliminating Step 2 from the goodwill impairment test. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess, versus determining an implied fair value in Step 2 to measure the impairment loss. ASU 2017-04 is effective for annual periods beginning after December 15, 2019, and interim periods therein. Adoption of this standard did not have a material impact on the Company's consolidated financial statements.

d.
In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract,” which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The new standard requires capitalized costs to be amortized on a straight-line basis generally over the term of the arrangement, and the financial statement presentation for these capitalized costs would be the same as that of the fees related to the hosting arrangements. The new standard was adopted for interim and annual periods beginning January 1, 2020 using the prospective adoption approach. Adoption of this standard did not have a material impact on the Company's consolidated financial statements.

Recently Accounting Pronouncement not yet adopted:
a.
In December 2019, the FASB issued ASU 2019-12 to simplify the accounting for income taxes. The guidance eliminates certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard will be effective for the Company beginning January 1, 2021, with early adoption permitted. The Company is currently in the process of evaluating the impact of this new pronouncement on its consolidated financial statements and related disclosures.

NOTE 3:-	CASH AND CASH EQUIVALENTS
The following table presents for each reported period, the breakdown of cash and cash equivalents:
	December 31,
	2020	2019
Cash	$115,693	$ 58,691
Money market funds	10	28,162
Time deposits	127,108	67
Total Cash and cash equivalents	$242,811	$ 86,920

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 4:-	PREPAID EXPENSES AND OTHER CURRENT ASSETS
	December 31,
	2020	2019
Prepaid expenses	$7,605	$20,256
Government institutions	10,100	11,686
Other current assets	3,904	4,230
	$21,609	$36,172
NOTE 5:-	PROPERTY AND EQUIPMENT, NET
Property and equipment consist of the following:
	December 31,
	2020	2019
Cost:
Computer equipment and licenses	$132,373	$132,772
Office furniture and equipment	5,308	4,836
Leasehold improvements	17,901	17,463
Platform Cost	21,259	12,054
	176,841	167,125
Accumulated depreciation	(123,947)	(99,348)
Property and equipment, net	$52,894	$67,777
Depreciation and amortization expenses for the years ended December 31, 2020, 2019 and 2018 were $31,397, $35,943 and $29,867, respectively. During 2020, the Company wrote off fully depreciated fixed assets in the amount of $6,798.
NOTE 6:-	INTANGIBLE ASSETS, NET
Intangible assets consist of the following as of December 31, 2020:
	Gross Fair Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Useful Life
				(in years)
Acquired technology	$16,855	$(15,686)	$1,169	0.73
Customer relationship	12,256	(9,520)	2,736	3.25
Total	$29,111	$(25,206)	$3,905
Intangible assets consist of the following as of December 31, 2019:
	Gross Fair Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Useful Life
				(in years)
Acquired technology	$16,855	$(13,912)	$2,943	1.70
Customer relationship	12,256	(8,734)	3,522	4.21
Total	$29,111	$(22,646)	$6,465
Amortization expenses related to intangible assets amounted to $ 2,560, $ 3,421 and $ 5,405 for the years ended December 31, 2020, 2019 and 2018, respectively.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 6:-
INTANGIBLE ASSETS, NET(continued)
The estimated future amortization expense of other intangible assets as of December 31, 2020 is as follows:
Year ended December 31:
2021	$ 1,981
2022	873
2023	842
2024	209
$ 3,905
NOTE 7:-	GOODWILL
The following table represents the changes to goodwill:
Carrying Amount
(in thousands)
Balance as of December 31, 2018	$18,609
Addition from acquisition	597
Balance as of December 31, 2019	$19,206
Addition from acquisition	—
Balance as of December 31, 2020	$19,206
NOTE 8:-	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
	December 31
	2020	2019
Accrued expenses	$9,601	$5,825
Employees and related benefits	35,195	19,228
Accrued vacation pay	10,827	6,283
Advances from customers	24,753	17,391
Government authorities	13,528	6,808
Other	1,231	3,362
	$95,135	$58,897
NOTE 9:-	LEASES
The Company adopted ASC 842 as of January 1, 2019. As part of the implementation, the Company recognized its lease liabilities, including the current and non-current portions, within its consolidated balance sheet as of the adoption date, which represents the present value of the Company’s obligation related to the estimated future lease payments. The Company also recognized a right-of-use asset, or ROU asset, which represents the right to use the leased asset over the period of the lease. The ROU asset was calculated as the lease liability less any asset or liability balances that existed at the time of adoption.
The main operating leases expense include leases of office locations, data centers, and vehicles. The lease terms of the Company’s operating leases generally range from 2 years to 10 years, with various expiration dates through fiscal year 2029. Several of the Company's leases contain one or more options to extend.
The Company considers various factors such as market conditions and the terms of any renewal options that may exist to determine whether it is reasonably certain to exercise the options to extend

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 9:-
LEASES(continued)
the lease. As of December 31, 2020, the weighted average remaining lease term of leases included in the lease liability is 5.78 years and the weighted average discount is 3.81%. The Company lease agreements generally do not contain any material residual value guarantees or material restrictive covenants.
The cumulative effect of the changes made to the consolidated balance sheet as of January 1, 2019 for the adoption of Topic 842 were as follows:
	December 31, 2018	Adjustments	January 1, 2019
Accrued liabilities	59,565	(6,094)	53,471
Right of use assets	—	74,041	74,041
Lease liability	—	80,135	80,135
The components of lease expense and supplemental cash flow information related to leases for the year ended December 31, 2020 were as follows:
	December 31,
	2020	2019
Components of lease expense:
Operating lease cost	$16,594	$ 15,620
Short term lease cost	628	1,249
Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities	17,217	15,802
Supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets	$14,635	$5,592
Maturities of lease liabilities as of December 31, 2020 were as follows:
December 31, 2020
2021	18,326
2022	16,672
2023	14,532
2024	12,847
2025	9,138
Thereafter,	17,082
Total undiscounted lease payments	88,597
Less: Interest	9,807
Present value of lease liabilities	78,790
NOTE 10:-	COMMITMENTS AND CONTINGENCIES
Commercial Commitments
In the ordinary course of the business, the Company enters into agreements with certain digital properties, under which, in some cases it agrees to pay them a guaranteed amount, generally per thousand pageviews on a monthly basis. These agreements could cause a gross loss on digital property accounts in which the guarantee is higher than the actual revenue generated. These contracts generally range in duration from 2 to 5 years, though some can be shorter or longer.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 10:-
COMMITMENTS AND CONTINGENCIES(continued)
Non-cancelable Purchase Obligations
In the normal course of business, the Company enters into non-cancelable purchase commitments with various parties to purchase primarily software and IT related-based services. As of December 31, 2020, the Company had outstanding non-cancelable purchase obligations in the amount of $6,900.
Legal Proceedings
a.
In October 2019, one of the Company's digital properties (the "Digital Property") filed a claim against the Company in the Paris Commercial Court for approximately $706 (the "Claim"). According to the Claim, the Company allegedly has failed to pay certain minimum guarantee payments for the years 2016 to 2019. It is the Company's position that there are no merits to the Claim because the Digital Property did not act in accordance with the agreement and a counterclaim in the amount of $1,970 was filed by the Company for a refund of certain compensation that was paid. A virtual trial took place on February 24,2020, and a final decision of the judge is expected to be delivered on April 15, 2021.

b.
In the ordinary course of business, the Company may be subject from time to time to various proceedings, lawsuits, disputes, or claims. The Company investigates these claims as they arise and record a provision, as necessary. Provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Although claims are inherently unpredictable, the Company is currently not aware of any matters that, it believes would individually or taken together, have a material adverse effect on its business, financial position, results of operations, or cash flows.

NOTE 11:-	CONVERTIBLE PREFERRED SHARES
a.	Convertible preferred shares consisted of the following:
	Authorized		Issued and outstanding		Carrying amount	Aggregate Liquidation Preference As of December 31, 2020
	Number of shares
	December 31,		December 31,
	2020	2019	2020	2019
Share no par value:
Series A	3,753,325	3,753,325	3,687,739	3,687,739	3,679	4,456
Series B	5,502,480	5,502,480	5,404,159	5,404,159	7,811	12,140
Series B-1	5,931,411	5,931,411	5,823,126	5,823,126	9,093	12,750
Series B-2	3,949,052	3,949,052	3,879,640	3,879,640	5,816	7,728
Series C	6,580,182	6,580,182	6,464,881	6,464,881	13,893	20,605
Series D	6,401,587	6,401,587	6,289,727	6,289,727	19,069	30,246
Series E	13,570,000	13,570,000	13,428,728	13,428,728	110,845	220,841
	45,688,037	45,688,037	44,978,000	44,978,000	170,206	308,766
The Company issued Series A, B, B-1, B-2, C, D and E convertible preferred shares between the years 2007 and 2016. The deemed liquidation preference provisions of the convertible preferred shares are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the convertible preferred shares have been presented outside of permanent equity in the mezzanine section of the consolidated balance sheets.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 11:-
CONVERTIBLE PREFERRED SHARES(continued)
b.	Preferred share rights:
1.	Voting:
Each preferred shareholder is entitled to the number of votes equal to the number of shares of ordinary share into which each share of preferred share is convertible at the time of such vote.
2.	Dividends:
Each holder of the preferred shares shall be entitled to receive, pro-rata, and in preference to any other class or series of shares in the Company, dividends in an amount equal to the original issue price of the preferred shares, held thereby (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), plus interest thereon at a rate per annum equal to eight percent (8%) compounded annually in the following order:
Preferred E Shares, (2) Preferred D Shares, (3) the Preferred C Shares, B-2 Shares, B-1 Shares and B Shares as a group, (4) the preferred B shares, and (5) the Preferred A Shares.
3.	Liquidation rights:
In the event of a Liquidation Event of the Company all assets of the Company available for distribution among the holders of the Company's shares shall be distributed. According to the liquidation preference, shareholders of Series E Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and both Series B-1 and Series B-2 Preferred Shares, Series B Preferred Shares and Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of proceeds to other classes of shares (as further detailed below), the amounts described below.
4.	Liquidation preference:
In the event of a Liquidation Event, the holders of the then outstanding shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series B-2 Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive for each share an amount equal to the original issue price of $ 0.4398, $ 0.88028, $ 0.96978, $ 0.96978, $ 1.6681 $ 2.622, and $10.4254 respectively per share of Preferred Share held by them (as may be adjusted), plus all declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding Ordinary Shares ("Liquidation Preference"), provided that if the amounts distributed upon the Liquidation Event are not sufficient for paying the Liquidation Preference to each class of Preferred Share, then (i) initially, each Preferred E Share shall entitle its holder, on a pro-rata basis, to a per share distribution in the amount of the Original Issue Price for the Preferred E Shares (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), plus interest thereon at a rate per annum equal to eight percent (8%) compounding annually and all accrued and unpaid dividends and less any dividend amounts paid thereon, (ii) thereafter, each Preferred D Share shall entitle its holder, on a pro-rata basis, to a per share distribution in the amount of the Original Issue Price for the Preferred D Shares (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), plus interest thereon at a rate per annum equal to eight percent (8%) compounding annually and all accrued and unpaid dividends and less any dividend amounts paid thereon, (iii) thereafter, each Preferred C Share ,Preferred B-1 and Preferred B-2Class Share shall entitle its holder, on a pro-rata basis, to a per share distribution in the amount of the Original Issue Price for the Preferred C Shares, Preferred B-1 and Preferred B-2 shares plus interest thereon at a rate per annum equal to eight percent (8%) compounding annually and all accrued and unpaid dividends and less any dividend amounts paid thereon, (iv) thereafter, each Preferred B Shareshall entitle its holder, on a pro-rata basis, to a per share distribution

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 11:-
CONVERTIBLE PREFERRED SHARES(continued)
in the amount of the Original Issue Price for the Preferred B Shares (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), plus interest thereon at a rate per annum equal to eight percent (8%) compounded annually and all accrued and unpaid dividends and less any dividend amounts paid thereon to the holders of Preferred B Shares, and (v) thereafter, each Preferred A Share shall entitle its holder, on a pro-rata basis, to a per share distribution in the amount of the Original Issue Price for the Preferred A Shares (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), plus interest thereon at a rate per annum equal to eight percent (8%) compounding annually and all accrued and unpaid dividends and less any dividend amounts paid thereon to the holders of Preferred A Shares.
Upon the completion of the distribution of the Liquidation Preference to the holders of Preferred Share, any remaining proceeds shall be distributed pro-rata (treating the Preferred A Shares, the Preferred B Shares and the Preferred B-Sub Class Shares, Preferred C Shares and the Preferred D Shares on an as-converted basis) among the holders of the Preferred A Shares, of the Preferred B Shares, of the Preferred B-Sub Class Shares, of the Preferred C Shares, of the Preferred D Shares and of all other shareholders of the Company.
Notwithstanding the above, if a pro rata distribution to all shareholders of the proceeds of the Liquidation Event would result in each of the classes of Preferred Shares receiving an amount equal to or greater than their respective original issue price plus accrued dividends, then the proceeds will be distributed to all shareholders pro rata without regard to the liquidation preference.
5.	Conversion:
Each Preferred Share shall be (i) convertible into Ordinary Shares at the option of the holder thereof, at any time after the date on which such Preferred Share was issued by the Company (the "Original Issue Date"), (ii) automatically converted into Ordinary Shares, at any time after the Original Issue Date, in the event that the holders of at least a majority of the Preferred Shares, on an as converted basis, consent to such conversion, except with respect to conversion of the Preferred E Shares, which shall require the consent of the holders of a majority of the Preferred E Shares; and (iii) automatically converted into Ordinary Shares simultaneously with the closing of an initial public offering (IPO) (x) in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least 50 (fifty) million USD and (y) in the case of the Preferred E Shares only (unless holders of a majority of the Preferred E Shares otherwise agree), only if the price per share to the public is at least equal to the Conversion Price of the Preferred E Shares. Each Preferred Share shall be convertible into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Rate at the time of conversion of such Preferred Share. The Original Issue Price shall be adjusted accordingly, pursuant to different events, including, inter alia, sub-division, recapitalization, reorganization, reclassification, consolidation, combination, split etc.
NOTE 12:-	SHAREHOLDERS' EQUITY
a.	Composition of share capital of the Company:
	December 31,		December 31,
	2020		2019
	Authorized	Outstanding	Authorized	Outstanding
	Number of shares
Ordinary shares (no par value)	65,366,595	15,313,447	65,366,595	16,626,522

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 12:-
SHAREHOLDERS' EQUITY(continued)
Each share of Ordinary Share is entitled to one vote. The holders of Ordinary Shares and the holders of Series A Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares Series D Preferred Shares and Series E Preferred Shares have the right to be invited to the General Meeting of the Company, the right to participate in and to vote in the General Meeting of the Company, the right to receive dividends, the right to participate in the distribution of assets upon liquidation.
b.	Share option plan:
During the years 2007, 2016, 2017 and 2020 the Company adopted several Share Incentive Plans (together the “Company's share incentive plan” or “Plans”). The Company adopted the Plans to provide incentives to employees, directors, consultants and/or contractors.
Under each of the Plans, the Company's employees, directors, consultants and/or contractors may be granted any equity-related award, including option to acquire the Company ordinary shares; restricted share; and restricted share unit (“RSU”).
The options generally vest over 4 years and expire 10 years after the date of grant. RSUs granted are subject to a two-tiered vesting arrangement, including a time-based vesting component which is generally over 4 years, and an additional vesting condition of a Merger/Sale or IPO being consummated within 5 years of the grant. Any equity grant that is forfeited or canceled before expiration becomes available for future grants under the Plans.
As of December 31, 2020, 28,492,665 Ordinary shares are reserved for issuance of options, restricted shares, and restricted share units, pursuant to the Plans.
The following is a summary of share option activity and related information for the periods through December 31, 2020: (including employees, directors, officers and consultants of the Company)
		Options Outstanding
	Outstanding Share Options	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of January 1, 2018	13,600,734	$4.46	6.41	126,601
Granted	2,672,600	$8.89
Exercised	(398,920)	$1.49		3,675
Forfeited	(644,042)	$9.16
Balance as of December 31, 2018	15,230,372	$5.12	6.21	134,721
Granted	2,308,100	$10.13
Exercised	(375,666)	$2.64		3,199
Forfeited	(1,224,733)	$9.07
Balance as of December 31, 2019	15,938,073	$5.6	4.78	140,159
Granted	3,265,788	$3.44
Exercised	(1,431,282)	$1.80		20,649
Forfeited	(716,104)	$9.83
Balance as of December 31, 2020	17,056,475	$4.17	5.62	247,117
Exercisable as of December 31, 2020	12,923,773	$3.89	4.54	190,844

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 12:-
SHAREHOLDERS' EQUITY(continued)
The aggregate intrinsic value in the table above represents the total intrinsic value that would have been received by the option holders had all option holders exercised their options on the last date of the period.
The weighted-average grant date fair value of options granted during the years ended December 31, 2020, 2019 and 2018, was $ 15.16, $ 11.08 and $10.64, respectively.
As of December 31, 2020, unrecognized share-based compensation cost related to unvested share options was $ 40,865, which is expected to be recognized over a weighted-average period of 2.25 years.
On September 17, 2020, the Company's board of directors approved a one-time share option repricing for 6,869,950 awards. Pursuant to the option repricing, the option awards of 1,369 grantees, with an exercise price of each option above $7.09, was amended to $7.09. All other terms remain unchanged. The total incremental value from the modification amounted to $14,530 out of which $6,514 was recognized as additional share-based compensation expense for the year ended December 31, 2020.
The following is a summary of the RSU activity and related information for the periods through December 31, 2020: (including employees of the Company)
	Outstanding Restricted Shares Unit	Weighted-Average Grant Date Fair Value Per Share
Balance as of January 1, 2018	1,671,057
Granted *)	113,425	10.77
Vested	—
Forfeited	(13,238)	9.43
Balance as of December 31, 2018	1,771,244	10.40
Granted *)	193,000	11.16
Vested	—
Forfeited	(201,660)	10.22
Balance as of December 31, 2019	1,762,584	10.47
Granted *)	4,054,750	16.03
Vested	—
Forfeited	(1,094,425)	10.37
Balance as of December 31, 2020	4,722,909	15.24
The total equity-based compensation expense related to all of the Company's equity-based awards recognized for the year ended December 31, 2020, 2019 and 2018, was comprised as follows:
	Year ended December 31,
	2020	2019	2018
Cost of revenues	$788	$420	$656
Research and development	16,491	3,166	3,401
Sales and marketing	6,930	3,749	5,166
General and administrative	4,068	914	1,228
Total share-based compensation expense	$ 28,277	$ 8,249	$ 10,451

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 12:-
SHAREHOLDERS' EQUITY(continued)
Restricted shares
a.
In 2017, the Company granted restricted shares and restricted share units to a number of executive employees with vesting based on certain annual business targets. No compensation expenses were recorded in 2019 and 2018.

b.
On January 30, 2020, three grantees of an aggregate of 2,744,357 unvested Restricted shares granted under the 2017 Plan unilaterally waived and terminated their rights under the Restricted Share award agreement and transferred the Restricted Shares back to the Company for no consideration, which then became Dormant Shares. On March 25, 2020, the Board of Directors of the Company cancelled such Dormant Shares and removed them from the equity accounts of the Company. On January 30, 2020, a grantee of 1,067,250 unvested Restricted Share Units granted under the 2017 Plan unilaterally waived and terminated his rights under the Restricted Share Unit award agreement and transferred his rights to the Restricted Share Units back to the Company for no consideration.

c.
In October 2020, the Company granted 3,819,250 restricted share units and 1,909,625 options to acquire Ordinary Shares of the Company at a zero-exercise price to certain executives. The restricted share units were subject to multiple vesting conditions: time-based vesting and an additional condition that a Triggering Event be consummated no later than December 31, 2021. The Triggering Event is defined as, among other things, the Company's shares becoming publicly traded, or a sale of the Company, or a merger of the Company with another company. If the Triggering Event is not consummated by such date, the RSUs are forfeited. 2,443,250 of the RSUs are considered to have satisfied the time-based vesting condition as of the date of grant, and the remainder satisfies the time-based condition on a monthly basis over 24 months from the date of grant, conditioned on continued service to the Company. Of the options granted, 533,625 options were fully vested as of the grant date, 688,000 vested in a lump sum on December 31, 2021, and the remainder vest on a monthly basis over 24 months from the date of grant, conditioned on continued service to the Company.

NOTE 13:-	EMPLOYEES CONTRIBUTION PLAN
a.
Pursuant to Israel’s Severance Pay Law, Israeli employees are entitled to severance pay equal to one month’s salary for each year of employment, or a portion thereof. The employees of the Israeli subsidiary elected to be included under section 14 of the Severance Pay Law, 1963 (“section 14”). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 release the Company from any future severance payments (under the above Israeli Severance Pay Law) in respect of those employees; therefore, related assets and liabilities are not presented in the balance sheet. During the years ended December 31, 2020, 2019 and 2018, the Company recorded $4,744, $4,322 and $2,972, respectively, in severance expenses related to these employees.

b.
The Company offers a 401(k) Savings plan in the U.S. that qualifies as a deferred salary arrangement under Section 401 (k) of the Internal Revenue Code (the “401(k) Plan”). Under the 401(k) Plan, participating employees can contribute up to 100% of their eligible compensation, subject to certain limitations. The 401(k) Plan provides for a discretionary employer matching contribution. The Company matches 50% of participating employee contributions to the plan up to 6% of the employee’s eligible compensation. During the years ended December 31, 2020, 2019 and 2018, the Company recorded $1,143, $881 and $797, respectively, of expenses related to the 401(k) plan.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 14:-	INCOME TAXES
a.	Tax rates
Ordinary taxable income in Israel is subject to a corporate tax rate of 23%. Non-Israeli subsidiaries are taxed according to the tax laws in their respective countries of residence.
b.	Tax benefits
The Law for the Encouragement of Industry (Taxes), 1969
The Law for the Encouragement of Industry (Taxes), 1969 (the “Encouragement of Industry Law”), provides several tax benefits for “Industrial Companies.” Pursuant to the Encouragement of Industry Law, a company qualifies as an Industrial Company if it is a resident of Israel, the enterprise should be located in Israel and at least 90% of its income in any tax year (exclusive of income from government loans, capital gains, interest and dividends) is generated from an “Industrial Enterprise” that it owns. An Industrial Enterprise is defined as an enterprise whose principal activity, in a given tax year, is industrial activity.
An Industrial Company is entitled to certain tax benefits, including: (i) a deduction of the cost of purchases of patents, know-how and certain other intangible property rights (other than goodwill) used for the development or promotion of the Industrial Enterprise in equal amounts over a period of eight years, beginning from the year in which such rights were first used, (ii) the right to elect to file consolidated tax returns, under certain conditions, with additional Israeli Industrial Companies controlled by it, and (iii) the right to deduct expenses related to public offerings in equal amounts over a period of three years beginning from the year of the offering.
Eligibility for benefits under the Encouragement of Industry Law is not contingent upon the approval of any governmental authority. The Company believes that it currently qualifies as an industrial company within the definition of the Industry Encouragement Law.
Tax benefits under the Law for the Encouragement of Capital Investments, 1959:
Pursuant to the Israeli Law for Encouragement of Capital Investments-1959 (the “Investments Law”) and its various amendments, under which the Company has been granted “Privileged Enterprise” status. The Company has utilized a tax exemption status for the years 2018 and 2019. In 2019 the Company did not benefit from the Privileged Enterprise status because the Company did not have taxable income.
The benefits available to a Privileged Enterprise in Israel relate only to taxable income attributable to the specific investment program and are conditioned upon terms stipulated in the Investment Law. If the Company does not fulfill these conditions, in whole or in part, the benefits can be revoked, and the Company may be required to refund the benefits, in an amount linked to the Israeli consumer price index plus interest.
The Company received a Tax Ruling from the Israeli Tax Authority that its activity is an industrial activity and therefore eligible for the status of a Privileged Enterprise, provided that the Company meets the requirements under the ruling. As of December 31, 2020, management believes that the Company meets the aforementioned conditions.
If the Company pays a dividend out of income derived from the Privileged Enterprise during the tax exemption period, it will be subject to corporate tax in respect of the gross amount distributed, including any taxes thereon, at the rate which would have been applicable had it not enjoyed the tax exemption, generally 10%-25%, depending on the percentage of Taboola's Ordinary shares held by foreign shareholders.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 14:-
INCOME TAXES(continued)
As of December 31, 2020, $45,244 is tax-exempt attributable to the Privileged Enterprise programs. If such tax-exempt income is distributed, it would be taxed at the reduced corporate tax of 10%-25% applicable to such profits.
The Company does not intend to distribute any amounts of its undistributed tax-exempt income as dividends as it intends to reinvest its tax-exempt income within the Company. Accordingly, no deferred income taxes have been provided on income attributable to the Company's Privileged Enterprise program as the undistributed tax-exempt income is essentially permanent in duration.
The New Technological Enterprise Incentives Regime (Amendment 73 to the Investment Law):
The Company applies various benefits allotted to it under the revised Investment Law as per Amendment 73, to the Investment Law regimes through regulations that have come into effect from January 1, 2017. Applicable benefits under the new regime include:
•
Introduction of a benefit regime for “Preferred Technology Enterprises” (“PTE”), granting a 12% tax rate in central Israel on income deriving from benefited intangible assets, subject to a number of conditions being fulfilled, including a minimal amount or ratio of annual R&D expenditure and R&D employees, as well as having at least 25% of annual income derived from exports to large markets. PTE is defined as an enterprise which meets the aforementioned conditions and for which total consolidated revenues of its parent company and all subsidiaries are less than NIS 10 billion. A “Special preferred technological enterprise” (“SPTE”) from which total consolidated revenues of the Group of which the Company is a member exceeds NIS 10 billion in the tax year will be subject to tax at a rate of 6% on preferred income from the enterprise, regardless of the enterprise's geographical location.

•
A 12% capital gains tax rate on the sale of a preferred intangible asset to a foreign affiliated enterprise, provided that the asset was initially purchased from a foreign resident at an amount of NIS 200 million or more.

•
A withholding tax rate of 20% for dividends paid from PTE income (with an exemption from such withholding tax applying to dividends paid to an Israeli company) may be reduced to 4% on dividends paid to a foreign resident company, subject to certain conditions regarding percentage of foreign ownership of the distributing entity.

The Company adopted the PTE status commencing 2020 and believes it is eligible for its tax benefits.
c.	U.S. Tax reform
On December 22, 2017, the Tax Cuts and Jobs Act (P.L. 115-97) (“TCJA”) was enacted, making significant changes to the U.S. tax law. Changes include, but are not limited to, a corporate income tax rate decrease from 35% to 21%, effective for tax years beginning January 1, 2018 and the transition of U.S. international taxation from a worldwide tax system to a modified territorial system, with a one-time mandatory transition tax on U.S. shareholder’s share of post-1986 earnings of all foreign corporations in which it owns at least 10%.
In addition to lowering the statutory corporate income tax rate from 35% to 21%, and among other U.S. international tax provisions, the TCJA introduced the Base Erosion Anti-abuse Tax (“BEAT”) which applies a minimum tax on multinational corporations by requiring companies subject to the BEAT to pay the greater of their regular tax liability (less certain credits, including foreign tax credits) or 10% for taxable years beginning in 2019 (12.5% after 2026) of a modified tax base which adds back certain related party payments. The BEAT comparison to the standard

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 14:-
INCOME TAXES(continued)
corporate income tax must be done each year if the taxpayer’s “base erosion” related party payments exceed 3% of total deductions on its U.S. tax return (“base erosion percentage” is generally the aggregate amount of base erosion tax benefits divided by aggregate amount of all allowable deductions).
The BEAT applies to “applicable taxpayers” making “base erosion payments” (deductible payments) to foreign related parties. “Applicable taxpayers” are U.S. corporations the average annual gross receipts of which for the 3-taxable-year period ending with the preceding taxable year are at least $500,000. Taboola, Inc. is an "applicable taxpayer" for BEAT purposes in 2020.
The components of the income (loss) before taxes were as follows:
	Year ended December 31,
	2020	2019	2018
Israel	$12,450	$(46,387)	$(5,613)
Foreign	10,990	23,359	$ 21,600
Total	$23,440	$(23,028)	$ 15,987
Taxes on income (tax benefit) are comprised as follows:
	Year ended December 31,
	2020	2019	2018
Current:
Israel	$338	$621	$—
Foreign	16,327	4,726	5,677
Total current income tax expense	16,665	5,347	5,677
Deferred:
Israel	1,678	(106)	(209)
Foreign	(3,396)	(244)	(142)
Total deferred income tax benefit	(1,718)	(350)	(351)
Total income taxes	$14,947	$4,997	$ 5,326
A reconciliation of the Company’s theoretical income tax expense to actual income tax expense is as follows:
	December 31
	2020	2019	2018
Income (loss) before taxes on income, as reported in the consolidated statements of income (loss)	23,440	(23,028)	15,987
Statutory tax rate in Israel	23%	23%	23%
Privileged Enterprise	(15%)	(3%)	(17%)
Permanent difference - nondeductible expenses	24%	(15%)	24%
Measurement difference of pretax income of subsidiaries	0%	1%	6%
Change in valuation allowance	(11%)	(33%)	(2%)
Unrecognized tax benefits	5%	2%	1%
BEAT	44%	—	—
Other	(6%)	3%	(2%)
Effective tax rate	64%	(22%)	33%

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 14:-
INCOME TAXES(continued)
Deferred tax assets and liabilities:
Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2020, and 2019 the deferred tax assets and liabilities presented in the balance sheet are comprised as follow:
	December 31
	2020	2019
Deferred tax assets	$1,382	$673
Deferred tax liabilities	(45)	(2,716)
Deferred tax asset (liabilities), net	$1,337	$ (2,043)
As of December 31, 2020, and 2019 the Company's deferred taxes were in respect of the following:
	December 31
	2020	2019
Carry forward tax losses	$1,472	$697
Research and development cost	2,792	8,403
Operating leases liabilities	13,870	13,578
Reserves, allowances and other	4,593	1,049
Deferred tax assets before valuation allowance	22,727	23,727
Valuation allowance	6,741	9,377
Deferred tax assets	15,986	14,350
Acquired intangibles	(743)	(823)
Property and equipment	(1,557)	(3,121)
Operating lease right-of-use assets	(12,179)	(12,207)
Other	(170)	(242)
Deferred tax liabilities	(14,649)	(16,393)
Deferred tax asset (liability), net	$1,337	$(2,043)
A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. The Company has established a valuation allowance to offset certain deferred tax assets at December 31, 2020 and 2019 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.
As of December 31, 2020, Taboola Ltd. has an accumulated tax loss carry-forward of approximately $12 million. These tax losses in Israel can be offset indefinitely.
As of December 31, 2020, $17,580 of undistributed earnings held by the Company’s foreign subsidiaries are designated as indefinitely reinvested. If these earnings were re-patriated to Israel, it would be subject to income taxes and to an adjustment for foreign tax credits and foreign withholding taxes in the amount of $2,257. The Company did not recognize deferred taxes liabilities on undistributed earnings of its foreign subsidiaries, as the Company intends to indefinitely reinvest those earnings.

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 14:-
INCOME TAXES(continued)
A reconciliation of the beginning and ending balance of total unrecognized tax positions is as follows:
	Year ended December 31,
	2020	2019
Unrecognized tax position, beginning of year	$1,177	$1,653
Increase (decrease) related to prior years’ tax positions	—	(162)
Increases related to current years’ tax positions	1,935	162
Decreases due to lapses of statutes of limitations	(742)	(476)
Unrecognized tax position, end of year	$2,370	$1,177
As of December 31, 2020, the total amount of gross uncertain tax benefits was $2,370, out of which an amount of $2,124 if recognized would affect the Company’s effective tax rate. The Company currently does not expect uncertain tax positions to change significantly over the next 12 months, except in the case of settlements with tax authorities, the likelihood and timing of which is difficult to estimate.
Tax assessments:
The Company has final tax assessments in Israel through 2017, in UK through 2014, and in US through 2016.
NOTE 15:-	RELATED PARTY TRANSACTIONS
In August 2016, the Company entered into an agreement with Via Transportation Israel Ltd. (“Via”) to sublet certain office space in Tel Aviv that had previously housed the Company’s Israeli operations. One of the directors of the Company served at the time as a director of Via. The sublease agreement was terminated by mutual consent of the parties in September 2018. The total payments to the Company under the agreement was $679 for the year ended December 31, 2018.
NOTE 16:-	SEGMENT INFORMATION
The following table represents total revenue by geographic area based on the advertisers’ billing address:
	Year ended December 31,
	2020	2019	2018
Israel	$176,014	$163,632	$ 102,720
United Kingdom	50,996	41,339	41,242
United States	511,982	547,722	521,934
Germany	103,154	82,945	63,443
France	50,646	36,456	26,214
Rest of the World	296,101	221,736	153,693
Total	$ 1,188,893	$ 1,093,830	$ 909,246

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 16:-
SEGMENT INFORMATION(continued)
The Company’s long-lived assets, net by geographic area are summarized as follows:
	Year ended December 31,
	2020	2019
Israel	$39,276	$45,552
United Kingdom	2,241	2,862
United States	9,620	17,572
Rest of the World	1,757	1,791
Total	$52,894	$67,777
NOTE 17:-	NET LOSS PER SHARE ATTRIBUTABLE TO ORDINARY SHAREHOLDERS
The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented:
	Year ended December 31,
	2020	2019	2018
Numerator:
Net income (loss)	$8,493	$(28,025)	$10,661
Less: Undistributed earnings allocated to participating securities	(22,932)	(21,173)	(19,604)
Net loss attributable to ordinary shares – basic and diluted	(14,439)	(49,198)	(8,943)
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	14,934,590	16,412,119	16,084,650
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.97)	$(3.00)	$(0.56)
The potential shares of ordinary shares that were excluded from the computation of diluted net loss per share attributable to ordinary shareholders for the periods presented because including them would have been anti-dilutive are as follows:
	Year ended December 31,
	2020	2019	2018
Convertible preferred shares	44,978,000	44,978,000	44,978,000
RSU	4,722,909	1,762,584	1,771,244
Outstanding share options	16,465,517	15,938,073	15,230,372
Total	66,166,426	62,678,657	61,979,616
NOTE 18:-	SUBSEQUENT EVENTS
The Company has evaluated subsequent events from the balance sheet date through March 24, 2021, the date at which the consolidated financial statements were available to be issued.
a.	On January 24, 2021, the shareholders of the company approved an increase in the registered capital of the company so that the registered capital will be divided into 330,000,000 Ordinary

TABOOLA.COM LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data
NOTE 18:-
SUBSEQUENT EVENTS(continued)
Shares; 3,753,325 Series A Preferred Shares; 5,502,480 Series B Preferred Shares; 5,931,411 Series B-1 Preferred Shares; 3,949,052 Series B-2 Preferred Shares; 6,580,182 Series C Preferred Shares; 6,401,587 Series D Preferred Shares; and 13,570,000 Series E Preferred Shares; all of no-par value.
b.
In March, 2021, the Company's Board of Directors approved a grant of 606,380 restricted share units and 529,930 options to its employees, and also approved grants of 532,169 restricted share units and 532,169 options to certain senior executive officers which are subject to Shareholder’s approval. The restricted share units and options vest quarterly over a 4-year period, except for options and restricted share units granted to certain senior executives, which vest over a 4-year period starting from January 1, 2022. All of the RSUs and options are subject to the Company's shares commencing public trading no later than September 30, 2021, failing which the grants will be forfeited. The Company’s management has recommended to the board of directors an additional grant of 337,332 options and 624,721 restricted share units to certain of its employees and an additional 1,064,338 options and 1,064,338 restricted share units for certain executive officers to be made immediately prior to the consummation of the merger. The restricted share units and options vest quarterly over a 4-year period, except for options and restricted share units granted to certain senior executive officers, which vest over a 4-year period starting from January 1, 2022.

NOTE 19:- SUBSEQUENT EVENTS (UNAUDITED)
a.
In April 2021, the Company’s Board of Directors approved an additional grant of 102,997 restricted share units and 40,422 options to its employees. In addition, the Company’s management has recommended to the board of directors an additional grant of 89,777 restricted share units and 31,500 options to certain of its employees. The restricted share units and options vest quarterly over a 4-year period. All of the RSUs and options are subject to the Company’s shares commencing public trading no later than September 30, 2021, failing which the grants will be forfeited.

b.
In April 2021, the Company became aware that the Antitrust Division of the U.S. Department of Justice is conducting a criminal investigation of hiring activities in the Company’s industry, including the Company. The Company is cooperating with the Antitrust Division. While there can be no assurances as to the ultimate outcome, the Company does not believe that its conduct violated applicable law.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of ION ACQUISITION CORP 1 LTD.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of ION ACQUISITION CORP 1 LTD. (the “Company”) as of December 31, 2020 and the related statement of operations, changes in shareholders’ equity and cash flows for the period from August 6, 2020 (the day of inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020, and the results of its operations and its cash flows for period from August 6, 2020 (the day of inception) to December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct a misstatement.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KOST FORER GABBAY & KASIERER A member of Ernst & Young Global
We have served as the Company's auditor since 2020
Tel-Aviv, Israel
March 22, 2021 except for the effects of the restatement discussed in Note 2 as to which the date is April 29, 2021

ION ACQUISITION CORP 1 LTD.
BALANCE SHEET
DECEMBER 31, 2020
As Restated
ASSETS
Current assets
Cash	1,076,872
Prepaid expenses	310,698
Total Current Assets	1,387,570

Cash and marketable securities held in Trust Account	258,794,822
Total Assets	260,182,392

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	654,531
Accrued offering costs	96,596
Warrants liability	52,506,049
Total Liabilities	53,257,176

Commitments

Class A ordinary shares subject to possible redemption, 20,189,024, shares at redemption value	201,925,208

Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 5,685,976 shares issued and outstanding (excluding 20,189,024 shares subject to possible redemption)	569
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,468,750 shares issued and outstanding	647
Additional paid-in capital	25,941,986
Accumulated deficit	(20,943,194)
Total Shareholders’ Equity	5,000,008
Total Liabilities and Shareholders’ Equity	260,182,392
The accompanying notes are an integral part of the financial statements.

ION ACQUISITION CORP 1 LTD.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
As Restated
Operating costs	$756,593
Loss from operations	(756,593)

Other income (loss), net:
Interest income on marketable securities held in Trust Account	42,308
Unrealized gain on marketable securities held in Trust Account	2,514
Underwriting discounts and transactions costs attributed to warrant liability	(177,233)
Change in fair value of the warrants liability	(20,054,190)
Other loss, net	(20,186,601)

Net loss	$(20,943,194)

Weighted average shares outstanding, basic and diluted(1)	8,358,653

Basic and diluted net loss per non redeemable ordinary share(2)	$(2.51)
(1)	Excludes an aggregate of up to 20,189,024 shares subject to possible redemption at December 31, 2020.
(2)
Net loss per ordinary share - basic and diluted excludes income attributable to ordinary shares subject to possible redemption of $ 34,836 for the period from August 6, 2020 (inception) through December 31, 2020 (see Note 2).

The accompanying notes are an integral part of the financial statements.

ION ACQUISITION CORP 1 LTD.STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITYFOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
As Restated
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – August 6, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Initial Shareholders	—	—	6,468,750	647	24,353	—	25,000

Issuance of 25,875,000 Class A shares, net of underwriting discounts and offering costs	25,875,000	2,587	—	—	227,842,841	—	227,845,428

Class A ordinary shares subject to possible redemption	(20,189,024)	(2,018)	—	—	(201,925,208)	—	(201,927,226)

Net loss	—	—	—	—	—	(20,943,194)	(20,943,194)

Balance – December 31, 2020 (As Restated)	5,685,976	$569	6,468,750	$647	25,941,986	$(20,943,194)	$5,000,008
The accompanying notes are an integral part of the financial statements.

ION ACQUISITION CORP 1 LTD.STATEMENT OF CASH FLOWSFOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
As restated
Cash Flows from Operating Activities:
Net loss	$(20,943,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Underwriting discounts and transactions costs attributed to warrant liability	177,233
Interest earned on marketable securities held in Trust Account	(42,308)
Unrealized gain on marketable securities held in Trust Account	(2,514)
Changes in operating assets and liabilities:
Prepaid expenses	(310,698)
Accrued expenses	654,531
Change in fair value of warrants	20,054,190
Net cash used in operating activities	(407,760)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(258,750,000)
Net cash used in investing activities	(258,750,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	253,575,000
Proceeds from sale of Private Placement Warrants	7,175,000
Advances from related party	325,000
Repayment of advances from related party	(325,000)
Repayment of promissory note – related party	(92,468)
Payment of offering costs	(422,900)
Net cash provided by financing activities	260,234,632

Net Change in Cash	1,076,872
Cash – Beginning	—
Cash – Ending	$1,076,872

Non-Cash Investing and Financing Activities:
Offering costs paid by Initial Shareholders in exchange for the issuance of Class B ordinary shares	$20,000
Offering costs included in accrued offering costs	$96,596
Offering costs paid through promissory note - related party	$92,468
The accompanying notes are an integral part of the financial statements.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
ION Acquisition Corp. 1 Ltd. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 6, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination, activities in connection with the proposed acquisition of Taboola.com Ltd., a company organized under the laws of the State of Israel (“Taboola”) (see Note 11). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering and recognizes changes in the fair value of warrants liability as other income (expense).
The registration statement for the Company’s Initial Public Offering was declared effective on October 1, 2020. On October 6, 2020 the Company consummated the Initial Public Offering of 25,875,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares” and one-fifth of one redeemable warrant included in the Units sold, the “Public Warrant”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,375,000 Units, at $10.00 per Unit, generating gross proceeds of $258,750,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,175,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to ION Holdings 1, LP (the “Sponsor”) and ION Co-Investment (an affiliate of the underwriters) (collectively, the “Initial Shareholders”), generating gross proceeds of $7,175,000, which is described in Note 5.
Transaction costs amounted to $5,806,964, consisting of $5,175,000 of underwriting fees and $631,964 of other offering costs.
Following the closing of the Initial Public Offering on October 6, 2020, an amount of $258,750,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including any interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by any deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders have agreed to vote their Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.
The Initial Shareholders (a) have agreed to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) will agree not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares.
The Company will have until October 6, 2022 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor will agree that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (“SEC”) released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Statement”). The SEC Staff Statement addresses certain accounting and reporting considerations related to warrants of a kind similar to those issued by the Company at the time of its initial public offering in October 2020.
As described in note 1 above, in connection with the Company’s Initial Public Offering (“IPO”) on October 6, 2020, the Company issued to investors 25,875,000 units, consisting of one share of Class A ordinary share and one-fifth of one redeemable warrant (“Public Warrant”). Simultaneously with the closing of the IPO, the Company’s Initial Shareholders purchased an aggregate of 7,175,000 private placement warrants (“Private Placement Warrants”). Each whole Public Warrant and Private Placement Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share, subject to adjustment. Both the Public Warrants and Private Placement Warrants (together the “Warrants”) were classified as equity in the Company’s previously issued audited balance sheet as of December 31, 2020 and October 6, 2020.
In light of the Statement and guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, in particular as applicable to certain provisions in the Warrants related to tender or exchange offer provisions as well as provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, the Company evaluated the terms of the Warrants agreement entered into in connection with the Company’s IPO and concluded that the Company’s Warrants include provisions that, based on ASC 815-40, preclude the Warrants from being classified as components of equity. The Warrants are not eligible for an exception from derivative accounting, and therefore should be classified as a liability measured at fair value, with changes in fair value reported each period in earnings.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate all of the Company’s previously issued audited financial statements to reflect these Warrants as liability, with subsequent changes in their fair value recorded as income or expense in the statements of operations for all periods since issuance.
The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:
	As Previously Reported	Adjustment	As Restated
Balance Sheet as of October 6, 2020
Warrants liability	$—	$32,451,859	$32,451,859
Total liabilities	936,964	32,451,859	33,388,823
Class A ordinary shares subject to possible redemption (A)	255,138,030	(32,451,859)	222,686,171
Class A ordinary shares	36	325	361
Additional paid-in capital	$5,004,323	$(325)	$5,003,998

Balance Sheet as of December 31, 2020
Warrants liability	$—	$52,506,049	$52,506,049
Total liabilities	751,127	52,506,049	53,257,176
Class A ordinary shares subject to possible redemption (A)	254,431,257	(52,506,049)	201,925,208
Class A ordinary shares	44	525	569
Additional paid-in capital	5,711,088	20,230,898	25,941,986
Accumulated deficit	(711,771)	(20,231,423)	(20,943,194)

Statement of Operations for the Period From August 6, 2020 (Inception) through December 31, 2020
Change in fair value of warrant liabilities	$—	$(20,054,190)	$(20,054,190)
Underwriting discounts and transactions costs attributed to warrants liability	—	(177,233)	(177,233)
Other income (loss), net	44,822	(20,231,423)	(20,186,601)
Net loss	(711,771)	(20,231,423)	(20,943,194)
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	6,365,182	1,993,471	8,358,653
Basic and diluted net loss per share, Non-redeemable ordinary shares	$(0.12)	$(2.39)	$(2.51)

Statement of Cash Flows for the Period From August 6, 2020 (Inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(711,771)	$(20,231,423)	$(20,943,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants liability	—	20,054,190	20,054,190
Underwriting discounts and transactions costs attributed to warrants liability	—	177,233	177,233
(A)
Class A ordinary shares subject to possible redemption as Previously Reported as of October 6, 2020 and December 31, 2020 were 25,513,803 and 25,438,719, respectively that are Adjusted by (3,245,185) and (5,249,695), respectively and are As Restated at 22,268,618 and 20,189,024, respectively.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The restatement affects certain notes to the financial statements, and conforming changes have been made to Notes 1, 2, 3, 8, 9, 10 and 11.
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (As Restated)
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Marketable Securities Held in Trust Account
At December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.
Warrants liability
The Company evaluated the Public Warrants and Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 9, and Note 10) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
offers, as well as provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, preclude the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815 and are not eligible for an exception from derivative accounting, the Warrants are recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Statement of Operations in the period of change.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Allocation of Proceeds and Issuance costs
Upon the IPO, the Company issued Class A Ordinary shares and Warrants (Public Warrants and Private placement Warrants). Freestanding instrument issued in a basket transaction should be initially measured at fair value if it is required to be subsequently measured at fair value pursuant to US GAAP, with the residual proceeds from the transaction allocated to any remaining instruments based on their relative fair values. The Company first allocated the proceeds to the Warrants based on their initial fair value measurement of $32,451,859 and then allocated the remaining proceeds to Class A Ordinary shares. Issuance costs including underwriting discounts and offering costs in the total amount of $5,806,964 were attributed both to the issuance of Class A shares and Warrants in the amount of $5,629,731 and $177,233, respectively. Issuance costs attributed to the Warrants were expensed to the statement of operations. A portion of the 25,875,000 Class A Ordinary shares are presented within temporary equity, as certain shares are subject to redemption upon the occurrence of events not solely within the Company’s control.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Net Loss Per Ordinary Share
Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at December 31, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 12,350,000 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants into ordinary shares is contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period presented.
Reconciliation of Net Loss Per Ordinary Share
The Company’s net loss is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:
For the Period from August 6, 2020 (Inception) Through December 31, 2020

Net loss	$(20,943,194)
Less: Income attributable to ordinary shares subject to possible redemption	(34,836)
Adjusted net loss	$(20,978,030)
Weighted average non redeemable ordinary shares outstanding, basic and diluted	8,358,653
Basic and diluted net loss per ordinary share	$(2.51)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
See Note 10 for additional information on assets and liabilities measured at fair value.
The fair value of the Company’s assets and liabilities, other than the warrants liability described above, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. As of December 31, 2020, the Company reported Warrants issued at the consummation of its IPO as financial instruments recorded as liabilities at their respective fair values.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 25,875,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,375,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Initial Shareholders purchased an aggregate of 7,175,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,175,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
During the period ended August 13, 2020, the Initial Shareholders paid $25,000 to cover certain offering and formation costs of the Company in consideration for 5,750,000 Class B ordinary shares (the “Founder Shares”). On October 1, 2020, the Company effected a share capitalization of 718,750 shares and, as a result, there are 6,468,750 Class B ordinary shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization. The Founder Shares included an aggregate of up to 843,750 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 843,750 Founder Shares are no longer subject to forfeiture.
The Initial Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on October 2, 2020, to pay the Sponsor up to $10,000 per month for office space, utilities, administrative services and remote support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from August 6, 2020 (inception) through December 31, 2020, the Company incurred and paid $30,000 in fees for these services.
Advance from Related Party
During the period ended December 31, 2020, the Sponsor paid for certain offering costs on behalf of the Company in connection with the Initial Public Offering. As of December 31, 2020, advances amounting to $325,000 were repaid in full.
Promissory Note — Related Party
On August 12, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the Initial Public Offering. As of October 6, 2020, there was $92,468 outstanding under the Promissory Note, which was subsequently repaid in full on October 14, 2020.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, the Company did not execute any promissory notes and had no outstanding borrowings under the Working Capital Loans.
Forward Purchase Agreements
The Company entered into forward purchase agreements on September 15, 2020, pursuant to which the forward purchase investors agreed to purchase an aggregate of up to 5,000,000 Class A ordinary shares, at a purchase price of $10.00 per share, or up to $50,000,000 in the aggregate, in private placements that will close substantially concurrently with the closing of a Business Combination. Any reduction in the number of forward purchase shares will be made in the Company’s sole discretion. The forward purchase shares are identical to the Public Shares, except that the holders thereof will have certain registration rights. The forward purchase agreements and the registration rights agreement also provide that the forward purchase investors are entitled to registration rights with respect to the forward purchase shares. The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for working capital in the post-business combination company. The forward purchases are required to be made regardless of whether any Class A ordinary shares are redeemed by the Public Shareholders and are intended to provide the

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Company with a minimum funding level for a Business Combination. No forward purchase investor will have the ability to approve the Business Combination prior to the signing of a material definitive agreement. The forward purchase shares will be issued only in connection with the closing of a Business Combination.
NOTE 7. COMMITMENTS
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, the results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on October 1, 2020, the holders of the Founder Shares, forward purchase shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. Notwithstanding the foregoing, ION Co-Investment LLC may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Fees
The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,175,000 in the aggregate, upon the closing of the Initial Public Offering.
Business Combination Marketing Agreement
The Company engaged Cowen and Company, LLC as an advisor in connection with the Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’s attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the potential Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. Pursuant to the terms of the agreement, the Company will pay Cowen and Company, LLC a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of Initial Public Offering, or $9,056,250 (including proceeds from the full or partial exercise of the over-allotment option). No fee will be due to Cowen and Company, LLC if the Company does not complete a Business Combination.
Forward Purchase Agreement
The Company entered into a forward purchase agreement with ION Crossover Partners LP, The Phoenix Insurance Company Ltd., The Phoenix Insurance Company Ltd. (Nostro) and The Phoenix Excellence Pension and Provident Fund Ltd. (collectively the “Phoenix Entities”) to purchase an aggregate of up to 5,000,000 Class A ordinary shares for $10.00 per ordinary share, or up to $50,000,000 in the aggregate, in a private placement to close substantially concurrently with the closing of the Business Combination. If the sale of the forward purchase units fails to close, for any reason, the Company may lack sufficient funds to consummate a Business Combination. The forward purchase shares are identical to the Class A ordinary shares sold in the Initial Public Offering, except that they will be entitled to certain registration rights.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 8. SHAREHOLDERS’ EQUITY (As Restated)
Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 5,685,976 Class A ordinary shares issued and outstanding, excluding 20,189,024 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 6,468,750 Class B ordinary shares issued and outstanding.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
NOTE 9. WARRANTS (As Restated)
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon the exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders; and

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•	in whole and not in part;
•	at a price of $0.10 per warrant;
•
upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or Class A equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. In addition, the Private Placement Warrants held by the affiliate of the underwriter will not be exercisable more than five years from the effective date of the Initial Public Offering in accordance with FINRA Rule 5110(f)(2)(G)(i). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10. FAIR VALUE MEASUREMENTS (As Restated)
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account(1)(2)	1	$258,794,029
Liabilities:
Private Placement Warrants(1)	3	$33,864,037
Public Warrants(1)	1	18,642,012
(1)	Measured at fair value on a recurring basis.
(2)	The fair value of the marketable securities held in the Trust Account approximates the carrying amount primarily due to their short-term nature.
Warrants
The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrants liability on the Balance Sheet. The warrants liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrants liability in the Statement of Operations.
Initial Measurement
The Company established the initial fair value for the Warrants as of October 6, 2020, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Public Warrants and a Black-Scholes simulation model for the Private Placement Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-fifth of one Public Warrant) and (ii) the sale of Private Placement Warrants first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The key inputs into the Monte Carlo simulation model for the Public Warrants were as follows at initial measurement:
Input	October 6, 2020 (Initial Measurement)
Risk-free interest rate	0.40%
Expected term (years)	5.73
Expected volatility	22.9%
Exercise price	$11.50
Fair value of Units	$10.00
The key inputs into the Black-Scholes model for the Private Placement Warrants were as follows at initial measurement:
Input	October 6, 2020 (Initial Measurement)	December 31, 2020
Risk-free interest rate	0.32%-0.40%	0.34%-0.43%
Expected term (years)	5-5.73	4.75-5.50
Expected volatility	41.8%-44.6%	41.5%-44.3%
Exercise price	$11.50	$11.50
Fair value of Units	$10.00
Fair value of Class A ordinary share		$11.77
The Company’s use of a Monte Carlo simulation and Black-Scholes model required the use of subjective assumptions:
•	The risk-free interest rate assumption was interpolated based on constant maturity U.S. Treasury rates over a term commensurate with the expected term of the warrants.
•
The expected term was determined based on the expected date of the initial Business Combination, as the Warrants expire on the date that is 5 years from the completion of the initial Business Combination and for certain Private Warrants 5 years from the date of the initial public offering effective date.

•	The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on size and proximity.
•
The fair value of the Units, which each consist of one Class A ordinary share and one-fifth of one Public Warrant, represents the price paid in the Initial Public Offering. The fair value of a Class A ordinary share represents the closing price on the measurement date as observed from the ticker IACA.

Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.
The following table presents the changes in the fair value of warrants liability:
	Private Placement	Public	Warrants Liability
Warrants fair value as of August 6, 2020 (day of inception)	$—	$—	$—
Initial measurement on October 6, 2020	24,554,589	7,897,270	32,451,859
Change in valuation inputs or other assumptions(1)	9,309,448	10,744,742	20,054,190
Fair value as of December 31, 2020	$33,864,037	$18,642,012	$52,506,049
(1)
Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfer out of Level 3 an amount of $18,642,012 thousand as of December 31, 2020 from Level 3 to Level 1. Private placement Warrants were classified as Level 3 as of October 6, 2020 and December 31, 2020.

ION ACQUISITION CORP 1 LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On January 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Taboola, and Toronto Sub Ltd., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of Taboola (“Merger Sub”).
Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company after the Merger (the “Surviving Company”). As a result of the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions” or the “Business Combination”), the Company will become a direct, wholly-owned subsidiary of Taboola.
Immediately prior to the effective time of the Merger (the “Effective Time”), (i) each preferred share, with no par value, of Taboola (each, a “Taboola Preferred Share”) will be converted into ordinary shares, with no par value, of Taboola (each, a “Taboola Ordinary Share”) and (ii) immediately following such conversion but prior to the Effective Time, Taboola will effect a stock split of each Taboola Ordinary Share into such number of Taboola Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Taboola Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of Taboola Preferred Shares, the “Capital Restructuring”).
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each (i) Class B Ordinary Share of the Company will be automatically converted into one (1) Class A Ordinary Share of the Company in accordance with the terms of the Company’s organizational documents and, after giving effect to such automatic conversion, at the Effective Time and as a result of the Business Combination, each issued and outstanding Class A Ordinary Share will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share after giving effect to the Capital Restructuring and (ii) issued and outstanding ION Warrant will automatically and irrevocably be assumed by Taboola and converted into a corresponding Taboola Warrant exercisable for Taboola Ordinary Shares.
Immediately prior to the Effective Time, the Class A Ordinary Shares and the Public Warrants comprising each issued and outstanding ION Unit, consisting of one Class A Ordinary Share and one-fifth of one Public Warrant, will be automatically separated and the holder thereof will be deemed to hold one Class A Ordinary Share and one-fifth of one Public Warrant. No fractional Public Warrants will be issued in connection with such separation such that if a holder of such Public Units would be entitled to receive a fractional Public Warrant upon such separation, the number of Public Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Public Warrants and no cash will be paid in lieu of such fractional Public Warrants.
The Business Combination will be consummated subject to the deliverables and provisions as further described in the Merger Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of ION ACQUISITION CORP 1 LTD.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of ION ACQUISITION CORP 1 LTD. (the “Company”) as of August 13, 2020 and the related statement of operations, changes in shareholders’ equity and cash flows for the period from August 6, 2020 (the day of inception) through August 13, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at August 13, 2020, and the result of its operations and its cash flows for period from August 6, 2020 (the day of inception) to August 13, 2020, in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had no cash as of August 13, 2020 and expects to continue to incur costs in pursuit of its financial and acquisition plans that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ KOST FORER GABBAY & KASIERER
A Member of EY Global
Tel-Aviv, Israel
October 2, 2020
We have served as the Company’s auditor since 2020

ION ACQUISITION CORP 1 LTD.

BALANCE SHEET

AUGUST 13, 2020
ASSETS
Deferred offering costs	$120,000
TOTAL ASSETS	$120,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accrued offering costs	$100,000
Total Current Liabilities	100,000

Commitments

Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,468,750 shares issued and outstanding(1)	647
Additional paid-in capital	24,353
Accumulated deficit	(5,000)
Total Shareholders’ Equity	20,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$120,000
(1)
Includes an aggregate of up to 843,750 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised in full or in part (see Note 5). On October 1, 2020, the Company effected a share capitalization of 718,750 shares, resulting in an aggregate of 6,468,750 shares held by the Initial Shareholders (see Note 5)

The accompanying notes are an integral part of these financial statements.

ION ACQUISITION CORP 1 LTD.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH AUGUST 13, 2020
Formation and operating costs	$5,000
Net loss	$(5,000)
Weighted average shares outstanding, basic and diluted(1)	5,625,000
Basic and diluted net loss per ordinary share	$(0.00)
(1)
Excludes an aggregate of up to 843,750 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised in full or in part (see Note 5). On October 1, 2020, the Company effected a share capitalization of 718,750 shares, resulting in an aggregate of 6,468,750 shares held by the Initial Shareholders (see Note 5)

The accompanying notes are an integral part of these financial statements.

ION ACQUISITION CORP 1 LTD.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH AUGUST 13, 2020
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance – August 6, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Initial Shareholders(1)	6,468,750	647	24,353	—	25,000
Net loss	—	—	—	(5,000)	(5,000)
Balance – August 13, 2020	6,468,750	$647	$24,353	$(5,000)	$20,000
(1)
Includes an aggregate of up to 843,750 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised (see Note 5). On October 1, 2020, the Company effected a share capitalization of 718,750 shares, resulting in an aggregate of 6,468,750 shares held by the Initial Shareholders (see Note 5)

The accompanying notes are an integral part of these financial statements.

ION ACQUISITION CORP 1 LTD.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 6, 2020 (INCEPTION) THROUGH AUGUST 13, 2020
Cash Flows from Operating Activities:
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Net cash used in operating activities	—

Net Change in Cash	—
Cash – Beginning of period	—
Cash – End of period	$—

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$100,000
Deferred offering costs paid by Initial Shareholders in exchange for the issuance of Class B ordinary shares	$20,000
The accompanying notes are an integral part of these financial statements.

ION ACQUISITION CORP 1 LTD.
Notes to Financial Statements
Note 1 — Organization and Plan of Business Operations
Ion Acquisition Corp. 1 Ltd. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 6, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of August 13, 2020, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through August 13, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 22,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 25,875,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 6,500,000 warrants (or 7,175,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to ION Holdings 1, LP (the “Sponsor”) and ION Co-Investment (an affiliate of the underwriters) (collectively, the “Initial Shareholders”), that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding any marketing fees and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including any interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by any marketing fee the

Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.
The Initial Shareholders (a) have agreed to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) will agree not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares.
The Company will have until 24 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their marketing fee (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor will agree that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
The Company had no cash as of August 13, 2020 and expects to continue to incur costs in pursuit of its financial and acquisition plans that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. These conditions raise substantial doubts about the Company’s ability to continue to operate as a going concern. The Company’s management believes that sufficient funds can be obtained from existing or additional investors or other sources, to provide the necessary liquidity to meet the Company’s financing requirements (see note 4).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of August 13, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Loss Per Ordinary Share
Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares issued and outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 843,750 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised (see Note 7). At August 13, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale up to 22,500,000 Units (or 25,875,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).
Note 4 — Private Placement
The Initial Shareholders have committed to purchase an aggregate of 6,500,000 Private Placement Warrants (or 7,175,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,500,000 (or $7,175,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
Note 5 — Related Party Transactions
Founder Shares
During the period ended August 13, 2020, the Initial Shareholders paid $25,000 to cover certain offering and formation costs of the Company in consideration for 5,750,000 Class B ordinary shares (the “Founder Shares”). On October 1, 2020, the Company effected a share capitalization of 718,750 shares and, as a result, there are 6,468,750 Class B ordinary shares issued and outstanding. The Founder Shares include an aggregate of up to 843,750 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
All references to ordinary share, share and per share amounts have been retroactively restated to reflect the share capitalization as if it had taken place as of the beginning of the earliest period presented.
Prior to the Proposed Public Offering, the Initial Shareholders will agree, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Promissory Note — Related Party
On August 12, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the Proposed Public Offering. As of August 13, 2020, there were no borrowings outstanding under the Promissory Note.
Administrative Services Agreement
The Company will enter into an agreement pursuant to which it will pay the Sponsor up to $10,000 per month for office space, utilities, administrative services and remote support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees.

Forward Purchase Agreements
The Company entered into forward purchase agreements on September 15, 2020, pursuant to which the forward purchase investors agreed to purchase an aggregate of up to 5,000,000 Class A ordinary shares, at a purchase price of $10.00 per share, or up to $50,000,000 in the aggregate, in private placements that will close substantially concurrently with the closing of a Business Combination. Any reduction in the number of forward purchase shares will be made in the Company’s sole discretion. The forward purchase shares are identical to the Public Shares, except that the holders thereof will have certain registration rights. The forward purchase agreements and the registration rights agreement also provide that the forward purchase investors are entitled to registration rights with respect to the forward purchase shares. The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for working capital in the post-business combination company. The forward purchases are required to be made regardless of whether any Class A ordinary shares are redeemed by the Public Shareholders and are intended to provide the Company with a minimum funding level for a Business Combination. No forward purchase investor will have the ability to approve the Business Combination prior to the signing of a material definitive agreement. The forward purchase shares will be issued only in connection with the closing of a Business Combination.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of August 13 and 17, 2020, the Company did not execute any promissory notes and had no outstanding borrowings under the Working Capital Loans.
Note 6 — Commitments
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
The holders of the Founder Shares, forward purchase shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. Notwithstanding the foregoing, ION Co-Investment LLC may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option to purchase up to 3,375,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $4,500,000 in the aggregate (or $5,175,000 if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.
Business Combination Marketing Agreement
The Company will offer to engage Cowen and Company, LLC as an advisor in connection with the Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’s attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the potential Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. Pursuant to the terms of the agreement, the Company will pay Cowen and Company, LLC a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of Proposed Public Offering (including proceeds from the full or partial exercise of the over-allotment option). No fee will be due to Cowen and Company, LLC if the Company does not complete a Business Combination.
Note 7 — Shareholder’s Equity
Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At August 13, 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At August 13, 2020, there were no Class A ordinary shares issued or outstanding.
Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At August 13, 2020, there were 5,750,000 Class B ordinary shares. On October 1, 2020, the Company effected a share capitalization of 718,750 shares and, as a result, there are 6,468,750 Class B ordinary shares issued and outstanding. Of the Class B ordinary shares, an aggregate of up to 843,750 shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Class B ordinary shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
All references to ordinary share, share and per share amounts have been retroactively restated to reflect the share capitalization as if it had taken place as of the beginning of the earliest period presented.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon the exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders; and

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•	in whole and not in part;
•	at a price of $0.10 per warrant;
•
upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or Class A equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. In addition, the Private Placement Warrants held by the affiliate of the underwriter will not be exercisable more than five years from the effective date of the Proposed Public Offering in accordance with FINRA Rule 5110(f)(2)(G)(i). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to August 17, 2020, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any other subsequent events, that would have required adjustment or disclosure in the financial statements.
On October 1, 2020, the Company effected a share capitalization of 718,750 shares and, as a result, there are 6,468,750 Class B ordinary shares issued and outstanding. Of the Class B ordinary shares, an aggregate of up to 843,750 shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Class B ordinary shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
All references to ordinary share, share and per share amounts have been retroactively restated to reflect the share capitalization as if it had taken place as of the beginning of the earliest period presented.

ION ACQUISITION CORP 1 LTD.
CONDENSED BALANCE SHEET
(Unaudited)
	MARCH 31, 2021	DECEMBER 31, 2020
ASSETS
Current assets
Cash	$787,240	1,076,872
Prepaid expenses	265,550	310,698
Total Current Assets	1,052,790	1,387,570

Cash and marketable securities held in Trust Account	258,817,072	258,794,822
Total Assets	$259,869,862	260,182,392

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$2,967,450	654,531
Accrued offering costs	96,596	96,596
Warrant Liabilities	38,088,578	52,506,049
Total Liabilities	41,152,624	53,257,176

Commitments

Class A ordinary shares subject to possible redemption, 21,366,185 and 20,189,024, shares at redemption value at March 31, 2021 and December 31, 2020	213,717,230	201,925,208

Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 4,508,815 and 5,685,976 shares issued and outstanding at March 31, 2021 and December 31, 2020 (excluding 21,366,185 and 20,189,024 shares subject to possible redemption at March 31, 2021 and December 31, 2020)	451	569
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,468,750 shares issued and outstanding	647	647
Additional paid-in capital	14,150,082	25,941,986
Accumulated deficit	(9,151,172)	(20,943,194)
Total Shareholders’ Equity	5,000,008	5,000,008
Total Liabilities and Shareholders’ Equity	$259,869,862	260,182,392
The accompanying notes are an integral part of the unaudited condensed financial statements.

ION ACQUISITION CORP 1 LTD.
CONDENSED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2021 THROUGH MARCH 31, 2021
(UNAUDITED)
Operating costs	$2,647,699
Loss from operations	($2,647,699))

Other income:
Interest income on marketable securities held in Trust Account	22,250
Change in fair value of the Warrant Liabilities	14,417,471
Other income	14,439,721

Net income	$11,792,022

Weighted average shares outstanding, basic(1)	12,154,726

Basic net income per ordinary share	$$0.97

Weighted average shares outstanding, diluted(1)	12,565,672
Diluted net loss per ordinary share	$(0.21)
(1)	Excluded an aggregate of up to 21,366,185 shares subject to possible redemption at March 31, 2021.
The accompanying notes are an integral part of the unaudited condensed financial statements.

ION ACQUISITION CORP 1 LTD.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY
FOR THE PERIOD FROM JANUARY 1, 2021 THROUGH MARCH 31, 2021
(Unaudited)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Retained Earnings	Total Shareholders’ Equity

	Shares	Amount	Shares	Amount
Balance – January 1, 2021	5,685,976	$569	6,468,750	$647	$25,941,986	$(20,943,194)	$5,000,008

Class A ordinary shares subject to possible redemption	(1,177,161)	(118)	—	—	(11,791,904)	—	(11,792,022)

Net income	—	—	—	—	—	11,792,022	11,792,022

Balance – March 31, 2021	4,508,815	$451	6,468,750	$647	$14,150,082	$(9,151,172)	$5,000,008
The accompanying notes are an integral part of the unaudited condensed financial statements.

ION ACQUISITION CORP 1 LTD.
CONDENSED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2021 THROUGH MARCH 31, 2021
(Unaudited)
Cash Flows from Operating Activities:
Net profit	$11,792,022
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(22,250)
Changes in operating assets and liabilities:
Prepaid expenses	45,148
Accrued expenses – transaction costs	2,312,919
Change in fair value of warrants	(14,417,471)
Net cash used in operating activities	(289,632)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(—)
Net cash used in investing activities	(—)

Cash Flows from Financing Activities:
Net cash provided by financing activities	—

Net Change in Cash	(289,632)
Cash – Beginning	1,076,872
Cash – Ending	$787,240
The accompanying notes are an integral part of the unaudited condensed financial statements.

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
ION Acquisition Corp. 1 Ltd. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 6, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from August 6, 2020 (inception) through March 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of Taboola.com Ltd., a company organized under the laws of the State of Israel (“Taboola”). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on October 1, 2020. On October 6, 2020 the Company consummated the Initial Public Offering of 25,875,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”) and one-fifth of one redeemable warrant included in the Units sold, the “Public Warrant”),, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,375,000 Units, at $10.00 per Unit, generating gross proceeds of $258,750,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,175,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to ION Holdings 1, LP (the “Sponsor”) and ION Co-Investment (an affiliate of the underwriters) (collectively, the “Initial Shareholders”), generating gross proceeds of $7,175,000, which is described in Note 4.
Transaction costs amounted to $5,806,964, consisting of $5,175,000 of underwriting fees and $631,964 of other offering costs.
Following the closing of the Initial Public Offering on October 6, 2020, an amount of $258,750,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including any interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by any deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares without the Company’s prior written consent.
The Initial Shareholders (a) have agreed to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) will agree not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares.
The Company will have until October 6, 2022 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders or any of their respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor will agree that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
On January 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Taboola, and Toronto Sub Ltd., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of Taboola (“Merger Sub”).
Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company after the Merger (the “Surviving Company”). As a result of the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions” or the “Business Combination”), the Company will become a direct, wholly-owned subsidiary of Taboola.
Immediately prior to the effective time of the Merger (the “Effective Time”), (i) each preferred share, with no par value, of Taboola (each, a “Taboola Preferred Share”) will be converted into ordinary shares, with no par value, of Taboola (each, a “Taboola Ordinary Share”) and (ii) immediately following such conversion but prior to the Effective Time, Taboola will effect a stock split of each Taboola Ordinary Share into such number of Taboola Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Taboola Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of Taboola Preferred Shares, the “Capital Restructuring”).
Pursuant to the Merger Agreement, immediately prior to the Effective Time, each (i) Class B Ordinary Share of the Company will be automatically converted into one (1) Class A Ordinary Share of the Company in accordance with the terms of the Company’s organizational documents and, after giving effect to such automatic conversion, at the Effective Time and as a result of the Business Combination, each issued and outstanding Class A Ordinary Share will

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one Taboola Ordinary Share after giving effect to the Capital Restructuring and (ii) issued and outstanding ION Warrant will automatically and irrevocably be assumed by Taboola and converted into a corresponding Taboola Warrant exercisable for Taboola Ordinary Shares.
Immediately prior to the Effective Time, the Class A Ordinary Shares and the Public Warrants comprising each issued and outstanding ION Unit, consisting of one Class A Ordinary Share and one-fifth of one Public Warrant, will be automatically separated and the holder thereof will be deemed to hold one Class A Ordinary Share and one-fifth of one Public Warrant. No fractional Public Warrants will be issued in connection with such separation such that if a holder of such Public Units would be entitled to receive a fractional Public Warrant upon such separation, the number of Public Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Public Warrants and no cash will be paid in lieu of such fractional Public Warrants.
The Business Combination will be consummated subject to the deliverables and provisions as further described in the Merger Agreement.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows.
In management’s opinion, the Company has made all adjustments (consisting only of normal, recurring adjustments, except as otherwise indicated) necessary to fairly present its financial position, results of operations and cash flows. The Company’s interim period operating results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year. These financial statements and accompanying notes should be read in conjunction with the 2020 financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2020 filed with the SEC on April 29, 2021 (the “2020 Form 10-K/A”). There have been no changes in the significant accounting policies from those that were disclosed in the audited financial statements for the fiscal year ended December 31, 2020 included in the 2020 Form 10-K/A, unless otherwise stated.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term bank deposits with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021.
Marketable Securities Held in Trust Account
At March 31, 2021, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Warrants liability
The Company evaluated the Public Warrants and Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 7) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers, as well as provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, preclude the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815 and are not eligible for an exception from derivative accounting, the Warrants are recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Statement of Operations in the period of change.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Net income (loss) per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) attributable to non redeemable Ordinary shares by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to redemption. At March 31, 2021, except for the Warrants, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company.
Three months ended March 31, 2021
Net income (loss):
Net income	$11,792,022
Less-income attributable to shares subject possible to redemption	18,372

Net income attributable to non redeemable Ordinary shares- Basic	$11,773,650
Less - Change in fair value of the Warrant Liabilities	(14,417,471)
Net loss attributable to non redeemable Ordinary shares- Diluted	$(2,643,821)
Shares:
Basic weighted-average number of non redeemable Ordinary shares outstanding	12,154,726
Incremental shares from assumed exercise of Warrants	410,946
Diluted weighted-average number of non redeemable Ordinary shares outstanding	12,565,672

Net income per Ordinary share, basic	$0.97
Net loss per Ordinary share, diluted	$(0.21)

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Fair Value of Financial Instruments
The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
See Note 7 for additional information on assets and liabilities measured at fair value.
The fair value of the Company’s assets and liabilities, other than the warrants liability described above, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. As of March 31, 2021 and December 31, 2020, the Company reported Warrants issued at the consummation of its IPO as financial instruments recorded as liabilities at their respective fair values.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 25,875,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,375,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Initial Shareholders purchased an aggregate of 7,175,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,175,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
During the period ended August 13, 2020, the Initial Shareholders paid $25,000 to cover certain offering and formation costs of the Company in consideration for 5,750,000 Class B ordinary shares (the “Founder Shares”). On October 1, 2020, the Company effected a share capitalization of 718,750 shares and, as a result, there are 6,468,750 Class B ordinary shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization. The Founder Shares included an aggregate of up to 843,750 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 843,750 Founder Shares are no longer subject to forfeiture.
The Initial Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Advance from Related Party
During the period ended December 31, 2020, the Sponsor paid for certain offering costs on behalf of the Company in connection with the Initial Public Offering. As of December 31, 2020, advances amounting to $325,000 were repaid in full.
Promissory Note — Related Party
On August 12, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the Initial Public Offering. As of October 6, 2020, there was $92,468 outstanding under the Promissory Note, which was subsequently repaid in full on October 14, 2020.
Administrative Services Agreement
The Company entered into an agreement, commencing on October 2, 2020, to pay the Sponsor up to $10,000 per month for office space, utilities, administrative services and remote support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021, the Company incurred and paid $30,000 in fees for these services.
Forward Purchase Agreements
The Company entered into forward purchase agreements on September 15, 2020, pursuant to which the forward purchase investors agreed to purchase an aggregate of up to 5,000,000 Class A ordinary shares, at a purchase price of $10.00 per share, or up to $50,000,000 in the aggregate, in private placements that will close substantially concurrently with the closing of a Business Combination. Any reduction in the number of forward purchase shares will be made in the Company’s sole discretion. The forward purchase shares are identical to the Public Shares, except that the holders thereof will have certain registration rights. The forward purchase agreements and the registration rights agreement also provide that the forward purchase investors are entitled to registration rights with respect to the forward purchase shares. The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in a Business Combination, expenses in connection with a Business Combination or for

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
working capital in the post-business combination company. The forward purchases are required to be made regardless of whether any Class A ordinary shares are redeemed by the Public Shareholders and are intended to provide the Company with a minimum funding level for a Business Combination. No forward purchase investor will have the ability to approve the Business Combination prior to the signing of a material definitive agreement. The forward purchase shares will be issued only in connection with the closing of a Business Combination.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2021, the Company did not execute any promissory notes and had no outstanding borrowings under the Working Capital Loans.
NOTE 6. COMMITMENTS
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, the results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on October 1, 2020, the holders of the Founder Shares, forward purchase shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. Notwithstanding the foregoing, ION Co-Investment LLC may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Fees
The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $5,175,000 in the aggregate, upon the closing of the Initial Public Offering.
Business Combination Marketing Agreement
The Company engaged Cowen and Company, LLC as an advisor in connection with the Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’s attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the potential Business Combination, assist the Company in obtaining

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. Pursuant to the terms of the agreement, the Company will pay Cowen and Company, LLC a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of Initial Public Offering, or $9,056,250 (including proceeds from the full or partial exercise of the over-allotment option). No fee will be due to Cowen and Company, LLC if the Company does not complete a Business Combination.
Forward Purchase Agreement
The Company entered into forward purchase agreements with ION Crossover Partners LP, The Phoenix Insurance Company Ltd., The Phoenix Insurance Company Ltd. (Nostro) and The Phoenix Excellence Pension and Provident Fund Ltd. (collectively the “Phoenix Entities”) to purchase an aggregate of up to 5,000,000 Class A ordinary shares for $10.00 per ordinary share, or up to $50,000,000 in the aggregate, in a private placement to close substantially concurrently with the closing of the Business Combination. If the sale of the forward purchase units fails to close, for any reason, the Company may lack sufficient funds to consummate a Business Combination. The forward purchase shares are identical to the Class A ordinary shares sold in the Initial Public Offering, except that they will be entitled to certain registration rights.
NOTE 7. FAIR VALUE MEASUREMENTS
Fair Value Hierarchy of Assets and Liabilities
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account(1)(2)	1	$258,817,072	$258,794,029
Liabilities:
Private Placement Warrants(1)	3	$26,328,841	$33,864,037
Public Warrants(1)	1	$11,759,737	18,642,012
(1)	Measured at fair value on a recurring basis.
(2)	The fair value of the marketable securities held in the Trust Account approximates the carrying amount primarily due to their short-term nature.
Warrants
The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrants liability on the Balance Sheet. The warrants liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrants liability in the Statement of Operations.
The key inputs into the Black-Scholes model for the Private Placement Warrants were as follows:
Input	March 31, 2021	December 31, 2020
Risk-free interest rate	0.78%-0.98%	0.34%-0.43%
Expected term (years)	4.5-5.25	4.75-5.50
Expected volatility	44.5%-44.9%	41.5%-44.3%
Exercise price	$11.50	$11.50
Fair value of Class A ordinary share	$10.11	$11.77

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The Company’s use of a Black-Scholes model required the use of subjective assumptions:
•	The risk-free interest rate assumption was interpolated based on constant maturity U.S. Treasury rates over a term commensurate with the expected term of the warrants.
•
The expected term was determined based on the expected date of the initial Business Combination, as the Warrants expire on the date that is 5 years from the completion of the initial Business Combination and for certain Private Warrants 5 years from the date of the initial public offering effective date.

•	The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on size and proximity.
•	The fair value of a Class A ordinary share represents the closing price on the measurement date as observed from the ticker IACA.
The Public Warrants as of March 31, 2021 and December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.
The following table presents the changes in the fair value of warrants liability:
	Private Placement	Public	Warrants Liability
Fair value as of December 31, 2020	$33,864,037	$18,642,012	$52,506,049
Change in valuation inputs or other assumptions(1)	(7,535,196)	(6,882,275)	(14,417,471)
Fair value as of December 31, 2020	$26,328,841	$11,759,737	$38,088,578
NOTE 8. SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021, there were 4,508,815 Class A ordinary shares issued and outstanding, excluding 21,366,185 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021, there were 6,468,750 Class B ordinary shares issued and outstanding.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon the exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders; and

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•	in whole and not in part;
•	at a price of $0.10 per warrant;

ION ACQUISITION CORP 1 LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
•
upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or Class A equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. In addition, the Private Placement Warrants held by the affiliate of the underwriter will not be exercisable more than five years from the effective date of the Initial Public Offering in accordance with FINRA Rule 5110(f)(2)(G)(i). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Annex A
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

TABOOLA.COM LTD.,

TORONTO SUB LTD.,

and

ION ACQUISITION CORP. 1 LTD.,

DATED AS OF JANUARY 25, 2021

A-i

A-ii

Annexes and Exhibits
ANNEX A Supporting Company Shareholders
ANNEX B Selling Employees
ANNEX C Reorganization Covenants

EXHIBIT A Secondary Investors
EXHIBIT B Form of Articles Amendment
EXHIBIT C Form of Incentive Equity Plan
EXHIBIT D Form of ESPP
A-iii

EXHIBIT E Form of Investors’ Rights Agreement
EXHIBIT F Form of Sponsor Support Agreement
EXHIBIT G Company Shareholder Support Agreements
EXHIBIT H Plan of Merger
EXHIBIT I Conversion Factor
A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of January 25, 2021, by and among Taboola.com Ltd., a company organized under the laws of the State of Israel (the “Company”), Toronto Sub Ltd., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (“ION”). Each of the Company, ION and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.
RECITALS
WHEREAS, ION is a blank check company incorporated as an exempted company in the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
WHEREAS, Merger Sub is a newly incorporated, direct, wholly-owned subsidiary of the Company, and was formed for the sole purpose of the Transactions.
WHEREAS, immediately prior to the Effective Time, (i) each preferred share, with no par value, of the Company (each, a “Company Preferred Share”) will be converted into ordinary shares, with no par value, of the Company (each, a “Company Ordinary Share”) in accordance with the Organizational Documents of the Company and (ii) immediately following such conversion, the Company shall effect a stock split of each Company Ordinary Share into such number of Company Ordinary Shares calculated in accordance with Section 2.01(b) (such stock split, together with the conversion of Company Preferred Shares, the “Capital Restructuring”).
WHEREAS, immediately following the Capital Restructuring and at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands’ Companies Act (2020 Revision), as amended or restated from time to time (the “Cayman Companies Law”), Merger Sub will merge with and into ION (the “Merger”), with ION continuing as the surviving company after the Merger (the “Surviving Company”), as a result of which, ION will become a direct, wholly-owned subsidiary of the Company.
WHEREAS, at the Effective Time, each (i) Class B ordinary share, par value $0.0001 per share, of ION (“ION Class B Shares”) shall be automatically converted into one (1) Class A ordinary share, par value $0.0001 per share, of ION (“ION Class A Shares”) in accordance with the terms of the ION A&R Memorandum and Articles of Association (such automatic conversion, the “ION Class B Conversion”) and, after giving effect to such automatic conversion at the Effective Time, as a result of the Merger, each issued and outstanding ION Class A Share shall no longer be outstanding and shall automatically be converted into the right of the holder thereof to receive one Company Ordinary Share and (ii) outstanding ION Warrant will automatically become a Company Warrant and all rights with respect to ION Class A Shares underlying the ION Warrants will be automatically converted into rights to purchase Company Ordinary Shares and thereupon assumed by the Company.
WHEREAS, ION has entered into those certain Forward Purchase Agreements pursuant to which the investors party thereto (the “FPA Investors”) agreed to purchase up to 5,000,000 ION Class A Shares in private placements simultaneously with the Closing.
WHEREAS, concurrently with the execution hereof, certain investors (the “PIPE Investors”) have entered into subscription agreements (the “Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase Company Ordinary Shares from the Company, as specified therein immediately after the Effective Time (the “PIPE Investment”).
WHEREAS, prior to the execution hereof, certain investors listed on Exhibit A (the “Secondary Investors”) have entered into share purchase agreements (the “Secondary Share Purchase Agreements”) pursuant to which (i) certain Secondary Investors have committed to purchase Company Ordinary Shares from certain employees of the Company as set forth on Annex D (the “Selling Employees”) and (ii) certain Secondary Investors have committed to purchase Company Ordinary Shares from (A) certain institutional shareholders of the Company (the “Selling Shareholders” and, together with the Selling Employees, the “Secondary Sellers”) and/or (B) under certain circumstances provided for in the Secondary Share Purchase Agreements, the Company ((i) and (ii), the “Secondary/Primary Share Purchase”).

WHEREAS, the applicable Forward Purchase Agreements between ION and each FPA Investor will be terminated and the obligations thereunder will be substituted with the obligations set forth in the Secondary Share Purchase Agreements entered into among the FPA Investors, the Secondary Sellers and the Company, effective as of the consummation of the transactions contemplated by such Secondary Share Purchase Agreements.
WHEREAS, prior to the Closing, the Company shall, subject to obtaining the Company Shareholder Approval, adopt the Articles of Association in substantially the form attached hereto as Exhibit B (the “Articles Amendment”).
WHEREAS, prior to the Closing, the Company shall, subject to obtaining the Company Shareholder Approval, adopt an incentive equity plan in substantially the form attached hereto as Exhibit C (the “Incentive Equity Plan”) and an employee stock purchase plan in substantially the form attached hereto as Exhibit D (the “ESPP”).
WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the Company Shareholders, and declared it advisable, to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved and recommended, among other things, the adoption and approval of, this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including the Merger, by the Company Shareholders.
WHEREAS, the board of directors of Merger Sub has unanimously: (a) determined that it is in the best interests of Merger Sub, and declared it advisable, to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved and recommended the adoption and approval of this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including authorization of the Merger, by the shareholder of Merger Sub.
WHEREAS, the Company, in its capacity as the sole shareholder of Merger Sub, has: (a) determined that it is in the best interests of Merger Sub, and declared it advisable, to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including the Merger, in accordance with Applicable Legal Requirements, upon the terms and subject to the conditions of this Agreement (the “Merger Sub Shareholder Approval”).
WHEREAS, the board of directors of ION has unanimously: (a) determined that it is in the best interests of ION to enter into this Agreement and the Transaction Agreements to which it is a party, providing for the Merger and the other Transactions contemplated hereby and thereby; and (b) approved and recommended, among other things, the adoption and approval of this Agreement, the Transaction Agreements to which it is a party and the Transactions contemplated hereby and thereby, including authorization of the Merger, by the ION Shareholders.
WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Company, the Sponsors and certain Company Shareholders have entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) in substantially the form attached hereto as Exhibit E, to be effective as of the Closing.
WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsors will enter into a transaction support agreement, substantially in the form attached hereto as Exhibit F (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsors will agree, among other things, to support and vote in favor of this Agreement and the other Transaction Agreements to which ION is or will be a party and the transactions contemplated hereby and thereby (including the Merger).
WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Company Shareholders listed on Annex A attached hereto (collectively, the “Supporting Company Shareholders”) will enter into transaction support agreements, substantially in the form attached hereto as Exhibit G (the “Company Shareholder Support Agreements”), pursuant to which, among other things, each such Supporting Company Shareholder will agree, among other things, to support and vote in favor of this Agreement and the other Transaction Agreements to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

WHEREAS, pursuant to the Organizational Documents of ION, ION is required to provide an opportunity for its public shareholders to have their outstanding ION Class A Shares redeemed on the terms and subject to the conditions and limitations set forth in this Agreement, ION’s Organizational Documents and the Trust Agreement in conjunction with obtaining the ION Shareholder Approval.
WHEREAS, for U.S. federal income Tax purposes, the Parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
THE CLOSING TRANSACTIONS
Section 1.01  Closing. Unless this Agreement shall have been terminated pursuant to Section 8.01, the consummation of the Merger (the “Closing”), other than the filing of the Plan of Merger, shall take place by conference call and by exchange of signature pages by email or other electronic transmission at a time and date to be specified in writing by the Company and ION, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Company and ION agree in writing (the date on which the Closing occurs, the “Closing Date”).
Section 1.02  ION Closing Statement. No later than the fifth (5th) Business Day prior to the Closing Date, ION shall deliver to the Company written notice setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the redemption of ION Class A Shares prior to the Closing pursuant to the Organizational Documents of ION (the “ION Shareholder Redemptions”); (ii) the amount of cash in the Trust Account and the amount of ION Transaction Costs and Unpaid ION Liabilities as of the Closing; and (iii) the number of ION Class A Shares and ION Warrants to be outstanding as of immediately prior to the Effective Time and after giving effect to the ION Shareholder Redemptions and the ION Class B Conversion (such written notice of (i), (ii) and (iii), together, the “Closing Statement”). If the Company in good faith disagrees with any portion of the Closing Statement, then the Company may deliver a notice of such disagreement to ION until the second (2nd) Business Day prior to the Closing Date (the “Pre-Closing Notice of Disagreement”). The Company and ION shall seek in good faith to resolve any differences they have with respect to the matters specified in the Pre-Closing Notice of Disagreement.
Section 1.03 Closing Deliverables.
(a) At the Closing, ION shall:
(i)  make any payments required to be made by ION or on ION’s behalf in connection with the ION Shareholder Redemptions pursuant to Section 6.10;
(ii)  pay, or cause to be paid, all ION Transaction Costs and Unpaid ION Liabilities to the applicable payees, to the extent not paid prior to the Closing; and
(iii)  deliver to the Company a copy of the 104H Tax Ruling.
(b) At the Closing, the Company shall deliver to ION a copy of the Articles Amendment, ready for immediate filing with the Israeli Registrar of Companies, to take place within fourteen (14) days following the Closing Date.
ARTICLE II
TRANSACTIONS
Section 2.01  Pre-Closing Transactions.
(a) Company Preferred Share Conversion. On the Closing Date, immediately prior to the Stock Split and the Effective Time, each Company Preferred Share that is issued and outstanding immediately prior to such time shall automatically convert into Company Ordinary Shares in accordance with the Company’s Organizational

Documents. Following such conversion, each of the Company Preferred Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each former holder of Company Preferred Shares shall thereafter cease to have any rights with respect to such securities (the “Company Preferred Share Conversion”).
(b) Stock Split. Immediately following the Company Preferred Share Conversion but prior to the Effective Time, each Company Ordinary Share that is issued and outstanding immediately prior to the Effective Time shall be converted into a number of Company Ordinary Shares determined by multiplying each such Company Ordinary Share by the Conversion Factor (the “Stock Split”); provided, that no fraction of a Company Ordinary Share will be issued by virtue of the Stock Split, and each Company Shareholder that would otherwise be so entitled to a fraction of a Company Ordinary Share (after aggregating all fractional Company Ordinary Shares that otherwise would be received by such Company Shareholder) shall instead be entitled to receive such number of Company Ordinary Shares to which such Company Shareholder would otherwise be entitled, rounded to the nearest whole Company Ordinary Share.
Section 2.02  Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, ION and Merger Sub shall execute a plan of merger (the “Plan of Merger”) substantially in the form contained in Exhibit H hereto and shall file the Plan of Merger and other documents as required to effect the Merger pursuant to the Cayman Companies Law with the Registrar of Companies of the Cayman Islands as provided in the applicable provisions of the Cayman Companies Law. The Merger shall become effective at the time when the Plan of Merger has been registered by the Registrar of Companies of the Cayman Islands or such later time as Merger Sub and ION may agree and specify pursuant to the Cayman Companies Law (the “Effective Time”).
Section 2.03 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and the Plan of Merger and in accordance with the applicable provisions of the Cayman Companies Law, Merger Sub and ION shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into ION, following which the separate corporate existence of Merger Sub shall cease and ION shall continue as the Surviving Company after the Merger and as a direct, wholly-owned subsidiary of the Company.
Section 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and ION shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and ION set forth in this Agreement to be performed after the Effective Time.
Section 2.05 Governing Documents. At the Effective Time, the ION A&R Memorandum and Articles of Association shall be amended and restated in its entirety to read the same as the memorandum and articles of association of Merger Sub as in effect immediately prior to the Effective Time (the “Surviving Company Charter”), except all references to the name of Merger Sub shall be replaced by the name of the Surviving Company, until, thereafter changed or amended as provided therein (except that no such change or amendment shall have the effect of affecting the Company’s obligations pursuant to Section 6.11(a)) or by Applicable Legal Requirements.
Section 2.06 Directors and Officers of the Surviving Company. Immediately after the Effective Time, the board of directors and executive officers of the Surviving Company shall be the board of directors and executive officers of Merger Sub immediately prior to the Effective Time, until any such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
Section 2.07 Effect of the Merger on Securities of ION and Merger Sub. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parties or any other Person, the following shall occur:
(a) ION Units. Immediately prior to the Effective Time, the ION Class A Shares and the ION Public Warrants comprising each issued and outstanding ION Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one (1) ION Class A Share and one-fifth of one (0.2) ION Public Warrant, provided that no fractional ION Public Warrants will be issued in connection with the Unit Separation such that if a holder of ION Units would be entitled to receive a fractional ION Public Warrant upon the Unit Separation, the number of ION Public Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of ION Public Warrants. The ION Class A Shares and ION Public Warrants held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.07.
(b)  ION Shares.
(i)  On the Closing Date, immediately prior to the Effective Time, the ION Class B Conversion shall be effected. Following the ION Class B Conversion, each ION Class B Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each former holder of ION Class B Shares shall thereafter cease to have any rights with respect to such securities.
(ii)  At the Effective Time, each issued and outstanding ION Class A Share (other than any Excluded Shares) shall be converted automatically into, and the holder of such ION Class A Share shall be entitled to receive from the Exchange Agent, for each ION Class A Share, one (1) Company Ordinary Share after giving effect to the Capital Restructuring (the “Merger Consideration”), following which, each ION Class A Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist by virtue of the Merger and each former holder of ION Class A Shares shall thereafter cease to have any rights with respect to such securities, except as provided herein or by Applicable Legal Requirements. The Company shall use reasonable best efforts to cause the Company Ordinary Shares issued pursuant to this Section 2.07(b)(ii) to be issued in book-entry form as of the Effective Time.
(c)  Merger Sub Shares. At the Effective Time, each ordinary share, par value $0.0001 per share, of Merger Sub (the “Merger Sub Shares”) that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one ordinary share, par value $0.0001 per share, of the Surviving Company. The ordinary shares of the Surviving Company shall have the same rights, powers and privileges as the shares so converted and shall constitute the only issued and outstanding share capital of the Surviving Company.
(d)  ION Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an ION Warrant, each ION Warrant that is issued and outstanding immediately prior to the Effective Time shall automatically and irrevocably be converted into a corresponding Company Warrant exercisable for Company Ordinary Shares in accordance with its terms.
(e)  No Liability. Notwithstanding anything to the contrary in this Section 2.07, none of the Parties or the Surviving Company or the Exchange Agent shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Legal Requirement. Any portion of the Merger Consideration remaining unclaimed by ION Shareholders immediately prior to such time when the amounts would otherwise escheat to, or become property of, any Governmental Entity shall become, to the extent permitted by Applicable Legal Requirements, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.
(f)  Excluded Shares. Each ION Share held in ION’s treasury or owned by the Company or Merger Sub or any other wholly-owned subsidiary of the Company or ION immediately prior to the Effective Time (each an “Excluded Share”), shall be cancelled and shall cease to exist, and no consideration shall be paid or payable with respect thereto.
(g)  Adjustment to Merger Consideration. The Conversion Factor shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or stock distribution (including any dividend or distribution of securities convertible into Company Ordinary Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change (in each case, other than the Capital Restructuring) with respect to Company Ordinary Shares occurring on or after the date hereof and prior to the Closing.
Section 2.08 PIPE Investment.
(a) Immediately following the Effective Time, (i) the PIPE Investment shall be consummated pursuant to, and in the amounts set forth in, the Subscription Agreements and (ii) the Secondary/Primary Share Purchase shall be consummated pursuant to, and in the amounts set forth in, the Secondary Share Purchase Agreements.
(b) Immediately following the consummation of the Secondary/Primary Share Purchase, the Forward Purchase Agreements will be terminated and of no further force or effect and none of the Company, ION nor any of their respective Affiliates will have any liability with respect thereto.

Section 2.09 Delivery of Merger Consideration.
(a) Prior to the Effective Time, the Company shall appoint a Person authorized to act as exchange agent in connection with the transactions contemplated by Sections 2.07(a) through (d), which Person shall be selected by the Company and be reasonably acceptable to ION (provided that Continental shall be deemed to be reasonably acceptable to ION) (the “Exchange Agent”) and enter into an exchange agent agreement reasonably acceptable to the Company and ION with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging, upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, Section 2.10), each ION Class A Share on the register of members of ION and the ION Class A Shares issuable immediately prior to the Effective Time. At least two (2) Business Days prior to the Closing, the Company and ION shall direct the Exchange Agent to, at the Effective Time, exchange the ION Class A Shares for Company Ordinary Shares pursuant to the Exchange Agent Agreement and perform the Exchange Agent’s other obligations thereunder.
(b) All Company Ordinary Shares delivered upon the exchange of ION Class A Shares in accordance with the terms of this Article II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such ION Class A Shares and there shall be no further registration of transfers on the register of members of ION of the ION Class A Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, holders of ION Class A Shares shall cease to have any rights as shareholders of ION, except as provided in this Agreement or by Applicable Legal Requirements.
Section 2.10 Withholding Taxes; 104H Tax Ruling.
(a) Notwithstanding anything in this Agreement to the contrary, ION, Merger Sub, the Company, the Surviving Company, the Exchange Agent, their Affiliates and the 104H Trustee shall be entitled to deduct and withhold from any consideration or other amount payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements; provided, however, that in the event that amounts are so required to be deducted or withheld, the Company and ION may utilize a customary exchange procedure (including letters of transmittal) to identify the Secondary Sellers and collect certifications (including, without limitations, Valid Tax Certificates) to determine whether and to what extent taxes are to be withheld. To the extent that amounts are withheld, such amounts shall be (i) duly and timely paid over to the appropriate Governmental Entity, and (ii) treated for all purposes of this Agreement as having been paid to such Person. Upon the written request of any Person with respect to which amounts were deducted or withheld, the Company or the 104H Trustee shall provide such Person with a copy of documentary evidence of remittance of such amounts upon request from the Party making such deduction or withholding.
(b) Notwithstanding the foregoing, the consideration payable or otherwise deliverable pursuant to this Agreement will not be subject to any Israeli Tax withholding, provided that such payment recipient provides the Exchange Agent, with a copy to the Company, of a Valid Tax Certificate issued by the ITA providing for exemption from withholding of Israeli Tax from the consideration payable in respect thereof in accordance with this Agreement, prior to the actual payment to such payment recipient. For the avoidance of doubt, the 104H Tax Ruling shall be deemed a Valid Tax Certificate.
(c) As soon as reasonably practicable, but in no event more than five (5) Business Days after the date hereof, ION will cause its Israeli counsel, advisors or accountants to prepare and file with the ITA an application for the 104H Tax Ruling, and will afford the Company and its Israeli counsel, advisors or accountants to review and approve such application prior to its submission to the ITA. Each of ION and the Company shall cause their respective Israeli counsels, advisors and accountants to coordinate all material activities and to cooperate with each other with respect to the preparation and filing of such applications for rulings and the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the 104H Tax Ruling; provided that the 104H Tax Ruling shall not impose any restrictions or obligations on the Company or any of its Affiliates or any Tax liabilities on the foregoing entities and that any costs associated with the application for the 104H Tax Ruling shall be fully borne by ION. Subject to the terms and conditions hereof, the Parties shall use reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Legal Requirements to obtain the 104H Tax Ruling, as promptly as practicable. In any event, the draft application for the 104H Tax Ruling and the draft 104H Tax Ruling shall be subject to the prior written approval of the Company, and such approval shall not be unreasonably withheld, conditioned or delayed. ION shall keep the Company informed, on a reasonably prompt basis (and, in any event, within one (1) Business Day) of its receipt of any notice or information in connection with any of the above.
Section 2.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ION and Merger Sub, the officers and directors or members, as applicable (or their designees) of the Surviving Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
Section 2.12 Tax Treatment of the Merger. To the extent applicable, for U.S. federal income tax purposes, the Parties will (to the maximum extent permitted by Applicable Legal Requirements) prepare and file all U.S. income Tax Returns consistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”); provided, for the avoidance of doubt, nothing in this Section 2.12 shall prevent any Party or any of their respective Affiliates from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Entity with respect to the Intended Tax Treatment. This Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND MERGER SUB
Except as set forth in the letter dated as of the date of this Agreement delivered by the Company and Merger Sub to ION in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company and Merger Sub hereby represent and warrant to ION as follows:
Section 3.01 Organization and Qualification. The Company is a corporation duly incorporated and validly existing under the Applicable Legal Requirements of the State of Israel and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Group Companies, taken as a whole. The Company is duly licensed or qualified to do business in each jurisdiction in which such properties and assets are owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary. Complete and correct copies of the Company’s Organizational Documents, as amended and in full force and effect as of the date of this Agreement, have been made available to ION or its representatives.
Section 3.02 Company Subsidiaries.
(a) The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 3.02(a) of the Company Disclosure Letter (the “Company Subsidiaries”). Each Company Subsidiary has been duly formed or organized and is validly existing under the Applicable Legal Requirements of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted, except where the failure to be so formed, organized or existing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the Organizational Documents of each Company Subsidiary have been made available to ION or its representatives.
(b) Each Company Subsidiary is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its property or assets or the character of its business activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.03 Capitalization.
(a) The authorized capital stock of the Company consists of: (i) 330,000,000 Company Ordinary Shares as of the execution of this Agreement, of which 15,384,486 Company Ordinary Shares were issued and outstanding as of the execution of this Agreement; and (ii) 45,688,037 Company Preferred Shares as of the

execution of this Agreement, of which (a) 3,687,739 Company Preferred A Shares, (b) 5,404,159 Company Preferred B Shares, (c) 5,823,126 Company Preferred B-1 Shares, (d) 3,879,640 Company Preferred B-2 Shares, (e) 6,464,881 Company Preferred C Shares, (f) 6,289,727 Company Preferred D Shares, and (g) 13,428,728 Company Preferred E Shares were issued and outstanding as of the execution of this Agreement. All of the issued and outstanding Company Ordinary Shares and Company Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. Each Company Ordinary Share and Company Preferred Share, as applicable, has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Company’s Organizational Documents (as in effect at the time such Company Ordinary Share and Company Preferred Share were issued). Schedule 3.03(a) of the Company Disclosure Letter contains a true and correct list of all Company Ordinary Shares and Company Preferred Shares owned by each Company Shareholder, and the respective class(es) thereof, in each case, as of the execution of this Agreement.
(b) The authorized share capital of Merger Sub is Fifty Thousand Dollars ($50,000) divided into 500,000,000 Merger Sub Shares, each with a nominal or par value of $0.0001. As of the execution of this Agreement, only one Merger Sub Share is issued and outstanding. The sole outstanding Merger Sub Share has been duly authorized, validly issued, fully paid and is non-assessable and is not subject to preemptive rights, and is held by the Company.
(c) Except as otherwise set forth in this Section 3.03 or in Schedule 3.03(c) of the Company Disclosure Letter, there are no outstanding stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Company Ordinary Shares or Company Preferred Shares, or other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of Company Ordinary Shares or Company Preferred Shares, and there are no agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock. Except for the Company’s Organizational Documents, this Agreement and the Investors’ Rights Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings with respect to Company Ordinary Shares.
(d)
(i) Except for the Company’s 2007 Share Option Plan, as amended on November 9, 2014, 2016 Share Incentive Plan, 2017 Executive Share Incentive Plan and the 2020 Share Incentive Plan (collectively, the “Company Plans”), as of the execution of this Agreement, the Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. All Company Options granted under Section 102 of the ITO were duly and timely deposited with the 102 Trustee in accordance with the provisions of Section 102 of the ITO. The Company has made available to ION accurate and complete copies of the Company Options database, each of the Company Plans and each standard form of award agreement pursuant to which any Company Options was granted thereunder.
(ii)  As of the execution of this Agreement, there were (i) 28,492,665 Company Ordinary Shares reserved for issuance or issued pursuant to outstanding options to purchase Company Ordinary Shares (“Company Options”), of which 6,231,093 shares have been issued and exercised, 21,607,116 Company Ordinary Shares have been reserved for issuance upon exercise of Company Options previously granted and currently outstanding under the Company Plans, and (ii) 654,456 Company Ordinary Shares remain available for future issuance of awards pursuant to the Company Plans. Except as provided in the immediately preceding sentence, except for Company Ordinary Shares issuable upon conversion of Company Preferred Shares, and except for Company Ordinary Shares that after the date hereof become reserved for issuance or subject to issuance as permitted under this Agreement, the Company has no Company Ordinary Shares or Company Preferred Shares reserved for, or subject to, issuance.
(e) The outstanding shares of capital stock (or other equity interests) of each of the Company Subsidiaries have been duly authorized and validly issued and (if applicable) are fully paid and non-assessable (where such concepts are applicable) and have not been issued in violation of any preemptive or similar rights. The Company or one or more of its wholly owned Subsidiaries own of record and beneficially all the issued and outstanding shares of capital stock (or other equity interests) of such Company Subsidiaries free and clear of any Liens other than (i) as may be set forth on Schedule 3.03(e) of the Company Disclosure Letter; (ii) for any restrictions on sales of securities under applicable securities laws; and (iii) Permitted Liens. There are no outstanding options, warrants, rights or other securities convertible into or exercisable or exchangeable for any shares of capital stock (or other equity interests) of such Company Subsidiaries, any other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of such Company Subsidiaries’ shares of capital stock (or other equity interests), or any agreements of any kind which may obligate any Company Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its shares of capital stock (or other equity interests). Except for the equity interests of the Company Subsidiaries set forth on Schedule 3.03(a) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.
(f) Except as provided for in this Agreement and the other Transaction Agreements, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).
Section 3.04 Due Authorization. Each of the Company and Merger Sub has all requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out the Company’s and Merger Sub’s respective obligations hereunder and thereunder and to consummate the transactions contemplated by the Transaction Agreements to which they are a party (including the Merger), in each case, subject to the consents, approvals, authorizations and other requirements described in Section 3.05. The execution and delivery by each of the Company and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party and the consummation by each of the Company and Merger Sub of the transactions (including the Merger) contemplated hereby and thereby have been duly and validly authorized by all requisite action, including approval by the respective board of directors of the Company and Merger Sub, the Merger Sub Shareholder Approval and, following receipt of the Company Shareholder Approval, the Company Shareholders, as required by Applicable Legal Requirements, and, other than the consents, approvals, authorizations and other requirements described in Section 3.05, no other corporate proceeding on the part of the Company or Merger Sub is necessary to authorize this Agreement. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by each of the Company and Merger Sub and (assuming this Agreement constitutes a legal, valid and binding obligation of ION) constitute the legal, valid and binding obligation of the Company and Merger Sub (as applicable), enforceable against the Company and Merger Sub (as applicable) in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Remedies Exception”). Assuming that a quorum of a shareholders’ meeting (as determined pursuant to the Company’s Organizational Documents) is present, the affirmative votes of the Supporting Company Shareholders are the minimal votes of any of the Company’s share capital necessary in connection with entry into this Agreement by the Company and the consummation of the transactions contemplated hereby, including the Closing.
Section 3.05 No Conflict; Governmental Consents and Filings.
(a) Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.05(b) and Section 4.05(b), the execution, delivery and performance of this Agreement (including the consummation by the Company of the transactions contemplated hereby) and the other Transaction Agreements to which each of the Company and Merger Sub is a party by the Company and Merger Sub do not and will not: (i) violate any provision of, or result in the breach of, any Applicable Legal Requirement to which any of the Group Companies is subject or by which any property or asset of any of the Group Companies is bound; (ii) conflict with or violate the Organizational Documents of any of the Group Companies; (iii) violate any provision of or result in a breach, default or acceleration of, or require a consent under, any Company Material Contract, or terminate or result in the termination of any Company Material Contract, or result in the creation of any Lien under any Company Material Contract upon any of the properties or assets of any of the Group Companies, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien; or (iv) result in a violation or revocation of any required Approvals, except to the extent that the occurrence of any of the foregoing items set forth in clauses (i), (iii) or (iv) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)  Assuming the truth and completeness of the representations and warranties of ION contained in this Agreement, the execution and delivery by each of the Company and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party or the consummation of the transactions (including the Merger) contemplated hereby or thereby by the Company and Merger Sub, do not, and the performance of their respective obligations hereunder and thereunder will not, require any consent, notice, approval or authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except for: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which any of the Group Companies is qualified to do business; and (iii) the filing of the Plan of Merger in accordance with the Cayman Companies Law.
Section 3.06 Legal Compliance; Approvals.
(a) Except as set forth on Schedule 3.06(a) of the Company Disclosure Letter, each of the Group Companies has during the past two (2) years complied in all respects with, and is not in violation of, any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for any such non-compliance or violation that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. No written, or to the Knowledge of the Company, oral notice of material non-compliance with any Applicable Legal Requirements has been received during the past two (2) years by any of the Group Companies.
(b) Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and is in compliance with all terms and conditions of such Approvals, in each case, except where the failure to have such Approvals or be in compliance therewith would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.10 of the Company Disclosure Letter, no Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing, to suspend, revoke, withdraw, modify or limit any such Approval, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.07 Financial Statements.
(a) Set forth on Schedule 3.07(a) are: (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and 2018, and consolidated statement of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies for the twelve-month periods ended December 31, 2019 and 2018 together with the auditor’s reports thereon (the “Audited Financial Statements”); and (ii) an unaudited consolidated balance sheet of the Group Companies as of September 30, 2020 and consolidated statement of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies as of and for the nine-month period ended September 30, 2020 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). Except as set forth on Schedule 3.07(a) of the Company Disclosure Letter, the Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of the Group Companies as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and for normal year-end adjustments).

(b) Except as set forth on Schedule 3.07(b) of the Company Disclosure Letter, none of the Group Companies nor, to the Knowledge of the Company, an independent auditor of the Group Companies has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Group Companies, (ii) any fraud, whether or not material, that involves the Group Companies’ management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or (iii) to the Knowledge of the Company, any claim or allegation regarding any of the foregoing.
Section 3.08 No Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of any of the Group Companies of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on the Financial Statements or disclosed in the notes thereto; (b) that have arisen since September 30, 2020 in the ordinary course of business of the Group Companies; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.09 Absence of Certain Changes or Events. Except as contemplated by this Agreement, between September 30, 2020 and the execution of this Agreement, (a) each of the Group Companies has conducted its business in the ordinary course, except as set forth on Schedule 3.09(a) of the Company Disclosure Letter or as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19, and (b) there has not been any change, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
Section 3.10 Litigation. As of the execution of this Agreement, except as set forth on Schedule 3.10 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are: (a) no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any of the Group Companies or any of its properties or assets, or any of the directors or officers of any of the Group Companies in their capacity as such; (b) to the Knowledge of the Company, no facts or circumstances that would reasonably be expected to give rise to any material Legal Proceeding, (c) no pending or, to the Knowledge of the Company, threatened in writing to the Group Companies, audits, examinations or investigations by any Governmental Entity against any of the Group Companies; (d) no pending or threatened in writing Legal Proceedings by any of the Group Companies against any third party; (e) no settlement or similar agreement that imposes any material ongoing obligations or restrictions on any of the Group Companies; and (f) no Orders imposed or, to the Knowledge of the Company, threatened to be imposed upon any of the Group Companies or any of their respective properties or assets, or any of the directors or officers of any of the Group Companies in their capacity as such.
Section 3.11 Company Benefit Plans.
(a) Schedule 3.11(a) of the Company Disclosure Letter sets forth a complete list of each material Company Benefit Plan and denotes with an asterisk each material Non-U.S. Plan; provided, however, that Section 3.11(a) of the Company Disclosure Letter need not list (i) any agreement, arrangement, plan, policy or program maintained by or required to be maintained by a Governmental Entity, or (ii) any employment agreement, offer letter or consulting agreement for an employee or service provider with annual base compensation less than $500,000 or that does not provide material transaction, change in control (excluding the acceleration of any equity or equity-based awards) or severance benefits in excess of One Million Dollars ($1,000,000) (other than those required by applicable law). “Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, and any other agreement, arrangement, plan, policy or program (including any employment, consulting, bonus, commission, incentive or deferred compensation, employee loan, note or pledge agreement, equity or equity-based compensation, severance, termination, retention, retirement, supplemental retirement, profit sharing, change in control, fringe benefits vacation, sick, insurance, pension (including pension funds, managers’ insurance or similar funds, education fund, medical, welfare, fringe or similar plan, policy, program, agreement or other arrangement), medical, welfare, fringe or similar plan, policy, program, agreement or other arrangement) providing compensation or other benefits to any current or former director, officer, employee or other individual service provider, which is maintained, sponsored or contributed to by the Company or any of the Company Subsidiaries or under which the Company or any of the Company Subsidiaries has any obligation or liability; provided that no “multiemployer plan,” within the meaning of Section 3(37) or 4001(a)(3) of ERISA shall be a Company Benefit Plan hereunder. “Non-U.S.

Plan” means any Company Benefit Plan maintained, sponsored or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries has or may have any liabilities outside of the United States primarily for the benefit of employees, consultants or individual independent contractors primarily working or engaged in a jurisdiction other than the United States, other than any agreement, arrangement, plan, policy or program maintained by or required to be maintained by a Governmental Entity.
(b) With respect to each material Company Benefit Plan listed on Schedule 3.11(a) of the Company Disclosure Letter, the Company has made available to ION or its representatives, to the extent applicable, true and correct copies of: (i) such Company Benefit Plan (other than such Company Benefit Plan required to be provided under Applicable Legal Requirements), including any amendments thereto, or a written summary of its material terms; (ii) the most recent summary plan description for such Company Benefit Plan for which such summary plan description is required; (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the Internal Revenue Service with respect to such Company Benefit Plan (if applicable); (iv) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to such Company Benefit Plan; and (v) any material non-routine correspondence with any Governmental Entity regarding any material Company Benefit Plan during the past two (2) years.
(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole: (i) each material Company Benefit Plan has been administered in accordance with its terms and all Applicable Legal Requirements, including ERISA and the Code; (ii) all contributions required to be made with respect to any material Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan have been accrued and reflected in the Company’s financial statements to the extent required by the applicable accounting standards; and (iii) neither the Company, nor, to the Knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) and no such “prohibited transaction” is reasonably expected to occur with respect to such material Company Benefit Plan. Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code: (A) has received a favorable determination or opinion letter as to its qualification; or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and nothing has occurred and no circumstances exist that would reasonably be expected to result in the loss of the qualification of such plan under Section 401(a) of the Code.
(d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA (each, a “Title IV Plan”), and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied. No Company Benefit Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (iii) a “funded welfare plan” within the meaning of Section 419 of the Code.
(e) Except for any such investigations, actions, suits or claims that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) there are no investigations, actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of the Company, threatened in writing and (ii) to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such investigations, actions, suits or claims relating to any material Company Benefit Plan.
(f) Except for any such actions, suits or claims that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, none of the Company Benefit Plans provides for, and the Group Companies have no liability in respect of, post-retiree health, pension, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Applicable Legal Requirements and at the sole expense of such participant or the participant’s beneficiary.
(g) Except as set forth on Schedule 3.11(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in connection with any other event(s): (i) result in any material payment or material benefit becoming due to any current or former employee, contractor, director or other service provider of the Company or its subsidiaries or under any Company Benefit Plan; (ii) materially increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its subsidiaries or under any Company Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its subsidiaries or under any Company Benefit Plan; (iv) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan; or (v) result in any limit on the right to merge, amend or terminate any Company Benefit Plan; provided that the foregoing shall not include arrangements entered into by the Company in connection with the Transactions, including the Employment Agreements, the Incentive Equity Plan and the ESPP.
(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, either alone or in connection with any other event(s), give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code or any excise tax owing under Section 4999 of the Code; provided that the foregoing shall not include arrangements entered into by ION in connection with the Transactions.
(i) The Company maintains no obligations to gross-up, make-whole or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.
Section 3.12 Labor Relations.
(a) Except as set forth on Schedule 3.12(a) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) no Group Company is party to or bound by any collective bargaining agreement, or any similar agreement or arrangement, (ii) no Group Company is subject to, and no employee of the Group Companies benefits from, any extension order (‘tzavei harchava’) except for extension orders which generally apply to all employees in Israel, (iii) no such agreement or such other arrangement is being negotiated by any Group Company, (iv) no labor union or any other employee representative body has requested or, to the Knowledge of the Company, has sought to represent any of the employees of the Company or the Company Subsidiaries, and (v) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority or entity.
(b) In the past two (2) years, there have been no strikes, work stoppages, slowdowns, lockouts, arbitrations, or grievances or other labor disputes (including unfair labor practice charges, grievances, or complaints) pending, or, to the Knowledge of the Company, threatened in writing against or involving the Company involving any employee of the Company, except for those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(c) As of the date hereof, there are no complaints, charges or claims against the Company pending or, to Knowledge of the Company, threatened in writing before any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment, termination of employment or failure to employ by the Company, of any individual, except for those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(d) The Company is, and for the past two (2) years, has been, in material compliance with all Applicable Legal Requirements relating to the employment of labor, including as relating to wages (including minimum wage and overtime), fringe benefits, social benefits, hours and days of work (including, for the avoidance of doubt, working during rest days and holidays), enforcement of labor laws, child labor, discrimination, sexual harassment, civil rights, immigration, withholdings and deductions and payments, classification and payment of employees, independent contractors, and consultants, employment equity, the federal Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” Applicable Legal Requirement, collective bargaining, employment practice, occupational health and safety, workers’ compensation, and immigration, except for instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company within the six months prior to the date of this Agreement and no such events are reasonably expected to occur prior to Closing.
(e) Without limiting the generality of any of the above representations and except as set forth on Schedule 3.12(e) of the Company Disclosure Letter, the Company’s liabilities to present or former employees regarding severance pay, accrued vacation, recreation pay and contributions to all pension plans and material Company Benefit Plans are either fully funded or are accrued for on the Company’s financial statements as of the date of such financial statements. Section 14 of the Israel Severance Pay Law, 1963 (a “Section 14 Arrangement”) was properly applied in accordance with the terms of the general permit issued by the Israeli Minister of Labor regarding mandatory pension arrangement regarding all employees based on their full salaries and from the date of the commencement of their employment and, upon the termination of employment of any of the employees, the Company will not have to make any payment under the Severance Pay Law, 1963, except for release of the funds accumulated in accordance with the applicable Section 14 Arrangement.
(f) During the past two (2) years, to the Knowledge of the Company, there have been no employment discrimination or employment or sexual harassment or sexual misconduct allegations raised, brought, threatened, or settled, in each case in writing, relating to any current or former appointed officer or director or employee at the level of vice president or above of any Group Company involving or relating to his or her services provided to any Group Company. The policies and practices of the Group Companies comply with all Applicable Legal Requirements concerning employment discrimination and employment harassment, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. During the past two (2) years, neither the Company nor any Company Subsidiaries has entered into any material settlement agreements resolving, in whole or in part, allegations of sexual harassment or sexual misconduct by any current or former appointed officer or director or employee at the level of vice president or above.
(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution and delivery of this Agreement and the other Transaction Agreements to which the Company is a party and the performance of the Company hereunder and thereunder do not require the Company to seek or obtain any consent, engage in consultation with, or issue any notice to any unions or labor organizations.
(h) To the Knowledge of the Company, as of the execution of this Agreement, no employee of the Company who will be treated as an “executive officer” of the Company (as defined in Rule 3b-7 of the Exchange Act) has provided the Company written notice that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement.
Section 3.13 Real Property; Tangible Property.
(a) No Group Company owns, or during the past two (2) years has owned, any real property.
(b) Schedule 3.13(b) of the Company Disclosure Letter lists, as of the date of this Agreement, all real property leased, subleased or otherwise occupied by the Group Companies (the “Leased Real Property”). The Company or one of the Company Subsidiaries has a valid, binding and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, and such leasehold estates are held free and clear of all Liens (other than Permitted Liens). Each of the leases, subleases, occupancy agreements and documents related to any Leased Real Property, including all amendments and modifications thereto and guarantees thereof (collectively, the “Company Real Property Leases”) are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of a Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. True, correct and complete copies of all Company Real Property Leases have been made available to ION. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in material breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Real Property Leases, and no party to any Company Real Property Lease has given any written or, to the Knowledge of the Company, oral, claim or notice of any such material breach, default or event, which individually or in the aggregate, would be reasonably likely to be material to the Group Companies, taken as a whole.
(c) No Leased Real Property, or any portion thereof, is currently leased, sublet or sublicensed by any Group Company to a third party. No condemnation proceeding is pending or, to the Knowledge of the Company, threatened in writing with respect to any Leased Real Property, which individually or in the aggregate, would be reasonably likely to be material to the Group Companies, taken as a whole.
(d) The Company or one of the Company Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than: (i) Permitted Liens; and (ii) the rights of lessors under any leases. The material tangible assets or personal property of the Group Companies: (A) constitute all of the assets, rights and properties (other than the Intellectual Property of the Company) that are necessary for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Group Companies, taken as a whole.
Section 3.14 Taxes.
(a) Except as set forth on Schedule 3.14(a) of the Company Disclosure Letter, all material Tax Returns required to be filed by the Group Companies have been filed with the appropriate Governmental Entity, and all such Tax Returns are true, correct and complete in all material respects.
(b) Except as set forth on Schedule 3.14(b) of the Company Disclosure Letter, the Group Companies have paid all material amounts of their Taxes which are due and payable. The unpaid liability for Taxes of the Group Companies did not, as of the date of the Interim Financial Statements, materially exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the Financial Statements, and since such date no Group Company has incurred any material liability for Taxes outside the ordinary course of business.
(c) Except as set forth on Schedule 3.14(c) of the Company Disclosure Letter, the Group Companies have complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by Applicable Legal Requirements to be withheld by the Group Companies have been withheld and paid over to the appropriate Governmental Entity.
(d) Except as set forth on Schedule 3.14(d) of the Company Disclosure Letter, no deficiency for any material amount of Taxes has been asserted or assessed by any Governmental Entity in writing against any Group Company, which deficiency has not been paid or resolved. No material audit or other proceeding by any Governmental Entity is currently in progress, pending or threatened in writing against any Group Company with respect to any Taxes due from such entities. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any material Taxes of any Group Company. No Group Company is currently contesting any material Tax liability of any Group Company before any Governmental Entity.
(e) There are no Liens (other than Permitted Liens) for material amounts of Taxes upon any of the assets of the Group Companies.
(f) There are no Tax indemnification agreements or Tax Sharing Agreements under which any Group Company could be liable after the Closing Date for any material Tax liability of any Person other than one or more of the Group Companies, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.
(g) None of the Group Companies have constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the past two years.

(h) None of the Group Companies has entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(i) Except as set forth on Schedule 3.14(i) of the Company Disclosure Letter, no Group Company: (i) has any material liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) or as a transferee or a successor; nor (ii) in the last two (2) years has been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was and is the Company (or another Group Company).
(j) No claim has been made in writing by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that it is or may be subject to Tax or required to file Tax Returns in that jurisdiction which claim has not been dismissed, closed or otherwise resolved.
(k) Except as set forth on Schedule 3.14(k) of the Company Disclosure Letter, all payments between or among any Group Companies and any material transactions between or among any Group Companies have complied in all materials respects with all applicable transfer pricing requirements imposed by Applicable Legal Requirements, including proper documentation and reporting as required by any Applicable Legal Requirements related to transfer pricing.
(l) Except as set forth on Schedule 3.14(l) of the Company Disclosure Letter, (i) no Group Company participates or engages in, nor for the past two (2) years has participated or engaged in, any transaction listed in Section 131(g) of the ITO and the Israeli Income Tax Regulations (Reportable Tax Planning), 5767-2006, promulgated thereunder; (ii) no Group Company is taking, or in the last two (2) years has taken, a Tax position that is subject to reporting under Section 131E of the ITO; (iii) no Group Company in the last two (2) years has obtained a legal or Tax opinion that is subject to reporting under Section 131D of the ITO; and (iv) no Group Company is engaging in or is part of, nor in the last two (2) years has engaged in or was part of, any action or transaction that is classified as a “reportable opinion” under Section 67C of the Israeli Value Added Tax Law, 1975 (the “Israeli VAT Law”) or a “reportable position” under Section 67D of the Israeli VAT Law, in each case, that has not been disclosed in the relevant Tax Return of the relevant Group Company.
(m) The Company is duly registered for the purposes of Israeli value added tax (“VAT”) and has complied in all material respects with all requirements concerning VAT. The Company (i) has not made any exempt transactions (as defined in the Israeli VAT Law) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and remitted in a timely manner to the ITA all output material VAT which it is required to collect and remit under any Applicable Legal Requirement and (iii) has not received a material refund for input VAT for which it is not entitled under any Applicable Legal Requirement.
(n) Each of the Company Plans that is intended to qualify as a capital gains route plan under Section 102 of the ITO has received a favorable determination or approval letter from, or is otherwise approved by or deemed approved by passage of time without objection by, the ITA. All Company Options or Company Ordinary Shares intended to be subject to Section 102 of the ITO have been granted and issued, as applicable, in compliance in all material respects with the applicable requirements of Section 102 of the ITO and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the appointment of an authorized trustee, and the due deposit of such securities with the 102 Trustee pursuant to the terms of Section 102 of the ITO and the guidance published by the ITA on July 24, 2012, and clarification dated November 6, 2012, in each case, or as otherwise provided in tax rulings obtained by the Group Companies from the ITA.
(o) Except as set forth on Schedule 3.14(o) of the Company Disclosure Letter, no Group Company is, nor in the last two (2) years been, a real property corporation (‘Igud Mekarke’in’) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 1963.
(p) No Group Company nor, to the Knowledge of the Company, any holder of Company securities, is subject to any restrictions or limitations pursuant to Part E2 of the ITO or pursuant to any Tax ruling made with reference to the provisions of Part E2 of the ITO.
(q) No Group Company has in the last two (2) years applied for any tax benefits under the Law for the Encouragement of Capital Investments, 5719-1959.

Section 3.15 Environmental Matters.
(a) Each of the Group Companies is, and for the past two (2) years has been, in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to be material to the Group Companies taken as a whole.
(b) The Group Companies have obtained, hold, are, and for the past two (2) years have been, in compliance with all permits required under applicable Environmental Laws to permit the Group Companies to operate their assets in a manner in which they are now operated and maintained and to conduct the business of the Group Companies as currently conducted, except where the absence of, or failure to be in material compliance with, any such permit would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c) There are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened in writing against any of the Group Companies alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(d) Neither the Group Companies nor, to the Knowledge of the Company, any other Person has disposed of or released any Hazardous Material at, on or under any facility currently or formerly leased or operated by any of the Group Companies or any third-party site, in each case in a manner that would be reasonably likely to give rise to a Company Material Adverse Effect.
(e) None of the Group Companies has agreed to indemnify any Person or assumed by Contract the liability of any third party arising under Environmental Law.
(f) The Group Companies have made available to ION copies of all material written environmental reports, audits, assessments, liability analyses, memoranda and studies produced during the past two (2) years and in the possession of, or conducted by, the Group Companies with respect to compliance or liabilities under Environmental Law.
Section 3.16 Brokers. No broker, finder, investment banker or other Person, other than the Persons set forth on Schedule 3.16 of the Company Disclosure Letter, is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which ION or any of the Group Companies would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which the Company is a party or the transactions contemplated thereby based upon arrangements made by any of the Group Companies or any of their Affiliates.
Section 3.17 Intellectual Property.
(a) Schedule 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list of: (i) all Owned Intellectual Property that is the subject of an application, filing, issuance, registration or other document filed with or issued or recorded by any Governmental Entity, quasi-governmental authority or domain name registrar (collectively, the “Registered Intellectual Property”) including the applicable jurisdiction, title, application, registration or serial number, date, and record owner and, if different, the legal owner and beneficial owner, (ii) all material unregistered Trademarks that constitute Owned Intellectual Property, and (iii) all material proprietary Software that constitute Owned Intellectual Property and are products and services generally offered by any Group Company to customers as of the execution of this Agreement. To the Knowledge of the Company, all Registered Intellectual Property (excluding any pending applications included in the Registered Intellectual Property) is valid, subsisting and enforceable and has been maintained effective, subject to any expiration of term under Applicable Legal Requirements, by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees.
(b) The Company or one of its Subsidiaries (other than Merger Sub) is the sole and exclusive owner of, and possesses, all right, title and interest in and to all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), and has the right to use pursuant to a valid written license, sublicense, or other written Contract or other lawful right, all other material Licensed Intellectual Property and material Company IT Systems. None of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional amounts of consideration as a result of) the execution, delivery or performance of this

Agreement or any other Transaction Agreement, nor the consummation of any of the Transactions, except to the extent that the occurrence of any of the foregoing items would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c) As of the date of this Agreement, there is no, and within the two (2) years preceding the date of this Agreement there has not been, any material Legal Proceeding pending against the Group Companies, or to the Knowledge of the Company, that is threatened in writing (including unsolicited offers to license Patents) against the Company or any of the Group Companies either (A) alleging any Group Company’s infringement, misappropriation or other violation of any Intellectual Property of any third Person; or (B) challenging the ownership, use, patentability, validity, or enforceability of any Owned Intellectual Property. To the Knowledge of the Company, as of the execution of this Agreement, no products or services of the Group Companies, no Group Company nor the conduct or operation of their respective businesses as currently conducted does, or did within the two (2) years preceding the date of this Agreement, infringe, misappropriate, or violate the Intellectual Property (other than patents) of any Person, or, to the Knowledge of the Company, the patents of any Person. To the Knowledge of the Company, as of the date of this Agreement, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company as a whole, no other Person is infringing, misappropriating or violating any Owned Intellectual Property and no such claims have been made or threatened in writing against any Person in a written notice sent by any of the Group Companies to any such Person in the past two (2) years.
(d) Each present employee and present contractor, and to the Knowledge of the Company, each past employee and past contractor of any of the Group Companies who has contributed to the creation or development of any material Owned Intellectual Property has executed and delivered a valid and enforceable written agreement, pursuant to which such Person has assigned to such Group Company all of such Person’s rights, title and interest in and to all such material Owned Intellectual Property and waived any and all rights to royalties or other consideration or non-assignable rights with respect to all such material Owned Intellectual Property. To the Knowledge of the Company, no such Person is in violation of any such agreement.
(e) Each of the Group Companies, as applicable, has taken commercially reasonable steps to protect and maintain the secrecy, confidentiality and value of all material Trade Secrets of each Group Company. No material Trade Secret of any of the Group Companies has been disclosed other than subject to a written agreement sufficiently restricting the disclosure and use of such Trade Secret and, to the Knowledge of the Company, no such Person to whom a material Trade Secret of any of the Group Companies has been so disclosed is in violation of any such agreement. No Person other than the Group Companies possesses or has a right to possess, a copy, in any form, of any source code for any material Software constituting Owned Intellectual Property (other than employees, consultants and contractors of the Group Companies subject to confidentiality obligations with respect to such source code and solely to the extent necessary for them to maintain and develop such Software for the Group Companies and other than in connection with public software development kits or other limited source code, in each case, provided in the ordinary course of business for product integrations).
(f) Except as set forth on Schedule 3.17(f) of the Company Disclosure Letter or as would not otherwise, individually or in the aggregate, reasonably be expected to have material adverse impact on the business of the Group Companies, to the Knowledge of the Company, no employee, consultant or independent contractor of any Group Company who was involved in, or who contributed to, the creation or development of any material Owned Intellectual Property owed (at the time of such involvement or contribution) or owes any duty or rights to any Governmental Entity, or any military, university, college or other educational institution or a research center, in each case, which may affect such Group Company’s ownership or its right to use any such material Owned Intellectual Property or may impose any restrictions or obligations on the Group Company in respect thereof. No facilities, funding or property of any military, university, college, other educational institution or research center or other Governmental Entity were received by or for any Group Company or used in the development of any material Owned Intellectual Property. To the Knowledge of the Company, neither any Governmental Entity nor any military, university, college, other academic institution or research center own, purport to own, have any other rights in or to or have any option to obtain any rights in or to, any material Owned Intellectual Property. None of the Group Companies are required to pay any royalty or make any other form of payment to any Governmental Entity to allow the use, licensing or transfer of any material Owned Intellectual Property.

(g) To the Knowledge of the Company, no Publicly Available Software is or has been included, incorporated or embedded in, linked to, combined, made available or distributed with, or used in the former or current development, maintenance, operation, delivery or provision of any Software constituting Owned Intellectual Property, in each case, in a manner that requires or obligates any Group Company to: (i) disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any source code of any material Software constituting Owned Intellectual Property; (ii) license any material Software constituting Owned Intellectual Property for making modifications or derivative works; (iii) disclose, contribute, distribute, license or otherwise make available to any Person any material Software constituting Owned Intellectual Property for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing any Patents constituting Owned Intellectual Property (such requirements set forth in (i) through (iv), collectively, “Copyleft Terms”). Each Group Company is in compliance in all material respects with the terms and conditions of all relevant licenses for Publicly Available Software used in the business of the Group Companies.
(h) The Company IT Systems are adequate in all material respects for the operation and conduct of the business of the Group Companies as currently conducted. To the Knowledge of the Company, the Company IT Systems and Software constituting Owned Intellectual Property do not contain any Unauthorized Code, Self-Help Code, bugs, faults or other devices, errors, contaminants or effects that (A) materially disrupt or adversely affect the functionality of the Company IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any Company IT Systems or any such Software.
Section 3.18 Privacy and Data Security.
(a) To the Knowledge of the Company, each of the Group Companies, and any Processor, to the extent that such Processor was Processing Personal Information on behalf of any Group Company, has at all times during the past two (2) years materially complied with: (i) all applicable Privacy Laws; and (ii) all of the Group Companies’ obligations regarding Personal Information under any Contracts; in each case other than any non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, none of the Group Companies has received in the two (2) years prior to the date of this Agreement any written notice of any investigations or claims relating to, or been charged with, any violation of, any Privacy Laws, other than any such investigation, claims or charges that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b) To the Knowledge of the Company, each of the Group Companies has during the past two (2) years implemented and maintained commercially reasonable business continuity and security, including back-ups, disaster recovery and security plans, procedures and facilities, regarding the confidentiality, integrity and availability of Company IT Systems and Personal Information, in its possession, custody, or under its control, including against loss, theft, misuse or unauthorized Processing, access, use, modification or disclosure.
(c) To the Knowledge of the Company during the past two (2) years, (i) there have been no material breaches, security incidents, misuse of, or unauthorized Processing of, access to, or disclosure of, any Personal Information in the possession, custody, or control of any of the Group Companies, Processed by the Group Companies (each, a “Personal Information Breach”); (ii) none of the Group Companies have experienced any material information security incident that has materially compromised the integrity or availability of the Company IT or the data thereon; and (iii) none of the Group Companies have provided or been legally required to provide any notices to any Person in connection with any Personal Information Breach; in each case, other than any Personal Information Breaches that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.19 Agreements, Contracts and Commitments.
(a) Schedule 3.19 of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean each Company Real Property Lease, IP Contract and each of the following Contracts to which any of the Group Companies is a party, other than a Company Benefit Plan and the Transaction Agreements:

(i)  Each Contract with a vendor or supplier (other than purchase orders entered into in the ordinary course of business) that the Company reasonably anticipates will involve annual payments or consideration furnished by or to any of the Group Companies of more than $5,000,000 during the fiscal year ended December 31, 2021;
(ii)  Each of the top twenty (20) advertiser agreements to which any of the Group Companies is a party, as measured by earned revenues under such agreements during the fiscal year ended December 31, 2020;
(iii)  Each of the top twenty (20) publisher agreements to which any of the Group Companies is a party, as measured by incurred expenses under such agreements during the fiscal year ended December 31, 2020;
(iv) Each note, debenture, other evidence of Indebtedness, credit or financing agreement or instrument or other contract for money borrowed by any of the Group Companies having an outstanding principal amount, in each case, in excess of $10,000,000, other than a Permitted Lien, or any such note, debenture or other evidence of indebtedness under which any Person (other than a Group Company) has directly or indirectly guaranteed Indebtedness of any Group Company;
(v) Each Contract for the acquisition or the disposition of any material assets, properties or business divisions entered into by any of the Group Companies, in each case, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the ordinary course of business) occurring in the last two (2) years;
(vi) Each Contract evidencing an outstanding obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;
(vii) Each collective bargaining agreement with any labor union;
(viii) Each employment or consulting (with respect to an individual, independent contractor) Contract providing for annual base salary or annual consulting fee payments in excess of $500,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company or the applicable Company Subsidiary at will; or (B) provides for severance, notice and/or garden leave obligations of 90 days or less or such longer period as is required by Applicable Legal Requirements;
(ix) Each joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly owned Company Subsidiaries);
(x) Each Contract (other than those made in the ordinary course of business) that purports to limit or contains covenants expressly limiting in any material respect the freedom of any of the Group Companies to: (A) compete with any Person in a product line or line of business; (B) operate in any geographic area; or (C) solicit customers; and
(xi) Each Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Group Companies; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies.
(b) All Company Material Contracts are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of a Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. True, correct and complete copies of all written Company Material Contracts have been made available to ION. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Material Contracts, and no party to any Company Material Contract has given any written or, to the Knowledge of the Company, oral, claim or notice of any such breach, default or event, which individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.
Section 3.20 Insurance. The Group Companies have in full force and effect all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Group Companies as of the date of this Agreement (collectively, the “Insurance Policies”). True and complete copies of the Insurance Policies have been made available to ION or its representatives. None of the Group Companies has received any written notice from any insurer under any of the Insurance Policies, canceling , terminating or materially adversely amending any such policy or denying renewal of coverage thereunder and all premiums on such insurance policies due and payable as of the date hereof have been paid. There is no pending material claim by any Group Company against any insurance carrier for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice), which individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.
Section 3.21 Affiliate Matters. Except: (a) the Company Benefit Plans; (b) Contracts relating to labor and employment matters set forth on Schedules 3.11 and 3.12 of the Company Disclosure Letter; (c) Contracts between or among the Group Companies; (d) indemnification agreements between or among any director or officer of the Group Companies, on the one hand, and any of the Group Companies, on the other; (e) employment agreements and employee confidentiality and invention assignment agreements; and (f) Contracts entered into on an arm’s length basis and in the ordinary course of business between any of the Group Companies, on the one hand, and a Company Shareholder, on the other hand, none of the Group Companies is party to any Contract with any: (i) present or former officer, director, employee or Company Shareholder or a member of his or her immediate family of any of the Group Companies; or (ii) Affiliate of the Company. During the past two (2) years, all material transactions between the Company and interested parties that require approvals pursuant to Sections 268 to 284 of the Israeli Companies Law, 1999 (the “Israeli Companies Law”), or pursuant to the Organizational Documents of the Company have been duly approved. Except as set forth on Schedule 3.21 of the Company Disclosure Letter, and to the Knowledge of the Company, no present officer, director, employee, Company Shareholder or holder of derivative securities of the Company (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Company Material Contract with any of the Group Companies (other than such Contracts as relate to any such Person’s ownership of Company Ordinary Shares or other securities of the Company or such Person’s employment or consulting arrangements with the Group Companies).
Section 3.22 Information Supplied. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement and Proxy Statement are declared effective or when the Registration Statement and Proxy Statement are mailed to the ION Shareholders or at the time of the ION Extraordinary General Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Group Companies make no representations or warranties as to the information contained or incorporated by reference in or omitted from the Registration Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to the Group Companies by or on behalf of ION specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus.
Section 3.23 Absence of Certain Business Practices. For the past two (2) years: (a) the Group Companies and their respective directors and officers and, to the Knowledge of the Company, their respective employees or agents are in compliance with all applicable Specified Business Conduct Laws and are not knowingly engaged in any activity that would reasonably be expected to result in the Group Companies becoming the subject or target of any sanctions administered by the U.S. government or the State of Israel; and (b) none of the Group Companies has (i) received written notice of, or made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to, any actual or potential violation of any Specified Business Conduct Law; or (ii) been a party to or the subject of any pending or, to the Knowledge of the Company, threatened in writing Legal Proceeding or, to the Knowledge of the Company, investigation by or before any Governmental Entity related to any actual or potential violation of any Specified Business Conduct Law. None of the Group Companies, nor any of their respective directors or executives, nor to the Knowledge of the Company, any of their respective officers, employees, or agents is the subject or target of any sanctions or the target of restrictive export controls administered by the U.S. government, the State of Israel, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, or the European Union. For purposes of case (a), a person shall be deemed to have “Knowledge” with respect to conduct, circumstances or results if such person is aware of (1) the existence of or (2) a high probability of the existence of such conduct, circumstances or results. No Group Company is, or is required to be, registered with the Israeli Ministry of Defense as a security exporter.

Section 3.24 PIPE Investment Amount. The Company has entered into (a) the Subscription Agreements pursuant to which the PIPE Investors have committed to provide equity financing in the aggregate amount of One Hundred Thirty Five Million Dollars ($135,000,000) (the “PIPE Investment Amount”) through purchases of Company Ordinary Shares issued by the Company and (b) the Secondary Share Purchase Agreements pursuant to which the Secondary Investors have committed to provide equity financing in the aggregate amount of One Hundred Fifty One Million Two Hundred Thousand Dollars ($151,200,000) through purchases of Company Ordinary Shares from the Secondary Sellers and the Company.
Section 3.25 Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NEITHER ION NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY AND MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ION OR ANY OF ITS BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NEITHER ION, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, MERGER SUB, COMPANY SHAREHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY ION TO THE COMPANY AND MERGER SUB IN ARTICLE IV AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS; AND (B) EXCEPT AS SET FORTH IN ANY REPRESENTATION OR WARRANTY SET FORTH IN ARTICLE IV AND IN THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NEITHER ION, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, MERGER SUB, COMPANY SHAREHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF ION IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO ION OR ANY OF ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF THE COMPANY AND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. EACH OF THE COMPANY AND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF ION AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS EACH OF THE COMPANY AND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF ION EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 3.25, CLAIMS AGAINST ION, OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS BY SUCH PERSON.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
ION
Except: as disclosed in the ION SEC Reports filed with or furnished to the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such ION SEC Reports) excluding (i) disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are generally predictive or cautionary in nature or related to forward-looking statements and (ii) any exhibits or other documents appended thereto (it being acknowledged that nothing disclosed in such ION SEC Reports will be deemed to modify or qualify the Fundamental Representations, Section 4.14 and Section 4.15), ION represents and warrants to the Company and Merger Sub as follows:
Section 4.01 Organization and Qualification.
(a) ION is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and as of immediately prior to the Closing, will be an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands.
(b) ION has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.
(c) ION is not in violation of any of the provisions of ION’s Organizational Documents. ION’s Organizational Documents, as amended to the date of this Agreement, have been made available to the Company and are true, correct and complete.
(d) ION is duly qualified or licensed to do business in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.
Section 4.02 ION Subsidiaries. ION has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.
Section 4.03 Capitalization.
(a) The authorized share capital of ION consists of (i) 5,000,000 preference shares, par value of $0.0001 per share (“ION Preference Shares”); (ii) 500,000,000 ION Class A Shares, par value $0.0001 per share; and (iii) 50,000,000 ION Class B Shares, par value $0.0001 per share. As of the execution of this Agreement, assuming the separation of all ION Units, ION had 25,875,000 ION Class A Shares issued and outstanding, and none are held by ION in its treasury, 6,468,750 ION Class B Shares issued and outstanding and no ION Preference Shares issued or outstanding. All issued and outstanding shares of the capital of ION have been duly authorized and validly issued, are fully paid and non-assessable under, not subject to preemptive rights and free and clear of all Liens (other than Permitted Liens).
(b) As of the execution of this Agreement, assuming the separation of all ION Units, ION has issued 12,350,000 ION Warrants, including 5,175,000 ION Public Warrants and 7,175,000 ION Sponsor Warrants on the terms and conditions set forth in the Warrant Agreement. All outstanding ION Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.
(c) Except for (i) the ION Warrants, (ii) the conversion privileges of ION Class B Shares, (iii) the Forward Purchase Agreements and (iv) the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which ION is a party or by which any of them is bound obligating ION to issue, deliver or sell, or cause to be issued, delivered or sold, additional ION Shares or any other share capital of ION or membership interests other interest or participation in, or any security convertible or exercisable for or exchangeable into ION Shares or any other share capital of ION or membership interests or other interest or participation in ION.
(d) Each issued and outstanding ION Share, ION Preference Share and ION Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) ION’s Organizational Documents (as in effect at the time such ION Share, ION Preference Share and ION Warrant were issued); and

(ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, ION’s Organizational Documents or any Contract to which ION is a party or otherwise bound by.
(e) Each holder of any of ION Class B Shares initially issued to the Sponsors in connection with ION’s initial public offering: (i) is obligated to vote all of such ION Class B Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such ION Class B Share pursuant to ION’s Organizational Documents.
(f) Except as set forth in ION’s Organizational Documents, this Agreement and the Registration Rights Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which ION is a party or by which ION is bound with respect to any ownership interests of ION.
Section 4.04 Due Authorization. ION has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the Merger). The execution and delivery by ION of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by ION of the transactions contemplated hereby and thereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of ION, and no other proceedings on the part of ION are necessary to authorize this Agreement or the other Transaction Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby, other than approval from the ION Shareholders. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by ION and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of ION, enforceable against ION in accordance with their terms, subject to the Remedies Exception. The board of directors of ION has unanimously approved the transactions contemplated by this Agreement. Assuming that a quorum of a shareholders’ meeting (as determined pursuant to ION’s Organizational Documents) is present: (a) each of those ION Transaction Proposals identified in clauses (i) and (ii) of the definition shall require approval of a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the outstanding ION Shares (on an as converted to ION Class A Share basis) entitled to vote, who attend vote thereupon (as determined in accordance with ION’s Organizational Documents) at a shareholders’ meeting duly called by the board of directors of ION and held for such purpose and (b) each of those ION Transaction Proposals identified in clauses (iii) and (iv) of the definition shall require approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of at least a majority of the outstanding ION Shares (on an as converted to ION Class A Share basis) entitled to vote, who attend vote thereupon (as determined in accordance with ION’s Organizational Documents) at a shareholders’ meeting duly called by the board of directors of ION and held for such purpose. The foregoing votes are the only votes of any of ION’s share capital necessary in connection with entry into this Agreement by ION and the consummation of the transactions contemplated hereby, including the Closing.
Section 4.05 No Conflict; Required Filings and Consents.
(a) Neither the execution, delivery nor performance by ION of this Agreement or the other Transaction Agreements to which it is a party, nor (assuming approval of the ION Transaction Proposals from the ION Shareholders is obtained) the consummation of the transactions contemplated hereunder and thereunder shall: (i) conflict with or violate ION’s Organizational Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.05(a) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair its rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of ION pursuant to, any ION Material Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, reasonably be expected to have an ION Material Adverse Effect.
(b) The execution and delivery by ION of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a ION Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which any of the Group Companies is qualified to do business; and (iii) the filing of the Plan of Merger in accordance with the Cayman Companies Law. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or similar domestic or foreign Applicable Legal Requirement applies with respect to ION in connection with this Agreement, the Transactions or any of the other transactions contemplated herein. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which ION is subject, party or otherwise bound.
Section 4.06 Legal Compliance; Approvals. Since its incorporation, (i) ION has complied in all material respects with, and is not in violation of, any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation, to the Knowledge of ION, no investigation or review by any Governmental Entity with respect to ION has been pending or threatened in writing; and (ii) no written, or to the Knowledge of ION, oral notice of material non-compliance with any Applicable Legal Requirements has been received by ION. ION is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and is in compliance with all terms and conditions of such Approvals, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have an ION Material Adverse Effect.
Section 4.07 ION SEC Reports and Financial Statements.
(a) ION has filed all forms, reports, schedules, statements, certifications and other documents, including any exhibits thereto, required to be filed or furnished by ION with the SEC under the Exchange Act or the Securities Act since ION’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “ION SEC Reports”), and will have filed all such forms, reports, schedules, statements, certifications and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional ION SEC Reports”). ION has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by ION with the SEC to all agreements, documents and other instruments that previously had been filed by ION with the SEC and are currently in effect. The ION SEC Reports were, and the Additional ION SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder. The ION SEC Reports did not, and the Additional ION SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the ION SEC Reports. To the Knowledge of ION, none of the ION SEC Reports are subject to ongoing SEC review or investigation as of the date hereof. ION maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of ION has filed with the SEC on a timely basis all statements required with respect to ION by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or the NYSE.
(b) The financial statements and notes contained or incorporated by reference in the ION SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional ION SEC Reports (collectively, the “ION Financial Statements”) will fairly present, in all material respects, the financial condition and the results of operations, changes in shareholders’ equity and cash flows of ION as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. ION has no off-balance sheet arrangements that are not disclosed in the ION SEC Reports.

(c) As of the date of this Agreement, ION has (i) no Indebtedness and (ii) no ION Liabilities, except for ION Transaction Costs incurred on or prior to the date hereof and other reasonable liabilities and obligations arising in the ordinary course of ION’s business.
(d) There are no outstanding loans or other extensions of credit made by ION to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of ION. ION has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(e) Neither ION nor, to the Knowledge of ION, ION’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by ION, (ii) any fraud, whether or not material, that involves ION’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by ION or (iii) any claim or allegation regarding any of the foregoing.
Section 4.08 Absence of Certain Changes or Events. Since incorporation, there has not been: (a) any ION Material Adverse Effect; (b) any change in the auditors of ION; (c) any revaluation by ION of any of its assets, including, without limitation, any sale of assets of ION other than in the ordinary course of business; or (d) any action taken or agreed upon by ION or any of its Subsidiaries that would be prohibited by Section 5.02 if such action were taken on or after the date hereof without the consent of the Company.
Section 4.09 Litigation. Since incorporation, except as would not, individually or in the aggregate, reasonably be expected to have an ION Material Adverse Effect, there are: (a) no Legal Proceedings pending or, to the Knowledge of ION, threatened against ION or any of its properties or assets, or any of the directors or officers of ION in their capacity as such; (b) to the Knowledge of ION, no facts or circumstances that would reasonably be expected to give rise to any material Legal Proceeding, (c) no pending or, to the Knowledge of ION, threatened in writing to ION, audits, examinations or investigations by any Governmental Entity of ION; (d) no pending or threatened in writing Legal Proceedings by ION against any third party; (e) no settlement or similar agreement that imposes any material ongoing obligations or restrictions on ION; and (f) no Orders imposed or, to the Knowledge of ION, threatened to be imposed upon ION or any of its properties or assets, or any of the directors or officers of ION in their capacity as such.
Section 4.10 Business Activities. Since its incorporation, ION has not conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination. Except as set forth in ION’s Organizational Documents, there is no Contract or Order binding upon ION or to which it is a party which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing). Except for the Transactions, ION does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transactions and the Transaction Agreements, ION has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting a “Business Combination” under ION’s Organizational Documents. As of the date of this Agreement, except for the Transaction Agreements to which it is a party and the other documents and transactions contemplated therein, ION is not a party to any Contract with any other Person that would require payments by ION after the date hereof in excess of $500,000 with respect to any individual Contract.
Section 4.11 ION Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which ION is a party (the “ION Material Contracts”) is an exhibit to the ION SEC Reports.
Section 4.12 ION Listing. The issued and outstanding ION Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “IACAU”. The issued and outstanding ION Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “IACA”. The issued and outstanding ION Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “IACAWS”. ION is a member in good standing with the NYSE, and since October 20, 2020 ION has complied in all material respects with the applicable listing requirements of the NYSE. There is no action or proceeding pending or, to the Knowledge of ION, threatened against ION by the NYSE or the SEC with respect to any intention by such entity to deregister the ION

Units, the shares of ION Class A Shares or ION Public Warrants or terminate the listing of ION on the NYSE. None of ION or any of its Affiliates has taken any action in an attempt to terminate the registration of the ION Units, the ION Class A Shares or ION Public Warrants under the Exchange Act.
Section 4.13 Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of ION of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the ION Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the ION Financial Statements in the ordinary course of the operation of business of ION; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to have an ION Material Adverse Effect.
Section 4.14 Trust Account.
(a) As of the date of this Agreement, ION has at least $258,794,821 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”), effective as of October 1, 2020, by and between ION and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), for the benefit of its public shareholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of ION under this Agreement are not subject to any conditions regarding ION’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.
(b) The Trust Agreement has not been amended or modified and, to the Knowledge of ION with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. ION has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by ION or, to the Knowledge of ION, Continental. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between ION and Continental that would cause the description of the Trust Agreement in the ION SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of ION, that would entitle any Person (other than shareholders of ION holding ION Class A Shares sold in ION’s initial public offering who shall have elected to redeem their shares of ION Class A Shares pursuant to ION’s Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) to redeem ION Class A Shares in accordance with the provisions of ION’s Organizational Documents. There are no Legal Proceedings pending or, to the Knowledge of ION, threatened in writing with respect to the Trust Account.
(c) ION has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of ION to dissolve or liquidate pursuant to ION’s Organizational Documents shall terminate, and as of the Effective Time, ION shall have no obligation whatsoever pursuant to ION’s Organizational Documents to dissolve and liquidate the assets of ION by reason of the consummation of the transactions contemplated hereby. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and Merger Sub contained herein and the compliance by the Company and Merger Sub with their respective obligations hereunder, ION has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to ION on the Closing Date.
Section 4.15 Taxes.
(a) All material Tax Returns required to be filed by ION have been timely filed with the appropriate Governmental Entity, and all such Tax Returns are true, correct and complete in all material respects.

(b) ION has paid all material amounts of its Taxes which are due and payable. The unpaid liability for Taxes of ION did not, as of the date of the latest ION Financial Statements, materially exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the ION Financial Statements, and since such date ION has not incurred any material liability for Taxes outside the ordinary course of business.
(c) ION has complied in all material respects with all Applicable Legal Requirements relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by Applicable Legal Requirements to be withheld by ION have been withheld and paid over to the appropriate Governmental Entity.
(d) No deficiency for any material amount of Taxes has been asserted or assessed by any Governmental Entity in writing against ION, which deficiency has not been paid or resolved. No material audit or other proceeding by any Governmental Entity is currently in process, pending or threatened in writing against ION with respect to any Taxes due from ION. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any material Tax assessment or deficiency of ION. ION is not currently contesting any material Tax liability before any Governmental Entity.
(e) There are no Tax indemnification agreements or Tax Sharing Agreements under which ION could be liable after the Closing Date for any material Tax liability of any Person other than ION, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like or other agreements, in each case, that do not relate primarily to Taxes.
(f) There are no Liens (other than Permitted Liens) for material amounts of Taxes upon any of ION’s assets.
(g) ION has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since its incorporation.
(h) ION has not entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(i) ION (i) does not have any material liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) or as a transferee or a successor; or (ii) has not ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes.
Section 4.16 Information Supplied. None of the information supplied or to be supplied by or on behalf of ION expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement and Proxy Statement are declared effective or when the Registration Statement and Proxy Statement are mailed to the ION Shareholders or at the time of the ION Extraordinary General Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, ION makes no representations or warranties as to the information contained or incorporated by reference in or omitted from the Registration Statement, Proxy Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to ION by or on behalf of the Company specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus.
Section 4.17 Employees; Benefit Plans. Other than as described in the ION SEC Reports, ION has never had any employees or individual independent contractors. Other than reimbursement of any out-of-pocket expenses incurred by ION’s officers and directors in connection with activities on ION’s behalf in an aggregate amount not in excess of the amount of cash held by ION outside of the Trust Account, ION has no unsatisfied material liability with respect to any employee or individual independent contractor. ION does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers, employees or other individual independent contracts. Neither the execution and delivery of this Agreement or the other Transaction Agreements to which it is a party nor the consummation of the transactions contemplated hereunder or thereunder: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of ION; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.
Section 4.18 Board Approval; Shareholder Vote. The board of directors of ION (including any required committee or subgroup of the board of directors of ION), as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereunder and thereunder; and (b) determined that the consummation of the transactions contemplated by the Transaction Agreements to which it is a party is in the best interest of ION. Other than the approval from the ION Shareholders, no other corporate proceedings on the part of ION are necessary to approve the consummation of the transactions contemplated by the Transaction Agreements to which it is a party.
Section 4.19 Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, ION owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by ION in the operation of its business and which are material to ION, free and clear of any Liens (other than Permitted Liens).
Section 4.20 Affiliate Transactions. Except as described in the ION SEC Reports, no Contract between ION, on the one hand, and any of the present or former directors, officers, employees, shareholders or warrant holders or Affiliates of ION (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to ION.
Section 4.21 Investment Company Act; JOBS Act. ION is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. ION constitutes an “emerging growth company” within the meaning of the JOBS Act.
Section 4.22 Brokers. Other than fees or commissions for which ION will be solely responsible, neither ION nor any of its Affiliates, including the Sponsors, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, the other Transaction Agreements to which it is a party or the transactions contemplated thereby other than Cowen and Company, LLC (“Cowen”).
Section 4.23 Disclaimer of Other Warranties. ION HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NONE OF THE COMPANY, MERGER SUB, ANY OF THEIR SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO ION, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE GROUP COMPANIES, THE COMPANY SHAREHOLDERS (OR ANY HOLDER OF DERIVATIVE SECURITIES OF THE COMPANY), OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, MERGER SUB, ANY OF THE COMPANY SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO ION OR ITS AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY AND MERGER SUB TO ION IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS; AND (B) EXCEPT AS SET FORTH IN ANY REPRESENTATION OR WARRANTY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NONE OF THE COMPANY, MERGER SUB NOR ANY OF THE COMPANY SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING,

OR SHALL BE DEEMED TO MAKE TO ION, OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO ION OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY AND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, MERGER SUB, ANY OF THE COMPANY SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. ION HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. ION ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, MERGER SUB, THE COMPANY SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, ION HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.23, CLAIMS AGAINST THE COMPANY, MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, BY SUCH PERSON.
ARTICLE V
CONDUCT PRIOR TO THE CLOSING DATE
Section 5.01 Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause each of the Company Subsidiaries to, carry on in the ordinary course of business, except: (a) to the extent that ION shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 or (c) as required or expressly permitted by this Agreement or the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19, without the prior written consent of ION (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:
(a) except as otherwise required by existing Company Benefit Plans or the Contracts listed on Section 3.19 of the Company Disclosure Letter, (i) grant any change in control pay in excess of $5,000,000 in the aggregate or (ii) adopt, enter into or materially amend any equity or equity-based compensation plan;
(b) (i) transfer, sell, assign, exclusively license, exclusively sublicense, covenant not to assert, encumber, grant any security interest in, to or under, impair, transfer or otherwise dispose of any right, title or interest of any Group Company in any material Owned Intellectual Property; or (ii) divulge, furnish to or make accessible any material Trade Secrets constituting Owned Intellectual Property to any third Person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) and (ii), in the ordinary course of business;
(c) except for transactions solely among the Group Companies and other than in connection with the PIPE Investment, the Secondary/Primary Share Purchase or the Capital Restructuring: (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company, except in connection with the termination or resignation of any employees, directors or officers of the Group Companies; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities of the Group Companies, or any securities convertible into or exchangeable for shares of capital stock or other equity securities of the Group Companies, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities of the Group Companies, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, equity securities or convertible or exchangeable securities, in each case, except (A) to employees, independent contractors, officers and directors of the Group Companies in the ordinary course of business or (B) upon the exercise or vesting of Company Options;
(d) amend its Organizational Documents (other than the Articles Amendment);
(e) sell, lease, license, sublicense, abandon, divest, transfer, cancel or permit to lapse or expire or dedicate to the public, or otherwise dispose of, tangible assets or properties, or agree to do any of the foregoing, other than, in each case, (A) in the ordinary course of business, (B) in an aggregate amount less than $5,000,000 or (C) with respect to obsolete assets;
(f) incur any Indebtedness, except in the ordinary course of business, in an aggregate amount not to exceed $15,000,000;
(g) other than the Transaction Litigation, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets, except in the ordinary course of business or where such Legal Proceedings are covered by insurance or involve only the payment of monetary damages in an amount less than $2,000,000 in the aggregate;
(h) except in the ordinary course of business or as otherwise required by Applicable Legal Requirements: (i) make or rescind any material Tax election; (ii) change (or request to change) any material method of accounting for Tax purposes; (iii) file any material amended Tax Return; (iv) knowingly surrender any claim for a material refund of Taxes; or (v) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Legal Requirement) with any Governmental Entity;
(i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of the Company;
(j) incur any Leakage, other than Permitted Leakage; or
(k) agree in writing or otherwise agree, commit or resolve to take any of the actions described in 5.01(a) through (j) above.
Notwithstanding anything to the contrary herein, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, subject to Applicable Legal Requirements, the Company shall reasonably consult with ION, and shall consider in good faith ION’s input, in respect of any matters brought to the board of directors of the Company for its approval; provided that the Company shall not be required to provide to ION any information (i) if and to the extent doing so would (A) violate any Applicable Legal Requirement to which the Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall each use reasonable best efforts to provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Applicable Legal Requirement).
Section 5.02 Conduct of Business by ION. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, ION shall carry on in the ordinary course of business, except: (a) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as required by Applicable Legal Requirements

(including COVID-19 Measures) or as reasonably necessary in light of COVID-19; or (c) as required or expressly permitted by this Agreement. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or as required by Applicable Legal Requirements (including COVID-19 Measures) or as reasonably necessary in light of COVID-19, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, ION shall not do any of the following:
(a) declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or warrants or split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any similar change in capitalization;
(b) purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of ION;
(c) grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;
(d) amend its Organizational Documents or form or establish any Subsidiary;
(e) acquire or agree to acquire (whether by merger, consolidation or acquisition of securities or a substantial portion of the assets of) any corporation, partnership, association or other business organization or division or assets thereof;
(f) (i) incur any Indebtedness; (ii) create any material Liens on any material property or assets of ION in connection with any Indebtedness thereof (other than Permitted Liens); (iii) cancel or forgive any Indebtedness owed to ION; (iv) make, incur or commit to make or incur any capital expenditures; (v) incur any ION Transaction Costs that are not reasonable; or (vi) otherwise incur any ION Liabilities that are not reasonable;
(g) other than the Transaction Litigation, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding;
(h) except as required by GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;
(i) except in the ordinary course of business or as otherwise required by Applicable Legal Requirements: (i) make or rescind any material Tax election; (ii) change (or request to change) any material method of accounting for Tax purposes; (iii) file any material amended Tax Return; (iv) knowingly surrender any claim for a material refund of Taxes; or (v) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Legal Requirement) with any Governmental Entity;
(j) (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of ION or (ii) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of ION;
(k) enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, shareholders or other Affiliates;
(l) engage in any material new line of business;
(m) amend the Trust Agreement or any other agreement related to the Trust Account; or
(n) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.02(a) through (m) above.

Nothing contained in this Agreement shall give the Company or ION, directly or indirectly, any right to control or direct the operations of the other Party prior to the Closing. Prior to the Closing, each of the Company and ION shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.01 Registration Statement; Shareholder Meetings.
(a) Registration Statement.
(i) As promptly as practicable after the execution of this Agreement, (x) ION and the Company shall jointly prepare and the Company shall file with the SEC, mutually acceptable materials which shall include the proxy statement to be filed with the SEC as part of the Registration Statement and sent to the ION Shareholders relating to the ION Extraordinary General Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”), and (y) the Company shall prepare (with ION’s reasonable cooperation) and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of Company Ordinary Shares and Company Warrants to be issued in exchange for the issued and outstanding ION Class A Shares and ION Warrants, respectively. Each of ION and the Company shall use its reasonable best efforts to cause the Registration Statement, including the Proxy Statement/Prospectus, to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. In the event there is any tax opinion required to be provided in connection with the Registration Statement, counsel to ION shall provide such tax opinion(s) (it being understood that this provision shall not require counsel to ION to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code). The Company also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and ION shall furnish all information concerning itself and its equityholders as may be reasonably requested in connection with any such action. Each of ION and the Company agrees to furnish to the other Party and its Representatives all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, including the Proxy Statement/Prospectus, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of ION or the Group Companies to any regulatory authority (including the NYSE) in connection with the Merger and the Transactions (the “Transaction Filings”). ION will cause the Proxy Statement to be mailed to the ION Shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.
(ii) To the extent not prohibited by Applicable Legal Requirements, the Company will advise ION, reasonably promptly after the Company receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Ordinary Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. To the extent not prohibited by Applicable Legal Requirements, ION and its counsel, on the one hand, and the Company and its counsel, on the other hand, shall be given a reasonable opportunity to review and comment on the Registration Statement, the Proxy Statement and any Transaction Filings each time before any such document is filed with the SEC, and the other Party shall give reasonable and good faith consideration to any comments made by ION and its counsel or the Company and its counsel, as applicable. To the extent not prohibited by Applicable Legal Requirements, the Company, on the one hand, and ION, on the other hand, shall provide the other Party and its counsel with (i) any comments or other communications, whether written or oral, that ION or its counsel or the Company or its counsel, as the case may be, may receive from time to time from the SEC or its staff with respect to the Registration Statement, the Proxy Statement or any Transaction Filings promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of ION or the Company, as applicable, to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including, to the extent reasonably practicable, by participating with ION or its counsel or the Company or its counsel, as the case may be, in any discussions or meetings with the SEC.
(iii) If at any time prior to the Effective Time any information relating to the Company, ION or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or ION, which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Registration Statement or the Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Legal Requirements, disseminated to ION Shareholders.
(b) ION Extraordinary General Meeting. ION shall, as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act, establish a record date for, duly call and give notice of, convene and hold a meeting of ION Shareholders (the “ION Extraordinary General Meeting”), in each case in accordance with ION’s Organizational Documents and Applicable Legal Requirements, solely for the purpose of (i) providing ION Shareholders with the opportunity to redeem ION Class A Shares, (ii) obtaining all requisite approvals and authorizations from the ION Shareholders in connection with the Transactions (including the ION Shareholder Approval) at the ION Extraordinary General Meeting and (iii) related and customary procedural and administrative matters. ION shall, through unanimous approval of its board of directors, recommend to the ION Shareholders the adoption and approval of the ION Transaction Proposals by the ION Shareholders (the “ION Board Recommendation”). ION shall use its reasonable best efforts to obtain such approvals and authorizations from the ION Shareholders at the ION Extraordinary General Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking such approvals and authorizations from the ION Shareholders, and minimize redemptions of ION Class A Shares by ION Shareholders. Subject to the proviso in the following sentence, ION shall include the ION Board Recommendation in the Proxy Statement. The board of directors of ION shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the ION Board Recommendation (a “Change in Recommendation”); provided, that (A) the board of directors of ION may make a Change in Recommendation prior to receipt of the ION Shareholder Approval if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would constitute a breach by the directors of ION of their fiduciary duties under Applicable Legal Requirements; provided, however, the board of directors of ION will not be entitled to make, or agree or resolve to make, a Change in Recommendation unless (1) ION has provided at least five (5) Business Days’ prior written notice to the Company advising that the board of directors of ION proposes to take such action and which notice contains the material facts underlying the board of directors of ION’s determination to make, or agree or resolve to make, a Change in Recommendation (a “Change in Recommendation Notice”), (2) during such five (5) Business Day period following the Company’s receipt of a Change in Recommendation Notice, the board of directors of ION has engaged in good faith negotiations with the Company and its Representatives (to the extent that the Company desires to so negotiate) to make such adjustments (which adjustments, to the extent accepted by the board of directors of ION, would be binding on the Company) in the terms and conditions of this Agreement so as to obviate the need for a Change in Recommendation and (3) following expiration of such five (5) Business Day period, the board of directors of ION reaffirms in good faith, after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would constitute a breach by the directors of ION of their fiduciary duties under Applicable Legal Requirements; provided, further, that the board of directors of ION shall not be entitled to exercise its rights to make a Change in Recommendation pursuant to this Section 6.01(b) as a result of an offer, proposal or inquiry relating to any merger, sale of ownership interests and/or assets, recapitalization or similar transaction involving ION. ION agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the ION Extraordinary General Meeting for the purpose of seeking approval from the ION Shareholders shall not be affected by any Change in Recommendation, and ION agrees to establish a record date for, duly call, give notice of, convene and hold the ION Extraordinary General

Meeting and submit for the approval of its shareholders the matters contemplated by the Proxy Statement as contemplated by this Section 6.01(b), regardless of whether or not there shall have occurred any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, ION shall be entitled to postpone or adjourn the ION Extraordinary General Meeting (an “ION Meeting Change”): (i) to the extent required by Applicable Legal Requirements, (ii) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of ION has determined in good faith is required by Applicable Legal Requirements is disclosed to ION Shareholders and for such supplement or amendment to be promptly disseminated to ION Shareholders with sufficient time prior to the ION Extraordinary General Meeting for ION Shareholders to consider the disclosures contained in such supplement or amendment; (iii) if, as of the time for which the ION Extraordinary General Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient ION Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the ION Extraordinary General Meeting; or (iv) in order to solicit additional proxies from ION Shareholders for purposes of obtaining approval from the ION Shareholders; provided that, without the prior written consent of the Company, the ION Extraordinary General Meeting may not be adjourned or postponed to a date that is more than twenty (20) days after the date for which the ION Extraordinary General Meeting was originally scheduled (excluding any postponements or adjournments required by Applicable Legal Requirements) and provided it is held no later than three (3) Business Days prior to the Outside Date; provided, further, that in the event of a postponement or adjournment pursuant to clauses (ii), (iii) or (iv) above, the ION Extraordinary General Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.
(c) Company Special Meeting. The Company shall, as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act, establish a record date for, duly call and give notice of a general meeting of the Company Shareholders (the “Company Special Meeting”) and the Company shall convene and hold the Company Special Meeting, in each case, in accordance with the Company’s Organizational Documents and Applicable Legal Requirements, for the purpose of, inter alia, obtaining all requisite approvals and authorizations from the Company Shareholders in connection with the Transactions (including the Company Shareholder Approval) and related and customary procedural and administrative matters, which meeting shall be held as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act. The Company shall, through unanimous approval of its board of directors, recommend to the Company Shareholders the adoption and approval of the Company Transaction Proposals by the Company Shareholders. (the “Company Board Recommendation”). The Company shall use its commercially reasonable efforts to obtain such approvals and recommendations from the Company Shareholders at the Company Special Meeting, including by soliciting approvals as promptly as practicable after the date hereof in accordance with Applicable Legal Requirements for the purpose of obtaining such approvals and authorizations from the Company Shareholders. The Company shall, through its board of directors, recommend to Company Shareholders that they provide the Company Shareholder Approval. The board of directors of the Company shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to postpone or adjourn the Company Special Meeting (a “Company Meeting Change”): (i) to the extent required by Applicable Legal Requirements, (ii) if, as of the time for which the Company Special Meeting is originally scheduled, there are insufficient shares of stock entitled to vote represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Special Meeting; or (iii) in order to solicit additional approvals from shareholders for purposes of obtaining approval from the Company Shareholders; provided that, without the prior written consent of ION, the Company Special Meeting may not be adjourned or postponed to a date that is more than twenty (20) days after the date for which the Company Special Meeting was originally scheduled (excluding any postponements or adjournments required by Applicable Legal Requirements) and provided it is held no later than three (3) Business Days prior to the Outside Date; provided further, that in the event of a postponement or adjournment pursuant to clauses (ii) or (iii) above, the Company Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.
Section 6.02 Employee Matters.
(a) Equity Plan. Prior to the Closing Date, the Company shall approve and adopt, subject to receipt of the Company Shareholder Approval: (i) the Incentive Equity Plan in substantially the form attached hereto as

Exhibit C (with such changes that may be agreed in writing by ION and the Company (such agreement not to be unreasonably withheld, conditioned or delayed by either the ION or the Company, as applicable)), and (ii) the ESPP in substantially the form attached hereto as Exhibit D (with such changes as may be agreed in writing by ION and the Company), in each case, effective as of the Closing Date. On or prior to the Closing Date, the Company shall file an effective registration statement on Form S-8 (or other applicable form, including Form S-3) with respect to Company Ordinary Shares issuable under the Incentive Equity Plan and/or the ESPP.
(b) No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 6.02 are included for the sole benefit of ION and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of ION, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.
Section 6.03 Regulatory Approvals.
(a) Each Party will promptly provide the other with copies of all substantive written communications (and memoranda setting forth the substance of all substantive oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions as appropriate. Without limiting the foregoing, ION and the Company shall: (i) promptly inform the other of any substantive communication to or from any Governmental Entity regarding the Transactions; (ii) permit each other to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Legal Proceeding with respect to the Transactions; (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Legal Proceeding; and (vi) promptly furnish each other with copies of all correspondence, filings and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. ION, on the one hand, and the Company, on the other hand, shall each pay fifty percent (50%) of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions.
(b) Neither the Company nor ION believes that submitting a CFIUS Declaration regarding any of the Transactions contemplated by this Agreement is mandatory under 31 C.F.R. § 800.401, and neither the Company nor ION currently intends to or will submit a CFIUS Declaration or CFIUS Notice regarding, or otherwise notify CFIUS in any manner of, any of the Transactions contemplated by this Agreement, unless CFIUS provides a CFIUS Request. If CFIUS provides a CFIUS Request, the Company and ION shall, as promptly as practicable, use reasonable best efforts to take all actions necessary (i) to submit a CFIUS Declaration (or, alternatively, to file a CFIUS Notice if CFIUS requests the filing of a CFIUS Notice or the Company and ION agree to file a CFIUS Notice instead of submitting a CFIUS Declaration) regarding the CFIUS Transactions and (ii) to obtain CFIUS Clearance.
Section 6.04 Other Filings; Press Release.
(a) As promptly as practicable after execution of this Agreement, ION will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

(b) Promptly after the execution of this Agreement, ION and the Company shall also issue a mutually agreed joint press release announcing the execution of this Agreement (the “Signing Press Release”). Prior to Closing, the Company shall prepare a press release announcing the consummation of the Transactions hereunder, the form and substance of which shall be approved in advance by ION, which approval shall not be unreasonably withheld, conditioned or delayed (“Closing Press Release”). Concurrently with the Closing, the Company shall issue the Closing Press Release.
Section 6.05 Confidentiality; Access to Information.
(a) ION and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. In the event that this Section 6.05(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any other Transaction Agreement that contemplates the disclosure, use or provision of information or otherwise, then the Confidentiality Agreement shall govern and control to the extent of such conflict.
(b) Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, any other Transaction Agreement or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by ION or its Affiliates, or ION, in the case of a public announcement by the Company or its Affiliates (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) if such announcement or other communication is made in connection with ION or the Company’s fundraising or other investment related activities, in each case, in connection with the Transactions, and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality to the disclosing Party; (iii) to the extent such announcements or other communications are consistent with information previously disclosed in a public statement, press release or other communication previously approved or made in accordance with Section 6.04 or this Section 6.05(b); (iv) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement; and (v) communications to employees of the Group Companies, and to customers and suppliers of the Group Companies for purposes of seeking any consents and approvals required in connection with the Transactions.
(c) Subject to the Confidentiality Agreement, the Company will afford ION and its financial advisors, accountants, counsel and other representatives who have a need to know such information reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of the Group Companies during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Group Companies, as ION may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of the Company and (ii) limited as required by the Company’s policies or Applicable Legal Requirements in connection with COVID-19 (including the COVID-19 Measures). Subject to the Confidentiality Agreement, ION will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of ION during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of ION, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of ION and (ii) limited as required by ION’s policies or Applicable Legal Requirements in connection with COVID-19 (including the COVID-19 Measures). Notwithstanding the foregoing, neither the Company nor ION, nor any of their respective Subsidiaries or Representatives, shall be required to provide, or cause to be provided to, the other party any information (i) if and to the extent doing so would (A) violate any Applicable Legal Requirement to which the Company or ION, as applicable, is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of the Company or ION, as applicable, with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company or ION, as applicable, under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company and ION shall each use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Applicable Legal Requirement and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Applicable Legal Requirement).
Section 6.06 Reasonable Best Efforts.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the Merger and the other transactions contemplated by the Transaction Agreements to which it is a party. Each of the Parties agrees to (i) take all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied and (ii) use reasonable best efforts to obtain all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and third parties, and to make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any). This obligation shall include, on the part of ION, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement.
(b) Notwithstanding anything herein to the contrary, nothing in this Section 6.06 shall be deemed to require any Party to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent).
Section 6.07 No Claim Against Trust Account. The Company acknowledges that ION has established the Trust Account for the benefit of its public shareholders. For and in consideration of ION entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and its Affiliates) hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account, and agrees not to seek recourse against the Trust Account or any funds distributed therefrom regardless of whether such right, title interest or claim of any kind arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on Contract, tort, equity or any other theory of legal liability. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against ION pursuant to this Agreement for legal relief against monies or other assets of ION held outside the Trust Account (other than distribution therefrom directly or indirectly to ION’s public shareholders), or for specific performance or other equitable relief in connection with the transactions contemplated in this Agreement and the Transaction Agreements or for intentional fraud in the making of the representations and warranties in Article IV. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by ION to induce ION to enter this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company. This Section 6.07 shall survive the termination of this Agreement for any reason.
Section 6.08 Company and ION Securities Listings.
(a) From the date hereof through the Closing, ION shall use its reasonable best efforts to ensure ION remains listed as a public company on, and for ION Class A Shares and ION Warrants (but, in the case of ION Warrants, only to the extent issued as of the date hereof) to be listed on, the NYSE. Prior to the Closing Date, ION shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the ION Class A Shares and ION Warrants to be delisted from the NYSE and deregistered under the Exchange Act as soon as practicable following the Effective Time.
(b) From the date hereof through the Closing, ION will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under Applicable Legal Requirements.
(c) The Company will use its reasonable best efforts to cause: (i) the Company’s initial listing application with the NYSE in connection with the Transactions to have been approved; (ii) the Company to satisfy all applicable initial listing requirements of the NYSE; and (iii) the Company Ordinary Shares and the Company

Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on the NYSE (and ION shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.
Section 6.09 No Solicitation.
(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries and the Company Shareholders not to, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than ION, the PIPE Investors, the Secondary Investors and their respective agents, representatives and advisors) concerning (A) any merger or sale of ownership interests of the Company (whether by recapitalization or a similar transaction or otherwise) pursuant to which any Person(s) acquires twenty percent (20%) or more of the voting power of the equity securities of the Company or (B) sale of all or a material portion of the assets of the Company (whether by recapitalization or a similar transaction or otherwise) (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company shall, and shall cause its Subsidiaries to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination.
(b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, ION shall not, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Shareholders and their respective Representatives) concerning any merger, purchase of ownership interests or assets of ION, recapitalization or other business combination transaction (each, an “ION Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to an ION Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding an ION Business Combination. ION shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any ION Business Combination.
(c) Each Party shall promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties if it or, to its Knowledge, any of its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or ION Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or ION Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission.
Section 6.10 Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to Continental (which notice ION shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, ION: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered; and (ii) shall make all appropriate arrangements to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the termination letter substantially in the applicable form attached to the Trust Agreement, including all amounts payable: (A) to holders of ION Class A Shares pursuant to the ION Shareholder Redemptions; (B) for income tax or other tax obligations of ION prior to the Closing; (C) for any ION Transaction Costs; (D) for any Unpaid ION Liabilities, including the repayment of loans and reimbursement of expenses to directors, officers and shareholders of ION; and (E) following the payments made in (A) through (D), to ION all remaining amounts then available in the Trust Account in accordance with the Trust Agreement; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.11 Directors’ and Officers’ Liability Insurance.
(a) All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers of ION (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in ION’s Organizational Documents or under any indemnification agreement such D&O Indemnified Parties may have with ION, in each case, as in effect as of immediately prior to the date of this Agreement, shall survive the Closing and shall continue in full force and effect for a period of six (6) years from the Closing Date. For a period of six (6) years from the Closing Date, the Company shall cause the Surviving Company (or another Group Company at the Company’s election) to maintain in effect the exculpation, indemnification and advancement of expenses provisions of ION’s Organizational Documents as in effect immediately prior to the date of this Agreement, and the Company shall, and shall cause the applicable Group Company to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.
(b) Prior to the Closing, ION shall purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of ION currently covered by a directors’ and officers’ liability insurance policy of ION on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing. If ION fails to obtain such D&O Tail prior to the Effective Time, the Company shall or shall cause the Surviving Company to obtain such a D&O Tail, provided that ION shall not, and the Company or the Surviving Company shall not be obligated to, pay a premium in excess of four hundred percent (400%) of the most recent annual premium paid by ION with respect to its directors’ and officers’ liability insurance policy prior to the date of this Agreement, but shall purchase the maximum coverage reasonably available for four hundred percent (400%) of the most recent annual premium paid by ION prior to the date of this Agreement. The Company shall, and shall cause the Surviving Company to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by ION, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 6.11(b).
(c) On the Closing Date, the Company shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and ION with the post-Closing directors of the Company and the Surviving Company, which indemnification agreements shall continue to be effective following the Closing.
(d) The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under ION’s Organizational Documents, any other indemnification arrangement, any Applicable Legal Requirement or otherwise. The obligations of ION and the Company under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 6.11 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 6.11.
(e) If after the Closing, the Surviving Company or any of its successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, the Company shall use reasonable best efforts to make proper provisions for the successors and assigns of such Group Company, as applicable, to assume the obligations set forth in this Section 6.11.
Section 6.12 Tax Matters.
(a) All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest, but excluding for the avoidance of doubt, any Taxes or fees based in whole or in part upon income, profits or gains) (“Transfer Taxes”) that become payable by the Company, ION or Merger Sub in connection with or by reason of the execution of this Agreement and the Transactions shall be borne and paid by the Company. The Company shall timely file any Tax Return or other document with respect to such Taxes or fees (and ION and the Company shall reasonably cooperate with respect thereto as necessary). The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.
(b) The Group Companies shall use their respective reasonable best efforts to comply with the covenants set forth in Annex C (the “Reorganization Covenants”).
Section 6.13 Section 16 Matters. Prior to the Effective Time, ION shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the ION Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ION to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.
Section 6.14 Board of Directors. The Company shall use reasonable best efforts to ensure that effective immediately after the Effective Time (a) the board of directors of the Company shall be divided into three (3) classes, designated Class I, II and III, and (b) subject to Section 6.03(b), the person listed on Schedule 6.14 of the Company Disclosure Letter is elected and appointed as a director to Class II of the board of directors of the Company (which class will not be subject to re-election until the second annual meeting of the Company Shareholders following the Closing).
Section 6.15 Termination of Certain Agreements.
(i) Immediately following, and conditioned upon the consummation of, the Secondary/Primary Share Purchase, the Forward Purchase Agreements and all Liabilities and obligations of ION pursuant thereto shall be terminated.
(ii) At the Effective Time, the Contracts entered into between ION and certain ION Shareholders set forth on Schedule 6.15 of the Company Disclosure Letter and all Liabilities and obligations of ION pursuant thereto shall be terminated.
Section 6.16 Organizational Documents. Prior to the Closing, subject to obtaining the Company Shareholder Approval, the Company shall adopt the Articles Amendment, substantially in the form attached hereto as Exhibit B, in accordance with the provisions thereof and the applicable provisions of the Israeli Companies Law.
Section 6.17 Warrant Agreement. Immediately prior to the Effective Time, the Company, ION, and Continental shall enter into an assignment and assumption agreement pursuant to which ION will assign to the Company all of its rights, interests, and obligations in and under the Warrant Agreement and the terms and conditions of the Warrant Agreement shall be amended and restated (the “Amended and Restated Warrant Agreement”) to, among other things, reflect the assumption of the ION Warrants by the Company as set forth in Section 2.07(d).
Section 6.18 Transaction Litigation. In the event that any shareholder litigation related to this Agreement or the other Transaction Agreements or the Transactions contemplated hereby or thereby is brought or threatened in writing against either the Company or ION, or any of the respective members of their boards of directors, after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company or ION, as applicable, shall promptly notify the other Party in writing of any such Transaction Litigation and shall keep such other Party reasonably informed with respect to the status thereof. The Party subject to the Transaction Litigation shall give the other Party the opportunity to participate in the defense of any Transaction Litigation (at the other Party’s own cost and expense) and keep the other Party reasonably apprised of, and consult with such other Party (and consider in good faith such Party’s advice), with respect to, proposed strategy and any material decisions related thereto. Neither the Company nor ION shall settle or agree to settle any Transaction Litigation without the other Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
Section 6.19 PCAOB Financials.
(a) As promptly as reasonably practicable following the date hereof, the Company shall deliver to ION (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2020, 2019 and 2018 and consolidated statement of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies for each of the periods then ended, audited in accordance with the standards of the PCAOB and containing an unqualified report of the

Company’s auditors (the “Closing Company Audited Financial Statements”) and (ii) an unaudited consolidated balance sheet of the Group Companies and consolidated statement of comprehensive income, statement of shareholders’ equity and convertible preferred shares and consolidated statements of cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company or ION with the SEC in connection with the Transactions. All such financial statements, together with any unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company or ION with the SEC in connection with the Transactions, (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) will, in the case of the Closing Company Audited Financial Statements, have been audited in accordance with the standards of the PCAOB.
(b) The auditor engaged to audit the Closing Company Audited Financial Statements and to review the unaudited financial statements is an independent registered public accounting firm with respect to the Company within the meaning of the Exchange Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB.
Section 6.20 Certain Financial Information. ION shall use reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of ION, the Company in its timely preparation of any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors in accordance with Applicable Legal Requirements or requested by the SEC.
Section 6.21 Subscription Agreements and Secondary Share Purchase Agreements. The Company will not amend the Subscription Agreements or the Secondary Share Purchase Agreements or waive any provision thereto in any manner that is material and adverse to ION without the prior written consent of ION.
ARTICLE VII
CONDITIONS TO THE TRANSACTION
Section 7.01 Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived, to the extent permitted by Applicable Legal Requirements, in writing, by any of the Parties:
(a) Each of the Company Shareholder Approval, the Merger Sub Shareholder Approval and the ION Shareholder Approval shall have been obtained.
(b) ION shall have at least $5,000,001 of net tangible assets immediately after giving effect to the ION Shareholder Redemption upon the Closing.
(c) No provision of any Applicable Legal Requirement prohibiting, enjoining or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order prohibiting, enjoining or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.
(d) The Company Ordinary Shares and Company Warrants to be issued in connection with the Closing shall be approved for listing upon the Closing on the NYSE, subject only to official notice of issuance thereof.
(e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(f) The Capital Restructuring shall have been completed in accordance with the terms hereof and the Company’s Organizational Documents.
(g) The 104H Tax Ruling shall have been obtained.
Section 7.02 Additional Conditions to Obligations of the Company and Merger Sub. The obligations of the Company and Merger Sub to consummate, or cause to be consummated, and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Legal Requirements, in writing, exclusively by the Company:
(a) (i) The Fundamental Representations of ION shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “ION Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) all other representations and warranties of ION set forth in Article IV (other than the representations and warranties set forth in Section 4.08(a)) hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “ION Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of ION to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a ION Material Adverse Effect; and (iii) the representations and warranties set forth in Section 4.08(a) shall be true and correct as of the date of this Agreement.
(b) ION shall have performed with all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date, in each case in all material respects.
(c) ION shall have delivered a certificate, signed by an executive officer of ION and dated as of the Closing Date, certifying as to the matters set forth in Section 7.02(a) and Section 7.02(b) to the Company.
(d) The funds contained in the Trust Account (after giving effect to the ION Shareholder Redemptions), together with the aggregate amount of proceeds from the PIPE Investment and the Secondary/Primary Share Purchase, shall equal or exceed the Company’s Required Funds.
Section 7.03 Additional Conditions to the Obligations of ION. The obligations of ION to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Legal Requirements, in writing, exclusively by ION:
(a) (i) The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) all other representations and warranties of the Company set forth in Article III (other than the representations and warranties set forth in Section 3.09(b)) hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect; and (iii) the representations and warranties set forth in Section 3.09(b) shall be true and correct as of the date of this Agreement.
(b) The Company shall have performed all agreements and covenants required by this Agreement to be performed by it at or prior to the Closing Date, in each case, in all material respects.

(c) No change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect that is continuing.
(d) The Company shall have delivered, or caused to be delivered, a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(c).
ARTICLE VIII
TERMINATION
Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:
(a) by mutual written agreement of ION and the Company at any time;
(b) by either ION or the Company if the Transactions shall not have been consummated by June 25, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;
(c) by either ION or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Merger, which Order or other action is final and nonappealable;
(d) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of ION, or if any representation or warranty of ION shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or (b) would not be satisfied; provided, that if such breach by ION is curable by ION prior to the Closing, then the Company must first provide written notice of such breach and may not terminate this Agreement under this Section 8.01(d) until the earlier of: (i) 30 days after delivery of written notice from the Company to ION of such breach; and (ii) the Outside Date; provided, further, that ION continues to exercise reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.01(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) such breach by ION is cured during such 30-day period such that the applicable conditions set forth in Section 7.02(a) or (b) shall be satisfied);
(e) by ION, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or Merger Sub or if any representation or warranty of the Company or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or (b) would not be satisfied; provided, that if such breach is curable by the Company or Merger Sub prior to the Closing, then ION must first provide written notice of such breach and may not terminate this Agreement under this Section 8.01(e) until the earlier of: (i) 30 days after delivery of written notice from ION to the Company of such breach; and (ii) the Outside Date; provided, further, that the Company or Merger Sub, as applicable, continues to exercise reasonable best efforts to cure such breach (it being understood that ION may not terminate this Agreement pursuant to this Section 8.01(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) such breach by the Company or Merger Sub, as applicable, is cured during such 30-day period such that the applicable conditions set forth in Section 7.03(a) or (b) shall be satisfied);
(f) by either ION or the Company, if, at the ION Extraordinary General Meeting (including any adjournments thereof), the ION Transaction Proposals are not duly adopted by the ION Shareholders by the requisite vote under the Applicable Legal Requirements and ION’s Organizational Documents;
(g) by either ION or the Company, if, at the Company Special Meeting (including any adjournments thereof), the Company Transaction Proposals are not duly adopted by the Company Shareholders by the requisite vote under Applicable Legal Requirements and the Company’s Organizational Documents;
(h) by the Company, if the board of directors of ION or any committee thereof makes, prior to receipt of the ION Shareholder Approval, a Change in Recommendation; or
(i) by the Company, if the condition set forth in Section 7.02(d) becomes incapable of being satisfied at the Closing.

Section 8.02 Notice of Termination; Effect of Termination.
(a) Any termination of this Agreement under Section 8.01 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.
(b) In the event of the termination of this Agreement as provided in Section 8.01, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 6.05(a), Section 6.07, this Section 8.02, Article X and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any willful breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.
ARTICLE IX
NO SURVIVAL
Section 9.01 No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 9.01 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in Article III or Article IV, as applicable.
ARTICLE X
GENERAL PROVISIONS
Section 10.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
if to the Company or Merger Sub, or ION following the Closing, to:

Taboola.com Ltd.
2 Jabotinsky Street
Ramat Gan 5250501
Israel
Attention:	General Counsel
Email:	legal@taboola.com
with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention:	Justin G. Hamill
Joshua M. Dubofsky
Navneeta Rekhi
Email:	justin.hamill@lw.com
josh.dubofsky@lw.com
navneeta.rekhi@lw.com

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017-3982
Attention:	Michael Kaplan
Lee Hochbaum
Email:	michael.kaplan@davispolk.com
lee.hochbaum@davispolk.com
Meitar | Law Offices
16 Abba Hillel Road
Ramat Gan 5250608, Israel
Attention:	Alon Sahar, Adv
Assaf Naveh, Adv
Email:	alons@meitar.com
assafn@meitar.com
if to ION, prior to the Closing, to:

ION Acquisition Corp. 1 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Attention:	Anthony Reich
Email:	anthony@ion-am.com
with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention:	Joel Rubinstein
Robert Chung
Kristen Rohr

Email:	joel.rubinstein@whitecase.com
robert.chung@whitecase.com
kristen.rohr@whitecase.com
Goldfarb Seligman & Co.
Ampa Tower
98 Yigal Alon Street
Tel Aviv 6789141, Israel
Attention:	Aaron M. Lampert
Email:	aaron.lampert@goldfarb.com
or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.
Section 10.02 Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, Schedule or Annex such reference shall be to an Exhibit, Schedule or Annex to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Project Patriots” online datasite hosted by Intralinks or otherwise provided to ION or its Representatives in electronic form, in each case, at least two (2) days prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars. References to “stocks” in this Agreement shall mean equity interests of the relevant entity, including shares of a Cayman Islands exempted company.
Section 10.03 Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.
Section 10.04 Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 6.11 and Section 10.14 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.
Section 10.05 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Applicable Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.
Section 10.06 Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing or valid termination of this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. The Company acknowledges and agrees that, with respect to the Subscription Agreements and the Secondary Share Purchase Agreements, ION shall be entitled to bring an action for specific enforcement to cause the Company to seek to enforce the provisions of the Subscription Agreements and the Secondary Share Purchase Agreements to the fullest extent permissible pursuant to such Subscription Agreements and the Secondary Share Purchase Agreements as if it were a party thereto.
Section 10.07 Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the Cayman Islands or of the State of Israel are mandatorily applicable.
Section 10.08 Consent to Jurisdiction; Waiver of Jury Trial.
(a) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware or any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.01. Notwithstanding the foregoing in this Section 10.08, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS.

FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
Section 10.09 Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
Section 10.10 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions; except that the Company and ION shall each pay fifty percent (50%) of any filing or similar fees payable in connection with any approval of the Transactions by any Governmental Entity.
Section 10.11 Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 10.11, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 10.12 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.
Section 10.13 Extension; Waiver. At any time prior to the Closing, the Company (on behalf of itself, and Merger Sub), on the one hand, and ION may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.
Section 10.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Applicable Legal Requirement or otherwise. The provisions of this Section 10.14 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 10.14. This Section 10.14 shall be binding on all successors and assigns of Parties.
Section 10.15 Legal Representation. ION and the Company hereby agree on behalf of their respective directors, members, partners, officers, employees and Affiliates (including after the Closing, the Surviving Company), and each of their respective successors and assigns (all such parties, the “Waiving Parties”), that, in the event of a dispute with respect to the Transaction Agreements or the Transactions arises after the Closing between or among (a) ION Shareholders or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company or any other Group Company) (collectively, the “ION Group”), on the one hand, and (b) the Surviving Company and/or a Group Company, on the other hand, that White & Case LLP (or any successor) or Goldfarb Seligman & Co. (or any successor) may represent the ION Group, notwithstanding its representation (or any continued representation) of ION or other Waiving Parties, and each of ION and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of ION and the Company, for itself and the Waiving Parties, hereby further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, any Transaction Agreements or the Transactions contemplated or thereby) between or among ION and/or any other member of the ION Group, on the one hand, and White & Case LLP (or any successor) or Goldfarb Seligman & Co. (or any successor), on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the ION Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with ION or another member of the ION Group under a common interest agreement shall remain the privileged communications or information of the Surviving Company following the Closing.
Section 10.16 Disclosure Letters and Exhibits. The Company Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter; or (b) it is reasonably apparent on the face of such disclosure that such information would qualify another provision in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter is or is not material for purposes of this Agreement. The inclusion of any item in the Company Disclosure Letter shall not be deemed to constitute an acknowledgment by the Company or ION, as applicable, that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (a) an admission of any breach or violation of any Contract or Applicable Legal Requirement, (b) an admission of any liability or obligation to any third party, or (c) to establish a standard of materiality. The disclosure of any items or information that is not required by this Agreement to be so included is solely for informational purposes and the convenience of the Company and Merger Sub or ION, as applicable. In addition, under no circumstances shall the disclosure of any matter in the Company Disclosure Letter, where a representation or warranty of the Company is limited or qualified by the materiality of the matters to which the representation or warranty is given or by Company Material Adverse Effect, imply that any other undisclosed matter having a greater value or other significance is material or would have a Company Material Adverse Effect. The Company shall not be prejudiced in any manner whatsoever, and no presumptions shall be created, by virtue of the disclosure of any matter in the Company Disclosure Letter, which otherwise is not required to be disclosed by this Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.
ION ACQUISITION CORP. 1 LTD.

By:	/s/ Anthony Reich
Name:	Anthony Reich
Title:	Chief Financial Officer

TORONTO SUB LTD.

By:	/s/ Ezra Katzen
Name:	Ezra Katzen
Title:	Director

TABOOLA.COM LTD.

By:	/s/ Eldad Maniv
Name:	Eldad Maniv
Title:	President & COO

SCHEDULE A

Defined Terms
Section 1 Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“102 Trustee”	Schedule A
“104H Tax Ruling”	Schedule A
“Additional ION SEC Reports”	Section 4.07(a)
“Affiliate”	Schedule A
“Agreement”	Preamble
“Amended and Restated Warrant Agreement”	Section 6.17
“Applicable Legal Requirements”	Schedule A
“Approvals”	Section 3.06
“Articles Amendment”	Recitals
“Business Day”	Schedule A
“Capital Restructuring”	Recitals
“Cayman Companies Law”	Recitals
“Change in Recommendation”	Section 6.01(b)
“Change in Recommendation Notice”	Section 6.01(b)
“Closing”	Section 1.01
“Closing Company Audited Financial Statements”	Section 6.19
“Closing Date”	Section 1.01
“Closing Press Release”	Section 6.04(b)
“Closing Statement”	Section 1.02
“Code”	Schedule A
“Company”	Preamble
“Company Benefit Plan”	Section 3.11(a)
“Company Board Recommendation”	Section 6.01(c)
“Company Business Combination”	Section 6.09
“Company Disclosure Letter”	Article III
“Company IT Systems”	Schedule A
“Company Material Adverse Effect”	Schedule A
“Company Material Contract”	Section 3.19(a)
“Company Meeting Change”	Section 6.01(c)
“Company Options”	Section 3.03(d)(ii)
“Company Ordinary Share”	Recitals
“Company Plan”	Section 3.03(d)(i)
“Company Preferred Share”	Recitals
“Company Preferred Share Conversion”	Section 2.01(a)
“Company Real Property Leases”	Section 3.13(b)
“Company’s Required Funds”	Schedule A
“Company Shareholder”	Schedule A
“Company Shareholder Approval”	Schedule A
“Company Shareholder Support Agreements”	Recitals
“Company Special Meeting”	Section 6.01(c)
“Company Subsidiaries”	Section 3.02(a)
“Company Transaction Proposals”	Schedule A
“Company Warrants”	Schedule A
“Confidentiality Agreement”	Schedule A
“Continental”	Section 4.14(a)

“Contract”	Schedule A
“Conversion Factor”	Schedule A
“Copyleft Terms”	Section 3.17(g)
“Copyrights”	Schedule A
“COVID-19 Measures”	Schedule A
“Cowen”	Section 4.22
“D&O Indemnified Party”	Section 6.11(a)
“D&O Tail”	Section 6.11(b)
“Domain Names”	Schedule A
“Effective Time”	Section 2.02
“Environmental Law”	Schedule A
“ERISA”	Schedule A
“ERISA Affiliate”	Schedule A
“ESPP”	Recitals
“Exchange Act”	Schedule A
“Exchange Agent”	Section 2.09(a)
“Exchange Agent Agreement”	Section 2.09(a)
“Excluded Share”	Section 2.07(f)
“Financial Statements”	Section 3.07(a)
“Forward Purchase Agreements”	Schedule A
“FPA Investors”	Recitals
“Fundamental Representations”	Schedule A
“GAAP”	Schedule A
“Governmental Entity”	Schedule A
“Group Companies”	Schedule A
“Hazardous Material”	Schedule A
“Incentive Equity Plan”	Recitals
“Indebtedness”	Schedule A
“Insider”	Section 3.21
“Insurance Policies”	Section 3.20
“Intellectual Property”	Schedule A
“Intended Tax Treatment”	Schedule A
“Interim Financial Statements”	Section 3.07(a)
“Investors’ Rights Agreement”	Recitals
“ION”	Preamble
“ION A&R Memorandum and Articles of Association”	Schedule A
“ION Board Recommendation”	Section 6.01(b)
“ION Business Combination”	Section 6.09(b)
“ION Class A Shares”	Recitals
“ION Class B Conversion”	Recitals
“ION Class B Shares”	Recitals
“ION Extraordinary General Meeting”	Section 6.01(b)
“ION Group”	Section 10.15
“ION Material Adverse Effect”	Schedule A
“ION Material Contracts”	Section 4.11
“ION Preference Shares”	Section 4.03(a)
“ION Public Warrants”	Schedule A
“ION SEC Reports”	Section 4.07(a)
“ION Shareholder”	Schedule A
“ION Shareholder Approval”	Schedule A
“ION Shareholder Redemptions”	Section 1.02

“ION Shares”	Schedule A
“ION Sponsor Warrants”	Schedule A
“ION Transaction Costs”	Schedule A
“ION Transaction Proposals”	Schedule A
“ION Units”	Schedule A
“ION Warrants”	Schedule A
“IP Contract”	Schedule A
“Israeli Companies Law”	Section 3.21
“Israeli VAT Law”	Section 3.14(l)
“ITA”	Recitals
“Knowledge”	Schedule A
“Leakage”	Schedule A
“Leased Real Property”	Section 3.13(b)
“Legal Proceeding”	Schedule A
“Liabilities”	Schedule A
“Licensed Intellectual Property”	Schedule A
“Lien”	Schedule A
“Lock Box Period”	Schedule A
“Merger”	Recitals
“Merger Consideration”	Section 2.07(b)(ii)
“Merger Sub”	Preamble
“Merger Sub Shares”	Section 2.07(c)
“Multiemployer Plan”	Section 3.11(e)
“Non-U.S. Plan”	Section 3.11(a)
“NYSE”	Schedule A
“OFAC”	Schedule A
“Order”	Schedule A
“Organizational Documents”	Schedule A
“Outside Date”	Section 8.01(b)
“Owned Intellectual Property”	Schedule A
“Parties”	Preamble
“Patents”	Schedule A
“PCAOB”	Schedule A
“Permitted Leakage”	Schedule A
“Permitted Lien”	Schedule A
“Person”	Schedule A
“Personal Information”	Schedule A
“Personal Information Breach”	Section 3.18(c)
“PIPE Investment”	Recitals
“PIPE Investors”	Recitals
“Plan of Merger”	Section 2.02
“Pre-Closing Notice of Disagreement”	Section 1.02
“Privacy Laws”	Schedule A
“Processing”, “Process” and “Processed”	Schedule A
“Processor”	Schedule A
“Proxy Statement”	Section 6.01(a)(i)
“Proxy Statement/Prospectus”	Section 6.01(a)(i)
“Publicly Available Software”	Schedule A
“Registered Intellectual Property”	Section 3.17(a)
“Registration Rights Agreement”	Schedule A
“Registration Statement”	Schedule A

“Related Parties”	Schedule A
“Remedies Exception”	Section 3.04
“Reorganization Covenants”	Section 6.12(b)
“Representatives”	Section 6.09(a)
“SEC”	Schedule A
“Secondary Sellers”	Recitals
“Secondary Share Purchase Agreements”	Recitals
“Secondary/Primary Share Purchase”	Recitals
“Section 14 Arrangement”	Section 3.12(e)
“Securities Act”	Schedule A
“Self-Help Code”	Schedule A
“Selling Employees”	Recitals
“Selling Shareholders”	Recitals
“Signing Press Release”	Section 6.04(b)
“Software”	Schedule A
“Specified Business Conduct Laws”	Schedule A
“Sponsor”	Schedule A
“Sponsor Support Agreement”	Recitals
“Stock Split”	Section 2.01(b)
“Subscription Agreements”	Recitals, Section 3.24
“Subsidiary”	Schedule A
“Supporting Company Shareholders”	Recitals
“Surviving Company”	Recitals
“Surviving Company Charter”	Section 2.05
“Tax/Taxes”	Schedule A
“Tax Return”	Schedule A
“Tax Sharing Agreement”	Schedule A
“Title IV Plan”	Section 3.11(e)
“Trade Secrets”	Schedule A
“Trademarks”	Schedule A
“Transaction Agreements”	Schedule A
“Transaction Filings”	Section 6.01(a)(i)
“Transaction Litigation”	Section 6.18
“Transactions”	Schedule A
“Transfer Taxes”	Section 6.12
“Treasury Regulations”	Schedule A
“Trust Account”	Section 4.14(a)
“Trust Agreement”	Section 4.14(a)
“Unauthorized Code”	Schedule A
“Unpaid ION Liabilities”	Schedule A
“Valid Tax Certificate”	Schedule A
“VAT”	Section 3.14(m)
“Waiving Parties”	Section 10.15
“WARN”	Section 3.12(d)
“Warrant Agreement”	Schedule A

Section 2 Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:
“102 Trustee” shall mean the trustee appointed by the Company from time to time in accordance with the provisions of the ITO, and approved by the ITA, with respect to the Company Options and the Company Ordinary Shares that are subject to Section 102 of the ITO.

“104H Tax Ruling” shall mean a ruling issued by the ITA (i) permitting any partners of the Sponsors and Cowen, to defer any applicable Israeli Tax with respect to the consideration that the Sponsors and Cowen will receive pursuant to this Agreement and which is allocated to such recipient, until the sale, transfer or other conveyance for cash of such consideration or such other date set forth in Section 104H of the ITO, and (ii) providing a deferral of Israeli Tax for the ION Shareholders other than the Sponsors and Cowen, with respect to the consideration they will receive pursuant to this Agreement, until the sale, transfer or other conveyance for cash of such consideration, and (iii) exempting the Company, Merger Sub and the Exchange Agent from any requirement to withhold Israeli Tax from the consideration payable under this Agreement.
“104H Trustee” shall mean the trustee appointed in accordance with the provisions of Section 104H of the ITO and the provisions of the 104H Tax Ruling.
“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Person” means with respect to any entity, any employee, officer or director of such entity, or, in the case of an individual, any spouse, parent, sibling, child, lineal descendant of such individual or trust for the benefit of any of the foregoing.
“Applicable Legal Requirements” shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, Order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Tel-Aviv, Israel or the Cayman Islands are authorized or required by Applicable Legal Requirements to close.
“CFIUS” means the Committee on Foreign Investment in the United States.
“CFIUS Clearance” means (i) the receipt by the Company and ION of written notice (including by email) from CFIUS that (a) CFIUS has determined that none of the CFIUS Transactions is a “covered transaction” subject to review under the DPA, (b) there are no unresolved national security concerns with respect to the CFIUS Transactions and CFIUS has concluded all action under the DPA with respect to such transactions, or (c) CFIUS has determined that it is not able to conclude action under the DPA with respect to the CFIUS Transactions based on a CFIUS Declaration and the Parties may file a CFIUS Notice to seek written notification that CFIUS has concluded all such action, but CFIUS has not requested the filing of such CFIUS Notice, or (ii) pursuant to the DPA, CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the CFIUS Transactions and (a) the President has announced a decision not to suspend or prohibit such Transactions, or (b) the period under the DPA during which the President may announce a decision to take such action has expired without any such action being announced or taken.
“CFIUS Declaration” means a declaration submitted to CFIUS pursuant to 31 C.F.R. § 800.403.
“CFIUS Notice” means a notice filed with CFIUS pursuant to 31 C.F.R. § 800.501.
“CFIUS Request” means CFIUS’s requesting the submission of a CFIUS Declaration or the filing of a CFIUS Notice, or otherwise notifying one or more of the Parties of the commencement of a CFIUS review under the DPA with respect to one or more of the Transactions contemplated by this Agreement.
“CFIUS Transactions” means the Transaction or Transactions contemplated by this Agreement with respect to which CFIUS has provided a CFIUS Request.
“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company IT Systems” shall mean all computer systems, hardware, servers, networks, data communication lines, and other information technology and telecommunications equipment and tangible assets, in each case, owned, leased, licensed, or outsourced, or otherwise used or held for use by or for any Group Company in connection with the business of the Group Companies.
“Company Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence that, individually or in the aggregate, (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) is reasonably likely to prevent or materially delay or materially impede the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect pursuant to clause (a): (i) acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions in countries in which any of the Group Companies operate; (ii) earthquakes, hurricanes, tornados, pandemics (including COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement) or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees) (provided, that, this clause (iii) shall not apply to any representation or warranty set forth in Section 3.05 or compliance with any of the covenants set forth in Section 5.01); (iv) changes or proposed changes in Applicable Legal Requirements (or any interpretation thereof) after the date of this Agreement; (v) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any change in interest rates or economic, political, business or financial market conditions in the United States, Israel or anywhere else in the world that affect the principal industries and markets in which any of the Group Companies operates; (vii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that any change, event, state of facts, development or occurrence underlying such failure has resulted in a Company Material Adverse Effect; (viii) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; or (ix) any action taken by, or at the request of, ION; provided, however, that if a change or effect related to clauses (i), (ii), and (iv) through (vi) disproportionately adversely affects the Group Companies, taken as a whole, compared to similarly situated Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent of the incremental disproportionate effect on the Group Companies, taken as a whole, relative to similarly situated Persons operating in the same industry as the Group Companies.
“Company Ordinary Shares” means the ordinary shares, of no par value of the Company.
“Company Preferred A Shares” means the Series A Preferred Share, of no par value of the Company.
“Company Preferred B Shares” means the Series B Preferred Share, of no par value of the Company.
“Company Preferred B-1 Shares” means the Series B-1 Preferred Share, of no par value of the Company.
“Company Preferred B-2 Shares” means the Series B-2 Preferred Share, no par value of the Company.
“Company Preferred C Shares” means the Series C Preferred Share, of no par value of the Company.
“Company Preferred D Shares” means the Series D Preferred Share, of no par value of the Company.
“Company Preferred E Shares” means the Series E Preferred Share, of no par value of the Company.
“Company Preferred Shares” means, collectively, the Company Preferred A Shares, the Company Preferred B Shares, the Company Preferred B-1 Shares, the Company Preferred B-2 Shares, the Company Preferred C Shares, the Company Preferred D Shares and the Company Preferred E Shares.
“Company Shareholder” shall mean the holders of ordinary shares of the Company at the Effective Time following the consummation of the Capital Restructuring.
“Company Shareholder Approval” shall mean the vote of holders of ordinary shares of the Company required to approve the Company Transaction Proposals, as determined in accordance with Applicable Legal Requirements and the Company’s Organizational Documents.

“Company Transaction Proposals” shall mean (i) the adoption of this Agreement and approval of the Transactions, including the authorization of the Merger, (ii) the approval of the conversion of the Company Preferred Shares into Company Ordinary Shares and the effectiveness of the stock split in connection with the Capital Restructuring, (iii) the approval of the issuance of the Company Ordinary Shares issuable as Merger Consideration and in the PIPE Investment and the transfer of Company Ordinary Shares pursuant to the Secondary/Primary Share Purchase, (iv) the election of directors to the board of directors of the Company and entry into customary indemnification agreements with the directors of the Company, (v) approval of the Articles Amendment, (vi) the adoption of the Incentive Equity Plan and the ESPP, (vii) the increase of the number of Company Ordinary Shares reserved for issuance pursuant to the Incentive Equity Plan or the ESPP or in connection with the Stock Split, (viii) the execution and delivery by the Company of the Employment Agreements, (ix) the execution and delivery by the Company of amended indemnification agreements with the Company’s directors and officers as of immediately following the Closing Date, (x) the purchase by the Company of a D&O Insurance Policy, effective as of immediately following the Closing Date, covering the Company’s directors and officers as of immediately following the Closing Date, (xi) the appointment of the Company’s auditors, and (xii) the adoption and approval of each other proposal reasonably agreed to by ION and the Company as necessary or appropriate in connection with the consummation of the Transactions.
“Company Warrants” means warrants for Company Ordinary Shares (which shall be in the identical form of redeemable public warrants of ION which were sold as part of ION’s initial public offering, but in the name of the Company and as amended pursuant to the Amended and Restated Warrant Agreement).
“Company’s Required Funds” shall mean an amount equal to Four Hundred and Fifty Million Dollars ($450,000,000).
“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of October 19, 2020, by and between ION and the Company, as amended and joined from time to time.
“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, in writing, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.
“Conversion Factor” shall mean the amount calculated in accordance with the methodology set forth on Exhibit I by which each Company Ordinary Share outstanding immediately following the Company Preferred Share Conversion will be multiplied in order to effect the Stock Split in accordance with Section 2.01(b).
“COVID-19” shall mean SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard”, shut down, closure, sequester or any other Applicable Legal Requirement in connection with or in response to COVID-19, including, the Coronavirus Aid, Relief, and Economic Security Act (CARES).
“DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all interim and final rules and regulations issued and effective thereunder.
“Employment Agreements” shall mean any employment agreements entered into by and between the Company and executive members of management in the forms to be provided to ION between the date of execution of this Agreement and Closing.
“Environmental Law” shall mean any and all Applicable Legal Requirements relating to pollution, Hazardous Materials, the environment, natural resources, endangered or threatened species, or health and safety.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414 of the Code.
“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forward Purchase Agreements” shall mean that certain (a) Forward Purchase Agreement, dated as of September 15, 2020, by and between ION and The Phoenix Insurance Company Ltd. and (b) Forward Purchase Agreement, dated as of September 15, 2020, by and between ION and ION Crossover Partners LP.
“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in Section 3.01 (Organization and Qualification); Section 3.03(a), (b), (c), (d)(ii) and (e) (Capitalization); Section 3.04 (Due Authorization); and Section 3.16 (Brokers); and (b) in the case of ION, the representations and warranties contained in Section 4.01 (Organization and Qualification); Section 4.02 (ION Subsidiaries); Section 4.03 (Capitalization); Section 4.04 (Due Authorization); Section 4.10 (Business Activities) and Section 4.22 (Brokers).
“GAAP” shall mean United States generally accepted accounting principles, consistently applied.
“Governmental Entity” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries, which shall include ION following the Closing.
“Hazardous Material” shall mean any substance, material or waste that is listed, classified, defined, characterized, designated or otherwise regulated by a Governmental Entity as a “toxic substance,” “hazardous substance,” “hazardous material”, “contaminant”, “pollutant”, “hazardous waste”, “solid waste” or words of similar meaning or effect, including any radioactive materials, chlorinated solvents, petroleum, petroleum derivatives (or synthetic substitutes), petroleum byproducts, petroleum breakdown products, asbestos, asbestos containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law.
“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.
“Intellectual Property” shall mean all intellectual property (and rights therein and thereto) in any jurisdiction throughout the world including: (a) all inventions (whether or not patentable or reduced to practice), invention disclosures, certificates of invention, all improvements thereto, patents, utility models, industrial designs and all applications for any of the forgoing, including all provisionals, substitutions, divisionals, continuations, continuations-in-part, reissuances, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, or the like and any foreign equivalents of the foregoing (collectively, “Patents”); (b) all trademarks, service marks, certification marks, brand names, trade dress rights, logos, slogans, corporate names, business names and trade names, and other source or business identifiers, indicia of origin and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, intent-to-use applications or similar reservations of marks, renewals and extensions thereof (collectively, “Trademarks”); (c) all copyrights, copyrights works, works of authorship (whether or not copyrightable), literary works, rights in Software, design rights, masked works, pictorial and graphic works, reversions and moral rights, along with all applications, registrations and any renewals and extensions thereof (collectively, “Copyrights”); (d) all internet domain names, and social media usernames, handles and accounts, (collectively, “Domain Names”); (e) all trade secrets, know-how, technology, discoveries and improvements, proprietary rights, formulae, confidential information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, technical information, source code, techniques, ideas, research, data analytics, designs, drawings, specifications, procedures, processes, models, algorithms, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); and (f) data, databases and data collections.

“intentional fraud” shall mean, with respect to a party to this Agreement, an actual and willful fraud with respect to the making of the representations and warranties pursuant to Article III or Article IV (as applicable), provided, that such actual and intentional fraud of such Party shall only be deemed to exist if the Party making such representation and warranty had actual knowledge (as opposed to imputed or constructive knowledge) that such representation and warranty made by such Party pursuant to, in the case of the Company, Article III as qualified by the Company Disclosure Letter, or, in the case of ION, Article IV, was actually breached when made, with the express intention that the other party to this Agreement rely thereon to its detriment, and such other Party did in fact rely on such representation or warranty and was damaged thereby.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“ION A&R Memorandum and Articles of Association” shall mean the Amended and Restated Memorandum and Articles of Association of ION (adopted by special resolution dated October 1, 2020 and effective on October 1, 2020), as may be amended, modified or supplemented from time to time.
“ION Liabilities” means, as of any determination time, the aggregate amount of Liabilities of ION that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, ION Liabilities shall not include any ION Transaction Costs.
“ION Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence, that, individually or when aggregated with other changes, events, states of facts, developments or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of ION; or (b) is reasonably likely to prevent or materially delay or materially impede the ability of ION to consummate the Transactions; provided, however, that no change or effect arising out of any of the following shall constitute an ION Material Adverse Effect pursuant to clause (a): (i) changes attributable to the public announcement or pendency of the Transactions; (ii) changes or proposed changes in Applicable Legal Requirements after the date of this Agreement; (iii) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; (iv) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; or (v) any failure to meet any projections, forecasts, guidance, estimates, milestones or financial predictions of cash position, provided that this clause (v) shall not prevent a determination that any change, event, state of facts, development or occurrence underlying such failure has resulted in a ION Material Adverse Effect.
“ION Public Warrants” shall mean the warrants sold to the public by ION as part of ION’s initial public offering (whether purchased in such offering or thereafter in the public market) that entitle the holder thereof to purchase ION Class A Shares at an exercise price of $11.50 per share.
“ION Shareholder” shall mean a holder of ION Shares or ION Preference Shares, as applicable.
“ION Shareholder Approval” shall mean the vote of the holders of ION Shares required to approve the ION Transaction Proposals, as determined in accordance with Applicable Legal Requirements and ION’s Organizational Documents.
“ION Shares” shall mean the ION Class A Shares, the ION Class B Shares and the ION Preference Shares.
“ION Sponsor Warrants” shall mean the warrants sold by ION to the Sponsors in connection with ION’s initial public offering that entitle the Sponsors to purchase ION Class A Shares at an exercise price of $11.50 per share.
“ION Transaction Costs” shall mean, as of any determination time, the aggregate amount of all out-of-pocket fees, commissions, costs, finder’s fees, expenses and other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, ION in connection with the negotiation, preparation or execution of this Agreement or the other Transaction Agreements, the consummation of the Transactions or the consummation of ION’s initial public offering, including (a) the fees and expenses of outside legal counsel, accountants, brokers, investment bankers, consultants, or other agents or service providers of ION, (b) deferred underwriting fees, costs and expenses from ION’s initial public offering and (c) any other fees, filing fees, Transfer Taxes, expenses, commissions or other amounts that are expressly allocated to ION pursuant to this Agreement or any other Transaction Agreements, in each case, whether paid or unpaid prior to the Closing.

“ION Transaction Proposals” shall mean (i) the adoption of this Agreement and approval of the Transactions, including the authorization of the Merger, (ii) the adoption and approval of each other proposal reasonably agreed to by ION and the Company as necessary or appropriate in connection with the consummation of the Transactions (including any proposal to alter the authorized share capital of ION to match the authorized share capital of Merger Sub) and (iii) the adoption and approval of a proposal for the adjournment of the ION Extraordinary General Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.
“ION Units” shall mean equity securities of ION each consisting of one share of ION Class A Share and one-fifth (1/5) of one ION Public Warrant.
“ION Warrants” shall mean the ION Public Warrants and the ION Sponsor Warrants.
“IP Contract” shall mean any Contract (including license agreements, coexistence agreements, and agreement with covenants not to assert) pursuant to which any Group Company (a) grants to a third Person any license, immunity or other right in or to any material Owned Intellectual Property, or (b) is granted by a third Person a license, immunity or other right in to any Intellectual Property that is material to the business of any Group Company; except any Contract for: (i) Publicly Available Software, (ii) any uncustomized third party Software that is generally commercially available to the public on standard terms, (iii) non-exclusive rights to use Company products or services (or any Trademarks in connection with the promotion or sale of Company products or services), (iv) non-exclusive rights to Intellectual Property incidental to or implied by the sale or purchase of goods or services, in each case of (iii) and (iv) entered into in the ordinary course of business, and (v) Intellectual Property developed by an employee or contractor engaged by such Group Company on the Company’s standard unmodified form agreement or other agreement with substantially similar terms relating to Intellectual Property as the Company’s standard form agreement.
“ITO” shall mean the Israeli Income Tax Ordinance [New Version], 1961, and all rules and regulations promulgated thereunder, as amended.
“JOBS Act” shall mean the Jumpstart Our Business Startups Act of 2012.
“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company or Merger Sub, the individuals listed on Schedule 1.01 of the Company Disclosure Letter; and (b) with respect to ION, Avrom Gilbert and Anthony Reich.
“Leakage” shall mean the aggregate amount of all distributions or payments of cash or other property made by the Group Companies during the Lock Box Period pursuant to any of the following transactions, except for those transactions that constitute Permitted Leakage or are made in the ordinary course of business: (a) other than the Stock Split, the Capital Restructuring and the other Transactions, the declaration, making or payment of any dividend, distribution or return of capital, or any redemption, purchase or other acquisition of Company Ordinary Shares or other securities of, or ownership interests in, the Company, or any payments in lieu of any of the foregoing (whether in cash or in kind), except in connection with the termination or resignation of any employees, officers and directors; (b) the payment of any remuneration, commission, royalty, licensing or service fees, management fees, advisory or monitoring fees, termination fees or penalties or consulting fees to any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (c) the amount of any payment or other liability waived or discharged (including by way of conversion into equity) by the Company of any amount that was owed to it by any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (d) any payment of any type in respect of any Indebtedness (including any breakage fees or penalties), in each case, by the Company to any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (e) any assignment, transfer or surrender of any assets to, or the making of any payment on behalf of, any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) the member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (f) any indemnity or other contingent liability or obligation granted or assumed by the Company in favor of any equityholder of the Company or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of such equityholder or (ii) any of their respective Affiliated Persons; (g) the creation of any Lien over any asset of the Group Companies in favor of any of the Company’s equityholders or to any Person who, to the Knowledge of the Company, is (i) a member, manager, equityholder or partner (in their capacity as such) of any such equityholders or (ii) any of their respective Affiliated Persons, unless such Lien is released at or prior to the Closing; and (h) the payment or incurrence of any Tax, fee, interest or cost by any Group Company as a result of any of the matters set out in (a) through (g) above.
“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.
“Liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Applicable Legal Requirement, Legal Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.
“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies or used in or necessary for the conduct or operation of the business of the Group Companies, as presently conducted.
“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).
“Lock Box Period” shall mean the period from and including the date of this Agreement to and including the Closing.
“NYSE” shall mean the New York Stock Exchange.
“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.
“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.
“Organizational Documents” shall mean, with respect to any Person that is not an individual, the articles or certificate of incorporation or organization, bylaws, articles and memorandum of association, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement and other similar organizational documents of such Person.
“Owned Intellectual Property” shall mean all Intellectual Property which any of the Group Companies has (or purports to have) an ownership interest.
“PCAOB” shall mean the Public Company Accounting Oversight Board.
“Permitted Leakage” shall mean (a) any compensation or benefits (including severance or termination benefits), or reimbursement of costs or expenses, paid or payable to or for the benefit of any equityholder of the Company or the members, managers or partners (in their capacity as such) of such equityholder, in each such case, who is also a director, officer, or employee of, or consultant to, any Group Company in connection with such Person’s services as a director, officer, employee or consultant, in each case, as paid in the ordinary course of business or otherwise permitted pursuant to Section 5.01 (including any Taxes paid by the Company in connection with any such amounts paid to such Person); (b) any payments made with the prior written consent of ION solely to the extent of the amount approved; (c) any indemnification of directors and officers of the Group Companies pursuant to indemnification agreements existing as of the date of this Agreement; (d) any transactions consummated in connection with the Capital Restructuring or otherwise contemplated by this Agreement; (e) any Leakage to the extent not exceeding Ten Million Dollars ($10,000,000) in the aggregate; and (f) any Tax on the foregoing.
“Permitted Lien” shall mean: (a) Liens for Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and that are sufficiently reserved for on the Financial Statements in accordance with GAAP; (b) statutory and contractual Liens of landlords with respect to Leased Real Property that do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) that are not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of real property, zoning, building code, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies set forth on Schedule 3.19(a)(ii) of the Company Disclosure Letter; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of, or materially detract from the value of, the assets of the Group Companies, taken as a whole.
“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
“Personal Information” shall mean, to the extent regulated by Privacy Laws, “personal data”, “personally identifiable information”, “PII” or all information that identifies or could be used to directly or indirectly identify an individual person.
“Privacy Laws” shall mean Applicable Legal Requirements relating to the Processing of Personal Information, including the Federal Trade Commission Act, the California Consumer Privacy Act, Regulation (EU) 2016/679 and any laws implementing that Regulation, the UK Data Protection Act 2018; the UK General Data Protection Regulation as defined by the UK Data Protection Act 2018 as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019.
“Processing” shall mean any operation or set of operations which is performed upon Personal Information, whether or not by automatic means, including but not limited to: collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Process” and “Processed” shall be construed accordingly.
“Processor” shall mean any Person that Processes any Personal Information on behalf of any Group Company.
“Publicly Available Software” shall mean any Software (or portion thereof) that is distributed (i) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (ii) pursuant to open source, copyleft or similar licensing and distribution models.
“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of October 1, 2020, by and among ION, ION Acquisition Corp GP Ltd., ION Co-Investment LLC, The Phoenix Insurance Company Ltd., The Phoenix Excellence Pension and Provident Fund Ltd., ION Crossover Partners LP, and the other parties thereto.
“Registration Statement” shall mean the Registration Statement on Form F-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by the Company under the Securities Act with respect to the shares of Company Ordinary Shares that constitute the Merger Consideration.
“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Subsidiaries, Representatives, and each of their respective successors and assigns.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Self-Help Code” shall mean any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.
“Software” shall mean all computer software, applications, and programs, including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, user interfaces, menus, buttons, icons, and documentation related thereto or associated therewith as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.
“Specified Business Conduct Laws” shall mean: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, Sections 291 and 291A of the Israeli Penal Law, 1967, and other Applicable Legal Requirements relating to bribery or corruption; (b) all Applicable Legal Requirements imposing economic or financial sanctions on any Person, including, all Applicable Legal Requirements administered by OFAC, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, the State of Israel, Her Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws; (c) all Applicable Legal Requirements relating to the import, export, re-export, transfer of information, data, goods, software, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other Applicable Legal Requirements relating to money laundering.
“Sponsors” shall mean ION Holdings 1, LP, a Cayman Islands exempted limited partnership and ION Co-Investment LLC, a Delaware limited liability company.
“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.
“Tax” or “Taxes” shall mean: (a) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, capital gains, capital stock, windfall profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, severance, social security (including national health insurance), payroll, recapture, net worth, employment, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, fees, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, indexation, penalties, surcharges, deficiency assessments, and additions imposed by a Governmental Entity with respect to any such amounts; and (b) any liability in respect of any items described in clause (a) payable by reason of Contract transferee liability or operation of law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law).
“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.
“Tax Sharing Agreement” shall mean any agreement or arrangement (including any provision of a Contract) pursuant to which any Group Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person.
“Transaction Agreements” shall mean this Agreement, the Investors’ Rights Agreement, the Subscription Agreements, the Secondary Share Purchase Agreements, the Confidentiality Agreement, the Articles Amendment, the Sponsor Support Agreement, the Company Shareholder Support Agreements and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.
“Transactions” shall mean the transactions contemplated pursuant to this Agreement and the Transaction Agreements, including the Merger.
“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unauthorized Code” shall mean any virus, Trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by any Group Company or the licensor of the Software or hardware components.
“Unpaid ION Liabilities” means the outstanding ION Liabilities.
“Valid Tax Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the ITA in customary form and substance reasonably satisfactory to the Exchange Agent and the Company which is specific to the Transactions contemplated under this Agreement and which, for the avoidance of doubt, includes the Company’s opportunity to reasonably review the application to the ITA for issuance of such Valid Tax Certificate, that is applicable to the payments to be made to any Person pursuant to this Agreement stating that no withholding of Israeli Tax is required with respect to such payment. For the avoidance of doubt, the 104H Tax Ruling shall be deemed a Valid Tax Certificate.
“Warrant Agreement” means the Warrant Agreement, dated as of October 1, 2020, between Continental and ION.

ANNEX B
THE COMPANIES LAW, 1999
A LIMITED LIABILITY COMPANY
ARTICLES OF ASSOCIATION
OF
TABOOLA.COM LTD.
As Adopted on    , 2021
PRELIMINARY
1.	DEFINITIONS; INTERPRETATION.
(a) In these Articles, the following terms (whether or not capitalized) shall bear the meanings set forth opposite them, respectively, unless the subject or context requires otherwise.
“Articles”	shall mean these Articles of Association, as amended from time to time.
“Board of Directors”	shall mean the Board of Directors of the Company.
“Chairperson”	shall mean the Chairperson of the Board of Directors, or the Chairperson of the General Meeting, as the context implies;
“Companies Law”
shall mean the Israeli Companies Law, 5759-1999 and the regulations promulgated thereunder. The Companies Law shall include reference to the Companies Ordinance (New Version), 5743-1983, of the State of Israel, to the extent in effect according to the provisions thereof.

“Company”	shall mean Taboola.com Ltd.
“Director(s)”	shall mean the member(s) of the Board of Directors holding office at a given time.
“Economic Competition Law”	shall mean the Israeli Economic Competition Law, 5758-1988 and the regulations promulgated thereunder.
“External Director(s)”	shall have the meaning provided for such term in the Companies Law.
“General Meeting”	shall mean an Annual General Meeting or Special General Meeting of the Shareholders (each as defined in Article 23 of these Articles), as the case may be.
“NIS”	shall mean New Israeli Shekels.
“Office”	shall mean the registered office of the Company at a given time.
“Office Holder” or “Officer”	shall have the meaning provided for such term in the Companies Law.
“Securities Law”	shall mean the Israeli Securities Law 5728-1968 and the regulations promulgated thereunder.
“Shareholder(s)”	shall mean the shareholder(s) of the Company, at a given time.
(b) Unless the context shall otherwise require: words in the singular shall also include the plural, and vice versa; any pronoun shall include the corresponding masculine, feminine and neuter forms; the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; the words “herein”, “hereof” and “hereunder” and words of similar import refer to these Articles in their entirety and not to any part hereof; all references herein to Articles or clauses shall be deemed references to Articles or clauses of these Articles; any references to any agreement or other instrument or law, statute or regulation are to it as amended, supplemented or restated, from time to time (and, in the case of any law, to any successor provisions or re-enactment or modification thereof being in force at the time); any reference to “law” shall include any law (‘din’) as defined in the Interpretation Law, 5741-1981 and any applicable supranational, national, federal, state, local, or foreign statute or law and shall be deemed also to refer to all rules and regulations promulgated thereunder; any reference to a “day” or a number of “days” (without any explicit reference otherwise, such as to business days) shall be interpreted as a reference to a calendar day or number of calendar days; any reference to a business day or business days shall mean each calendar day other than any calendar day on which commercial banks in New York, New York or Tel-Aviv, Israel are authorized or required by applicable law to close; reference to a month or year means according to the Gregorian calendar; any reference to a “Person” shall mean any individual, partnership, corporation, limited liability company, association, estate, any political, governmental, regulatory or similar agency or body or other legal entity; and reference to “written” or “in writing” shall include written, printed, photocopied, typed, any electronic communication (including email, facsimile, signed electronically (in Adobe PDF, DocuSign or any other format)) or produced by any visible substitute for writing, or partly one and partly another, and signed shall be construed accordingly.
(c) The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.
(d) The specific provisions of these Articles shall supersede the provisions of the Companies Law to the extent permitted thereunder.
LIMITED LIABILITY
2.
The Company is a limited liability company and each Shareholder’s liability for the Company’s debts is therefore limited (in addition to any liabilities under any contract) to the payment of the full amount (par value (if any) and premium) such Shareholder was required to pay the Company for such Shareholder’s Shares (as defined below) and which amount has not yet been paid by such Shareholder.

COMPANY’S OBJECTIVES
3. OBJECTIVES.
The Company’s objectives are to carry on any business, and do any act, which is not prohibited by law.
4. DONATIONS.
The Company may donate a reasonable amount of money (in cash or in kind, including the Company’s securities) to worthy purposes, as the Board of Directors may determine in its discretion, even if such donations are not made on the basis or within the scope of business considerations of the Company.
SHARE CAPITAL
5. AUTHORIZED SHARE CAPITAL.
(a) The authorized share capital of the Company shall consist of 700,000,000 Ordinary Shares without par value (the “Shares”).
(b) The Shares shall rank pari passu in all respects. The Shares may be redeemable to the extent set forth in Article 18.
6. INCREASE OF AUTHORIZED SHARE CAPITAL.
(a) The Company may, from time to time, by a Shareholders’ resolution, whether or not all of the shares then authorized have been issued, and whether or not all of the shares theretofore issued have been called up for payment, increase its authorized share capital by increasing the number of shares it is authorized to issue by such amount, and such additional shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.
(b) Except to the extent otherwise provided in such resolution, any new shares included in the authorized share capital increase as aforesaid shall be subject to all of the provisions of these Articles that are applicable to shares that are included in the existing share capital.
7. SPECIAL OR CLASS RIGHTS; MODIFICATION OF RIGHTS.
(a) The Company may, from time to time, by a Shareholders’ resolution, provide for shares with such preferred or deferred rights or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

(b) If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or cancelled by the Company by a resolution of the General Meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.
(c) The provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to any separate General Meeting of the holders of the shares of a particular class, it being clarified that the requisite quorum at any such separate General Meeting shall be two or more Shareholders present in person or by proxy and holding not less than thirty-three and one-third percent (33 1∕3%) of the issued shares of such class, provided, however, that if such separate General Meeting of the holders of the particular class was initiated by and convened pursuant to a resolution adopted by the Board of Directors and which at the time of such meeting the Company is a “foreign private issuer” under US securities laws, the requisite quorum at any such separate General Meeting shall be two or more Shareholders present in person or by proxy and holding not less than twenty five percent (25%) of the issued shares of such class.
(d) Unless otherwise provided by these Articles, an increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 7, to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class.
8. CONSOLIDATION, DIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL..
(a) The Company may, from time to time, by or pursuant to an authorization of a Shareholders’ resolution, and subject to applicable law:
(i) consolidate all or any part of its issued or unissued authorized share capital;
(ii) divide or sub-divide its shares (issued or unissued) or any of them and the resolution whereby any share is divided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, in contrast to others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company may attach to unissued or new shares;
(iii) cancel any authorized shares which, at the date of the adoption of such resolution, have not been issued to any person nor has the Company made any commitment, including a conditional commitment, to issue such shares, and reduce the amount of its share capital by the amount of the shares so canceled; or
(iv) reduce its share capital in any manner.
(b) With respect to any consolidation of issued shares and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:
(i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated;
(ii) issue, in contemplation of or subsequent to such consolidation or other action, shares sufficient to preclude or remove fractional share holdings;
(iii) redeem such shares or fractional shares sufficient to preclude or remove fractional share holdings;
(iv) round up, round down or round to the nearest whole number, any fractional shares resulting from the consolidation or from any other action which may result in fractional shares; or
(v) cause the transfer of fractional shares by certain Shareholders of the Company to other Shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 8(b)(v).

9. ISSUANCE OF SHARE CERTIFICATES, REPLACEMENT OF LOST CERTIFICATES.
(a) To the extent that the Board of Directors determines that all shares shall be certificated or, if the Board of Directors does not so determine, to the extent that any Shareholder requests a share certificate or the Company’s transfer agent so requires, share certificates shall be issued under the corporate seal of the Company or its written, typed or stamped name and shall bear the signature of one Director, the Company’s Chief Executive Officer, or any person or persons authorized therefor by the Board of Directors. Signatures may be affixed in any mechanical or electronic form, as the Board of Directors may prescribe.
(b) Subject to the provisions of Article 9(a), each Shareholder shall be entitled to one numbered certificate for all of the shares of any class registered in his or her name. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon. The Company (as determined by an officer of the Company to be designated by the Chief Executive Officer) shall not refuse a request by a Shareholder to obtain several certificates in place of one certificate, unless such request is, in the opinion of such officer, unreasonable. Where a Shareholder has sold or transferred a portion of such Shareholder’s shares, such Shareholder shall be entitled to receive a certificate in respect of such Shareholder’s remaining shares, provided that the previous certificate is delivered to the Company before the issuance of a new certificate.
(c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.
(d) A share certificate which has been defaced, lost or destroyed, may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.
10. REGISTERED HOLDER.
Except as otherwise provided in these Articles or the Companies Law, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by the Companies Law, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.
11. ISSUANCE AND REPURCHASE OF SHARES.
(a) The unissued shares from time to time shall be under the control of the Board of Directors (and, to the extent permitted by law, any Committee thereof), which shall have the power to issue or otherwise dispose of shares and of securities convertible or exercisable into or other rights to acquire from the Company to such persons, on such terms and conditions (including, inter alia, price, with or without premium, discount or commission, and terms relating to calls set forth in Article 13(f) hereof), and at such times, as the Board of Directors (or the Committee, as the case may be) deems fit, and the power to give to any person the option to acquire from the Company any shares or securities convertible or exercisable into or other rights to acquire from the Company on such terms and conditions (including, inter alia, price, with or without premium, discount or commission), during such time as the Board of Directors (or the Committee, as the case may be) deems fit.
(b) The Company may at any time and from time to time, subject to the Companies Law, repurchase or finance the purchase of any shares or other securities issued by the Company, in such manner and under such terms as the Board of Directors shall determine, whether from any one or more Shareholders. Such purchase shall not be deemed as payment of dividends and as such, no Shareholder will have the right to require the Company to purchase his or her shares or offer to purchase shares from any other Shareholders.
12. PAYMENT IN INSTALLMENT.
If pursuant to the terms of issuance of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.
13. CALLS ON SHARES.
(a) The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon Shareholders in respect of any sum (including premium) which has not been paid up in respect of shares held by such Shareholders and which is not, pursuant to the terms of issuance of such shares or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him or her (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such times may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.
(b) Notice of any call for payment by a shareholder shall be given in writing to such shareholder not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a shareholder, the Board of Directors may in its absolute discretion, by notice in writing to such shareholder, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.
(c) If pursuant to the terms of issuance of a share or otherwise, an amount is made payable at a fixed time, such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 13, and the provision of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount or such installment (and the non-payment thereof).
(d) Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.
(e) Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe.
(f) Upon the issuance of shares, the Board of Directors may provide for differences among the holders of such shares as to the amounts and times for payment of calls for payment in respect of such shares.
14. PREPAYMENT.
With the approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of his or her shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 14 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.
15. FORFEITURE AND SURRENDER
(a) If any shareholder fails to pay an amount payable by virtue of a call, installment or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorneys’ fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon) constitute a part of, the amount payable to the Company in respect of such call.
(b) Upon the adoption of a resolution as to the forfeiture of a Shareholder’s share, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may cancel such resolution of forfeiture, but no such cancellation shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c) Without derogating from Articles 51 and 55 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.
(d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.
(e) Any share forfeited or surrendered as provided herein, shall become the property of the Company as a dormant share, and the same, subject to the provisions of these Articles, may be sold, re-issued or otherwise disposed of as the Board of Directors deems fit.
(f) Any person whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 13(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce or collect the payment of such amounts, or any part thereof, as it shall deem fit. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the person in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another.
(g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-issued or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 15.
16. LIEN.
(a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his or her debts, liabilities and engagements to the Company arising from any amount payable by such shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.
(b) The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his or her executors or administrators.
(c) The net proceeds of any such sale, after payment of the costs and expenses thereof or ancillary thereto, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder in respect of such share (whether or not the same have matured), and the remaining proceeds (if any) shall be paid to the shareholder, his or her executors, administrators or assigns.
17. SALE AFTER FORFEITURE OR SURRENDER OR FOR ENFORCEMENT OF LIEN.
Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser’s name to be entered in the Register of Shareholders in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his or her name has been entered in the Register of Shareholders in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18. REDEEMABLE SHARES.
The Company may, subject to applicable law, issue redeemable shares or other securities and redeem the same upon terms and conditions to be set forth in a written agreement between the Company and the holder of such shares or in their terms of issuance.
TRANSFER OF SHARES
19. REGISTRATION OF TRANSFER.
No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer) has been submitted to the Company (or its transfer agent), together with any share certificate(s) and such other evidence of title as the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer may require. Notwithstanding anything to the contrary herein, shares registered in the name of The Depository Trust Company or its nominee shall be transferrable in accordance with the policies and procedures of The Depository Trust Company. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer, and may approve other methods of recognizing the transfer of shares in order to facilitate the trading of the Company’s shares on the New York Stock Exchange or on any other stock exchange on which the Company’s shares are then listed for trading.
20. SUSPENSION OF REGISTRATION.
The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Shareholders of registration of transfers of shares for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any such period during which the Register of Shareholders is so closed.
TRANSMISSION OF SHARES
21. DECEDENTS’ SHARES.
Upon the death of a Shareholder, the Company shall recognize the custodian or administrator of the estate or executor of the will, and in the absence of such, the lawful heirs of the Shareholder, as the only holders of the right for the shares of the deceased Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer.
22. RECEIVERS AND LIQUIDATORS.
(a) The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate Shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a Shareholder or its properties, as being entitled to the shares registered in the name of such Shareholder.
(b) Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate Shareholder and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to a Shareholder or its properties, upon producing such evidence as the Board of Directors (or an officer of the Company to be designated by the Chief Executive Officer) may deem sufficient as to his or her authority to act in such capacity or under this Article, shall with the consent of the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer (which the Board of Directors or such officer may grant or refuse in its absolute discretion), be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.
GENERAL MEETINGS
23. GENERAL MEETINGS.
(a) An annual General Meeting (“Annual General Meeting”) shall be held at such time and at such place, either within or outside of the State of Israel, as may be determined by the Board of Directors.

(b) All General Meetings other than Annual General Meetings shall be called “Special General Meetings”. The Board of Directors may, at its discretion, convene a Special General Meeting at such time and place, within or outside of the State of Israel, as may be determined by the Board of Directors.
(c) If so determined by the Board of Directors, an Annual General Meeting or a Special General Meeting may be held through the use of any means of communication approved by the Board of Directors, provided all of the participating Shareholders can hear each other simultaneously. A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at such general meeting and a Shareholder shall be deemed present in person at such general meeting if attending such meeting through the means of communication used at such meeting.
24. RECORD DATE FOR GENERAL MEETING.
Notwithstanding any provision of these Articles to the contrary, and to allow the Company to determine the Shareholders entitled to notice of or to vote at any General Meeting or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or grant of any rights, or entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board of Directors may fix a record date for the General Meeting, which shall not be more than the maximum period and not less than the minimum period permitted by law. A determination of Shareholders of record entitled to notice of or to vote at a General Meeting shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
25. SHAREHOLDER PROPOSAL REQUEST.
(a) Any Shareholder or Shareholders of the Company holding at least the required percentage under the Companies Law of the voting rights of the Company which entitles such Shareholder(s) to require the Company to include a matter on the agenda of a General Meeting (the “Proposing Shareholder(s)”) may request, subject to the Companies Law, that the Board of Directors include a matter on the agenda of a General Meeting to be held in the future, provided that the Board of Directors determines that the matter is appropriate to be considered at a General Meeting (a “Proposal Request”). In order for the Board of Directors to consider a Proposal Request and whether to include the matter stated therein in the agenda of a General Meeting, notice of the Proposal Request must be timely delivered in accordance with applicable law, and the Proposal Request must comply with the requirements of these Articles (including this Article 25) and any applicable law and stock exchange rules and regulations. The Proposal Request must be in writing, signed by all of the Proposing Shareholder(s) making such request, delivered, either in person or by registered mail, postage prepaid, and received by the Secretary (or, in the absence thereof, by the Chief Executive Officer of the Company). To be considered timely, a Proposal Request must be received within the time periods prescribed by applicable law. The announcement of an adjournment or postponement of a General Meeting shall not commence a new time period (or extend any time period) for the delivery of a Proposal Request as described above. In addition to any information required to be included in accordance with applicable law, a Proposal Request must include the following: (i) the name, address, telephone number, fax number and email address of the Proposing Shareholder (or each Proposing Shareholder, as the case may be) and, if an entity, the name(s) of the person(s) that controls or manages such entity; (ii) the number of Shares held by the Proposing Shareholder(s), directly or indirectly (and, if any of such Shares are held indirectly, an explanation of how they are held and by whom), which shall be in such number no less than as is required to qualify as a Proposing Shareholder, accompanied by evidence satisfactory to the Company of the record holding of such Shares by the Proposing Shareholder(s) as of the date of the Proposal Request; (iii) the matter requested to be included on the agenda of a General Meeting, all information related to such matter, the reason that such matter is proposed to be brought before the General Meeting, the complete text of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting, and a representation that the Proposing Shareholder(s) intend to appear in person or by proxy at the meeting; (iv) a description of all arrangements or understandings between the Proposing Shareholders and any other Person(s) (naming such Person or Persons) in connection with the matter that is requested to be included on the agenda and a declaration signed by all Proposing Shareholder(s) of whether any of them has a personal interest in the matter and, if so, a description in reasonable detail of such personal interest; (v) a description of all Derivative Transactions (as defined below) by each Proposing Shareholder(s) during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (vi) a declaration that all of the information that is required under the Companies Law and any other applicable law and stock exchange rules and regulations to be provided to the Company in connection with such matter, if any, has been provided to the Company. The Board of Directors, may, in its discretion, to the extent it deems necessary, request that the Proposing Shareholder(s) provide additional information necessary so as to include a matter in the agenda of a General Meeting, as the Board of Directors may reasonably require.
A “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proposing Shareholder or any of its affiliates or associates, whether of record or beneficial: (1) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (2) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (3) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (4) which provides the right to vote or increase or decrease the voting power of, such Proposing Shareholder, or any of its affiliates or associates, with respect to any shares or other securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proposing Shareholder in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proposing Shareholder is, directly or indirectly, a general partner or managing member.
(b) The information required pursuant to this Article shall be updated as of (i) the record date of the General Meeting, (ii) five business days before the General Meeting, and (iii) as of the General Meeting, and any adjournment or postponement thereof.
(c) The provisions of Articles 25(a) and 25(b) shall apply, mutatis mutandis, on any matter to be included on the agenda of a Special General Meeting which is convened pursuant to a request of a Shareholder duly delivered to the Company in accordance with the Companies Law.
(d) Notwithstanding anything to the contrary herein, this Article 25 may only be amended, replaced or suspended by a resolution adopted at a General Meeting by a supermajority of at least sixty-five percent (65%) of the total voting power of the Shareholders.
26. NOTICE OF GENERAL MEETINGS; OMISSION TO GIVE NOTICE.
(a) The Company is not required to give notice of a General Meeting, subject to any mandatory provision of the Companies Law.
(b) The accidental omission to give notice of a General Meeting to any Shareholder, or the non-receipt of notice sent to such Shareholder, shall not invalidate the proceedings at such meeting or any resolution adopted thereat.
(c) No Shareholder present, in person or by proxy, at any time during a General Meeting shall be entitled to seek the cancellation or invalidation of any proceedings or resolutions adopted at such General Meeting on account of any defect in the notice of such meeting relating to the time or the place thereof, or any item acted upon at such meeting.
(d) In addition to any places at which the Company may make available for review by Shareholders the full text of the proposed resolutions to be adopted at a General Meeting, as required by the Companies Law, the Company may add additional places for Shareholders to review such proposed resolutions, including an internet site.
PROCEEDINGS AT GENERAL MEETINGS
27. QUORUM.
(a) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.
(b) In the absence of contrary provisions in these Articles, the requisite quorum for any General Meeting shall be two or more Shareholders (not in default in payment of any sum referred to in Article 13 hereof) present in person or by proxy and holding shares conferring in the aggregate at least thirty-three and one-third percent

(33 1∕3%) of the voting power of the Company, provided, however, that with respect to any General Meeting that was initiated by and convened pursuant to a resolution adopted by the Board of Directors and which at the time of such General Meeting the Company is a “foreign private issuer” under US securities laws, the requisite quorum shall be two or more Shareholders (not in default in payment of any sum referred to in Article 13 hereof) present in person or by proxy and holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. For the purpose of determining the quorum present at a certain General Meeting, a proxy may be deemed to be two (2) or more Shareholders pursuant to the number of Shareholders represented by the proxy holder.
(c) If within half an hour from the time appointed for the meeting a quorum is not present, then without any further notice the meeting shall be adjourned either (i) to the same day in the next week, at the same time and place, (ii) to such day and at such time and place as indicated in the notice of such meeting, or (iii) to such day and at such time and place as the Chairperson of the General Meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, if the original meeting was convened upon request under Section 63 of the Companies Law, one or more shareholders, present in person or by proxy, and holding the number of shares required for making such request, shall constitute a quorum, but in any other case any shareholder (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.
28. CHAIRPERSON OF GENERAL MEETING.
The Chairperson of the Board of Directors shall preside as Chairperson of every General Meeting of the Company. If at any meeting the Chairperson is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling or unable to act as Chairperson, any of the following may preside as Chairperson of the meeting (and in the following order): a Director designated by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Secretary or any person designated by any of the foregoing. If at any such meeting none of the foregoing persons is present or all are unwilling or unable to act as Chairperson, the Shareholders present (in person or by proxy) shall choose a Shareholder or its proxy present at the meeting to be Chairperson. The office of Chairperson shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairperson to vote as a Shareholder or proxy of a Shareholder if, in fact, he is also a Shareholder or such proxy).
29. ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS.
(a) Except as required by the Companies Law or these Articles, including, without limitation, Article 39 below, a resolution of the Shareholders shall be adopted if approved by the holders of a simple majority of the voting power represented at the General Meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting. Without limiting the generality of the foregoing, a resolution with respect to a matter or action for which the Companies Law prescribes a higher majority or pursuant to which a provision requiring a higher majority would have been deemed to have been incorporated into these Articles, but for which the Companies Law allows these Articles to provide otherwise (including, Sections 327 and 24 of the Companies Law), shall be adopted by a simple majority of the voting power represented at the General Meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.
(b) Every question submitted to a General Meeting shall be decided by a show of hands, but the Chairperson of the General Meeting may determine that a resolution shall be decided by a written ballot. A written ballot may be implemented before the proposed resolution is voted upon or immediately after the declaration by the Chairperson of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.
(c) A defect in convening or conducting a General Meeting, including a defect resulting from the non-fulfillment of any provision or condition set forth in the Companies Law or these Articles, including with regard to the manner of convening or conducting the General Meeting, shall not disqualify any resolution passed at the General Meeting and shall not affect the discussions or decisions which took place thereat.

(d) A declaration by the Chairperson of the General Meeting that a resolution has been carried unanimously, or carried by a particular majority, or rejected, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.
30. POWER TO ADJOURN .
A General Meeting, the consideration of any matter on its agenda, or the resolution on any matter on its agenda, may be postponed or adjourned, from time to time and from place to place: (i) by the Chairperson of a General Meeting at which a quorum is present (and he shall do so if directed by the General Meeting, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment), but no business shall be transacted at any such adjourned meeting except business which might lawfully have been transacted at the meeting as originally called, or a matter on its agenda with respect to which no resolution was adopted at the meeting originally called; or (ii) by the Board of Directors (whether prior to or at a General Meeting).
31. VOTING POWER.
Subject to the provisions of Article 32(a) and to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each share held by the Shareholder of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot, or by any other means.
32. VOTING RIGHTS.
(a) No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him or her in respect of his or her shares in the Company have been paid.
(b) A company or other corporate body being a Shareholder of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power, which the Shareholder could have exercised if it were an individual. Upon the request of the Chairperson of the General Meeting, written evidence of such authorization (in form acceptable to the Chairperson) shall be delivered to him or her.
(c) Any Shareholder entitled to vote may vote either in person or by proxy (who need not be a Shareholder of the Company), or, if the Shareholder is a company or other corporate body, by representative authorized pursuant to Article (b) above.
(d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 32(d), seniority shall be determined by the order of registration of the joint holders in the Register of Shareholders.
(e) If a Shareholder is a minor, under protection, bankrupt or legally incompetent, or in the case of a corporation, is in receivership or liquidation, it may, subject to all other provisions of these Articles and any documents or records required to be provided under these Articles, vote through his, her or its trustees, receiver, liquidator, natural guardian or another legal guardian, as the case may be, and the persons listed above may vote in person or by proxy.

PROXIES
33. INSTRUMENT OF APPOINTMENT.
(a) An instrument appointing a proxy shall be in writing and shall be substantially in the following form:
“I		of
	(Name of Shareholder)		(Address of Shareholder)
Being a shareholder of Taboola.com Ltd. hereby appoints
of
	(Name of Proxy)		(Address of Proxy)
as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the day of , and at any adjournment(s) thereof.

Signed this day of , .

(Signature of Appointor)”
or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointor of such person's duly authorized attorney, or, if such appointor is company or other corporate body, in the manner in which it signs documents which binds it together with a certificate of an attorney with regard to the authority of the signatories.
(b) Subject to the Companies Law, the original instrument appointing a proxy or a copy thereof certified by an attorney (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such place as notice of the meeting may specify) not less than forty eight (48) hours (or such shorter period as the notice shall specify) before the time fixed for such meeting. Notwithstanding the above, the Chairperson shall have the right to waive the time requirement provided above with respect to all instruments of proxies and to accept instruments of proxy until the beginning of a General Meeting. A document appointing a proxy shall be valid for every adjourned meeting of the General Meeting to which the document relates.
34.	EFFECT OF DEATH OF APPOINTOR OF TRANSFER OF SHARE AND OR REVOCATION OF APPOINTMENT.
(a) A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing Shareholder (or of his or her attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairperson of such meeting prior to such vote being cast.
(b) Subject to the Companies Law, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairperson, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 33(b) for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 33(b) hereof, or (ii) if the appointing Shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairperson of such meeting of written notice from such Shareholder of the revocation of such appointment, or if and when such Shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing Shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 34(b) at or prior to the time such vote was cast.

BOARD OF DIRECTORS
35. POWERS OF THE BOARD OF DIRECTORS.
(a) The Board of Directors may exercise all such powers and do all such acts and things as the Board of Directors is authorized by law or as the Company is authorized to exercise and do and are not hereby or by law required to be exercised or done by the General Meeting. The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time at a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.
(b) Without limiting the generality of the foregoing, the Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, including without limitation, capitalization and distribution of bonus shares, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.
36. EXERCISE OF POWERS OF THE BOARD OF DIRECTORS.
(a) A meeting of the Board of Directors at which a quorum is present in accordance with Article 45 shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.
(b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present, entitled to vote and voting thereon when such resolution is put to a vote.
(c) The Board of Directors may adopt resolutions, without convening a meeting of the Board of Directors, in writing or in any other manner permitted by the Companies Law.
37. DELEGATION OF POWERS.
(a) The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees (in these Articles referred to as a “Committee of the Board of Directors”, or “Committee”), each consisting of one or more persons (who may or may not be Directors), and it may from time to time revoke such delegation or alter the composition of any such Committee. Any Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors, subject to applicable law. No regulation imposed by the Board of Directors on any Committee and no resolution of the Board of Directors shall invalidate any prior act done or pursuant to a resolution by the Committee which would have been valid if such regulation or resolution of the Board of Directors had not been adopted. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, to the extent not superseded by any regulations adopted by the Board of Directors. Unless otherwise expressly prohibited by the Board of Directors, in delegating powers to a Committee of the Board of Directors, such Committee shall be empowered to further delegate such powers.
(b) The Board of Directors may from time to time appoint a Secretary to the Company, as well as Officers, agents, employees and independent contractors, as the Board of Directors deems fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and compensation, of all such persons.
(c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purposes(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

38. NUMBER OF DIRECTORS.
(a) The Board of Directors shall consist of such number of Directors (not less than three (3) nor more than eleven (11), including the External Directors, if any were elected) as may be fixed from time to time by resolution of the Board of Directors.
(b) Notwithstanding anything to the contrary herein, this Article 38 may only be amended or replaced by a resolution adopted at a General Meeting by a majority of at least sixty-five percent (65%) of the total voting power of the Company’s shareholders.
39. ELECTION AND REMOVAL OF DIRECTORS.
(a) The Directors, excluding the External Directors, if any were elected, shall be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, hereby designated as Class I, Class II and Class III (each, a “Class”). The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective.
(i) The term of office of the initial Class I directors shall expire at the Annual General Meeting to be held in 2022 and when their successors are elected and qualified,
(ii) The term of office of the initial Class II directors shall expire at the first Annual General Meeting following the Annual General Meeting referred to in clause (i) above and when their successors are elected and qualified, and
(iii) The term of office of the initial Class III directors shall expire at the first Annual General Meeting following the Annual General Meeting referred to in clause (ii) above and when their successors are elected and qualified,
(b) At each Annual General Meeting, commencing with the Annual General Meeting to be held in 2022, each Nominee or Alternate Nominee elected at such Annual General Meeting to serve as a Director in a Class whose term shall have expired at such Annual General Meeting shall be elected to hold office until the third Annual General Meeting next succeeding his or her election and until his or her respective successor shall have been elected and qualified. Notwithstanding anything to the contrary, each Director shall serve until his or her successor is elected and qualified or until such earlier time as such Director’s office is vacated.
(c) If the number of Directors (excluding External Directors, if any were elected) that comprises the Board of Directors is hereafter changed by the Board, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
(d) Prior to every General Meeting of the Company at which Directors are to be elected, and subject to clauses (a) and (h) of this Article, the Board of Directors (or a Committee thereof) shall select, by a resolution adopted by a majority of the Board of Directors (or such Committee), a number of Persons to be proposed to the Shareholders for election as Directors at such General Meeting (the “Nominees”).
(e) Any Proposing Shareholder requesting to include on the agenda of a General Meeting a nomination of a Person to be proposed to the Shareholders for election as Director (such person, an “Alternate Nominee”), may so request provided that it complies with this Article 39(e), Article 25 and applicable law. Unless otherwise determined by the Board of Directors, a Proposal Request relating to an Alternate Nominee is deemed to be a matter that is appropriate to be considered only at an Annual General Meeting. In addition to any information required to be included in accordance with applicable law, such a Proposal Request shall include information required pursuant to Article 25, and shall also set forth: (i) the name, address, telephone number, fax number and email address of the Alternate Nominee and all citizenships and residencies of the Alternate Nominee; (ii) a description of all arrangements, relations or understandings during the past three (3) years, and any other material relationships, between the Proposing Shareholder(s) or any of its affiliates and each Alternate Nominee; (iii) a declaration signed by the Alternate Nominee that he or she consents to be named in the Company’s notices and proxy materials and on the Company’s proxy card relating to the General Meeting, if provided or published, and that he or she, if elected, consents to serve on the Board of Directors and to be named in the Company’s disclosures and filings; (iv) a declaration signed by each Alternate Nominee as required under the Companies

Law and any other applicable law and stock exchange rules and regulations for the appointment of such an Alternate Nominee and an undertaking that all of the information that is required under law and stock exchange rules and regulations to be provided to the Company in connection with such an appointment has been provided (including, information in respect of the Alternate Nominee as would be provided in response to the applicable disclosure requirements under Form 20-F or any other applicable form prescribed by the U.S. Securities and Exchange Commission (the “SEC”)); (v) a declaration made by the Alternate Nominee of whether he or she meets the criteria for an independent director and, if applicable, External Director of the Company under the Companies Law and/or under any applicable law, regulation or stock exchange rules, and if not, then an explanation of why not; and (vi) any other information required at the time of submission of the Proposal Request by applicable law, regulations or stock exchange rules. In addition, the Proposing Shareholder(s) and each Alternate Nominee shall promptly provide any other information reasonably requested by the Company, including a duly completed director and officer questionnaire, in such form as may be provided by the Company, with respect to each Alternate Nominee. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing. The Company shall be entitled to publish any information provided by a Proposing Shareholder or Alternate Nominee pursuant to this Article 39(e) and Article 25, and the Proposing Shareholder and Alternate Nominee shall be responsible for the accuracy and completeness thereof.
(f) The Nominees or Alternate Nominees shall be elected by a resolution adopted at the General Meeting at which they are subject to election. Notwithstanding Articles 25(a) and 25(c), in the event of a Contested Election, the method of calculation of the votes and the manner in which the resolutions will be presented to the General Meeting shall be determined by the Board of Directors in its discretion. In the event that the Board of Directors does not or is unable to make a determination on such matter, then the method described in clause (ii) below shall apply. The Board of Directors may consider, among other things, the following methods: (i) election of competing slates of Director nominees (determined in a manner approved by the Board of Directors) by a majority of the voting power represented at the General Meeting in person or by proxy and voting on such competing slates, (ii) election of individual Directors by a plurality of the voting power represented at the General Meeting in person or by proxy and voting on the election of Directors (which shall mean that the nominees receiving the largest number of “for” votes will be elected in such Contested Election), (iii) election of each nominee by a majority of the voting power represented at the General Meeting in person or by proxy and voting on the election of Directors, provided that if the number of such nominees exceeds the number of Directors to be elected, then as among such elected nominees the election shall be by plurality of the voting power as described above, and (iv) such other method of voting as the Board of Directors deems appropriate, including use of a “universal proxy card” listing all Nominees and Alternate Nominees by the Company. For the purposes of these Articles, election of Directors at a General Meeting shall be considered a “Contested Election” if the aggregate number of Nominees and Alternate Nominees at such meeting exceeds the total number of Directors to be elected at such meeting, with the determination thereof being made by the Secretary (or, in the absence thereof, by the Chief Executive Officer of the Company) as of the close of the applicable notice of nomination period under Article 25 or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with Article 25, this Article 39 and applicable law; provided, however, that the determination that an election is a Contested Election shall not be determinative as to the validity of any such notice of nomination; and provided, further, that, if, prior to the time the Company mails its initial proxy statement in connection with such election of Directors, one or more notices of nomination of an Alternate Nominee are withdrawn such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a Contested Election. At any General Meeting at which Directors are to be elected, each shareholder shall be entitled to cast a number of votes with respect to nominees for election to the Board of Directors up to the total number of Directors to be elected at such meeting. Shareholders shall not be entitled to cumulative voting in the election of Directors.
(g) Notwithstanding anything to the contrary herein, this Article 39 and Article 42(e) may only be amended, replaced or suspended by a resolution adopted at a General Meeting by a majority of at least sixty-five percent (65%) of the total voting power of the Company’s shareholders.
(h) Notwithstanding anything to the contrary in these Articles, the election, qualification, removal or dismissal of External Directors, if so elected, shall be only in accordance with the applicable provisions set forth in the Companies Law.

40. COMMENCEMENT OF DIRECTORSHIP.
Without derogating from Article 39, the term of office of a Director shall commence as of the date of his or her appointment or election, or on a later date if so specified in his or her appointment or election.
41. CONTINUING DIRECTORS IN THE EVENT OF VACANCIES..
The Board of Directors (and, if so determined by the Board of Directors, the General Meeting) may at any time and from time to time appoint any person as a Director to fill a vacancy (whether such vacancy is due to a Director no longer serving or due to the number of Directors serving being less than the maximum number stated in Article 38 hereof). In the event of one or more such vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, provided, however, that if the number of Directors serving is less than the minimum number provided for pursuant to Article 38 hereof, they may only act in an emergency or to fill the office of a Director which has become vacant up to a number equal to the minimum number provided for pursuant to Article 38 hereof, or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies. The office of a Director that was appointed by the Board of Directors to fill any vacancy shall only be for the remaining period of time during which the Director whose service has ended was filled would have held office, or in case of a vacancy due to the number of Directors serving being less than the maximum number stated in Article 38 hereof the Board of Directors shall determine at the time of appointment the class pursuant to Article 39 to which the additional Director shall be assigned. Notwithstanding anything to the contrary herein, this Article 41 may only be amended, replaced or suspended by a resolution adopted at a General Meeting by a majority of at least sixty-five percent (65%) of the total voting power of the Company’s shareholders.
42. VACATION OF OFFICE..
The office of a Director shall be vacated and he shall be dismissed or removed:
(a) ipso facto, upon his or her death;
(b) if he or she is prevented by applicable law from serving as a Director;
(c) if the Board of Directors determines that due to his or her mental or physical state he or she is unable to serve as a director;
(d) if his or her directorship expires pursuant to these Articles and/or applicable law;
(e) by a resolution adopted at a General Meeting by a majority of at least sixty-five percent (65%) of the total voting power of the Company’s shareholders (with such removal becoming effective on the date fixed in such resolution);
(f) by his or her written resignation, such resignation becoming effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later; or
(g) with respect to an External Director, if so elected, and notwithstanding anything to the contrary herein, only pursuant to applicable law.
43. CONFLICT OF INTERESTS; APPROVAL OF RELATED PARTY TRANSACTIONS.
(a) Subject to the provisions of applicable law and these Articles, no Director shall be disqualified by virtue of his or her office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director’s holding that office or of the fiduciary relations thereby established, but the nature of his or her interest, as well as any material fact or document, must be disclosed by him or her at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his or her interest then exists, or, in any other case, at no later than the first meeting of the Board of Directors after the acquisition of his or her interest.
(b) Subject to the Companies Law and these Articles, a transaction between the Company and an Office Holder, and a transaction between the Company and another entity in which an Office Holder of the Company has a personal interest, in each case, which is not an Extraordinary Transaction (as defined by the Companies Law), shall require only approval by the Board of Directors or a Committee of the Board of Directors. Such authorization, as well as the actual approval, may be for a particular transaction or more generally for specific type of transactions.
PROCEEDINGS OF THE BOARD OF DIRECTORS
44. MEETINGS.
(a) The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Board of Directors thinks fit.
(b) A meeting of the Board of Directors shall be convened by the Secretary upon instruction of the Chairperson or upon a request of at least two Directors which is submitted to the Chairperson or in any event that such meeting is required by the provisions of the Companies Law. In the event that the Chairperson does not instruct the Secretary to convene a meeting upon a request of at least two (2) Directors within seven (7) days of such request, then such two Directors may convene a meeting of the Board of Directors. Any meeting of the Board of Directors shall be convened upon not less than two (2) days' notice, unless such notice is waived in writing by all of the Directors as to a particular meeting or by their attendance at such meeting or unless the matters to be discussed at such meeting are of such urgency and importance that notice is reasonably determined by the Chairperson as ought to be waived or shortened under the circumstances.
(c) Notice of any such meeting shall be given orally, by telephone, in writing or by mail, facsimile, email or such other means of delivery of notices as the Company may apply, from time to time.
(d) Notwithstanding anything to the contrary herein, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to action being taken at such meeting, by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid. Without derogating from the foregoing, no Director present at any time during a meeting of the Board of Directors shall be entitled to seek the cancellation or invalidation of any proceedings or resolutions adopted at such meeting on account of any defect in the notice of such meeting relating to the date, time or the place thereof or the convening of the meeting.
45. QUORUM.
Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by any means of communication of a majority of the Directors then in office who are lawfully entitled to participate and vote in the meeting. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by any means of communication on the condition that all participating Directors can hear each other simultaneously) when the meeting proceeds to business. If within thirty (30) minutes from the time appointed for a meeting of the Board of Directors a quorum is not present, the meeting shall stand adjourned at the same place and time forty-eight (48) hours thereafter unless the Chairperson has determined that there is such urgency and importance that a shorter period is required under the circumstances. If an adjourned meeting is convened in accordance with the foregoing and a quorum is not present within thirty (30) minutes of the announced time, the requisite quorum at such adjourned meeting shall be, any two (2) Directors, if the number of then serving directors is up to five (5), and any three (3) Directors, if the number of then serving directors is more than five (5), in each case who are lawfully entitled to participate in the meeting and who are present at such adjourned meeting. At an adjourned meeting of the Board of Directors the only matters to be considered shall be those matters which might have been lawfully considered at the meeting of the Board of Directors originally called if a requisite quorum had been present, and the only resolutions to be adopted are such types of resolutions which could have been adopted at the meeting of the Board of Directors originally called.
46. CHAIRPERSON OF THE BOARD OF DIRECTORS.
The Board of Directors shall, from time to time, elect one of its members to be the Chairperson of the Board of Directors, remove such Chairperson from office and appoint in his or her place. The Chairperson of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairperson, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting or if he is unwilling to take the chair, the Directors present shall choose one of the Directors present at the meeting to be the Chairperson of such meeting. The office of Chairperson of the Board of Directors shall not, by itself, entitle the holder to a second or casting vote.
47. VALIDITY OF ACTS DESPITE DEFECTS.
All acts done or transacted at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.
CHIEF EXECUTIVE OFFICER
48. CHIEF EXECUTIVE OFFICER.
The Board of Directors shall from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer of the Company who shall have the powers and authorities set forth in the Companies Law, and may confer upon such person(s), and from time to time modify or revoke, such titles and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to any additional approvals required under, and the provisions of, the Companies Law and of any contract between any such person and the Company) fix their salaries and compensation, remove or dismiss them from office and appoint another or others in his, her or their place or places.
MINUTES
49. MINUTES.
Any minutes of the General Meeting or the Board of Directors or any Committee thereof, if purporting to be signed by the Chairperson of the General Meeting, the Board of Directors or a Committee thereof, as the case may be, or by the Chairperson of the next succeeding General Meeting, meeting of the Board of Directors or meeting of a Committee, as the case may be, shall constitute prima facie evidence of the matters recorded therein.
DIVIDENDS
50. DECLARATION OF DIVIDENDS.
The Board of Directors may from time to time declare, and cause the Company to pay dividends as permitted by the Companies Law. The Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.
51. AMOUNT PAYABLE BY WAY OF DIVIDENDS.
Subject to the provisions of these Articles and subject to the rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, any dividend paid by the Company shall be allocated among the Shareholders (not in default in payment of any sum referred to in Article 13 hereof) entitled thereto on a pari passu basis in proportion to their respective holdings of the issued and outstanding Shares in respect of which such dividends are being paid.
52. INTEREST.
No dividend shall carry interest as against the Company.
53. PAYMENT IN SPECIE.
If so declared by the Board of Directors, a dividend declared in accordance with Article 50 may be paid, in whole or in part, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or other securities of the Company or of any other companies, or in any combination thereof, in each case, the fair value of which shall be determined by the Board of Directors in good faith.

54. IMPLEMENTATION OF POWERS.
The Board of Directors may settle, as it deems fit, any difficulty arising with regard to the distribution of dividends, bonus shares or otherwise, and in particular, to issue certificates for fractions of shares and sell such fractions of shares in order to pay their consideration to those entitled thereto, or to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the Shareholders on the basis of such value, or that fractions whose value is less than NIS 0.01 shall not be taken into account. The Board of Directors may instruct to pay cash or convey these certain assets to a trustee in favor of those people who are entitled to a dividend, as the Board of Directors shall deem appropriate.
55. DEDUCTIONS FROM DIVIDENDS.
The Board of Directors may deduct from any dividend or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him or her to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.
56. RETENTION OF DIVIDENDS.
(a) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.
(b) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 21 or 22, entitled to become a Shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.
57. UNCLAIMED DIVIDENDS.
All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of one (1) year (or such other period determined by the Board of Directors) from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company. The principal (and only the principal) of any unclaimed dividend of such other moneys shall be if claimed, paid to a person entitled thereto.
58. MECHANICS OF PAYMENT.
Any dividend or other moneys payable in cash in respect of a share, less the tax required to be withheld pursuant to applicable law, may, as determined by the Board of Directors in its sole discretion, be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such Persons or his or her bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 21 or 22 hereof, as applicable, or such person’s bank account), or to such person and at such other address as the person entitled thereto may by writing direct, or in any other manner the Board of Directors deems appropriate. Every such check or warrant or other method of payment shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the Person entitled to the money represented thereby.
ACCOUNTS
59. BOOKS OF ACCOUNT.
The Company's books of account shall be kept at the Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as explicitly conferred by law or authorized by the Board of Directors. The Company shall make copies of its annual financial statements available for inspection by the shareholders at the principal offices of the Company. The Company shall not be required to send copies of its annual financial statements to the Shareholders.
60. AUDITORS.
The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders in General Meeting may act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors (with right of delegation to a Committee thereof or to management) to fix such remuneration subject to such criteria or standards, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s). The General Meeting may, if so recommended by the Board of Directors, appoint the auditors for a period that may extend until the third Annual General Meeting after the Annual General Meeting in which the auditors were appointed.
61. FISCAL YEAR.
The fiscal year of the Company shall be the 12 months period ending on December 31 of each calendar year.
SUPPLEMENTARY REGISTERS
62. SUPPLEMENTARY REGISTERS.
Subject to and in accordance with the provisions of Sections 138 and 139 of the Companies Law, the Company may cause supplementary registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.
EXEMPTION, INDEMNITY AND INSURANCE
63. INSURANCE.
Subject to the provisions of the Companies Law with regard to such matters, the Company may enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders imposed on such Office Holder due to an act performed by or an omission of the Office Holder in the Office Holder’s capacity as an Office Holder of the Company arising from any matter permitted by law, including the following:
(a) a breach of duty of care to the Company or to any other person;
(b) a breach of his or her duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that act that resulted in such breach would not prejudice the interests of the Company;
(c) a financial liability imposed on such Office Holder in favor of any other person; and
(d) any other event, occurrence, matters or circumstances under any law with respect to which the Company may, or will be able to, insure an Office Holder, and to the extent such law requires the inclusion of a provision permitting such insurance in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Securities Law, if and to the extent applicable, and Section 50P of the Economic Competition Law).
64. INDEMNITY.
(a) Subject to the provisions of the Companies Law, the Company may retroactively indemnify an Office Holder of the Company to the maximum extent permitted under applicable law, including with respect to the following liabilities and expenses, provided that such liabilities or expenses were imposed on such Office Holder or incurred by such Office Holder due to an act performed by or an omission of the Office Holder in such Office Holder’s capacity as an Office Holder of the Company:
(i) a financial liability imposed on an Office Holder in favor of another person by any court judgment, including a judgment given as a result of a settlement or an arbitrator’s award which has been confirmed by a court;

(ii)  reasonable litigation expenses, including legal fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, or in connection with a financial sanction, provided that (1) no indictment (as defined in the Companies Law) was filed against such Office Holder as a result of such investigation or proceeding; and (2) no financial liability in lieu of a criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding or if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent;
(iii) reasonable litigation costs, including legal fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings filed against the Office Holder by the Company or in its name or by any other person or in a criminal charge in respect of which the Office Holder was acquitted or in a criminal charge in respect of which the Office Holder was convicted for an offence which did not require proof of criminal intent; and
(iv) any other event, occurrence, matter or circumstance under any law with respect to which the Company may, or will be able to, indemnify an Office Holder, and to the extent such law requires the inclusion of a provision permitting such indemnity in these Articles, then such provision is deemed to be included and incorporated herein by reference (including, without limitation, in accordance with Section 56h(b)(1) of the Israeli Securities Law, if and to the extent applicable, and Section 50P(b)(2) of the RTP Law).
(b) Subject to the provisions of the Companies Law, the Company may undertake to indemnify an Office Holder, in advance, with respect to those liabilities and expenses described in the following Articles:
(i) Sub-Article 6464(a)(i)(a)(ii) to 64(a)(iv); and
(ii) Sub-Article 64(a)(i), provided that:
(1) the undertaking to indemnify is limited to such events which the Directors shall deem to be foreseeable in light of the operations of the Company at the time that the undertaking to indemnify is made and for such amounts or criterion which the Directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances; and
(2) the undertaking to indemnify shall set forth such events which the Directors shall deem to be foreseeable in light of the operations of the Company at the time that the undertaking to indemnify is made, and the amounts and/or criterion which the Directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances.
65. EXEMPTION.
Subject to the provisions of the Companies Law, the Company may, to the maximum extent permitted by law, exempt and release, in advance, any Office Holder from any liability for damages arising out of a breach of a duty of care.
66. GENERAL.
(a) Any amendment to the Companies Law or any other applicable law adversely affecting the right of any Office Holder to be indemnified, insured or exempt pursuant to Articles 63 to 65 and any amendments to Articles 63 to 65 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify, insure or exempt an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.
(b) The provisions of Articles 63 to 65 (i) shall apply to the maximum extent permitted by law (including, the Companies Law, the Securities Law and the Economic Competition Law); and (ii) are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or in respect of indemnification (whether in advance or retroactively) and/or exemption, in favor of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder; and/or any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

LOCK –UP
67. LOCK –UP.
Notwithstanding anything to the contrary herein, and subject only to the exceptions set forth in Article 68, other than with the written consent of the Company, each Shareholder as of immediately prior to the time these Articles have become effective (but after giving effect to the stock split as contemplated pursuant to the Agreement and Plan of Merger, dated as of January 25, 2021, by and among the Company, Toronto Sub Ltd. and ION Acquisition Corp. 1 Ltd.) (such time, the “Lock-Up Effective Time,” and each such Shareholder, a “Locked-Up Shareholder”) shall not be entitled to Transfer any Shares held by such Locked-Up Shareholder (“Locked-Up Shares”) or any instruments exercisable or exchangeable for, or convertible into, such Locked-Up Shares, in each case until a date that is one hundred and eighty (180) days following the Lock-Up Effective Time (the “Lock-Up Period”). “Transfer” shall mean, directly or indirectly, the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, with respect to the Locked-Up Shares, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, the Locked-Up Shares, whether any such transaction is to be settled by delivery of such Locked-Up Shares, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).
68. PERMITTED TRANSFERS.
Each Locked-Up Shareholder and its Permitted Transferees may Transfer the Locked-up Shares during the Lock-up Period (a) to (i) such Locked-Up Shareholder’s officers or directors, (ii) any affiliates or family members of such Locked-Up Shareholder’s officers or directors, (iii) any members or partners, shareholder or other equity holder of such Locked-Up Shareholder or their affiliates, or (iv) any affiliates of such Locked-Up Shareholder or any employees of any such affiliates; (b) in the case of an individual, (I) by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, (II) to a charitable organization, (III) by virtue of laws of descent and distribution upon death of the individual and (IV) pursuant to a qualified domestic relations order; (c) by virtue of such Locked-Up Shareholder’s certificate of incorporation or bylaws (or equivalent), as amended, upon dissolution of such Locked-Up Shareholder; (d) to any other Locked-Up Shareholder; (e) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Shareholders having the right to exchange their Shares for cash, securities or other property subsequent to the Lock-Up Effective Time; (f) in one or more transactions, up to fifteen percent (15%) in the aggregate of the Locked-Up Shares held by such Locked-Up Shareholder as of February 28, 2021, calculated assuming the exercise of all outstanding options and vesting of all outstanding RSUs, less any Locked-Up Shares Transferred by such Locked-Up Shareholder pursuant to the Subscription Agreements described in clause (g) that immediately follows, provided, however, that such Locked-Up Shareholder is at the time of the Transfer an employee or a service provider of the Company or its subsidiaries; (g) pursuant to the Subscription Agreements, dated as of January 25, 2021, by and among the Company (solely a party for purposes of certain sections listed therein), the sellers named therein and the purchasers named therein; or (h) to such Locked-Up Shareholder’s Permitted Transferees. “Permitted Transferees” shall mean with respect to any Locked-Up Shareholder any other entity which controls, is controlled by, or is under common control with, such Locked-Up Shareholder, and as to any Locked-Up Shareholder which is a partnership, its partners and affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner.
WINDING UP
69. WINDING UP.
If the Company is wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the Shareholders shall be distributed to them in proportion to the number of issued and outstanding shares held by each Shareholder.

NOTICES
70. NOTICES.
(a) Any written notice or other document may be served by the Company upon any Shareholder either personally, by facsimile, email or other electronic transmission, or by sending it by prepaid mail (airmail if sent internationally) addressed to such Shareholder at his or her address as described in the Register of Shareholders or such other address as the Shareholder may have designated in writing for the receipt of notices and other documents.
(b) Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the Secretary or the Chief Executive Officer of the Company at the principal office of the Company, by facsimile transmission, or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Office.
(c) Any such notice or other document shall be deemed to have been served:
(i) in the case of mailing, forty-eight (48) hours after it has been posted, or when actually received by the addressee if sooner than forty-eight hours after it has been posted, or
(ii) in the case of overnight air courier, on the next business day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three business days after it has been sent;
(iii) in the case of personal delivery, when actually tendered in person, to such addressee;
(iv) in the case of facsimile, email or other electronic transmission, on the first business day (during normal business hours in place of addressee) on which the sender receives automatic electronic confirmation by the addressee’s facsimile machine that such notice was received by the addressee or delivery confirmation from the addressee’s email or other communication server.
(d) If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 70.
(e) All notices to be given to the Shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.
(f) Any Shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.
(g) Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting, containing the information required by applicable law and these Articles to be set forth therein, which is published, within the time otherwise required for giving notice of such meeting, in either or several of the following manners (as applicable) shall be deemed to be notice of such meeting duly given, for the purposes of these Articles, to any Shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located either inside or outside the State of Israel:
(i) if the Company’s shares are then listed for trading on a national securities exchange in the United States or quoted in an over-the-counter market in the United States, publication of notice of a General Meeting pursuant to a report or a schedule filed with, or furnished to, the SEC pursuant to the Securities Exchange Act of 1934, as amended; and/or
(ii) on the Company’s internet site.
(h) The mailing or publication date and the record date and/or date of the meeting (as applicable) shall be counted among the days comprising any notice period under the Companies Law and the regulations thereunder.

AMENDMENT
71. AMENDMENT.
Any amendment of these Articles shall require the approval of the General Meeting of shareholders in accordance with these Articles.
FORUM FOR ADJUDICATION OF DISPUTES
72. FORUM FOR ADJUDICATION OF DISPUTES.
(a) Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the U.S. Securities Act of 1933, as amended including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. The foregoing provisions of this Article 72 shall not apply to causes of action arising under the U.S. Securities Exchange Act of 1934, as amended.
(b) Unless the Company consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law.
(c) Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article 72.
* * *

P
R
O
X
Y

C
A
R
D

ION ACQUISITION CORP 1 LTD.,

("ION")

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON JUNE 28, 2021

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the proxy statement/prospectus, dated June 8, 2021, to which this Proxy is attached, or in the Merger Agreement (as defined below).

The undersigned shareholder (the "Shareholder") hereby appoints Anthony Reich (the "Proxy Holder"), with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the "meeting") of ION, to be held on June 28, 2021, at 11:00 a.m. Eastern time, at https://www.cstproxy.com/ionacquisitioncorp1/sm2021, and at any postponements or adjournments thereof, as indicated in this Proxy. For the purposes of Cayman Islands law and the ION Articles, the physical location of the meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020.

The Shareholder acknowledges receipt of the proxy statement attached to the Notice of the Extraordinary General Meeting and revokes all prior proxies, if any, for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL PRESENTED TO SHAREHOLDERS. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be Held on June 28, 2021.

The Notice of the Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/ionacquisitioncorp1/sm2021

ION ACQUISITION CORP 1 LTD., ("ION") —
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark vote as indicated in this example **X**

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2021

____
SHAREHOLDER (please PRINT name)

____
SIGNATURE

____
NAME & TITLE (for corporate entities)

*** If this Proxy represents shares held by more than one person/entity, please list all such entities or provide separate proxies.**

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder). If no direction is made, this Proxy will be voted "FOR" each proposal presented to shareholders. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxy Holder will vote on such matter in its discretion.